________________________________________________________________________________
________________________________________________________________________________


                  OPEN-END SUBORDINATE INDENTURE OF MORTGAGE


                                    between


                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY


                                      and


                           BANK ONE, COLUMBUS, N.A.
                                                as Trustee




                                     Dated

                                     as of

                                 June 1, 1994


________________________________________________________________________________
________________________________________________________________________________

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
                                                         TABLE OF CONTENTS

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Parties                                                                                                             1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1
Granting Clauses:

         Grant and Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2
         Real Estate - Particular Designations  . . . . . . . . . . . . . . . . . . . . . . . . . .                 2
         Electric Transmission Lines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2
         Electric Distribution Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3
         Power Houses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3
         Franchises, Ordinances, Easements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .                 4
         Property Hereafter Acquired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4
         Property Hereafter Subject to the Lien
           of the Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4
         All Right, Title and Interest of the Company
           in the Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4

Excepted Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4
Habendum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5
Subject to Certain Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5
Grant in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 6
General Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 6


                                                             ARTICLE I
                                                            DEFINITIONS

SECTION 1.  Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 6
SECTION 2.  Construction of References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                16
SECTION 3.  Acts by Secured Parties, Agents, Representatives
                  or Designated Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                16
SECTION 4.  Determination of Amounts of Obligations . . . . . . . . . . . . . . . . . . . . . . . .                17
SECTION 5.  Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                17
SECTION 6.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                17

                                                            ARTICLE II
                                                           SUBORDINATION

SECTION 1.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                17
SECTION 2.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                18
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
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                                                            ARTICLE III
                                      SECURING OF ADDITIONAL OBLIGATIONS UNDER THIS INDENTURE

SECTION 1.  Additional Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                19
SECTION 2.  Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                23
SECTION 3.  Limit of Outstanding Obligations; Continuing Lien . . . . . . . . . . . . . . . . . . .                23
SECTION 4.  Toledo Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                23

                                                            ARTICLE IV
                                                PARTICULAR COVENANTS OF THE COMPANY

SECTION 1.  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                23
SECTION 2.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                24
SECTION 3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                24
SECTION 4.  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                24
SECTION 5.  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                24
SECTION 6.  Recordation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                24
SECTION 7.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                25
SECTION 8.  Subordination of Subsequent Mortgages . . . . . . . . . . . . . . . . . . . . . . . . .                25
SECTION 9.  Performance Under First Mortgage and Prior Liens  . . . . . . . . . . . . . . . . . . .                25
SECTION 10. Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                26
SECTION 11. Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                26
SECTION 12. Accountant's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                26
SECTION 13. Veracity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                26


                                                             ARTICLE V
                                                            [RESERVED]


                                                            ARTICLE VI
                                                            [RESERVED]


                                                            ARTICLE VII
                                              POSSESSION, USE AND RELEASE OF PROPERTY

SECTION 1.  Possession Until Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                26
SECTION 2.  Disposition Without Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                27
SECTION 3.  Disposition upon Release under First Mortgage
                  and Prior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                28
SECTION 4.  No Duty to Investigate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                28
SECTION 5.  Obligations and Powers of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .                28
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
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                                                           ARTICLE VIII
                                                            [RESERVED]


                                                            ARTICLE IX
                                                       REMEDIES UPON DEFAULT

SECTION 1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            29
SECTION 2.  Sale of Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
SECTION 3.  Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
SECTION 4.  Manner of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
SECTION 5.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            31
SECTION 6.  Appointment of Receiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            32
SECTION 7.  Waiver by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            32
SECTION 8.  Direction by the Control Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
SECTION 9.  Restoration to Former Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
SECTION 10. Suits in Name of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
SECTION 11. No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33


                                                             ARTICLE X
                                                            [RESERVED]


                                                            ARTICLE XI
                                             IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                                                      OFFICERS AND DIRECTORS

SECTION 1.  Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33


                                                            ARTICLE XII
                                                  CONSOLIDATION, MERGER AND SALE

SECTION 1.  No Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
SECTION 2.  Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
SECTION 3.  Lien upon Assets of Successor Corporation . . . . . . . . . . . . . . . . . . . . . . .            35


                                                           ARTICLE XIII
                                                            THE TRUSTEE

SECTION 1.  The Trustee Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            35
SECTION 2.  Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            37





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
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SECTION 3.  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
SECTION 4.  Cessation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
SECTION 5.  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
SECTION 6.  Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            40
SECTION 7.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            40
SECTION 8.  Trustee as Secured Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41
SECTION 9.  Appointment of a Co-Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41


                                                            ARTICLE XIV
                                                      SUPPLEMENTAL INDENTURES

SECTION 1.  Supplemental Indentures Without Consent of
                        Secured Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            42
SECTION 2.  Supplemental Indentures with Consent of Designated
                   Holders and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            43
SECTION 3.  Parties to Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .            43


                                                            ARTICLE XV
                                       CANCELLATION AND DISCHARGE OF LIEN OF THIS INDENTURE

SECTION 1.  Cancellation and Discharge of Lien  . . . . . . . . . . . . . . . . . . . . . . . . . .            44


                                                            ARTICLE XVI
                                                     MISCELLANEOUS PROVISIONS

SECTION 1.  No Benefit to Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44
SECTION 2.  Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44
SECTION 3.  Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            45
SECTION 4.  Certification; Notice; Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            45
SECTION 5.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            46
SECTION 6.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            46
SECTION 7.  Exclusion of Certain Further Permitted Obligations
                 Under Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . .            46


EXHIBIT A           PARCELS OF LAND OWNED BY THE COMPANY                                                        A
EXHIBIT B-1         CREDIT AGREEMENTS SECURED UNDER THIS INDENTURE                                            B-1
EXHIBIT B-2         FURTHER PERMITTED OBLIGATIONS AGREEMENTS INITIALLY SECURED UNDER THIS INDENTURE           B-2
EXHIBIT C           FIRST MORTGAGE INITIAL RECORDING INFORMATION                                              C-1
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
                  OPEN-END SUBORDINATE INDENTURE OF MORTGAGE
                  ------------------------------------------
   Maximum Principal Amount of Indebtedness Secured Hereby:  $1,500,000,000
   -------------------------------------------------------
                    This Indenture Secures Future Advances.
                    --------------------------------------

                 THIS OPEN-END SUBORDINATE INDENTURE OF MORTGAGE is dated as of
June 1, 1994, by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a public utility and corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and BANK ONE, COLUMBUS, N.A., a national banking association organized and existing under the laws of the United States (hereinafter called the "Trustee"). Capitalized terms used in the following recitals and granting clauses are used as defined in Section 1 of
Article 1 of this Indenture.

                                   RECITALS:
                                   ---------
                 WHEREAS, the Company deems it necessary from time to time to enter into obligations to further its corporate purposes and to secure hereunder those obligations and the obligations of the affiliates of the
Company in furtherance of those corporate purposes; and

                 WHEREAS, the Company and the affiliates of the Company have entered or will enter into those Obligations set forth in Exhibits B-1 and B-2 attached hereto; and

                 WHEREAS, the Company, as mortgagor, has granted a lien on and security interest in the mortgaged property pursuant to the terms of the First
Mortgage Indenture; and

                 WHEREAS, in consideration of the execution and delivery of certain modifications to certain of the Obligations set forth in Exhibits B-1 and B-2 attached hereto, and other good and valuable consideration, the Company hereby intends to secure the Obligations set forth in Exhibits B-1 and B-2 attached hereto by granting to the Trustee for the benefit of the Secured
Parties a lien on and security interest in the trust estate which lien and security interest are and shall be subordinate and junior in priority to the First Mortgage Lien and any Prior Liens; and

                 WHEREAS, the Board of Directors of the Company, at meetings thereof respectively duly convened and held, has duly authorized the execution and delivery of this Indenture to secure the Obligations;

                 WHEREAS, all the requirements of law and the regulations and articles of incorporation of the Company have been fully complied with and all other acts and things necessary to make this Indenture a valid, binding and legal instrument for the security of the Obligations have been done and performed; and

                 WHEREAS, the maximum principal amount of indebtedness that may be secured under this Indenture is $1,500,000,000.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 That the Company, in consideration of the promises and mutual covenants herein contained, the execution and delivery by the Secured Parties concurrently with the execution and delivery of this Indenture of certain modifications to certain of those Obligations, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the Obligations according to their tenor and effect, and the performance and observance of all the covenants and conditions in the Obligations and herein contained, has executed and delivered this Indenture, and does hereby grant a lien on and security interest in and transfer unto the Trustee, which lien and security interest are and shall be subordinate and junior in priority to the Permitted Liens including the First Mortgage Lien and any Prior Liens, the mortgaged property as follows:

                                     FIRST.

                 All those certain pieces or parcels of land, including the improvements thereon, owned by the Company and described in Exhibit A attached hereto.

                                    SECOND.

                 Also all high tension electric transmission lines, including the 132,000 volt transmission lines of steel tower construction together with wires, insulators and other fixtures, extending from the Ashtabula Station of the Company located in Ashtabula County, Ohio, through Ashtabula, Lake, Geauga, Cuyahoga and Lorain counties to the Avon Station of the Company located in Lorain County, Ohio, and the extensions therefrom in Lorain County to the City of Lorain, Ohio, and in Cuyahoga County to the Clinton, Grant and Oak Substations of the Company and to the Summit County line; also including the 66,000 volt underground transmission lines, together with wires, cables, conduits and other fixtures, extending from the Lake Shore Station of the Company at East 70th Street, Cleveland, Cuyahoga County, to the Newburgh, Oak and Grant Substations; and also including all 11,000 volt and 33,000 volt transmission lines overhead and underground, together with towers, poles, wires, cables, conduits, transformers, insulators and other fixtures, connected with the aforesaid high tension lines and with the various substations and switching stations of the Company--constituting an inter-connected electric transmission system located in the Counties of Ashtabula, Lake, Geauga, Cuyahoga and Lorain, Ohio--together with all parcels of land owned by the Company and all easements and rights-of-way granted to the Company in and to other parcels of land, upon, over and through which parcels of land the aforesaid transmission lines of the Company are, in part, located and constructed; which parcels of land, easements and rights-of-way have been acquired by and vested in the Company under decrees of court in appropriation proceedings and by conveyances from various grantors to the Company, which conveyances are recorded in the offices of the Recorders of the several counties in which the aforesaid transmission lines are located; subject to mortgages or other liens which may exist as to any of said parcels of land upon, over or through which the aforesaid transmission lines of the Company are located and constructed.

                                     THIRD.

                 Also the electric distribution systems of the Company located in the State of Ohio in the Counties of Cuyahoga, Lake, Geauga, Ashtabula, Lorain, Summit and Trumbull, whether underground or overhead or otherwise, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, transformers, insulators, meters, electrical connections, lamps, fuses, junction boxes and other fixtures comprising said systems.

                                    FOURTH.

                 Also all power houses, plants and substations owned by the Company together with all and singular the electrical and mechanical appliances appurtenant thereto of every nature whatsoever now owned or, subject to the provisions of Article XII, hereafter to be acquired, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, motors, condensers, pumps, switchboards, transformers, piping, wiring, and all and every character of mechanical appliance for generating, transmitting or distributing electricity or electrical energy or steam heat in any form whatsoever, subject, however, as to power houses and plants, and the electrical and mechanical appliances appurtenant thereto, located on artificially filled lands bordering on Lake Erie, to such rights as the State of Ohio or any governmental authority may have under the common law of the State of Ohio, the statutes thereof, including the Act of March 20, 1917 (107 Ohio Laws 587) and the Act of April 17, 1925 (111 Ohio Laws 417) enacted by the General Assembly of the State of Ohio and to the powers of the United States Government and the public rights of navigation and fishery.

                 Also all transmission and distribution systems used for the transmission and distribution of electrical energy for light, heat and power or any other purpose whatsoever, whether underground or overhead or otherwise, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, transformers, insulators, meters, electrical connections, lamps, fuses, junction boxes and other fixtures now owned by the Company or, subject to the provisions of Article XII, which it may hereafter acquire.

                 Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII, which it may hereafter acquire.

                                     FIFTH.

                 Also all franchises of the Company and all permits, ordinances, easements, privileges, immunities and licenses; all rights to construct, maintain and operate overhead and underground systems for the distribution and transmission of electric current or other agencies for the supply to itself or others of light, heat and/or power; all rights-of-way; and all grants and consents; whether said franchises, permits, ordinances, easements, privileges, immunities, licenses, rights, rights-of-way, grants and consents are now owned or, subject to the provisions of Article XII, may hereafter be acquired, owned, held, or enjoyed by the Company.

                                     SIXTH.

                 Also, subject to the provisions of Article XII, all other property, real, personal and mixed including, without limitation, equipment (except as herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

                                    SEVENTH.

                 Also any and all property of any kind or description which may from time to time after the date of this Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

                                    EIGHTH.

                 Together with all and singular the buildings, improvements, tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof; with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                 EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Indenture and from the lien hereof:

                          (a) All bills, notes and accounts receivable, cash on hand or in banks, contracts, operating agreements and choses in action and the

                 Company's interest in existing leases in which the Company is lessor (but not in which the Company is lessee) and in leases hereafter made of portions of the mortgaged property in which the Company is lessor (but not in which the Company is lessee);

                          (b) All shares of stock and other certificates or evidences of interest therein, and all bonds, notes and other evidences of indebtedness or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company;

                          (c) All materials, merchandise, appliances and supplies acquired for the purposes of resale or leasing to its customers in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes; and

                          (d) All electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business.

                 AND FURTHER EXPRESSLY EXCEPTING AND EXCLUDING from this Indenture and from the lien hereof, all property, permits and franchises of any other corporation of whatever character, shares of stock or securities whereof, or obligations secured by lien upon the properties and franchises whereof, that may be now owned or hereafter acquired or possessed by the Company, notwithstanding the fact that the Company may own or hereafter acquire all or substantially all of the shares of stock or other securities issued by, or secured by lien upon property of, any such corporation, or that any such corporation may be incorporated or organized at the instance of or for the account of the Company, or that all or any part of the shares of stock or other securities of such corporation may be subjected to the lien hereof by the Company.

                 AND FURTHER EXPRESSLY EXCEPTING AND EXCLUDING from this Indenture and from the lien hereof (to the extent, if any, not excepted and excluded therefrom by other provisions of this Indenture), all Nuclear Fuel, all of the following as defined in the Facility Lease (Beaver Valley): all of the Company's interest in the Undivided Interest, the Capital Improvements and the Ground Lease Property; and all of the following as defined in the Facility Lease (Bruce Mansfield): all of the Company's interest in the Undivided Interest, the Undivided Site Interest, the Easements, the Ancillary Rights, and any mineral rights on or under the Site.

                 TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

                 SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to the First Mortgage Lien and any Prior Liens, to existing leases other than leases which by their terms are subordinate to the lien of this Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as hereinafter in Article I defined, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and also any restrictions as to use imposed by law and to the lien of certain judgments against the Company not exceeding $1,000,000 in aggregate amount, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company now owns or may hereafter acquire any property subject to the lien hereof, and to undetermined liens and charges, if any, incidental to construction or other existing Permitted Liens as hereinafter defined in Article I;

                 IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all present and future Secured Parties, or any of them, without preference of any of said Secured Parties over any other Secured Parties by reason of priority in time of the execution of any Obligation;

                 AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the trust estate is to be held and applied subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of the Secured Parties, or any of them, as follows:

                                   ARTICLE I

                                  DEFINITIONS

              SECTION 1. Terms. The terms defined in this Article I shall, for all purposes of this Indenture and of all indentures supplemental hereto now or hereafter entered into in accordance with the provisions hereof, have the meanings herein specified, unless the context otherwise requires:

              "Accountant." The term "Accountant" shall mean any individual, co-partnership or corporation, engaged in the accounting profession selected and paid by the Company and who may be an officer or employee of the Company.

              "Accountant's Certificate." The term "Accountant's Certificate" shall mean a certificate or opinion signed by an Accountant which shall set forth, in addition to any other calculation or information required hereunder, the following: (i) the depreciated book value of the mortgaged property (and separately identifying in such calculation the depreciated book value of any Property Additions); (ii) the principal amount of outstanding First Mortgage Bonds; (iii) the principal amount of outstanding prior lien bonds; (iv) the principal amount of all other indebtedness and obligations for the payment of money secured by other Permitted Liens; (v) the principal amount of any judgment liens; (vi) the Credit Limit; and (vii) the Credit Exposure (including its separate components as set forth in the definition thereof), all of which shall be calculated under generally accepted accounting principles.

              "Affiliate of the Company." The term "affiliate of the Company" shall mean any Person or corporation controlling, controlled by, or under direct or indirect common control with, the Company.

              "Agent." The term "Agent" shall mean (i) with respect to any Credit Agreement to which more than one Bank is a party, the agent authorized to exercise remedies on behalf of the Banks which are parties to such Credit Agreement and (ii) with respect to any Credit Agreement to which only one Bank is a party, such Bank.

              "Bank." The term "Bank" shall mean any banking, lending or financial institution which has entered into a Credit Agreement or which hereafter enters into a Credit Agreement in substitution for or in addition to that Credit Agreement and, in each case, its successors and assigns thereunder.

              "Bank Obligations." The term "Bank Obligations" shall mean obligations now existing and hereafter coming into existence and indebtedness of the Company, whether direct, indirect, unknown, or contingent, due and owing to a Bank, an L/C Bank or an Agent under the Credit Agreement to which such Bank, L/C Bank or Agent is a party, including the obligation to pay principal of and interest on the loans made thereunder, the obligation to pay fees and expenses thereunder and the obligation to reimburse any L/C Bank for its L/C Payments.

              "Board." The term "Board of Directors" shall mean the Board Directors of the Company; and the term "Board" shall mean either the Board of Directors or the Executive Committee of the Board of Directors.

              "Certified resolution." The term "certified resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, under its corporate seal, to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

              "Commitment." The term "Commitment" shall mean, with respect to any Bank, the aggregate principal amount of credit which such Bank is initially obligated to provide to the Company under the Credit Agreement to which it is a party upon execution of such Credit Agreement (as such aggregate amount may be adjusted from time to time pursuant to the terms thereof, but without regard to any reduction resulting from usage) or if such Commitment shall have been terminated, such Bank's pro rata share of the sum of (i) the amount available to be drawn under the relevant Letter of Credit (without regard to whether any conditions to drawing under such Letter of Credit have been satisfied); (ii) the amount of all unreimbursed L/C Payments owing under such Credit Agreement; and (iii) the aggregate outstanding principal amount of loans under such Credit Agreement, at the date such amount is to be determined for purposes of this Indenture.

              "Company." The term "Company" shall mean the party of the first part hereto, The Cleveland Electric Illuminating Company, and, subject to
Article XII, shall also include its successors and assigns.

              "Control Party." The term "Control Party" shall mean (a) in the case of an Event of Default arising solely under subsection (d) of Section 1 of
Article IX, the Agent or Representative which delivered the Notice of Actionable Event unless more than one Agent or Representative delivered such a Notice of Actionable Event (collectively, the "Group"), in which case "Control Party" shall mean a Person authorized to act on behalf of those Agents and Representatives which represent at least 66-2/3% of the aggregate Credit Exposure then represented by the Group, and (b) in the case of an Event of Default arising under subsections (a), (b) or (c) of Section 1 of Article IX, or arising under any of those subsections and under subsection (d) thereof, the Designated Holders.

              "Corporation." The term "corporation" shall also include voluntary associations, joint stock companies and business trusts.

              "Counsel." The term "counsel" shall mean counsel, who may be counsel to the Company, acceptable to the Trustee.

              "Credit Agreement." The term "Credit Agreement" shall mean (i) each credit agreement and guaranty identified in Exhibit B-1 hereto and (ii) any other credit agreement or guaranty entered into by the Company or its affiliates with a Bank which provides for the extension of loans to, or the issuance of Letters of Credit for, the Company or its affiliates, or which guarantees reimbursement obligations in respect thereof, and any modifications, extensions, renewals or refinancings of any of the foregoing, and, in each case, which by its terms states it is to be a "Credit Agreement" hereunder.

              "Credit Exposure." The term "Credit Exposure" shall mean the aggregate of (i) with respect to the Banks, the aggregate Commitments and (ii) with respect to all Further Permitted Obligations Agreements (but not including a Further Permitted Obligations Agreement which is secured by a Letter of Credit issued under a Credit Agreement), the maximum aggregate principal amount of the indebtedness which may under the terms thereof be outstanding thereunder at any one time; provided, however, that there shall be excluded from the term Credit Exposure for purposes of this Indenture the unpaid balances of advances pursuant to Section 5 of Article IV hereof.

              "Credit Limit." The term "Credit Limit" shall mean the depreciated book value of the mortgaged property (but not including Property Additions unless the requirements of Section 1 of Article III with respect to such Property Additions have been met) less the aggregate of the principal amount of outstanding First Mortgage Bonds, the principal amount of outstanding prior lien bonds, the principal amount of all other indebtedness and obligations for the payment of money secured by other Permitted Liens and the principal amount of any judgment liens, all as calculated by an

Accountant under generally accepted accounting principles and set forth in an Accountant's Certificate.

              "Designated Holders." The term "Designated Holders" shall mean Secured Parties holding more than 66-2/3% of the Credit Exposure.

              "Event of Default." The term "Event of Default" shall mean any Event of Default specified in Section 1 of Article IX, continued for the period of time, if any, therein designated.

              "Facility Lease (Beaver Valley)" means, collectively, the facility leases dated as of September 15, 1987, as the same may from time to time be amended, supplemented or modified, among The First National Bank of Boston, as owner trustee, and the Company and Toledo, as lessees, for the benefit of certain owner participants, as identified therein, with respect to certain interests in the Beaver Valley Power Station, Unit No. 2.

              "Facility Lease (Bruce Mansfield)" means, collectively, the facility leases, dated as of September 30, 1987, as the same may from time to time be amended, supplemented or modified, between Meridian Trust Company, as lessor, and the Company and Toledo, as lessees, with respect to certain interests in the Bruce Mansfield Power Plant, Units 1, 2, and 3.

              "First Mortgage." The term "First Mortgage" shall mean the Mortgage and Deed of Trust dated July 1, 1940, between the Company and Guaranty Trust Company of New York (predecessor of Morgan Guaranty Trust Company of New
York), as trustee, as extended, recast, replaced, amended, supplemented, restated or renewed from time to time (except as otherwise specified herein), and which was first filed for record in the counties set forth in Exhibit C hereto.

              "First Mortgage Lien." The term "First Mortgage Lien" shall mean the lien created by or under the First Mortgage on the mortgaged property.
That lien is and shall be superior and senior in priority to the lien hereof.

              "First Mortgage Bonds." The term "First Mortgage Bonds" shall mean all bonds, obligations or indebtedness now or hereafter secured by the First Mortgage.

              "Further Permitted Obligations." The term "Further Permitted Obligations" shall mean the principal of, premium, if any, and interest on any indebtedness secured hereby in accordance with Section 1 of Article III hereof that does not constitute Bank Obligations.

              "Further Permitted Obligations Agreement." The term "Further Permitted Obligations Agreement" shall mean (i) the Further Permitted Obligations Agreements identified in Exhibit B-2 hereto and (ii) any other agreement or document entered into by the Company or its affiliates with any Person, as amended, extended or modified from time to time, which creates Further Permitted Obligations and which by its terms states it is to be a "Further Permitted Obligations Agreement" hereunder.

              "Further Permitted Obligations Lenders." The term "Further Permitted Obligations Lenders" shall mean creditors under Further Permitted Obligations Agreements and their successors and assigns thereunder.

     "Indenture." The term "Indenture" shall mean this instrument and all indentures supplemental hereto.

              "Letter of Credit." The term "Letter of Credit" shall mean each letter of credit issued by an L/C Bank pursuant to a Credit Agreement, together with all amendments thereto, or any other letter of credit, together with all amendments thereto, issued by an L/C Bank in substitution therefor.

              "L/C Bank." The term "L/C Bank" shall mean any banking institution which has issued or shall issue a Letter of Credit pursuant to a Credit Agreement and, in each case, its successors and assigns thereunder.

              "L/C Payment." The term "L/C Payment" shall mean any payment made by an L/C Bank under its Letter of Credit.

              "Lien of the Indenture." The term "lien hereof" or "lien of the Indenture" or "lien of this Indenture" shall mean the lien and security interest created by these presents (including the after-acquired property clauses hereof), or created by any subsequent conveyance to the Trustee hereunder (whether made by the Company or any other corporation or any individual or co-partnership) or otherwise created, effectively constituting any property a part of the security held by the Trustee for the benefit of the Secured Parties which lien and security interest are and shall be subordinate and junior in priority to Permitted Liens, including the First Mortgage Lien and any Prior Liens.

              "Liens upon rights-of-way for transmission or distribution line purposes." The term "liens upon rights-of-way for transmission line or distribution line purposes" shall mean any mortgages, liens or other encumbrances created by others than the Company and any renewal or extension of any such lien, mortgage or other encumbrance, which at the particular time in question, are liens upon the lands over which easements or rights-of-way for transmission or distribution line purposes are held, securing bonds or other indebtedness which have not been assumed or guaranteed by the Company or on which the Company does not customarily pay interest charges.

              "Moody's." The term "Moody's" shall mean Moody's Investors Service, its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Trustee.

              "Mortgaged property." The terms "mortgaged property" or "trust estate" shall mean as of any particular time the property which at said time is covered or intended to be covered by the lien of this Indenture pursuant to the granting clauses hereof or of any supplemental indenture hereto.

              "Notice of Actionable Event." The term "Notice of Actionable Event" shall mean (i) a notice from an Agent of the occurrence of an event of default under its Credit Agreement which (a) has resulted in the acceleration of the maturity of the debt under that Credit Agreement, or (b) is the basis for the declaration in such Notice of Actionable Event that any such debt is immediately due and payable, or (ii) a notice from any Representative of the occurrence of an event of default under any Further Permitted Obligations Agreement which has resulted in the acceleration of the maturity of the debt under that Further Permitted Obligations Agreement, or is the basis for the declaration in such Notice of Actionable Event that any such debt is immediately due and payable. A Notice of Actionable Event has been "given" when any of the notices referred to in clause (i) or clause (ii) of the immediately preceding sentence have been received by a responsible officer of
the Trustee.   A Notice of Actionable Event is "outstanding" at all times after such Notice of Actionable Event has been given until such time, if any, as such Notice of Actionable Event has been rescinded. A Notice of Actionable Event has been "rescinded" when, after a Notice of Actionable Event has been given, all the Persons giving such notices have subsequently delivered to a responsible officer of the Trustee a certificate or certificates stating that there exists no actionable event referred to in the applicable Notice of Actionable Event with respect to the Bank Obligations (in the case of an Agent) or with respect to the Further Permitted Obligations (in the case of a Representative).

              "Nuclear Fuel." The term "Nuclear Fuel" shall mean (i) any substance, material or fuel element, including nuclear fuel and associated means (and any similar or analogous substance or device), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise, or formerly comprising, the core, or other part, of a nuclear reactor or any similar or analogous device, (ii) any substance, material or fuel element, including nuclear fuel and associated means (and any similar or analogous substance or device) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (iii) any substance, material or fuel element formerly comprising such nuclear fuel and associated means (or any similar or analogous substance or device) and which are undergoing or have undergone, reprocessing and (iv) uraniun, thorium, plutonium and any other substance or material from time to time used or selected for use by the Company as fuel materials, or as potential fuel material, in a nuclear reactor or any similar or analogous device.

              "Obligations." The term "Obligations" shall mean all Bank Obligations and all Further Permitted Obligations. The term "outstanding," when used with reference to Obligations, shall mean as of any particular time all Obligations set forth in Exhibits B-1 and B-2 attached hereto, together with any additional Obligations secured hereunder pursuant to Article III hereof, except Obligations terminated or discharged at or prior to the particular time.

              "Officers' certificate." The term "officers' certificate" shall mean a certificate signed and verified by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company.

              "Opinion of counsel." The term "opinion of counsel" shall mean an opinion or opinions in writing signed by counsel.

              "Outstanding." The term "outstanding," when used with respect to Obligations, shall have the meaning specified in the definition of Obligations, and, when used with respect to First Mortgage Bonds or prior lien bonds, shall have the meaning specified in the First Mortgage, and, when used with respect to any other indebtedness of the Company or another corporation, shall mean indebtedness other than that indebtedness which has been terminated or discharged at or prior to the particular time.

              "Permitted Liens."  The term "Permitted Liens" shall mean:

                      (a) liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the rights-of-way in question or other lands adjacent thereto;

                      (b) undetermined liens and charges incidental to construction to the extent not prohibited by Section 2 of Article IV;

                      (c) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the mortgaged property;

                      (d)      the lien of taxes for the then current year;

                      (e) the lien of taxes and assessments not at the time due;

                      (f) the lien of specified taxes and assessments already due but the validity of which is being contested at the time by the Company in good faith, unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any of the mortgaged property may be lost or forfeited;

                      (g)      the First Mortgage Lien;

                      (h) the lien of the first indenture (including any supplemental indentures thereto) executed by the surviving entity of any merger of Toledo into the Company or of the Company into Toledo, or of any consolidation of the Company and Toledo, which
              (i) secures indebtedness of that surviving entity and (ii) provides that no First Mortgage Bonds may be issued while such indebtedness is outstanding, except to the trustee under such indenture; and

                      (i)      any Prior Liens.

              The term "Permitted Liens" shall also mean and include as of any particular time any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority to the extent applicable to Nuclear Fuel.

              "Person." The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Prior Lien." The term "Prior Lien" shall have the meaning assigned to the term "prior lien" in the First Mortgage, as in effect on the date hereof.

              "Prior lien bonds." The term "prior lien bonds" shall mean bonds, obligations or indebtedness secured by a Prior Lien. The term "outstanding prior lien bonds" shall have the meaning assigned to that term in the First Mortgage, as in effect on the date hereof.

              "Property Additions." The term "Property Additions" shall mean any new or additional property, real or personal (including separate and distinct units, plants, systems and properties), located within the State of Ohio, or located in any other State if such property is physically connected with any of the properties of the Company located in Ohio, either directly or through other property of the Company, and improvements, extensions or additions (including in these terms equipment and appliances installed as a part of the fixed property of the Company) to or about the plants or properties of the Company purchased, constructed or otherwise acquired by the Company after the date of the execution and delivery of this Indenture, and in every case used or useful for the business of generating, manufacturing, transmitting, distributing or supplying electricity for light, heat, cold, power, or other purposes, and in every case properly chargeable to fixed property accounts under the regulations, rules and orders, if any, with respect to such matters, in force at the time, of The Public Utilities Commission of Ohio or other public body or authority having jurisdiction or supervisory authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in the opinion of the signers of a certificate of the nature of an Engineer's Certificate (as defined in the First Mortgage).

              "Property Additions" as so defined, without limitation of the general import of such term, shall include:

                      (a) subject to Article XII, property acquired by the Company or by a successor corporation as a result of any consolidation or merger to which the Company or any successor corporation may be a party;

                      (b) permanent improvements, extension or additions to or about the properties of the Company in the process of construction or partially completed, in so far as actually constructed or completed;

                      (c) property purchased, constructed or otherwise acquired to replace property retired;

                      (d) easements, rights-of-way and leases over private property for towers, poles, wires, conduits or mains, or for transmission line or distribution line purposes, and rights, permits or licenses to use or appropriate water, or to overflow the land of others by the erection of dams or otherwise, and transmission line or distribution line equipment or dams or other similar structures installed by the Company on any such land, provided that, in the opinion of counsel, such easements, rights-of-way and leasehold interests or such rights, permits or licenses shall run for an unlimited or indeterminate or indefinite period of time, or for a period of time extending beyond the date of maturity of all Obligations then outstanding under this Indenture and all additional Obligations proposed to be secured at the particular time in question, or the Company has power under eminent domain or similar statutes to condemn and acquire such rights-of-way or rights-of-way adjacent thereto, or to acquire rights, permits, or licenses sufficient for its purposes to use or appropriate water or overflow said lands, as the case may be;

                      (e) transmission line or distribution line equipment or dams or other similar structures located or constructed on, over or under public highways or other public property, provided that the Company shall, in the opinion of counsel, have the lawful right under permits or franchises granted by a governmental body having jurisdiction in the premises or by the law of the State in which such property is located to maintain and operate such equipment or structures for an unlimited, indeterminate or indefinite period of time or for the period, if any, specified in such permit or franchise or law and that the terms of such permit or franchise or law do not contain any provisions giving to any public authority the right to take over such equipment without the payment of fair consideration therefor; and

                      (f) provided that the Company shall have acquired good title to the artificially filled land extending beyond the natural shore line of Lake Erie in front of the land owned by the Company described in the First Mortgage as Parcels Nos. 1 to 18, inclusive, of the kind described in Subdivision (e)(1) of Section 5 of Article III of the First Mortgage or shall have acquired the right to occupy said land as described in Subdivision (e)(4) of said Section 5, permanent improvements, extensions or additions to or about the plant and property of the Company located on the site of said artificially filled land (but only those constructed or installed after the date of the execution and delivery of this Indenture), provided, however, that until the Company shall have delivered to the Trustee an opinion of counsel with respect to good title to such artificially filled land, the aggregate amount with respect to any such improvements, extensions or additions which shall be deemed to be Property Additions and which may be made the basis of securing additional Obligations shall not exceed Fourteen million two hundred fifty thousand dollars ($14,250,000).

              "Property Additions" as so defined shall not include:

                      (aa)     good will or going concern value;

                      (bb) any contracts or operating agreements or franchises or governmental permits, granted or acquired, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto;

                      (cc) any shares of stock or certificates or evidences of interest therein, or any bonds, notes or other evidences of indebtedness or certificates of interest therein or any other securities;

                      (dd) any materials, merchandise, appliances or supplies acquired for the purpose of resale or leasing to its customers in the ordinary course and conduct of the business of the Company, or any materials or supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes; or

                      (ee) leasehold estates, rights-of-way, or easements, with respect to land owned by others and additions installed by the Company on leasehold estates, rights-of-way or easements, or under any permits or franchises granted by a governmental body, except as permitted by Subdivisions (d) and (e) of this definition.

              "Representative." The term "Representative" shall mean (i) with respect to any Further Permitted Obligations Agreement to which more than one Further Permitted Obligations Lender is a party, the Person authorized to exercise remedies on behalf of the Further Permitted Obligations Lenders which are parties to such Further Permitted Obligations Agreement and (ii) with respect to any Further Permitted Obligations Agreement to which only one Further Permitted Obligations Lender is a party, such Further Permitted Obligations Lender.

              "Responsible officer of the Trustee." The term "responsible officer of the Trustee" shall mean the chairman of the board of directors, the president, every vice-president, the secretary, the treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers respectively or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject.

              "Secured Parties." The term "Secured Parties" shall mean the holders from time to time of the Obligations.

              "S&P." The term "S&P" shall mean Standard & Poor's Ratings Group, its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Trustee.

              "Supplemental indenture." The term "supplemental indenture" or "indenture supplemental hereto" shall mean any indenture supplemental to this Indenture now or hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

              "Toledo."  The term "Toledo" shall mean The Toledo Edison Company.

              "Toledo Subordinate Indenture." The term "Toledo Subordinate Indenture" shall mean that certain Open-End Subordinate Indenture of Mortgage between Toledo and Bank One, Columbus, N.A., as Trustee, dated as of June 1, 1994.

              "Trustee." The term "Trustee" shall mean at a particular time the original or successor Trustee then serving as such under this Indenture.

              "Trust estate."  See definition of "mortgaged property."

              SECTION 2. Construction of References. The terms defined in this Indenture shall, for purposes of this Indenture, have the meanings assigned to them and shall include the plural as well as the singular. All references in this Indenture to designated Articles, sections and other subdivisions are to designated Articles, sections and other subdivisions of this Indenture, and the words "hereof," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, section or other subdivision. Except as otherwise indicated, all agreements or instruments herein defined or referred to shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof. Any term defined in this Indenture by reference to the meaning given to such term in another document shall survive the termination of such other document.

              SECTION 3. Acts by Secured Parties, Agents, Representatives or Designated Holders. Any request, demand, authorization, direction, certificate, notice, acceptance, consent, waiver or other action permitted or required by this Indenture to be given or taken by the Secured Parties, by any Agent, by any Representative or by the Designated Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Persons either in person or by one or more duly authorized agents and, except as otherwise expressly provided such action shall become effective when such instrument or instruments are received by a responsible officer of the Trustee. The instrument or instruments evidencing such action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as the "Act" of the Persons signing such instrument or instruments. The Trustee shall be entitled to rely conclusively, and shall be fully protected in relying, on an Act of a Person purporting to act on behalf of the holder of any of the Obligations; PROVIDED, HOWEVER, that prior to so relying, the Trustee may (but shall not be obligated to) require any individual acting on behalf of the holders of Obligations purported to be represented by such Person to present such documents as the Trustee may reasonably require in order to establish the authority of the individual so acting.

              SECTION 4. Determination of Amounts of Obligations. Whenever the Trustee is required to determine the amount of any of the Obligations or the amount of any Credit Exposure for any purpose of this Indenture, it shall (unless otherwise directed by a court of competent jurisdiction) be entitled to determine such amounts on the basis of certificates of (i) the relevant Agent in the case of Bank Obligations and/or the Commitments and (ii) the relevant Representative in the case of the Further Permitted Obligations; PROVIDED, HOWEVER, that if, after receipt of a written or oral (promptly confirmed in writing) request from the Trustee, the Agent or the Representative, or other Person designated on behalf of any thereof, shall fail to certify as to such amounts to be certified by such Person, the Trustee shall be entitled to determine such amounts by such method as the Trustee may, in its sole discretion, determine, including without limitation on the basis of an officer's certificate. The Trustee may rely conclusively, and shall be fully protected in relying, on the determination made by it in accordance with the provisions of the immediately preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any holder of any Obligation or any other Person as a result of such determination.

              Upon the execution of any Credit Agreement or Further Permitted Obligations Agreement, the Company will provide the Trustee with an executed copy thereof.

              SECTION 5. Effect of Headings. The Section headings and the Table of Contents herein are for convenience of reference only, do not constitute a part of this Indenture and shall not affect the construction hereof or be taken into consideration in interpreting this Indenture.

              SECTION 6. Governing Law. The provisions of this Indenture shall be governed by and construed in accordance with the laws of the State of Ohio.

                                   ARTICLE II

                                 SUBORDINATION

              SECTION 1. Subordination. The lien of this Indenture is and shall remain subordinate and junior in priority to Permitted Liens, including the First Mortgage Lien for the security of all First Mortgage Bonds now authenticated and delivered and hereafter to be authenticated and delivered under the First Mortgage and any Prior Liens securing the payment of any prior lien bonds including any extension, recast, replacement, amendment, supplement, restatement or renewal of Permitted Liens, including the First Mortgage or any Prior Lien and irrespective of any modification of the First Mortgage or any Prior Lien or any of the First Mortgage Bonds or prior lien bonds or the issuance of any additional First Mortgage Bonds or prior lien bonds. In the event of a merger of the Company into Toledo, the lien of this Indenture (1) shall be subordinate and junior in priority to Permitted Liens as such term is defined in the Toledo Subordinate Indenture, and (2) shall not be considered a "prior lien" as defined in the First Mortgage (in this context, as such term is used in the Toledo Subordinate Indenture).

              Notwithstanding the provisions of Section 5 of Article IX hereof, any proceeds realized from the sale or other disposition of the mortgaged property, any part thereof or any interest therein, upon foreclosure of the First Mortgage or any Prior Lien and this Indenture shall be applied as follows:

              First:           to the payment of all sums and amounts due and
              -----            owing under the First Mortgage or such Prior
                               Lien, including, but not limited to, the payment in full of all of the First Mortgage Bonds and any prior lien bonds;

              Second:          the balance, if any, to the payment of all sums
              ------           and amounts due and owing and secured by this
                               Indenture.

              In the event that, in violation of the foregoing paragraph, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee before the First Mortgage Bonds or prior lien bonds are paid in full, or provisions made for such payment in accordance with the terms of the First Mortgage Bonds and the First Mortgage and the Prior Liens and prior lien bonds, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the trustee under the First Mortgage and Prior Lien for application to the payment of all payments on the First Mortgage Bonds and prior lien bonds remaining unpaid to the extent necessary to make all such payments on the First Mortgage Bonds and prior lien bonds in full in accordance with the terms thereof after giving effect to any concurrent payment or distribution to the holders of the First Mortgage Bonds and the prior lien bonds, or to the trustee under the First Mortgage for the benefit of holders of the First Mortgage Bonds or under the Prior Lien for the benefit of holders of prior lien bonds. For purposes of this Section, the Trustee may rely conclusively upon, and shall be fully protected in relying upon, a certificate of the trustee under the First Mortgage with respect to the outstanding balance of the First Mortgage Bonds or any prior lien bonds.

              SECTION 2. Further Assurances. The Trustee from time to time will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary to effectuate the intent of this Indenture, especially to make the lien hereof subordinate and junior in priority (1) to Permitted Liens, including the First Mortgage Lien and any Prior Liens, and (2) in the event of a merger of the Company into Toledo, to Permitted Liens as such term is defined in the Toledo Subordinate Indenture.

                                  ARTICLE III

            SECURING OF ADDITIONAL OBLIGATIONS UNDER THIS INDENTURE

              SECTION 1. Additional Obligations. The Company may, from time to time, secure under this Indenture additional Further Permitted Obligations incurred under existing or additional Further Permitted Obligations Agreements and additional Bank Obligations incurred under existing or additional Credit Agreements, on an equal and ratable basis with all other Obligations secured hereunder, PROVIDED that the Credit Exposure, after giving effect to such transaction, will not exceed the Credit Limit (but not including in such calculation Property Additions unless the conditions set forth below for the inclusion of such Property Additions in such calculation are met) and PROVIDED FURTHER that the Trustee is given (i) a certified resolution of the Board of Directors of the Company authorizing the securing of such Further Permitted Obligations or Bank Obligations, as the case may be, under this Indenture; (ii) an Officers' Certificate stating that no Event of Default hereunder, no event that with the giving of notice or the passage of time (or both) would constitute an Event of Default hereunder and no potential default or event of default as defined in any of the Credit Agreements or any of the Further Permitted Obligations Agreements has occurred and is continuing, that no Notice of Actionable Event is outstanding or will result from such transaction and that the Credit Exposure, after giving effect to such transaction, will not exceed the Credit Limit; (iii) an Opinion of Counsel stating (A) that such Further Permitted Obligations Agreement or such Credit Agreement, as the case may be, does not violate the terms hereof or of the Credit Agreements or the Further Permitted Obligations Agreements then in effect, (B) that such Further Permitted Obligations or the Bank Obligations to be incurred will constitute Obligations secured hereunder, (C) that the execution of and the delivery, issuance and compliance with the terms of such Further Permitted Obligations Agreement or Credit Agreement, as the case may be, have been duly authorized by the Company and by any and all governmental authorities whose consent is requisite to such execution, delivery, issuance or compliance, and, unless such opinion shall state that no consent of any governmental authority is requisite to such execution, delivery, issuance or compliance, it shall specify any official certificates or other documents by which such consent is evidenced, and the same shall accompany such opinion, (D) that a supplemental indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby with respect to such Further Permitted Obligations or Bank Obligations, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective, (E) that since the date of the last previous opinion of counsel filed with the Trustee pursuant to Section 1 of this Article III (or since the date of the execution and delivery of this Indenture if no such opinion was filed), no mortgaged property which is still owned by the Company has become and still remains subject to any lien not existing thereon at such previous date prior to the lien of this Indenture as security for such Further Permitted Obligations or Bank Obligations, excepting specified judgment liens and Permitted Liens and (F) that all conditions precedent provided for in this Indenture relating to the securing of such Further Permitted Obligations or Bank Obligations have been compiled with, and that the amount of Obligations then secured by this Indenture will not exceed the amount at the time permitted by law; (iv) an Accountant's Certificate stating that the Credit Exposure, after giving effect to such transaction, will not exceed the Credit Limit as to be calculated under this Article III, which certificate shall include the statements required by Section 4 of Article XVI and (v) an executed copy of such Further Permitted Obligations Agreement or the Credit Agreement, as the case may be, or a copy certified by an officer's certificate to be a true copy thereof.

              Any Property Additions shall be included in the calculation of the Credit Limit under this Article III only if prior to or concurrently with the delivery of the foregoing items to the Trustee, the Trustee shall also have received with respect to such Property Additions

               (i) an Opinion of Counsel stating that:

                      (1) the Company has, or upon delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion will have, good title to any tracts or parcels of land and the improvements thereon included in those Property Additions (except such as have been retired and except such with respect to which the Company can furnish the opinion of counsel described in paragraph (4) of this subdivision), subject only to such defects therein as the Company may have power by appropriate legal proceedings to cure, or which, in the opinion of such counsel, are inconsequential, and to such liens and encumbrances as are referred to in paragraphs (6) and (7) below;

                      (2) if such Property Additions include any easements, rights-of-way, or leases over private property for towers, poles, wires, conduits or mains, or for transmission line or distribution line purposes, or rights, permits or licenses to use or appropriate water or to overflow the land of others by the erection of dams or otherwise, or transmission line or distribution line equipment or dams or other similar structures installed by the Company upon any such land, the Company is entitled to such right-of-way or easement or such leasehold interest or such right, permit or license, as the case may be, for an unlimited or indeterminate or indefinite period of time, or for a period extending beyond the date of maturity of the additional Obligations to be secured hereunder and also beyond the date of maturity of all Obligations then secured by this Indenture, or the Company has power under eminent domain or similar statutes to condemn and acquire such right-of-way or a right-of-way adjacent thereto, or to acquire rights, permits or licenses sufficient for its purposes to use or appropriate water or overflow said lands, as the case may be;

                      (3) if such Property Additions include any transmission line or distribution line equipment or dams or other similar structures located or constructed on, over or under public highways or other public property, the Company has the lawful right under permits or franchises granted by a governmental body having jurisdiction in the premises or by the law of the

              State in which such property is located to maintain and operate such equipment or structures for an unlimited, indeterminate or indefinite period of time or for the period, if any, specified in such permit or franchise or law and that the terms of such permit or franchise or law do not contain any provisions giving to any public authority the right to take over such equipment without the payment of fair consideration therefor;

                      (4) in case any such Property Additions consist of improvements, extensions or additions to or about the plant and property located on artificially filled land extending beyond the nature shore line of Lake Erie in front of the land owned by the Company described in the First Mortgage as Parcels 1 to 18, inclusive, and if the Company cannot, at the time, furnish the opinion of counsel that the Company has good title as described in paragraph (1) of this subdivision, the Company is lawfully entitled to occupy said artificially filled land for a period extending beyond the date of maturity of the additional Obligations to be secured and also beyond the date of maturity of all Obligations then secured by this Indenture, or for such period of time as the Company continues to occupy and use such artificially filled land for the purpose of generating electricity, free and clear of any lien or encumbrance prior to the lien of this Indenture other than Permitted Liens, the rent reserved in case such property is held by the Company under lease from any governmental authority, the power of the United States Government and the public rights of navigation and fishery;

                      (5) the Company has corporate power to own and operate such Property Additions;

                      (6) the nature and extent of the Prior Liens and judgment liens, if any, on such Property Additions are correctly stated in the Accountant's Certificate with respect to those Property Additions referred to in clause (ii) below; and

                      (7) the Indenture is, or upon delivery of the instruments of conveyance, transfer or assignment will be, a lien upon all such Property Additions (except such as have been retired), free and clear of any mortgage or other lien prior to the lien of this Indenture, except specified Prior Liens, if any, specified judgment liens, if any, and Permitted Liens; and, in the case of Property Additions to or upon leasehold estates, as permitted by this Indenture, the lien reserved by the lease for rent and for compliance with the terms of the lease, and free and clear of any easements or similar encumbrances, except such as, in the opinion of such counsel, do not impair the use of such Property Additions for the purposes for which they were acquired;

              (ii) an Accountant's Certificate stating in substance (A) the balance, if any, of the book value of Property Additions, as stated in the most recent certificate, if any, with respect to book value of Property Additions theretofore filed with the Trustee, (B) the aggregate cost to the Company of the gross Property Additions purchased, constructed or otherwise acquired by the Company during the period specified in such certificate and not described in any previous certificate with respect to book value of Property Additions filed with the Trustee, (C) that the allowances or charges, if any, for interest, taxes, engineering, legal expenses, superintendence, insurance casualties and other items during construction, included in the cost to the Company of such of the Property Additions described in the certificate as were constructed by or for the Company, are such as are properly chargeable to fixed property accounts under the regulations, rules and orders, if any, with respect to such matters in force at the time of construction, of The Public Utilities Commission of Ohio or other public body or authority having jurisdiction or supervisory authority over the accounts of the Company, and are such as are, in the opinion of the signers, proper in respect of the particular Property Additions specified, (D) that no portion of the cost to the Company of such Property Additions described in the certificate should properly have been charged to maintenance or repairs, and that no expenditures are included in the certificate, which under the regulations, rules and orders, if any, with respect to such matters in force at the time, of The Public Utilities Commission of Ohio or the public body or authority having jurisdiction or supervisory authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in the opinion of the signers, are not properly chargeable to fixed property accounts, (E) whether any portion of the Property Additions described in the certificate is at the time subject to a Prior Lien, and, if so, the total amount of all outstanding prior lien bonds secured thereby and a brief statement of the nature and extent of the mortgage or other lien securing the same, and whether any portion of such Property Additions is, at the time, subject to a judgment lien and, if so, a brief statement of the nature and extent of such judgment lien, and (F) that no portion of the Property Additions described in the certificate is subject to any mortgage, pledge or other lien prior to the lien of this Indenture, except the Prior Liens and judgment liens, if any, specified pursuant to paragraph (E) hereof, the Permitted Liens and, in the case of Property Additions to or upon leasehold estates, as permitted by this Indenture, the lien reserved by the lease for rent and for compliance by the Company with the terms of the lease, and that no portion of such Property Additions is subject to any easement or similar encumbrance except such as, in the opinion of the signer, does not impair the continued use of such Property Additions for the purposes for which they were acquired; and

              (iii) such instruments of conveyance, transfer and assignment as, in the opinion of counsel, may be necessary to vest in the Trustee to hold as a part of the mortgaged property all right, title and interest of the Company in and to those Property Additions, or the opinion of counsel that no such instruments are necessary for such purposes.

              Upon the satisfaction of the aforesaid conditions then such Further Permitted Obligations or Bank Obligations shall be Obligations secured hereunder and entitled to the benefits of this Indenture on an equal and ratable basis with all other Obligations secured hereunder and shall be so noted upon the records of the Trustee maintained with respect to this Indenture and the Trustee shall furnish, upon request, a confirmation to that effect to the Company or, at the request of the Company, enter into a supplemental indenture hereto as provided in Section 1(g) of
Article XIV.

              SECTION 2. Delivery. An executed or certified copy of any amendments or supplements to, or extensions of, any Further Permitted Obligations Agreement, any Credit Agreement or the First Mortgage, as the case may be, shall be promptly delivered by the Company to the Trustee upon execution thereof.

              SECTION 3. Limit of Outstanding Obligations; Continuing Lien. The aggregate principal amount of Obligations which may be secured by this Indenture and outstanding at any one time shall not, in any event, exceed the amount at the time permitted under Section 1 hereof, but in all events the Credit Exposure shall not exceed the lesser of the Credit Limit or $1,500,000,000. But the aggregate principal amount of Obligations which may be so secured hereunder may, at any time at the election of the Company, evidenced by an indenture supplemental hereto, be limited to such lesser definite aggregate principal amount as may be specified in such supplemental indenture. This Indenture shall be and constitute a continuing lien and security interest to secure the full and final payment of all Obligations which may, from time to time, be outstanding and secured hereby.

              SECTION 4. Toledo Obligations. In the event of a merger of Toledo Edison into the Company then upon the satisfaction of the conditions set forth in Section 1(b) of Article XII of the Toledo Subordinate Indenture, all Obligations set forth in Exhibits B-1 and B-2 thereto which are then outstanding under the Toledo Subordinate Indenture and which were not prior to the date of such merger Obligations hereunder shall thenceforth be deemed to be Obligations hereunder and entitled to the benefits of this Indenture on an equal and ratable basis with all other Obligations secured hereunder.


                                   ARTICLE IV

                      PARTICULAR COVENANTS OF THE COMPANY

              The Company hereby covenants, warrants and agrees:

              SECTION 1. Title. That the Company is lawfully seized and possessed of all the mortgaged property; that it has good right and lawful authority to mortgage the same as provided in this Indenture; and that the mortgaged property is, as of the date of execution of this Indenture, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the lien and security interest of this Indenture, except for the First Mortgage and the First Mortgage Lien, any Prior Liens and all other Permitted Liens and except as set forth in the granting clauses hereof. That the Company will at all times protect its title to the mortgaged property and every part thereof against loss by reason of any foreclosure or other proceeding to enforce any lien thereon prior to the lien of this Indenture.

              SECTION 2. Payment of Taxes. That the Company will duly pay and discharge, or cause to be paid and discharged, as the same shall become due and payable, all taxes, rates, assessments and governmental and other charges lawfully levied and imposed upon the mortgaged property, including the franchises, earnings and business of the Company, and will duly observe and conform to all valid requirements of any governmental authority relative to any part of such property, and all covenants, terms and conditions under or upon which any part of such property is held; and that the Company will not suffer any mechanics', laborers', statutory or other similar lien or charge to be hereafter created or remain upon such property or any part thereof, or the income therefrom. However, nothing contained in this Section shall require any such tax, assessment, lien or charge to be paid or any such requirement to be complied with so long as the validity thereof shall be contested in good faith, unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any of such property may be lost or forfeited. The Trustee is under no duty to render its opinion or to obtain the opinion of counsel referred to in the preceding sentence, unless requested by any Agent or Representative.

              SECTION 3. Insurance. That the Company will insure the mortgaged property in the amount and with the coverage required by the First Mortgage, as in effect on the date hereof, and on each such insurance policy will cause the Trustee to be named as an additional insured and loss payee as its interest may appear. The Company will provide certificates of insurance to such effect to the Trustee as evidence of compliance with this Section.

              SECTION 4. Good Repair. That the Company will at all times make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance, or otherwise as shall be necessary to maintain, preserve and keep the mortgaged property at all times in good repair, physical condition, working order and condition and in a state of good operating efficiency, except that the Company may abandon any property as provided in
Section 2(b) of Article VII.

              SECTION 5. Advances. That, if the Company shall fail to perform any of the covenants contained in Sections 2, 3 and 4 of this Article, the Trustee, or any receiver appointed hereunder, may make, but is under no duty to make, advances to perform the same in its behalf; and the Company hereby agrees to repay all sums so advanced in its behalf, on demand, with interest at six percent (6%) per annum after demand, and all sums so advanced, with interest as aforesaid, shall be secured hereby having the benefit of the lien hereof in priority to the indebtedness evidenced by the Obligations but subordinate and junior in priority to the First Mortgage Lien and any Prior Liens; but no such advances shall be deemed to relieve the Company from any default hereunder.

              SECTION 6. Recordation. That the Company will cause this Indenture and any and all supplemental indentures and instruments of further assurance at all times to be kept recorded and filed in such manner and in such places as may in the opinion of counsel be required by law in order fully to preserve and protect the rights of the Secured Parties and the Trustee hereunder, and that it will furnish to the Trustee

                      (a) promptly after the execution and delivery of each supplemental indenture, an opinion of counsel stating that in the opinion of such counsel such supplemental indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and

                      (b) on or before July 1 of each year, beginning with the year 1995, an opinion of counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture and of each supplemental indenture as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

              SECTION 7. Further Assurances. That the Company will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, especially to make subject to the lien hereof any property agreed to be subjected hereto, or intended so to be, to transfer to any new trustee or trustees the trust estate, powers, instruments and funds held in trust hereunder and to confirm the lien of this Indenture with respect to any Obligation.

              SECTION 8. Subordination of Subsequent Mortgages. That in case the Company shall hereafter create any mortgage upon, or pledge of, the mortgaged property or any part thereof, other than Permitted Liens, such mortgage or pledge shall be and shall be expressed, in form and substance satisfactory to the Trustee, to be subject to first, Permitted Liens, including the prior lien of the First Mortgage for the security of all First Mortgage Bonds then authenticated and delivered or thereafter to be authenticated and delivered under the First Mortgage and Prior Liens for the security of all prior lien bonds then authenticated and delivered or thereafter to be authenticated and delivered under Prior Liens, and second, the Prior Lien of this Indenture for the security of the Obligations. That, subject to the provisions of Article XII, in case the Company shall hereafter acquire or own any property (other than property of the nature specifically excepted by the terms of the granting clauses of this Indenture) which is not subject to a Prior Lien (but which in any event will be subject to the First Mortgage Lien) and with respect to which it has the power to subject either to the lien of this Indenture or to a Prior Lien as a superior lien, it will subject such property to the lien of this Indenture as a superior lien (but which lien in any event will be subordinate to the First Mortgage Lien).

              SECTION 9. Performance Under First Mortgage and Prior Liens. That the Company will faithfully perform or cause to be performed all the terms, covenants and conditions to be performed by the Company under the First Mortgage or by the mortgagor under any Prior Lien. But nothing contained herein shall be construed to prevent the extension or renewal of any lien arising under the First Mortgage or of any

Prior Lien, or of any indebtedness secured thereby, including the principal of any outstanding First Mortgage Bonds or of any prior lien bonds.

              SECTION 10. Corporate Existence. That the Company will, subject to the provisions of Article XII, at all times maintain its corporate existence and right to carry on business and duly procure all renewals and extensions thereof, and, subject to the provisions of this Indenture, will diligently maintain, preserve and renew, all the rights, powers, privileges and franchises owned by it.

              SECTION 11. Compliance with Laws. That the Company will comply in all material respects with all applicable laws, rules, regulations, and orders of any governmental authority, the noncompliance with which would materially and adversely affect the business or condition of it or its ability to perform its obligations under this Indenture or the value of the mortgaged property, such compliance to include, without limitation, all federal, state and local laws relating in any way to the protection of the environment, except to the extent compliance with any of the foregoing is then being contested in good faith unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any mortgaged property may be lost or forfeited. The Trustee is under no duty to render its opinion or to obtain the opinion of counsel referred to in the preceding sentence, unless requested by any Agent or Representative.

              SECTION 12. Accountant's Certificate. That the Company will furnish to the Trustee on or before July 1 of each year, beginning with the year 1995, an Accountant's Certificate.

              SECTION 13. Veracity. That the recitals of fact and statements contained in this Indenture are true.


                                   ARTICLE V
                                   [RESERVED]

                                   ARTICLE VI
                                   [RESERVED]


                                  ARTICLE VII

                    POSSESSION, USE AND RELEASE OF PROPERTY

              SECTION 1. Possession Until Default. Unless an Event of Default shall have happened and be continuing, the Company shall be suffered and permitted to possess, use and enjoy all the property and appurtenances, franchises and rights conveyed by this Indenture, and to receive and use the rents, issues, income, products and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee, to use and consume materials and supplies, deal with choses in action, leases (other than leases subject to the lien of this Indenture) and contracts, exercise the rights and powers conferred upon it thereby, alter and repair its buildings and structures, change the position of any of its buildings, structures, plants, poles, wires, conduits or other property whatsoever and replace and renew any of its equipment, machinery or other property, except that the position of none of the mortgaged property may be changed so as to impair the lien of this Indenture thereon unless such property is sold, abandoned or otherwise disposed of as permitted by this Section 1 or
Section 2 of this Article VII or released as provided in Section 3 of this
Article VII.

              SECTION 2. Disposition Without Consent. The Company may at any time and from time to time, without any release or consent by the Trustee:

                      (a) Sell or otherwise dispose of, free from the lien of this Indenture, any machinery or equipment, which has become worn out, unserviceable, undesirable or unnecessary for use in the conduct of its business, upon replacing the same with, or substituting for the same, new machinery or equipment, or other property of a value at least equal to the original cost of such things so disposed of, which new machinery, equipment or other property shall without further action become subject to the lien of this Indenture, subject to Permitted Liens;

                      (b) Abandon any property, if in the opinion of the Board of Directors the abandonment of such property is desirable in the proper conduct of the business and in the operation of the properties of the Company, or is otherwise in the best interests of the Company;

                      (c) Modify or amend any lease which shall be a part of the trust estate provided that the Company shall forthwith assign to and mortgage with the Trustee the modified or amended lease, subject to Permitted Liens;

                      (d) Surrender or assent to the modification of any franchise, license, authority or permit which it may hold, or under which it may be operating, provided that the Company shall have the right, in the opinion of counsel, under the modified franchise, license, authority or permit, or under a new franchise, license, authority or permit received in exchange in the event of any such surrender, or under some other franchise, license, authority or permit, to conduct the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indeterminate or indefinite period of time. For the purposes of this Subdivision (d) and of any opinion to be rendered under it, any right of any municipality to terminate a permit, license or franchise by purchase, shall not be deemed to abridge or affect its duration; and

                      (e) Surrender or assent to or procure a modification of any franchise, license, authority or permit under which it operates any of its properties, which it may now or hereafter hold or under which it may now or hereafter operate, if, in the opinion of the Board of Directors, it is no longer necessary or desirable in the profitable conduct of the Company's business or in the best interests of the Company to operate such properties or to comply with the terms and provisions of such franchise, license, authority or permit and, if the value and utility generally of all of its properties as an entirety and the value of the security for the Obligations will not thereby be impaired.

              SECTION 3. Disposition upon Release under First Mortgage and Prior Liens. From time to time hereafter the Company may transfer or otherwise dispose of any property constituting a part of the trust estate, and the Trustee shall, subject to the provisions of Section 5 of Article VII hereof, release the same from the lien of this Indenture, but only upon receipt by it of:

                      (a)      A certified resolution requesting such release;

                      (b) A copy of the documents delivered by the Company to the First Mortgage Trustee or holder of a Prior Lien in connection therewith;

                      (c) A copy of the instrument executed by the First Mortgage Trustee or holder of a Prior Lien releasing that property from the First Mortgage Lien or such Prior Lien; and

                      (d) An opinion of counsel and an officer's certificate stating that such disposition and release does not violate any covenants hereof.

              SECTION 4. No Duty to Investigate. In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release; or to inquire as to any facts required by the provisions hereof for the exercise of such authority; or to see to the application of the purchase moneys. Nor shall any purchaser of machinery or equipment or tools or implements or materials or supplies be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby authorized.

              SECTION 5. Obligations and Powers of Trustee. The Trustee shall not be required under any of the provisions of this Article VII to release any part of the mortgaged property from the lien hereof at any time when to the knowledge of the Trustee the Company shall be in default hereunder, but notwithstanding any such default the Trustee may release from the lien hereof any part of the mortgaged property, upon compliance by the Company with the other conditions specified in this Article VII in respect thereof, if the Trustee shall have received the consent of the Designated Holders provided however that the consent of a Bank with respect to its Bank Obligations under a Credit Agreement initially secured hereunder as identified in Exhibit B-1 hereof shall not be deemed effective unless all of the Banks which are a party to such Credit Agreement shall have given their consent. In case the trust estate shall be in the possession of one or more receivers lawfully appointed or of a trustee in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the bankruptcy laws of the United States) or of assignees for the benefit of creditors, the powers by this Article VII conferred upon the Company may be exercised by such receivers, trustees or assignees, with the approval of the Trustee, regardless of whether or not the Company is in default hereunder, and in such event a writing signed by such receivers, trustees or assignees, may be received by the Trustee in lieu of any certified resolution required by the provisions of this Article.


                                  ARTICLE VIII
                                   [RESERVED]


                                   ARTICLE IX

                             REMEDIES UPON DEFAULT

              SECTION 1. Events of Default. In case any one or more of the following events (herein called "Events of Default") shall happen and be continuing, that is to say:

                      (a) Default shall be made by the Company in the performance or observance of any of the covenants, agreements or conditions on its part in this Indenture or any indenture supplemental hereto, and such default shall continue for a period of sixty days after written notice to the Company by the Trustee; or

                      (b) The occurrence of an "event of default" under the First Mortgage which has resulted in a declaration that the principal amount of all of the First Mortgage Bonds is immediately due and payable; or

                      (c) Any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition or arrangement with creditors, a readjustment of its debts, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or acquiesced in by it), either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                      (d) A Notice of Actionable Event shall have been given to a responsible officer of the Trustee and shall remain outstanding.

              An Event of Default and its consequences may be waived at any time prior to the sale of the trust estate by an instrument delivered to the Trustee and signed by (i) the Designated Holders in the case of an Event of Default arising under subsections (a), (b) or (c) above or (ii) each Agent or Representative which delivered the Notice of Actionable Event in the case of an Event of Default arising under subsection (d) above. No such waiver shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon. An Event of Default arising under subsection (d) above shall no longer be continuing once such Notice of Actionable Event has been rescinded.

              SECTION 2. Sale of Trust Estate. If an Event of Default shall happen and be continuing, then, and in every such case, the Trustee may in its sole discretion, and upon the written request of the Control Party, shall, if and to the extent permitted by law, by such officer or agent as it may appoint, sell, subject to Permitted Liens, the trust estate as an entirety or in such parcels as the Trustee may in its sole discretion determine, at public auction at some convenient place in the City of Cleveland, Ohio, or at such other place or places as may be required by law, having first published notice of such sale in an authorized newspaper in the City of Cleveland, Ohio, at least once in each of four successive calendar weeks preceding such sale, and having given any other notice which may be required by law; and from time to time to adjourn such sale in its discretion by announcement at the time and place appointed for such sale or for such adjourned sale or sales without further notice except such as may be required by law; and upon such sale to make or deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, subject to Permitted Liens. The Trustee and its successors are hereby irrevocably appointed the true and lawful attorneys of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold, subject to Permitted Liens; and for that purpose it and they may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper conveyances, assignments, instruments of transfer, and releases as may be designated in any such request, subject to Permitted Liens.

              SECTION 3. Foreclosure. If an Event of Default shall happen and be continuing, then, and in every such case, the Trustee may in its sole discretion, and upon the written request of the Control Party, shall, proceed by suit or suits at law or in equity or by any other appropriate remedy to foreclose this mortgage and to sell, subject to Permitted Liens, the trust estate under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any other appropriate legal or equitable remedy as the Trustee shall deem most effectual to protect and enforce any of its rights or any of the rights of the Secured Parties.

              SECTION 4. Manner of Sale. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the whole of the trust estate shall be sold in one parcel as an entirety, unless such sale as an entirety, in the sole discretion of the Trustee, shall be impracticable by reason of some statute or other cause, or unless the Control Party shall in writing request the Trustee to cause the trust estate to be sold in parcels, in which case the sale shall be made in such parcels and in such order as may be specified in such request, but, if not so specified, as the Trustee in its sole discretion shall deem most expedient in the interest of the Secured Parties, but every such sale shall be subject to Permitted Liens. The Company, to the full extent that it may lawfully do so, for itself, and for all who may claim through or under it, hereby expressly waives and releases all right to have the trust estate or any part thereof marshalled upon any foreclosure, sale or other enforcement hereof, and the Trustee, or any court in which the foreclosure of this Indenture or the administration of the trust hereby created is sought, shall have the right as aforesaid to sell the entire trust estate as a whole in a single parcel, but every such sale shall be subject to Permitted Liens.

              Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party may bid for and purchase the mortgaged property, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in his or their own absolute right without further accountability subject to Permitted Liens.

              Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representative, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or non-application thereof.

              Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the property sold, and shall be a perpetual bar both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or to claim the property sold or any part thereof from, through or under the Company, its successors or assigns, except the holders and beneficiaries of Permitted Liens.

              SECTION 5. Application of Proceeds. The proceeds of any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any of the provisions of this Indenture as part of the trust estate, shall be applied as follows:

                      First:  To the payment of the costs and expenses of such
              sale, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses and advances made or incurred by the Trustee under this Indenture (including any unpaid fees or expenses of the Trustee), and to the payment of all taxes, assessments or liens superior to the lien of this Indenture (including, without limitation, the First Mortgage Lien and any Prior Liens), except any taxes, assessments or other superior liens (including, without limitation, the First Mortgage Lien and any Prior Liens) subject to which such sale shall have been made;

                      Second:  To the payment of the whole amount then owing or
              unpaid upon the Obligations for principal and interest, with interest at the rate specified in such Obligations on overdue principal and overdue installments of interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Obligations, then to the payment of such principal and interest ratably, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest. Such payments shall be made on the date fixed therefor by the Trustee;

                      Third:  To the payment of any fees and expenses arising
              pursuant to the Obligations and which are then due, owing and unpaid to the Secured Parties; and

                      Fourth:  All surplus then remaining to the Company, its
              successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

              SECTION 6. Appointment of Receiver. If an Event of Default shall happen and be continuing and upon filing a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Secured Parties, the Trustee as a matter of right shall, to the extent permitted by law and subject to the rights of holders or beneficiaries of Permitted Liens, be entitled to the appointment of a receiver or receivers of the trust estate and of the income, rents, issues and profits thereof pending such proceedings, with such powers as the court making such appointment shall confer, but notwithstanding the appointment of any receiver the Trustee shall be entitled to retain possession and control of any property deposited or pledged with it hereunder or agreed or provided to be delivered or deposited or pledged with it hereunder, subject to the rights of holders or beneficiaries of Permitted Liens.

              SECTION 7. Waiver by Company. The Company agrees, to the full extent that it may lawfully so agree, that in case of a default on its part, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any property subject to the lien hereof may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, the absolute sale of the trust estate or any portion thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Company, to the full extent that it may lawfully do so, for itself, and all who may claim through or under it, hereby waives the benefit of all such laws.

              SECTION 8. Direction by the Control Party. Subject to the provisions of Section 1 of Article XIII, the Control Party shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy open to the Trustee, and of exercising any power or trust conferred upon the Trustee under this Indenture.

              SECTION 9. Restoration to Former Position. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then, and in every such case, the Company and the Trustee shall be restored to their former positions and rights hereunder in respect to the trust estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

              SECTION 10. Suits in Name of Trustee. Any such suits or proceedings instituted by the Trustee pursuant to this Indenture shall be brought in its own name for the ratable benefit of the Secured Parties, subject to the provisions of this Indenture.

              SECTION 11. No Waiver. No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every right and power given by this Article to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.


                                   ARTICLE X
                                   [RESERVED]


                                   ARTICLE XI

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

              SECTION 1. Immunity. No recourse shall be had for any claim based on this Indenture or any indenture supplemental hereto, against any incorporator or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released as a condition of and consideration for the execution of this Indenture.

                                  ARTICLE XII

                         CONSOLIDATION, MERGER AND SALE

              SECTION 1. No Bar. Nothing in this Indenture contained shall prevent the consolidation of the Company with, or the merger of the Company into, any other corporation or prevent the sale or lease by the Company of its property as an entirety or substantially as an entirety upon the terms hereinafter set forth; provided that:

                      (a) any such consolidation or merger or sale or lease shall be on such terms as not to impair the lien and security of this Indenture upon any part of the trust estate or any of the rights and powers of the Trustee;

                      (b) upon any such consolidation, merger or sale, subject to the provisions of Section 3 of this Article, if the Company is not the surviving corporation, the due and punctual performance and observance of all the covenants and conditions of this Indenture shall, by supplemental indenture and as a condition of any such consolidation or merger or as a consideration for any such sale, be expressly assumed in an instrument in form and substance satisfactory to the Trustee by the successor corporation formed by or resulting from any such merger or consolidation or to which such sale shall have been made; and

                      (c) any such lease shall be made expressly subject to immediate termination by the Trustee, subject to the rights of holders or beneficiaries of Permitted Liens, at any time when any Event of Default, as specified in Section 1 of Article IX, shall have happened and be continuing, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings, subject to the rights of holders or beneficiaries of Permitted Liens.

              SECTION 2. Successor Corporation. Every successor corporation resulting from a consolidation of the Company with another corporation or a merger of the Company into another corporation or the sale by the Company of all or substantially all of its property as an entirety to another corporation, all on the terms set forth in Section 1 of this Article XII, shall upon executing, acknowledging and delivering to the Trustee, and causing to be recorded and filed, as required by Section 6 of Article IV, an indenture supplemental hereto, as provided in Section 1(b) of this Article, in form satisfactory to the Trustee, succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part.

              Subject to the provisions of Section 2 of Article XIII, the Trustee shall receive the opinion of counsel as conclusive evidence that any supplemental indenture complies with the foregoing conditions and provisions of this Section.

              SECTION 3. Lien upon Assets of Successor Corporation. No consolidation or merger of the Company into another corporation and no conveyance of all or substantially all of the assets of the Company to another corporation shall or is intended to subject to the lien of this Indenture any or all of the property or franchises of the successor corporation formed upon such consolidation or merger or to which such sale shall have been made, except as hereinafter in this Section 3 provided, unless the successor corporation, in its discretion, shall subject the same to the lien hereof. The foregoing provisions of this Section 3 notwithstanding, this Indenture shall, after such consolidation, merger or sale constitute a lien of the rank herein provided upon all properties and franchises acquired by such successor corporation from the Company, which were subject to the lien hereof immediately prior to such consolidation, merger or sale and upon all additions, extensions, improvements, repairs and replacements to or about the plants or properties included in the trust estate immediately prior to such merger, consolidation or sale, appurtenant to the trust estate as so constituted (as distinguished from the additions, extensions, improvements, repairs and replacements to or about the plants or properties appurtenant to the plants or properties of the successor corporation and additional plants or properties thereafter acquired by the successor corporation which shall not be subject to the lien of this Indenture). Nothing contained in this Article XII, however, shall affect or lessen the extent of the lien of this Indenture upon the property of the Company hereafter acquired, by reason of the acquisition by the Company of all or substantially all of the property of another corporation.


                                  ARTICLE XIII

                                  THE TRUSTEE

              SECTION 1. The Trustee Generally. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following:

                      (a) The Trustee shall be entitled to reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and such compensation, as well as the reasonable compensation of its counsel, and all other reasonable expenses incurred by the Trustee hereunder, and all taxes which may have been assessed against the Trustee as such or against any funds on deposit with it hereunder which the Trustee may be required or permitted by law to deduct from such deposit and to pay, the Company agrees to pay promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. In default of such payment by the Company, the Trustee shall have a lien therefor on the property subject to the lien of this Indenture and the proceeds thereof prior to the lien of this Indenture, but subject to Permitted Liens, and a lien therefor on any moneys held by the Trustee hereunder prior to any rights in such moneys of the Secured Parties. The Company also agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, as well as the costs and expenses of defending against any claim of liability in the premises.

                      (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys.

                      (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein, all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, or of any indenture supplemental hereto, or for the value of the property subject to the lien of this Indenture or any part thereof, or for the title of the Company thereto, or for the security afforded thereby and hereby, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any moneys paid over by it in accordance with any provision of this Indenture.

                      (d) The Trustee shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the Agents or the Designated Holders, pursuant to the provisions of this Indenture, and the Trustee shall be under no duty to foreclose, take possession of, or otherwise control or act with respect to any real property which is part of the mortgaged property, unless such Agents or Designated Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities (including any potential liabilities under environmental laws) to be incurred therein or thereby; upon the occurrence of an Event of Default (which has not been cured), the Trustee shall use the same degree of care and skill in the exercise of the rights and powers vested in it by this Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                      (e) The Trustee may consult with counsel, and, to the extent permitted by Section 2 of this Article XIII, the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                      (f) The Trustee, to the extent permitted by Section 2 of this Article XIII, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company, as to the adoption of any resolution by its Board or stockholders.

                      (g) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is a Secured Party shall be conclusive and binding in respect of all future holders of the Obligations then held by such Secured Party, whether or not such Obligations shall have noted thereon the fact that such request or consent had been made or given.

                      (h) The Trustee shall not be personally liable in case of entry by it upon the mortgaged property for debts contracted or liability or damages incurred in the management or operation of said property.

                      (i) The Trustee, to the extent permitted by Section 2 of this Article XIII, may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                      (j) All moneys received by the Trustee under or pursuant to any provision of this Indenture shall constitute trust funds for the purposes for which they were paid or are held, but need not be segregated in any manner from any other moneys and may be deposited by the Trustee, under such conditions as may be prescribed by law, in its general banking department, and the Trustee shall not be liable for any interest thereon, except that, so long as the Company is not in default hereunder, it will allow and credit to the Company interest, if any, upon such moneys at such rate as may then be customary for similar deposits.

                      (k) The Trustee shall be under no duty to advance its own funds in enforcing this Indenture.

              SECTION 2. Liability. None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding:

                      (1) unless and until an Event of Default specified in Section 1 of Article IX hereof shall have happened which at the time is subsisting,

                               (a) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

                               (b) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon resolutions, certificates, statements, opinions, reports, orders or other instruments furnished to it pursuant to the express provisions of this Indenture; but in the case of any such resolutions, certificates, statements, opinions, reports, orders or other instruments which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                      (2) the Trustee shall not be liable to any Secured Party or to any other Person for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (3) the Trustee shall not be liable to any Secured Party or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of a Secured Party, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

              If an Event of Default specified in Section 1 of Article IX hereof shall have happened, then, so long as the same shall be subsisting, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              Notwithstanding any provisions of this Indenture authorizing the Trustee conclusively to rely upon any resolutions, certificates, statements, opinions, reports, orders or other instruments, the Trustee may but, to the extent permitted by this Section 2 of this Article XIII, need not, require any further evidence or make any further investigation as to the facts or matters stated therein which it may, in good faith, deem reasonable in the circumstances; and the Trustee shall, if requested in writing so to do by an Agent or a Secured Party, require such further evidence or make such further investigation, provided, however, that, if the payment within a reasonable time to the Trustee of the cost, expenses and liabilities likely to be incurred by it in making such investigation is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

              If the Trustee shall determine or shall be requested, as aforesaid, to make such further investigation, it shall be entitled to examine the books, records and premises of the Company; and unless satisfied, with or without such investigation, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, reports, orders or other instruments, it shall be under no obligation to grant any application or take or permit any action hereunder. The reasonable expense of every such examination shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company, upon demand, with interest at the rate of six per cent (6%) per annum, and until such repayment shall be secured by a lien on the property subject to the lien of this Indenture and the proceeds thereof prior to the lien of the Obligations but subject to Permitted Liens.

              SECTION 3. Notice. The Trustee shall give to the Secured Parties notice by first class mail of the happening of all defaults known to it within ten days after the occurrence thereof, but in the case of any default of the character specified in Subdivision (a) of Section 1 of Article IX, no such notice shall be given until at least sixty days after the occurrence thereof. For the purposes of this Section 3, the term "default" shall mean any Event of Default specified in Section 1 of Article IX, not including in the case of the defaults specified in paragraph (a) thereof any periods of grace provided for therein.

              Nothing herein contained shall require the Trustee to ascertain or inquire as to the observance or performance of any covenants, agreements or obligations, on the part of the Company hereunder or as to the existence of any Event of Default hereunder other than such an Event of Default known to it or as to which it has received written notice from any Secured Party.

              Nothing herein contained shall require the Trustee to give any notice of any default which has been cured.

              SECTION 4. Cessation. If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having a combined capital and surplus of not less than $25 million which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              SECTION 5. Resignation. The Trustee may resign and be discharged from the trust hereby created by giving notice thereof to the Company specifying the date when such resignation shall take effect, and by giving notice thereof by first class mail to the Secured Parties. Such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee.

              The Trustee may be removed at any time by an instrument or instruments in writing delivered to the Trustee and to the Company, and a successor Trustee may be appointed by an instrument or instruments in writing delivered to such successor

Trustee and to the Company, in either case signed by the Designated Holders or by their duly authorized attorneys-in-fact; but, until a new Trustee shall be appointed by the Designated Holders or a court of competent jurisdiction as herein authorized, the Company, by an instrument executed by order of its Board of Directors, shall appoint a Trustee to fill the vacancy. Every such successor Trustee so appointed by the Designated Holders, by a court of competent jurisdiction or by the Company shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having a combined capital and surplus of not less than $25 million, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article within six months after a vacancy shall have occurred in the office of trustee, a Secured Party or the retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

              SECTION 6. Successor Trustee. Any successor Trustee appointed under any of the methods herein provided shall execute, acknowledge and deliver to its predecessor Trustee and to the Company an instrument in writing accepting such appointment hereunder and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with the estates, properties, rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder; but the predecessor Trustee shall, nevertheless, at the written request of the successor Trustee, execute and deliver an instrument transferring to the successor Trustee all the estates, properties, rights, powers and trusts of the predecessor Trustee hereunder and shall duly assign, transfer and deliver all property and moneys held by it to its successor. Should any instrument in writing from the Company be required by any successor Trustee for more fully and effectually vesting in and confirming to it all estates, properties, rights, powers and duties as Trustee hereunder, the Company, upon the request of such successor Trustee, shall make, execute and deliver the same. The Company shall promptly give notice of the appointment of such successor Trustee to the Secured Parties by first class mail.

              SECTION 7. Merger. Any corporation into which the Trustee or any successor to it in the trust created by this Indenture may be merged, or with which it or any successor to it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, shall be the successor Trustee under this Indenture without the execution or filing of any instruments or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              SECTION 8. Trustee as Secured Party. The Trustee may be a Secured Party and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder.

              SECTION 9. Appointment of a Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustees in such jurisdiction. It is recognized that in case of litigation under this Indenture, and, in particular, in case of the enforcement hereof upon an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies granted herein to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint, with the consent of the Company (to the extent that no Event of Default shall have occurred and be continuing hereunder), an additional individual or institution as a separate trustee or co-trustee. The following provisions of this Section are adapted to these ends.

              In the event that the Trustee appoints an additional individual or institution as a separate trustee or co-trustee, in the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers, trusts and remedies herein granted to the Trustee or to hold title to the trust estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, obligation, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be imposed upon, exercised by or vested in or conveyed to the Trustee with respect thereto shall be imposed upon, exercisable by and vest in such separate trustee or co-trustee, but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights, trusts and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them. Such separate trustee or co-trustee shall deliver an instrument in writing acknowledging and accepting its appointment hereunder to the Trustee and the Company.

              Should any instrument in writing from the Company reasonably be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. If the Company shall fail to deliver the same within thirty days of such request, the Trustee is hereby appointed attorney-in-fact for the Company to execute, acknowledge and deliver such instruments in the Company's name and stead. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                  ARTICLE XIV

                            SUPPLEMENTAL INDENTURES

              SECTION 1. Supplemental Indentures Without Consent of Secured Parties. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by resolution of its Board and the Trustee, from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may without the consent of, or notice to, any of the Secured Parties enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

                      (a) to close this Indenture against, or to restrict, in addition to the limitations and restrictions herein contained, the securing of additional Obligations hereunder by imposing additional conditions and restrictions to be thereafter observed, whether applicable in respect of all Obligations, or otherwise;

                      (b) to add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed and which do not conflict with the then existing covenants and agreements of the Company contained in this Indenture and to surrender any right or power herein reserved to or conferred upon the Company although the freedom of action of the Company may be materially restricted thereby;

                      (c) to convey, transfer and assign to the Trustee, and to subject to the lien of this Indenture, but in all cases subject to Permitted Liens, including the First Mortgage Lien and any Prior Liens, with the same force and effect as though included in the granting clauses hereof, additional properties hereafter acquired by the Company, whether through consolidation, merger or by purchase or otherwise and to correct or amplify the description of any properties at any time subject to the lien of this Indenture;

                      (d) to make such provisions in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture;

                      (e) to modify any of the provisions of this Indenture or to relieve the Company from any of the obligations, conditions or restrictions herein contained, provided that no such modification shall be or become operative or effective which shall in any manner impair any of the rights of the Secured Parties or of the Trustee, while any Obligations which are then secured hereunder prior to the execution of such supplemental indenture shall remain outstanding; and provided, also, that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

                      (f) to achieve compliance of this Indenture with any applicable federal securities law, including, but not limited to, The Trust Indenture Act of 1939;

                      (g) to confirm that any additional Obligations to be secured hereunder pursuant to the provisions of Article III hereof are or will be entitled to the benefits of this Indenture; and

                      (h) for any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity or curing, correcting or supplementing any defect or inconsistent provision contained in this Indenture or any supplemental indenture, or in order to more specifically identify and describe those parcels of land in Exhibit A hereto which were not owned by the Company on the date hereof and which were therefore not intended to be part of the mortgaged property or trust estate.

              SECTION 2. Supplemental Indentures with Consent of Designated Holders and Agents. With the consent of (i) the Designated Holders and (ii) the Agent under each Credit Agreement, the Company and the Trustee may, from time to time enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Secured Parties hereunder; PROVIDED, HOWEVER, that no such supplemental indenture shall amend the definition of Designated Holders (or any of the related defined terms) or any other provision hereof so as to reduce the required percentages of holders of the Obligations the consent of which is required for the taking of any Act hereunder or amend this Section 2 or Section 5 of Article VII or modify any other provision hereof intended to provide for the ratable securing of all the Obligations, without in each case the consent of all of the Secured Parties.

              SECTION 3. Parties To Supplemental Indenture. The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture, and to make the further agreements and stipulations which may be therein contained. Thereafter, that supplemental indenture shall form a part of this Indenture; all terms and conditions contained in that supplemental indenture as to any provision authorized to be contained therein shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes; this Indenture shall be deemed to be modified and amended in accordance with that supplemental indenture; and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and the Secured Parties then outstanding shall be determined, exercised and enforced hereunder in a manner which is subject in all respects to those modifications and amendments made by that supplemental indenture. The Trustee shall not be required to enter into any supplemental indenture which alters, amends, modifies or adversely affects the rights, remedies or duties of the Trustee hereunder.

                                   ARTICLE XV
              CANCELLATION AND DISCHARGE OF LIEN OF THIS INDENTURE

              SECTION 1. Cancellation and Discharge of Lien. If no Event of Default hereunder, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, shall have happened and be continuing and the Trustee has received either (a) a certificate from each Agent stating that all outstanding Bank Obligations have been paid in full and each Agent shall have confirmed to the Trustee in writing that the Bank(s) have no Commitments under the Credit Agreement to which such Agent is a party or (b) an officer's certificate stating that the ratings assigned by Moody's and S&P to the Company's senior secured debt (being its First Mortgage Bonds) are "Baa3" or higher by Moody's and "BBB-" or higher by S&P, together with instruments from Moody's and S&P evidencing such ratings then, in either instance, these presents and the estate and rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall, upon the request of the Company, cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds and other instruments as shall be requisite to satisfy the lien hereof, and reconvey to the Company the trust estate and title hereby conveyed, and assign and deliver to the Company any property at the time subject to the lien of this Indenture which may then be in its possession.

              The cancellation and discharge of this Indenture, however, shall be without prejudice to the right of the Trustee to be paid any compensation then due it hereunder, and to be protected and saved harmless by the Company from any and all losses, liabilities, costs and expenses, including counsel fees, at any time incurred by the Trustee hereunder or connected with any Obligation and from which, if this Indenture had not been canceled and discharged, the Company would have been obligated by the terms of this Indenture to protect and save the Trustee harmless, and the Company hereby covenants to protect and save the Trustee harmless from any and all such losses, liabilities, costs and expenses.

                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

              SECTION 1. No Benefit to Third Parties. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, and the Secured Parties, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the Secured Parties.

              SECTION 2. Invalidity. In case any one or more of the provisions contained in this Indenture should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

              SECTION 3. Date. Although this Indenture, for convenience and for the purpose of reference is dated June 1, 1994, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

              SECTION 4. Certification; Notice; Opinion. The same officer or officers of the Company, or the same counsel or other person, as the case may be, may, but need not, certify to all the matters required to be certified under any Article, Section, Subdivision or other portion hereof, but different officers, counsel or other persons may certify to different facts, respectively. Where any person or persons are required to make, give or execute two or more orders, requests, certificates, opinions or other instruments under this Indenture, any such orders, requests, certificates, opinions or other instruments may, but need not, be consolidated and form one instrument.

              Except as otherwise expressly provided in this Indenture, or in any indenture supplemental hereto, any request, opinion, consent, demand, notice, order, appointment, or other direction required or permitted to be made or given by the Company, shall be deemed to have been sufficiently made or given if executed on behalf of the Company by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers.

              Any opinion of counsel required to be furnished pursuant to any of the provisions of this Indenture may, in lieu of stating the facts required by the provisions hereof, state that the required conditions will be fulfilled on the execution and delivery of designated instruments, which instruments shall be delivered in form approved by such counsel prior to or concurrently with the taking or suffering by the Trustee of the action as a condition precedent to which such opinion is required to be furnished under the terms of this Indenture.

              Upon any application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) with respect to such application have been complied with, whether or not the furnishing of such documents shall be actually required by the provisions of this Indenture relating to such particular application.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

              Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the principal office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee, for all purposes, by being deposited, postage prepaid, in a post-office letter box addressed to the Company, c/o Centerior Energy Corporation, P.O. Box 94661, Cleveland, Ohio 44101-4661, or to the Company at such other address as may be filed in writing by the Company with the Trustee.

              SECTION 5. Successors. Subject to the provisions of Articles XII and XIII, whenever in this Indenture any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of the respective successors and assigns, whether so expressed or not.

              SECTION 6. Counterparts. This Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

              SECTION 7. Exclusion of Certain Further Permitted Obligations Under Certain Circumstances. If, subsequent to the date of this Indenture either: (a) any letter of credit issued pursuant to the reimbursement agreement described on Exhibit B-2 to this Indenture is surrendered to the issuer thereof without having been drawn upon, or (b) an order for relief is entered following the filing of a bankruptcy petition by or against the Company, which order for relief is entered within one (1) year following the issuance of such letter of credit, then, immediately upon that surrender of such letter of credit or the entering of the order for relief, as applicable, the reimbursement obligation with respect to such letter of credit shall, automatically and without any further action of any person, cease to be a Further Permitted Obligation and cease to be an Obligation for purposes of this Indenture. It is anticipated that the beneficiary of the surrendered letter of credit will deliver written notice of such surrender to the Trustee; however, the failure of the beneficiary to provide such notice shall not negate or limit the effect of the first sentence of this Section 7.

              IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Indenture to be executed on its behalf by one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries; and said Bank One, Columbus, N.A., in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers or Authorized Signers, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries, all as of the day and year first above written.

                                    THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,


                                        By   /s/ Terrence G. Linnert
                                          -----------------------------------
                                                    Vice President


Attested:


  /s/ J. T. Percio
- ---------------------------------
        Assistant Secretary



Signed, sealed and acknowledged by
The Cleveland Electric Illuminating
Company in the presence of:

                                        /s/ Kevin P. Murphy
                                      ------------------------------------
                                      Kevin P. Murphy
        As witnesses

                                        /s/ Bruce T. Rosenbaum
                                      ------------------------------------
                                      Bruce T. Rosenbaum

                                                Bank One, Columbus, N.A.

                                        By  /s/ Victoria A. Pavlick
                                          ---------------------------------
                                                       Victoria A. Pavlick
                                                       Authorized Signer


Attested:


  /s/ Christine M. Farquhar
- -----------------------------------------
Name:  Christine M. Farquhar
       Assistant Secretary



Signed, sealed and acknowledged by
Bank One, Columbus, N.A.
in the presence of:

                                        /s/ Bobbie Jo Crawford
                                      ---------------------------------------
                                      Bobbie Jo Crawford
        As witnesses

                                        /s/ Carolyn Lynn
                                      ---------------------------------------
                                      Carolyn Lynn


Certificate of Residence
- ------------------------
The undersigned hereby certifies
that the precise address of the
Trustee is Bank One, Columbus, N.A.,
100 East Broad Street, Columbus, Ohio
43271-0181, Attention:  Corporate
Trust Department

  /s/ Christine M. Farquhar
- ----------------------------------------
Name:         Christine M. Farquhar
           Assistant Secretary,
           Bank One, Columbus, N.A.


This instrument prepared by Ernie K. Demanelis, Esq., Squire, Sanders & Dempsey, 4900 Society Center, 127 Public Square, Cleveland, Ohio 44114-1304.

STATE OF OHIO                           )
                                        )     SS.:
COUNTY OF CUYAHOGA                      )


              On this 22nd day of June, 1994, before me personally appeared TERRENCE G. LINNERT and J.T. PERCIO to me personally known, who being by me severally duly sworn, did say that they are a Vice President and an Assistant Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                                        /s/ Amy B. Arkbauer
                                       ----------------------------------------
                                                    Amy B. Arkebauer
                                              Notary Public, State of Ohio
                                          My commission expires July 26, 1997

STATE OF OHIO                           )
                                        )     SS.:
COUNTY OF FRANKLIN                      )

              On this 23rd day of June, 1994, before me personally appeared Victoria A. Pavlick and Christine M. Farquhar to me personally known, who being by me severally duly sworn, did say that they are an Authorized Signer and an Assistant Secretary, respectively, of Bank One, Columbus, N.A., that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                                        /s/  Meletha Dawson
                                       ----------------------------------------
                                                     Meletha Dawson
                                             Notary Public, State of Ohio
                                        My commission expires October 24, 1998

                                   EXHIBIT A
                                       to
                   Open-End Subordinate Indenture of Mortgage
                                    between
                       The Cleveland Illuminating Company
                                      and
                      Bank One, Columbus, N.A., as Trustee
                            dated as of June 1, 1994


             The parcels of land subject to the Open-End Subordinate Indenture of Mortgage to which this Exhibit A is attached include as of the date hereof only such of those parcels of land of the Company described in the following pages A-1 through A-544 as are OWNED by the Company ON THE DATE HEREOF and ON THE DATE HEREOF ARE SUBJECT to the Mortgage and Deed of Trust dated July 1, 1940 between the Company and Guaranty Trust Company of New York (predecessor of Morgan Guaranty Trust Company of New York), as trustee, as extended, recast, replaced, amended, supplemented, restated or renewed prior to the date hereof (the "First Mortgage"). The parcels of land described in the following pages A-1 through A-544 include descriptions of properties that were subject to the lien of the First Mortgage; some of said parcels or portions thereof may have been released from the lien of the First Mortgage and, by reason thereof, the Company and Trustee do not intend that such parcels or portions thereof so released shall be part of the mortgaged property or trust estate.





                                       A

                                                                           (CEI)

    ALL THOSE CERTAIN PIECES OR PARCELS OF LAND OWNED BY THE COM-
PANY AND DESCRIBED AS FOLLOWS:

                           LAKE SHORE STATION.

    PARCEL NO. 1. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as Sublots Nos. 17 and 26 in James M. Hoyt's and others' Re-subdivision of the west part of Block "A" and of Sublots 34 to 67 inclusive in James M. Hoyt's and Sons' Allotment of a part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat of said re-allot-ment in Volume 13 of Maps, Pages 30 and 31, of Cuyahoga County Records, and being each 35 feet on the westerly side of Hoyt Ave-nue (now known as East 70th Street), and extending back of equal width 179.21 feet deep, as appears by said plat.

    PARCEL NO. 2.  Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being a part of orig-inal one hundred acre Lot No. 349, and bounded and described as follows:

    Beginning at the intersection of the northwesterly line of the right-of-way of the Lake Shore & Michigan Southern Railroad with the westerly line of 30 acres of land conveyed by John W.
Allen and wife to David J. Garrett and Robert W. Scott by deed dated May 15, 1845, recorded in Volume 47, Page 476, of
Cuyahoga County Records; thence northerly, along said westerly line to the bank of Lake Erie; thence northeasterly, along the bank of Lake Erie to the northwesterly corner of 30 acres of land deeded by John W. Allen to James M. Hoyt, by deed dated April 25, 1845, recorded in Volume 35, Page 491, of Cuya-hoga County Records; thence southerly, along the westerly line of land deeded to James M. Hoyt as aforesaid to the northerly line of said right-of-way of the Lake Shore & Michigan Southern Railroad; thence southwesterly, along the northwesterly line of said right-of-way to the place of beginning; containing about
10.72 acres of land, be the same more or less, but subject to all legal highways and waterways. The Company also conveys to the Trustee all its riparian and littoral rights in and to the waters of Lake Erie and the submerged land adjacent to said premises.

    PARCEL NO. 3. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 12 in James M. Hoyt's and others' Subdivision of part of original one hundred acres Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Page 30, of Cuyahoga County Records, and being 35 feet front on the westerly side of Hoyt Avenue (now

                                                                           (CEI)



known as East 70th Street), and extending back of equal width
179.21 feet deep as appears by said plat.

   PARCEL NO. 4. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos. 3, 4, 5 and 6 of block "A" in James M. Hoyt's and others' Subdi-vision of a part of original one hundred acres lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Pages
30 and 31, of Cuyahoga County Records. It is understood that the northerly boundary of Sublot No. 3 is the waters of Lake Erie, and the Company also conveys to the Trustee all its riparian rights in and to the waters of Lake Erie and the submerged lands adjacent to said premises.

   PARCEL NO. 5. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 7 of Block "A" in James M. Hoyt's and others' Subdivision of a part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Pages 30 and 31, of Cuyahoga County Records.

   PARCEL NO. 6. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 8 in James M. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Page 30, of Cuyahoga County Records, and being 35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue), and extending back of equal width
179.21 feet deep, as appears by said plat.

   PARCEL NO. 7. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 9 in James M. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Page 30, of Cuyahoga County Records, and being 35 feet front on the westerly side of Hoyt Avenue (now known as East 70th Street, N. E.), and extending back between parallel lines 179.21 feet deep, as appears by said plat.

   PARCEL NO. 8. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 10 in James M. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Page 30, of Cuyahoga County Rec-ords, and being 35 feet front on the westerly side of East 70th

                                                                           (CEI)



Street (formerly Hoyt Avenue), and extending back of equal width 179.21 feet deep, as appears by said plat.

   PARCEL NO. 9. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No.
11 in J. M. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349 and resubdivision of a part of the subdivision made by James M. Hoyt and Sons of part of orig-inal one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat of said subdivision and resubdivision, recorded in Volume 13 of Maps, Pages 30 and 31, of Cuyahoga County Rec-ords, and being 35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue), and extending back of equal width 179.21 feet deep, as appears by said plat; be the same more or less, but subject to all legal highways.

   PARCEL NO. 10. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
13, 14, 19, 20, 21, 22, 23 and 24 in James Hoyt's and others' Sub-division of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Pages
30 and 31, of Cuyahoga County Records; and each of said Sub-lots being 35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue), and extending back of equal width
179.21 feet deep.

   PARCEL NO. 11. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sublot
No. 15 in James H. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat of said subdivision in Volume 13 of Maps, Page 30, of Cuyahoga County Records. Said Sublot No. 15 has a frontage of 35 feet on the westerly side of East 70th Street (formerly Hoyt Avenue), and extends back of equal width 179.21 feet.

   PARCEL NO. 12. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 16 in James M. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Page 30, of Cuyahoga County Records, and being 35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue), and extending back of equal width
179.21 feet deep, as appears by said plat.

                                                                           (CEI)



    PARCEL NO. 13. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 18 in James M. Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by the recorded plat in Volume 13 of Maps, Pages 30 and 31, of Cuyahoga County Records, and being 35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue), and extending back of equal width 179.21 feet deep, as appears by said plat.

    PARCEL NO. 14. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 25 in James Hoyt's and others' Subdivision of part of original one hundred acre Lots Nos. 347 and 349, as shown by recorded plat in Volume 13 of Maps, Page 30, of Cuyahoga County Records, and
35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue), and extending back of equal width 179.21 feet deep, as appears by said plat.

    PARCEL NO. 15. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 27 of the Subdivision of a part of original one hundred acre Lots
Nos. 347 and 349 in said City made by James M. Hoyt and John
Wm. Taylor, Executor, and recorded in the office of the Recorder of the said County of Cuyahoga, in Book No. 13 of Maps and Sub-divisions, Page 30 and 31, reference for particulars as to the size and boundaries of the land hereby conveyed being had to said recorded subdivisions, and being 35 feet front on the westerly side of East 70th Street (formerly Hoyt Avenue); be the same more or less, but subject to all legal highways, and subject to sewer easement granted to the City of Cleveland by deed dated February 15, 1909, recorded in Volume 1294, Page 7, of Cuyahoga County Records, and subject to building and use restrictions of record.

    PARCEL NO. 16. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 58 and the southerly 24 feet of Sublot No. 59 in W. J. Crawford's Subdivision of a part of original one hundred acre Lot No. 349 as shown by the recorded plat of said subdivision in Volume 13 of Maps, Page 29, of Cuyahoga County Records.

    Said Sublot No. 58 and said part of said Sublot No. 59 together form a parcel of land having a frontage of 64 feet on the easterly side of East 70th Street (formerly Hoyt Avenue), and extending back between parallel lines 174 feet, as appears by said plat.

                                                                           (CEI)



    PARCEL NO. 17. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 65 according to plat of subdivision made by W. J. Crawford of part of original Lot No. 349, formerly in East Cleveland Township, now in City of Cleveland, recorded in Volume 13 of Maps, Page
29, of Cuyahoga County Records; said Sublot No. 65 is 40 feet front on the easterly side of East 70th Street (formerly Hoyt Avenue), and 174 feet deep, according to the plat of said subdivi-sion on record; be the same more or less, but subject to all legal highways.

    PARCEL NO. 18. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots
Nos. 66, 67 and 68 in W. J. Crawford's Subdivision of a part of original one hundred acre Lot No. 349, as shown by the re-corded plat of said subdivision in Volume 13 of Maps, Page 29, of Cuyahoga County Records.

    Each of said Sublots Nos. 66, 67 and 68, has a frontage of 40 feet on the easterly side of East 70th Street (formerly Hoyt
Avenue), and each extends back between parallel lines, 174 feet, as appears by said plat.

                          CANAL STREET STATION

    PARCEL NO. 19. Situate in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
146, 147 and 148 in Kelley and Walworth's Allotment of part of original Lots Nos. 213 to 220, inclusive, as recorded in Volume 2 of Maps, Page 26, of Cuyahoga County Records, excepting there-from so much thereof as is located within the lines surveyed by the Canal Boundary Commission as the boundary lines of the Ohio Canal lands, recorded in Volume 7 of Cuyahoga County Surveyors' Record of the survey map, plats and descriptions thereof, but including herein any rights which the Company may have in and to the lands adjacent thereto formerly occupied by the Ohio Canal, but now occupied by the Valley Railway Com-pany, excepting therefrom a strip of land three feet in width off the southerly side of Sublot No. 148 heretofore conveyed to Isaac N. Hill.

    PARCEL NO. 20. Situate in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sublot No. 149 and part of Sublot No. 150 in the subdivision made by Kelley and Walworth of part of original two acre Lots Nos. 213

                                                                           (CEI)




to 220, inclusive, the plat of which is recorded in Volume 2 of Maps, Page 26, of Cuyahoga County Records, and bounded and described as follows:

    Beginning in the westerly line of Canal Street at the north-easterly corner of said Sublot No. 149; thence southerly, along the westerly line of Canal Street 77.5 feet to the line between the lands of the Company and lands owned by the heirs of Charles Burnside, deceased; thence westerly, in said line, and parallel with the northerly line of said Sublot No. 150 to and into lands formerly covered by the Ohio Canal to a point within 40 feet of the towing path of said canal, as the same formerly existed; thence northerly, parallel with said towing path, as the same formerly existed, to the northerly line of said Sublot No. 149, extended westerly; thence easterly, along the northerly line of said Sublot No. 149 and the same extended, to the place of begin-ning.

    PARCEL NO. 21.  Situate in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of Sublot
No. 148 in said Kelley and Walworth's Subdivision, bounded and described as follows:

    Beginning in the westerly line of Canal Street at the south-easterly corner of said Sublot No. 148; thence northerly, along the westerly line of Canal Street, 3 feet; thence westerly, parallel with the southerly line of said Sublot No. 148, to the center line of the main track of the Valley Railway Company; thence south-erly, along said center line, until it intersects the southerly line of said Sublot No. 148 produced; thence easterly, along said south-erly line of said Sublot No. 148 and said line produced, to the place of beginning.

    PARCEL NO. 22. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sublot No. 150 and all of Sublots Nos. 151, 152 and 153 in Kelley and Walworth's Subdivision of the Walworth Farm, so-called; also part of land formerly occupied by the Ohio Canal; and together bounded and described as follows:

    Beginning at a stone in the westerly line of Canal Street, at a point 77.5 feet southerly from the northeasterly corner of Sublot No. 149 in said subdivision; thence South 34 degrees East, along the westerly line of Canal Street, 156.73 feet to a stone at an angle in said street line; thence South 7 degrees 32'30" East,

                                                                           (CEI)



along said street line, 66.18 feet to a stone at the southeast-erly corner of said Sublot No. 153; thence South 82 degrees 27' 30" West, along the southerly line of said Sublot No. 153, 148.41 feet to a stone in the Canal Commission boundary line;
thence North 11 degrees 56'40" West, along said Canal Commission line,
28.19 feet to a stone; thence North 17 degrees 5'40" West, along said Canal Commission line, 128.77 feet to a stone; thence North
21 degrees 47'25" West, along said Canal Commission line, .63 of a foot to a stake; thence North 56 degrees East, 114.73 feet to the place of beginning; being 222.91 feet front on Canal Street 157.61 feet on said Canal Commission line, 114.73 feet deep on the northerly line and 148.41 feet deep on the southerly line, according to the survey of J. D. Varney, former County Surveyor; be the same more or less, but subject to all legal highways.

   Being the same premises conveyed to the Company by the Cleveland Tanning Company, by deed dated February 8, 1899,
Volume 714, Page 48, of Cuyahoga County Records.

   PARCEL NO. 23. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos. 154 and 155, in the Walworth Allotment of a part of the Walworth
Farm, so-called, being together 100 feet front on Canal Street and extending to the right-of-way of the Valley Railway Company
145 feet upon the northerly line of Lot No. 154 and 136 feet upon the southerly line of Lot No. 155, as determined by the Commis-sioners appointed to fix the boundary lines of the Ohio Canal.

   Being the same property conveyed to the Company by Mathias
E. Turner (unmarried), by deed dated August 9, 1899, recorded in Volume 733, Page 2, of Cuyahoga County Records.

   PARCEL NO. 24. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 156 and part of Sublot No. 157, in the Walworth and Kelley Allotment of part of original two acre Lots Nos. 213 to 220, inclusive, and 125 to 132, inclusive, as shown by the recorded plat of said allot-ment in Volume 2 of Maps, Page 26, of Cuyahoga County Records, and bounded and described as follows:

   Beginning on the westerly line of Canal Street at the north-east corner of said Sublot No. 156; thence westerly, along the northerly line of said Sublot No. 156 to the easterly line of the Ohio Canal lands as now established; thence southerly, along said easterly line of the Ohio Canal lands to the southerly line of said

                                                                           (CEI)




Sublot No. 157; thence easterly, along said southerly line of Sub-lot No. 157, about 61.29 feet to the most westerly corner of land conveyed by The Cleveland Electric Illuminating Company to the City of Cleveland by deed dated March 4, 1927, recorded in Volume 3462, Page 375, of Cuyahoga County Records; thence northeasterly, along the northwesterly line of land so conveyed to the City of Cleveland, to the most southerly corner of another parcel of land conveyed by The Cleveland Electric Illuminating Company to the City of Cleveland, by deed dated April 17, 1929, recorded in Volume 3860, Page 395, of Cuyahoga County Records; thence northwesterly, along the southeasterly line of land con-veyed as last aforesaid, 6 feet to the most westerly corner thereof; thence northeasterly along the northwesterly line of land so conveyed as last aforesaid, 33 feet to said westerly line of Canal Road; thence northerly, along said westerly line of Canal Road to the place of beginning; be the same more or less, but subject to all legal highways.

    PARCEL NO. 25.  Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of Sublot
No. 158 in the Walworth and Kelley Allotment of part of original two acre Lots Nos. 213 to 220, inclusive, and 125 to 132, inclusive, as recorded in Volume 2 of Maps, Page 26, of Cuyahoga County
Records, and bounded and described as follows:

    Beginning on the northerly line of said Sublot No. 158 at a point 72.199 feet westerly from its intersection with the westerly line of Canal St., being also the easterly line of said Sublot No. 158; thence westerly, along said northerly line of Sublot No. 158, about 61.29 feet to the easterly boundary of Canal lands as now established; thence southerly, along said easterly boundary of Canal lands, 25 feet; thence northeasterly, 68.59 feet to the place of beginning.

    Being the premises conveyed to the Company by the City of Cleveland, by deed dated April 20, 1929, recorded in Volume 3934,
Page 362, of Cuyahoga County Records.

                                DODGE SUBSTATION

    PARCEL NO. 28.  Situate in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of original ten acre Lot No. 77, bounded and described as follows:

                                                                           (CEI)



    Beginning on the westerly side of Huntington Street at a point
344.5 feet southerly from its intersection with the northerly line of said lot; thence westerly, at right angles with Huntington
Street, 8 rods more or less to the west line of said Lot No. 77; thence northerly, along the westerly line of said lot, 26 feet; thence easterly, parallel with the southerly line of the premises herein described, 8 rods, more or less, to the westerly line of Hunt-ington Street; thence, southerly along the westerly line of Hunt-ington Street, 26 feet to the place of beginning, being the premises known as No. 90 Huntington Street (said Huntington Street being now known as East 18th Street); and being the same prem-ises heretofore conveyed by Luke J. Grace and Sarah A. Grace to the Company, by deed dated April 12, 1904.

    PARCEL NO. 29.  Situate in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of original ten acre Lot No. 76, bounded and described as follows:

    Beginning in the easterly line of Dodge Street about 290 feet southerly from the corner of Payne Avenue and Dodge Street, and at the northwesterly corner of a lot of land conveyed by George
C. Dodge and wife to Wilson S. Dodge, by deed recorded in Vol-ume 295, Page 283, of Cuyahoga County Records; thence north-erly, on the line of Dodge Street, 50 feet; thence easterly, at right angles from said street, about 135 feet to the east line of said ten acre lot; thence southerly, on the line of said lot, 50 feet to the northeasterly corner of said lot so as aforesaid conveyed to Wil-son S. Dodge; thence westerly, parallel with the northerly line and 50 feet distant therefrom, to the place of beginning; said premises being known as 164 Dodge Street (said Dodge Street now being known as East 17th Street); being the same premises heretofore conveyed by P. C. O'Brien and Sabina E. O'Brien to the Company, by deed dated April 12, 1904.

    PARCEL NO. 30. Situate in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of original ten acre Lot No. 77, and being 32.5 feet of land fronting on the westerly line of Huntington Street (now known as East 18th
Street); being the south part of 377 feet measuring southerly on said line of said street from the point of intersection thereof with the northerly line of ten acre Lot No. 77, of which said Lot No.
77 the land hereby sold constitutes a portion, and extends west-erly from said line of said street between parallel lines at right angles with said street 8 rods, more or less, to the west line of said

                                                                           (CEI)




Lot No. 77; being the same premises heretofore conveyed by Lilly A. Rumsay and Thomas O. Rumsay to D. L. Selover, trustee, by deed dated March 30, 1904, and by said D. L. Selover, trustee, conveyed to the Company, by deed dated April 21, 1904.

                                DOAN SUBSTATION

  PARCEL NO. 31.  Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of orig-inal East Cleveland Township Lot No. 402, and bounded and described as follows, to-wit:

  Beginning at a point in the center line of Doan Street 453.96 feet northerly from a stone at the intersection of the center lines of Doan Street and Euclid Avenue, said point being 3 feet north-erly from the northerly line of Sublot No. 11 (as shown in the proceedings instituted in the Court of Common Pleas of Cuyahoga County, Ohio, by the administrator of the estate of Job Doan, deceased, in Volume 15, Page 284, of said court record), extended westerly to the center line of Doan Street; thence easterly, and parallel with the north line of said Sublot No. 11, and 3 feet dis-tant northerly therefrom, 229.30 feet to a stake in the easterly line of said Sublot No. 11 extended northerly (said Sublot No.
11 being also heretofore known as the property of the Methodist Episcopal Church); thence northerly, along said easterly line of said Sublot No. 11 so extended, 58.20 feet to a stake in the south-erly line of land formerly owned by R. F. Paine; thence westerly, along the southerly line of land formerly owned by R. F. Paine,
229.30 feet to a stone in the center line of Doan Street; thence southerly, along the center line of Doan Street, 57.51 feet to the place of beginning; said Doan Street now being known as East
105th Street.

                               WILLSON SUBSTATION

  PARCEL NO. 32. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos. 21 and 22 in Samuel Foljambe's Re-allotment of the south part of Sublots Nos. 22 and 23 in Bomford's Allotment of a part of orig-inal one hundred acre Lots Nos. 331 and 332, as shown by the recorded plat of said re-allotment in Volume 3 of Maps, Page 19, of Cuyahoga County Records, and being each 30 feet front on the easterly side of Willson Avenue and extending back of equal width 151 feet, 1.5 inches deep to an alley in the rear, as appears by said plat.

                                                                           (CEI)



                              UNION SUBSTATION

    PARCEL NO. 33. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
3 and 4 in T. G. Clewell and T. M. Irvine's Re-allotment of Sub-lots Nos. 357 to 377, both inclusive, and Nos. 417 to 437, both inclusive, of Jabesh Gallup's Allotment of part of original one hundred acre Lot No. 322, as shown by the recorded plat of said re-allotment in Volume 7 of Maps, Page 22, of Cuyahoga County Records.

                            ST. CLAIR SUBSTATION

    PARCEL NO. 34. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot
No. 501 in the Allotment made by the heirs of Leonard Case, of original ten acre Lots Nos. 154 to 165, both inclusive, as shown by the recorded plat in Volume 12 of Maps, Pages 6 and 7, of Cuyahoga County Records, and being 40 feet front on the northerly side of St. Clair Street (now known as St. Clair Ave-nue N. E.), and extending back of equal width 140 feet deep to an alley in the rear, as appears by said plat; be the same more or less, but subject to all legal highways.

    PARCEL NO. 35. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 502 in Leonard Case's Allotment of part original ten acre Lots Nos.
154 to 164. both inclusive, as shown by the recorded plat in Vol-ume 12 of Maps, Pages 6 and 7, of Cuyahoga County Records, and being 40 feet front on the northerly side of St. Clair Avenue N. E., and extending back of equal width 140 feet deep, as appears by said plat; be the same more or less, but subject to all legal high-ways.

                              ALMAR SUBSTATION

    PARCEL NO. 36. Situated in the City of Shaker Heights, County of Cuyahoga, State of Ohio, being part of Original War-rensville Township Lot No. 36, and known as being Sublot No. 99-A and the southerly sixty (60) feet of Sublot No. 100-A, as shown on plat of a resubdivision of a part of The Van Sweringen Company's Subdivision Nos. 29 and 44, recorded in Volume 125, Page 30, Cuyahoga County Map Records, and bounded and de-scribed as follows:

                                                                           (CEI)




   Beginning at a stake set in the easterly line of Warrensville
Center Road, and at the southwest corner of said Sublot No. 99-A;

   Thence from said place of beginning northerly along said east-erly line, on a curved line deflecting to the right, 130 feet, said curved line having a radius of 5915.93 feet, and the chord of whose arc bears North 0 degrees 41' 43.5" East) 130.00 feet to a stake;

   Thence North 89 degrees 42' 20" East, parallel with the southerly line of said Sublot No. 100-A, 230.46 feet to a stake set in the easterly or rear line of said Sublot No. 100-A;

   Thence South 25 degrees 29' 10" East, along the easterly or rear line of said Sublot No. 100-A, and said Sublot No. 99-A, 146.29 feet to the southeast corner of said Sublot No. 99-A;

   Thence North 89 degrees 49' 45" West, along the southerly line of said Sublot No. 99-A, 295 feet to the place of beginning, be the same more or less, but subject to all legal highways.

   Subject to any and all zoning and other ordinances, if any, affecting or pertaining to said premises, and subject to the re-strictions, rights, reservations, limitations, agreements, cove-nants and conditions of record, and those set forth in the Deed of Conveyance of said premises from The Van Sweringen Company to the Company, dated July 13, 1935, recorded in Volume 4533,
Page 276 of Cuyahoga County Records.

   Being the premises conveyed to the Company by The Van
Sweringen Company, by Deed dated July 13, 1935, recorded in
Volume 4533, Page 276 of Cuyahoga County Records.

                               MADISON SUBSTATION

   PARCEL NO. 37. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos. 1 and 2 in Elwell and Marvin's Subdivision of part of original Brooklyn Township Lot No. 33, as shown by the recorded plat in Volume 3 of Maps, Page 34, of Cuyahoga County Records, and together forming a parcel of land 62 feet front on the westerly side of Gordon Avenue (now known as West 65th Street) and extending back of equal width 140 feet deep along the southerly side of West Madison Avenue (now known as Madison Avenue
N. W.), as appears by said plat; be the same more or less, but subject to all legal highways.

                                                                           (CEI)



                              WOODLAND SUBSTATION

   PARCEL NO. 38.   Situated in the City of Cleveland, County
of Cuyahoga and State of Ohio, and known as being Sublot No. 8 in a re-subdivision of The Van Sweringen Co. Subdivision No. 11 of part of original one hundred acre Lots Nos. 422 and 430 and part of original Warrensville Township Lots Nos. 11, 21 and 31, as shown by the recorded plat of said re-subdivision in Volume
49 of Maps, Page 19, of Cuyahoga County Records, and being 100 feet front on the southerly side of North Woodland Avenue S. E.,
203.03 feet deep on the easterly line, 205.14 feet deep on the west-erly line and 70.68 feet in the rear, as appears by said plat; be the same more or less, but subject to all legal highways.

                              GLENVILLE SUBSTATION

   PARCEL NO. 39. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being parts of Sub-lots Nos. 70, 71 and 72 in E. J. Weil's Allotment of a part of original one hundred acre Lot No. 369, as shown by the re-corded plat of said subdivision in Volume 14 of Maps, Page 30, of Cuyahoga County Records, and bounded and described as follows:

   Beginning on the easterly line of East 103rd Street (formerly John Street), at a point distant 5 feet northerly from the south-westerly corner of said Sublot No. 70: thence easterly, and par-allel with the southerly line of said Sublot No. 70, 205.15 feet; thence southerly, and parallel with East 103rd Street (formerly John Street), 70 feet; thence westerly, and parallel with the southerly line of said Sublot No. 71, 205.15 feet to the easterly line of East 103rd Street (formerly John Street), at a point
25 feet southerly from the southwesterly corner of said Sublot No. 71; thence northerly, along the easterly line of East 103rd Street (formerly John Street), 70 feet to the place of beginning, be the same more or less, but subject to all legal highways.

   PARCEL NO. 40. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being parts of Sublots Nos. 72 and 73 in E. J. Weil's Allotment of a part of original one hundred acre Lot No. 369, as shown by the recorded plat of said subdivision in Volume 14 of Maps, Page 30, of Cuyahoga County Records, bounded and described as follows:

   Beginning on the easterly line of East 103rd Street (formerly
John Street) at a point 25 feet southerly from the southwesterly

                                                                           (CEI)



corner of Sublot No. 71 in said subdivision, which point is 15 feet northerly from the southwesterly corner of said Sublot No.
72; thence easterly, and parallel with the southerly line of said Sublot No. 72, 195 feet; thence southerly, parallel with East 103rd Street (formerly John Street), 35 feet; thence westerly, and parallel with the southerly line of said Sublot No. 72, 195 feet to the easterly line of East 103rd Street (formerly John Street), at a point 20 feet southerly from the southwesterly corner of said Sublot No. 72; thence northerly, along the easterly line of East 103rd Street (formerly John Street), 35 feet to the place of be-ginning; be the same more or less, but subject to all legal high-ways.

                             HARRINGTON SUBSTATION

   PARCEL NO. 41.  Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of original
Rockport Township Section 12, and bounded and described as follows:

   Beginning on the southerly line of Lorain Avenue at its point of intersection with the westerly line of West 150th Street; thence westerly, along the southerly line of Lorain Avenue, 118.92 feet; thence southerly, parallel with the westerly line of West 150th Street, 239.83 feet to a stake set at the southwesterly corner of a parcel of land conveyed by Tempe M. Alger, a single woman, to Harry Emmett and Minnie C. Emmett, by deed dated July 6,
1892, recorded in Volume 518, Page 500, of Cuyahoga County
Records; thence easterly, at right angles to the last described line,
114.78 feet to the westerly line of West 150th Street; thence northerly, along the westerly line of West 150th Street to the place of beginning; be the same more or less, but subject to all legal highways.

                          OAK SUBSTATION

   PARCEL NO. 42. Situated partly in the City of Cleveland and partly in the Village of Cuyahoga Heights, County of Cuyahoga and State of Ohio, and known as being all of certain Sublots and part of certain Sublots in J. H. Breck's Allotment of a part of one hundred acre Lots Nos. 306 and 307, as shown by the recorded plat in Volume 15 of Maps, Page 35, of Cuyahoga County Records, and also a part of said original one hundred acre Lots

                                                                           (CEI)



Nos. 306 and 307, together forming a parcel of land bounded and described as follows, the bearings and distances given being in accordance with the survey of E. E. Kinnison, to-wit:

   The beginning point is in the center line of East 71st Street
(formerly known as Marcelline Avenue, and prior thereto known as Brecksville Road) at its intersection with the center line of Oak Avenue S. E.;

   COURSE I--Thence, along said center line of said East 71st
Street, South 13 degrees 7' 30" West, a distance of 376.55 feet, more or less, to its intersection with the northwesterly right-of-way line of The Cleveland Short Line Railway Company's railroad as described in "PARCEL XVII" of deed from J. G. W. Cowles, trus-tee, to said The Cleveland Short Line Railway Company dated
May 8, 1906, recorded in Volume 1050, Page 296, of Cuyahoga
County Records;

   COURSE II--Thence, along said northwesterly right-of-way line of said The Cleveland Short Line Railway Company's rail-road as described in "PARCEL XVII" of deed aforesaid, North
60 degrees 15' 30" East, a distance of 334.25 feet, more or less, to a point of curvature in said right-of-way Line;

   COURSE III--Thence, continuing along said northwesterly right-of-way line as described in "PARCEL XVII" of deed afore-said, to the northerly line of J. H. Breck's Allotment aforesaid. According to said survey of E. E. Kinnison, this course runs along the arc of a curve lying on the southeasterly side of its chord and having a radius of 5,629.65 feet, said arc having a length of
635.39 feet and said chord bearing North 57 degrees 01' 30" East, a distance of 635.22 feet;

   COURSE IV--Thence along said northerly line of J. H. Breck's
Allotment aforesaid, South 89 degrees 37'30" West, a distance of 369.75 feet, more or less, to the northeast corner of that portion of Sub-lot No. 9 in said allotment that was conveyed by The Belt & Ter-minal Realty Company to Josef and Francisca Nejman, by deed dated January 30, 1913, recorded in Volume 1433, Page 605, of
Cuyahoga County Records;

   COURSE V--Thence, along the easterly line of said portion of said Sublot No. 9 so conveyed to Josef and Francisca Nejman by deed aforesaid, South 0 degrees 2' 30" East, a distance of 120 feet, more or less, to the northerly line of Oak Avenue S. E. aforesaid;

                                                                           (CEI)



   COURSE VI--Thence, along the southerly prolongation, in a straight line, of "COURSE V" hereof, South O degrees 22' 30" East, a dis-tance of 20 feet, more or less, to the center line of Oak Avenue
S. E. aforesaid;

   COURSE VII--Thence, along said center line of Oak Avenue
S. E., South 89 degrees 37' 30" West, a distance of 368.79 feet, more or less, to the place of beginning.

   And containing, according to said survey of E. E. Kinnison,
3.1888 acres of land; be the same more or less, but subject to all legal highways.

   The foregoing described premises are subject to all the rights, easements, licenses, permissions, releases and acknowledgments of satisfaction, heretofore given by said The Belt & Terminal Realty Company, to The Cleveland Short Line Railway Company,
The Lake Erie and Pittsburgh Railway Company and The Vil-lage of Newburgh Heights, by two certain indentures both dated April 6, 1909, one recorded in Volume 1237, Pages 247-248-249, of Cuyahoga County Records, and the other recorded in Volume
1237, Pages 269-270-271, of Cuyahoga County Records, to which indentures reference is hereby made.

                                WALES SUBSTATION

   PARCEL NO. 43. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 38 and part of Sublots Nos. 39 and 40, in Justus Hamilton's Sub-division of part of original one hundred acre Lots Nos. 455 and 456, as shown by the recorded plat of said subdivision in Volume 2 of Maps, Page 35, of Cuyahoga County Records.

   Said Sublot No. 38 has a frontage of 66 feet on the northerly side of Harvard Avenue, S. E. (formerly Hamilton Street), and extends back between parallel lines 165 feet as appears by said plat; be the same more or less, but subject to all legal highways.

   Said part of Sublots Nos. 39 and 40 together form a parcel of land having a frontage of 132 feet on the northerly side of Har-vard Avenue, S. E. (formerly Hamilton Street), and extending back between parallel lines 125 feet as appears on said plat; be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Frank M.
Cobb, by deed dated April 16, 1925, recorded in Volume 3172, Page
453, of Cuyahoga County Records.

                                                                           (CEI)



                               KINSMAN SUBSTATION

    PARCEL NO. 44.  Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of orig-inal Warrensville Township Lot No. 51, bounded and described as follows:

    Beginning in the easterly line of East 142nd Street (formerly
Elm Street) (60 feet wide), as shown and dedicated in Volume
41 of Maps, Page 11, of Cuyahoga County Records, at a point dis-tant southerly measured along said easterly line 224.88 feet from its point of intersection with the southerly line of Kinsman Road, S. E.; thence easterly, at right angles to the easterly line of East 142nd Street, 111.69 feet to a point; thence southerly, par-allel with the easterly line of East 142nd Street, 160 feet to a point; thence westerly, parallel with the first described line, 111.69 feet to a point in the easterly line of East 142nd Street; thence northerly, along said easterly line, 160 feet to the place of begin-ning, and being further known as Sublots Nos. 6, 7, 8 and 9, in Vaclav Zoul's Allotment proposed of a part of original Warrens-ville Township Lot No. 51, according to a survey by the Wm. H.
Evers Engineering Company dated February 1912; be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Frank M.
Cobb, by deed dated March 23, 1925, recorded in Volume 3172,
Page 248, of Cuyahoga County Records.

                               WALTON SUBSTATION

    PARCEL NO. 45. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 29 in the J. Hornsey (as guardian of the minor heirs of Martin John-son) Allotment of part of original Brooklyn Township Lot No.
68, as shown by the recorded plat in Volume 6 of Maps, Page 17, of Cuyahoga County Records, and being 32 feet 7.25 inches front on the southerly side of Walton Avenue, S. W., and extending back
132 feet 10.5 inches deep on the easterly line, 135 feet 6 inches deep on the westerly line, said westerly line being also the easterly line of Johnson Street (now known as W. 20th Street), and being 32 feet 6 inches wide in the rear, as appears by said plat.

    PARCEL NO. 46. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the northerly part of Sublot No. 30, in John Hornsey (as guardian of minor heirs of Martin Johnson) Allotment of part of original Brooklyn

                                                                           (CEI)



Township Lot No. 68, as shown by the recorded plat in Volume 6, of Maps, Page 17, of Cuyahoga County Records, and 32 feet 7.25 inches front on the southerly side of Walton Avenue, and extend-ing back 127 feet 3 inches deep on the easterly line, 129 feet 10.5 inches deep on the westerly line and being 32 feet 6 inches wide in the rear.

   PARCEL NO. 47. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being Sublot No. 31 in the J. Hornsey (as guardian of minor heirs of Martin Johnson)
Allotment of part of original Brooklyn Township Lot No. 68, as shown by the recorded plat in Volume 6 of Maps, Page 17, of Cuyahoga County Records, and being 32 feet 7.25 inches front on the southerly side of Walton Avenue, S. W., and extending back 127 feet 7.5 inches deep on the easterly line, 130 feet 3 inches deep on the westerly line and being 32 feet 6 inches wide in the rear, as appears by said plat.

   PARCEL NO. 48. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 32 in the J. Hornsey (as guardian of minor heirs of Martin John-son) Allotment of part of original Brooklyn Township Lot No.
68, as shown by the recorded plat in Volume 6 of Maps, Page 17, of Cuyahoga County Records, and being 32 feet 7.25 inches front on the southerly side of Walton Avenue, S. W., and extending back 125 feet deep on the easterly line, 127 feet 7.5 inches deep on the westerly line, and being 32 feet 6 inches wide in the rear, as appears by said plat.

   Being the premises conveyed to the Company by Frank M.
Cobb, by deed dated March 27, 1926, recorded in Volume 3382,
Page 623, of Cuyahoga County Records.

                              DIVISION SUBSTATION

   PARCEL NO. 49. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
1072, 1073, 1074, 1075, 1081 and 1082 in Block U U, in Buffalo
Company Allotment of part of original Brooklyn Township Lots
Nos. 51 and 70, as shown by the recorded plat in Volume 3 of Maps, Page 51, of Cuyahoga County Records, and together forming a parcel of land 124 feet front on the southwesterly side of Turnpike Street (now known as West 25th Street), 180 feet deep on the southeasterly line, 180 feet deep on the northwesterly line, which is also the southeasterly line of Division Street (now

                                                                           (CEI)



known as Division Avenue, N. W.), and 124 feet in the rear, as appears by said plat; be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by James J.
McGinty, by deed dated March 29, 1928, recorded in Volume 3590,
Page 606, of Cuyahoga County Records.

                        MILES GARAGE AND WAREHOUSE

    PARCEL NO. 50. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of original
Warrensville Township Lot No. 71, and bounded and described as follows:

    Beginning on the southerly line of said original Lot No. 71, at its point of intersection with the easterly line of East 146th
Street (formerly East 144th Street S. E.), as dedicated by plat recorded in Volume 55 of Maps, Page 40, of Cuyahoga County
Records; thence North 89 degrees 12' East, along the southerly line of said original Lot No. 71, 577.96 feet to the southwesterly line of land conveyed to The Cleveland and Mahoning Railroad Com-pany, by deed dated July 26, 1855, recorded in Volume 80, Page
398, of Cuyahoga County Records; thence North 74 degrees 15' West, along said southwesterly line of land so conveyed to The Cleve-land and Mahoning Railroad Company, 600.78 feet to said east-erly line of East 146th Street; thence South 0 degrees 8' 40" East, along said easterly line of East 146th Street, about 171 feet to the place of beginning; be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by F. M. Cobb, by deed dated October 20, 1927, recorded in Volume 3519, Page
370, of Cuyahoga County Records.

    PARCEL NO. 51. Situated in the Village of Miles Heights,
County of Cuyahoga and State of Ohio, and known as being parts of original Lots Nos. 81 and 82, Warrensville Township, and more specifically described as follows:

    Beginning at an iron pin set at the intersection of the north-erly line of Warrensville Township Lot No. 81, with the easterly line of East 144th Street (now known as East 146th Street),
50 feet wide; thence East, 577.07 feet measured along the said northerly line of Warrensville Township Lot No. 81, to an iron pin set at the westerly corner of a parcel of land conveyed to

                                                                           (CEI)



The Cleveland and Mahoning Valley Railroad Company, by deed recorded in Volume 63, Page 505, of Cuyahoga County Records;, thence South 73 degrees 27' 47" East, 1179.71 feet measured along the southwesterly line of land conveyed to The Cleveland and Mahon-ing Valley Railroad Company, as aforesaid, to an iron pin at the northwesterly corner of Sublot No. 14 in The S. H. Kleinman
Realty Company's Miles Heights Allotment, as shown by the recorded plat in Volume 44 of Maps, Page 15 of Cuyahoga County
Records; thence South 0 degrees 23' 26" West, 577 feet measured along the westerly line of The S. H. Kleinman Realty Company's Miles
Heights Allotment, as aforesaid, to the northwesterly corner of Sublot No. 27 in said allotment; thence North 71 degrees 5' 18" West, 1805.21 feet measured along the northeasterly line of Torrens
Avenue S. E. (proposed) 60 feet wide, to a point on said east-erly line of East 144th Street (now known as East 146th
Street); thence North 0 degrees 38' 50" East, 327.74 feet measured along said easterly line of East 144th Street (now known as East 146th Street) to the place of beginning; and con-taining and being in all 20 acres, more or less, excepting therefrom so much of a 30 foot strip of land as is enclosed in the foregoing description and more specifically described as being a strip of land 30 feet wide measured 15 feet on each side of the following described center line:

    Beginning at a point on the southerly line of premises de-scribed in Registered Certificate Title No. 6733, recorded in
Book 26, Page 6733, distant North 71 degrees 5' 18" West, 674.30 feet measured along said southerly line from the southeasterly corner of above described premises; thence North 42 degrees 20' 12" East,
369.92 feet; thence on a curve to the right, tangent to the last described line and having a radius of 385 feet, 226.197 feet, the chord of which bears North 59 degrees 10' 5" East, and measures 222.96 feet; thence North 75 degrees 59' 58" East, 57.50 feet and tangent to the last described line to a point on the northerly line of above described premises, distant North 73 degrees 27' 47" West, 151.73 feet measured along said northerly line from the northeasterly corner thereof.

    Together with the easement shown in Certificate of Title No.
8478 created by the deed to The Cleveland Steel Tube Company
(filed as Document No. 21085) from The Harbutt Realty Com-pany:

    "Grantor further grants to Grantee, its successors and assigns, the right to connect switch tracks with such tracks as may be con-

                                                                           (CEI)



structed on any part of the thirty foot strip owned by it north of Torrens Avenue proposed, such connections to be for the bene-fit of lands lying on either side or both sides of said strip and further grants to said Grantee the right to construct tracks and rights-of-way across said thirty foot strip north of Torrens Ave-nue proposed, provided such construction of cross tracks is ap-proved by The Erie Railroad Company and will not prevent its acceptance of a conveyance of such thirty foot strip.

    Grantor and Grantee mutually covenant and agree that no tracks now or hereafter located on said thirty foot right-of-way shall be used for storage of cars, but said tracks shall at all times be open for use for switching connections to the Erie Railroad for the benefit of Grantor and Grantee, their successors and as-signs. It is mutually agreed by Grantor and Grantee that Grantor may connect a track or tracks on said thirty foot strip with the track or tracks now located on the northerly part of said thirty foot strip and may, after it has made said connection, use said tracks and the track extending from said right-of-way to the Erie Railroad tracks in common with Grantee. Cost of main-tenance of so much of said track as is used jointly to be borne equally by Grantor and Grantee."

    Being the premises conveyed to the Company by F. M. Cobb, by deed dated October 20, 1927, and registered in Book No. 91, Page 20041 of Land Title Registers of Cuyahoga County, Ohio.

                            NEWBURGH SUBSTATION

    PARCEL NO. 52. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of original one hundred acre Lot No. 439 and also part of Sublot No. 35 of Gillette and Dobbs Subdivision of part of original one hun-dred acre Lot No. 439, as shown by the recorded plat in Volume 8 of Maps, Page 16, of Cuyahoga County Records, and bounded and described as follows:

    Beginning at the intersection of the northerly line of Union Avenue S. E. (60 feet in width) with the easterly line of East
79th Street (50 feet in width); thence north, along the easterly line of East 79th Street, a distance of 350 feet to an iron pipe; thence easterly, and parallel with the northerly line of Union Avenue S. E., a distance of 325 feet to an iron pipe; thence southerly, and parallel with the easterly line of East 79th Street, a distance of 350 feet to an iron pipe set in the northerly line

                                                                           (CEI)



of Union Avenue S. E.; thence westerly, along the northerly line of Union Avenue S. E., a distance of 325 feet to the place of beginning; and containing 2.611 acres of land, be the same more or less, but subject to all legal highways.

    Subject to slope rights for raising the grade of Union Avenue,
S. E. acquired by the City of Cleveland under appropriation pro-ceedings in Insolvency Court of Cuyahoga County, Case No. 8892.

    Being the premises conveyed to the Company by The Fitz-simons Land Company, by deed dated February 8, 1929, recorded in Volume 3859, Page 369, of Cuyahoga County Records.

    PARCEL NO. 53. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 5 in
E. S. Gillette and A. S. Dobbs Subdivision of part of original one hundred acre Lot No. 439, as shown by the recorded plat in Volume 8 of Maps, Page 16, of Cuyahoga County Records, and being 40 feet on the easterly side of Division Street (now known as East 78th Street), 139 feet 11.5 inches on the northerly line, 139 feet 11.5 inches on the southerly line and 40 feet on the easterly line, which is also the westerly side of Madison Street (now known as East 79th Street), as appears by said plat; be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Alexander and Stanislawa Muszynski, by deed dated January 17, 1929, recorded in Volume 3803, Page 418, of Cuyahoga County Records.

    PARCEL NO. 54. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of original Newburgh Township Lot No. 439, unallotted, and also part of Sublots Nos. 24, 25, 26 and 27 of Gillette and Dobbs Subdivision of a part of said original Lot No. 439, Newburgh Township, as recorded in Volume 8 of Maps, Page 16, of Cuyahoga County Records, and bounded and described as follows:

    A strip of land 20 feet in width, 10 feet of which width lies easterly and westerly and northeasterly and southwesterly from the following described center line:

    Beginning at an iron pipe set 350 feet northerly along a line parallel with the easterly line of East 79th Street (50 feet in width), from the northerly line of Union Avenue S. E. (60 feet in width), said iron pipe being also 205 feet easterly along a line parallel with the northerly line of said Union Avenue S. E. from said easterly line of East 79th Street; thence north, and parallel with the easterly line of said East 79th Street, a distance of 105.11

                                                                           (CEI)



feet to a point of curve; thence deflecting to the left on a curved line, a distance of 342.61 feet to a point in the southerly line of
The Erie Railway Company right-of-way (100 feet in width),
distant about 89.23 feet southeasterly measured along the south-
erly line of said The Erie Railway Company right-of-way from its intersection with the easterly line of said East 79th Street
(50 feet in width); said curved line having a radius of 453.26 feet, a central angle of 43 degrees 18' 33", and a chord which bears North 21 degrees 39' 16.5" West, a distance of 334.51 feet; and containing
0.2055 of an acre of land; together with the necessary slope rights adjacent to both sides of said 20 foot strip of land, for the purpose of providing an earth fill of approximately 1.5 foot horizontal to
1   foot vertical, for switch track construction, and not to exceed
24 feet in width on each side of said above described 20 foot right-of-way.

    The above courses are assumed only, and are given for the purposes of more fully describing said parcel of land.

    Excepting and reserving, however, to The Fitzsimons Land Company, its successors and assigns, the right to cross the afore-said described premises with a roadway, not exceeding 30 feet in width, for vehicular traffic; the said roadway to be constructed and maintained by The Fitzsimons Land Company, its successors and assigns, at the grade and elevation of such tracks as may be constructed on the aforesaid described premises.

    And further excepting and reserving to The Fitzsimons Land Company, its successors and assigns, the right to connect a switch track to such track as may be constructed on the aforesaid prem-ises by the Grantee, its successors and assigns, the point of con-nection of the said connecting switch track to be located within the northerly 150 feet of the aforesaid described premises.

    Being the premises conveyed to the Company by The Power
Construction Company, by deed dated June 10, 1932, recorded in Volume 4250, Page 574, of Cuyahoga County Records.

                                ROCKWELL GARAGE

    PARCEL NO. 55. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
16, 17, 18, 19, 20, 21 and 22 in Henry Wick's Subdivision of part of original ten acre Lot No. 102, as shown by the recorded plat in Volume 2 of Maps, Page 10, of Cuyahoga County Records, and together forming a parcel of land 210 feet front on the north-erly side of Oregon Street (now known as Rockwell Avenue

                                                                           (CEI)



N. E.), 123 feet 2.75 inches deep on the easterly line, 130 feet
6.75 inches deep on the westerly line and 209 feet 10.5 inches on the southerly line of Dodge Alley (now known as Emerald
Court N. E.), as appears by said plat; be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by The Trans-portation Building Company, by deed dated September 13, 1928, recorded in Volume 3830, Pages 319-21, of Cuyahoga County
Records.

    PARCEL NO. 56. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sublot
No. 6 and the easterly 1 foot from front to rear to Sublot No.
5 in Henry Wick's Subdivision of part of original ten acre Lot
No. 102, as shown by the recorded plat in Volume 2 of Maps, Page 10, of Cuyahoga County Records, and together forming a parcel of land 27 feet 10 inches front on the southerly side of St. Clair Avenue N. E., and extending back of equal width 150 feet to an 18 foot alley (now known as Emerald Court N. E.), as ap-pears by said plat; be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Clare H.
Whitney, by deed dated September 21, 1928, recorded in Volume
3774, Page 420, of Cuyahoga County Records.

    PARCEL NO. 57. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sublot No. 5 in Henry Wick's Subdivision of part of original ten acre Lot No. 102, as shown by the recorded plat of said subdivision in Volume 2 of Maps, Page 10, of Cuyahoga County Records. Said part of Sublot No. 5 is bounded and described as follows:

    Beginning at a point in the southerly line of St. Clair Avenue
N. E. (formerly St. Clair Street) 2 feet easterly from the north-westerly corner of said Sublot No. 5; thence southerly, and 2 feet easterly from the westerly line of said Sublot No. 5, 150 feet to the southerly line of said Sublot No. 5 which southerly line is also the northerly line of Emerald Court, N. E. (formerly Dodge Alley); thence easterly, along said southerly line of said Sublot No. 5, 27 feet to a point 1 foot westerly from the southeasterly corner of said Sublot No. 5; thence northerly, and 1 foot west-erly from the easterly line of said Sublot No. 5, 150 feet to the southerly line of St. Clair Avenue N. E.; thence westerly, along the southerly line of St. Clair Avenue, N. E., 27 feet to the place

                                                                           (CEI)




of beginning, as appears by said plat; but subject to all legal high-ways.

   Being the premises conveyed to the Company by Clare H.
Whitney, by deed dated September 21, 1928, and registered in Book No. 102, Page 22239, of Land Title Registers of Cuyahoga
County.

   PARCEL NO. 58. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos. 2, 3, 4 and the westerly 2 feet front and rear of Sublot No. 5 in Henry Wick's Subdivision of part of original ten acre Lot No. 102, as shown by the recorded plat in Volume 2 of Maps, Page 10, of Cuyahoga County Records, and together forming a parcel of land 82 feet front on the southerly side of St. Clair Street (now known as St. Clair Avenue N. E.), and extending back of equal width 150 feet deep to an alley in the rear (now known as Emer-ald Court N. E.), as appears by said plat; be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Wm. B. Cohen and Lillian K. Cohen, by deed dated October 15, 1928, recorded in Volume 3777, Page 441, of Cuyahoga County Records.

                       BROOKLYN GARAGE AND WAREHOUSE

   PARCEL NO. 59. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio and known as being part of orig-inal Brooklyn Township Lot No. 26, and bounded and described as follows:

   Beginning at the southeast corner of said original Lot No. 26, running thence west, on the south line of said Lot, 664.20 feet to the center of West 73rd Street; thence northerly, along the center line of West 73rd Street, 1588.04 feet to the southerly line of The Wheeling and Lake Erie Railroad right-of-way, 100 feet wide;
thence easterly, along the southerly line of said right-of-way, about 908 feet to the east line of said original Lot No. 26; thence south, along the east line of said Lot No. 26, about 1256.73 feet to the place of beginning; containing 24.093 acres, together with all hereditaments and appurtenances thereof, subject to a sewer easement dated January 20, 1925, recorded in Volume 3431, Page
430, of Cuyahoga County Records, and subject to all legal high-ways.

   Being the premises conveyed to the Company by The United
Banking and Trust Company, by deed dated December 29, 1926, recorded in Volume 3461, Page 304, of Cuyahoga County Records.

                                                                           (CEI)



                                 CARNEGIE SHOP

   PARCEL NO. 60. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio and known as being part of original one hundred acre Lots Nos. 337 and 338 and bounded and de-scribed as follows:

   Beginning at a point in the southerly line of East Prospect Street (now known as Carnegie Avenue S. E.), at the northeast-erly corner of land conveyed by Anna M. Harkness, widow, and others, to Thomas H. Brooks, by deed dated January 27, 1911, recorded in Volume 1299, Page 57, of Cuyahoga County Rec-ords; thence easterly, along the southerly line of Carnegie Ave-nue S. E., a distance of about 106 feet to the northwesterly cor-ner of land conveyed by Anna M. Harkness, widow, and others, to Christian F. Hanger, by deed dated May 29, 1912, recorded in Volume 1410, Page 32, of Cuyahoga County Records; thence southerly, along the westerly line of land so conveyed to Chris-tian F. Hanger, 163.28 feet to the southwesterly corner thereof; thence easterly, and parallel with the southerly line of Carnegie Avenue S. E., about 10 feet to a point distant easterly 106 feet, measured at right angles from the easterly line of a parcel of land conveyed by Anna M. Harkness, widow, and others, to Cas-sandra R. Mitchell, by deed dated October 3, 1911, recorded in Volume 1340, Page 580, of Cuyahoga County Records; thence southerly, and parallel with the easterly line of premises so con-veyed, about 166.15 feet to the northerly line of Cedar Avenue (now known as Cedar Avenue S. E.); thence westerly, along the northerly line of Cedar Avenue S. E., about 106 feet to the south-easterly corner of premises conveyed to Cassandra R. Mitchell, as aforesaid; thence northerly, along the easterly line of said Mitchell's land, a distance of 164.45 feet to the northeasterly corner of said Cassandra R. Mitchell's land; thence westerly, par-allel with the southerly line of Carnegie Avenue S. E., and along the northerly line of said Mitchell's land, 10 feet to the south-easterly corner of premises conveyed to Thomas H. Brooks, as aforesaid; thence northerly, along the easterly line of premises so conveyed to said Brooks, a distance of 163.28 feet to the place of beginning; be the same more or less, but subject to all legal highways.

                                  CEDAR GARAGE

   PARCEL NO. 61. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of original

                                                                           (CEI)



one hundred acre Lot No. 338, and bounded and described as follows:

    Beginning at the intersection of the northerly line of Cedar Avenue (now known as Cedar Avenue S. E.), and the westerly line of lands conveyed by Philander L. and Sarah M. Johnson to Mary J. Spencer, by deed dated October 14, 1903, recorded in Volume 911, Page 40, of Cuyahoga County Records; thence west-erly, along the northerly line of Cedar Avenue S. E., about 104.57 feet to the southeasterly corner of a parcel of land conveyed by Anna M. Harkness, widow, et al, to De Forest L. Selover, by deed dated November 6, 1912, recorded in Volume 1439, Page 53, of Cuyahoga County Records; thence northerly, along the westerly line of land so conveyed to said Selover, about 166.15 feet to the southerly line of land conveyed by Anna M. Harkness, widow, et al, to Christian F. Hanger, by deed dated May 29, 1912, recorded in Volume 1410, Page 32, of Cuyahoga County Records; thence easterly, along the southerly line of land so conveyed to said Hanger, and along the southerly line of land conveyed by Anna
M. Harkness, widow, et al, to The B. & B. Manufacturing Com-pany, by deed dated January 5, 1912, recorded in Volume 1376, Page 564, of Cuyahoga County Records, a distance of about 105.25 feet to the westerly line of land conveyed to Mary J. Spencer, as aforesaid; thence southerly, along the westerly line of lands so conveyed to Mary J. Spencer, as aforesaid, to the place of be-ginning; be the same more or less, but subject to all legal high-ways.

                            CLARKWOOD WAREHOUSE

    PARCEL NO. 62. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sublots
Nos. 33, 34, 35, 36, 37, 38 and 39 in Harriet and James H. Clark's Subdivision of part of original one hundred acre Lot No. 335 in said County, as the same is recorded in Volume 9, of Maps of Lands, Page 17, in said County; be the same more or less, but subject to all legal highways.

                         EAST CLEVELAND SUBSTATION

    PARCEL NO. 63. Situated in the City of East Cleveland,
County of Cuyahoga and State of Ohio, and known as being part of original Euclid Township Lots Nos. 43 and 44, and bounded and described as follows:

                                                                           (CEI)



     Beginning on the southerly line of said original Euclid
Township Lot No. 43, at the southeasterly corner of the second parcel of land conveyed to Frank B. Carpenter, by deed dated
July 8, 1912, recorded in Volume 1405, Page 227, of Cuyahoga
County Records; thence North 36 degrees 42' 15" East, along the east-erly line of said second parcel of land so conveyed to Frank B. Carpenter, about 528.04 feet to the southerly line of land con-veyed to John D. Rockefeller and Stephen V. Harkness, by deed dated October 3, 1873, recorded in Volume 220, Page 506, of
Cuyahoga County Records; thence North 89 degrees 30' East, along said southerly line of land so conveyed to John D. Rockefeller and Stephen V. Harkness, about 442.34 feet to a southeasterly corner thereof, which is also the most westerly corner of land conveyed by The Cleveland Electric Illuminating Company to A. V. Can-non, by deed dated February 21, 1925, recorded in Volume 3280, Page 163, of Cuyahoga County Records; thence southeasterly along the southwesterly line of land so conveyed to A. V. Cannon and along the southeasterly prolongation thereof, to the center line of Euclid Avenue; thence southwesterly along said center line of Euclid Avenue to the most easterly corner of land con-veyed to John Denman, Trustee, by deed dated April 1, 1889, recorded in Volume 444, Page 358, of Cuyahoga County Records;
thence North 52 degrees West, along the northeasterly line of land so conveyed to John Denman, Trustee, 240.46 feet to the most north-erly corner thereof; thence South 35.5 degrees West, along the north-westerly line of land so conveyed to John Denman, Trustee,
133.60 feet to the southerly line of said original Euclid Township
Lot No. 43; thence North 89 degrees 30" West, along said southerly line of original Euclid Township Lot No. 43, about 844.34 feet to the place of beginning; containing about 8.319 acres of land, be the same more or less, but subject to all legal highways and to an unrecorded switch track agreement, dated November 30, 1909, revocable at the will of the Company.

   Excepting therefrom that part thereof within the bounds of Euclid Avenue, 86 feet wide.

                               HEIGHTS SUBSTATION

  PARCEL NO. 64. Situated in the Village of Cleveland Heights, County of Cuyahoga and State of Ohio, and known as being Sublot No. 66 in The Forest Hill Allotment Company's Forest Hill Allotment of part of original Euclid Township Lot No. 49, as shown by the recorded plat in Volume 48 of Maps, Page 28, of Cuyahoga County Records, and being 50 feet front on the north-

                                                                           (CEI)




erly side of Cedar Road, and extending back of equal width 150 feet deep, as appears by said plat; be the same more or less, but subject to all legal highways.

    PARCEL NO. 65. Situated in the Village of Cleveland Heights, County of Cuyahoga and State of Ohio, and known as being Sublot No. 67 in The Forest Hill Allotment Company's Forest
Hill Allotment of part of original Euclid Township Lot No. 49, as shown by the recorded plat in Volume 48 of Maps, Page 28, of Cuyahoga County Records, and being 50 feet front on the north-erly side of Cedar Road, and extending back of equal width 150 feet deep, as appears by said plat; be the same more or less, but subject to all legal highways.

                            LAKEWOOD SUBSTATION

    PARCEL NO. 66. Situated in the City of Lakewood, County of Cuyahoga and State of Ohio, and known as being part of Sec-tion No. 20 in Rockport Township now in the City of Lakewood, and bounded as follows:

    Beginning at the intersection of the southerly line of Athens Avenue, 40 feet in width, as dedicated in Volume 87 of Maps, Page
7, of Cuyahoga County Records, with the westerly line of land conveyed by Frederick Zimmerman and John N. Hahn, to The
Templar Motor Corporation, by deed dated May 17, 1917, re-corded in Volume 1959, Page 43, of Cuyahoga County Records;
thence southerly, along the last described line, conveyed by Fred-erick Zimmerman and John N. Hahn to The Templar Motor Cor-poration, a distance of 180 feet; thence easterly, along a line par-allel with the southerly line of Athens Avenue aforesaid, a dis-tance of 130 feet; thence northerly, along a line parallel with the aforesaid westerly line of land conveyed by Frederick Zim-merman and John N. Hahn to The Templar Motor Corporation, a distance of 180 feet to the southerly line of Athens Avenue aforesaid; thence westerly, along the southerly line of Athens Avenue aforesaid, 130 feet to the place of beginning; be the same more or less, but subject to all legal highways.

    Subject to the restrictions and conditions set forth in the deed of conveyance of said premises by M. F. Bramley and wife to the Company dated May 15, 1925, recorded in Volume 3372, Page
123-24, of Cuyahoga County Records, to which reference is hereby made.

                                                                           (CEI)



                             LAUDERDALE SUBSTATION

    PARCEL NO. 67. Situated in the City of Lakewood, County of Cuyahoga and State of Ohio, and known as being parts of Sublots Nos. 66 and 67 in the Mathews and Gilbert Subdivision No. 2 of part of original Rockport Township Section No. 23, as shown by the recorded plat in Volume 28 of Maps, Page 29, of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the easterly line of Lauderdale Avenue at a point 2.5 feet southerly from the northwesterly corner of said Sublot No. 67; thence easterly, and parallel with the northerly lines of said Sublots Nos. 66 and 67, 108 feet to the easterly line of said Sublot No. 66; thence southerly, along said easterly line of Sublot No. 66, 113.09 feet to the northerly line of West Madison Avenue; thence westerly, along the northerly line of West Madi-son Avenue, 108 feet to the easterly line of Lauderdale Avenue; thence northerly, along the easterly line of Lauderdale Avenue,
112.51 feet to the place of beginning; be the same more or less, but subject to all legal highways, and subject to the restrictions and conditions set forth in the deed from Mathews, et al. to Basso dated July 7, 1904, recorded in Volume 941, Page 163, of Cuya-hoga County Records.

                               HARVARD SUBSTATION

    PARCEL NO. 68. Situated in the Village of Newburgh Heights, County of Cuyahoga and State of Ohio, and known as being Sub-lots Nos. 271 and 272 in The Loesch Allotment Company's Sub-division of part of original one hundred acre Lots Nos. 288, 289 and 291, as shown by the recorded plat of said subdivision re-corded in Volume 47 of Maps, Page 6, of Cuyahoga County Rec-ords; said Sublot No. 271 has a frontage of 41.91 feet on the northerly side of Harvard Avenue S. E. and 40 feet wide in the rear. The westerly line of said sublot, which is also the east-erly line of East 27th Street, is 116.15 feet, the easterly line is
128.68 feet.  Said Sublot No. 272 is described as follows:

    Beginning at the southwesterly corner of said Sublot No.272; thence northerly, along the westerly line of said sublot, 128.68 feet to the northwesterly corner thereof; thence easterly, along the northerly line of said Sublot No. 272, 80 feet; thence southerly,
39.47 feet to the southerly line of original Lot No. 289; thence westerly, along the southerly line of original Lot No. 289, 33.92 feet to the southwest corner of said original lot; thence south-

                                                                           (CEI)



erly, along the easterly line of original Lot No. 291, 102.88 feet to the northerly line of Harvard Avenue S. E.; thence in a north-westerly direction, along the northerly line of Harvard Avenue
S. E., 48.62 feet to the place of beginning; be the same more or less, but subject to all legal highways.

   PARCEL NO. 69. Situated in the Village of Newburgh Heights, County of Cuyahoga and State of Ohio, and known as Sublot
No. 270 in The Loesch Allotment Company's Subdivision of orig-inal one hundred acre Lots Nos. 288, 289 and 291, as shown by the recorded plat of said subdivision recorded in Volume 47 of Maps, Page 6, of Cuyahoga County Records.

   Said Sublot No. 270 has a frontage of 40 feet on the easterly side of East 27th Street and extends back of equal width about
120 feet, as shown by said plat; be the same more or less, but subject to all legal highways.

                            BRADLEY SUBSTATION

   PARCEL NO. 70. Situated in the Village of Bay, County of
Cuyahoga and State of Ohio, and known as being part of original
Dover Township Lot No. 81, and bounded and described as fol-lows:

   Beginning on the northerly line of Naigle Road at its point of intersection with the easterly line of land conveyed to The
Bay Village Realty Company, by deed dated April 28, 1926, recorded in Volume 3359, Page 196, of Cuyahoga County Rec-ords; thence easterly, along said northerly line of Naigle Road, 150 feet; thence northerly, on a line parallel to the easterly line of land conveyed to The Bay Village Realty Company, as afore-said, 150 feet; thence westerly, parallel with said northerly line of Naigle Road, 150 feet to the easterly line of land so con-veyed; thence southerly, along said easterly line, 150 feet to the place of beginning; be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by F. W. Coen, by deed dated November 16, 1926, recorded in Volume 3389, Page
301, of Cuyahoga County Records.

                         KNICKERBOCKER SUBSTATION

   PARCEL NO. 71.  Situated in the Village of Bay, County of
Cuyahoga and State of Ohio, and known as being Sublot No. 157 in The Bay View Park Subdivision of part of original Dover

                                                                           (CEI)



Township Lot No. 89, as shown by the recorded plat in Volume 77 of Maps, Page 26, of Cuyahoga County Records, and being 50 feet front on the northerly side of Knickerbocker Road, and extend-ing back of equal width 150 feet deep, as appears by said plat; be the same more or less, but subject to building and use restrictions of record and all legal highways.

   Being the premises conveyed to the Company by Joseph G.
Higgins, et al, by deed dated October 9, 1926, recorded in Volume
3558, Pages 31-34, of Cuyahoga County Records, and by Henry
Weimer, by deed dated October 9, 1926, recorded in Volume
3368, Page 535, of Cuyahoga County Records.

   PARCEL NO. 72. Situated in the Village of Bay, County of Cuyahoga and State of Ohio, and known as being Sublot No. 158 in The Bay View Park Subdivision of part of original Dover
Township Lot No. 89, as shown by the recorded plat in Volume
77 of Maps, Page 26, of Cuyahoga County Records, and being 50 feet front on the northerly side of Knickerbocker Road, and ex-tending back of equal width 150 feet deep, as appears by said plat; be the same more or less, subject to a gas pipe line easement dated November 28, 1927, recorded in Volume 3575, Page 553, of Cuyahoga County Records, and a lease for gas meter house dated November 28, 1927, recorded in Volume 162, Page 231, of Cuya-hoga County Records, and subject to building and use restrictions of record and all legal highways.

   Being the premises conveyed to the Company by Bessie Ben-nett, by deed dated May 11, 1928, recorded in Volume 3770, Page
526, of Cuyahoga County Records.

   PARCEL NO. 73. Situated in the Village of Bay, County of Cuyahoga, and State of Ohio, and known as being all of Sub-lot No. 154 in the Bay View Park Sub-division of part of original Dover Township Lot No. 89, as shown by the recorded plat in Volume 77 of Maps, Page 26 of Cuyahoga County Records, and being 50 feet front on the westerly side of Clague Road (60 feet wide) and extending back of equal width 140 feet deep, as appears by said plat, be the same more or less but subject to building and use restrictions of record and all legal highways.

   PARCEL NO. 74. Situated in the Village of Bay, County of Cuyahoga, and State of Ohio, and known as being all of Sub-lot No. 155 in the Bay View Park Sub-division of part of original Dover Township Lot No. 89, as shown by the recorded plat in Volume 77 of Maps, Page 26 of Cuyahoga County Records, and

                                                                           (CEI)



being 50 feet front on the westerly side of Clague Road (60 feet wide) and extending back of equal width 140 feet deep, as appears by said plat, be the same more or less but subject to building and use restrictions of record and all legal highways.

   Said Sub-lots Nos. 154 and 155 being the premises conveyed to the Company by Home Center, Inc., by deed dated April 26, 1940, recorded in Volume 5082, Page 451 of Cuyahoga County
Records.

   PARCEL NO. 75. Situated in the Village of Bay, County of Cuyahoga, and State of Ohio, and known as being Sub-lot No.
156 in the Bay View Park Sub-division of part of original Dover Township Lot No. 89, as shown by the recorded plat in Volume 77 of Maps, Page 26 of Cuyahoga County Records, and being a parcel of land having a frontage of 30 feet on the westerly side of Clague Road and a curved frontage of 31.42 feet between the westerly line of Clague Road and the northerly line of Knicker-bocker Road, 120 feet deep on the southerly line, 140 feet deep on the northerly line and 50 feet wide in the rear, as appears by said plat, be the same more or less but subject to building and use restrictions of record and all legal highways.

   Being the premises conveyed to the Company by Henry T.
Sealy and Nellie M. Sealy, by deed dated May 1, 1940, recorded in Volume 5082, Page 580 of Cuyahoga County Records.

                           NORTHFIELD SUBSTATION

   PARCEL NO. 76. Situated in the Township of Bedford, County of Cuyahoga and State of Ohio, and known as being part of original Bedford Township Lot No. 87, and bounded and de-scribed as follows:

   Beginning on the center line of Northfield Road (60 feet wide) at the southwesterly corner of land conveyed to Frank S. Bauder, by deed dated October 2, 1917, recorded in Volume 2012,
Page 33, of Cuyahoga County Records; thence easterly, along the southerly line of land so conveyed to Frank S. Bauder, 430 feet; thence northerly, on a line parallel with said center line of North-field Road, 200 feet; thence easterly, on a line parallel with said southerly line of land conveyed to Frank S. Bauder, as aforesaid,
423.96 feet to the southwesterly line of the new right-of-way
(100 feet in width) of the Cleveland & Pittsburgh Division of the Pennsylvania Railroad System; thence southeasterly, along said southwesterly line of the new right-of-way, 459.70 feet;
thence southwesterly, at right angles to the old 60 foot right-of-way of The Cleveland & Pittsburgh Railroad Company, 176.73

                                                                           (CEI)



feet; thence westerly, on a line parallel with said southerly line of land conveyed to Frank S. Bauder, as aforesaid, 323.31 feet; thence northerly, on a line parallel with said center line of North-field Road, 150 feet; thence westerly, on a line parallel with said southerly line of land conveyed to Frank S. Bauder, as aforesaid, 530 feet to said center line of Northfield Road; thence northerly, along said center line of Northfield Road, 150 feet to the place of beginning; be the same more or lees, but subject to all legal highways and subject to pending proceedings of the County Com-missioners to widen Northfield Road.

   Excepting, however, from the above described premises, the strip of land 60 feet in width, mentioned above as the old right-of-way of The Cleveland and Pittsburgh Railroad Company, ac-cording to a survey made by G. M. Garrett, April 30, 1926.

   Being the premises conveyed to the Company by Frank S. & Martha M. Bauder, by deed dated May 19, 1926, recorded in
Volume 3403, Page 394, of Cuyahoga County Records, and the premises appropriated from Lehon and Mary Kulaso, as evidenced by appropriation certificate dated February 9, 1928, recorded in Volume 3745, Page 292, of Cuyahoga County Records.

   PARCEL NO. 77. All of the Company's right, title and interest in and to that certain strip or parcel of land (60 feet wide) situ-ated in the Township of Bedford, County of Cuyahoga and State of Ohio, being part of original Lot No. 87, bounded and described as follows, to-wit:

   Beginning at a point in the southwesterly line of grantor's original right-of-way lands as conveyed by deed from Hiram
Spafford dated May 12, 1848, where said southwesterly line is intersected by the northerly line of grantee's land, as conveyed by deed from Frank S. and Martha M. Bauder dated May 19,
1926, at the distance of 30 feet southwestwardly from and at right angles to the original center line of grantor's railroad; extending thence eastwardly, along the extension of said north-erly line of grantee's land, crossing said original center line,
65.6 feet to a point in the northeasterly line of grantor's said original right-of-way lands, distant 30 feet northeastwardly from and at right angles to said original center line and 81.4 feet southwestwardly from and at right angles to the present center line of grantor's railroad; thence southeastwardly, along said northeasterly line of original right-of-way lands and parallel with and 30 feet northeastwardly from and at right angles to said original center line, 473.44 feet to a point in the south-easterly line of grantee's said land, distant 240 feet northwest-

                                                                           (CEI)



wardly, measured along said northeasterly line of grantor's original right-of-way lands from a point in the southwesterly line of grantor's present right-of-way lands, and also distant 61.14 feet southwestwardly from and at right angles to said present center line of grantor's railroad; thence southwestwardly, along the extension of said southeasterly line of grantee's land and recrossing said original center line, 60 feet to a point in said southwesterly line of grantor's original right-of-way lands, dis-tant 30 feet southwestwardly from and at right angles to said original center line; thence northwestwardly, along said south-westerly line of original right-of-way lands and parallel with and 30 feet southwestwardly from and at right angles to said original center line, 500 feet to the place of beginning; containing an area of 29,203.2 square feet, more or less, or .67 of an acre, more or less, and subject to the interest, if any, of Charles Mueller, his heirs and assigns, if any, in and to said premises.

    Being the premises conveyed to the Company by The Cleveland and Pittsburgh Railroad Company, by quitclaim deed dated
August 29, 1928, recorded in Volume 3864, Pages 54-55, of Cuya-hoga County Records.

                            BEDFORD SUBSTATION

    PARCEL NO. 78. Situated in the Village of Bedford, County of Cuyahoga and State of Ohio, and known as being that part of original Bedford Township Lot No. 45, bounded and described as follows:

    Beginning at a stone in the southerly line of a parcel of land conveyed by George M. Payne and wife to Nathaniel C. Hains, by deed recorded in Volume R, Page 80, of Cuyahoga County Records, at its intersection with a line which is parallel with and distant southwesterly by rectangular measurement 25 feet from the center line of The Cleveland and Pittsburgh Railroad Company, as said center line is described in a deed from said The Cleveland and Pittsburgh Railroad Company to James R. Kenyon, recorded in
Volume 59, Page 589, of Cuyahoga County Records; thence South
49 degrees 56' 40" East, along said parallel line, 347.44 feet to its in-tersection with a line in Powers Road, from which intersec-tion a stone bears North 49 degrees 56' 40" West, 30.82 feet; thence South 53 degrees 18' 50" West, along said line in Powers Road, 249.09 feet to its intersection with a line which is parallel with and distant northeasterly by radial measurement 60 feet from the new center line of The Cleveland and Pittsburgh Railroad Com-pany, as described in deed from Roderick C. Kenyon and others to The Cleveland and Pittsburgh Railroad Company, recorded in Volume 754, Page 513, of Cuyahoga County

                                                                           (CEI)



Records, from which intersection a stone bears North 31 degrees 42' 13" West, 30.11 feet; thence northwesterly, along said line which is parallel with and distant northeasterly by radial measure-ment 60 feet from said new center line 380.81 feet to a stone, at its intersection with the southwesterly prolongation of the southerly line of said parcel of land conveyed to Nathaniel C.
Hains by deed as aforesaid, said parallel line being a curved line deflecting to the left and having a radius of 5789.65 feet and a chord which bears North 33 degrees 26' 20" West 380.75 feet; thence North 69 degrees 08' 50" East, 153.65 feet to the place of be-ginning; and containing 1.602 acres, according to survey of Elmer
B. Wight, August 1915, be the same more or less, but subject to all legal highways and subject to the interests, if any, of the un-known heirs, if any, of Adalla Kenyon Bloomingdale, J. H. Mudge and Burdacy Mudge as to an undivided three-sevenths interest therein.

                                RIDGE SUBSTATION

   PARCEL NO. 79. Situated in the Township of Brooklyn, County of Cuyahoga and State of Ohio, and known as being a part of original Brooklyn Township Lot No. 40 and bounded and de-scribed as follows:

  The beginning point is in the center line of Ridge Road (also known as Shunpike Road) at the northeast corner of that certain one acre parcel of land that was conveyed by Florilla C. Fay to Newell Roberts, by deed dated April 9, 1860, recorded in Volume 115, Page 447, of Cuyahoga County Records (said one acre par-cel now or formerly standing in the name of John Doll). Accord-ing to said deed to Newell Roberts the northeasterly corner of said one acre parcel is distant northerly along the center line of said Ridge Road, 264 feet from the intersection thereof with the cen-ter line of Brookpark Road (formerly known as Town-Line
Road); thence northerly, along said center line of Ridge Road, a distance of 100 feet to a point; thence westerly, at right angles with said center line of Ridge Road, a distance of 130 feet to a point; thence southerly, along a line drawn parallel with said center line of Ridge Road, a distance of 100 feet, more or less, to the northerly line of said one acre parcel of land so conveyed to Newell Roberts, by deed aforesaid; thence easterly, along said northerly line of said one acre parcel so conveyed to Newell Rob-erts, a distance of 130 feet, more or less, to the place of begin-ning; and containing 0.2984 of an acre of land, be the same more or less, but subject to all legal highways.

                                                                           (CEI)




                            CLINTON SUBSTATION

    PARCEL NO. 80. Situated in the Township of Brooklyn, County of Cuyahoga and State of Ohio, and known as being parts of original Lots Nos. 15 and 16 in said Township bounded and described as follows:

    Beginning at a stone monument in the southeasterly line of the right-of-way of The Cleveland, Cincinnati, Chicago and St.
Louis Railway Company (100 ft. wide) as of March 19, 1929, and distant North 46 degrees 36' East, 1,266.58 feet measured along said southeasterly line from its intersection with the center line of Jasper Road (70 feet wide), formerly Clinton Road, said monu-ment being also in the most westerly corner of a parcel of land containing 10,329 square feet adjoining said 100 foot right-of-way, and which was conveyed by the Company to The Cleveland, Cin-cinnati, Chicago and St. Louis Railway Company, by deed dated
March 19, 1929, recorded in Volume 3860, Page 342, of Cuyahoga
County Records; thence deflecting to the right along the northerly line of a proposed industrial right-of-way (45 feet wide), on a curve having a radius of 984.37 feet and a chord which bears
North 71 degrees 10' 2" East, 120.26 feet, an arc distance of 120.33 feet; thence continuing to the right on said curve and a chord which bears North 75 degrees 16' 33" East, 20.84 feet, an arc distance of 20.84 feet to the principal place of beginning of the parcel herein described;

    Thence continuing said curve to the right, an arc distance of
239.12 feet to an iron pin marking a point of tangency which is a chord distance of 377.93 feet from said first mentioned stone monument;

    Thence North 89 degrees 48' East, on a straight line tangent to said curve, a distance of 0.83 feet to the west line of Parcel No. III described in a deed to The Cleveland Electric Illuminating Com-pany dated February 3, 1926, recorded in Volume 3391, Page 507, of Cuyahoga County Records;

    Thence North 0 degrees 15' 20" East, along said westerly line of said Parcel No. III, 19/100 of a foot to the northerly line of said
Parcel No. III;

    Thence North 89 degrees 39' 20" East, along said northerly line of said Parcel No. III, 290.90 feet to an iron pin set in the most east-erly corner of said Parcel No. III and in the most southerly corner of Parcel No. I described in said deed to The Cleveland

                                                                           (CEI)



Electric Illuminating Company dated February 3, 1926, recorded in Volume 3391, Page 507, of Cuyahoga County Records.

     Thence North 43 degrees 27' 10" West, along the southerly line of said Parcel No. I, 350.10 feet to an iron pin set in the most westerly corner of said Parcel No. I, and in the southeasterly line of lands conveyed to The Wheeling and Lake Erie Railway Company, by deed dated October 15, 1926, and recorded as Instrument No.
1,966,078, of Cuyahoga County Records;

     Thence South 46 degrees 36' West, along said southeasterly line of said The Wheeling and Lake Erie Railway Company's land,
294.69 feet to a stone monument set at the most southerly corner of said lands so conveyed to The Wheeling and Lake Erie Rail-way Company;

     Thence South 0 degrees 11' 40" West, along the northeasterly line of a strip of land conveyed to The Postal Telegraph Cable Company, by deed dated March 19, 1929, a distance of 13.81 feet to a point
60   feet measured at right angles from the southeasterly line
of The Cleveland, Cincinnati, Chicago and St. Louis Railway
Company's right-of-way, as of March 19, 1929 as above;

     Thence South 46 degrees 36' West, parallel with the said south-easterly line of The Cleveland, Cincinnati, Chicago and St. Louis
Railway Company's right-of-way, and distant 60 feet southeast-erly at right angles therefrom, a distance of 101.21 feet to the principal place of beginning;

     Containing 1.527 acres of land, be the same more or less, but subject to all legal highways.

     Being a portion of the premises conveyed to the Company by James R. Fitzsimons, et al, executors of the Last Will and Testament of Thomas G. Fitzsimons, deceased, and The Fitz-simons Realty Company, by deed dated February 3, 1927, re-corded in Volume 3563, Page 100-102, of Cuyahoga County Records; and by Susan M. Loyer, et al, by deed dated February 25, 1927, recorded in Volume 3563, Pages 103-5, of Cuyahoga County Records; and by The Cleveland Trust Company, as Trus-tee of Estate of Thomas D. Fitzsimons, deceased, by deed dated March 28, 1927, recorded in Volume 3563, Page 105-7, of Cuya-hoga County Records; the other portions having been conveyed by the Company to The Postal Telegraph Cable Company, by deed dated March 19, 1929, and to The Cleveland, Cincinnati, Chicago and St. Louis Railway Company, by deed dated March
19,  1929, recorded in Volume 3860, Page 342, of Cuyahoga
County Records.

                                                                           (CEI)



   PARCEL NO. 81. Situated in the Township of Brooklyn, County of Cuyahoga and State of Ohio, and known as being part of Brooklyn Township Lots Nos. 15 and 16 and bounded and de-scribed as follows:

   Beginning at a point on the center line of the right-of-way of the C. C. C. & St. L. Ry. distant 2332.75 feet northeasterly from the center line of Clinton Road, measured along said center line; thence southeasterly, about 100 feet at right angles to said rail-road center line to a point in the southeasterly right-of-way line of the W. & L. E. Ry., which is the northerly corner of the area conveyed; thence southeasterly, at right angles to the southeasterly right-of-way line of the W. & L. E. Ry., 350 feet; thence southwesterly, parallel to the said southeasterly right-of-way line of the W. & L. E. Ry., 480 feet; thence northwesterly, at right angles to the last described line, 350 feet to the south-easterly right-of-way line of the W. & L. E. Ry.; thence north-easterly, along the said right-of-way line of the W. & L. E. Ry., 480 feet to the northerly corner of the area to be conveyed; con-taining 3.86 acres.

   PARCEL NO. 82. Situated in the Township of Brooklyn, County of Cuyahoga and State of Ohio, and known as being part of Brook-lyn Township Lot No. 16, and bounded and described as follows:

   A strip of land 150 feet wide, being 75 feet on each side of the following described center line:

   Beginning at a point on a line crossing the center line of Clinton Road 1435.55 feet east of its intersection with the center line of the right-of-way of the C. C. C. & St. L. Ry., and making an angle with said center line of Clinton Road of 89 degrees 34' 40", as measured in the southwest quadrant, said point being 800 feet north of the center line of Clinton Road; running thence south-erly, along said line to a point about 550 feet south of the center line of Clinton Road, and deflecting then to the right and contin-uing to the northerly right-of-way line of the B. & O. Ry. on a line which would intersect the south line of Lot No. 16 about 85 feet west of the east line of the property now or formerly standing in the name of Adelaide C. Hinkle, et al; and containing 5.44 acres, more or less, but excepting all legal highways.

   PARCEL NO. 83. Situated in the Township of Brooklyn County of Cuyahoga and State of Ohio, and known as being a part of Brooklyn Township Lot No. 16, and bounded and described as follows:

                                                                           (CEI)



   Being a parcel of land immediately north of and adjacent to the above described Parcel No. 82, and beginning at the northwest corner of the above described Parcel No. 82 and running thence north, along a production of the west line of the above described Parcel No. 82, 140 feet; thence east, about 300 feet to the south-erly corner of a 3.86 acre tract of land known as Parcel No. 81 herein; thence southwesterly, about 200 feet to the northeast cor-ner of the above described Parcel No. 82; and thence west, along the north line of Parcel No. 82, 150 feet to the place of beginning; containing .72 of an acre, more or less.

   Said last three parcels having been conveyed to the Company by The Fitzsimons Realty Company, et al, by deed dated Feb-ruary 3, 1926, recorded in Volume 3391, Pages 507, 508, 509 and
510, of Cuyahoga County Records; said last three parcels being subject to the rights reserved to the grantors in said deed to construct highways, driveways, railways, switches, drains, sewers, water and gas lines, and all other rights reserved to said grantors, as more specifically set forth in said deed, and subject also to the obligation of the grantee in said deed to convey to any railroad company on request of the grantors, or either of them, a deed for two or more industrial switches or rights-of-way across the last two of said parcels, all as set forth in said deed.

   Together with any and all rights granted to the Company in and by said deed.

   PARCEL NO. 84. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
155 and 156 in The E. R. Cowin Land Company's Subdivision of part of original Brooklyn Township Lot No. 15, as shown by recorded plat of said subdivision in Volume 49 of Maps, Page 25, of Cuyahoga County Records.

   Each of said sublots has a frontage of 40 feet on the south-easterly side of Sunrise Road S. W., and extends back between parallel lines 150 feet, as appears by said plat; be the same more or less, but subject to all legal highways.

   Said premises being subject to the rights reserved to The Fitz-simons Land Company, its successors and assigns, with refer-ence to a 30 foot roadway and a switch track as set forth in the deed of conveyance of said premises dated June 10, 1932, re-corded in Volume 4250, Page 574, of Cuyahoga County Records.

                               BAGLEY SUBSTATION

   PARCEL NO. 85.  Situated in the Township of Middleburg,
County of Cuyahoga and State of Ohio, and known as being a part

                                                                           (CEI)



of original Section No. 14, and being a part of land now owned by Daisy M. and Herbert L. Baily, as recorded in Volume 1675,
Page 488, of Cuyahoga County Records:

    Beginning at a point in the easterly right-of-way line of the Cleveland, Southwestern and Columbus R. R., as recorded in Vol-ume 1950, Page 29, said point being 250 feet north from the intersection of the said right-of-way line and the northerly street line of Bagley Road, so-called; thence easterly, about 202.33 feet to a stake in the westerly line of a proposed street in the parcel of land owned by Daisy M. and Herbert L. Baily, as recorded in Volume 1675, Page 488, of Cuyahoga County Records; thence northerly, along said westerly proposed street line, about 100 feet to a stake; thence westerly, about 202.33 feet to a stake in the easterly right-of-way line of the Cleveland, Southwestern and Columbus R. R., as recorded in Volume 1950, Page 29, of Cuya-hoga County Records; thence southerly, along the said easterly right-of-way line of the Cleveland, Southwestern and Columbus
R. R., about 100 feet to the place of beginning; and containing about .464 of an acre.

                                GRANT SUBSTATION

    PARCEL NO. 86.  Situated in the Village of Cuyahoga Heights,
County of Cuyahoga and State of Ohio, and known as being part of original one hundred acre Lots Nos. 304 and 308, and bounded and described as follows:

    Beginning in the center line of East 49th Street (formerly
Independence Road) at the point of intersection of said center line of East 49th Street with the northerly line of said original
Lot No. 304; thence South 27 degrees 41' 10" West, along said center line of East 49th Street, 2.53 feet; thence east, parallel with the northerly line of said original Lot No. 304, 31.17 feet to a point in the easterly line of East 49th Street, said last described point being also at the northwesterly corner of land conveyed by The
Cuyahoga Factory Development Company to The Star Elevator
Company, by deed dated March 31, 1931, recorded in Volume
4166, Page 680, of Cuyahoga County Records; thence continuing

                                                                           (CEI)





east, along the northerly line of land so conveyed to The Star
Elevator Company, as aforesaid, and along the easterly pro-longation thereof, about 309.21 feet to the center line of Grant Avenue, 60 feet wide; thence North 52 degrees 49' 30" West, along said center line of Grant Avenue, about 425.09 feet to the point of intersection with the center line of East 49th Street; thence South
0 degrees 6' 40" West, along the center line of East 49th Street, about
254.62 feet to the place of beginning; containing 1.0003 acres of land, be the same more or less, but subject to a pipe-line right-of-way granted to The East Ohio Gas Company, by deed dated Janu-ary 14, 1920, recorded in Volume 2314, Page 623, of Cuyahoga
County Records, and subject to all legal highways.

   Being the premises conveyed to the Company by Eva Klaas, by deed dated April 25, 1933, recorded in Volume 4293, Page 695, of Cuyahoga County Records.

   PARCEL NO. 87. Situated in the Village of Cuyahoga Heights,
County of Cuyahoga and State of Ohio, and known as being a part of original one hundred acre Lot No. 304, and bounded and described as follows:

   Beginning in the center line of East 49th Street at a point distant South 27 degrees 41' 10" West, 2.53 feet from an iron pin in the northerly line of original one hundred acre Lot No. 304, which iron pin marks an angle in the center line of East 49th Street; thence east, parallel with the northerly line of said original lot, 31.17 feet to the easterly line of East 49th Street and principal place of beginning for premises herein described; thence east, parallel with the northerly line of said original lot, 259.56 feet to the southwesterly line of Grant Avenue 60 feet wide; thence south
52 degrees 49' 30" East, along the southwesterly line of Grant Avenue, 50 feet; thence South 26 degrees 20' 25" West, 282.68 feet; thence North 89 degrees 59' 10" West, along the prolongation easterly of the north-erly line of premises conveyed to Albert T. and Ida Schmitt, by deed recorded in Volume 1405, Page 125, of Cuyahoga County
Records, and along the northerly line of said premises, 320 feet to the southeasterly line of East 49th Street; thence North 27 degrees 41' 10" East, along the southeasterly line of East 49th Street,
314.27 feet to an angle in the easterly line of East 49th Street;
thence North 0 degrees 6' 40" East, along the easterly line of East
49th Street, 5.18 feet to the principal place of beginning; and containing 2.037 acres of land, according to the survey of Charles

                                                                           (CEI)





W. Root, Civil Engineer. The courses used in this description are given to an assumed meridian and are used to indicate angles only, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Star
Elevator Company, by deed dated April 8, 1933, recorded in Volume 4294, Page 341, of Cuyahoga County Records.

   PARCEL NO. 88. Situated in the Village of Cuyahoga Heights,
County of Cuyahoga and State of Ohio, and known as being a part of original Newburgh Township Lot No. 304, and bounded and described as follows:

   Beginning in the south line of a parcel of land conveyed to The
Star Elevator Company by The Cuyahoga Factory Development
Company, by deed dated March 31, 1931, recorded in Volume 4166,
Page 680, of Cuyahoga County Records, at the northeast corner of land conveyed by Albert Schmidt to Ida Schmidt, by deed re-corded in Volume 1769, Page 219, of Cuyahoga County Records;
thence South 89 degrees 59' 10" East, along the south line of land so con-veyed to The Star Elevator Company as aforesaid, 205 feet to the southeasterly corner thereof; thence North 26 degrees 20' 25" East, along the southeasterly line of land so conveyed to The Star Elevator
Company, 118.66 feet to the southwesterly line of a spur track right-of-way conveyed by The Cuyahoga Factory Development
Company to The Newburgh and South Shore Railway Co., by deed dated April 30, 1931, recorded in Volume 4167, Page 6, of Cuya-hoga County Records; thence South 61 degrees 24' 30" East, along the southwest right-of-way line of the said The Newburgh and South
Shore Railway Co., 59.66 feet; thence South 57 degrees 06' 40" East, and continuing along the said southwest right-of-way line, 58.15 feet to a point of curve; thence southeasterly, 117.89 feet along the arc of a circle deflecting to the right and having a radius of
277.94 feet and a chord which bears South 44 degrees 57' 34" East,
117.01 feet to a point of tangency; thence South 32 degrees 48' 30" East, along the southwesterly line of said right-of-way, 111.26 feet to a point distant 100 feet northerly by rectangular measurement from the south line of the first parcel of land conveyed to Fred and Eva Klaas, recorded in Volume 374, Page 438, of Cuyahoga
County Records; thence northwesterly, 177.87 feet along the arc of a circle deflecting to the left, having a radius of 387.5 feet and a chord which bears North 49 degree 09' 50" West, 176.31 feet to a point; thence North 62 degrees 18' 50" West, 85 feet to a point distant 380 feet southeasterly by rectangular measurement from the cen-ter line of East 49th Street; thence South 27 degrees 41' 10" West, par-

                                                                           (CEI)





allel with the center line of East 49th Street, 174.72 feet to a point distant 100 feet northerly by rectangular measurement from the south line of the first parcel of land so conveyed to Fred and Eva Klaas as aforesaid; thence North 89 degrees 59' 10" West,
134.09 feet; thence North 62 degrees 18' 50" West, 193.81 feet to the southerly line of land conveyed to Ida Schmidt as aforesaid;
thence South 89 degrees 59' 10" East, along the southerly line of land so conveyed to the said Ida Schmidt, 93.70 feet to the south-easterly corner thereof; thence North 0 degrees 0' 50" East, along the easterly line of the said Ida Schmidt's land to the place of begin-ning; and containing 1.072 acres, more or less, said premises being subject to a pipe line right-of-way granted to The East Ohio
Gas Company, by deed dated January 14, 1920, recorded in Vol-ume 2314, Page 623, of Cuyahoga County Records.

   Being a portion of the premises conveyed to the Company by The Cuyahoga Factory Development Company, by deed dated
April 20, 1933, recorded in Volume 4295, Page 657, of Cuyahoga County Records, the other portion having been conveyed by the Company to The Power Construction Company, by deed dated December 14, 1933, recorded in Volume 4324, Page 342, of Cuya-hoga County Records.

   PARCEL NO. 89. Situated in the Village of Cuyahoga Heights,
County of Cuyahoga and State of Ohio, and known as being part of original one hundred acre Lot No. 304, and bounded and described as follows:

   Beginning in the southwesterly line of Grant Avenue (60 feet wide) at the northwesterly corner of land conveyed by The Cuyahoga Factory Development Company to The Milk
Bottlers Redemption Company, by deed dated November 7,
1927, recorded in Volume 3576, Page 345, of Cuyahoga County
Records, said northwesterly corner being also the northeasterly corner of land conveyed by The Cuyahoga Factory Development
Company to The Star Elevator Company, by deed dated March
31, 1931, recorded in Volume 4166, Page 680, of Cuyahoga County
Records; thence South 26 degrees 20' 25" West, along the northwesterly line of land so conveyed to The Milk Bottlers Redemption Com-pany as aforesaid, 139.38 feet to the northeasterly line of land conveyed to The Newburgh and South Shore Railway Com-pany, by deed dated April 30, 1931, recorded in Volume
4167, Page 6, of Cuyahoga County Records; thence South 57 degrees
06' 40" East, along said northeasterly line of land so conveyed to The Newburgh and South Shore Railway Company as afore-





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
                                                                           (CEI)





said, 70.25 feet to a point distant 380 feet southeasterly measured at right angles from the center line of East 49th Street (formerly Independence Road) ; thence North 27 degrees 41' 10" East, on a line par-allel with said center line of East 49th Street, 133.47 feet to an iron pin set in the southwesterly line of Grant Avenue; thence
North 52 degrees 49' 30" West, along the said southwesterly line of Grant Avenue, 74.25 feet to the beginning; and containing 0.224 of an acre of land, according to the survey of Charles W. Root, Civil Engineer. The courses used in this description are given to an assumed meridian and are used to indicate angles only.

   Being the premises conveyed to the Company by The Milk
Bottlers Redemption Company, by deed dated April 8, 1933, recorded in Volume 4317, Page 87, of Cuyahoga County Records.

   PARCEL NO. 90. Situated in the Village of Cuyahoga Heights,
County of Cuyahoga and State of Ohio, and known as being part of original one hundred acre Lot No. 304, and bounded and de-scribed as follows:

   Beginning at the point of intersection of the southwesterly line of land conveyed to The Newburgh and South Shore Railway
Company, by deed dated April 30, 1931, recorded in Volume 4167,
Page 6, of Cuyahoga County Records, with the southeasterly line of land conveyed by The Cuyahoga Factory Development
Company to The Star Elevator Company, by deed dated March 31,
1931, recorded in Volume 4166, Page 680, of Cuyahoga County
Records; thence South 61 degrees 24' 30" East, along said southwesterly line of land so conveyed to The Newburgh and South Shore Rail-way Company as aforesaid, 59.66 feet to an iron pin; thence South
57 degrees 06' 40" East, along said southwesterly line of land so con-veyed to The Newburgh and South Shore Railway Company as aforesaid, 9.77 feet to an iron pin distant 380 feet southeasterly, measured at right angle, from the center line of East 49th Street (formerly Independence Road); thence North 27 degrees 41' 10" East, on a line parallel with said center line of East 49th Street, said line being also a continuation of the easterly line of land con-veyed by The Milk Bottlers Redemption Company to The Cleve-land Electric Illuminating Company, by deed dated April 8, 1933, recorded in Volume 4317, Page 87, of Cuyahoga County Records,
20.08 feet to the northeasterly line of said lands so conveyed to The Newburgh and South Shore Railway Company as aforesaid;
thence North 57 degrees 06' 40" West, along said northeasterly line of land so conveyed to The Newburgh and South Shore Railway Com-pany as aforesaid, 70.25 feet to said southeasterly line of land so

                                                                           (CEI)





conveyed to The Star Elevator Company as aforesaid; thence
South 26 degrees 20' 25" west, along said southeasterly line of land so conveyed to The Star Elevator Company as aforesaid, 24.64 feet to the beginning; and containing .0352 of an acre of land, according to the survey of Charles W. Root, Civil Engineer. The courses used in this description are given to an assumed meridian and are used to indicate angles only.

   Said premises are subject to a sewer right-of-way granted to the City of Cleveland, by deed dated July 10, 1917, recorded in Volume 2034, Page 401, of Cuyahoga County Records, and to a pipe line right-of-way granted to The East Ohio Gas Com-pany, by deed dated January 14, 1920, recorded in Volume 2314, Page 623, of Cuyahoga County Records, and to all legal highways.

   Being the premises conveyed to the Company by The New-burgh and South Shore Railway Company, by deed dated Sep-tember 12, 1933, recorded in Volume 4315, Page 445, of Cuyahoga
County Records.

   PARCEL NO. 91. Situated in the Village of Cuyahoga Heights,
County of Cuyahoga, and State of Ohio, and known as being a part of Original One Hundred Acre Lot No. 304, and bounded and described as follows:

   Beginning in the Southeasterly line of East 49th Street, 60 feet wide, at the Southwesterly corner of land conveyed to The Cleveland Electric Illuminating Company, by deed dated April
8, 1933, and recorded in Volume 4294, Page 341 of Cuyahoga
County Records, said Southwesterly corner being also the North-westerly corner of land conveyed to Albert T. Schmitt and Ida Schmitt, by deed dated December 26, 1911, and recorded in Vol-ume 1405, Page 125 of Cuyahoga County Records; thence South
89 degrees, 59 minutes, 10 seconds East along the Southerly line of land so conveyed to The Cleveland Electric Illuminating Com-pany, as aforesaid, which Southerly line is also the Northerly line of land conveyed to Albert T. Schmitt and Ida Schmitt, as aforesaid, 115 feet to the Northeasterly corner of the land so conveyed to Albert T. Schmitt and Ida Schmitt, as aforesaid;
thence South 00 degrees, 00 minutes, 50 seconds West along the Easterly line of land so conveyed to Albert T. Schmitt and Ida Schmitt, as aforesaid, 40 feet to the Southeasterly corner thereof; thence North 89 degrees, 59 minutes, 10 seconds West along the Southerly line of land so conveyed to Albert T. Schmitt and Ida Schmitt, as aforesaid, 93.70 feet to a Northerly corner of the first parcel of land conveyed to The Power Construction Company,

                                                                           (CEI)





by deed dated December 14, 1933, and recorded in Volume 4324, Page 342 of Cuyahoga County Records; thence North 62 degrees,
18 minutes, 50 seconds West on a North westerly prolongation of the Northeasterly line of the first parcel of land so conveyed to The Power Construction Company, as aforesaid, 37.45 feet to a point in the said Southeasterly line of East 49th Street, said last described point being distant 19.64 feet Northeasterly from the Southwesterly corner of the land conveyed to Albert T. Schmitt and Ida Schmitt, as aforesaid; thence North 27 degrees, 41 minutes, 10 seconds East along said Southeasterly line of East 49th Street, 25.53 feet to the place of beginning, and con-taining 0.1068 acre of land, be the same more or less, but sub-ject to all legal highways.

   Being the premises conveyed to the Company by The Power
Construction Company, by deed dated December 23, 1937, re-corded in Volume 4810, Page 567 of Cuyahoga County Records.

                NORTH RANDALL SUBSTATION

   PARCEL NO. 92. Situated in the Township of Warrensville, County of Cuyahoga and State of Ohio, and known as being Sub-lots Nos. 37 and 100 in The Miles-Center Land Company's Home-site Gardens Subdivision of a part of original Warrensville Township Lots Nos. 94 and 95, as recorded in Volume 67 of Maps, Page 27, of Cuyahoga County Records; subject to all legal high-ways.

   Being the premises described in Torrens Certificate No. 11046 of Land Title Registers of Cuyahoga County, Ohio.

   PARCEL NO. 93. Situated in the Township of Warrensville,
County of Cuyahoga and State of Ohio, and being further de-scribed as follows:

   Being Sublot No. 38 In The Miles-Center Land Company's Homesite Gardens Subdivision of a part of original Warrens-ville Township Lots Nos. 94 and 95, as shown by the recorded plat in Volume 67 of Maps, Page 27, of Cuyahoga County Rec-ords.

   Subject to all legal highways and subject to the conditions and restrictions contained in the deed from The Investors Mort-gage Company, Trustee, to James J. McGinty, in Land Title
Registration Document No. 26615.

   Being the premises described in Torrens Certificate No. 11045 of Land Title Registers of Cuyahoga County, Ohio.

                                                                           (CEI)





                                WARNER SUBSTATION

   PARCEL NO. 94. All of the right, title and interest of the Com-pany in and to the following described premises.

   Situated in the Village of Garfield Heights, County of Cuya-hoga and State of Ohio, and known as being part of original
Independence Township Lot No. 22, Tract No. 1, east of the
River, and bounded and described as follows:

   Beginning at the point of intersection of the center line of Canal Road, with the center line of Granger Road, said beginning point being 78.25 feet southeasterly from an iron pin located at the intersection of the center line of Canal Road with the center line of Warner Road, as measured along the center line of Canal Road; thence running southeasterly, along the center line of Canal Road, 451.56 feet to an angle; thence deflecting to the right 23 degrees 5' 45", and continuing in a southeasterly direction along the center line of Canal Road, 42.87 feet to a point; thence running in a northeasterly direction at an angle of 90 degrees with the center line of Canal Road, 114.33 feet to a point; thence deflect-ing to the left 43 degrees 41' 45", and running in a northerly direction
105.78 feet to a point in the center line of Granger Road, said point being located 532.48 feet easterly from the center line of Canal Road, and the point of beginning, as measured along the center line of Granger Road, the last described course being at an angle of 90 degrees to the center line of Granger Road; thence running westerly, along the center line of Granger Road, 532.48 feet to the place of beginning; be the same more or less, but subject to all legal highways and subject to the interest, if any, of David Fos-dick, his heirs and assigns, if any, in and to said premises.

   Being the premises conveyed to the Company by Frank M.
Cobb, by quitclaim deed dated July 31, 1926, recorded in Volume
3386, Page 356, of the Cuyahoga County Records.

                             WASHINGTON SUBSTATION

   PARCEL NO. 95. situated in the Village of Chagrin Falls, County of Cuyahoga and State of Ohio, and known as being part of Sublots Nos. 19 and 20 in Gardner and Hallock's Subdivision of part of Original Lot No. 17, in the Champion Tract, as shown by the recorded plat in Volume 2 of Maps, Pages 37 and 38, of Cuyahoga County Records, and also part of Sophia Street (now vacated), and together forming a parcel of land bounded and described as follows:

                                                                           (CEI)





   Beginning at the northwesterly corner of Sublot No. 28 in said Gardner and Hallock's Subdivision; thence northerly, along the prolongation of the westerly line of said Sublot No. 28, 60 feet; thence easterly, on a line parallel to the northern lines of Sublots Nos. 27 and 28 in said Gardner and Hallock's Subdi-vision, 100 feet; thence southerly, on a line parallel to the first described line, 60 feet to the northerly line of said Sublot No. 27; thence westerly, along the northerly lines of said Sublots
Nos. 27 and 28, 100 feet to the place of beginning; be the same more or less, but subject to telephone line right-of-way granted to The Cleveland Telephone Company, by deed dated October 20,
1905, recorded in Volume 987, Page 453, of Cuyahoga County
Records, and to all legal highways.

   Being the premises conveyed to the Company by The Chagrin
Valley Electric Company, by deed dated July 7, 1927, recorded in
Vol. 3463, Page 563, of Cuyahoga County Records.

                              BABBITT SUBSTATION

   PARCEL NO. 96. Situated in the Village of Euclid, County of
Cuyahoga and State of Ohio, and known as being part of original
Euclid Township Lot No. 2, Tract No. 19, and bounded and described as follows:

   Beginning in the center line of St. Clair Avenue (60 feet in width), at its point of intersection with the center line of Babbitt Road (60 feet in width), as established by Common Pleas Court in Registration Cause No. 238, and more fully shown on original Certificate No. 9110; thence South 51 degrees 44' 53" West, along said center line of St. Clair Avenue, a distance of 285.37 feet to an iron rod monument and to the principal place of beginning of the premises herein described; thence South 34 degrees 47' 55" East, along the northerly prolongation of the westerly line of a par-cel of land deeded to Josephine Stevens, November 22, 1897, recorded in Volume 673, Page 417, of Cuyahoga County Rec-ords, and continuing South 34 degrees 47' 55" East, along the west-erly line of said Josephine Stevens land and passing through a stone monument at the northwesterly and southwesterly cor-ner of said Josephine Stevens land, as shown on original Certifi-cate of Title No. 9110, and continuing South 34 degrees 47' 55" East, a distance of 370.63 feet from the principal place of beginning to an iron rod monument and to its intersection with the north-erly line of the right-of-way of The New York Central Railway
(100 feet in width), (formerly The Lakeshore and Michigan
Southern Railway); thence South 55 degrees 43' 48" West, along the

                                                                           (CEI)





said northerly line of the right-of-way of The New York Cen-tral Railway (100 feet in width), a distance of 150.01 feet to an iron rod monument; thence North 34 degrees 47' 55" West, and parallel with the first described line, a distance of 360.20 feet to an iron rod monument and to the center line of St. Clair
Avenue; thence North 51 degrees 44' 53" East, along the center line of St. Clair Avenue, a distance of 150.27 feet to the place of begin-ning; and containing 1.2583 acres of land, as per survey made by L. M. Bobeau; be the same more or less, but subject to all legal highways:

   Subject, however, to an easement reserved to The Midland Bank, its successors and assigns, & Alice M. Grothe, her heirs and assigns, in a warranty deed for the above described premises from Alice M. Grothe to James J. McGinty dated May 7th, 1927, recorded in Volume 3498, Page 404, of Cuyahoga County Records; said easement being described in said deed in the following words and figures, to wit:

   Reserving, however, for The Midland Bank, its successors and assigns, and for the grantor, her heirs and assigns, an easement for ingress, egress and switching purposes for the benefit of the premises now belonging to The Midland Bank lying west of Babbitt Road, and adjacent to the premises hereby conveyed, as reserved in deed from The Midland Bank to grantor, on, over and across a strip of the within conveyed land 30 feet in width and approximately 150.01 feet in length lying immediately north of the present northerly right-of-way line of The New York Central Railroad, provided, however, that the grantee, his heirs and assigns, shall have the right at his or their expense to construct and maintain switch tracks and railroad sidings on said 30 foot strip, and shall have the right to connect a spur track connec-tion to any railroad switch constructed on said 30 foot strip by the grantor, her heirs and assigns, or at their instance without expense to the grantee, his heirs and assigns, other than the cost of constructing such spur connection.

   Being the premises conveyed to the Company by James J.
McGinty, by deed dated August 5, 1927, recorded in Volume 3572,
Pages 165-6, of Cuyahoga County Records.

                 GATES MILLS SUBSTATION

   PARCEL NO. 97. Situated in the Village of Gates Mills, County of Cuyahoga and State of Ohio, known as being part of original
Mayfield Township Lot No. 1, Tract No. 3, and being part of a

                                                                           (CEI)





9.37 acre parcel of land conveyed by Eliza Collins, et al. to The
C. & E. R. R. Company, by deed dated April 22, 1899, recorded in Volume 715, Page 337, of Cuyahoga County Records, and being further described as follows:

   Beginning in the center line of Chagrin River Road at the northeast corner of said parcel so conveyed which beginning point is northerly along said center line, 761.65 feet from an iron pin marking an angle point just north of the old C. & E. track; thence from said place of beginning westerly, along said northerly line of land so conveyed which is the southerly line of C. H. Harris &
R. & A. Basesta lands, 230 feet to the principal place of beginning of the within described land; thence from said principal place of beginning westerly, along said northerly line of land so conveyed, 200 feet; thence southerly, at right angles to the last described line, 120 feet; thence easterly, parallel to said northerly line, 200 feet; thence northerly, 120 feet to the principal place of begin-ning; subject to right-of-way reserved in deed dated April 22, 1899, recorded in Volume 715, Page 337, of Cuyahoga County Records.

   Being the premises conveyed to the Company by John P. Witt, by deed dated September 27, 1927, recorded in Volume 3576, Pages 81-82, of Cuyahoga County Records.


                       PLEASANT VALLEY SWITCHING STATION

   PARCEL NO. 98. Situated in the Village of Independence, County of Cuyahoga and State of Ohio, and known as being a part of original Independence Township Lot No. 15, in Tract No. 3, west of the Cuyahoga River, and bounded and described as follows:

   Beginning at a point in the southeast corner of said Lot No.
15; thence westerly, along the southerly line of said Lot No. 15, a distance of 290 feet to a point; thence northerly, and parallel to the east line of said Lot No. 15, a distance of 290 feet to a point; thence easterly, and parallel to the south line of said Lot No. 15, a distance of 290 feet to the east line of Lot No. 15; thence southerly, along the east line of said Lot No. 15, a distance of 290 feet to the place of beginning; containing about 1.93 acres more or less, and being subject to all legal highways and subject to an oil and gas lease recorded in Volume 51, Page 491, of Cuya-hoga County records.

                                                                           (CEI)





   Being the premised conveyed to the Company by Burton Han-son, by deed dated May 15, 1923, recorded in Volume 2779, Page
360, of Cuyahoga County Records.

   PARCEL NO. 99. Situated in the Village of Independence, County of Cuyahoga and State of Ohio, and known as being a part of original Independence Township Lot No. 15, in Tract No. 3, west of the Cuyahoga River, and bounded and described as follows:

   Beginning at a point in the easterly line of said original
Lot No. 15, at the northeasterly corner of land conveyed by Burton Hanson, unmarried, to The Cleveland Electric Illu-minating Company, by warranty deed dated May 15, 1923, re-corded in Volume 2779, Page 360, of Cuyahoga County Records;
thence northerly, along the easterly line of said original Lot No. 15, a distance of 60 feet to a point; thence westerly, on a line parallel with the southerly line of said original Lot No. 15, a dis-tance of 515 feet to a point; thence southerly, on a line parallel with the easterly line of said original Lot No. 15, a distance of 350 feet to the southerly line of said original Lot No. 15; thence easterly, along the southerly line of said original Lot No. 15, a distance of 225 feet to the southwesterly corner of land so con-veyed to The Cleveland Electric Illuminating Company as afore-said; thence northerly, along the westerly line of land so con-veyed to The Cleveland Electric Illuminating Company as afore-said, a distance of 290 feet to the northwesterly corner thereof; thence easterly, along the northerly line of land so conveyed to The Cleveland Electric Illuminating Company as aforesaid, a distance of 290 feet to the place of beginning; containing 2.2068 acres of land, according to the survey made by The Garrett Engi-neering and Construction Company, during January 1933, be the same more or less, but subject to all legal highways and subject to an oil and gas lease recorded in Volume 51, Page 491, of Cuya-hoga County records.

   Being the premises conveyed to the Company by Burton and Rose Hanson, by deed dated February 21, 1933, recorded in Vol-ume 4292, Page 300, of Cuyahoga County Records.


                FOWLES SWITCHING STATION

   PARCEL NO. 100.  Situated in the Village of Middleburgh
Heights, County of Cuyahoga and State of Ohio, and known as

                                                                           (CEI)





being a part of original Middleburgh Township Section No. 15, and bounded and described as follows:

   Beginning at a point in the east line of land devised to War-ren D. Gardner, by will, as appears in Volume P of Wills, Page 326, of Cuyahoga County Records, said point of beginning being located 771.75 feet northerly from the south line of said land, as measured along said east line; thence running northerly, along said east line as conveyed to Warren D. Gardner, 802.65 feet to the southeasterly right-of-way line of The Baltimore & Ohio Rail-way Company (C. L. & W. R. R.); thence running southwesterly, along the southeasterly right-of-way line of the said The Balti-more & Ohio Railway Company, 1054.89 feet to a point; thence running easterly, parallel to and distant southerly 70 feet by rectangular measurement from the center line of The Cleveland Electric Illuminating Company transmission line, as shown by easement dated October 24, 1924, recorded in Volume 3204,
Page 344, of Cuyahoga County Records, 698 feet to the place of beginning; containing 6.57 acres, more or less, but subject to all legal highways, and subject to the covenants set forth in deed to the Company as follows:

   It is agreed between the Grantors and the Grantee that at such times as the County of Cuyahoga shall extend Main Street across said land of the Grantors to the southeasterly corner there-of, the Grantors will dedicate for a public road a 30 foot strip of land along the east side of said land of the Grantors from the south line of Middleburgh Township northerly to the south line of the land herein conveyed to the Grantee and the Grantee will also dedicate for said public road a 30 foot strip of land along the east side of said land herein conveyed from its southerly line to the southeasterly right-of-way line of The Baltimore & Ohio Railway Company.

   Subject also to gas pipe line rights-of-way and an oil and gas lease of record.

   Being the premises conveyed to the Company by Warren D.
Gardner and Jennie M. Gardner, by deed dated February 24, 1925, recorded in Volume 3238, Page 466, of Cuyahoga County Records.


                  MAYWOOD SUBSTATION

   PARCEL NO. 101.  Situated in the Village of South Euclid,
County of Cuyahoga and State of Ohio, and known as being part of original Euclid Township Lot No. 71, and bounded and described as follows:

                                                                           (CEI)





   Beginning on the southerly line of Mayfield Road (80 feet wide) at its point of intersection with the easterly line of land conveyed to Samuel Spencer and Mary E. Spencer, by deed dated April 3, 1883, recorded in Volume 348, Page 417, of Cuyahoga County Records; thence westerly, along said southerly line of Mayfield Road, 130 feet to the westerly line of land conveyed to The Goff Kirby Coal Company, by deed dated May 9, 1911, recorded in Volume 1339, Page 390, of Cuyahoga County Rec-ords; thence southerly, along the westerly line of land so con-veyed to The Goff Kirby Coal Company, about 340 feet to the southwesterly corner thereof; thence easterly, along the south-erly line of land so conveyed to The Goff Kirby Coal Company to the easterly line of land so conveyed to Samuel Spencer and Mary E. Spencer; thence northerly, to the place of beginning; be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Goff
Kirby Coal Company, by deed dated April 12, 1927, recorded in
Volume 3462, Page 490, of Cuyahoga County Records.

                 SOUTH MILES SUBSTATION

   PARCEL NO. 102. Situated in the Village of Solon, County of Cuyahoga, and State of Ohio, and known as being all of Block No. 11 in Solon Allotment Company's Subdivision No. 1 of part of Original Solon Township Lots Nos. 6 and 15 in Tract No. 2, as shown by the recorded Plat in Volume 114 of Maps, Page 28 of Cuyahoga County Records, and bounded and described as follows:

   Beginning at an iron pipe set in the Northerly line of Solon
Road, (60 feet wide) at the Southeasterly corner of said Block
No. 11, said iron pipe being also at the Southwesterly corner of the Cemetery Lot;

   Thence South 72 degrees 18' 30" West along the Northerly line of said Solon Road, a distance of 201.34 feet to an iron pipe set at its intersection with the Easterly line of the Right-of-Way of The Wheeling and Lake Erie Railway Company, (50 feet in width);

   Thence North 00 degrees 25' 30" East along the Easterly Right-of-Way line of The Wheeling and Lake Erie Railway Company, a distance of 2.53 feet to an iron pipe set at a point of curve in said Right-of-Way;

   Thence deflecting to the right along the Easterly curved line of said Right-of-Way a distance of 353.60 feet to an iron pipe

                                                                           (CEI)





set in the Westerly line of said Cemetery Lot, said curved line having a radius of 691.78 feet and a chord which bears North
15 degrees 02' 54" East, a distance of 349.76 feet to said iron pipe on the Westerly line of said Cemetery Lot;

   Thence South 19 degrees 53' 30" East along said Westerly line of said Cemetery Lot, a distance of 296.81 feet to the place of begin-ning, and containing 0.8087 acre of land, according to the Survey of George M. Garrett, Registered Surveyor, December 18, 1935, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Solon Allot-ment Company, by Deed dated January 28, 1936, recorded in Volume 4587, Page 184 of Cuyahoga County Records.

                              ROYALTON SUBSTATION

   PARCEL NO. 103. Situated in the Village of North Royalton,
County of Cuyahoga and State of Ohio, and known as being a part of Original Royalton Township Lot No. 9, and bounded and described as follows:

   Beginning at a point at the intersection of the center line of York Road (80 feet wide) with the center line of Wallings Road
(60 feet wide);

   Thence South 86 degrees 34' 00" East, along the center line of Wall-ings Road, 304.00 feet to a point;

   Thence South 03 degrees 26' 00" West at right angles with said center line of Wallings Road, and passing through an iron pipe set in the Southerly line of Wallings Road, 141.96 feet to an iron pipe in the Northerly line of land conveyed to Christina B. Mayhew by Deed dated March 22, 1932, and recorded in Volume 4227,
Page 291 of Cuyahoga County Records;

   Thence North 86 degrees 02' 54" West, along said Northerly line of land so conveyed to Christina B. Mayhew, as aforesaid, and pass-ing through an iron pipe in the Easterly line of York Road, 295.66 feet to said center line of York Road;

   Thence North along said center line of York Road, 139.53 feet to the place of beginning, and containing about 0.9811 acre of land, according to the survey of George M. Garrett, Registered Surveyor, January 6, 1936, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Emily E.
Blaser and Benjamin F. Blaser, by Deed dated February 8, 1936, recorded in Volume 4590, Page 309 of Cuyahoga County Records.

                                                     (CEI)





                               DUNHAM SUBSTATION

   PARCEL NO. 104. Situated in the City of Maple Heights, County of Cuyahoga and State of Ohio, and known as being a part of Sublot No. 1 in the Comstock Park Allotment of part of Original Bedford Township Lots Nos. 2 and 12, as shown by the recorded Plat in Volume 22, Page 23 of Cuyahoga County Records of Maps, and bounded and described as follows:

   Beginning at a point in the center line of Libby Road (sixty
(60) feet wide) at the Southwesterly corner of land conveyed by Marion H. McNett to Stanley Pejsa, by deed dated July 18, 1904, and recorded in Volume 941, Page 170 of Cuyahoga County Rec-ords of Deeds, said beginning point being also at the South-easterly corner of land conveyed by The Cleveland Realization Company to The Wandle Company, by deed dated November 15,
1917, and recorded in Volume 1978, Page 267 of Cuyahoga
County Records of Deeds, said beginning point being also distant four hundred twenty-six and twenty-three hundredths (426.23) feet West, as measured along the center line of Libby Road from a stone monument set at the intersection of the center line of Broadway (sixty-six (66) feet wide) with said center line of Libby Road (sixty (60) feet wide);

   Thence from said beginning point North 0 degrees 2' 50" West along the Westerly line of land so conveyed to Stanley Pejsa, as afore-said, three hundred twenty-nine and twenty-five hundredths
(320.25) feet to an iron pipe set in the Northwesterly line of said Sublot No. 1 of said Comstock Park Allotment, said last de-scribed iron pipe being distant South 67 degrees 36' 40" West, seventy and nine hundredths (70.09) feet, as measured along the North-westerly line of said Sublot No. 1 from its intersection with the center line of Broadway;

   Thence South 67 degrees 36' 40" West along the Northwesterly line of said Sublot No. 1, one hundred sixty-two and seventeen hundredths (162.17) feet to an iron pipe set at a point distant one hundred fifty (150) feet Westerly by rectangular measure-ment from said Westerly line of land so conveyed to Stanley
Pejsa, as aforesaid;

   Thence South 00 degrees 02' 50" East on a line parallel with said Westerly line of land so conveyed to Stanley Pejsa, as aforesaid, two hundred sixty-seven and forty-eight hundredths (267.48) feet to the center line of Libby Road;

   Thence East along the center line of Libby Road, one hundred fifty (150) feet to the place of beginning, and containing one and





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                                                                           (CEI)





two hundred seventy-four ten-thousandths (1.0274) acres of land, according to the survey of George M. Garrett, Registered Sur-veyor, December 28, 1935, be the same more or less, but subject to all legal highways.

   Subject to a pipe line Right-of-Way granted to The East Ohio Gas Company, by instrument dated August 5, 1913, and recorded in Volume 1577, Page 442 of Cuyahoga County Records, to lay, maintain, operate and remove a pipe line for the transportation of gas on, over and through said premises, and

   Subject to the rights granted by instrument to the Trustees of Bedford Township, dated April 23, 1900, and recorded in Volume 746, Page 628 of Cuyahoga County Records, over the
Southerly thirty (30) feet of the above described premises for the extension of Libby Road (sixty (60) feet wide) from Broadway to Dunham Road.

   Being the premises conveyed to the Company by The Wandle
Company, by Deed dated March 28, 1936, recorded in Volume
4606, Page 593 of Cuyahoga County Records.

                               PAYNE SUBSTATION

   PARCEL NO. 105. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being a part of Original 10 Acre Lots Nos. 78 and 79, and being all of Parcel No. 7 and part of Parcel No. 9, which were conveyed by Mary Baldwin to The Cleveland Trust Company, by deed dated Sep-tember 29, 1914 and recorded in Volume 1545, Page 629 of Cuya-hoga County Records, and being more particularly bounded and described as follows:

   The beginning point is on the Westerly line of East 21st St., 66 feet wide) at the Southeasterly corner of said Parcel No. 7, said beginning point being distant South 21 deg. 36' 50" East along said Westerly line of East 21st St., 281.33 feet from its intersection with the Southerly line of Payne Avenue (80.00 feet wide).

   COURSE 1. Thence South 69 deg. 08' 30" West along the South-erly line of said Parcel No. 7, 69.97 feet.

   COURSE 2. Thence West continuing along the Southerly line of said Parcel No. 7 and along the Northerly line of a 14.15 foot wide alley as shown on plat of Newcomb Hazzard & Fords Sub-division, recorded in Volume 21, Page 22 of Cuyahoga County
Map Records, 174.58 feet to the Southwesterly corner of said
Parcel No. 7.



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                                                                           (CEI)





   COURSE 3. Thence North 00 deg. 01' 20" West along the West-erly line of said Parcel No. 7 and along the Westerly line of said Parcel No. 9, 100 feet to a point.

   COURSE 4. Thence East on a line parallel with said Northerly line of said 14.15 foot wide alley as shown on plat of Newcomb Hazzard & Fords Sub-division, recorded in Volume 21, Page 22 of Cuyahoga County Map Records, 76.25 feet to the Southerly line of said Parcel No. 9.

   COURSE 5. Thence North 68 deg. 23' 10" East along the South-erly line of said Parcel No. 9, 124.58 feet to said Westerly line of East 21st St.

   COURSE 6. Thence South 21 deg. 36' 50" East along said West-erly line of East 21st St. 130.13 feet to the point of beginning.

   Containing 25,141 sq. ft. according to survey of The Wight-
O'Rourke Company June 1938, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Cleve-land Trust Company as Executor and Trustee under the will of Henrietta Baldwin Morris, deceased, by deed dated July 15, 1938, recorded in Volume 4868, Page 616 of Cuyahoga County Records, and by quit claim deed from The Cleveland Trust Com-pany as Trustee for Mary E. Baldwin, deceased, dated July 27, 1938, recorded in Volume 4868, Page 618 of Cuyahoga County Records.

                  CHAGRIN FALLS OFFICE

   PARCEL NO. 106. Situated in the Village of Chagrin Falls,
County of Cuyahoga, and State of Ohio, and known as being part of sublots Nos. 142 and 143 in Stocking and others' subdivision of part of original Orange Township lots Nos. 20 and 21, in tract No. 3 as shown by the recorded plat of said subdivision in Volume 35 of deeds, Page 257 of Cuyahoga County Records, and is bounded and described as follows: Beginning in the northerly line of Pearl Street (now named West Washington St.) 112 feet westerly from the westerly line of Franklin Street, thence north-erly at right angles to the northerly line of Pearl Street 125 feet, thence easterly at right angles to the westerly line of Franklin Street to a point 84 feet westerly from the westerly line of Franklin St.; thence southerly, parallel with the westerly line of Franklin St. 25 feet, thence easterly at right angles to the westerly line of Franklin St. 14 feet, thence southerly parallel with the westerly line of Franklin St. and distant 70 feet there-




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                                                                           (CEI)





from 100 feet to the northerly line of Pearl Street, thence west-erly along the northerly line of Pearl Street 42 feet to the place of beginning, as appears by said plat, be the same more or less but subject to all legal highways.

   PARCEL NO. 107. Situated in the Village of Chagrin Falls, County of Cuyahoga, and State of Ohio, and known as being part of Sub-lot No. 142 in Stocking and others' subdivision of part of original Orange Township lots Nos. 20 and 21 in tract No. 3, as shown by the recorded plat in Volume 35 of deeds, page 257 of Cuyahoga County Records, bounded and described as follows:
Beginning at a point on the northerly line of Pearl Street, now named West Washington St., 58 feet west of the westerly line of Franklin St, thence northerly to a point 2 feet west of the southwest corner of land conveyed by Sarah Pratt to John
Armour by deed dated April 4, 1872, and recorded in Vol. 211 at page 120, of Cuyahoga County Records, thence easterly 2 feet to the southwest corner of said land so conveyed to John Armour, thence southerly to a point in the northerly line of Pearl Street 56 feet west of the westerly line of Franklin Street, thence westerly along the northerly line of Pearl Street 2 feet to the place of beginning, as appears by said plat, be the same more or less but subject to all legal highways.

   Said Parcels Nos. 106 and 107 being the premises conveyed to the Company by Chagrin Falls Lodge No. 487, Knights of Pythias, and Pythian Sisters Auxiliary, affiliate of Chagrin Falls Lodge No. 487, Knights of Pythias, by deed dated Decem-ber 9, 1939, recorded in Volume 5041, Page 634 of Cuyahoga County Records.

                                 AVON STATION

   PARCEL NO. 108. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, known as being a part of Section No. 6 in the Village of Avon Lake, Township of Avon Lake, for-merly a part of Avon Township, and bounded and described as follows:

   Beginning at the northeasterly corner of land conveyed by George T. Deeg to B. Mahler, Trustee, by deed dated December 8, 1896, recorded in Volume 75, Page 490, of Lorain County Rec-ords, which point of beginning is also at the intersection of the low water line of Lake Erie with the westerly line of land deeded by Archibald R. Case to Moses Case, by deed dated May 7, 1842, recorded in Volume W, Page 462, of Lorain County Records,



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                                                     (CEI)





said property above referred to owned by Moses Case now be-ing the Beach Park Allotment as recorded in Volume 6 of Plats, Page 34, of Lorain County Records; thence southerly, along the easterly line of land so deeded by George T. Deeg to B.
Mahler, Trustee, as aforesaid, to the center line of the Lake Road or "Cleveland-Sandusky Road" so-called; thence westerly, along the center line of Lake Road or "Cleveland-Sandusky Road", a distance of about 2132.7 feet to its intersection with the westerly line of land conveyed by Dell E. Titus to B. Mahler, Trustee, by deed dated February 22, 1899, recorded in Volume 80, Page 296, of Lorain County Records; thence northerly, along said west-erly line of land so deeded by Dell E. Titus to said B. Mahler, Trustee, as aforesaid, to the low water line of Lake Erie; thence easterly, along and following the low water line of Lake Erie to the place of beginning; and containing about 25.96 acres of land, more or less, and being all of the land formerly owned by The
Lake Shore Electric Railway Company and its predecessors, The
Lorain and Cleveland Railway Company, lying north of the center line of said Lake Road or "Cleveland-Sandusky Road" so-called, in said Village; and being also all of the land described in deeds from Dell E. Titus to B. Mahler, Trustee, of February
22, 1899, recorded in Volume 80, Page 296, of Lorain County Rec-ords, also all land from John Cotton and others to B. Mahler, Trustee, March 3, 1899, recorded in Volume 81, Page 153, of
Lorain County Records; also all land deeded by George F. Smith and others to B. Mahler, Trustee, December 3, 1896, and recorded in Volume 75, Page 483, of Lorain County Records; also all that part of land lying north of the center line of the Lake Road "Cleveland-Sandusky Road" so-called, deeded by George T. Deeg to B. Mahler, Trustee, December 8, 1896, recorded in Volume
Page 490, of Lorain County Records, a portion of said property also being included in the deed from W. F. Carr, Trustee, to The Lorain and Cleveland Railway Company, dated December 27,
1897, recorded in Volume 79, Page 341, of Lorain County Rec-ords, to which company The Lake Shore Electric Railway Com-pany by due and proper consolidation proceedings is the succes-sor, and a portion of said property being also included in the deed from Baruch Mahler, Trustee, to said Railway Company, dated February 12, 1904, recorded in Volume 91, Page 633, of
Lorain County Records, and in the deed from B. Mahler, Trustee, to said Railway Company, dated January 26, 1923, recorded in Volume 188, Page 284, of Lorain County Records; and including in this conveyance all riparian and littoral rights appurtenant




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                                                                           (CEI)





to said property, in, to and over the waters of Lake Erie and the land beneath the same; be the same more or less, but subject to all legal highways and to an easement for drainage through said land to Lake Erie, which easement is more particularly de-scribed in the deed recorded in Volume 26, Page 210, of Lorain County Records and subject to the right of the Board of County Commissioners of Lorain County, Ohio, to lay and maintain a water main and to erect and maintain a pump house over and upon a portion of said premises, all as set forth in an unrecorded agreement between the Company and said Board of County Com-missioners dated, October 8, 1926.

   PARCEL NO. 109. Situated in the Village of Avon Lake, for-merly Avon Township, County of Lorain and State of Ohio, known as being part of Section No. 6 of said Township, bounded and described as follows:

   Beginning at a point in the center line of the Cleveland-San-dusky Road, also known as the Lake Shore Road, at the north-east corner of land deeded by Harry Sifread, unmarried, to Wil-liam Webb, by deed recorded in Volume 91, Page 590, of Lorain County Records; thence along the easterly line of land so deeded to William Webb, being also the westerly line of lands in said section now owned by Magdalena Frank, South
0 degrees 32' West, and passing through an iron pin on the southerly margin of the above mentioned road, a distance of 335.52 feet to an iron pin on the northerly line of a 40-foot right-of-way now owned by The Lake Shore Electric Railway Company; thence along the northerly line of said right of way South 71 degrees 12' West, a distance of 70.33 feet to an iron pin; thence North 0 degrees 32' East, parallel with the easterly line of lands herein described and passing through an iron pin on the southerly margin of the Cleveland-Sandusky Road, a distance of 336.60 feet to the center line of said road; thence in the center line of said road North
72 degrees East, a distance of 70 feet to the place of beginning; con-taining within said bounds .512 of an acre of land, as surveyed by Warden & Laundon, Civil Engineers, November 10, 1922.

   PARCEL NO. 110. Situated in the Village of Avon Lake, for-merly Avon Township, County of Lorain and State of Ohio, known as being part of Section 6 of said Township, bounded and described as follows:

   Beginning at a point in the center line of the Cleveland-San-dusky Road, also known as the Lake Shore Road, South 72 degrees West,





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
                                                     (CEI)





and distant 70 feet as measured along the center line of said road from the northeast corner of lands deeded by Harry Sifread, unmarried, to William Webb, by deed recorded in Volume 91, Page 590, of Lorain County Records; thence South 0 degrees 32' West, and parallel with the easterly line of lands so deeded to Wil-liam Webb, as above mentioned, being also parallel with the westerly line of lands in said section, now owned by Magdalena
Frank, and passing through an iron pin on the southerly mar-gin of the above mentioned road, a distance of 336.60 feet to an iron pin on the northerly line of the right-of-way 40 feet in width, now owned by The Lake Shore Electric Railway Company; thence along the northerly line of said right-of-way South 71 degrees 12' West, a distance of 67.08 feet to an iron pin; thence along the westerly line of lands deeded by Vince and Marietta Shields to William
Webb, by deed recorded in Volume 88, Page 555, of Lorain
County Records, being also the easterly line of lands in said
Section 6, now owned by Henry F. Brodie, North 0 degrees 32' East, and passing through an iron pin on the southerly margin of the above mentioned road, a distance of 337.65 feet to the center line of said road; thence in the center line of said road North
72 degrees East, a distance of 66.63 feet to the place of beginning; containing within said bounds .490 of an acre of land, as surveyed by Warden & Laundon, Civil Engineers, November 10, 1922.

   Said Parcels Nos. 108, 109 and 110 being the premises con-veyed to the Company by The Power Construction Company, dated November 19, 1924, recorded in Volume 206, Page 14, of
Lorain County Records.


                    LAKE SUBSTATION

   PARCEL NO. 111. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of Section
No. 6 Avon Township, and bounded and described as follows:

   Beginning in the center line of Lake Road at the westerly line of land deeded to the Lake Shore Electric Railway Company, recorded in Volume 188, Page 285, of Lorain County Records;
thence running southerly, along the westerly line of said land,
253.4 feet to a point; thence running easterly, parallel to and dis-tant 50 feet northerly by rectangular measurement from the north-erly right-of-way line of the Lake Shore Electric Railway Com-pany, 292.31 feet to a point; thence running northeasterly, 296.4 feet to a point in the center line of Lake Road, said point being





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
                                                                           (CEI)





distant 412.23 feet easterly from the west line of land deeded to the Lake Shore Electric Railway Company as aforesaid; thence running westerly, along the center line of Lake Road, 412.23 feet to the place of beginning; containing 1.95 acres more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Lake
Shore Electric Railway Company, by deed dated August 29, 1925, recorded in Volume 215, Page 19, of Lorain County Records.

                               AVON COAL STORAGE

   PARCEL NO. 112. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6, and bounded and described as follows:

   Beginning on the westerly line of land conveyed to Andrew
Severs, by deed dated March 5, 1888, recorded in Volume 62,
Page 520, of Lorain County Records, at a point 195 feet southerly measured along said westerly line from the southerly line of the right-of-way of The Lake Shore Electric Railway Company, as established at the date of aforesaid deed; thence northerly, along the westerly line of land so conveyed to Andrew Severs, 195 feet to the southerly line of said right-of-way as on said date estab-lished; thence northeasterly along the southerly line of said right-of-way, 195 feet; thence southwesterly, on a curve to the left with a radius of 398 feet, to the place of beginning; and containing
.25 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 113. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6, and bounded and described as follows:

   Beginning on the easterly line of land conveyed to Vince Shields, by deed dated January 1, 1879, recorded in Volume
43, Page 577, of Lorain County Records, at a point 56 feet southerly measured along said easterly line from the southerly line of the right-of-way of The Lake Shore Electric Railway Company as located on July 5, 1905; thence southerly, along said easterly line of land so conveyed to Vince Shields and along the easterly line of land conveyed to said Vince Shields, by deed dated February 5, 1880, recorded in Volume 47, Page 194, of Lorain County Records, to the southeasterly





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
                                                                           (CEI)





corner of last mentioned parcel; thence westerly, along the southerly line of land so conveyed to Vince Shields as last afore-said, about 25 feet to the easterly line of the fourth parcel of land conveyed to The New York, Chicago & St. Louis Railroad
Company, by deed dated October 6, 1927, recorded in Volume
229, Page 338, of Lorain County Records; thence northerly, along the easterly line of said fourth parcel to the southeast-erly line of land conveyed to The Avon Railroad Company, by deed dated February 25, 1927, recorded in Volume 225, Page
524, of Lorain County Records; thence northeasterly, along said southeasterly line to the place of beginning; and containing about
1.30 acres, be the same more or less, but subject to all legal high-ways.

   PARCEL NO. 114. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6, and bounded and described as fol-lows:

   Beginning at the southeasterly corner of land conveyed to Catharine Pitts, by deed dated April 5, 1877, recorded in Volume 41, Page 566, of Lorain County Records; thence northerly, along the easterly line of said land to the northeasterly corner thereof; thence westerly, on the northerly line of said land, about 24 feet to the easterly line of the fourth parcel of land conveyed to The New York, Chicago and St. Louis Railroad Company, by deed dated October 6, 1927, recorded in Volume 229, Page 338, of
Lorain County Records; thence southerly, along the easterly line of said fourth parcel to the southerly line of land so conveyed to Catharine Pitts as aforesaid; thence easterly, along said south-erly line, about 25 feet to the place of beginning; and containing about .39 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 115.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of original Avon Township Section No. 5, and bounded and de-scribed as follows:

   Beginning on the center line of Walker Road so called, and the northerly line of said original Section No. 5, at a point 10.7 feet westerly measured along said center line of Walker Road from the Southeasterly corner of land conveyed to Catharine
Pitts, by deed dated April 11, 1884, recorded in Volume 55, Page

                                                                           (CEI)





188, of Lorain County Records; thence westerly, along said center line of Walker Road to the easterly line of the fourth parcel of land conveyed to The New York, Chicago and St. Louis Railroad Company, by deed dated October 6, 1927, recorded in Volume
29, Page 338, of Lorain County Records; thence southerly, along the easterly line of said fourth parcel and along the easterly line of land conveyed to Joseph Maro and Mary Maro, by deed dated
May 27, 1922, recorded in Volume 183, Page 252, of Lorain
County Records, and along the easterly line of the third parcel of land conveyed to The New York, Chicago and St. Louis Rail-road Company, by deed as aforesaid, and along the westerly line of land conveyed to John Urig, by deed dated April 11, 1884, re-corded in Volume 55, Page 188, of Lorain County Records, to the southwesterly corner of said last mentioned land; thence east-erly, along the southerly line of land so conveyed to John Urig, 60 feet; thence northerly, on a line parallel to and 60 feet east-erly from said westerly line, 607.3 feet; thence tangent on a curve to the right with a radius of 1408.7 feet, 434 feet; thence tangent on a straight line, 510 feet; thence tangent on a curve to the left with a radius of 1468.7 feet, to the place of beginning; and containing about 2.73 acres, be the same more or less, but subject to all legal highways.

   PARCEL NO. 116.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of original Avon Township Section No. 5, and bounded and de-scribed as follows:

   Beginning at the northwesterly corner of land conveyed to Anton Klingshirn, by deed dated July 15, 1905, recorded in Vol-ume 97, Page 216, of Lorain County Records, said point also being at the southwesterly corner of land conveyed to John Urig, by deed dated April 11, 1884, recorded in Volume 55, Page 188, of Lorain County Records; thence southerly, along the westerly line of land so conveyed to Anton Klingshirn as aforesaid, about
416 feet to the southerly line thereof; thence easterly, along said southerly line, 60 feet; thence northerly, in a line parallel to said westerly line and 60 feet easterly therefrom, about 416 feet to the southerly line of land conveyed to John Urig as aforesaid; thence westerly, along said southerly line, 60 feet to the place of begin-ning; and containing about .58 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 117. Situated In the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original





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
                                                                           (CEI)





Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the northwesterly corner of land conveyed to Frank Dekent, by deed dated March 2, 1872, recorded in Volume
34, Page 487, of Lorain County Records, said point also being at the southwesterly corner of land conveyed to Anton Klingshirn, by deed dated February 14, 1900, recorded in Volume 83, Page
239, of Lorain County Records; thence southerly, along the west-erly line of land so conveyed to Frank Dekent as aforesaid, about 415 feet to the southwesterly corner of said land so conveyed to Frank Dekent; thence easterly, along the southerly line of land so conveyed to Frank Dekent, 60 feet; thence northerly, on a line parallel to and 60 feet east of said westerly line, about 415 feet to the southerly line of land conveyed to Anton Klingshirn as aforesaid; thence westerly, along said southerly line 60 feet to the place of beginning; and containing about .58 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 118. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the northwesterly corner of land conveyed to Mathias Schafer and Catherine Schafer, wife, by deed dated
October 1, 1888, recorded in Volume 62, Page 574, of Lorain
County Records; thence southerly along the westerly line of said land, about 416 feet to the southwesterly corner thereof; thence easterly, along the southerly line of said land so conveyed to Mathias Schafer and Catherine Schafer, 60 feet; thence north-erly, on a line parallel to and 60 feet east of said westerly line, about 416 feet to the northerly line of said land; thence westerly, along said northerly line, 60 feet to the place of beginning; and containing .58 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 119. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   All that part of land conveyed to WillIam Dechant, by deed dated July 29, 1905, recorded in Volume 97, Page 393, of Lorain





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
                                                                           (CEI)





County Records, lying within 30 feet of a line described as follows:

   Beginning at a point on the northerly line of land so conveyed to William Dechant at a point 30 feet easterly measured along said northerly line from the northwesterly corner thereof; thence southwesterly, on a curve to the right with a radius of 1432.7 feet, 846 feet to a point; thence on a straight line tangent to said curve, 250 feet to a point on the southerly line of land so con-veyed to William Dechant as aforesaid 171 feet easterly measured along said southerly line from the northwesterly corner of land conveyed to Frank X. Dechant, by deed dated March 8, 1902, recorded in Volume 87, Page 375, of Lorain County Records; and containing about 1.15 acres, be the same more or less, but subject to all legal highways.

   PARCEL NO. 120. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the northeasterly corner of land conveyed to John Smith, by deed dated April 27, 1853, recorded in Volume 3, Page 293, of Lorain County Records; thence southerly, along the easterly line of land so conveyed to John Smith to the south-easterly corner thereof; thence westerly along the southerly line of land so conveyed to John Smith, 111 feet; thence northeasterly, on a curve to the left with a radius of 1402.7 feet to the place of beginning; and containing about .46 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 121. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning on the northerly line of land conveyed to Frank X. Dechant, by deed dated March 8, 1902, recorded in Volume 87,
Page 375, of Lorain County Records, at a point 207 feet easterly measured along said northerly line from the northwesterly corner of said land so conveyed to Frank X. Dechant; thence westerly, along said northerly line to the most easterly corner of the second parcel of land conveyed to The New York, Chicago & St Louis Railroad Company, by deed dated October 6, 1927, recorded in Volume 229, Page 338, of Lorain County Records; thence south-

                                                     (CEI)





westerly, along the southeasterly line of said second parcel, about
235.6 feet to the westerly line of land conveyed to Frank X. Dechant as aforesaid; thence southerly, along said westerly line to a point 298.5 feet southerly measured along said westerly line from the northwesterly corner of land so conveyed to Frank
X. Dechant as aforesaid; thence northeasterly, to the place of beginning; and containing about .404 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 122. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning on the southerly line of land conveyed to John Schmitz, Jr. and Emma Schmitz, by deed dated January 6, 1906, recorded in Volume 99, Page 319, of Lorain County Records, at a point about 387.53 feet easterly measured along said southerly line from its point of intersection with the center line of Miller Road, so-called; thence easterly along the said southerly line, about 272.46 feet to the southeasterly corner of land so conveyed to John Schmitz, Jr., and Emma Schmitz; thence northerly, along the easterly line of land so conveyed to John Schmitz, Jr. and Emma Schmitz, about 393.30 feet to a point 36 feet northwesterly measured at right angles from the center line of the track of The Avon Railroad Company; thence southwesterly, on a line parallel to and 36 feet distant at right angles to the center line of said track, about 475.78 feet to the place of beginning; and containing about 1.23 acres, be the same more or less, but subject to all legal highways.

   PARCEL NO. 123. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   All that portion of land conveyed to Frank X. Dechant, by deed dated March 8, 1902, recorded in Volume 87, Page 375 of
Lorain County Records, lying within 30 feet of a line described as follows:

   Beginning on the northerly line of a westerly projection of land so conveyed to Frank X. Dechant at a point 235 feet west-erly measured along said northerly line from the southeasterly corner of land conveyed to John Schmidt, by deed dated March 5,

                                                                           (CEI)





1886, recorded in Volume 24, Page 587, of Lorain County Records; thence southwesterly, 272 feet; thence on a curve to the left tan-gent to line last described with a radius of 1432.7 feet, 248.8 feet to the southeasterly line of land so conveyed to Frank X. Dechant as aforesaid, said parcel containing about .71 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 124. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of orig-inal Avon Township Section No. 5, and bounded and described as follows:

   Beginning on the northerly line of the right-of-way of The
New York, Chicago & St. Louis Railroad Company as described in warranty deed dated May 27, 1881, recorded in Volume 49, Page 160, of Lorain County Records, at the southeasterly corner of the first parcel of land conveyed to The New York, Chicago and St. Louis Railroad Company, by deed dated October 6, 1927, recorded in Volume 229, Page 338, of Lorain County Records;
thence northerly, along the easterly line of land so conveyed to The New York, Chicago and St. Louis Railroad Company as last aforesaid, about 317 feet to the northerly line of land con-veyed to Charley A. Smith, by deed dated July 2, 1903, recorded in Volume 90, Page 610, of Lorain County Records; thence east-erly, along the northerly line of land so conveyed to Charley A. Smith to a point 188 feet easterly measured along said northerly line from the center line of Miller Road, so called; thence south-erly, on a line parallel to said center line of Miller Road to said northerly line of the right-of-way of The New York, Chicago and St. Louis Railroad Company; thence westerly, along the north-erly line of said right-of-way, about 176.49 feet to the place of beginning; and containing about .75 of an acre, be the same more or less, but subject to all legal highways.

   PARCEL NO. 125. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6, and bounded and described as fol-lows:

   Beginning on the southerly line of the right-of-way of The Lake Shore Electric Railway Company (40 feet wide) at the Northeasterly corner of the second parcel of land conveyed to The Citizens Savings and Trust Company, by deed dated June 11, 1918, recorded in Volume 149, Page 245, of Lorain County Records, said beginning point also being at the northwesterly

                                                                           (CEI)





corner of a parcel of land conveyed to The Avon Beach and Southern Railway Company, by deed dated July 16, 1905, and recorded in Volume 97, Page 197, of Lorain County Records;
thence southerly, along the westerly line of land so conveyed to The Avon Beach and Southern Railway Company, 56 feet to a point of curve on the westerly line of the right-of-way of said
The Avon Beach and Southern Railway Company; thence deflect-ing to the left on a curved line having a radius of 446.28 feet, to the easterly line of the fourth parcel of land conveyed to The
New York, Chicago and St. Louis Railroad Company, by deed dated October 6, 1927, recorded in Volume 229, Page 338, of
Lorain County Records; thence northerly, along said easterly line to the southerly line of the right-of-way of The Lake Shore Electric Railway Company (40 feet wide); thence easterly, along said southerly line, about 26.5 feet to the place of beginning; and containing about .11 of an acre, be the same more or less but subject to all legal highways.

   Said Parcels Nos. 112 to 125, inclusive, being the premises conveyed to the Company by The Avon Railroad Company, by deed dated December 30, 1927, recorded in Volume 236, Page 55, of Lorain County Records.

   PARCEL NO. 126. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6, and bounded and described as fol-lows:

   Beginning at a point on the southerly line of the Lake Shore Electric Railway right-of-way at the northwesterly corner of land conveyed to The Avon Railroad Company, by deed dated
February 25, 1927, recorded in Volume 225, Page 524,  of
Lorain County Records; thence westerly, along the southerly line of the Lake Shore Electric Railway right-of-way, 79.51 feet; thence southerly, on a line parallel with and distant 75 feet westerly, measured at right angles, from the most easterly line of land conveyed to The Lorain County Savings and Trust Com-pany, by deed dated March 13, 1925, recorded in Volume 208, Page 114, and the easterly line of land conveyed to Edward J. Brickel, by deed dated March 13, 1925, recorded in Volume
208, Page 115, of Lorain County Records, said easterly lines being also the westerly line of Parcel No. 2 of land conveyed to The Avon Railroad Company, by deed dated April 11, 1925, recorded in Volume 209, Page 272, of Lorain County Rec-ords, a distance of 2425.75 feet to the southerly line of land con-

                                                                           (CEI)





veyed to The Lorain County Savings and Trust Company as afore-said; thence easterly, along said southerly line and along the easterly prolongation thereof, 75 feet to the northeasterly corner of land conveyed to Joseph Maro and Mary Maro, by deed dated
May 27, 1922, recorded in Volume 183, Page 252, of Lorain
County Records; thence southerly, along the easterly line of land so conveyed to Joseph Maro and Mary Maro, 585.35 feet to the most southerly corner of Parcel No. 1 of land conveyed to The Power Construction Company, by deed dated October 6,
1927, recorded in Volume 232, Page 528, of Lorain County
Records; thence northeasterly, along the southeasterly curved line of Parcel No. 1 of land so conveyed to The Power Construc-tion Company, said curved line having a radius of 1432.69 feet,
207.5 feet to a point of tangency; thence northerly, along the easterly line of Parcel No. 1 of land so conveyed to The Power Construction Company, 2836 feet to said southerly line of The
Lake Shore Electric Railway right-of-way; thence southwest-erly along said southerly line, 15.9 feet to the place of beginning; and containing about 5.211 acres of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 127. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section Nos. 5 and 6, and bounded and described as follows:

   Beginning at the southwesterly corner of land conveyed to The New York, Chicago and St. Louis Railroad Company, by deed dated March 24, 1926, recorded in Volume 217, Page 274, of
Lorain County Records, which point is also the southeast-erly corner of Parcel No. 1 of land conveyed to Joseph Maro and Mary Maro, by deed recorded in Volume 220, Page 206, of Lorain County Records; thence northeasterly, along the south-easterly line of said Parcel No. 1 of land so conveyed to Joseph Maro and Mary Maro, on a line parallel to and 50 feet distant westerly, measured at right angles, from the westerly right-of-way line of The Avon Beach and Southern Railroad Company, which right-of-way line is also the easterly line of land conveyed to The New York, Chicago and St. Louis Railroad Company, as aforesaid; thence continuing along said southeasterly line of Parcel No. 1 of land conveyed to Jos. Maro and Mary Maro, as aforesaid, and along the easterly line of Parcel No. 2 of land conveyed by said deed to Jos. Maro and Mary Maro, on a curved line having a radius of 1407.7 feet, a distance of about 442.25

                                                                           (CEI)





feet to a point, which is 50 feet westerly, measured at right angles, from the westerly line of said Avon Beach and Southern Rail-road right-of-way; thence northerly, about 502.36 feet to a point in the north line of land conveyed to The New York, Chicago and St. Louis Railroad Company, as aforesaid, distant 55.14 feet westerly, measured along said northerly line, from the north-easterly corner thereof; thence easterly, along said northerly line of land so conveyed to The New York, Chicago and St. Louis Railroad Company, about 55.14 feet to the westerly line of said
Avon Beach and Southern Railroad right-of-way, which is also the westerly line of Parcel No. 1 of land conveyed to The Power Construction Company, by deed dated October 6, 1927, recorded in Volume 232, Page 528, of Lorain County Records; thence southerly, along said right-of-way and along said westerly line of land so conveyed to The Power Construction Company, 585.35 feet to the most southerly corner of land so conveyed to The
Power Construction Company; thence southerly, and southwest-erly on a curved line having a radius of 1432.69 feet, a distance of 241.34 feet to a point of tangency; the chord of said curve of whose arc bears to the right 13 degrees 7' 27" from the prolongation southerly of the previously described course, said point of tan-gency being distant 25 feet, easterly, measured at right angles, from the first course above described, and also its prolongation northeasterly; thence southwesterly, on a line parallel with and distant 25 feet easterly, measured at right angles, from the first course above described to the northeasterly prolongation thereof and tangent to the last described curve, about 617.24 feet to a point in the southerly line of land conveyed to The New
York, Chicago and St. Louis Railroad Company as aforesaid, distant 26.68 feet easterly, measured along said southerly line, from the southwesterly corner of land so conveyed to The New
York, Chicago and St. Louis Railroad Company; thence westerly, along said southerly line of land so conveyed to The New York, Chicago and St. Louis Railroad Company, 26.68 feet to the place of beginning; and containing about 1.29 acres of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 128. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the southwesterly corner of Parcel No. 1 of land conveyed to Joseph Maro and Mary Maro by warranty deed,

                                                                           (CEI)





recorded in Volume 220, Page 206, of Lorain County Records, which point is also the northwesterly corner of land conveyed to John Urig, by deed dated April 11, 1884, recorded in Volume 55,
Page 188, of Lorain County Records; thence southerly, along the westerly line of land so conveyed to John Urig, to its point of intersection with the northwesterly line of Parcel No. 3 of land conveyed to The New York, Chicago and St. Louis Railroad
Company, by deed dated October 6, 1927, recorded in Volume 229,
Page 338, of Lorain County Records; thence northeasterly on the curved northwesterly line of said Parcel No. 3 of land so conveyed to The New York, Chicago and St. Louis Railroad Com-pany, 186.46 feet to a point of tangency; thence northeasterly, continuing along the northwesterly line of said Parcel No. 3 of land so conveyed to The New York, Chicago and St. Louis Rail-road Company, 16.8 feet to the northwesterly corner of said
Parcel No. 3; thence westerly, along the southerly line of land conveyed to The New York, Chicago and St. Louis Railroad
Company, by deed dated March 24, 1926, recorded In Volume 217,
Page 274, of Lorain County Records, and along the southerly line of land conveyed to Joseph Maro and Mary Maro as aforesaid, to the place of beginning; and containing about .088 of an acre of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 129. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the most northerly corner of land conveyed to Edward J. Brickel, by deed dated March 5, 1925, recorded in
Volume 208, Page 11, of Lorain County Records; thence southerly, along the westerly line of land so conveyed to Edward J. Brickel, on a curved line deflecting to the right, and having a radius of 1518.69 feet, a distance of 390.8 feet to a point of tangency; thence southerly, continuing along said westerly line of land so conveyed to Edward J. Brickel, 432.72 feet; thence easterly, at right angles to the last described course, 25 feet; thence northerly, on a line parallel with and distant 25 feet easterly, measured at right angles, from said westerly line of land so conveyed to Edward J. Brickel, 432.72 feet to a point of curve; thence northeasterly, on a curved line deflecting to the right and having a radius of 1493.69 feet, a distance of 273.67 feet to a point in the easterly line of land so conveyed to Edward J. Brickel; thence northerly, along said easterly line, 114.34 feet to the place of beginning; and

                                                                           (CEI)





containing .44 of an acre of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 130. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 5, and bounded and described as follows:

   Beginning on the southerly line of land conveyed to Wm.
Dechant, by deed dated January 19, 1900, recorded in Volume
83, Page 323, of Lorain County Records, at the northeasterly corner of land conveyed to John Schmitz, by deed dated March 5, 1866, recorded in Volume 24, Page 587, of Lorain County Records, which point is also the northwesterly corner of Parcel No. 1 of land conveyed to The Avon Beach and Southern Railroad Com-pany, by deed dated July 19, 1905, recorded in Volume 97, Page
226, of Lorain County Records; thence southerly, along the east-erly line of land so conveyed to John Schmitz, said line being also the westerly line of land so conveyed to The Avon Beach and Southern Railroad Company, as aforesaid, to the southwesterly corner of Parcel No. 2 of land conveyed to The New York, Chicago and St. Louis Railroad Company, by deed dated October 6, 1927, recorded in Volume 229, Page 338, of Lorain County Records;
thence northeasterly, along the northwesterly line of land so con-veyed to The New York, Chicago and St. Louis Railroad Com-pany, about 130.81 feet to the northwesterly corner of land so conveyed to The New York, Chicago and St. Louis Railroad Com-pany, which point is also in the southerly line of land conveyed to William Dechant as aforesaid; thence westerly, along said southerly line of land so conveyed to William Dechant to the place of beginning; and containing about .096 of an acre of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 131.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of original Avon Township Section No. 5, and bounded and de-scribed as follows:

   Beginning at the southeasterly corner of land conveyed to The Lorain County Savings and Trust Company, by deed dated March 5, 1925, recorded in Volume 208, Page 49, of Lorain County Records, which point is also the southwesterly corner of land conveyed to Edward J. Brickel, by deed dated March 5, 1925, recorded in Volume 208, Page 11, of Lorain County Records; thence westerly, along the southerly line of land so

                                                                           (CEI)





conveyed to The Lorain County Savings and Trust Company, which line is also the northerly line of land conveyed to John Schmitz, Jr. and Emma Schmitz, by deed dated January 6, 1906, recorded in Volume 99, Page 319, of Lorain County Records, about 608.58 feet to the southwesterly corner of land so conveyed to The Lorain County Savings and Trust Company, which point is also the southeasterly corner of land conveyed to Glover M. Miller, by deed dated May 5, 1852, recorded in Volume 1, Page
300, of Lorain County Records; thence northerly, along the west-erly line of land conveyed to The Lorain County Savings and Trust Company, as aforesaid, which line is also the easterly line of land conveyed to Glover M. Miller as aforesaid, and the easterly line of land conveyed to Catherine Schumacker, by deed dated
March 31, 1910, recorded in Volume 115, Page 572, of Lorain
County Records, a distance of 1221.79 feet; thence easterly, on a line parallel with the southerly line of land conveyed to The Lorain County Savings and Trust Company as aforesaid, about
610.72 feet to the westerly line of land conveyed to Edward J. Brickel, as aforesaid; thence southerly, along said westerly line of land so conveyed to Edward J. Brickel, about 1221.79 feet to the place of beginning; and containing about 17.13 acres of land, be the same more or less, but subject to all legal highways.

   Subject to the exception and reservation to Alexis Miller, his heirs and assigns, of the right-of-way and passage of a road or lane as set forth in deed from Alexis Miller and Caroline Miller to David F. Miller dated December 3, 1868, recorded in Volume
29, Page 305, of Lorain County Records.

   PARCEL NO. 132.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of original Avon Township Section No. 5, and bounded and de-scribed as follows:

   Beginning on the southerly line of land conveyed to Wm. Dechant, by deed dated January 19, 1900, and recorded in Volume 83, Page 323, of Lorain County Records, at the northeast-erly corner of land conveyed to John Schmitz, by deed dated March 8, 1866, recorded in Volume 24, Page 587, of Lorain County Records, which point is also the northwesterly corner of Parcel No. 3 of land conveyed to The Power Construction Company, by deed dated October 6, 1927 and recorded in Volume 232, Page 528, of Lorain County Records; thence westerly, along said southerly line of land conveyed to Wm. Dechant as aforesaid, which is also the northerly line of land conveyed to

                                                                           (CEI)





John Schmitz, as aforesaid, 129.65 feet to a point distant 522.46 feet easterly, measured at right angles, from the center line of Miller Road; thence southerly, on a line parallel with and 522.46 feet easterly, measured at right angles, from said center line of Miller Road, 303.64 feet to the northwesterly line of land con-veyed to The New York, Chicago and St. Louis Railroad Com-pany, by deed recorded in Volume 233, Page 625, of Lorain
County Records; thence northeasterly along said northwesterly line of land so conveyed to Edward J. Brickel 233.44 feet to the most southerly corner of land conveyed to The Power Construc-tion Company, as aforesaid; thence northerly, along the westerly line of land so conveyed to The Power Construction Company, about 109.07 feet to the place of beginning; and containing about .62 of an acre of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 133.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of original Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the southeasterly corner of land conveyed to The Lorain County Savings and Trust Company, by deed dated
March 5, 1925, recorded in Volume 208, Page 49, which point is also the southwesterly corner of land conveyed to Edward J. Brickel by deed dated March 5, 1925, recorded in Volume 208,
Page 11, of Lorain County Records, and also the northwesterly corner of Parcel No. 2 of land conveyed to Edward J. Brickel, by deed dated March 26, 1925, and recorded in Volume 208, Page 167, of Lorain County Records; thence westerly along the south-erly line of land conveyed to The Lorain County Savings and Trust Company as aforesaid, 608.58 feet to a point distant 522.46 feet easterly, measured at right angles, from the center line of Miller Road; thence southerly, on a line parallel with said center line of Miller Road, and distant 522.46 feet easterly therefrom, measured at right angles, 934.80 feet to the northwesterly corner of Parcel No. 1 of land conveyed to The Lorain County Savings and Trust Company, by deed dated March 13, 1925, recorded in Volume 208, Page 60, of Lorain County Records; thence easterly along the northerly line of land conveyed to The Lorain County Savings and Trust Company as last aforesaid, 493.23 feet to the southwesterly corner of land conveyed to Edward J. Brickel as last aforesaid; thence northerly along the westerly line of land so conveyed to Edward J. Brickel, about 952.03 feet to the place

                                                                           (CEI)





of beginning; and containing about 12.61 acres of land, be the same more or less, but subject to all legal highways.

   PARCEL NO. 134.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known and being part of original Avon Township Section No. 5, and bounded and described as follows:

   Beginning at the southwesterly corner of Parcel No. 2 of land conveyed to Edward J. Brickel by deed dated March 26, 1925, recorded in Volume 208, Page 167, of Lorain County Rec-ords, which point is also the southeasterly corner of Parcel No. 2 of land conveyed to The Lorain County Savings and Trust Com-pany by deed dated March 26, 1925, and recorded in Volume
206, Page 331, of Lorain County Records and also the north-westerly corner of land conveyed to Edward J. Brickel, by deed dated March 13, 1925, and recorded in Volume 208, Page 59, of Lorain County Records; thence westerly along the southerly line of land conveyed to The Lorain County Savings and Trust Com-pany, 493.23 feet to the southwesterly corner thereof, which is also the northeasterly corner of land conveyed to John Schmitz and Emma Schmitz, by deed dated March 26, 1925 and recorded in Volume 208, Page 169, of Lorain County Records; thence southerly, along the easterly line of land so conveyed to John Schmitz, and Emma Schmitz 459.09 feet to the southeasterly corner thereof which is also the northwesterly corner of land conveyed to The Lorain County Savings and Trust Company, by deed dated March 26, 1925, recorded in Volume 206, Page 331, of Lorain County Records; thence easterly along the northerly line of land conveyed to The Lorain County Savings and Trust Company as last aforesaid, and along the northerly line of Parcel No. 3 of land conveyed to The Power Construction Company, by deed dated October 6, 1927 and recorded in Volume 232, Page 528, of Lorain County Records, 204.61 feet to the southwesterly corner of land conveyed to Edward J. Brickel by deed recorded in Volume 208, Page 59 as last aforesaid; thence northeasterly, along the northwesterly line of land so conveyed to Edward J. Brickel as last aforesaid, 546.29 feet to the place of beginning and containing about 3.78 acres of land, be the same more or less, but subject to all legal highways.

   Said Parcels Nos. 126 to 134, inclusive, being subject to such rights-of-way, if any, as may exist under reservations contained in deeds dated December 3, 1868 and March 5, 1925, recorded in Volume 29, Page 305, and Volume 208, page 49.

                                                                           (CEI)





respectively, of Lorain County Records, and being the premises conveyed to the Company by The Power Construction Company by deed dated May 7, 1928, recorded in Volume 236, Page 334, of
Lorain County Records.

   PARCEL NO. 135. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6, and bounded and described as follows:

   Beginning on the southerly line of the right-of-way of The
Lake Shore Railway Company, at its point of intersection with the easterly line of land conveyed to Daniel Titus, by deed dated July 27, 1884, recorded in Volume 56, Page 359, of Lorain County Records; thence easterly, along the southerly line of said right-of-way, about 242.43 feet to the westerly line of land conveyed to The Cleveland Electric Illuminating Company by deed dated
May 7, 1928, recorded in Volume 236, Page 334 of Lorain County Records; thence southerly, along the westerly line of said land so conveyed to The Cleveland Electric Illuminating Company as aforesaid, about 2452.54 feet to the northerly line of land con-veyed to Joseph Maro and Mary Maro, by deed dated May 27, 1922, recorded in Volume 183, Page 252, of Lorain County Rec-ords; thence westerly, along the northerly line of said land so conveyed to Joseph Maro and Mary Maro as aforesaid, about
250.8 feet to the center line of a private lane at the southwesterly corner of land conveyed to Vince Shields, by deed dated February
6, 1880, recorded in Volume 47, Page 194, of Lorain County Rec-ords; thence northerly, along the westerly line of said land so conveyed to Vince Shields, 913.1 feet; thence easterly, 15 feet; thence northerly, along the easterly line of said land so conveyed to Daniel Titus as aforesaid, about 1430.43 feet to the place of beginning; be the same more or less, but subject to all legal high-ways.

   Being the premises conveyed to the Company by The Power
Construction Company, by deed dated February 13, 1929, recorded in Volume 245, Page 127, of Lorain County Records.

                       AVON YARD

   PARCEL NO. 136. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 6 and bounded and described as fol-lows:





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
                                                                           (CEI)





   Beginning on the southerly line of Lake Road at the north-east corner of land conveyed to Gerard Reese by deed dated No-vember 6, 1926, recorded in Volume 226, Page 510, of Lorain
County Records; thence North 74 degrees 32' East, along the south-erly line of said Lake Road, 194.51 feet to an iron bar in the westerly line of Avondale Avenue, proposed, (60 feet in width); thence South 2 degrees 56' West, along the westerly line of said Avondale Avenue, proposed, about 293.79 feet to an iron pipe in the northerly line of The Lake Shore Electric Railway Com-pany's right-of-way; thence South 73 degrees 32' West, along the north-erly line of said right-of-way, about 196.04 feet to an iron pipe at the southeasterly corner of said land so conveyed to Gerard
Reese as aforesaid; thence North 3 degrees East, along the easterly line of said land so conveyed to Gerard Reese as aforesaid, about
297.49 feet to the place of beginning; and containing about 1.2535 acres of land, and being further known as all of Sublots Nos. 2, 3, 4, 5 and 6 and a part of Sublot No. 1 in The Krogh-Barr Syndi-cate's Avon Beach Allotment, proposed, be the same more or less, but subject to building restrictions of record and all legal high-ways.

   Being the premises conveyed to the Company by Central
United National Bank of Cleveland, by deed dated February 15,
1930, recorded in Volume 253, Page 93, of Lorain County Records.

   PARCEL NO. 137. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being Sublots Nos. 7 to 16, both inclusive, of the Krogh-Barr Syndicate's proposed Avon Beach Allotment of part of original Avon Township Section No. 6, as per survey of The F. A. Pease Engineering Company, and being further described as follows:

   Beginning at an iron pipe set in the southerly line of Lake
Road as now improved (60 feet in width) at its intersection with the easterly line of Avondale Avenue (60 feet in width), as shown on the plat of the Krogh-Barr Syndicate's proposed Avon
Beach Allotment as above noted, said beginning point being North 74 degrees 32' East, distance of 307.75 feet along the southerly line of said Lake Road as now improved, from its intersection with the westerly line of a parcel of land containing 86.27 acres deeded to George F. Smith, June 9, 1908, recorded in Volume 109,
Page 367, of Lorain County Records; thence from said beginning point South 2 degrees 56' West, along the easterly line of said proposed Avondale Avenue, a distance of 292.62 feet to an iron pipe in the northerly line of the right-of-way (40 feet in width) of the Lake




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
                                                                           (CEI)





Shore Electric Railway Company, said last described line being the westerly line of Sublot No. 7 in said proposed allotment and being also the westerly line of land herein described; thence North
73 degrees 32' East, along the northerly line of said right-of-way of the Lake Shore Electric Railway Company, a distance of 372.59 feet to an iron pipe in the southeasterly corner of Sublot No. 16 in said proposed Avon Beach Allotment; thence North 3 degrees 5' 28" East, along the easterly line of said Sublot No. 16 in said proposed Avon
Beach Allotment, a distance of 286.03 feet to an iron pipe in the southerly line of said Lake Road as now improved (60 feet in width), said iron pipe being distant South 74 degrees 32' West, 166.81 feet from the intersection of the southerly line of Lake Road as now improved (60 feet in width) with the easterly line of said
86.27 acre parcel of land deeded to George F. Smith, said last de-scribed line being also the westerly line of a parcel of land con-veyed to W. H. Regal, by deed recorded in Volume 218, Page 317, of Lorain County Records; thence South 74 degrees 32' West, along the southerly line of said Lake Road as now improved (60 feet in width) a distance of 371.20 feet to the place of beginning; and containing 2.336 acres of land and subject to building restrictions of record and all legal highways and a lease to Tourists, Inc., covering a portion of said premises, which expires on August 31, 1940.

   Being the premises conveyed to the Company by Julia Thorpe and Thomas E. Thorpe, by deed dated May 15, 1930, recorded in Volume 253, Page 343, of Lorain County Records.

                            LORAIN SWITCHING STATION

   PARCEL NO. 138. Situated in the Village of Avon, County of
Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 2, and bounded and described as follows:

   Beginning at a point in the center line of North Ridge Road, at the northwest corner of a parcel of land conveyed to Mabel A. Davidson, by deed dated April 14, 1921, recorded In Volume 181, Page 347, of Lorain County Records; thence southerly, along the westerly line of said land so conveyed to Mabel A. Davidson as aforesaid, 487.57 feet to the southwest corner of said land; thence westerly, along the northerly line of land conveyed to Mabel A. Davidson, by deed dated March 2, 1922, recorded in Volume 181,
Page 348, of Lorain County Records, 227.85 feet to an east-erly line of said land; thence northerly, along said easterly line





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
                                                                           (CEI)





of said land so conveyed to Mabel A. Davidson as last aforesaid,
303.36 feet to the center line of North Ridge Road; thence north-easterly, along the center line of North Ridge Road, 309.27 feet to the place of beginning; containing 2 acres more or less, but subject to such rights as may exist under oil and gas lease dated April 1, 1908, recorded in Volume 8, Page 22, of Lorain County Records, and to all legal highways.

   Being the premises conveyed to the Company by Flora H.
Moon, by deed dated December 3, 1924, recorded in Volume 205,
Page 470, of Lorain County Records.

   PARCEL NO. 139. Situated in the Village of Avon, County of
Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 2, and bounded and described as fol-lows:

   Beginning at a point in the center line of North Ridge Road and also known as the northwest corner of the land conveyed by Flora H. Moon to The Cleveland Electric Illuminating Com-pany, by deed dated December 3, 1924, recorded in Volume 205, Page 470, of Lorain County Records; thence running southerly, along the westerly line of the land so conveyed to The Cleveland Electric Illuminating Company, a distance of 303.36 feet to the northerly line of land conveyed to Mabel A. Davidson, by deed dated March 2, 1922, recorded in Volume 181, Page 348, of Lorain County Records; thence westerly, along said northerly line pro-duced, of the land so conveyed to Mabel A, Davidson, a distance of 30 feet to the westerly line of said land so conveyed to Mabel
A. Davidson as aforesaid; thence northerly, along the westerly line of land so conveyed to Mabel A. Davidson as aforesaid, a distance of 275.67 feet to the center line of North Ridge Road; thence northeasterly, along the center line of North Ridge Road,
40.61 feet to the place of beginning; containing 0.199 of an acre, more or less, but subject to all legal highways.

   PARCEL NO. 140. Situated in the Village of Avon, County of
Lorain and State of Ohio, and known as being part of original
Avon Township Section No. 2, and bounded and described as fol-lows:

   Beginning at the southeasterly corner of land conveyed to The Cleveland Electric Illuminating Company, by deed dated De-cember 3, 1924, recorded in Volume 205, Page 470, of Lorain
County Records; thence running northerly, along the easterly line of said land so conveyed to The Cleveland Electric Illumi-nating Company, 140 feet to a point; thence running easterly, parallel to and distant 140 feet northerly by rectangular measure-ment from the south line of land conveyed to James E. and Mabel
A. Davidson, by deed dated November 29, 1920, recorded in Vol-ume 173, Page 384, of Lorain County Records, 30 feet to a point; thence running southerly, parallel to and distant 30 feet easterly from the easterly line of land so conveyed to The Cleveland Elec-tric Illuminating Company, 140 feet to the southerly line of land conveyed to James E. and Mabel A. Davidson as aforesaid; thence running westerly, along the southerly line of land so conveyed to James E. and Mabel A. Davidson as aforesaid, 30 feet to the place of beginning; contaIning .096 of an acre, more or less, but sub-ject to all legal highways.

   Being the premises conveyed to the Company by James E.
Davidson and Mabel A. Davidson, by deed dated February 12,
1925, recorded in Volume 206, Page 211, of Lorain County Rec-ords.

                               ASHTABULA STATION

   PARCEL NO. 141.  Situated in the Township of Ashtabula,
County of Ashtabula and State of Ohio, and known as being part of the Holmes Tract in said Township, and bounded and de-scribed as follows:

   Beginning in the center of the State Road at the northwest corner of land conveyed to Joseph and Sanita Donatone, by deed recorded in Volume 268, Page 49; thence northerly, along the center line of said road and said line extended northern to the south shore of Lake Erie; thence northeasterly, along the shore of Lake Erie, approximately 1465 feet to the northwest corner of land conveyed to Frank S. Harmon by deed recorded in Vol-ume 198, Page 171; thence southerly, along the west line of land so conveyed to Frank S. Harmon to the northeast corner of land conveyed to Donatone as aforesaid; thence westerly, along the north line of land so conveyed to Donatone, about 1297.03 feet to the place of beginning; containing 110.18 acres of land, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Power
Construction Company, by deed dated March 18, 1929, recorded in Volume 306, Page 136, of Ashtabula County Records.

   PARCEL NO. 142.  Situated in the Township of Ashtabula.
County of Ashtabula and State of Ohio, and known as being




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
                                                                           (CEI)





part of the Holmes Tract in said Township, and bounded and de-scribed as follows:

   Beginning on the south shore of Lake Erie at the northeast corner of Holmes Tract; thence southerly, along the east line of said tract, about 4628.5 feet to the north line of land conveyed to John H. Liebman, by deed recorded in Volume 191, Page 55;
thence westerly, along the north line of land so conveyed to Lieb-man, 398 feet to a stake and monument; thence northerly, parallel with the east line and 398 feet distant westerly therefrom, to Lake Erie; thence northeasterly, along the south shore of Lake
Erie to the place of beginning; containing 41.16 acres of land, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Gertrude E.
McClure, et al, by deed dated March 22, 1929, recorded in Volume
306, Page 186, of Ashtabula County Records.

   The Company also conveys to the Trustee all its riparian and littoral rights in and to the waters of Lake Erie and the sub-merged lands adjacent to said Parcels Nos. 141 and 142.

               OLD ASHTABULA LIGHT PLANT

   PARCEL NO. 143. Situated in the City of Ashtabula, County of Ashtabula and State of Ohio, and known as being part of orig-inal Lot No. 3, Section 3 of Ashtabula Township, and bounded and described as follows:

   Beginning at a point in the southwesterly line of Lake Avenue, said point being 192.27 feet northwesterly measured along the southwesterly line of Lake Avenue, from the southeasterly corner of a parcel of land conveyed by the City of Ashtabula to The
Cleveland Electric Illuminating Company, by warranty deed dated June 30, 1928, recorded in Volume 302, Page 183, of Ashta-bula County Records; thence southwesterly, at right angles to the southwesterly line of said Lake Avenue, a distance of 327.03 feet to an iron pipe; thence westerly, deflecting to the right on an angle of 28 degrees 10' 20" from said last described line and at right angles to the easterly right-of-way line of the Franklin Division of the New York Central Railroad Company, a distance of 124.12 feet to an iron pipe distant 26 feet easterly at right angles from the easterly right-of-way line of said New York Central Railroad Company; thence southerly, and parallel with the easterly right-of-way line of said New York Central Railroad Company and distant 26 feet easterly at right angles therefrom, a distance of





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
                                                                           (CEI)




178.72 feet to an iron pipe in the southerly line of land so deeded by the City of Ashtabula to The Cleveland Electric Illuminating Company as above noted; thence northwesterly, along the south-erly line of land so deeded to The Cleveland Electric Illuminating Company, a distance of about 27.28 feet to the easterly right-of-way line of the New York Central Railroad at a point 485 feet southerly from the south line of land conveyed to The Ashtabula
Ice Company, by deed recorded in Volume 236, Page 20, of Ashta-bula County Records; thence northerly, along said right-of-way line, 485 feet to the intersection of said southerly line of land conveyed to The Ashtabula Ice Company as aforesaid; thence easterly, along said southerly line, about 310 feet to the south-westerly line of Lake Avenue; thence southeasterly, along the southwesterly line of Lake Avenue, a distance of about 347.73 feet to the place of beginning; containing about 3.194 acres of land, be the same more or less, but subject to railway siding right-of-way, granted by deed dated June 7, 1898, recorded in Volume 151, Page 617, of Ashtabula County Records, and to all legal highways.

                               SANBORN SUBSTATION

   PARCEL NO. 144.  Situated in the Township of Saybrook,
County of Ashtabula and State of Ohio, and known as being part of original Lot No. 51 in said Township, and bounded and described as follows:

   Beginning at a point in the center line of Sanborn Road (40 feet in width), said center line of Sanborn Road being also the westerly line of said original Lot No. 51, and at the southwesterly corner of a parcel of land containing 9.986 acres deeded to The Power Construction Company March 8, 1928, recorded in Volume
298, Page 261, of Ashtabula County Records; thence easterly, along the southerly line of land so conveyed to The Power Con-struction Company, and passing through an iron pipe in the east-erly line of said Sanborn Road, 20 feet easterly from the center line thereof, a distance of 725 feet to an iron pipe at the south-easterly corner of said parcel of land so deeded to The Power Construction Company; thence southerly, and parallel with the center line of said Sanborn Road, a distance of 200 feet to an iron pipe; thence westerly, and parallel with the southerly line of said parcel of land so deeded to The Power Construction Company, a distance of 725 feet to the westerly line of said original Lot No. 51 and center line of said Sanborn Road, said last described line passing through an iron pipe set in the easterly line of said





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
                                                                           (CEI)





Sanborn Road and 20 feet easterly from the center line thereof; thence northerly, along the westerly line of said original Lot
No. 51, being also the center line of said Sanborn Road, a dis-tance of 200 feet to the place of beginning; and containing 3.329 acres of land, be the same more or less, but subject to all legal highways and subject to restrictions of record relating to drilling for oil and gas.

   Being the premises conveyed to the Company by Ida E.
Strong, by deed dated June 11, 1929, recorded in Volume 305,
Page 194, of Ashtabula County Records.

   PARCEL NO. 145. Situated in the Township of Saybrook,
County of Ashtabula and State of Ohio, and known as being part of original Lot No. 51 in said Township, and bounded and described as follows:

   Beginning at a point in the center line of Sanborn Road (40 feet in width), said center line of Sanborn Road being also the westerly line of said original Lot No. 51, and at the northwest-erly corner of a parcel of land containing 56.03 acres now owned by Ida E. Strong; thence easterly, along the northerly line of said Ida E. Strong property, a distance of 725 feet to an iron pipe; thence southerly, and parallel with the westerly line of said original Lot No. 51 and also parallel with the center line of said Sanborn Road, a distance of 600 feet to an iron pipe; thence westerly, and parallel with the northerly line of said property herein described, a distance of 725 feet to the westerly line of said original Lot No. 51 and center line of said Sanborn Road, said last described line passing through an iron pipe set in the easterly line of said Sanborn Road and 20 feet easterly from the center line thereof; thence northerly, along the westerly line of said original Lot No. 51, being also the center line of said San-born Road, a distance of 600 feet to the place of beginning; and containing 9.986 acres of land.

   Being the premises conveyed to the Company by The Power
Construction Company, by deed dated September 1, 1928, re-corded in Volume 302, Page 524, of Ashtabula County Records.

   PARCEL NO. 146.  Situated In the Township of Saybrook,
County of Ashtabula and State of Ohio, and known as being part of original Lot No. 51 In said Township, and bounded and described as follows:

   Beginning at an iron pipe set in the southerly line of property now owned by Minnie A. Burke and distant 60 feet at right angles easterly from the original center line of The Pittsburgh, Youngs-



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
                                                                           (CEI)





town and Ashtabula Railroad Company's right-of-way (66 feet in width), said center line of said original 66 foot right-of-way being the center line of the present south bound main track of said
Railroad Company; thence northerly, along the present easterly right-of-way of said Railroad Company and distant easterly 60 feet at right angles from the center line of said main south bound track, a distance of 500 feet to an iron pin set in the easterly line of said right-of-way; thence southeasterly, making an included angle of 36 degrees 11' 40" with said easterly line of said right-of-way, a distance of 456.64 feet to an iron pipe set in the southerly line of said Minnie A. Burke property; thence westerly, along the southerly line of said Minnie A. Burke property, a distance of 300 feet to the place of beginning; and containing 1.5476 acres of land, subject to a telephone and telegraph pole line easement dated December 14, 1926, recorded in Volume 293, Page 450, of
Ashtabula County Records, subject to rights-of-way and tele-phone easements of record and covenants in prior deeds with respect to maintenance of fences, extension of grade crossing and extension of tile drains.

   Reserving, however, to Minnie A. Burke, her heirs and assigns, a 20 foot right-of-way across the above described parcel, the route of said 20 foot right-of-way to be designated by the grantee.

   Being the premises conveyed to the Company by Ralph H.
Holcomb, by deed dated March 19, 1928, recorded in Volume 290,
Page 436, of Ashtabula County Records.

                             ROCK CREEK SUBSTATION

   PARCEL NO. 147. Situated in the Township of Morgan, County of Ashtabula and State of Ohio, and known as being part of Lot
No. 105 in said Township, and bounded and described as follows:

   Commencing at a point in the center of the Rock Creek-Eagle-ville Road, so-called, at the southeast corner of lands conveyed to C. A. Hoyt, by deed dated June 19, 1919, recorded in Volume
237, Page 223, of Ashtabula County Records; thence westerly, along the south line of land so conveyed to C. A. Hoyt, 134.25 feet to a point; thence northerly, parallel with the center line of the Rock Creek-Eagleville Road, 75 feet to a point; thence east-erly, parallel with and 75 feet distant from the first described course, 134.25 feet to the center of the Rock Creek-Eagleville
Road; thence southerly, along the center line of said road, 75 feet to the place of beginning, subject to an oil and gas lease dated





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
                                                                           (CEI)




October 9, 1919, recorded in Volume 13, Page 600, of Ashtabula
County Records.

   Being the premises conveyed to the Company by Coradon A.
Hoyt, by deed dated September 8, 1926, recorded in Volume 287,
Page 119, of Ashtabula County Records.

                           PLYMOUTH SWITCHING STATION

   PARCEL NO. 148.  Situated in the Township of Ashtabula,
County of Ashtabula and State of Ohio, and known as being part of Lot No. 18 in said Township, and bounded and described as follows:

   Beginning at the point of intersection of the center line of the Ashtabula-Jefferson Road and the Ashtabula-Sheffield (Seven Hills) Road; thence easterly, along the center line of the Ashta-bula-Sheffield Road, 56.65 feet to a point; thence southerly, par-allel with the center line of the Ashtabula-Jefferson Road, 53.32 feet to a point; thence westerly, parallel with the center line of the Ashtabula-Sheffield Road, 56.65 feet to the center line of the Ashtabula-Jefferson Road; thence northerly, along the center line of the Ashtabula-Jefferson Road, 53.32 feet to the place of begin-ning; but subject to all legal highways. The said Ashtabula-Sheffield Road being 60 feet in width and the said Ashtabula-Jefferson Road being 66 feet in width, subject to an oil and gas lease dated September 13, 1915, recorded in Volume 10, Page 330, of Ashtabula County Records.

   Being the premises conveyed to the Company by Joseph and Margaret Kitson, by deed dated September 8, 1926, recorded in Volume 287, Page 120, of Ashtabula County Records.

                          ASHTABULA GARAGE AND WAREHOUSE

   PARCEL NO. 149.  Situated in the Township of Saybrook,
County of Ashtabula and State of Ohio, and known as being part of original Lot No. 49 in said Township, and bounded and described as follows:

   Beginning at a drill hole set in the center line of South Ridge Road (66 feet in width) and distant South 56 degrees 45' West, 935.88 feet from the intersection of the east line of said original Lot
No. 49 with the center line of said South Ridge Road; thence
South 0 degrees 15' East, a distance of 1098.64 feet (to an iron pipe) along the easterly line of a parcel of land deeded to F. M. McElroy March 1, 1911, recorded in Volume 199, Page 399, of Ashtabula

                                                                           (CEI)





                                      100

County Records; thence North 78 degrees 57' 20" East, a distance of
139.02 feet to an iron pipe in the westerly line of the original 66-foot right-of-way of The Pittsburgh, Youngstown & Ashtabula Railroad; thence South 24 degrees 56' West, along the westerly line of said Pittsburgh, Youngstown & Ashtabula Railroad right-of-way, a distance of 1105.95 feet to an iron pipe opposite the northerly end of a stone and concrete cow-pass in said railroad right-of-way; thence North 2 degrees 56' 10" East, a distance of 612.55 feet to an iron pipe; thence North 0 degrees 15' West, and parallel with the first course herein described, and distant 300 feet westerly at right angles therefrom, a distance of 1267.02 feet to a drill hole set in the center line of said South Ridge Road; thence North
56 degrees 45' East, along the center line of said South Ridge Road, a distance of 357.71 feet to the place of beginning; and containing
12.837 acres of land. Said parcel of land being the easterly por-tion of said McElroy farm lying between the center line of said
South Ridge Road and the westerly line of said Pittsburgh, Youngstown & Ashtabula Railroad, be the same more or less, sub-ject to a telephone and telegraph pole line easement dated De-cember 13, 1926, recorded in Volume 293, Page 455, of Ashtabula
County Records, and subject to all legal highways.

   Being the premises conveyed to the Company by F. M. McElroy and Dessie McElroy, by deed dated December 15, 1928, recorded in Volume 303, Page 96, of Ashtabula County Records.

                         GENEVA SUBSTATION AND WAREHOUSE

   PARCEL NO. 150. Situated in the Village of Geneva, County of Ashtabula and State of Ohio, and known as being part of Lot
No. 16, Section 2, Township 12, Range 5, and bounded and de-scribed as follows:

   Beginning at the intersection of the center lines of West Main Street and West Street; thence southerly, along the center line of West Street, 282 feet; thence easterly, at right angles with the center line of West Street, 240.4 feet to a gas pipe stake set on the easterly line of land conveyed to The Cleveland, Painesville and Ashtabula Railroad Company, by deed dated September 26,
1906, recorded in Volume 181, Page 167, of Ashtabula County Records; thence northerly, along said easterly line, 390.7 feet to the center of West Main Street; thence southwesterly, along the center line of West Main Street to the place of beginning; be the same more or less, but subject to all legal highways. And being the land described as parcels Nos. 66 and 67, in deed from Harry




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
                                                                           (CEI)





R. Collacott, Special Master, to the grantor, dated June 28, 1926, and recorded in Volume 286, Page 341, of Ashtabula County
Records. And subject also to transmission line easement by deed dated January 11, 1928, recorded in Volume 298, Page 1, of
Ashtabula County Records.

   Being the premises conveyed to the Company by Frank M.
Cobb, by deed dated December 30, 1927, recorded in Volume 290,
Page 378, of Ashtabula County Records.

                                BOND SUBSTATION

   PARCEL NO. 151. Situated in the City of Ashtabula, County of Ashtabula and State of Ohio, and known as being a part of original Lot No. 2 in the Township of Ashtabula, and bounded and described as follows:

   Beginning at a point at the intersection of the center line of Lockwood Street (50 feet in width) with the center line of Bond
Street (50 feet in width), thence from said beginning point South
7 degrees 33' East, along the center line of said Bond Street, a distance of 98.40 feet to its intersection with the northwesterly right-of-way of the Pittsburgh, Youngstown & Ashtabula Railroad (66 feet in width); thence South 38 degrees 50' 40" West, along the north-westerly right-of-way line of the Pittsburgh, Youngstown & Ashta-bula Railroad, a distance of 327.78 feet to an iron pipe set in the easterly line of land conveyed to Silas E. Lovejoy February 16, 1915, recorded in Volume 210, Page 287, of Ashtabula County
Records; thence North 1 degree 20' 40" East, along the easterly line of said land conveyed to Silas E. Lovejoy as above noted, and along the easterly line of land conveyed to Julia E. Leslie
February 16, 1915, and recorded in Volume 210, Page 285, of Ash-tabula County Records, a distance of 206.95 feet to an iron pin set in the southwesterly corner of land conveyed by P. M.
and Ida Shaw to A. P. and Mary Shaw January 7, 1907, recorded in Volume 183, Page 55, of Ashtabula County
Records; thence South 88 degrees 45' East, along the southerly line of land so conveyed to A. P. and Mary Shaw as above noted, a distance of 43.56 feet to an iron pin in the southeasterly corner of said A. P. and Mary Shaw's property; thence North 1 degree 20'
40" East, along the easterly line of land so conveyed to A. P. and Mary Shaw, a distance of 150 feet to the center line of Lockwood
Street; thence South 88 degrees 45' East, along the center line of said Lockwood Street, a distance of 140.77 feet to the place of begin-ning; and containing .742 of an acre exclusive of streets, be the



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                                                                           (CEI)




same more or less, but subject to all legal highways, said above described property being the same land conveyed to C. F. Salis-bury, by four deeds, one dated October 12, 1906, recorded in Volume 181, Page 265, of Ashtabula County Records, the other January 19, 1906, recorded in Volume 174, Page 385, of Ashtabula County Records, another dated December 22, 1904, recorded in Volume 176, Page 84, and another dated January, 1905, and recorded in Volume 177, Page 612.

   Being the premises conveyed to the Company by C. F. Salis-bury and Lucy G. Salisbury, by deed dated August 8, 1929, recorded in Volume 309, Page 322, of Ashtabula County Records.

                               CONNEAUT OFFICE

   PARCEL NO. 152. Situated in the City of Conneaut, County of Ashtabula and State of Ohio, and known as being part of original Lot No. 4, Section 2, Township 14, First Range of Town-ships of the Conneaut Western Reserve, and also known as being part of Block No. 237 in said City, and bounded and de-scribed as follows:

   Beginning at a point in the south line of Main Street which is the northwest corner of lands formerly owned by Chas. E. Chad-man and now owned by J. R. Freeman and which point is sup-posed to be 24 feet and 7 inches westerly from the west line of lands formerly owned by George W. Stines and Esther Stines;
thence westerly, along the south line of Main Street, about 65 feet to the northeast corner of lands conveyed by N. A. Scarborough and wife to C. L. Whitney, et al, now owned by The Broad Main Building Company and which point is 40 feet easterly from the east line of Broad Street; thence southerly, and parallel with the east line of Broad Street to a point 7.5 feet northerly from the north wall of the Brick Block owned and occupied by The Con-neaut Printing Company; thence easterly, and parallel with the south line of Main Street to the west line of lands formerly owned by Chas. E. Chadman and now owned by J. R. Freeman; thence northerly, along the west line of said Freeman's land to the place of beginning.

   The within described parcel is subject to the easements set forth and described in a certain deed from G. M. Brown to Chas.
E. Chadman under date of May 5, 1906, recorded in Volume 175, Page 477, of Ashtabula County Records, and a certain deed from William H. Brown to N. A. Scarborough under date of January
3, 1920, recorded in Volume 242, Page 189, of Ashtabula County
Records.




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                                                                           (CEI)





   Being the premises conveyed to the Company by Frank M.
Cobb, by deed dated April 22, 1926, recorded in Volume 282, Page
477, of Ashtabula County Records.

                              JEFFERSON SUBSTATION

   PARCEL NO. 153. Situated in the Township of Jefferson,
County of Ashtabula and State of Ohio, and known as being part of eight acre Lot No. 49 in said Township, and bounded as follows:

   Beginning in the center of the highway at the northwest corner of said Lot No. 49; thence easterly, along the north line of said Lot, 200 feet; thence southerly, parallel with said highway, 100 feet; thence westerly, parallel with the north line of said Lot, 200 feet to the center of the highway; thence northerly, along the center line of the highway, 100 feet to the place of beginning; be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Minnie L.
Giddings, by deed dated August 23, 1926, recorded in Volume 287,
Page 22, of Ashtabula County Records.

                               ORWELL SUBSTATION

   PARCEL NO. 154. Situated in the Township of Orwell, partly in the Village of Orwell, County of Ashtabula and State of Ohio, and known as being part of Lot No. 2 in Section 12 of Orwell
Township, and bounded and described as follows:

   Beginning in the center line of Ashtabula Road (so-called) at the southeasterly corner of land now or formerly standing in the name of E. J. Goddard; thence running westerly, along the southerly line of said E. J. Goddard's land to the southwesterly corner of said E. J. Goddard's land; thence running northerly, along the westerly line of land of said E. J. Goddard and along the westerly line of land now or formerly standing in the name of
F. M. Blanchard to the southerly line of land now or formerly standing in the name of Joseph Schrembs; thence westerly, along the southerly line of land of said Joseph Schrembs, 75.05 feet to a point; thence running southerly, parallel to and distant 75 feet westerly from the second described course, 227.72 feet to a point; thence running easterly, parallel to and distant 25 feet southerly from the first described course, to the center line of Ashtabula Road (so-called); thence running northerly, along the center line of Ashtabula Road to the place of beginning; be the same more or less, but subject to all legal highways.




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                                                                           (CEI)




   Being the premises conveyed to the Company by H. J. Gamlin, by deed dated July 1, 1926, recorded in Volume 285, Page 360, of Ashtabula County Records.

                              PIERPONT SUBSTATION

   PARCEL NO. 155.  Situated in the Township of Pierpont,
County of Ashtabula and State of Ohio, and known as being a part of Original Lot No. 31 in said Township, and bounded and described as follows:

   Beginning on the center line of the North and South Center Road (60 feet in width) running through said Township (also known as State Highway No. 7) at the Southwesterly corner of land conveyed to O. H. Straight, by deed dated January 1, 1907, and recorded in Volume 183, Page 37 of Ashtabula County Records, said beginning point being also the Northwesterly corner of land conveyed to Ira S. Hawkins, February 7, 1907, and recorded in Volume 183, Page 218 of Ashtabula County Records;

   Thence from said beginning point, Easterly along the South-erly line of land so conveyed to G. H. Straight as aforesaid, and passing through an iron pipe set in the Easterly line of said
North and South Center Road, a distance of one hundred and fifty (150) feet to an iron pipe;

   Thence Northerly at right angles to said last described line, a distance of seventy-five (75) feet to an iron pipe;

   Thence Westerly on a line parallel with and distant seventy-five (75) feet Northerly by rectangular measurement from said Southerly line of land so conveyed to G. H. Straight as aforesaid, a distance of one hundred fifty-five and ninety-seven hundredths (155.97) feet, (passing through an iron pipe set in the Easterly line of said North and South Center Road) to the center line of said North and South Center Road;

   Thence Southerly along said center line of said North and South Center Road, a distance of seventy-five and twenty-four hundredths (75.24) feet to the place of beginning and containing
0.263 acre of land according to the survey of George M. Garrett, registered surveyor, April 7, 1936, be the same more or less but subject to all legal highways.

   Being the premises conveyed to the Company by George H.
Straight and Mabel Straight, by Deed dated April 15, 1936, recorded in Volume 337, Page 312 of Ashtabula County Records.





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                                                                           (CEI)




                            SOUTH RUSSELL PROPERTY

   PARCEL NO. 156. Situated in the Township of Russell, County of Geauga and State of Ohio, and known as being a part of Lot
No. 9 in Tract No. 3 in said Russell Township, and bounded and described as follows:

   Beginning at a stake in the center of the road leading from Chagrin Falls to South Newbury, said stake being on the north-erly line of said Lot No. 9 in Tract No. 3 and at the northwesterly corner of 104 1/2 acres of land deeded to Walter E. Newcomb by Robert Bennett, et al, June 30, 1923, recorded in Volume 167,
Page 219, of Geauga County Records; thence from said be-ginning point southerly, along the westerly line of said Lot
No. 9, being also the westerly line of grantor's land, a distance of 1126.85 feet to an iron pipe; thence northeasterly, making an in-cluded angle of 27 degrees 36' with said westerly line of said Lot No. 9, or said last described line, a distance of 291.75 feet to an iron pipe; thence northeasterly, deflecting to the right from said last described line 5 degrees 47' 30", a distance of 581.36 feet to an iron pipe; thence easterly, and parallel with the northerly line of said Lot
No. 9, a distance of 145 feet to an iron pipe; thence northerly, and parallel with the westerly line of said Lot No. 9, a distance of 380 feet to the northerly line of said Lot No. 9, said last described point being also the center line of said road leading from Chagrin
Falls to South Newbury; thence westerly, along the northerly line of said Lot No. 9, being also the center line of said road leading from Chagrin Falls to South Newbury, a distance of 600 feet to the place of beginning; and containing 8.938 acres of land.

   Being the premises conveyed to the Company by Walter E.
and Louise R. Newcomb, by deed dated May 21, 1928, recorded in Volume 182, Page 180, of Geauga County Records.

                               BURTON SUBSTATION

   PARCEL NO. 157. Situated in the Township of Burton, County of Geauga and State of Ohio, and known as being part of Lot No.
25 in said Burton Township, and bounded and described as fol-lows:

   Beginning at a point in the center line of North Cheshire Street, so-called, said point of beginning being 23.515 rods (388 feet) northerly from the south line of the land now standing in the name of Ernie L. Taylor and Ina Taylor, as measured along the center line of said North Cheshire Street, the south line of





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                                                                           (CEI)




said Ernie L. and Ina Taylor land being located 17.6 rods (290.4 feet) northerly from the northerly line of a road running west from North Cheshire Street; thence running North, along the center line said North Cheshire Street, 8 rods (132 feet) to a point; thence running west, at right angles to said center line, 10 rods (165 feet) to a point; thence running south, parallel to and distant westerly 10 rods (165 feet) from the center line of said
North Cheshire Street, 8 rods (132 feet) to a point; thence run-ning east, parallel to and distant southerly 8 rods (132 feet) from the northerly line or second described course, 10 rods (165 feet) to the center line of North Cheshire Street and the place of begin-ning; containing .5 of an acre, more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Power
Construction Company, by deed dated January 7, 1927, recorded in Volume 178, Page 318, of Geauga County Records.

                        CHARDON SUBSTATION AND WAREHOUSE

   PARCEL NO. 158. Situated in the Village of Chardon, County of Geauga and State of Ohio, and known as being part of Lots
Nos. 107 and 108 of said Chardon Village, and bounded and described as follows:

   Beginning in the center line of East Park Avenue (so-called) at a point where the east margin of the right-of-way of the B. and
O. Ry. intersects said center line of said Avenue: thence South
87 degrees East, along said center line of said "Avenue", 362 feet; thence South 3 degrees West, at right angles to said center line of said "Ave-nue", 250 feet to a point marked by a section of gas pipe driven in the ground; thence North 87 degrees West, parallel with said center line of said East Park Avenue, 224 feet to a point in said east margin of said right-of-way of said B & O, Ry. marked by a section of gas pipe driven in the ground; thence North 25 degrees 50' West, along said east margin of said right-of-way of said RR, 285.40 feet to the place of beginning; and containing, as surveyed by E. L. Phelps and Son, January 1, 1909, 168 acres of land.

    Being the premises conveyed to the Company by Joseph H.
Englander, by deed dated December 28, 1925, recorded in Volume
173, Page 322, of Geauga County Records.

                               AUBURN SUBSTATION

   PARCEL NO. 159. Situated in the Township of Auburn, County of Geauga and State of Ohio, and known as being a part of Lot

                                                                           (CEI)





No. 5. in Section No. 3 of Tract No. 2 in said Township, and bounded and described as follows:

   Beginning in the center line of the Cleveland and Youngs-town Road, 60 feet in width, (also known as U. S. Interstate Highway No. 422) at its intersection with the Easterly line of said Lot No. 5, said Easterly line of Lot No. 5 being also the Easterly line of land conveyed to Bert A. Wilson and Lepha J. Wilson, by deed dated July 29, 1907, and recorded in Volume 124, Page 351, of Geauga County Records;

   Thence Northerly from said beginning point along the East-erly line of said Lot No. 5 which Easterly line is also the West-erly line of land conveyed to Julius Jaite by deed dated Septem-ber 24, 1921, and recorded in Volume 162, Page 77 of Geauga County Records, and passing through an iron pipe set in the Northerly line of said Cleveland and Youngstown Road, a dis-tance of one hundred and fifty (150) feet to an iron pipe;

   Thence Westerly at right angles to said Easterly line of said
Lot No. 5, a distance of seventy-five (75) feet to an iron pipe;

   Thence Southerly on a line parallel with and distant seventy-five (75) feet Westerly by rectangular measurement from said Easterly line of said Lot No. 5, a distance of one hundred and fifty-one and seven hundredths (151.07) feet (passing through an iron pipe set in the Northerly line of said Cleveland and Youngstown Road) to said center line of said Cleveland and Youngstown Road; thence Easterly along said center line of said Cleveland and Youngstown Road, a distance of seventy-five and one hundredth (75.01) feet to the place of beginning and containing 0.259 acre of land, according to the survey of George
M. Garrett, registered surveyor, April 9, 1936, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Bert A.
Wilson and Lepha J. Wilson, by Deed dated April 16, 1936, recorded in Volume 196, Page 334 of Geauga County Records.

                             MIDDLEFIELD SUBSTATION

   PARCEL NO. 160.  Situated in the Village of Middlefield,
County of Geauga, and State of Ohio, and known as being a part of Original Middlefield Township Lot No. 30, and bounded and described as follows:

   Beginning at a point in the center line of West High Street, (60 feet in width) distant 324.93 feet Westerly, measured along said center line of West High Street from an iron pin monument



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
                                                                           (CEI)





at the intersection of said center line with the center line of Lake Street, said center line of Lake Street being also the Easterly line of said Original Lot No. 30; thence Southerly parallel with said Easterly line of said Original Lot No. 30, and along the easterly line of a strip of land 20 feet in width excepted and reserved to the Village of Middlefield for street purposes, in the deed from William A. and Ella Harris to Jessie B. Szepessy, dated May 16, 1927, and recorded in Volume 180, Page 89 of
Geauga County Records, a distance of 250 feet to an iron pipe monument; thence Easterly on a line parallel with said center line of West High Street, a distance of 75 feet to an iron pipe monument; thence Northerly on a line parallel with said East-erly line of said Original Lot No. 30, a distance of 250 feet to said center line of West High Street, thence Westerly along said center line of West High Street, a distance of 75 feet to the place of beginning, and containing 0.4289 acre of land according to the survey of George M. Garrett, Registered Surveyor, January 19,
1937, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Jessie B.
Szepessy, by deed dated January 29, 1937, recorded in Volume
200, Page 45 of Geauga County Records.

                              HUNTSBURG SUBSTATION

   PARCEL NO. 161. Situated in the Township of Huntsburg,
County of Geauga, and State of Ohio, and known as being a part of Original Lot No. 55 in said Township, and bounded and de-scribed as follows:

   Beginning in the center line of Mayfield Road, 60 feet wide, (said center line being also the Southerly line of said Original Lot No. 55) at a point distant 740.20 feet Westerly, measured along said center line of Mayfield Road, from the Southeasterly corner of said Original Lot No. 55; thence Northerly at right angles with said center line of Mayfield Road, (passing through an iron pipe set in the Northerly line of said Mayfield Road) a distance of 180 feet to an iron pipe; thence Westerly and parallel with said center line of Mayfield Road, a distance of 80 feet to an iron pipe; thence Southerly and parallel with the first course herein described, (passing through an iron pipe set in the Northerly line of said Mayfield Road) a distance of 180 feet to said center line of Mayfield Road; thence Easterly along said center line of Mayfield Road, a distance of 80 feet to the place of beginning, and containing 14,400 square feet of land or
0.3305 acre, according to the survey of George M. Garrett, Regis-



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
                                                                           (CEI)





tered Surveyor, June 6, 1938, be the same more or less, but sub-ject to all legal highways.

   Being the premises conveyed to the Company by William
Nadiak and Theodosia Nadiak, by deed dated June 22, 1938, recorded in Volume 201, Page 38 of Geauga County Records.

                              THOMPSON SUBSTATION

   PARCEL NO. 162. Situated in the Township of Thompson,
County of Geauga, and State of Ohio, and known as being a part of Original Thompson Township Lot No. 21, and bounded and described as follows:

   Beginning at a point in the center line of the Parkman-Thompson Road, so-called, 60 feet wide, at the southwesterly corner of a parcel of land conveyed by Clara Louise Oakley to
H. Brunner, by deed dated May 1, 1935, and recorded in Volume 195, Page 255 of Geauga County Deed Records, said beginning point being also the northwesterly corner of land conveyed by Amanda Stevens to Elmer S. Stevens, by deed dated March 3,
1900, and recorded in Volume 112, Page 149 of Geauga County
Deed Records; thence northwesterly from said beginning point, along the center line of said Parkman-Thompson Road, a dis-tance of Seventy-Five (75) feet to a point; thence northeasterly and at right angles to the center line of said Parkman-Thomp-son Road, passing through an iron pipe set in the northeasterly line of said road, a distance of One Hundred and Fifty (150) feet to an iron pipe; thence southeasterly and parallel with the center line of said Parkman-Thompson Road, a distance of One Hundred and Ninety and 45/100 (190.45) feet to an iron pipe set in the southerly line of land so conveyed to H. Brunner as aforesaid, said southerly line being also the northerly line of land conveyed to Elmer S. Stevens as aforesaid; thence westerly along the southerly line of land so conveyed to H. Brunner as aforesaid, passing through an iron pipe set in the northeasterly line of said Parkman-Thompson Road, a distance of One Hun-dred and Eighty-Nine and 28/100 (189.28) feet to the place of beginning and containing 19,908.75 square feet or 0.457 acre of land, according to the survey of George M. Garrett, Registered Surveyor, Erie Building, Cleveland, Ohio, January 8, 1940, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by E. Brunner and Martha O. Brunner, by deed dated February 1, 1940, re-corded in Volume 205, Page 172 of Geauga County Records.




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
                                                                           (CEI)




                               GLENN SUBSTATION

   PARCEL NO. 163. Situated in the Village of Willoughby,
County of Lake and State of Ohio, and known as being in the east end of Lots Nos. 58 and 57, Merchant's survey of the Village of Willoughby:

   Beginning at a gas pipe stake set at the northeast corner of said Lot No. 58; thence South 4 degrees 21' East, on the east line of said Lots Nos. 58 and 57, 136.6 feet to the center of Glen Avenue;
thence South 87 degrees 24' West, on the center of Glen Avenue, 66 feet; thence northerly, and at right angles with Glen Avenue, 30 feet to a point in the north line of said Avenue marked by a gas pipe stake 65 feet west of the east line of said Lots Nos. 58 and 57;
thence continuing northerly, and at right angles with said Ave-nue, 106.4 feet to an iron gas pipe stake set in the north line of said Lot No. 58; thence along the north line of said Lot No. 58
North 87 degrees 13' East, 61.6 feet (at 30.6 feet pass a stone marked
+ set at the southwest corner of land in Lot No. 59 now owned by Susan Austin) to the place of beginning; containing .16 of an acre of land and being 65 feet front on Glen Avenue.

                                ERIE SUBSTATION

   PARCEL NO. 164. Situated in the City of Painesville, County of Lake and State of Ohio, known as being a part of Lot No. 8, Tract No. 2 of the Township of Painesville, and known also as a part of the certain land described in the deed of Adella N. Can-field and husband to E. Bingham Allen, Trustee, dated June 29, 1903, recorded in Volume 37, Page 205, of Lake County Records, which same land was conveyed by E. Bingham Allen, Trustee, to
A. B. Cleveland, Trustee, by deed dated March 4, 1904, recorded in Volume 38, Page 187, and by A. B. Cleveland, Trustee, to J. R. Kraus, Trustee, by deed dated January 25, 1905, recorded in Volume 36, Page 382, and by J. R. Kraus, Trustee, to The Cleve-land, Painesville and Ashtabula Railroad Company, by deed dated June 4, 1906, recorded in Volume 41, Page 436, and by The Cleve-land, Painesville and Ashtabula Railroad Company to The Cleve-land, Painesville and Eastern Railroad Company, by deed dated December 27, 1916, recorded in Volume 67, Page 117, of Lake County Records, the certain part of which land hereby conveyed being bounded and described as follows:

   Beginning in the center of Erie Street at the southwest corner of the land described in the deeds aforesaid; thence North 14 degrees




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
                                                                           (CEI)





West, 80 feet; thence northeasterly and parallel with Erie
Street, 120 feet; thence South 14 degrees East, 80 feet to the center of Erie Street; thence South 75 degrees 30' West, along the center line of Erie Street 120 feet to the place of beginning; containing .22 of an acre of land.

   Said Parcels Nos. 163 and 164 being the premises conveyed to the Company by The Cleveland, Painesville and Eastern Railroad
Company, by deed dated April 3, 1926, recorded in Volume 96,
Page 653, of Lake County Records.

                                 LEROY PROPERTY

   PARCEL NO. 165. Situated in the Township of Leroy, County of Lake and State of Ohio, and known as being part of original
Lots Nos. 39 and 40 in said Township, and bounded and described as follows:

   Beginning at an iron pipe set in the center line of Leroy
Center Road (60 feet in width) and at the southwesterly corner of a parcel of land containing 75 acres deeded by Matti and Ma-tilda Saari to Frank Tyjewski September 25, 1923, recorded in Volume 90, Page 162, of Lake County Records, said be-ginning point being also distant 977.4 feet easterly measured along the center line of said Leroy Center Road, from an iron pipe at the intersection of the center line of Breakman Road with said Leroy Center Road, said beginning point being also the southeasterly corner of land now owned by John A. Hoffman;
thence from said beginning point northerly, along the westerly line of land so deeded to Frank Tyjewski as above noted, a dis-tance of 500 feet to an iron pipe; thence easterly, and at right angles to the westerly line of land so deeded to Frank Tyjewski as above noted, a distance of 500 feet to an iron pipe; thence south-erly, at right angles to said last described line and parallel with the westerly line of land so deeded to Frank Tyjewski as above noted, a distance of 501.02 feet to an iron pipe set in the center line of said Leroy Center Road, said last described point in the center line of Leroy Center Road being 1445.02 feet westerly measured along the center line of said Leroy Center Road from its intersection with the center line of Taylor Road (60 feet in width); thence westerly, along the center line of said Leroy Cen-ter Road, a distance of 500 feet to the place of beginning, and containing 5.745 acres of land.

    Being the premises conveyed to the Company by Frank
Tyjewski, by deed dated May 3, 1927, recorded in Volume 113,
Page 182, of Lake County Records.


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


                                                                           (CEI)





                              FAIRPORT SUBSTATION

   PARCEL NO. 166. Situated in the Village of Fairport, County of Lake and State of Ohio, and known as being all of Sublot
No. 232, and the southerly 16 feet from front to rear of Sublot No. 233 in the original Town of Grandon, being part of original Painesville Township Lots Nos. 5 and 6, Tract No. 4, as shown by the recorded plat in Volume A of Maps, Page 88, of Lake County Records, together forming a parcel of land 82.5 feet front on the Westerly side of High Street, and extending back of equal width 198 feet deep as appears by said plat, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by J. B. McAree, by deed dated May 23, 1927, recorded in Volume 109, Page 355, of Lake County Records.

                                PARK SUBSTATION

   PARCEL NO. 167.  Situated in the Township of Painesville,
County of Lake, and State of Ohio, and known as being a part of Original Lot No. 14 in Tract No. 1 of said Township, and bounded and described as follows:

   Beginning at an iron pipe set in the Easterly line of said Original Lot No. 14 (said Easterly line of Original Lot No. 14 being also the Easterly line of Park Road, 60 feet wide) at its intersection with the Southerly line of a parcel of land containing one and four tenths (1.4) acres conveyed by James W. Holcomb, et al., to The Cleveland, Painesville and Ashtabula Railroad Com-pany by deed dated July 5, 1902 and recorded in Volume 33, Page 355 of Lake County Deed Records; thence Westerly along the Southerly line of land so conveyed by James W. Holcomb.
et al., to The Cleveland, Painesville and Ashtabula Railroad Company, as aforesaid (and passing through a concrete monu-ment 22.32 feet Westerly from the center line of said Park Road) a distance of 200 feet to an iron pipe; thence Northerly and parallel with said Easterly line of said Original Lot No. 14 a dis-tance of 78.03 feet to a point distant 50 feet Southerly by rectangular measurement from the Southerly line of the right-of-way (100 feet wide) of The New York Central Railroad Com-pany; thence Easterly and parallel with and distant 50 feet Southerly by rectangular measurement from said Southerly line of the right-of-way of The New York Central Railroad Company
(and passing through a concrete monument 17.42 feet Easterly





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
                                                                           (CEI)





at right angles from the center line of said Park Road) a distance of 206.93 feet to the Easterly line of said Original Lot No. 14; thence Southerly along said Easterly line of Original Lot No. 14, a distance of 130.97 feet to the place of beginning, and containing
0.4797 acre of land, according to the survey of George M. Garrett, Registered Surveyor, Erie Building, Cleveland, Ohio, February
1, 1940, be the same more or less but subject to all legal highways.

   Being the premises conveyed to the Company by Fairport
Industrial Development Company, by deed dated April 22, 1940, recorded in Volume 175, Page 586 of Lake County Records.

                                MENTOR WAREHOUSE

   PARCEL NO. 168. Situated in the Village of Mentor, County of Lake and State of Ohio, and known as being a part of Lot
No. 8 in Tract No. 8 of Mentor Township, and bounded and de-scribed as follows:

   Beginning at an iron pipe set in the center line of Munson
Street (formerly Station Street or Depot Street) and at the southeasterly corner of the depot grounds (so called), said be-ginning point being also at the northwesterly corner of land deeded by Smith & Hart to S. L. Curtiss May 6, 1864, recorded in Volume V, Page 462, of Lake County Records; thence from said beginning point North 80 degrees 1' 10" East, along the center line of said Munson Street, a distance of 48.10 feet to an iron pipe set at the northeasterly corner of land deeded by E. M. Nowlen to Susanna M. Curtiss June 23, 1868, recorded in Volume 1, Page
548, of Lake County Records, said last described point being also the northwesterly corner of the second parcel of land deeded by The Mentor Knitting Mills Company to Ben F. Hopkins Novem-ber 10, 1916, recorded in Volume 60, Page 395, of Lake County
Records; thence South 13 degrees 40' 20" East, along the easterly line of land so deeded by E. M. Nowlen to Susanna M. Curtiss as afore-said, being also the westerly line of land deeded by The Mentor
Knitting Mills Company to Ben F. Hopkins, as aforesaid, a dis-tance of 293.58 feet to an iron pipe set in the northerly line of the right-of-way of the New York, Chicago & St. Louis Railway Com-pany; thence South 56 degrees 40' 30" West, along the northerly line of the right-of-way of the New York, Chicago & St. Louis Railway
Company, a distance of 202.03 feet to the westerly line of land deeded by C. A. Nowlen to Susanna M. Curtiss April 23, 1869, recorded in Volume 1, Page 549, of Lake County Records; thence
North 26 degrees 36' 30" West, along the westerly line of land so deeded




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                                                                           (CEI)

by C. A. Nowlen to Susanna M. Curtiss, as aforesaid, and con-tinuing along the easterly line of land deeded by Susanna M. Cur-tiss to Edward M. Nowlen June 22, 1868, recorded in Volume 2,
Page 152, of Lake County Records (the northerly part of said last described line being the easterly line of land now owned by Steve Kearean), a distance of 283.26 feet to an iron bolt in the center line of Munson Street; thence North 52 degrees 30' East, along the center line of Munson Street, a distance of 219.94 feet to an iron bolt set at an angle in said Munson Street; thence North 80 degrees 01' 10" East, along the center line of Munson Street, a distance of
4.50 feet to the place of beginning; and containing 1.572 acres of land, according to the survey of George M. Garrett, registered surveyor of Cleveland, Ohio.

    Being the premises conveyed to the Company by The Lake
County Savings and Loan Company, by deed dated April 25, 1935, recorded in Volume 153, Page 245, of Lake County Records.

                   BUCKEYE SUBSTATION

    PARCEL NO. 1. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sub-lot No. 32 in R. Edwards Heirs' Allotment of part of Original 100-Acre Lots Nos. 425 and 426, as shown by the recorded plat in Volume 27 of Maps, Page 9 of Cuyahoga County Records, and being 50 feet front on the southwesterly side of South Wood-land Avenue (now known as Buckeye Road S.E.); 138.87 feet deep on the northwesterly line; 138.81 feet deep on the south-easterly line, and 50 feet in the rear, as appears by said plat, and containing 6,943 square feet or 0.159 acre of land, be the same more or less, but subject to all legal highways.

     Being the premises conveyed to the Company by Clarence
E. Roberts by deed dated March 4, 1941, recorded in Volume
5199, Page 110 of Cuyahoga County Records.

      PARCEL NO. 2. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original 100-Acre Newburgh Township Lot No. 425, and bounded and described as follows:

      Beginning in the center line of Woodhill Road, S.E., 80 feet in width, at the northwesterly corner of land conveyed by Elbert H. and I. S. Baker to Elroy M. Avery, by deed dated October 13, 1881, and recorded in Volume 328, Page 228 of Cuyahoga County Records, said beginning point being also at





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                                                                           (CEI)





the southwesterly corner of land conveyed by J. H. Donahey, et al., to The Northern Ohio Realty Company by deed dated
July 17, 1911, and recorded in Volume 1433, Page 277 of Cuya-hoga County Records; thence South 68 degrees 15' 30" East along the northerly line of land so conveyed to Elroy M. Avery as afore-said, 435.68 feet to the southeasterly corner of land conveyed to The Northern Ohio Realty Company as aforesaid, said south-easterly corner being also the southwesterly corner of Sublot
No. 38 in R. Edwards Heirs' Allotment of part of Original
100-Acre Lots Nos. 425 and 426, as shown by the recorded plat in Volume 27 of Maps, Page 9 of Cuyahoga County Records;
thence North 22 degrees 03' 10" East along the westerly lines of Sub-lots Nos. 38, 37 and 36 in said R. Edwards Heirs' Allotment,
150.09 feet to the southeasterly corner of Sublot No. 34 in said
R. Edwards Heirs' Allotment; thence North 68 degrees 13' 40" West along the southerly lines of Sublots Nos. 34, 33, 32 and 31 in said R. Edwards Heirs' Allotment and along the southerly line of land described as Parcel No. 7 in the deed to Union Proper-ties, Inc., dated January 16, 1941, and recorded in Volume 5193,
Page 209 of Cuyahoga County Records, and along a westerly prolongation of said southerly line, 436.16 feet to said center line of Woodhill Road, S.E., 80 feet in width; thence South 21 degrees 52' 00" West along said center line of Woodhill Road, S.E., 80 feet in width, 150.32 feet to the place of beginning, and contain-ing 1.5035 acres of land, according to the survey made March 19, 1941, by George M. Garrett, Registered Surveyor No. 826, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by the North-ern Ohio Realty Company by deed dated April 2, 1941, recorded in Volume 5222, Page 482 of Cuyahoga County Records.

                   LLOYD SUBSTATION

     PARCEL NO. 3. Situated in the Village of Wickliffe, County of Lake and State of Ohio, and known as being a part of Original
Willoughby Township Lot No. 6, in Tract No. 12, and bounded and described as follows:





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                                                                           (CEI)




    Beginning in the center line of St. Clair Road, 80 feet in width, at its point of intersection with the southwesterly line of said Original Lot No. 6; thence South 48 degrees 25' 25" East along said southwesterly line of said Original Lot No. 6, 681.25 feet to the northwesterly line of the right-of-way of The New York
Central Railroad Company, said southwesterly line of said Origi-nal Lot No. 6 being also the northeasterly line of land conveyed to The Lubri-Graph Corporation (now by change of name The
Lubri-Zol Corporation) by deed dated August 28, 1931, and recorded in Volume 142, Page 299 of Lake County Records, and the northeasterly line of the Depot Grounds of The New York
Central Railroad Company; thence North 53 degrees 48' 00" East along said northwesterly line of the right-of-way of The New York
Central Railroad Company, 401.67 feet to the southwesterly line of land conveyed to John H. Hogg by deed dated April 1, 1919, and recorded in Volume 66, Page 95 of Lake County Records;
thence North 48 degrees 18' 55" West along said southwesterly line of the land so conveyed to John H. Hogg as aforesaid, 717.35 feet to said center line of St. Clair Road; thence South 48 degrees 39' 35" West along said center line of St. Clair Road, 396.94 feet to the place of beginning, and containing 6.3139 acres of land, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by Thalia
Reese Fuller, et al., by deed dated April 29, 1941, recorded in Volume 181, Page 25 of Lake County Records.


                  FIRWOOD SUBSTATION

    PARCEL NO. 4. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Euclid Township Tract No. 14, and bounded and de-scribed as follows:

    Beginning at the intersection of the center line of Notting-ham Road, N.E., (formerly Dille Road) as originally estab-lished, 40 feet wide, with the center line of Firwood Avenue, N.E., (formerly Kirkwood Street) 50 feet wide; thence north-westerly along the center line of Nottingham Road, N.E., as





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                                                                           (CEI)





originally established, 40 feet wide, forming an included angle of 90 degrees 02' 40" with said Firwood Avenue, N.E., a distance of 135 feet to a point; thence southwesterly, forming an included angle of 89 degrees 57' 20" with said Nottingham Road, N.E., and passing through an iron pin which is distant 40 feet southwest-erly from the center line of Nottingham Road, a distance of
359.11 feet to an iron pin; thence southeasterly forming an in-cluded angle of 90 degrees 03' 15" with the last described line, and passing through an iron pin on the northwesterly side of Fir-wood Avenue, N.E., a distance of 135 feet to the center line of Firwood Avenue, N.E.; thence northeasterly along the center line of Firwood Avenue, N.E., forming an included angle of 89 degrees 56' 45" with the last described line, a distance of 359.13 feet to the place of beginning and containing 1.1130 acres of land, according to a survey dated July 30, 1941, made by George M.
Garrett, Registered Surveyor, be the same more or less, but sub-ject to all legal highways.

    Being the premises conveyed to the Company by The Ceico
Company by deed dated December 22, 1941, recorded in Volume
5417, Page 627 of Cuyahoga County Records.

                ILLUMINATING BUILDING

    PARCEL NO. 5. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Two-Acre Lots Nos. 59 and 60, and bounded and de-scribed as follows:

    Beginning on the northerly line of the Public Square at a point 5 1/3 rods westerly from its point of intersection with the easterly line of said Original Lot No. 60, which easterly line is also the westerly line of Ontario Street; thence northerly on a line parallel to said westerly line of Ontario Street 9 rods; thence westerly on a line parallel to said northerly line of the Public Square about 79 3/4 feet to the easterly line of Court Place, now known as West 2nd Street; thence southerly along said easterly line of West 2nd Street, 12 feet to its point of intersection with





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                                                                           (CEI)




the southerly line of land conveyed by Leonard Case and wife to Hannah Clisbee by deed dated November 23, 1826, and re-corded in Volume F, Page 380 of Cuyahoga County Records;
thence easterly on a line parallel to said northerly line of the Public Square and along the southerly line of land so conveyed to Hannah Clisbee, about 34 3/4 feet to the westerly line of land so conveyed; thence southerly along said westerly line of land so conveyed, 8 rods 4 1/2 feet to the northerly line of the Public Square; thence easterly along said northerly line of the Public Square, 45 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    PARCEL NO. 6. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Two-Acre Lot No. 59, and bounded and described as follows:

    Beginning on the northerly line of the Public Square, at its point of intersection with the easterly line of Court Place, now known as West 2nd Street; thence northerly along said easterly line of West 2nd Street, 8 rods 4 1/2 feet to its point of inter-section with the southerly line of land conveyed by Leonard
Case and wife to Hannah Clisbee by deed dated November 23, 1826, and recorded in Volume F, Page 380 of Cuyahoga County Records; thence easterly on a line parallel to said northerly line of the Public Square, and along the southerly line of land so conveyed to Hannah Clisbee, about 34 3/4 feet to the westerly line of land so conveyed; thence southerly along said westerly line of land so conveyed, 8 rods 4 1/2 feet to the northerly line of the Public Square; thence westerly along said northerly line of the Public Square, about 34 3/4 feet to the place of beginning, be the same more or less, but subject to all legal highways.

   PARCEL NO. 7. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Two-Acre Lots Nos. 59 and 60, and bounded and de-scribed as follows:





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
                                                                           (CEI)





    Beginning on the northeasterly line of Court Place, now known as West 2nd Street, at the northwesterly corner of land conveyed by Leonard Case and wife to Hannah Clisbee by deed dated November 23, 1826, and recorded in Volume F, Page 380 of Cuyahoga County Records; thence northeasterly along the northwesterly line of land so conveyed, about 79 3/4 feet to the southwesterly corner of land conveyed by William Bingham and wife to The First Presbyterian Society of Cleveland by deed dated September 5, 1871, and recorded in Volume 198, Page 357 of Cuyahoga County Records; thence northwesterly along the southwesterly line of land so conveyed to The First Presbyterian Society of Cleveland, and said southwesterly line prolonged,
19.85 feet; thence southwesterly on a line parallel to the north-westerly line of said land conveyed to Hannah Clisbee as afore-said, about 79 3/4 feet to the northeasterly line of West 2nd Street; thence southeasterly along said northeasterly line of West 2nd Street, 19.85 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Said Parcels Nos. 5, 6 and 7 being the premises conveyed to the Company by The Power & Light Building Company, by deed dated December 30, 1941, recorded in Volume 5418, Page
598 of Cuyahoga County Records.

                        LEROY CENTER SWITCHING STATION

    PARCEL NO. 8. Situated in the Township of Leroy, County of Lake and State of Ohio, and known as being a part of Origi-nal Lot No. 40 in said Township, and being a strip of land 10 feet in width bounded and described as follows:

     Beginning in the center line of Leroy Center Road, so called, 60 feet in width, at the southeasterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated
May 3, 1927, and recorded in Volume 113, Page 182 of Lake
County Records;

     COURSE I: Thence northerly along the easterly line of land so conveyed to The Cleveland Electric Illuminating Company





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as aforesaid, and along a northerly prolongation thereof, 550 feet;

    COURSE II: Thence easterly on a line parallel with said center line of Leroy Center Road, 10 feet;

    COURSE III: Thence southerly on a line parallel with and distant 10 feet easterly by rectangular measurement from said
COURSE No. I herein described, 550 feet to said center line of Leroy Center Road;

    COURSE IV: Thence westerly along said center line of Leroy Center Road, 10 feet to the place of beginning, and con-taining 0.126 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Frank
Tyjewski, by deed dated December 26, 1941, recorded in Volume
185, Page 83 of Lake County Records.

    PARCEL NO. 9. Situated in the Township of Leroy, County of Lake and State of Ohio, and known as being a part of Origi-nal Lot No. 40 in said Township, and being a strip of land ten feet in width, bounded and described as follows:

    Beginning in the center line of Leroy Center Road, so called, 60 feet in width, at the southwesterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated
May 3, 1927, and recorded in Volume 113, Page 182 of Lake
County Records;

    COURSE I: Thence northerly along the westerly line of land so conveyed to The Cleveland Electric Illuminating Company as aforesaid, 208.7 feet to the northeasterly corner of land con-veyed to Martin E. Hoffman, et al., by deed dated January 30, 1932, and recorded in Volume 139, Page 547 of Lake County
Records;

    COURSE II: Thence westerly on a line parallel with said center line of Leroy Center Road, 10 feet;





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
                                                                           (CEI)





    COURSE III: Thence southerly on a line parallel and dis-tant 10 feet westerly by rectangular measurement from COURSE
I herein described, 208.7 feet to said center line of Leroy Center
Road;

    COURSE IV: Thence easterly along said center line of Leroy Center Road, 10 feet to the place of beginning, and con-taining 0.048 acre of land, be the same more or less, but sub-ject to all legal highways.

    Being the premises conveyed to the Company by Martin
E. Hoffman and Syvelia Hoffman, by deed dated January 10,
1942, recorded in Volume 185, Page 112 of Lake County Records.

    PARCEL NO. 10. Situated in the Township of Leroy, County of Lake and State of Ohio, and known as being a part of Origi-nal Lot No. 40 in said Township, and being a strip of land ten feet in width, bounded and described as follows:

    Beginning in the westerly line of land conveyed to The Cleveland Electric Illuminating Company by deed dated May
3, 1927, and recorded in Volume 113, Page 182 of Lake County Records, at the northeasterly corner of land conveyed to Martin
E. Hoffman, et al., by deed dated January 30, 1932, and re-corded in Volume 139, Page 547 of Lake County Records, said point of beginning being also distant 208.7 feet northerly from the center line of Leroy Center Road, so called, as measured along the westerly line of land so conveyed to The Cleveland Electric Illuminating Company as aforesaid;

    COURSE I: Thence northerly along the westerly line of land so conveyed to The Cleveland Electric Illuminating Company as aforesaid, and along the westerly line of land conveyed to Frank Tyjewski by deed dated September 24, 1923, and re-corded in Volume 90, Page 162 of Lake County Records, 341.3 feet;

    COURSE II: Thence westerly on a line parallel with said center line of Leroy Center Road, 10 feet;





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
                                                                           (CEI)




    COURSE III: Thence southerly on a line parallel with and distant 10 feet westerly by rectangular measurement from COURSE I herein described, 341.3 feet to the northerly line of land so conveyed to Martin E. Hoffman, et al., as aforesaid;

    COURSE IV: Thence easterly along said northerly line of land so conveyed to Martin E. Hoffman, et al., as aforesaid, 10 feet to the place of beginning, and containing 0.078 acre of land, be the same more or less.

    Being the premises conveyed to the Company by John A.
Hoffman and Anna Hoffman, by deed dated January 10, 1942, recorded in Volume 185, Page 111 of Lake County Records.

               MARKS SWITCHING STATION

    PARCEL NO. 11. Situated in the City of Berea, County of
Cuyahoga and State of Ohio, and known as being a part of Original Middleburgh Township Section No. 25, and bounded and described as follows:

    Beginning at an iron pipe monument set in the West line of said Section No. 25 and distant North 1946.61 feet, (measured along the West line of Section No. 25), from an iron pin monu-ment set in the center line of Sprague Road, 60 feet wide, at the southwesterly corner of said Section No. 25; thence North from said point of beginning along the West line of said Sec-tion No. 25, a distance of 779.51 feet to a stone monument set in a southwesterly corner of land conveyed to Paul R. Critzer and Jane P. Critzer by deed dated October 11, 1934, and re-corded in Volume 4442, Page 610 of Cuyahoga County Records;
thence South 88 degrees 21' 00" East along a southerly line of land so conveyed to Paul R. Critzer and Jane P. Critzer as afore-said, a distance of 330.14 feet to an iron pipe monument set in the northeasterly corner of land conveyed to Francis R. Sheer and Fredericka Sheer by deed dated June 8, 1926, and recorded in Volume 3437, Page 99 of Cuyahoga County Records, said last described iron pipe monument being distant 330 feet east-





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
                                                                           (CEI)





erly by rectangular measurement from said West line of said Section No. 25; thence South along the easterly line of land so conveyed to Francis R. Sheer and Fredericka Sheer as afore-said, and parallel with said West line of said Section No. 25, a distance of 770.00 feet to an iron pipe monument; thence West and at right angles to said last described course, 330 feet to the place of beginning, and containing 255,669 square feet of land or 5.87 acres, according to the survey made by George M.
Garrett, Registered Surveyor, January 29, 1942.

    PARCEL NO. 12. Situated in the City of Berea, County of
Cuyahoga and State of Ohio, and known as being a part of Original Middleburgh Township Section No. 25, and being a strip of land 30.00 feet in width, and bounded and described as follows:

    Beginning at an iron pin monument set in the center line of Sprague Road, 60 feet in width, and at the southwesterly corner of Original Section No. 25 of Middleburgh Township;
thence North along the West line of said Middleburgh Township Section No. 25, which is also the West line of land conveyed to Francis R. Sheer and Fredericka Sheer by deed dated June 8,
1926, and recorded in Volume 3437, Page 99 of Cuyahoga County
Deed Records, a distance of 1946.61 feet to an iron pipe monu-ment; thence East, and at right angles to said last described line, a distance of 30.00 feet to an iron pipe monument; thence South and parallel with the West line of said Middleburgh
Township Section No. 25 and 30.00 feet distant East therefrom, a distance of 1946.29 feet to the center line of said Sprague
Road; thence South 89 degrees 23' 00" West along the center line of Sprague Road, a distance of 30.00 feet to the place of beginning, and containing 58,393.50 square feet of land or 1.3404 acres, according to the survey of George M. Garrett, Registered Sur-veyor, January 29, 1942, be the same more or less, but subject to all legal highways and to the reservation in the deed to the Company, dated March 23, 1942, recorded in Volume 5432, Page
68 of Cuyahoga County Records, reserving to Fredericka Sheer, her heirs and assigns, the right to use said Parcel No. 12 as a





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                                                     (CEI)




means of access, ingress and egress to and from adjacent lands of said Fredericka Sheer, and as a means of access to public highways or streets now or hereafter dedicated to public use; also the right to construct, operate and maintain sewers, drains, conduits, pipe lines and public utility connections across said Parcel No. 12 at such locations, grades and elevations as may be mutually agreed upon by said Fredericka Sheer and the Company.

    Said Parcels Nos. 11 and 12 being subject to a pipe line right-of-way dated October 15, 1914 and recorded in Volume 1614, Page 158 of Cuyahoga County Records; a pipe line right-of-way dated September 21, 1915 and recorded in Volume 1710, Page 488 of Cuyahoga County Records; and a pipe line right-of-way dated December 10, 1935 and recorded in Volume 4582. Page 225 of Cuyahoga County Records.

    Said Parcels Nos. 11 and 12 being the premises conveyed to the Company by Fredericka Sheer by deed dated March 23, 1942, recorded in Volume 5432, Page 68 of Cuyahoga County
Records.


             MAYFIELD SWITCHING STATION

    PARCEL NO. 13. Situated in the Township of Chester, County of Geauga and State of Ohio, and known as being a part of Lot
No. 34 in Tract No. 3 of Chester Township, and bounded and described as follows:

    Beginning in the center line of Mayfield Road, also known as the Cleveland-Meadville Road (said center line of Mayfield
Road being also known as the south line of said Lot No. 34), at a point distant 60 feet westerly from the southeasterly corner of said Lot No. 34, as measured along said center line of May-field Road; thence from said place of beginning northerly and parallel with the easterly line of said Lot No. 34, 256.87 feet; thence easterly and parallel with the said center line of Mayfield Road, a distance of 60 feet to the said easterly line of said Lot No. 34; thence northerly along the said easterly line of said Lot No.





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
                                                                           (CEI)




34 and making an interior angle of 89 degrees 04' 20" with the last de-scribed course, 243.13 feet to a point; thence westerly and parallel with the said center line of Mayfield Road a distance of
572.37 feet to the easterly line of land conveyed to Lennah Bond by deed dated July 6, 1923, and recorded in Volume 203, Page
550 of Geauga County Records; thence southerly along said easterly line of land so conveyed to Lennah Bond as aforesaid, a distance of 500 feet to the said center line of Mayfield Road and making an interior angle of 90 degrees 27' 30" with the said center line of Mayfield Road; thence easterly along the said center line of Mayfield Road, 516.47 feet to the place of beginning, and containing 6.239 acres of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by The Ceico
Company by deed dated April 30, 1942, recorded in Volume 208,
Page 600 of Geauga County Records.

                   CLARK SUBSTATION

    PARCEL NO. 14. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Brooklyn Township Lot No. 85, and bounded and de-scribed as follows:

    Beginning at a stone monument on the northwesterly line of The Baltimore and Ohio Railroad Company's right-of-way, at the most northerly corner of Parcel No. "E" conveyed to The
Otis Steel Company, by deed dated January 17, 1913, and re-corded in Volume 1432, Page 241 of Cuyahoga County Records;
thence North 32 degrees 35' 38" East along the northwesterly line of said right-of-way, 407.44 feet to a point; thence North 89 degrees 45' 10" West, 94.69 feet to an iron pin which is distant 80 feet north-westerly, at right angle measurement, from the northwesterly line of said right-of-way and the principal place of beginning of the premises herein described; thence South 32 degrees 35' 38" West and parallel to the northwesterly line of said right-of-way, 341.16 feet to an iron pin; thence South 54 degrees 39' 57" West and parallel





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                                                                           (CEI)

to the northwesterly line of said Parcel No. "E" conveyed to The Otis Steel Company, 522.095 feet to a point; thence North
00 degrees 14' 50" East, 592.01 feet to a point; thence South 89 degrees 45' 10" East, 607.15 feet to the principal place of beginning, and con-taining 4.894 acres of land, according to a survey dated July 31, 1941, made by George M. Garrett, Registered Surveyor, be the same more or less, but subject to all legal highways.

   Being the premises conveyed to the Company by The Cuya-hoga Valley Realty Company by deed dated September 30, 1942, recorded in Volume 5472, Page 101 of Cuyahoga County Records.


                         CANAL STREET STATION ADDITION

    PARCEL NO. 1. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Two Acre Lot Number Two Hundred Twelve (212), and bounded and described as follows:

    Beginning at the intersection of the southwesterly line of Canal Street (formerly Kinsman Street) with the southerly line of said Original Two Acre Lot No. 212;

    Thence South 56 degrees 20' 40" West, along said southerly line of Original Two Acre Lot No. 212, about Ninety-five and 69/100
(95.69) feet to the easterly line of the Ohio Canal lands as estab-lished by the Canal Commission;

   Thence North 53 degrees 10' 48" West, along said easterly line of the Ohio Canal lands, about forty and 48/100 (40.48) feet to an angle;

    Thence North 59 degrees 22' 47" West, continuing along the said easterly line of the Ohio Canal lands, about Ninety-one (91.00) feet to a point in the southerly line of Canal Street Diversion, 48 feet wide, as shown by Plat of said Diversion recorded in Volume 126, Page 30, of Cuyahoga County Map Records;

    Thence South 84 degrees 03' 05" East, along said southerly line of Canal Street Diversion, about One Hundred Fifty-eight and
98/100 (158.98) feet to an angle;

    Thence South 88 degrees 03' 05" East, along said southerly line of Canal Street Diversion, about Thirty-two and 26/100 (32.26) feet to the place of beginning, and containing Five Thousand
Three Hundred Seventy (5370) square feet more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by The Cleve-land Union Terminals Company, a corporation, by deed dated
May 21, 1945, recorded in Volume 6001, Page 284 of Cuyahoga
County Records.

    Said premises are subject to the right and privilege of The Cleveland Union Terminals Company, its successors and assigns, to enter upon said land for the purpose of maintaining, repairing, reconstructing and replacing the reinforced concrete counter-forted retaining wall upon the westerly portion of said premises and said The Cleveland Union Terminals Company,




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
                                                                           (CEI)





its successors and assigns, agrees to maintain, repair, reconstruct and replace said retaining wall, it being agreed that the Com-pany, its successors and assigns shall have no duty or obligation with respect thereto.

   Said premises are also subject to the right and privilege of The Cleveland Union Terminals Company, its successors and assigns, to construct, maintain, repair, renew and use a sewer across said premises extending from Canal Road, N.W. to the Cuyahoga River, all without cost or expense to the Company, its successors and assigns, the location, size, depth and type of con-struction of said sewer to be subject to the approval of the Com-pany, its successors and assigns, with the right on the part of the Company, its successors and assigns, to require said sewer to be relocated without cost or expense to it whenever, in the opinion of the Company, its successors and assigns, the develop-ment and improvement of said premises reasonably require such re-location.


                 THOMPSON STATION

    PARCEL NO. 2.  Situated in the Township of Thompson,
County of Geauga and State of Ohio, and known as being a part of Original Lot No. 21 in said Township, and bounded and de-scribed as follows:

   Beginning on the north line of said Original Lot No. 21 at the northeast corner of land conveyed to Robert G. Bartz by deed dated August 20, 1937, and recorded in Volume 199, Page
284 of Geauga County Records; thence south along the east line of land so conveyed to Robert G. Bartz 268.62 feet to the south line of land so conveyed to Robert G. Bartz as aforesaid; thence west along said south line 50 feet to the east line of land now or formerly owned by James Chadwick; thence north along the east line of land now or formerly owned by James Chadwick, a distance of 50 feet; thence east and parallel to the north line of said Original Lot No. 21, to a point 15 feet west by rectangular measurement from the east line of land conveyed to Robert G.
Bartz as aforesaid; thence north and parallel to said east line of land so conveyed to Robert G. Bartz, and distant 15 feet westerly by rectangular measurement therefrom, to the north line of said Original Lot No. 21; thence east along said north line to the place of beginning and containing 0.133 acre of land be the same more or less but subject to all legal highways.

   Being the premises conveyed to the Company by Clara E.
Wallace, widow, by deed dated May 28, 1945, recorded in Volume
218, Page 486 of Geauga County Records.





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
                                                                           (CEI)





                               GIBSON SUBSTATION

    PARCEL NO. 3. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sub-lot No. 1641 and part of Sublots Nos. 1640 and 1642 in The Lorain Street and Denison Avenue Land Company's Re-Sub-division of a part of said Company's former Subdivision of a part of Original Brooklyn Township Lots Nos. 6 and 7, as shown by the plat of said Re-Subdivision in Volume 34 of Maps, Page 23 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the South easterly line of Lorain Avenue, 80 feet wide, at a point distant 15.00 feet Northeasterly measured along said Southeasterly line from the Northwesterly corner of said Sublot No. 1642; thence Northeasterly along the said Southeasterly line of Lorain Avenue, 96.49 feet to a point distant
10.00 feet Southwesterly from the Northwesterly corner of Sub-lot No. 1639 in said Re-Subdivision, as measured along said Southeasterly line of Lorain Avenue; thence Southeasterly at right angles to the said Southeasterly line of Lorain Avenue,
121.28 feet to the Westerly line of Sublot No. 1646 in said Re-Subdivision; thence Southerly along the Westerly line of Sublot No. 1646 and at right angles to the Northerly line of Ignatius Avenue, S.W., 60 feet in width, a distance of 85.31 feet to an iron pin monument set in the said Northerly line of Ignatius Avenue, S.W.; thence Westerly along the said Northerly line of Ignatius Avenue, S.W., being also along the Southerly line of said Sublots Nos. 1640, 1641 and 1642, 86 feet to a point distant Easterly 34 feet from the Southwest corner of said Sublot No. 1642, as measured along its Southerly line; thence Northerly on a line at right angles to the Northerly line of Ignatius Avenue, S.W., about 41.35 feet to its intersection with a line drawn from the point of beginning Southeasterly from and at right angles to the Southeasterly line of Lorain Avenue; thence Northwest-erly along said intersecting line, 125.62 feet to the place of be-ginning and containing 0.3985 acre of land, be the same more or less, but subject to all legal highways.

    Being a portion of the premises conveyed to the Company by Harry P. Boehm and Barbara Boehm, husband and wife, by warranty deed dated February 5, 1946, recorded in Volume
6039, Page 304 of Cuyahoga County Records.


                        ILLUMINATING-ST. CLAIR BUILDING

    PARCEL NO. 4. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original 2 Acre Lots Nos. 58 and 59, and bounded and described as follows:





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
                                                                           (CEI)





   Beginning at the intersection of the Southeasterly line of St. Clair Avenue, N.W., with the Southwesterly line of West 2nd Street; thence Southwesterly along the Southeasterly line of St. Clair Avenue N.W., 146.83 feet to the most Northerly corner of land conveyed to Massachusetts Mutual Life Insurance Com-pany by deed dated December 18, 1935, and recorded in Volume 4565, Page 586 of Cuyahoga County Records; thence Southeast-erly along the Northeasterly line of land so conveyed to Massa-chusetts Mutual Life Insurance Company, 165 feet to the North-westerly line of Broome Court N.W.; thence Northeasterly along the Northwesterly line of Broome Court N.W., 146.83 feet to the Southwesterly line of West 2nd Street; thence Northwesterly along the Southwesterly line of West 2nd Street, 165 feet to the place of beginning, together with all the rights created by the party wall agreement between The Union Paper and Twine
Company and Clara S. Hay, dated November 14, 1913 and recorded in Volume 1533, Page 112 of Cuyahoga County, Ohio, Records, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by The Ohio
National Bank of Columbus, Successor Trustee, by deed dated
March 26, 1946, recorded in Volume 6055, Page 652 of Cuyahoga
County Records.

    Said premises are subject to the rights of other parties and their successors in interest to a certain party wall agree-ment between The Union Paper & Twine Company and Clara S.
Hay, dated November 14, 1913, and recorded in Volume 1533,
Page 112 of Cuyahoga County Records.

                 HUMMEL SUBSTATION

    PARCEL NO. 5. Situated in the Village of Brook Park, County of Cuyahoga and State of Ohio, and known as being a part of Original Middleburgh Township Lot No. 2, Section No. 1, and being a triangular parcel of land bounded and de-scribed as follows:

    Beginning In the center line of West 130th Street, 60 feet in width, (formerly Settlement Road) at its intersection with the southeasterly line of the 66-foot right-of-way of the Balti-more and Ohio Railroad Company; thence southwesterly along the said southeasterly line of said 66-foot right-of-way of the Baltimore and Ohio Railroad Company, a distance of 1457.07 feet to its intersection with the center line of Hummel Road, 60 feet in width; thence easterly along the center line of said Hummel Road a distance of 771.88 feet to its intersection with center line of said West 130th Street, passing through a copper pin monument in the center of said Hummel Road at a point 0.51





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
                                                                           (CEI)





feet westerly from the center line of said West 130th Street; thence northerly along the center line of said West 130th Street a distance of 1248.69 feet to the place of beginning and con-taining 11.0617 acres of land, be the same more or less but subject to all legal highways.

    Being the premises conveyed to the Company by the Calvary
Cemetery Association of Cleveland, Ohio, by deed dated April
15, 1946, recorded in Volume 6068, Page 1 of Cuyahoga County
Records.

    Subject to the rights created by a certain agreement between Katherine Rasp and The Buckeye Pipe Line Company, dated December 8, 1915, recorded in Vol. 1749, page 90 of Cuyahoga County Records, granting to said The Buckeye Pipe Line Company, its successors and assigns, a right-of-way to lay, maintain, operate and remove pipe lines over and through said premises.


       FOWLES SWITCHING STATION ADDITION

    PARCEL NO. 6.  Situated in the Village of Middleburgh
Heights, County of Cuyahoga and State of Ohio, being parts of Original Middleburgh Township Section No. 15, and bounded and described as follows, to wit:

    Beginning in the East line of land devised to Warren D.
Gardner by will, as appears in Volume P, Page 326, of Cuyahoga
County Records of Wills, at the southeast corner of land con-veyed to The Cleveland Electric Illuminating Company by deed dated February 24, 1925, and recorded in Volume 3238, Page
466, of Cuyahoga County Records; thence South 3 degrees 08' 10"
East along said East line of land devised to Warren D. Gardner, as aforesaid, 180.27 feet; thence West a distance of 852.16 feet to the southeasterly line of land conveyed to The Cleveland, Lorain and Wheeling Railway Company (now The Baltimore and Ohio Railway Company), by deed dated March 6, 1894, and recorded in Volume 581, Page 170, of Cuyahoga County Records;
thence North 39 degrees 03' 05" East along said southeasterly line of land conveyed to The Cleveland, Lorain and Wheeling Railway
Company, as aforesaid, 231.79 feet to the southerly line of land conveyed to The Cleveland Electric Illuminating Company, as aforesaid; thence East along said southerly line of land so conveyed to The Cleveland Electric Illuminating Company, as aforesaid, 696.27 feet to the place of beginning and containing
3.1992 acres of land, be the same more or less, but subject to all legal highways.

    PARCEL NO. 7.  Situated in the Village of Middleburgh
Heights, County of Cuyahoga and State of Ohio, being parts of





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
                                                                           (CEI)





Original Middleburgh Township Section No. 15, and bounded and described as follows, to wit:

    Beginning in the center line of Main Street Extension at its intersection with the southeasterly line of land conveyed to The Cleveland, Lorain and Wheeling Railway Company (now The
Baltimore and Ohio Railway Company) by deed dated March
6, 1894, and recorded in Volume 581, Page 170, of Cuyahoga
County Records; thence North 39 degrees 03' 05" East, 169.31 feet along said southeasterly line of land conveyed to The Cleveland, Lorain and Wheeling Railway Company, as aforesaid, to a point distant southwesterly 231.79 feet from the southwesterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated February 24, 1925, and recorded in Volume 3238, Page 466, of Cuyahoga County Records; thence East, 64.38 feet; thence South 39 degrees 03' 05" West, 197.10 feet to the said center line of Main Street Extension; thence North 65 degrees 16' 55" West, along said center line of Main Street Extension, 51.61 feet to the place of beginning and containing 0.210 acre of land, be the same more or less but subject to all legal highways;

    Said Parcels 6 and 7 being a portion of the premises con-veyed to the Company by Leona E. Gardner, et al., by deed dated
May 25, 1946, recorded in Volume 6083, Page 495 of Cuyahoga
County Records.

    Said parcels 6 and 7 are subject to the rights, if any, created by pipe line right-of-way granted by instrument dated Septem-ber 29, 1914 recorded in Vol. 1612, page 389 of Cuyahoga County Records; oil and gas lease dated May 16, 1914, recorded in Vol.
71, page 113-a of Cuyahoga County Lease Records; pipe-line right-of-way dated September 21, 1915, recorded in Vol. 1699, page 637; pipe-line right-of-way dated September 7, 1917 re-corded in Vol. 1978, page 245; pipe-line and telephone or tele-graph right-of-way dated September 11, 1917, recorded in Vol.
1978, page 574 of Cuyahoga County Records.


             LAKE SUBSTATION ADDITION

    PARCEL NO. 8. Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being a part of Original Avon Township Section No. 6, and bounded and de-scribed as follows:

    Beginning in the southeast corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated August
29, 1925, and recorded in Volume 215, Page 19, of Lorain County Records; thence South 20 degrees 56' West along the southerly pro-longation of the easterly line of land conveyed to The Cleveland Electric Illuminating Company as aforesaid, about 56.63 feet to





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
                                                                           (CEI)





a point distant southerly 45 feet by rectangular measurement from the southerly line of land conveyed to The Cleveland Elec-
tric Illuminating Company as aforesaid; thence South 73 degrees 33' West on a line parallel with said southerly line and distant 45 feet southerly by rectangular measurement therefrom, about 274 feet to the easterly line of land conveyed to George F. Smith by deed dated June ...., 1908, and recorded in Volume 109, Page 367, of Lorain County Deed Records; thence Northerly along the easterly line of said land so conveyed to George F. Smith as aforesaid to the southwest corner of land conveyed to The Cleve-land Electric Illuminating Company as aforesaid; thence North
73 degrees 33' East along the said southerly line of land conveyed to The Cleveland Electric Illuminating Company as aforesaid,
292.31 feet to the place of beginning and containing 0.294 acre of land, be the same more or less; but subject to all legal high-ways;

    Being the premises conveyed to the Company by William
Frielingsdorf and Ethel Frielingsdorf by deed dated June 18,
1946, recorded in Volume 390, Page 66 of Lorain County Records.





       NEW RIDGE SUBSTATION (Brookpark Road)

    PARCEL NO. 11. Situated in the City of Parma, County of Cuyahoga and State of Ohio. Known as being Sublots Nos. 15,
16, 17 and a part of Block A in The R. and S. Realty Company's Brookpark-Ridge Subdivision of a part of Original Parma Town-ship Lot No. 4 in the Blake Tract, as shown by the recorded plat in Volume 97 of Maps, Page 36 of Cuyahoga County Records, and together forming a parcel of land bounded and described as follows:

    Beginning on the southerly line of Brookpark Road, 100 feet wide, at the northeasterly corner of said Sublot No. 17; thence westerly along the southerly line of Brookpark Road, 135 feet to the northwesterly corner of said Sublot No. 15; thence southerly along the westerly line of said Sublot No. 15 and the southerly extension thereof, 168.46 feet to the southerly line of said Block A; thence easterly along the southerly line of Block
A, 132.38 feet to the southeasterly corner thereof; thence north-erly along the easterly line of said Block A and the easterly line of said Sublot No. 17, 168.46 feet to the place of beginning, as appears by said plat, containing 0.517 acres of land, be the same or more less, but subject to all legal highways;





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
                                                                           (CEI)





    Subject also to a 3 ft. easement for public service poles, pipes and conduits affecting only the rear 3 ft. of sublots Nos. 15, 16 and 17 as shown on plat of The R. and S. Realty Com-pany's Brookpark-Ridge Subdivision, recorded in Volume 97 of Maps, page 36, Cuyahoga County Records;

    Being the premises conveyed by Warranty Deed from Katherine N. Spurney and Anton B. Spurney, wife and husband, to the Company, dated February 14, 1947, and recorded in Vol.
6259, page 156 of Cuyahoga County Records.

             STANHOPE SUBSTATION SITE

    PARCEL NO. 12.  Situated in the Village of South Euclid,
County of Cuyahoga and State of Ohio:

    All those two certain lots of land known and designated as Sublots Nos. 4 and 5, in the Cuyahoga Properties Company's Cen-ter-Cedar Re-Subdivision, of part of Original Euclid Township Lot No. 24, Tract No. 2 as shown by recorded plat of said subdivision in Volume 76 of Maps, Page 40, of Cuyahoga County Records, and together described as follows:

    Beginning at the intersection of the dividing line between Sublot No. 3 and Sublot No. 4 in said plat with the west line of Warrensville Center Road; thence north along the west line of said road a distance of 77.69 feet to a point; thence by a curved line to the west having a radius of 21.32 feet, a distance of 33.18 feet to its intersection with the south line of Stanhope Road;
thence west along the south line of Stanhope Road a distance of 162.77 feet to its intersection with the east line of Sublot No.
29; thence south along the east line of Sublot No. 29 a distance of 99 feet to its intersection with the said dividing line between Sublot No. 3 and Sublot No. 4; thence east along said last men-tioned dividing line a distance of 183.49 feet to a point, the place of beginning, be the same more or less, but subject to all legal high-ways; the said Lee R. Tracht conveying an undivided one-third interest therein, and the said Alice B. Malm conveying an un-divided two-thirds interest therein;

    Being the premises conveyed by warranty deed from Alice
B. Malm, et al., to the Company dated December 17, 1946, recorded in Volume 6250, page 286 of Cuyahoga County Records.

              AVONDALE SUBSTATION

    PARCEL NO. 13.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio:

    Known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:




                                    A-119

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
                                                     (CEI)




    Beginning on the southerly line of Lake Shore Road, so called, (60 feet wide) at its point of intersection with the West-erly line of land conveyed to George F. Smith by deed dated
June 18, 1908, and recorded in Volume 109, Page 367 of Lorain
County Deed Records; thence south along said westerly line
159.44 feet; thence South 70 degrees 36' west 150.60 feet to the center line of Parkside Avenue, proposed, 40 feet wide; thence North along the center line of Parkside Avenue, proposed, about 161.80 feet to the southerly line of Lake Shore Road; thence north 71 degrees 27' east along the southerly line of Lake Shore Road 149.835 feet to the place of beginning, and being known as sublots Nos.
3, 4 and 5 in Avon Park Subdivision, proposed, according to a survey made by W. E. Holland Engineering Company, August,
1921, be the same more or less, but subject to all legal highways;

    Being the premises conveyed by Warranty Deed from Louis
G. Geigle and Mamie Geigle, husband and wife, to the Company.
dated September 26, 1946, recorded in Volume 399, Page 595 of Lorain County Records.


    PARCEL NO. 14.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio:

    Known as being part of Original Avon Township Section
No. 6, bounded and described as follows:

    Beginning on the southerly line of Lake Shore Road, so called, (60 feet wide) at its point of intersection with the west-erly line of land conveyed to George F. Smith by deed dated
June 18, 1908, and recorded in Volume 109, Page 367, of Lorain
County Deed Records; thence South 03 degrees 0' west along said westerly line about 296 feet to the northerly line of the right-of-way of The Lake Shore Electric Railway Company; thence north 73 degrees 21' 20" east along the northerly line of said right-of-way 50.28 feet to the southwesterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated
February 15, 1930, and recorded in Volume 253, Page 93, of
Lorain County Deed Records; thence northerly along the west-erly line of land conveyed to The Cleveland Electric Illuminating
Company to the southerly line of the Lake Shore Road; thence southwesterly along said southerly line of the Lake Shore Road about 50 feet to the place of beginning, and being further known as a part of Sublot No. 1 of The Krogh-Barr Syndicate's Avon
Beach Allotment, proposed, be the same more or less, but sub-ject to all legal highways;

    Being the premises conveyed by warranty deed from Richard
Kubach, unmarried, to the Company, dated September 26, 1946, and recorded in Vol. 399, Page 597 of Lorain County Records.





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
                                                                           (CEI)





    Both the above described parcels, Nos. 13 and 14, are subject to the reservations, limitations and restrictions, if any, set forth in the deed from Svetozar Gayitch, also known as S. Gayitch, and Ella Gayitch, husband and wife, to R. Harwood and Jessie M. Harwood, dated January 17, 1924, and recorded in
Volume 198, Page 66 of Lorain County Deed Records, conveying premises other than above described.

    The above described Parcel No. 14 is also subject to the re-strictions, if any, set forth in the deed from Harry E. Barr to Dudley E. Brodie, dated December 15, 1925, and recorded in Volume 216, Page 377 of Lorain County Deed Records, convey-ing Parcel No. 14 above and more land.

    PARCEL NO. 15.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio:

    Known as being part of Section No. 6, Avon Lake Township, formerly a part of Avon Township, and further described as follows:

    Beginning at a stone monument in the Northwesterly corner of a parcel of land conveyed by Marie V. and George T. Smith to George T. Lowrie, by deed dated August 1, 1905, and recorded in Volume 98, Page 364 of Lorain County Records of Deeds;
thence North 88 degrees 57' East, 142.07 feet along the North line of said parcel of land conveyed to said George T. Lowrie as above mentioned to the center line of Parkside Avenue, proposed, 40 feet; thence North 885.78 feet along the center line of Parkside
Avenue to the principal place of beginning.

    Course No. 1.  Thence North 70  degrees 36' East, 150.60 feet;

    Course No. 2.  Thence North 35 feet;

    Course No. 3. Thence South 70 degrees 36' West 150.60 feet to the center line of Parkside Avenue proposed 40 feet wide;

    Course No. 4. Thence South 35 feet along the center line of Parkside Avenue proposed 40 feet wide to the principal place of beginning. Containing 0.1141 acres of land, more or less, and further known as being sublot No. 7 in The Avon Park Subdivision, proposed, according to a survey made by W. E. Holland Engineering Company, Cleveland, Ohio, August 1921, be the same more or less, but subject to all legal highways;

    Being the same premises conveyed to Home Owner's Loan
Corporation by Sheriff's Deed dated the 30th day of November, 1936, and recorded in Volume 283, Page 78 of Lorain County
Records;





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
                                                                           (CEI)





    And being the premises conveyed by limited warranty deed from Home Owners Loan Corporation to the Company, dated
September 13, 1946, and recorded in Volume 399, Page 593 of
Lorain County Records.

    PARCEL NO. 16.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio:

    Known as being part of Section No. 6, Avon Lake Town-ship, formerly a part of Avon Township, and further described as follows:

    Beginning at a stone monument in the Northwesterly corner of a parcel of land conveyed by Marie V. and George T. Smith to George T. Lowrie, by deed dated August 1, 1905, and recorded in Volume 98, Page 364 of Lorain County Records of Deeds;
thence North 88 degrees 57' East, 142.07 feet along the North line of said Parcel of land conveyed to said George T. Lowrie as above mentioned to the center line of Parkside Avenue, proposed, 40 feet wide; thence North 885.78 feet along the center line of Park-side Avenue, to the principal place of beginning being the north-west corner of Sublot No. 8 in the Subdivision hereinafter men-tioned; thence North 70 degrees 36' East along the North line of said Sublot No. 8 a distance of 150.60 feet; thence south along the east-erly lines of Sublot No. 8 and Sublot No. 9 in said Subdivision a distance of 70 feet to the intersection of the southerly line of said Sublot No. 9; thence South 70 degrees 36' West along the southerly line of said Sublot No. 9 a distance of 150.60 feet to the center line of Parkside Avenue, proposed, 40 feet wide; thence North along the center line of said Parkside Avenue a distance of 70 feet to the principal place of beginning, being Sublots No. 8 and No. 9 in the Avon Park Subdivision, proposed, according to a survey made by W. E. Holland Engineering Company, Cleveland,
Ohio, August, 1921, be the same more or less, but subject to all legal highways;

    Being the premises conveyed by Warranty Deed from Virginia R. Schaefer, unmarried, to the Company, dated August
10, 1946, and recorded in Volume 399, Page 591 of Lorain County
Records.

    Both the above described parcels, Nos. 15 and 16, are sub-ject to the reservations, limitations and restrictions, if any, set forth in the deed from Svetozar Gayitch to R. Harwood and Jessie M. Harwood, dated January 17, 1924, and recorded in
Volume 198, Page 66 of Lorain County Deed Records, conveying
Parcel No. 15 above, and in the deed from Svetozar Gayitch to John W. Varner, dated November 26, 1923, and recorded in
Volume 195, Page 336 of Lorain County Deed Records, conveying Parcel No. 16 above described.

                                                                           (CEI)




    That part of premises above described lying within the Easterly one-half of Parkside Avenue, proposed, is subject to any interest that the public may have acquired in the same.

    PARCEL NO. 17.  Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of Section No. 6 Avon Lake Township, formerly a part of Avon
Township, and further described as follows:

    Beginning at a stone monument in the Northwesterly corner of a parcel of land conveyed by Marie V. and George T. Smith to George T. Lowrie by deed dated August 1, 1905, and recorded in Volume 98, Page 364 of Lorain County Deed Records; said stone monument being in the Easterly line of a parcel of land deeded by J. E. Carroll to Marion Carroll by deed dated September, 29, 1913, and recorded in Volume 128, Page 59 of Lorain County
Records of Deeds; thence North 88 degrees 57' 00" East 142.07 feet along the North line of said parcel of land conveyed to George T. Lowrie as above mentioned to the center line of Parkside Avenue, proposed, 40 feet wide; thence North 920.78 feet along the center line of Parkside Avenue, proposed, to the principal place of be-ginning.

    Course 1. Thence North 70 degrees 36' 00" East 150.60 feet.

    Course 2. Thence North 35.00 feet.

    Course 3. Thence South 70 degrees 36' 00" West 150.60 feet to the center line of Parkside Avenue, proposed, 40 feet wide.

    Course 4. Thence South 35.00 feet along the center line of Parkside Avenue, proposed, 40 feet wide to the principal place of beginning. Containing 0.1141 acre of land and further known as being Sublot No. 6 in the Avon Park Subdivision, proposed, according to a survey made by W. E. Holland Engineering Com-pany, Cleveland, Ohio, August, 1921, be the same more or less, but subject to all legal highways;

    Being the premises conveyed by Warranty Deed from Alex
Mandzak, unmarried, to the Company, dated May 27, 1947, and recorded in Volume 415, Page 65 of Lorain County Records.

    The above described parcel is subject to the reservations, limitations and restrictions, if any, in the deed from Svetozar Gayitch, sometimes known as S. Gayitch, and Ella Gayitch, to
R. Harwood and Jessie M. Harwood, dated January 17, 1924, and recorded in Volume 198, Page 66 of Lorain County Deed Records, conveying above premises.

                         ADDITION TO LAKE SHORE PLANT

    PARCEL NO. 18. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.





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
                                                                           (CEI)




60 and 61 and the Northerly 16 feet from front to rear of Sub-lot No. 59 in W. J. Crawford's Subdivision of part of Original One Hundred Acre Lot No. 349, as shown by the recorded plat in Volume 13 of Maps, Page 29 of Cuyahoga County Records and together forming a parcel of land 96 feet front on the Easterly side of East 70th Street (formerly Hoyt Avenue) and extending back of equal width 174 feet as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 19. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No.
62 in W. J. Crawford's Subdivision of part of Original One Hun-dred Acre Lot No. 349, as shown by the recorded plat in Volume 13 of Maps, Page 29 of Cuyahoga County Records, having a frontage of 40 feet on the Easterly side of East 70th Street (formerly Hoyt Avenue) and extending back of equal width
174 feet as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 20. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the North-erly 30 feet of Sublot No. 57 in W. J. Crawford's Allotment of part of Original One Hundred Acre Lot No. 349, as shown by the recorded plat of said Allotment in Volume 13 of Maps, Page
29 of Cuyahoga County Records. Said part of Sublot No. 57 has a frontage of 30 feet on the Easterly side of East 70th Street (formerly Hoyt Avenue) and extends back between parallel lines
174 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    The above three (3) parcels being the premises conveyed by limited warranty deed from Paul A. Mitchell, Superintendent of Banks in Charge of Liquidation of The Guardian Trust Com-pany, to the Company, dated June 4, 1947 and recorded in Vol. 6292, Page 518 of Cuyahoga County Records.

               ARLINGTON SUBSTATION

    PARCEL NO. 21.  Situated in the Village of Brecksville,
County of Cuyahoga, and State of Ohio, and known as being a part of original Brecksville Township Lot No. 31 and bounded and described as follows:

    Beginning at an Iron Pipe set in the westerly line of Brecks-ville Road, 100 feet in width, at its intersection with the center line of Daisy Avenue produced easterly, said point being distant south 0 degrees 02' 45" West a distance of 437.74 feet measured along said westerly line of Brecksville Road from its intersection with the southerly line of Arlington Avenue, 40 feet in width, said





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                                                                           (CEI)





    beginning point being also at the southeasterly corner of a parcel of land deeded to Richard R. Clark by deed dated February 20, 1947 and recorded in Volume 6258, Page 459 of Cuyahoga
    County Deed Records;

        Thence South 88 degrees 02' 55" West along the southerly line of land so deeded to Richard R. Clark, being also the center line of said Daisy Avenue produced easterly, a distance of 348.36 feet to a point in the westerly line of land deeded to Alice Clark by deed dated May 26, 1917 and recorded in Volume 1935, Page 402 of Cuyahoga County Deed Records;

        Thence South 0 degrees 02' 45" West along the westerly line of land so deeded to Alice Clark, and being also the easterly line of land deeded to Margot L. Keister by deed dated November 22, 1940 and recorded in Volume 5154, Page 293 of Cuyahoga County Deed
    Records, a distance of 120.00 feet to an Iron Pin;

        Thence North 88 degrees 02' 55" East and parallel with the first course herein described, a distance of 348.36 feet to an Iron
    Pipe set in the westerly line of said Brecksville Road;

        Thence North 0 degrees 02' 45" East along said westerly line of Brecksville Road a distance of 120.00 feet to the place of be-ginning and containing 41,777.80 square feet or 0.959 acre of land, be the same more or less but subject to all legal highways and being further known as the northerly 120 feet front and rear of a parcel of land deeded by James and Marie Nouzak to Mildred C. and Robert J. Kessler by deed dated October 23, 1946 and recorded in Volume 6229, Page 614 of Cuyahoga County
    Deed Records, according to the survey of George M. Garrett, registered surveyor, No. 826 made June 25, 1947.

        Being the premises conveyed by warranty deed from Robert
    R. Kessler and Mildred C. Kessler, husband and wife, to the Company, dated July 21, 1947, and recorded in Vol. 6403, Page
    450 of Cuyahoga County Records.

    Together with all and singular the buildings, improvements, tenements, hereditaments and appurtenances belonging or in any wise appertaining, or hereafter to belong or appertain, to the afore-said property or any part thereof; with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever which the Company now has or may hereafter acquire in and to the same, at law as well as in equity, and every part and parcel thereof.





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
                                                                           (CEI)




         [TOP PORTION OF PAGE
         INTENTIONALLY BLANK]





         PARMA TRANSMITTER STATION

    PARCEL NO. 1.  Situated in the City of Parma, County of
Cuyahoga, State of Ohio, and known as being a part of Original
Lot No. 44, Ely Tract, and bounded and described as follows:

    Beginning at a point in the center line of Hoertz Road (60 feet wide) 696-30/100 feet measured North 0 degrees 43' 50" West along said center line from the center line of Sprague Road; thence continuing in the same direction and along said center line of Hoertz Road, 82-73/100 feet to the Southerly line of land con-veyed to Richard Reynolds as recorded in Volume 43, Page 455, of Cuyahoga County Records; thence North 89 degrees 14' 20" East along said Southerly line 550-79/100 feet to the Westerly line of land conveyed to Harry George as recorded in Volume 4733, Page 363, of Cuyahoga County Deed Records; thence South
0 degrees 50' East along said Westerly line, 82-73/100 feet; thence South 89 degrees 14' 20" West, parallel with the second described course, 550-94/100 feet to the place of beginning and containing
1 0462/10,000 acres of land, be the same more or less, but sub-ject to all legal highways.

    PARCEL NO. 2.  Situated in the City of Parma, County of
Cuyahoga, State of Ohio, and known as being a part of Original
Lot No. 44, Ely Tract, and bounded and described as follows:

    Beginning at a point in the center line of Hoertz Road (60 feet wide) 613-57/100 feet measured North 0 degrees 43' 50" West along said center line from the center line of Sprague Road, said beginning point being on the Northerly line of a 5/10 of an acre parcel of land reserved for burial purposes; thence North
89 degrees 16' 10" East along said Northerly line, 115-50/100 feet to the Easterly line of said 5/10 of an acre parcel of land reserved for burial purposes; thence South 0 degrees 43' 50" East, along said Easterly line of said 5/10 of an acre parcel of land and being parallel with said center line of Hoertz Road, 94-29/100 feet;
thence North 89 degrees East, parallel with said center line of Sprague Road, 435-76/100 feet to the Westerly line of land conveyed to Harry George as recorded in Volume 4733, Page 363, of Cuya-





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
                                                                           (CEI)



hoga County Deed Records; thence North 0 degrees 50' West, along said Westerly line, 175-26/100 feet; thence South 89 degrees 14' 20" West, parallel with the Southerly line of land conveyed to Richard
Reynolds as recorded in Volume 43, Page 455, of Cuyahoga
County Deed Records, 550-94/100 feet to said center line of Hoertz Road; thence South 0 degrees 43' 50" East, along said center line, 82-73/100 feet to the place of beginning and containing
1 9817/10,000 acres of land, be the same more or less, but sub-ject to all legal highways.

    Said Parcels Nos. 1 and 2 being the premises conveyed to the Company by The Ohio Bell Telephone Company by deed dated
November 3, 1947, recorded in Volume 6447, Page 321 of Cuya-hoga County Records.

                           MIDDLESEX SUBSTATION SITE

    PARCEL NO. 3. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos.
509, 510, 511, 512, 513, 515 and 516 in The Glenhaven Subdivision of part of Original One Hundred Acre Lot No. 359, as shown by the recorded plat in Volume 38 of Maps, Page 8 of Cuyahoga
County Records, and bounded and described as follows:

    Beginning on the Northwesterly line of St. Clair Avenue,
N.E., at its intersection with the Southwesterly line of Glenside Road, N.E.; thence Southwesterly along the Northwesterly line of St. Clair Avenue, N.E., 210-85/100 feet to the most Southerly corner of said Sub Lot No. 513; thence Northwesterly along the Southwesterly line of said Sub Lots Nos. 513 and 515, 129-53/100 feet to the Easterly line of East 134th Street (formerly Middle-sex Avenue); thence Northerly along the Easterly line of East 134th Street, 88-32/100 feet to the most Northerly corner of said Sub Lot No. 516; thence Southeasterly along the Northeasterly line of said Sub Lot No. 516, 74-29/100 feet to the most Westerly corner of said Sub Lot No. 511; thence Northeasterly along the Northwesterly line of said Sub Lots Nos. 511, 510 and 509, 126-28/100 feet to the Southwesterly line of Glenside Road, N.E.; thence Southeasterly along the Southwesterly line of Glenside Road, N.E., 120 feet to the place of beginning, as appears by said plat, and containing 0.6280 acres of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed by warranty deed from Angela Polizzi (also known as Angela M. Polizzi) and Charles Polizzi, wife and husband, to the Company, dated November 30, 1947, and recorded in Volume 6449, Page 435 of Cuyahoga County Records.





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
                                                     (CEI)




                        NORTHFIELD SUBSTATION ADDITION

    PARCEL NO. 4.  Situated in the Township of Bedford, in the
County of Cuyahoga, and State of Ohio, and known as being part of Original Bedford Township Lot No. 87, and bounded and described as follows:

    Beginning in the center line of Northfield Road (60 feet wide), at a point distant Northerly (measured along said center line), 236 52/100 feet from its intersection with the Northerly line of a parcel of land conveyed by F. S. Bauder to Elizabeth Werner by deed dated September 7, 1920, and recorded in Volume 2490, Page 84 of Cuyahoga County Records, said begin-ning point being also the Northerly line of proposed Burnett Avenue (50 feet wide); thence Easterly parallel with the North-erly line of land so conveyed to Elizabeth Werner, and along the Northerly line of proposed Burnett Avenue, 530 feet; thence Northerly parallel to the center line of Northfield Road, 150 feet; thence Westerly parallel with the Northerly line of land so conveyed to Elizabeth Werner, 530 feet to the center line of Northfield Road; thence Southerly along the center line of Northfield Road, 150 feet to the Northerly line of proposed Burnett Avenue, and the principal place of beginning, be the same more or less, but subject to all legal highways.

    Being the premises conveyed by County Auditor's Deed to the Company dated May 15, 1947 and recorded in Volume 6409,
Page 654 of Cuyahoga County Records.

    PARCEL NO. 5.  Situated in the Township of Bedford, in the
County of Cuyahoga, and State of Ohio, and known as being part of original Bedford Township Lot No. 87, and bounded as follows:

    Beginning on the center line of NorthfIeld Road, at the Southwesterly corner of land conveyed to The Cleveland Electric Illuminating Co. by deed dated May 15, 1947, and recorded in Volume 6409, Page 654 of Cuyahoga County Records; thence Southerly along said center of Northfield Road, 50 feet to the Northwesterly corner of land conveyed to Joseph J. and Elizabeth Baker, by deed dated December 7, 1922, and recorded in Volume 2741, Page 492 of Cuyahoga County Records; thence Easterly along the Northerly line of land so conveyed to Joseph
J. and Elizabeth Baker, and along the Easterly prolongation thereof, 380 feet; thence Southerly on a line parallel to said center line of Northfield Road, 186.52 feet to the Northerly line of land conveyed to Elizabeth Werner by deed dated September
7, 1920, and recorded in Volume 2490, Page 84 of Cuyahoga
County Records; thence Easterly along said Northerly line of land so conveyed to Elizabeth Werner, about 201.65 feet to the Northeasterly corner thereof; thence Southerly along the East-





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
                                                                           (CEI)




erly line of land so conveyed to Elizabeth Werner, about 411 feet to the Northerly line of Parcel No. 1 of land conveyed to Margaret Ann and Thomas G. Young, by deed dated June 14,
1943, and recorded in Volume 5614, Page 485 of Cuyahoga
County Records; thence Easterly along the Northerly line of said Parcel No. 1, about 671.40 feet, to the Southwesterly line of the right-of-way of The Cleveland and Pittsburgh R.R. Co.; thence Northwesterly along said Southwesterly right-of-way line, to its intersection with the Southeasterly line of land conveyed to The Cleveland Electric Illuminating Co., by deed dated May 19, 1926, and recorded in Volume 3403, Page 394 of Cuyahoga County Records; thence Southwesterly, along said Southeasterly line of land so conveyed, to an angle; thence Westerly along a Southerly line of land so conveyed, and along a Westerly pro-longation thereof, about 853.31 feet to the place of beginning, as appears by said plat, but is subject to all legal highways.

    Being the premises conveyed by County Auditor's Deed to the Company dated April 27, 1948 and recorded in Volume 6494,
Page 430 of Cuyahoga County Records.

    PARCEL NO. 6. Situated in the Township of Bedford, in the County of Cuyahoga, and State of Ohio, and known as being part of Original Bedford Township Lot No. 87 and bounded as follows:

    Beginning on the center line of Northfield Road at the South-westerly corner of land conveyed to Anna Sovestick by deed dated June 6, 1924, and recorded in Volume 3403, Page 551 of Cuyahoga County Records; thence Southerly along said center line of Northfield Road, 200 feet; thence Easterly on a line paral-lel to the Southerly line of land conveyed to Anna Sovestick, as aforesaid, 430 feet; thence Northerly on a line parallel to said center line of Northfield Road, 200 feet to the Southerly line of land conveyed to Anna Sovestick, as aforesaid; thence west-erly along said Southerly line, 430 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Being the premises conveyed by County Auditor's Deed to the Company dated April 27, 1948 and recorded in Volume 6494,
Page 432 of Cuyahoga County Records.


                      LAKE SHORE PLANT---SECOND ADDITION

    PARCEL NO. 7. Situated in the City of Cleveland, in the County of Cuyahoga, and State of Ohio, indicated on the County Auditor's Records as Permanent Number 105-3-8, and known as being all of Sublot No. 51 in the Crawford Subdivision, of part of Original Township Lot No. 349 as shown by the recorded plat in Volume 13 of Maps, Page 29 of Cuyahoga County Records.





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
                                                                           (CEI)




    Said sublot has a frontage of 40 feet on East 70th Street, as appears by said plat, but is subject to all legal highways.

    Being the premises conveyed by County Auditor's Deed to the Company, dated April 22, 1948, and recorded in Volume 6494,
Page 429 of Cuyahoga County Records.

    PARCEL NO. 8. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being part of Original One Hundred Acre Lot No. 349 and bounded and de-scribed as follows:

    Beginning on the northwesterly line of the 100-foot right-of-way of The New York Central Railroad Company (formerly
The Lake Shore and Michigan Southern Railroad Company) at the southeasterly corner of land conveyed to The United Salt
Company by deed dated October 28, 1895, and recorded in Vol-ume 614, Page 341, of Cuyahoga County Deed Records; thence north 56 degrees 01' 00" east along the northwesterly line of the said The New York Central Railroad Company's right-of-way a dis-tance of 340.23 feet to a point, the principal point of beginning, said principal point of beginning being also south 56 degrees 01' 00" west a distance of 569.67 feet measured along the said north-westerly line of the New York Central Railroad right-of-way from the intersection of said right-of-way line with the westerly line of the second parcel of land conveyed to The Cleveland
Electric Illuminating Company by deed dated July 13, 1907, and recorded in Volume 1127, Page 142, of Cuyahoga County
Deed Records; thence from said principal point of beginning north 33 degrees 59' 00" west a distance of 10 feet to a point; thence north 48 degrees 24' 19" east a distance of 108.66 feet to a point which is distant 24.39 feet northerly by rectangular measurement from the northwesterly line of the said New York Central Railroad right-of-way; thence north 56 degrees 01' 00" east and parallel with the northwesterly line of said railroad right-of-way, a distance of
118.74 feet; thence north 46 degrees 36' 38" east a distance of 90.05 feet to a point which is distant 39.11 feet northwesterly by rectangular measurement from the northwesterly line of said railroad right-of-way; thence north 56 degrees 01' 00" east and parallel with the northwesterly line of said railroad right-of-way a dis-tance of 18.49 feet; thence north 00 degrees 47' 30" west by a line parallel with and distant 218.82 feet by rectangular measurement westerly from the westerly line of the second parcel of land con-veyed to The Cleveland Electric Illuminating Company by the aforesaid deed dated July 13, 1007, a distance of 166.45 feet to a point in the face of the most southerly wall of a one-story brick building known as Building No. 13; thence south 89 degrees 12' 30" west a distance of 31.18 feet; thence north 00 degrees 47' 30" west by a line parallel with and distant 250 feet by rectangular measure-ment westerly from the westerly line of the second parcel of land





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
                                                                           (CEI)





conveyed to The Cleveland Electric Illuminating Company by the aforesaid deed dated July 13, 1907, a distance of 423.84 feet; thence south 89 degrees 12' 30" west a distance of 324.34 feet; thence north 37 degrees 30' 00" west by a line parallel with and distant 150 feet by rectangular measurement northeasterly from the dividing line between land of The Union Salt Company (otherwise known as The United Salt Company) and land then owned by The
American Steel and Wire Company, which dividing line was fixed and established by decree of the U. S. Circuit Court of Ohio in Chancery Case No. 7604, a plat of which showing said dividing line is recorded in Volume 40 of Maps, Page 29, of Cuyahoga County, Ohio, Records, transecting the water's edge of Lake Erie as it existed in the year 1909, and continuing thence along the same course to the present water's edge of Lake Erie;
thence northeasterly along the present water's edge of Lake Erie to its intersection with the dividing line between land of The
Cleveland Electric Illuminating Company and land then owned by The American Steel and Wire Company as fixed and estab-lished by decree of the U. S. Circuit Court of Ohio in Chancery
Case No. 7604, plat of which showing said dividing line is recorded in Volume 40 of Maps, Page 29, of Cuyahoga County,
Ohio, Records; thence along said dividing line south 37 degrees 30' 00" east to its intersection with the water's edge of Lake Erie as it existed in the year 1909; thence south 00 degrees 47' 30" east along the westerly line of the second parcel of land conveyed to The Cleve-land Electric Illuminating Company by deed dated July 13, 1907, recorded in Volume 1127, Page 142, of Cuyahoga County, Ohio,
Records, and forming an included angle of 143 degrees 17' 30" with the dividing line fixed by said court decree, a distance of 1075 feet to the northwesterly line of said right-of-way of The New
York Central Railroad Company at a stone monument at the southeasterly corner of land conveyed to The Cleveland Trust
Company by John W. Galbreath and Helen Galbreath, his wife, by deed dated October 18, 1945, and recorded in Volume 6015, Page 6, of Cuyahoga County, Ohio, Deed Records, being also the southwesterly corner of the second parcel of land conveyed to The Cleveland Electric Illuminating Company by the aforesaid deed dated July 13, 1907; thence south 56 degrees 01' 00" west along the northerly line of said railroad right-of-way a distance of
569.67 feet to the said principal point of beginning, subject to all legal highways and waterways;

    EXCEPTING therefrom any portion of the above described premises acquired through change in the shoreline of Lake Erie resulting from other than natural causes or from natural causes other than accretion.

    Together with the permanent right and easement in, under, over, and upon all land other than the land above described which is included in the description of that certain deed from





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
                                                                           (CEI)





John W. Galbreath and Helen Galbreath, his wife, to The Cleve-land Trust Company dated October 18, 1945, and recorded in Volume 6015, Page 6, of Cuyahoga County, Ohio, Deed Records, which description is hereby incorporated herein by reference, which land adjoins and lies westerly of the land and premises herein described, to construct, reconstruct, maintain, operate, and use in, under, over, and upon said other lands at the existing locations thereon, the following:

    1. All main, intercepting, or connecting sewers and sewer lines upon said other land connecting with sewer lines on the above described premises;

    2. All water pipe lines on said other land and connecting with similar facilities on the above described premises;

    3. The right to use a certain tunnel under the New York Central Railroad at the foot of East 67 Street with passage over the northerly approach thereto located on said other land with convenient access thereto from the premises above described, but without any obligation or expense in connection with main-tenance, operation, and use of said tunnel or its approach, to-gether with the title and interest of the Grantor herein in the covenant of maintenance and indemnity in respect to said tunnel contained in a certain deed from The Cleveland Trust Company to The Ceico Company, an Ohio corporation, dated December 30th, 1948, and recorded in Volume 6662, Page 92, of Cuyahoga County, Ohio, Deed Records, conveying land adjoining on the west the above described premises, and subject to the easement therein granted in respect to said tunnel.

    Together with the right of access to said other land and entry upon the same in connection with any of the above uses or facilities.

    The foregoing rights and easements include and are intended to include all of the rights and easements which were excepted and reserved to The Cleveland Trust Company by its afore-said deed to The Ceico Company, together with the covenant aforesaid;

    SUBJECT, HOWEVER, to like sewer and water line easements upon the above described premises for said connecting sewer and water pipe lines.

    Together with all such right, title, and interest as the Grantor has or ought to have in and to that portion of the premises hereinbefore described which lies northerly of the original shoreline of Lake Erie, together with all of its right, title, and interest in all land created by filling in, by accretion resulting from artificial encroachments or by natural accretion, whether such land lies northerly or southerly of the original shoreline of Lake Erie, also all littoral and riparian rights in and to the waters of Lake Erie and the land under said waters appurtenant to the premises hereinbefore described possessed by



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
                                                                           (CEI)





the Grantor, and also all rights of flowage and use of the waters of Lake Erie, and all rights of whatsoever character appurtenant to the premises hereinbefore described owned by the Grantor.

    Being the premises conveyed by Limited Warranty Deed from The Cleveland Trust Company, to The Cleveland Electric
Illuminating Company, dated December 30, 1948, and recorded in Volume 6662, Page 96 of Cuyahoga County Records.

               JACKSON SUBSTATION

    PARCEL NO. 9. Situated in the City of Conneaut, County of Ashtabula and State of Ohio, and known as being a part of Original Lot No. 6, Section No. 2, Township No. 14 in the First Range of Townships of The Connecticut Western Reserve and bounded and described as follows:

    Beginning in the center line of Chestnut Street, 50.00 feet in width, at its intersection with the southerly line of The New
York Central Railroad Company's 100.00 foot right-of-way;
thence south 1 degree 44' west along the center line of Chestnut Street, a distance of 218.47 feet to its intersection with the easterly production of the northerly line of land conveyed to Antoinette
C. Bucci March 19, 1947, and recorded in Volume 394, Page 410, of Ashtabula County Deed Records; thence north 88 degrees 15' west along the northerly line of land so conveyed to Antoinette C.
Bucci, and passing through an iron pin monument set in the westerly line of Chestnut Street, a distance of 185.00 feet to an iron pin monument set in the northwesterly corner of said A. C.
Bucci land; thence south 1 degree 44' west along the westerly line of said A. C. Bucci land, a distance of 70.00 feet to an iron monu-ment set in the southwesterly corner of said A. C. Bucci land, said last described point being also in the northerly line of sublot
No. 20 of Tommer & Murphy Subdivision as recorded in Volume
5, Page 11, of Ashtabula County Map Records; thence north
88 degrees 15' west along the northerly line of said Tommer & Murphy Subdivision, a distance of 415.55 feet to the northwesterly corner of sublot No. 11 in said Subdivision; thence north 4 degrees 00' west along the northerly production of the westerly line of said sub lot
No. 11, a distance of 136.67 feet to an iron pin monument set in the southerly line of the 100.00 foot right-of-way of The New
York Central Railroad Company; thence deflecting to the right along the southerly curved line of said right-of-way, a distance of 632.89 feet to the center line of Chestnut Street, said curved line having a radius of 11414.195 feet and a chord which bears north 77 degrees 48' 20" east, a distance of 632.81 feet to the center line of Chestnut Street and place of beginning and containing
118314.94 square feet of land or 2.716 acres, according to a survey of said property made by George M. Garrett, Registered
Surveyor No. 826, May 4, 1948, be the same more or less, but subject to all legal highways.





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                                                     (CEI)



    Being the premises conveyed by Warranty Deed from Theresa Ross, unmarried, to the Company, dated May 25, 1948, and recorded in Volume 422, Page 448 of Ashtabula County
Records.

    PARCEL NO. 10. Situated in the City of Conneaut, County of Ashtabula and State of Ohio, and known as being a part of Original Lot No. 6, Section No. 2, Township No. 14 in the First Range of Townships of The Connecticut Western Reserve and bounded and described as follows:

    Beginning in the Northerly line of Jackson Street (50 feet in width), at the Southwesterly corner of Sublot No. 11 in Tom-mer & Murphy Subdivision as recorded in Volume 5, Page 11 of
Ashtabula County Map Records;

    Thence North 4 degrees, 00 minutes West along the Westerly line of said Sublot No. 11 and along the Westerly line of land con-veyed to Theresa Ross, as recorded in Volume 382, Page 132 of Ashtabula County Deed Records, two hundred sixty and thirteen hundredths (260.13) feet to the Southerly line of the one-hun-dred (100) foot right-of-way of The New York Central Railroad Company, said Southerly line being also a curved line;

    Thence Westerly along said Southerly line of said Railroad Company's one-hundred (100) foot right-of-way, two hundred fifty and thirty-three hundredths (250.33) feet along the arc of a curve deflecting to the left, said curve having a radius of eleven thousand four hundred fourteen and one-hundred ninety-five thousandths (11,414.195) feet, and said arc having a chord which bears South 75 degrees, 35 minutes, 20 seconds West, two hundred fifty and thirty-two hundredths (250.32) feet;

    Thence South 15 degrees, 02 minutes, 22 seconds East, one hundred ninety-seven and fifty-seven hundredths (197.57) feet to the Northerly line of Jackson Street;

    Thence South 88 degrees, 15 minutes, East along the North-erly line of Jackson Street, two hundred nine and forty-two hun-dredths (209.42) feet to the place of beginning and containing
1.19243 acres of land according to the survey of said property, made by George M. Garrett, Registered Surveyor No. 826, May
4, 1948, be the same more or less, but subject to all legal high-ways.

    Together with all right, title and interest of the Grantor herein in the reservation contained in a perpetual easement for the construction and operation of a 12-inch sewer in the above premises, conveyed to the City of Conneaut, Ohio, by instrument dated July 21, 1927, and recorded in Volume 294, Page 496, of Ashtabula County, Ohio, Records, including the right so reserved to shift the location of said sewer; the premises above described are conveyed subject to said easement.

    Being the premises conveyed by Quit-Claim Deed from The
New York, Chicago and St. Louis Railroad Company, to the
Company, dated December 13, 1948, and recorded in Volume 413,
Page 220 of Ashtabula County Records.



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                                                                           (CEI)





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                             WADE PARK SUBSTATION

    Parcel No. 15. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio:

    Known as being sublot Number One (1) in George M.
Hicks' Subdivision of a part of Original One Hundred Acre Lot Number 391, as shown by the recorded plat in Volume 14 of Maps, Page 3 of Cuyahoga County, Ohio, Records, and having a frontage of 42 feet on the southerly side of Wade Park Avenue (now known as Wade Park Avenue N.E.) and extending thence southwardly of even width a distance of 150 feet as appears by said plat, together with the improvements thereon, and known as No. 8014 Wade Park Avenue N.E., subject to all legal high-ways; and being also the same premises conveyed to the said Jennie Morrison by deed of Lulu C. Tong, et al., dated August 31, 1945, recorded in Volume 5896, Page 721, of said Cuyahoga
County Records, said recited deed being the last prior recording in respect thereto.





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                                                                           (CEI)




    Being the premises conveyed to the Company by Jennie Morrison, also known as Jennie L. Morrison, and Edward W. Morrison, husband and wife, by Warranty Deed dated Septem-ber 28, 1948 and recorded in Volume 6641, Page 264 of Cuyahoga County Records.

    Parcel No. 16. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, known as Sublot No. 36 in Dince-man Decker's Subdivision of a part of Original One Hundred
Acre Lots Nos. 342 and 391 as shown by the recorded plat in Volume 14 of Maps, Page 4 of Cuyahoga County, Ohio, Records and bounded and described as follows:

    Beginning on the Southerly line of Wade Park Avenue N.E.,
70 feet wide, at the Northwesterly corner of said Sublot No. 36; thence Easterly along the Southerly line of Wade Park Avenue
N.E., 37.92 feet to the Northeasterly corner of said Sublot No. 36, being also the Northwesterly corner of Sublot No. 1 in George
M. Hicks' Subdivision, recorded in Volume 14 of Maps, Page 3 of Cuyahoga County Records; thence Southerly along the West-erly line of said Sublot No. 1, 140 feet to the Southeasterly corner of said Sublot No. 36; thence Westerly along the South-erly line of said Sublot No. 36, 37.43 feet to the Southwesterly corner thereof; thence Northerly along the Westerly line of said Sublot No. 36, 140 feet to the place of beginning, as appears by said plat, and containing 0.1203 acre of land, be the same more or less, but subject to all legal highways, together with improve-ments thereon and known as No. 8010 Wade Park Avenue, N.E.;
and also being the same premises conveyed to George Orenski by Frank and Mary Orenski, husband and wife, by deed dated
December 30, 1920, recorded in Volume 3559, Page 546 of Cuya-hoga County, Ohio, Records, in which certain life interests were reserved to the Grantors therein and under certain covenants for maintenance and support of said Grantors, and the said
Frank Orenski died on March 25, 1927, and the said George
Orenski, unmarried, and Mary Orenski, widow of the said Frank Orenski, by their deed dated May 20, 1927, recorded in Volume 3514, Page 16 of said records, conveyed said premises to Gustie Orenski and Mary Orenski, daughters of the said Frank Orenski, deceased, and his widow, the said Mary Orenski, Grantor in said deed; the said Mary Orenski, widow of said Frank Orenski, died on April 8, 1944, and the said Gustie Orenski and Mary Orenski both unmarried, conveyed said premises to the said George F. Orenski, also known as George F. Oren, and James W. Orenski, Grantors in this present instrument, by deed dated June 2, 1948, recorded in Volume 6497, Page 29, of said records, this last mentioned deed being the last prior record in respect to said premises.

    Being the premises conveyed to the Company by George F.
Oren, et ux., et al., by Warranty Deed dated October 2, 1948 and recorded in Volume 6639, Page 579 of Cuyahoga County Records.





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                                                                           (CEI)




                             EASTLAKE STATION SITE

    Parcel No. 17. Situated in the Village of Eastlake, County of Lake, and State of Ohio, and further known as being part of Gore Lot 22 of Original Willoughby Township, and is further bounded and described as follows:

    Beginning at a point where the northerly line of land of the Cleveland Day Nursery and Free Kindergarten Association intersects the center line of Erie Road. Thence following the northerly line of land of the Cleveland Day Nursery and Free
Kindergarten Association S. 68 degrees 39' 40" W. (passing through an iron pipe stake at 22.92 feet) a distance of 1127.23 feet to an iron pipe stake in the southerly line of Lot 22. Thence following the southerly line of Lot 22, which is also the northerly line of land of Ida J. Weber Dulles. N. 88 degrees 27' W., a distance of 632.58 feet to an iron pipe stake. Thence following said Dulles' south-easterly line N. 41 degrees 37' 10" E., a distance of 115.28 feet to an iron pipe stake. Thence following the northeasterly line of said
Dulles, N. 41 degrees 53' W. (passing through an iron pipe stake at 478.63 feet), a distance of 615.54 feet to the water line of Lake
Erie. Thence following a line along the shore which is approxi-mately 25.00 feet from the foot of the bank, by the following courses and distances; N. 39 degrees 51' 30" E., 450.58 feet, N. 50 degrees 45' 30" E., 195.00 feet, N. 42 degrees 38' 30" E., 1036.83 feet to the center line of Erie Road. Thence following the center line of Erie Road,
S. 32 degrees 18' E. (passing through an iron pipe stake at 104.17 feet).
a distance of 1636.57 feet to the place of beginning, and contain-ing 45.010 acres of land, as surveyed and described by J. M.
Crabbs, Registered Engineer and Surveyor, No. 387, on August
15, 1941, be the same more or less, but subject to all legal high-ways.

    Being the premises conveyed by Warranty Deed from The
Presbyterian Union of Cleveland, Ohio, to the Company, dated
December 28, 1948 and recorded in Volume 260, Page 27 of Lake
County Records.

    Parcel No. 18. Situated in the Village of Eastlake, County of Lake, and State of Ohio, and known as being parts of Original
Willoughby Township Lots Nos. 11 and 22 in the Gore, and bounded and described as follows:

    Beginning on the shore line of Lake Erie at its intersection with the southerly line of said Original Lot No. 11; thence east-erly along the southerly line of said Original Lot No. 11 to an angle in the rear line of a parcel of land described in Lake County Land Title Registration Certificate No. 6940; thence northerly along a westerly line of land described in said Certificate No. 6940 and along the westerly line of land described in Lake
County Land Title Registration Certificate No. 8729, 311.39 feet to the most northerly corner of land described in said Certificate





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
                                                   (CEI)



No. 8729; thence northerly in a direct line to the easterly end of Course No. 37 of land described in the decree rendered August
22, 1946, in Lake County Common Pleas Court Cause No. 20844;
the following courses Nos. 37 to 41. both inclusive, in said de-scription as follows: North 89 degrees 19' West 466.40 feet, North 10 degrees 03' East 207.90 feet, South 83 degrees 03' West 122.10 feet, North 37 degrees 57' West 351.80 feet to the southerly line of Original Lot No.
22; North 88 degrees 27' West along the southerly line of Original Lot
No. 22, 1704.10 feet to the center line of Erie Road (sometimes called Lake Road); thence continuing North 88 degrees 27' West along the southerly line of said Original Lot No. 22, about 1965.78 feet to a southwesterly corner of land conveyed to Presbyterian Union of Cleveland by Deed dated September 26, 1941, and recorded in Volume 183, Page 84, of Lake County Records; thence North
41 degrees 37' 10" East along a southwesterly line of land so conveyed to Presbyterian Union of Cleveland 115.28 feet to an inner cor-ner thereof; thence North 41 degrees 53' West along a southwesterly line of land so conveyed to Presbyterian Union of Cleveland
615.54 feet to the shore line of Lake Erie; thence southwesterly along the shore line of Lake Erie to the place of beginning, con-taining about 110.28 acres of land, be the same more or less, but subject to all legal highways, together with all such right, title and interest as the owner may have in and to the waters of Lake Erie and the land underneath said waters appurtenant to said premises, and also all littoral and riparian rights, all rights of flowage and use of the waters of Lake Erie appurtenant to said premises, and together with the buildings and improve-ments upon said premises. The foregoing description is in-tended to describe the same land which was conveyed by W. C.
McFarland to Ruth E. Weber by deed dated December 30, 1878, and recorded in Volume 12, Page 478, of Lake County Deed
Records and described in Certificate of Transfer in the estate of Ruth E. Weber, deceased, to Ida Josephine Weber Dulles dated April 30, 1917, and recorded in Volume 63, Page 141, of
Lake County Records.

    Being the premises conveyed by Warranty Deed from Ida
Josephine Weber Dulles, to the Company, dated April 13, 1949 and recorded in Volume 268, Page 233 of Lake County Records.

                            CHESTER SUBSTATION SITE

    Parcel 19. Situated in the City of Cleveland, County of
Cuyahoga, and State of Ohio, and known as being part of Orig-inal 10 Acre Lots Nos. 93 and 94 and bounded and described as follows:

    Beginning on the Southerly line of Chester Avenue, N.E.,
86 feet wide at a point which is distant South 86 deg. 17' West
224.62 feet as measured along said Southerly line from its inter-section with the Westerly line of East 40th Street, said place of





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
                                                                           (CEI)




beginning being also the Northwesterly corner of land conveyed to Standard Tool Co., by deed dated March 31, 1950, and recorded in Volume 7021, Page 355 of Cuyahoga County Records; thence
South 00 deg. 00' 25" East along the Westerly line of land so conveyed to Standard Tool Co., 93.94 feet to a point which is distant 500 feet Northerly from the Northerly line of Euclid Avenue, 99 feet wide, and the principal place of beginning of the premises herein described; thence South 89 deg. 59' 50" West and parallel with the Northerly line of Euclid Avenue 85 feet to the Easterly line of land conveyed to The University Club Com-pany by deed dated July 20, 1914, and recorded in Volume 2630, Page 122 of Cuyahoga County Records; thence South 00 deg. 00'
25" East along the Easterly line of land so conveyed to The Uni-versity Club Company 168.60 feet to a point; thence North 89 deg. 59' 50" East and parallel with the Northerly line of Euclid Avenue 85 feet to the Southwesterly corner of land conveyed to Standard Tool Co., as aforesaid; thence North 00 deg. 00'
25" West along the said Westerly line of land so conveyed to Standard Tool Co., 168.60 feet to the principal place of beginning and containing 0.329 acre of land be the same more or less, but subject to all legal highways.

    Being a part of the premises conveyed by Limited Warranty
Deed from The Cleveland Trust Company, as Successor Trustee, to the Company, dated March 31, 1949 and recorded in Volume
6684, Page 225 of Cuyahoga County Records.

    Parcel No. 20. Situated in the City of Cleveland, County of
Cuyahoga, and State of Ohio, and known as being part of Orig-inal 10 Acre Lots Nos. 93 and 94 and bounded and described as follows:

    Beginning on the Southerly line of Chester Avenue, N.E., 86 feet wide, as recorded in Volume 104, of Maps, Page 8, of Cuya-hoga County Records, at a point which is distant South 86 deg.
17' West, 224.62 feet as measured along said Southerly line from its intersection with the Westerly line of East 40th Street as established by agreement between J. H. Wade and the City of Cleveland, dated September 3, 1875, said place of beginning being also the Northwesterly corner of land conveyed to Standard Tool Co., by deed dated March 31, 1950, and recorded in Volume 7021, Page 355, of Cuyahoga County Records; thence South 86 deg. 17' West along the Southerly line of Chester Avenue N.E.;
85.18 feet to the Easterly line of land conveyed to The University Club Company by deed dated July 20, 1914, and recorded in Volume 2680, Page 122 of Cuyahoga County Records; thence
South 00 deg. 00' 25" East along the Easterly line of land so conveyed to The University Club Company 88.42 feet to a point which is distant 500 feet Northerly from the Northerly line of Euclid Avenue, 99 feet wide; thence North 89 deg. 59' 50" East and parallel with the Northerly line of Euclid Avenue, 85 feet to the Westerly line of land conveyed to Standard Tool Co., as





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                                                                           (CEI)





         aforesaid; thence North 00 deg. 00' 25" West along the West-erly line of land so conveyed to Standard Tool Co., 93.94 feet to the place of beginning and containing 0.178 acre of land be the same more or less, but subject to all legal highways.

             Being a part of the premises acquired by the Company from
         (1) The Cleveland Trust Company, as Successor Trustee, who conveyed an undivided one-third (1/3) interest by Limited War-ranty Deed dated March 31, 1949 and recorded in Volume 6684, Page 223 of Cuyahoga County Records and from (2) Helen Wade Greene and George G. Wade who conveyed an undivided two-thirds (2/3) interest by Warranty Deed dated March 31, 1949 and recorded in Volume 6684, Page 220 of Cuyahoga County Records.

                            WINDSOR SUBSTATION SITE

             PARCEL NO. 21.  Situated in the Township of Windsor,
         County of Ashtabula and State of Ohio, and known as being part of Lot No. 6, Range No. 6 in said Township and is bounded and described as follows:

             Beginning at a point in the center line of the Cleveland-Meadville Road (70 feet wide) at the South East corner of lands conveyed to Florence Regina Courtney, by deed dated October
         28, 1939, and recorded in Volume 353, Page 307 of Ashtabula County Records; thence Northerly along the Easterly line of land so conveyed to said Florence Regina Courtney, approxi-mately 220 feet to the North East corner of lands of said Court-ney, which is also the South East corner of lands conveyed to Viola Patti by deed dated August 17, 1945, and recorded in Volume 384, Page 410, Ashtabula County Records; thence East-erly along a line, which is the prolongation of the Northerly line of lands so conveyed to Florence Regina Courtney a distance of 75 feet; thence Southerly along a line parallel to and 75 feet distant from the Easterly line of lands so conveyed to Florence Regina Courtney, approximately 220 feet to the center line of said Cleveland-Meadville Road; thence Westerly along the center line of said Cleveland-Meadville Road, a distance of about 75 feet to the place of beginning, be the same more or less, but subject to all legal highways.

             Being the premises conveyed to the Company by Warranty Deed from Frank Zarske, et al., dated May 6, 1949 and recorded in Volume 419, Page 504 of Ashtabula County Records.

                         NORTH OLMSTED SUBSTATION

             PARCEL NO. 22. Situated in the Village of North Olmsted, County of Cuyahoga and State of Ohio, and known as being part of Original Dover Township Lot No. 19 and No. 20, and bounded and described as follows:





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
                                                                           (CEI)





    Beginning in the center line of Lorain Road, 80 feet wide, at the most westerly corner of land conveyed to S. A. E. Lyman by deed dated March 2, 1894, and recorded in Volume 563, Page 579 of Cuyahoga County Records; thence northeasterly along the center line of Lorain Road, 80 feet wide, a distance of 195 feet; thence southeasterly on a line at right angles to said center line of Lorain Road, a distance of 200 feet; thence southerly on a line parallel to the easterly line of Original Lot No. 19, to the north-erly line of Parcel No. 2 of land conveyed to George Dempsey and Sarah J. Dempsey, by deed dated January 6, 1894, and recorded in Volume 565, Page 473 of Cuyahoga County Records; thence westerly along said northerly line of said Parcel No. 2 of land so conveyed to George Dempsey and Sarah J. Dempsey, as aforesaid, to said easterly line of Original Lot No. 19; thence northerly along said easterly line of Original Lot No. 19 about 397.40 feet, to the most southerly corner of land so conveyed to S. A. E.
Lyman, as aforesaid; thence northwesterly along the southwest-erly line of land so conveyed to S. A. E. Lyman, 97.08 feet to the place of beginning, and containing about 2.737 acres of land, be the same more or less, but subject to all legal highways; being a part of the same land conveyed to the said Mabel G. McMillen by deed dated February 17, 1939 recorded in Volume 4928, Page 174 of Cuyahoga County, Ohio, Records of Deeds, being the last prior recording in respect thereto.

    Being the premises conveyed to the Company by Mabel G. McMillen and joined therein by William A. McMillen, her hus-band, in respect to dower, by Warranty Deed, dated November 14, 1949 and recorded in Volume 6859, Page 12 of Cuyahoga County Records.

               HALL SUBSTATION SITE

    PARCEL NO. 23. Situated in the Village of Eastlake, Coun-ty of Lake and State of Ohio, and known as being part of Orig-inal Willoughby Township Lot No. 1, in Tract 15, and is bounded and described as follows:

    Beginning at the intersection of the center lines of Oakland Avenue (a.k.a. Oakland Street) and Hall Avenue, both of said avenues being 60 feet wide, which intersection is also at the northwest corner of land conveyed to Benjamin Falstreau by Warranty Deed, dated August 9, 1945 and recorded in Volume
210, Page 90 of Lake County Records; thence easterly along the said center line of Hall Avenue 188.50 feet to the west line of Shorelands No. 4 Subdivision, as shown by the recorded plat of said Subdivision in Volume D of Maps, Page 69 of Lake County Records; thence southerly along the west line of said Shorelands No. 4 Subdivision 30.0 feet to the south line of said Hall Avenue; thence easterly along the south line of Hall Avenue 13.15 feet to its intersection with the northwesterly line of a 2.44 acre par-





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
                                                     (CEI)




cel of land conveyed to The Cleveland Electric Illuminating Com-pany by Deed dated May 8, 1941 and recorded in Volume 179, Page 518 of Lake County Records of Deeds; thence southwesterly along the northwesterly line of said 2.44 acre parcel about 462.92 feet to the easterly line of land conveyed to Augusta Wicker
Smart by Deed dated September 10, 1929 and recorded in Vol-ume 130, Page 563 of Lake County Records of Deeds; thence northerly along the easterly line of said land so conveyed to Augusta Wicker Smart, about 260.12 feet to the intersection of said easterly line with southerly line of said Hall Avenue as projected westerly; thence easterly along the westerly projection of the southerly line of Hall Avenue and along the southerly line of Hall Avenue, about 182 feet to a point in the westerly line of said land conveyed to Benjamin Falstreau as aforesaid; thence northerly along said westerly line of land, 30 feet to the place of beginning and containing 1.274 acres of land, be the same more or less.

    The northerly 30 feet of said premises extending from the center line of Oakland Avenue to the westerly line of Shorelands No. 4 Subdivision is comprised within the bounds of a public highway or street known as Hall Avenue and the premises above described are conveyed subject to the rights of the public in said northerly 30 foot portion thereof.

    Being the premises conveyed by warranty deed from Ben-jamin Falstreau and Rose Falstreau, husband and wife, to the Company, dated February 13, 1950, and recorded in Volume 277,
Page 268 of Lake County Records.





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                                                                           (CEI)





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             NEWBURY SUBSTATION

    PARCEL NO. 1. Situated in the Township of Newbury,
County of Geauga and State of Ohio, and known as being a part of Lot No. 14, in Tract 2, in said Township and bounded and described as follows:

    Beginning in the center line of Chardon-Auburn Road, so called, at the northwest corner of a nine (9) acre parcel of land described as Parcel No. 1 in deed from Joseph S. Wiley and Martha Wiley to Margaret Gillespie, dated March 5, 1919, and recorded in Volume 151, Page 397 of Geauga County
Deed Records; thence easterly on the northerly line of said nine (9) acre parcel of land (said northerly line being also the southerly line of land conveyed to Trustees of Newbury Township by Warranty Deed, dated July 2, 1873 and recorded in Volume 74, Page 84 of Geauga County Deed Records) a dis-tance of 217.8 feet; thence southerly on a line parallel to said center line of the Chardon-Auburn Road, a distance of 100.00 feet; thence westerly on a line parallel to the northerly line of said nine (9) acre parcel, 217.8 feet to the said center line of the Chardon-Auburn Road; thence northerly on said center line of said road, 100 feet to the place of beginning and con-taining 0.50 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed by Warranty Deed from Margaret Gillespie, widow and unmarried, to the Company, dated March 31, 1950 and recorded in Volume 242, Page 339 of Geauga County, Ohio, Records.





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                                                     (CEI)


               LANDER SUBSTATION

    PARCEL NO. 2. Situated in the Village of Mayfield Heights,
County of Cuyahoga and State of Ohio:

    Beginning at the intersection of the Northerly line of Mayfield Road (100 feet wide) with the Easterly line of Summit Drive (50 feet wide) thence Northerly along the Easterly line of said Summit Drive a distance of 175 feet, thence Easterly by a line parallel with said Northerly line of Mayfield Road a distance of 150.30 feet to the Northwest corner of a lot now or formerly owned by the City of Cleveland, thence Southerly by a line parallel with said Easterly line of Summit Drive, which parallel line is also the Westerly line of said City of Cleveland lot a distance of 175 feet to the North-erly line of Mayfield Road, thence Westerly along said North-erly line of Mayfield Road a distance of 150.30 feet to a point, the place of beginning, being part of sublots No. 1 and No. 2 in the Enterprise Realty Company's Mayfield-Summit Subdivi-sion of part of Original Mayfield Township Lot No. 19, Tract
No. 2, and part of Original Lot No. 25, Tract No. 3 as shown by the recorded plat in Volume 74, Page 22 of Cuyahoga
County, Ohio Records; be the same more or less, but subject to all legal highways.

    Being the premises conveyed by Warranty Deed from Anthony C. Stella, et al., to the Company, dated August 3,
1950 and recorded in Volume 7085, Page 468 of Cuyahoga
County, Ohio, Records.

    PARCEL NO. 3. Situated in the Village of Mayfield Heights, County of Cuyahoga, and State of Ohio, and known as being part of Sublot No. 1 in the Enterprise Realty Co.'s. Mayfield Summit Subdivision, of part of Original Mayfield Township
Lot No. 19, Tract 2, and Original Mayfield Township Lot No. 25, Tract 3, as recorded in Volume 74, Page 22 of Cuyahoga County Map Records and bounded and described as follows:

    Beginning in the northerly line of Mayfield Rd. (100 ft.
wide) at its intersection with the easterly line of said sublot
No. 1; thence northerly along said easterly line, 175.000 ft.
to the southerly line of land conveyed to Edwin T. Hall, by deed dated August 2, 1923, and recorded in Volume 2874, page
569 of Cuyahoga County Deed Records; thence Westerly along said southerly line 50 feet, thence southerly and parallel with said easterly line of said sublot No. 1, 175.000 ft. to said north-erly line of Mayfield Rd.; thence easterly along said northerly line 50.00 ft. to the place of beginning.

    Being the premises conveyed by Official Deed from The
City of Cleveland to the Company, dated September 13, 1950





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
                                                                           (CEI)



and recorded in Volume 7070, Page 479 of Cuyahoga County,
Ohio, Records.

             MAPLECREST SUBSTATION

    PARCEL NO. 4. Situated in the City of Parma, County of
Cuyahoga, and State of Ohio, and known as being parts of Sublots Nos. 98, 99 and 100 in the Elworthy Helwick Co.'s
Melvern Park Allotment of a part of Original Parma Town-ship Lot No. 10, Blake Tract, as shown by the recorded plat in Volume 82 of Maps, Page 16 of Cuyahoga County Records and bounded and described as follows:

    Beginning in the easterly line of State Road, 80 feet wide, at its intersection with the southerly line of Maplecrest Avenue (formerly Keystone Road), 50 feet wide; thence southerly along the easterly line of State Road, 137.56 feet to the south-erly line of said Sublot No. 98; thence easterly along the southerly line of said Sublot No. 98, 190 feet; thence northerly parallel with the easterly line of State Road a distance of 137.63 feet to the said southerly line of Maplecrest Avenue; thence westerly along said southerly line of Maplecrest Avenue, 190 feet to the place of beginning and containing 0.600 acre of land, be the same more or less but subject to all legal highways.

    Being the premises conveyed to the Company by Warranty
Deed from The H. & S. Realty Company, dated October 24,
1950 and registered in Book No. 298, Page 61445 of Land Title
Registers of Cuyahoga County, Ohio.

                EASTLAKE STATION

    PARCEL NO. 5. Situated in the Village of Eastlake, County of Lake, and State of Ohio, known as being a part of Original
Willoughby Township Lot No. 22 in the Gore, and bounded and described as follows:

    Beginning on the center line of Erie Road (sometimes called Lake Road) at its intersection with the Southerly line of said Original Lot No. 22; thence North 88 degrees 27' West along the Southerly line of said Original Lot No. 22, 1333.20 feet;
thence North 68 degrees 39' East, 1127.23 feet to the center line of said Erie Road; thence South 32 degrees 18' East along the center line of said Erie Road, 529.32 feet to the place of beginning, containing 6.719 acres of land, be the same more or less, to-gether with the buildings and improvements upon said prem-ises, but subject to all legal highways.

    Being the premises conveyed by Limited Warranty Deed from The Day Nursery Association of Cleveland to the Com-





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
                                                     (CEI)


pany, dated December 5, 1950 and recorded in Volume 296, Page 211 of Lake County, Ohio, Records.

             SORRENTO SUBSTATION

    PARCEL NO. 6. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of Original Warrensville Township Lot No. 73 and bounded and described as follows:

    Beginning in the center line of Lee Road S.E., 80 feet wide, (formerly Shaker Road), at a distance of 149.90 feet Northerly, as measured along said center line, from the South-west corner of said Original Lot No. 73; thence Northerly along said center line of Lee Road S.E., which center line is also the Westerly line of said Original Lot No. 73, a distance of 250.00 feet; thence Easterly along a line parallel with the Southerly line of said Original Lot No. 73 and parallel with the Southerly line of DeForest Avenue, 45 feet wide, a dis-tance of 190.00 feet; thence Southerly along a line parallel with the said center line of Lee Road S.E., a distance of
250.00 feet; thence Westerly along a line parallel with the Southerly line of said Original Lot No. 73, a distance of
190.00 feet to the place of beginning and containing 1.0904 acres of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by William
E. Malm and joined therein by Alice B. Malm, his wife, in respect to dower, by Limited Warranty Deed, dated Decem-ber 11, 1950 and recorded in Volume 7202, Page 256 of Cuya-hoga County, Ohio, Records.

              PURITAS SUBSTATION

    PARCEL NO. 7. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Rockport Township Section No. 10, and bounded and described as follows:

    Beginning on the Easterly line of West 131st Street Ex-tension, as shown by the dedication plat recorded in Volume 143 of Maps, Page 10 of Cuyahoga County Records, at its in-tersection with the Southerly line of The Ford Realty Com-pany's Liberty Subdivision No. 5, as shown by the recorded plat in Volume 67 of Maps, Page 34 of Cuyahoga County
Records; thence Southerly along the Easterly line of West 131st Street Extension, 220 feet; thence Easterly along a line at right angles with the Easterly line of West 131st Street



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
                                                                           (CEI)



Extension, 150 feet to the Westerly line of land conveyed to Adolph and William J. Marquard by Deed dated November
18, 1919, and recorded in Volume 2346, Page 496 of Cuyahoga County Records; thence Northerly along the Westerly line of land so conveyed, about 138.31 feet to the Northwesterly corner thereof; thence Easterly along the Northerly line of land so conveyed, 128.47 feet to the Westerly line of West 130th Street, (formerly Settlement Road); thence Northerly along the Westerly line of West 130th Street, 80 feet to the Southerly line of The Ford Realty Company's Subdivision as aforesaid; thence Westerly along the Southerly line of said Subdivision, 278.47 feet to the place of beginning, and further known as part of Sub Lots Nos. 46 and 49 in The Acre Land Company Subdivision, Proposed, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Frank
Link and joined therein by Mary Link, his wife, in respect to dower, by Warranty Deed, dated March 10, 1951 and re-corded in Volume 7241, Page 333 of Cuyahoga County, Ohio,
Records.

           LLOYD SUBSTATION ADDITION

    PARCEL NO. 8. Situated in the Village of Wickliffe,
County of Lake, and State of Ohio, and known as being part of Original Willoughby Township Lots No. 5 and No. 6, Tract
No. 12, bounded and described as follows:

    Beginning at a point in the center line of Lakeland Boule-vard, (formerly St. Clair Road), at its intersection with the Southwesterly line of first parcel of land conveyed to Arthur
E. Lloyd, et al., by deed dated August 12, 1933, and recorded in Volume 148, Page 297 of Lake County Records; thence
South 48 degrees 19' East along the Southwesterly line of said land conveyed to Lloyd, et al., a distance of about 585.21 feet to the most Northerly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated August 29,
1941, and recorded in Volume 183, Page 92 of Lake County
Records; thence South 53 degrees 48' West along the Northwesterly line of said parcel of land conveyed to The Cleveland Electric Illuminating Company a distance of 405-71/100 feet to its intersection with the Northeasterly line of a parcel of land conveyed to The Cleveland Electric Illuminating Company by deed dated April 29, 1941 and recorded in Volume 181, Page 25 of Lake County Records; thence North 48 degrees 19' West along the Northeasterly line of said last mentioned parcel

                                                                           (CEI)


               of land conveyed to The Cleveland Electric Illuminating Com-pany, a distance of 548-59/100 feet to the center line of Lake-land Boulevard; thence North 48 degrees 39' 35" East along the center line of Lakeland Boulevard, a distance of about 399.63 feet to the place of beginning and containing about 5.162 acres of land, be the same more or less, but subject to all legal highways.

                  Together with the appurtenances thereof and all rights
               and easements thereunto belonging.

                  Being the premises conveyed to the Company by Deed
               from The Lubrizol Corporation, dated February 16, 1951 and recorded in Volume 297, Page 128 of Lake County, Ohio, Records.


                         MILES WAREHOUSE ADDITION

                  PARCEL NO. 1. Situated in the City of Cleveland, County
               of Cuyahoga, and State of Ohio, and known as being Sub
               Lot No. 14 in the S. H. Kleinman Realty Company's Miles Heights Allotment of a part of Original Warrensville Town-





                          [REMAINDER OF PAGE
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                                     A-147

                                                     (CEI)




ship Lot No. 82, as shown by the recorded plat in Volume 44 of Maps, Page 15 of Cuyahoga County Records and bounded and described as follows:

    Being 59.13 feet front on the Westerly side of East
154th Street, (formerly East 153rd Street), and extending back 126.37 feet on the Southerly line, 131.73 feet on the Northerly line, which is also the Southerly line of the Erie Railroad right-of-way, and having a rear line of 97.00 feet, as appears by said plat, and containing 0.226 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Felix
I. Nowak Co., (a.k.a. Felix I. Nawak) and joined therein by
Josephine Nowak, his wife, in respect to dower, by Warranty
Deed dated August 7, 1951, and recorded in Volume 7296,
Page 546 of Cuyahoga County, Ohio, Records.

              EUCLID WAREHOUSE

    PARCEL NO. 2. Situated in the City of Euclid, County of Cuyahoga and State of Ohio, and known as being part of Original Euclid Township Lots Nos. 39 and 40, Tract No. 18, and bounded and described as follows:

    Beginning on the center line of Babbitt Road, 60 feet wide, at the most Easterly corner of land conveyed to The
New York, Chicago and St. Louis Railroad Company, by
Deed dated October 12, 1921, and recorded in Volume 2556,
Page 403 of Cuyahoga County Records; then South 34 degrees 48' 30" East, along the center line of Babbitt Road, 594.01 feet to its intersection with the Northeasterly prolongation of the Northwesterly line of Tungsten Road, 70 feet wide, as shown by the dedication plat recorded in Volume 134 of Maps, Page 32 of Cuyahoga County Records; thence South 49 degrees 40' 30" West, along said Northeasterly prolongation and along the Northwesterly line of Tungsten Road, 1179.39 feet to the Easterly line of lands conveyed to The Union Trust Com-pany, Trustee, by Deed dated October 12, 1921, and recorded in Volume 2556, Page 406 of Cuyahoga County Records;
thence North 00 degrees 23' 50" West, along the Easterly line of land so conveyed to The Union Trust Company, Trustee,
663.11 feet to a point of curve; thence Northeasterly, along the Southeasterly line of land so conveyed, 201.88 feet along the arc of a curve deflecting to the right, said curve having

                                                                           (CEI)


a radius of 231.01 feet and a chord which bears North 24 degrees 38' 20" East, 195.52 feet to the Southeasterly line of land conveyed to The New York, Chicago and St. Louis Railroad
Company as first aforesaid; thence North 49 degrees 40' 30" East, along the Southeasterly line of land so conveyed, 633.74 feet to the place of beginning, and containing 13 Acres of land, be the same more or less, but subject to all legal high-ways, together with all improvements thereon.

    Being the premises conveyed to the Company by Floyd
B. Stein and Ethel A. Stein, husband and wife, and Carl L.
Stein, unmarried, by Warranty Deed, dated July 14, 1952, and recorded in Volume 7605, Page 461, of Cuyahoga
County, Ohio, Records.

               PEARL SUBSTATION

    PARCEL NO. 3. Situated in the Village of Parma Heights,
County of Cuyahoga and State of Ohio and known as being part of Sublot No. 127 in The Clayton C. Townes Company's
Orchard Acres Subdivision No. 1, of part of Original Parma
Township Lots Nos. 6, 20 and 21, Ely Tract, as shown by the recorded plat in Volume 82 of Maps, Page 22 of Cuyahoga
County Records, and being further described as follows:

    Beginning in the southerly line of Wooster Pike Road distant easterly along said southerly line 59.43 feet from the northwest corner of said sublot 127; thence easterly along said southerly line of Wooster Pike 60 feet to the northeast corner of said sublot; thence southerly along the easterly line of said sublot 222.28 feet (same being the westerly line of Orchard Boulevard) to the southeast corner of said sub-lot; thence westerly along the southerly line of said sublot 55 feet; thence northerly 199.028 feet to the place of begin-ning, but subject to all legal highways.

    PARCEL NO. 4. Situated in the Village of Parma Heights,
County of Cuyahoga and State of Ohio and known as Sub-lots Nos. 1156 and 1157 in The Clayton C. Townes Com-pany's Re-subdivision of part of Orchard Acres Subdivision
Nos. 1, 2 and 4, of part of Original Parma Township Lots
Nos. 4, 6, 20 and 21, Ely Tract, as shown by the recorded plat of said re-subdivision in Volume 98 of Maps, Page 1 of Cuyahoga County Records, but subject to all legal highways.

                                                     (CEI)



    Being the premises conveyed to the Company by War-ranty Deed, from James C. Maher and Anne M. Maher, hus-band and wife, dated May 12, 1952, and registered in Book
324, Page 66634, and Book 324, Page 66635, respectively, of
Land Title Registers of Cuyahoga County, Ohio.

               CENTER SUBSTATION

    PARCEL NO. 5. Situated in the City of Rocky River,
County of Cuyahoga and State of Ohio, and known as being part of Original Rockport Township Sections Nos. 14 and 17 and bounded and described as follows:

    Beginning in the center line of Center Ridge Road (60 feet wide) at a point distant 115.94 feet southwesterly as measured along said center line from its intersection with the center line of Northview Avenue (45 feet wide), said point being also at the southwesterly corner of land conveyed to John J. Orosz and Margaret Orosz by deed dated January
19, 1954 and bearing Cuyahoga County Recorder's File No. 722,104, thence northwesterly from said point of beginning along a line at right angles to the said center line of Center Ridge Road, said line being also the southwesterly line of land conveyed to John J. Orosz and Margaret Orosz, as aforesaid, a distance of about 152.83 feet to the southerly line of a parcel of land conveyed by Lloyd Sanborn and Edith Snow
Sanborn (husband and wife), to the Board of Education of Rocky River Village School District by deed dated December
17, 1925, and recorded in Volume 3343, Page 523 of Cuya-hoga County Records; thence westerly along said southerly line of land so conveyed to said Board of Education 128.31 feet to an inner corner of said land; thence southerly at right angles along an easterly line of land so conveyed to said
Board of Education, 62.47 feet to a corner of said land;
thence westerly along a southerly line of land so conveyed to said Board of Education, 110.00 feet to the northeasterly corner of a parcel of land conveyed by Lloyd Sanborn and Edith Snow Sanborn (husband and wife) to Andrew Zeager and Mette B. Zeager by deed dated April 5, 1926 and re-corded in Volume 3343, Page 524 of Cuyahoga County Rec-ords; thence Southerly along the easterly line of land so con-veyed to Andrew Zeager and Mette B. Zeager and along said easterly line extended southerly, 210.23 feet to the center

                                                                           (CEI)


line of Center Ridge Road; thence northeasterly along said center line 266.64 feet to an angle in said center line; thence continuing northeasterly along said center line, 58.35 feet to the place of beginning and containing 1.1482 acres of land. be the same more or less, but subject to all legal highways.

    Being part of the premises conveyed to the Company by Warranty Deed, from Wilbert J. O'Neill, and joined therein by Mary M. O'Neill, his wife, dated November 18, 1952, and recorded in Volume 7655, Page 676, of Cuyahoga County,
Ohio, Records.

      LAKE SHORE PLANT THIRD ADDITION

    PARCEL NO. 6. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being part of Original One Hundred Acre Lot No. 349 and bounded and described as follows:

    Beginning on the northwesterly line of the 100-foot right-of-way of The New York Central Railroad Company
(formerly The Lake Shore and Michigan Southern Railroad
Company) at the southeasterly corner of land conveyed to The United Salt Company by deed-dated October 28, 1895, and recorded in Volume 614, Page 341, of Cuyahoga County,
Ohio, Deed Records; thence north 56 degrees 01' 00" east along the northwesterly line of said The New York Central Railroad
Company's right-of-way a distance of 340.23 feet to a point, said point being also south 56 degrees 01' 00" west a distance of
569.67 feet measured along the said northwesterly line of the New York Central Railroad right-of-way from the inter-section of said right-of-way line with the westerly line of the second parcel of land conveyed to The Cleveland Electric Illuminating Company by deed dated July 13, 1907, and recorded in Volume 1127, Page 142, of said Cuyahoga County
Records; thence north 33 degrees 59' 00" west a distance of 10 feet to a point, thence north 48 degrees 24' 19" east a distance of
108.66 feet to a point which is distant 24.39 feet northerly by rectangular measurement from the northwesterly line of the said New York Central Railroad right-of-way; thence north
56 degrees 01' 00" east and parallel with the northwesterly line of said railroad right-of-way a distance of 118.74 feet; thence north 46 degrees 36' 38" east a distance of 90.05 feet to a point which is distant 39.11 feet northwesterly by rectangular

                                                   (CEI)


measurement from the northwesterly line of said railroad right-of-way; thence north 56 degrees 01' 00" east and parallel with the northwesterly line of said railroad right-of-way a distance of 18.49 feet; thence north 00 degrees 47' 30" west by a line parallel with and distant 218.82 feet by rectangular measurement westerly from the westerly line of the second parcel of land conveyed to The Cleveland Electric Illuminating Company by the aforesaid deed dated July 13, 1907, a distance of 166.45 feet; thence south 89 degrees 12' 30" west a distance of 31.18 feet; thence north 00 degrees 47' 30" west by a line parallel with and distant 250 feet by rectangular measurement westerly from the westerly line of the second parcel of land conveyed to The Cleveland Electric Illuminating Company by the afore-said deed dated July 13, 1907, a distance of 423.84 feet;
thence south 89 degrees 12' 30" west a distance of 324.34 feet;
thence north 37 degrees 30' 00" west by a line parallel with and distant 150 feet by rectangular measurement northeasterly from the dividing line between land formerly owned by The
Union Salt Company (otherwise known as The United Salt
Company) and land then owned by The American Steel and Wire Company, which dividing line was fixed and es-tablished by decree of the U. S. Circuit Court of Ohio in Chancery Case No. 7604, a plat of which showing said divid-ing line is recorded in Volume 40 of Maps, Page 29, of Cuya-hoga County, Ohio, Records, transecting the water's edge of Lake Erie as it existed in the year 1909, and continuing thence along the same course to the present water's edge of Lake Erie; thence westerly along the present water's edge of Lake Erie to its intersection with the aforesaid dividing line between land of The United Salt Company and land then owned by The American Steel and Wire Company as estab-lished by said court decree; thence southeasterly along said dividing line between The American Steel and Wire Com-pany land and the land of The United Salt Company to the water's edge of Lake Erie as it existed in the year 1909;
thence south 00 degrees 47' 30" east, and forming an exterior angle of 143 degrees 17' 30" with said dividing line and continuing along the easterly line of land so conveyed to The United Salt Com-pany, first aforesaid, a distance of 992 feet to the point of beginning, subject to all legal highways and waterways;

                                                                           (CEI)


    Excepting therefrom any portion of the above described premises acquired through change in the shore line of Lake
Erie resulting from other than natural causes or from natural causes other than accretion.

    Being the premises conveyed to the Company by Limited
Warranty Deed from The Ceico Company, dated March 27,
1953, and recorded in Volume 7697, Page 106, of Cuyahoga
County, Ohio, Records.

             PEPPER PIKE SUBSTATION

    PARCEL NO. 7. Situated in the Village of Pepper Pike,
County of Cuyahoga, and State of Ohio, and known as being part of Original Orange Township Lot No. 8, Tract No. 2, and bounded and described as follows:

    Beginning in the center line of Pine Tree Road, 66 feet wide (formerly Kinsman Road), at the northeast corner of land conveyed to Richard Gifford, et al., as Trustees of the Bible Christian Church, by deed dated November 28, 1870, and recorded in Volume 184, Page 48 of Cuyahoga County
Records, thence from said place of beginning due South along the easterly line of said land so conveyed to Richard Gifford, et al., as Trustees of the Bible Christian Church, and along the easterly line of land conveyed to Virginia Velvick, by deed dated March 10, 1945 and recorded in Volume 5852, Page 563 of Cuyahoga County Records, a total distance of
283.00 feet; thence North 89 degrees 38' 00" East along a line parallel to said center line of Pine Tree Road a distance of
150.00 feet; thence due North, 283.00 feet to the said center line of Pine Tree Road; thence South 89 degrees 38' 00" West along said center line a distance of 150.00 feet to the place of beginning and containing 0.975 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed from The Ceico Company, dated March 27,
1953, and recorded in Volume 7697, Page 104 of Cuyahoga
County, Ohio, Records.

                                                                           (CEI)


               FALLS SUBSTATION

    PARCEL NO. 8. Situated in the Village of Olmsted Falls, County of Cuyahoga and State of Ohio, and known as being a part of Block "M" in the heirs of Julia C. Northrop Parti-tion of part of Original Olmsted Township Lot No. 2. Trace No. 1, as shown by the recorded plat in Volume 10 of Maps, Page 36 of Cuyahoga County Records, and bounded and de-scribed as follows:

    Beginning at the intersection of the southerly line of Elm Street (formerly known as Commercial Street) 50 feet wide, with the easterly line of Division Street, 60 feet wide; thence easterly along the southerly line of Elm Street, 180 feet to its intersection with the easterly line of said Block "M"; thence southerly along the easterly line of Block "M," 240 feet to a point; thence westerly on a line parallel to and distant 240 feet from said southerly line of Elm Street 180 feet to the easterly line of Division Street; thence northerly along the easterly line of Division Street, 240 feet to the place of beginning, and containing 0.9917 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed from Paul A. Sashko and Rita M. Sashko, hus-band and wife, dated October 20, 1953, and recorded in Volume 7890, Page 667, of Cuyahoga County, Ohio, Records.

              HEISLEY SUBSTATION

    PARCEL NO. 9. Situated in the Township of Mentor,
County of Lake and State of Ohio, being part of Lot No. 6,
Tract No. 6, within said Township, and described as follows:

    Beginning in the center line of Heisley Road at its inter-section with the southerly line of the right of way of the New York, Chicago & St. Louis (Nickel Plate) Railroad;
thence N. 60 degrees 13' 30" E. along said southerly line and through an iron pipe 33.03 feet from said place of beginning, a total distance of 225.76 feet to an iron pipe at the northwesterly corner of lands conveyed to John T. and Viola E. Adams by deed recorded in volume 227, page 263, of Lake County
Records of Deeds; thence S. 24 degrees 33' 30" E. along the westerly line of said Adams lands, 145.0 feet to an iron pipe; thence
S. 60 degrees 13' 30" W. 279.17 feet to the center line of Heisley

                                                                           (CEI)


Road, and through an iron pipe 33.03 feet therefrom; thence
N. 5 degrees 01' W. along said road center line 159.01 feet to the place of beginning, containing 0.8369 acre, as surveyed in August, 1952, by T. R. Root, registered surveyor No. 2888, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed, from Hilda S. Wirtanen and T. A. Wirtanen, wife and husband, dated September 17, 1952, and recorded in Volume 326, Page 596 of Lake County, Ohio, Records.

             CONCORD SUBSTATION

    PARCEL NO. 10. Situated in the Township of Concord,
County of Lake and State of Ohio, and known as being part of Lot No. 4 in Tract No. 2 in said Township, and bounded and described as follows:

    Beginning in the center line of Prouty Road, 60 feet wide, at its intersection with the west line of said Lot 4, said intersection being also at the northwesterly corner of land conveyed by deed dated July 23, 1946 and recorded in Volume 222, Page 158 of Lake County Records of Deeds;
thence from said place of beginning South 00 degrees 01' East along said west line of Lot 4 a distance of 200 feet; thence North
89 degrees 59' East, 145 feet; thence North 00 degrees 01' West a distance of 255.27 feet to the said center line of Prouty Road; thence
South 69 degrees 07' West along said center line of Prouty Road
155.18 feet to the place of beginning and containing 0.7577 acre of land be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed, from Merle Wallace Court (a.k.a. Merle W.
Court) and Evelyn J. Court, husband and wife, dated October
31, 1952, and recorded in Volume 327, Page 490, of Lake
County, Ohio, Records.

              REYNOLDS SUBSTATION

    PARCEL NO. 11. Situated in the Township of Mentor,
County of Lake and State of Ohio, and known as being a part of lot No. 9, Tract No. 13 of said Township, and bounded and described as follows:

    Beginning in the center line of the Reynolds Road, 60 feet wide, at a point distant North 5 degrees 00' West, 198.5 feet

                                                                           (CEI)



as measured along said center line of Reynolds Road from its intersection with the center line of the Plains Road (also known as the Painesville-Euclid Road, State Route No. 283), said point of beginning being also at the northeasterly corner of a 0.393 acre parcel of land conveyed to Mentor Plains
Methodist Church by deed dated November 21, 1946 and recorded in Volume 226, Page 53 of Lake County Records of
Deeds; thence from said point of beginning, South 75 degrees 47'
West along the northwesterly line of said 0.393 acre parcel and along the westerly projection of said northwesterly line a distance of 248.20 feet; thence North 5 degrees 00' West, 184.75 feet; thence North 85 degrees 00' East, 245.00 feet to the said center line of Reynolds Road; thence South 5 degrees 00' East, along said center line of Reynolds Road, 145.00 feet to the point of beginning and containing 0.9273 acre of land, be the same more or less but subject to all legal highways.

    Being the premises conveyed to the Company by Trus-tee's Deed, from Edward R. Ostrander et al., Trustees, dated
February 12, 1953, and recorded in Volume 334, Page 230 of Lake County, Ohio, Records.

               ROME SUBSTATION

    PARCEL NO. 12. Situated in the Township of Rome,
County of Ashtabula, and State of Ohio, and known as being part of Original Lot No. 25 in said Township, and bounded and described as follows:

    Beginning at a point in the center line of the North and South highway, known as State Route No. 45, and at the Southwest corner of premises conveyed to The Trustees of the 1st Congregational Society of the Township of Rome by deed recorded in Volume S, Page 327, Ashtabula County
Records; thence running Easterly along the Southerly line of lands so conveyed to said Trustees of the 1st Congrega-tional Society of the Township of Rome, to a point which is distant 200 feet Easterly from the Easterly line of said State Route No. 45; thence Southerly on a line parallel with the center line of said State Route No. 45, a distance of 100 feet to a point; thence Westerly on a line parallel with said Southerly line of lands so conveyed to said Trustees of the 1st Congregational Society of the Township of Rome, as aforesaid, to the center line of said State Route No. 45; thence




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                                                                           (CEI)


Northerly along the center line of said State Route No. 45, a distance of 100 feet to the place of beginning, and contain-ing approximately 0.52 of an acre, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by Claude
E. Flint and joined therein by Nona E. Flint, his wife, in respect to dower by Warranty Deed, dated October 2, 1951, and recorded in Volume 468, Page 265 of Ashtabula County,
Ohio, Records.

               HEATH SUBSTATION

    PARCEL NO. 13. Situated in the Township of Chester,
County of Geauga and State of Ohio, and known as being a part of Original Lot No. 31, in Tract 3 of said Township, and bounded and described as follows:

    Beginning in the center line of the Cleveland-Meadville Road, also known as Mayfield Road, 60 feet wide, at the southwest corner of a 2.71 acre parcel of land conveyed to Charles Greif Raible by deed, dated January 15, 1949, and recorded in Volume 237, Page 101 of Geauga County Deed
Records, said southwest corner being distant 272.0 feet westerly from the intersection of said center line of the Cleveland-Meadville Road with the center line of Heath Road, formerly known as Harvard Avenue; thence northerly along the westerly line of said land so conveyed to Charles Greif Raible 433.1 feet to the northwesterly corner thereof; thence westerly along the westerly projection of the northerly line of said land so conveyed to Charles Greif Raible, as afore-said, to the easterly line of land conveyed to Harold O. Ruh, et al., September 21, 1927 by deed as recorded in Volume
180, Page 496 of Geauga County Record of Deeds; thence southerly along said easterly line of land so conveyed to Harold O. Ruh, et al., as aforesaid, to the said center line of the Cleveland-Meadville Road; thence easterly along said center line of said road to the place of beginning, and con-taining about 2.692 acres of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed, from Donald L. Wyatt and Edna M. Wyatt, husband and wife, dated January 16, 1952, and recorded in Volume 246, Page 241, of Geauga County, Ohio, Records.




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
                                                                           (CEI)


              HAMBDEN SUBSTATION

    PARCEL NO. 14. Situated in the Township of Hambden,
County of Geauga, and State of Ohio, and being a part of Original Lot No. 18, Bond Tract within said Township, and bounded and described as follows:

    Beginning at an iron pipe set on the southwesterly line of Old State Road, 66 feet wide, at the most northerly corner of lands conveyed to Hambden Township by deed recorded in Volume 8, Page 179 of Geauga County Records of Deeds;
thence South 44 degrees 49' West along the northwesterly line of lands so conveyed to Hambden Township, 67.64 feet to an iron pipe set at the most westerly corner thereof; thence
South 32 degrees 23' East along the southwesterly line of said Town-ship lands, 13.8 feet to an iron pipe set at the most northerly corner of lands conveyed to Della K. Luther by deed dated
October 2, 1943 and recorded in Volume 212, Page 512 of
Geauga County Records of Deeds; thence South 60 degrees 24' 20"
West along the northwesterly line of said lands so conveyed to Della K. Luther, 160.8 feet to an iron pipe set at the most easterly corner of lands conveyed to Melvin A. Murray and Cleta P. Murray by deed recorded in Volume 232, Page 48 of Geauga County Records of Deeds; thence North 32 degrees 5' 40" West along the northeasterly line of said lands so conveyed to Melvin A. Murray and Cleta P. Murray, 120.75 feet to an iron pipe set therein; thence North 57 degrees 37' East, 226.05 feet to an iron pipe set in the said southwesterly line of Old State Road; thence South 32 degrees 23' East along said southwesterly line of Old State Road, 100 feet to the place of beginning and containing 0.621 acre of land according to a survey made by T. R. Root, Ohio Registered Surveyor No. 2888, January
1952, be the same more or less, but subject to all legal high-ways. The courses used in the foregoing description are given to an assumed meridian and are used to indicate angles only.

    Being the premises conveyed to the Company by War-ranty Deed, from Mayme Ransom, widow and unmarried, dated January 25, 1952, and recorded in Volume 251, Page
106, of Geauga County, Ohio, Records.





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
                                                                           (CEI)


             NURSERY SUBSTATION

    PARCEL NO. 15. Situated in the Township of Painesville,
County of Lake and State of Ohio, and known as being a part of Lot No. 6, Tract No. 2 in said Township, and is bounded and described as follows:

    Beginning in the center line of Fairport Nursery Road, 60 feet in width, at the northwesterly corner of land con-veyed to Joseph Major, Jr. and John Kolonich by deed dated
June 21, 1948 and recorded in Volume 251, Page 268 of
Lake County Deed Records, said place of beginning being distant North 250 degrees 19' 10" West, as measured along the said center line of Fairport Nursery Road from an iron pipe monument at its intersection with the center line of Mantle
Road, a distance of 141.23 feet;

    Course No. 1: thence North 25" 19' 10 degrees West along the said center line of Fairport Nursery Road, a distance of
834.345 feet to the southwesterly corner of land conveyed to F. & M. Tavern, Inc. by deed dated October 28, 1952 and recorded in Volume 327, Page 438 of Lake County Deed
Records;

    Course No. 2: thence South 89 degrees 11' 50" East along the southerly line of land so conveyed to F. & M. Tavern, Inc.
and along the southerly line of land conveyed to Nicola Scacciavillani, Trustee by deed dated July 17, 1914 and re-corded in Volume 55, Page 532 of Lake County Deed Rec-ords, a distance of 1342.755 feet to an iron pin monument in the westerly line of the right-of-way of The Fairport, Paines-ville & Eastern Railroad Company, at a distance of 33.41 feet passing through an iron pipe monument in the northeasterly line of said Fairport Nursery Road, and at a distance of
954.93 feet passing through an iron bolt monument mark-ing the southeasterly corner of said F. & M. Tavern, Inc. and the southwesterly corner of said Nicola Scacciavillani, Trus-tee;

    Course No. 3: thence South 3 degrees 10' 10" East along the westerly line of said right-of-way, a distance of 772.48 feet to the northerly line of land conveyed to Michael P. and Mary A. Pillar by deed dated June 1, 1937 and recorded in Volume 158, Page 548 of Lake County Deed Records;

    Course No. 4: thence North 88 degrees 00' 00" West along the northerly line of land so conveyed to Michael P. and Mary A.




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
                                                                           (CEI)

Pillar and along the northerly lines of land conveyed to Felix D'Ianni by deed dated April 2, 1928 and recorded in Volume 120, Page 149 of Lake County Deed Records, and
Felix and Anna L. Ginst by deed dated May 9, 1912 and recorded in Volume 51, Page 630 of Lake County Deed Rec-ords, and Joseph Major, Jr. and John Kolonich by deed dated June 21, 1948 and recorded in Volume 251, Page 268 of
Lake County Deed Records, a distance of 1029.14 feet to the place of beginning, at a distance of 217.04 feet passing through an iron bar monument, at a distance of 283.04 feet passing through an iron pipe monument, at a distance of
656.21 feet passing through an iron pipe monument and at a distance of 995.374 feet passing through the northeasterly line of Fairport Nursery Road, and containing 20.63410 acres of land according to the survey of George M. Garrett & As-sociates, Registered Professional Engineers & Surveyors, made January 20, 1954.

    The above described parcel of land being the same land which was conveyed by Tressa Zampini and Gus Zampini, her husband, to Egidio Zampini, Josephine Zampini and Felice Zampini, by Warranty Deed dated November 3, 1939 and recorded in Volume 173, Page 11 of Lake County Rec-ords, and by Felice Zampini and Mary Zampini, his wife, to Egidio Zampini and Josephine Zampini, by Quit Claim
Deed dated November 13, 1942 and recorded in Volume 184,
Page 405 of Lake County Records.

    Being the premises conveyed to the Company by War-ranty Deed from Mary Zampini DePalma, Executrix of the
Last Will and Testament of Egidio Zampini, deceased, dated
February 12, 1954, and recorded in Volume 355, Page 84 of
Lake County, Ohio, Records.

                  PERRY SUBSTATION

    PARCEL NO. 16. Situated in the Village of Perry, County of Lake and State of Ohio, and known as being Sublots Nos.
2 and 3 in C. C. St. John's Survey of part of original Perry Township Lot No. 45 as shown by the recorded plat in Vol-ume A of Portfolios Pages 62 and 63 of Lake County Rec-ords together forming a parcel of land 148.01 feet front on the Westerly side of Maple Street and extending back 295.02 feet on the Northerly line 293.90 feet on the Southerly line measured from the centerline of said Maple Street and having




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
                                                                           (CEI)


a rear line of 148.01 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed from Michael P. Zampini and Anne S. Zampini, husband and wife, dated February 9, 1954, and recorded in Volume 354, Page 155, of Lake County, Ohio, Records.

             BAINBRIDGE SUBSTATION

    PARCEL NO. 17. Situated in the Township of Bainbridge,
County of Geauga and State of Ohio, and known as being part of Original Bainbridge Township Lot No. 25 and bounded and described as follows:

    Beginning in the center line of the Warren-Youngstown
Road, 60 feet wide, at the northwest corner of land conveyed to Elizabeth J. Pospisil by deed recorded in Volume 232, Page 559 of Geauga County Records; thence from said place of beginning South 1 degree 58' 40" East along the westerly line of land so conveyed to Elizabeth J. Pospisil, a distance of 204.99 feet; thence South 88 degrees 01' 20" West 115 feet; thence North
1 degree 58' 40" West, 274.03 feet to the said center line of the Warren-Youngstown Road; thence South 61 degrees 00' 00" East along said center line 134.13 feet to the place of beginning and containing 0.6323 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by War-ranty Deed, from A. Carl Giesler and Gertrude P. Giesler, husband and wife, dated January 28, 1954, and recorded in Volume 259, Page 4 of Geauga County, Ohio, Records.




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                                                                           (CEI)





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                              ROCKSIDE SUBSTATION

    PARCEL NO. 1. Situated in the City of Maple Heights, Coun-ty of Cuyahoga and State of Ohio, and known as Sublot No. 8 in The B. & J. Realty Company's Lee Dunham Estates Subdivision, of part of Original Bedford Township, Lot No. 22, as shown by the recorded plat in Volume 99 of Maps, page 22 of Cuyahoga County Records, subject to all legal highways and to the follow-ing conditions and restrictions as contained in the Deed from The B & J Realty Company to Virginia E. Johnson, same being
Land Title Registration Document No. 68665, to-wit:

    "Subject to the same covenants, conditions and restrictions as contained in the deed from The B. & J. Realty Company to Austin Adams and Emma Adams, filed as Land Title Registration Document No. 38603 and further shown in Certificate of Title No. 15758."

    PARCEL NO. 2. Situated in the City of Maple Heights, County of Cuyahoga and State of Ohio, and known as part of Original Bedford Township, Lot No. 22 and being further known as part of Block "C" in the B. & J. Realty Company's Lee-Dunham
Estates Subdivision, as recorded in Volume 99 of Maps, page 22 of Cuyahoga County Records, and further described as follows:

    Beginning at a point in the westerly line of Lee Road, 100 feet wide, at the southeasterly corner of land conveyed to Theo-dore R. and Frances V. Newell, on March 4, 1931, and registered under Certificate of Title No. 27200 thence South 0 degrees 04' 45" East along the westerly line of Lee Road, to the northerly end of a turnout between the said westerly line of Lee Road and the nor-

                                                                           (CEI)



  therly line of Rockside Road, 80 feet wide, as shown on the dedi-cation plat of the aforesaid subdivision; thence southwesterly along said turnout on a curved line deflecting to the right, 23.71 feet to the northerly line of Rockside Road, thence westerly along the said northerly line of Rockside Road, 117.86 feet to the westerly line of Block "C" as shown on the aforesaid dedi-cation plat; thence North 0 degrees 04' 45" West along the said west-erly line of Block "C" 95 feet to the southerly line of land con-veyed to Theodore R. and Frances V. Newell, as aforesaid; thence
  South 89 degrees 31' 35" East along the last aforesaid line, 133 feet to the place of beginning, be the same more or less, but subject to all legal highways.

      PARCEL NO. 3. Situated in the City of Maple Heights, County of Cuyahoga, and State of Ohio, and known as being part of Original Bedford Township Lot No. 22 and further known as being part of Block "C" in The B. & J. Realty Company's Lee-Dunham Estates as recorded in Volume 99, Page 22 of Cuya-hoga County Map Records, and further described as follows:

      Beginning at a point in the westerly line of Lee Road, dis-tant North 0 degrees 04' 45" West, 95 feet from the Northerly line of Rockside Road as dedicated on said recorded plat, produced easterly.

      Course No. 1: Thence North 89 degrees 31' 35" West, parallel with said northerly line of Rockside Road, 133 feet to the westerly line of said Block "C".

      Course No. 2: Thence North 0 degrees 04' 45" West along said westerly line of Block "C", 40 feet.

      Course No. 3: Thence South 89 degrees 31' 35" East, parallel with Course No. 1 above, 133 feet to said Westerly line of Lee Road.

      Course No. 4: Thence South 0 degrees 04' 45" East, 40 feet to the place of beginning.

      Subject to all legal highways.

                               MARTHA SUBSTATION

      PARCEL NO. 4. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being Sublots Nos.
  212 and 213 in E. R. Cowin Land Company's Maplewood Sub-division of part of Original Rockport Township Lots Nos. 7 and 8, Section No. 3, as shown by the recorded plat in Volume 62 of Maps, Page 4 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 74 feet on the easterly side of West 167th Street (formerly Oak Avenue), and extending

                                                                           (CEI)



back of equal width 108 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

Being the same premises conveyed to The Hoislbauer-Fodor
Building Company by deed from Alex Fodor and Anna Fodor, dated May 26, 1954 and recorded in Volume 8062, Page 55 of
Cuyahoga County Records.

    PARCEL NO. 5. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being the southerly
108 feet of Sublots Nos. 214, 215, 216, 217, and 218 in E. R.
Cowin Land Company's Maplewood Subdivision of part of Origi-nal Rockport Township Lots Nos. 7 and 8, Section No. 3, as shown by the recorded plat in Volume 62 of Maps, Page 4 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 180 feet on the southerly side of Purtis Avenue, S.W., 80 feet wide, and extending back of equal width
108 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

Being the same premises conveyed to Alex Fodor, et al, by deed dated May 12, 1954, and recorded in Volume 8050, Page
432, by deed dated May 26, 1954 and recorded in Volume 8066, Page 257, and by deed dated June 1, 1954 and recorded in Volume 8054, Page 231, all of Cuyahoga County Records.

                              KIRKWOOD SUBSTATION

    PARCEL NO. 6. Situated in the City of Bedford, County of
Cuyahoga and State of Ohio:

And known as being all of Sublots Nos. 1032, 1033, 1034, 1035,
1036 and 1037 in the Ohio Land Development Corporation
Re-Subdivision of part of Original Township Lot No. 67, as shown by the recorded plat in Volume 78 of Maps, Page 8 of Cuyahoga
County Records.

Said Sublots have a total frontage of one hundred ninety-two
(192) feet on Forbes Road, as appears by said plat, be the same more or less, but subject to all legal highways.

                         NEWBURGH SUBSTATION ADDITION

    PARCEL NO. 7. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Sub-lots Nos. 32 and 35 together with all of Sublots Nos. 33 and 34 in the E. S. Gillette and A. S. Dobbs Subdivision of a part of Original 100 Acre Newburgh Township Lot No. 439 as shown by the plat recorded in Volume 8, Page 16 of Cuyahoga County

                                                                           (CEI)



Maps, and also a part of Original 100 Acre Newburgh Township
Lot No. 439 unallotted, together forming a parcel of land bounded and described as follows:

    Beginning on the easterly line of East 79th Street, 50 feet in width, at the northwesterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated Febru-ary 8, 1929, and recorded in Volume 3859, Page 369 of Cuyahoga County Records;

    Course No. 1: thence North 00 degrees 14' 40" East along the easterly line of East 79th Street, a distance of 111.00 feet;

    Course No. 2: thence North 89 degrees 45' 00" East along a line drawn parallel to the northerly line of land so conveyed to The Cleveland Electric Illuminating Company, a distance of 194.962 feet to a point in the southwesterly curved line of a right-of-way, 20 feet in width, conveyed to The Cleveland Electric Illumi-nating Company by deed dated June 10, 1932, and recorded in Volume 4250, Page 574 of Cuyahoga County Records;

    Course No. 3: thence southeasterly along said southwesterly curved right-of-way line, along the arc of a curve deflecting to the right, a distance of 5.803 feet to a point of tangency in said right-of-way line, said curved right-of-way line having a radius of 443.259 feet and a chord which bears South 00 degrees 07' 50" East a distance of 5.803 feet;

    Course No. 4: thence continuing along the westerly line of said right-of-way and tangent to the above described curved right-of-way line South 00 degrees 14' 40" West, a distance of 105.196 feet to the northerly line of land conveyed to The Cleveland
Electric Illuminating Company as first above mentioned;

    Course No. 5: thence South 89 degrees 45' 00" West along said northerly line, a distance of 195.00 feet to the place of beginning, and containing 0.49688 acres of land, be the same more or less, but subject to all legal highways.

    PARCEL NO. 8. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being a part of Original 100 Acre Newburgh Township Lot No. 439 unallotted, and bounded and described as follows:

    Beginning on the northerly line of land conveyed to The
Cleveland Electric Illuminating Company by deed dated Feb-ruary 8, 1929, and recorded in Volume 3859, Page 369 of Cuya-

                                                                           (CEI)




hoga County Records at a point distant North 89 degrees 45' 00" East, a distance of 215.00 feet, as measured along said northerly line from the easterly line of East 79th Street, 50 feet in width, said beginning point being also the southeasterly corner of a right-of-way, 20 feet in width, conveyed to The Cleveland Electric
Illuminating Company by deed dated June 10, 1932, and recorded in Volume 4250, Page 574 of Cuyahoga County Records.

    Course No. 1: thence north 00 degrees 14' 40" East along the easterly line of said right-of-way, a distance of 105.024 feet to a point of curvature therein;

    Course No. 2: thence northwesterly along said right-of-way line along the arc of a curve deflecting to the left, a distance of
5.976 feet, said curved line having a radius of 463.259 feet and a chord which bears North 00 degrees 07' 30" West a distance of
5.976 feet;

    Course No. 3: thence North 89 degrees 45' 00" East along a line drawn parallel to the northerly line of land conveyed to The
Cleveland Electric Illuminating Company as first above men-tioned, a distance of 110.038 feet to its intersection with the northerly prolongation of the easterly line of land so conveyed;

    Course No. 4: thence South 00 degrees 14' 40" West along said northerly prolongation, a distance of 111.00 feet to the north-easterly corner of land so conveyed;

    Course No. 5: thence South 89 degrees 45' 00" West along the northerly line of land so conveyed, a distance of 110.00 feet to the place of beginning, and containing 0.28029 acres of land, be the same more or less, but subject to all legal highways.

    PARCELS NOS. 7 and 8 are both subject to slope rights in favor of various parties given or granted in instruments re-corded in the following Cuyahoga County Records:

    Miscellaneous    Volume 10, Page 253;
    Deed             Volume 1710, Page 563; and
    Deed             Volume 1710, Page 565; and

awarded by decree of the Insolvency Court of Cuyahoga County, State of Ohio, dated February 2, 1920, in Case No. 8,892.

                             BLUESTONE SUBSTATION

    PARCEL NO. 9. Situated in the City of South Euclid, County of Cuyahoga and State of Ohio, and known as being a part of Original Euclid Township Lot No. 28 in Tract 6, and bounded and described as follows:

                                                                           (CEI)


    Beginning at a point on the southwesterly line of Green
Road, 70 feet in width, distant South 40 degrees 34' 10" East a distance of 31.865 feet, as measured along said southwesterly line of Green Road from the northwesterly line of land conveyed to Angelo Marra by deed dated May 27, 1948, and recorded in Vol-ume 6617, Page 520 of Cuyahoga County Records, said south-westerly line of Green Road being also the southwesterly line of a strip of land, 10 feet in width, conveyed to the Village of South Euclid by deed dated October 18, 1930, and recorded in Volume 4087, Page 649 of Cuyahoga County Records;

    Course No. 1: thence South 69 degrees 08' 00" West, parallel to and distant 30.00 feet southeasterly by rectangular measure-ment from said northwesterly line of land conveyed to Angelo
Marra, a distance of 233.00 feet;

    Course No. 2: thence South 40 degrees 34' 10" East along a line drawn parallel to said southwesterly line of Green Road, a dis-tance of 120.00 feet;

    Course No. 3: thence North 69 degrees 08' 00" East along a line drawn parallel to Course No. 1 above described, a distance of
233.00 feet to the aforementioned southwesterly line of Green
Road;

    Course No. 4: thence North 40 degrees 34' 10" West along the said southwesterly line of Green Road, a distance of 120.00 feet to the place of beginning, and containing 0.60429 acre of land, be the same more or less but subject to all legal highways.

    Being part of the premises conveyed to Angelo Marra by deed dated May 27, 1948, and recorded in Volume 6617, Page
520 of Cuyahoga County Records.

                               DOVER SUBSTATION

    PARCEL NO. 10. Situated in the City of North Olmsted, Coun-ty of Cuyahoga and State of Ohio, and known as being part of Original Olmsted Township Lot No. 21, Tract No. 6 and bounded and described as follows:

  Beginning on the center line of Dover Center Road (40 feet wide) at the northwesterly corner of land conveyed to Helen C. Kennedy by deed dated June 23, 1955, and recorded in Volume 8415, Page 582 of Cuyahoga County Records; thence easterly along the northerly line of said land 200 feet to the northeast-erly corner thereof; thence, southerly and parallel with the center line of Dover Center Road along the easterly line of said land so conveyed to Helen C. Kennedy a distance of 125 feet;




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
                                                                           (CEI)





thence westerly 200 feet to a point in the said center line of Dover Center Road distant 125 feet southerly from the place of beginning; thence northerly along said center line of Dover Center Road 125 feet to the place of beginning and containing
0.5739 acre of land be the same more or less, but subject to all legal highways.

    And being part of the same premises conveyed to Helen C.
Kennedy by Warranty Deed from John Loser and Conrad Loser, dated June 23, 1955, and recorded in Volume 8415, Page 582 of
Cuyahoga County Records.

                              COLLEGE SUBSTATION

    PARCEL NO. 11. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of University Square in William Slade Jr.'s Allotment on Univer-sity Heights, as shown by the recorded plat of said Allotment in Volume 1 of Maps, Page 23 of Cuyahoga County Records, and bounded and described as follows:

    Beginning at the Southerly line of College Street, S.W. at a point 40 feet Easterly from its intersection with the Easterly line of Professor Street, S.W.; thence Easterly along said Southerly line of College Street, S.W., 33 feet; thence Southerly parallel with Professor Street, S. W., 78 feet; thence Westerly parallel with College Street, S. W., 33 feet; thence Northerly parallel with Professor Street, S. W., 78 feet to the place of be-ginning, as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 12. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of University Square in William Slade Jr.'s Allotment on University
Heights, as shown by the recorded plat of said Allotment in Volume 1 of Maps, Page 23 of Cuyahoga County Records, and bounded and described as follows:

    Beginning at the Northwesterly corner of said Square at the intersection of College and Professor Streets S.W., thence run-ning Southerly along the Easterly line of Professor Street S.W., 78 feet; thence Easterly parallel with College Street, S.W., 40 feet; thence Northerly parallel with the Easterly line of Pro-fessor Street S.W., 78 feet to the Southerly line of College Street S.W.; thence Westerly along the Southerly line of College Street S.W., 40 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.



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
                                                                           (CEI)



    Being the same premises conveyed by Sabina Weissman to Gizella Weissman by deed dated February 15, 1937 and recorded in Volume 4706, Page 409 of Cuyahoga County Records.

                              GILBERT SUBSTATION

    PARCEL NO. 13. Situated in the City of Brooklyn, County of
Cuyahoga, and State of Ohio, and known as being part of Origi-nal Brooklyn Township Lot No. 24 and bounded and described as follows:

    Beginning on the northerly line of Memphis Avenue (86 feet in width) at the southeast corner of Sub Lot No. 12 in The Blaser Realty Company's Ridgelawn Subdivision of part of Original
Brooklyn Township Lot No. 24, as shown by the recorded plat in Volume 92 of Maps, Page 10 of Cuyahoga County Records, thence northerly from said place of beginning along the easterly line of said Sublot No. 12 and along the easterly line of Sublot
No. 13 in said Subdivision a distance of 252.00 feet to the south-erly line of Southfield Avenue, 50 feet in width; thence easterly along said southerly line of Southfield Avenue a distance of 40 feet; thence southerly along a line parallel to the easterly line of said Sublot No. 13 a distance of 82 feet; thence easterly along a line parallel to said southerly line of Southfield Avenue a dis-tance of 71.26 feet to the intersection of said last mentioned parallel line with the northerly projection of the westerly line of lands conveyed to Michael and Mary Georgeff by Deed re-corded in Volume 5450, Page 195 of Cuyahoga County Records;
thence southerly along said northerly projection and along the westerly line of said lands conveyed to Michael and Mary
Georgeff, as aforesaid, 170 feet to the said northerly line of Memphis Avenue; thence westerly along said northerly line of Memphis Avenue a distance of 111.26 feet to the place of begin-ning and containing 0.5095 acre of land according to a survey February 22, 1955, by George M. Garrett & Associates, Regis-tered Surveyors, be the same more or less, but subject to all legal highways.

                            STRONGSVILLE SUBSTATION

    PARCEL NO. 14. Situated in the Village of Strongsville,
County of Cuyahoga and State of Ohio and known as being part of Original Strongsville Township Lot No. 56 and bounded and described as follows:

    Beginning in the center line of Pearl Road, 66 feet wide, (formerly Wooster Pike, 60 feet wide) at its intersection with the Northerly line of land conveyed to Ernest J. and Clara E. Fish by deed dated March 19, 1913, and recorded in Volume

                                                                           (CEI)




1460, Page 126 of Cuyahoga County Records; thence North 87 degrees
03' 30" East along said Northerly line of land conveyed to Ernest
J. and Clara E. Fish, as aforesaid, a distance of 235 feet; thence
North 0 degrees 01' 40" West, 105 feet; thence South 87 degrees 03' 30" West, 235 feet to the said center line of Pearl Road; thence South 0 degrees
01' 40" East along said center line of Pearl Road 105 feet to the place of beginning and containing 0.5657 acre of land, be the same more or less, but subject to all legal highways.

    Being part of the same premises conveyed by Florence E.
Hirt and Harry L. Hirt to Sylvia Jaffe by deed dated August 20,
1930, and recorded in Volume 4030, Page 442 of Cuyahoga
County Records.

                                IDA SUBSTATION

    PARCEL NO. 15. Situated in the City of Garfield Heights,
County of Cuyahoga and State of Ohio and known as being a part of Original Lot No. 15 in the Granger Plat of part of Origi-nal Independence Township Tract No. 1, East of the Cuyahoga
River, bounded and described as follows:

    Starting on the center line of Turney Road (70 feet wide) at the Southeast corner of said Original Lot 15; thence North 28 degrees 38 minutes, 20 seconds West along the center line of Turney Road and the easterly line of said Original Lot 15, a distance of 165.00 feet to a point marking the Northeast corner of land conveyed to Emilie Franz by deed dated June 27, 1918 and recorded in Volume 2037, Page 144 of Cuyahoga County Deed Records, this point marking the principal place of beginning of the premises hereunto described; thence along said Franz north-erly line North 86 degrees 28 minutes 10 seconds West a distance of 247.50 feet to a point; thence North 16 degrees 02 minutes
50 seconds West a distance of 111.44 feet to a point; thence
South 86 degrees 28 minutes 10 seconds East parallel to and
105.00 feet at right angles from said Franz northerly line a distance of 218.80 feet to a point in the center line of Turney Road; thence South 28 degrees 38 minutes 20 seconds East along the center line of Turney Road and easterly line of said Original Lot 15 a distance of 124.04 feet to the principal place of begin-ning, and containing an area of 0.562 acre of land, be the same more or less, but subject to all legal highways as described and shown on a plat #56-1173 as Parcel No. 1 by Ralph Kelsey, Ohio Registered Surveyor #998, March, 1956, and subject to a re-striction on the sale of intoxicating liquors on said premises and subject to the obligation to keep in good repair one-half (1/2) of the property line fences, said restriction and obligation being set

                                                                           (CEI)

forth in a deed recorded in Volume 1499, Page 301 of Cuyahoga
County Record of Deeds conveying this Parcel No. 15 and more land.

                           GRANT SUBSTATION ADDITION

    PARCEL NO. 16. Situated in the Village of Cuyahoga Heights,
County of Cuyahoga and State of Ohio, and known as being part of Original One Hundred Acre Lot No. 304, and bounded and described as follows:

    Beginning on the Southerly line of land conveyed to William and Emma Huy by deed dated October 30, 1916 and recorded in Volume 1871, Page 569 of Cuyahoga County Records at the Southeasterly corner of land conveyed to Village of Cuyahoga Heights, by deed dated December 12, 1949, and recorded in Vol-ume 6866, Page 396 of Cuyahoga County Records; thence
Northeasterly along the Southeasterly line of land so conveyed to Village of Cuyahoga Heights being a curved line deflecting to the right having a radius of 300 feet, an arc distance of 43.52 feet to the Northerly line of land conveyed to William and Emma Huy as aforesaid; thence Easterly along the Northerly line of land so conveyed to William and Emma Huy, 119.76 feet to the North-easterly corner thereof; thence South along the Easterly line of land so conveyed to William and Emma Huy 40 feet to the South-easterly corner thereof; thence Westerly along the Southerly line of land so conveyed to William and Emma Huy 136.82 feet to the place of beginning, be the same more or less, but subject to all legal highways, and subject to an oil and gas transportation pipe line right of way granted to The East Ohio Gas Company by instrument dated January 14, 1920 and recorded in Volume
2314, Page 623 of Cuyahoga County Records.

    Being the same premises conveyed by Michael Bohdan to Stella Bohdan by deed dated December 16, 1940 and recorded in Volume 5159, Page 546 of Cuyahoga County Records.

                                GARY SUBSTATION

    PARCEL NO. 17. Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos. 6259, 6260, 6261, 6262, 6297 and 6298 in the H. A. Stahl Prop-
erties Company's Ridgewood Subdivision No. 11 of part of Original Parma Township Lot No. 9, in Ely Tract, as shown by the recorded plat in Volume 113 of Maps, Page 1 of Cuyahoga County Records.

   Said Sub Lot No. 6259 has a frontage of 50 feet on the North-erly side of Fenton Drive and extends back of equal width 130 feet, as appears by said plat.

                                                                           (CEI)




    Said Sub Lot No. 6260 has a frontage of 50 feet on the North-erly side of Fenton Drive, and extends back of equal width 130 feet, as appears by said plat.

    Said Sub Lot No. 6261 has a frontage of 45 feet on the North-erly side of Fenton Drive, and extends back of equal width 130 feet, as appears by said plat.

    Said Sub Lot No. 6262 has a frontage of 45 feet on the North-erly side of Fenton Drive, and extends back of equal width 130 feet, as appears by said plat.

    Said Sub Lot No. 6297 has a frontage of 65 feet on the West-erly side of Ridge Road, and extends back 120.76 feet on the Northerly line, 120.38 feet on the Southerly line, and has a rear line of 65 feet, as appears by said plat.

    Said Sub Lot No. 6298 has a frontage of 44.59 feet on the Westerly side of Ridge Road, 32.13 feet on the curved turnout between the Westerly side of Ridge Road and the Northerly side of Fenton Drive, and extends back 120.38 feet on the North-erly line, 99.59 feet on the Southerly line, which is also the Northerly line of Fenton Drive, and has a rear line of 65 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    This Parcel No. 17 is subject to certain restrictions, building lines and utility easements as shown on the aforesaid recorded plat and is subject to certain restrictions, reservations, conditions and limitations as shown on a deed recorded in Volume 3997, Page
437 of Cuyahoga County Record of Deeds.

                              HAMILTON SUBSTATION

    PARCEL NO. 18. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the Westerly half of Sub Lot No. 43 in Canfield, Denison, Foster and Pease's Subdivision of part of Original Ten Acre Lots Nos. 134 to 136, as shown by the recorded plat in Volume U of Deeds, Page 8 of Cuyahoga County Records, and being 33 feet front on the Northerly side of Hamilton Avenue N. E., and extending back of equal width 100 feet to the Southerly side of Bethel Court
N. E., as appears by said plat, be the same more or less, but subject to all legal highways.

    Together with all right, title and interest of the Company's predecessor in title in and to any road, street or alley which abut and adjoin said premises.

    PARCEL NO. 19. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being the Easterly

                                                                           (CEI)



half from front to rear of Sub Lot No. 43 in Canfield, Denison, Foster and Pease's Allotment of part of Original Ten Acre Lots
Nos. 134, 135 and 136, as shown by the recorded plat in Volume
"U" of Deeds, Page 8 of Cuyahoga County Records, and being
33 feet front on the Northerly side of Hamilton Avenue N. E., (formerly Hamilton Street), and extending back of equal width
100 feet to a 20 foot 5 1/2 inch alley, known as Bethal Court N. E. in the rear, as appears by said plat, be the same more or less, but subject to all legal highways.

    Together with all buildings and appurtenances thereunto be-longing and together with all the right, title and interest of the Company's predecessor in title in and to any road, street, or alley which abut and adjoin the above described premises.

    PARCEL NO. 20. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the Northerly
50 feet of Sub Lot No. 41 in Canfield, Denison, Foster and Pease's Subdivision of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume "U" of Deeds, Page 8 of Cuyahoga County Records, and being 50 feet front on the Easterly side of East 17th Street, (formerly Dodge Street), and extending back of equal width 66 feet along the Southerly line of Bethel Court N.E., as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 21. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sub Lot No. 41 in Canfield, Denison, Foster and Pease's Sub-division of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume "U" of Deeds, Page 8 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the Northerly line of Hamilton Avenue N.E., (formerly Hamilton Street), at a point distant 36 feet Easterly, (measured along said Northerly line) from its point of inter-section with the Easterly line of East 17th Street, (formerly Marshall Street); thence Northerly on a line parallel to said Easterly line of East 17th Street and distant 36 feet Easterly therefrom, 50 feet; thence Easterly on a line parallel to said Northerly line of Hamilton Avenue N.E., 30 feet to the Easterly line of said Sub Lot No. 41; thence Southerly along said Easterly line of said Sub Lot No. 41, 50 feet to said Northerly line of Hamilton Avenue N.E.; thence Westerly along said Northerly line of Hamilton Avenue N.E., 30 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

                                                                           (CEI)




    PARCEL NO. 22. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sub
Lot No. 41 in Canfield, Denison, Foster and Pease's Subdivision of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume "U" of Deeds, Page 8 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the Northerly line of Hamilton Avenue N.E., (formerly Hamilton Street), at its point of intersection with the Easterly line of East 17th Street, (formerly Marshall
Street) ; thence Northerly along said Easterly line of East 17th Street, 50 feet; thence Easterly on a line parallel to said North-erly line of Hamilton Avenue N. E., 36 feet; thence Southerly on a line parallel to said Easterly line of East 17th Street, 50 feet to the Northerly line of Hamilton Avenue N.E.; thence Westerly along said Northerly line of Hamilton Avenue N.E., 36 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 23. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the Easterly half of Sub Lot No. 42 in Canfield, Denison, Foster and Pease's Subdivision of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume "U" of Deeds, Page 8 of Cuyahoga County Records, and being 33 feet front on the Northerly side of Hamilton Avenue N.E., (formerly Hamil-ton Street), and extending back of equal width 100 feet to an alley in the rear, as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 24. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the West-erly half of Sub Lot No. 42 in Canfield, Denison, Foster and Pease's Subdivision of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume "U" of Deeds, Page 8 of Cuyahoga County Records, and being 33 feet front on the Northerly side of Hamilton Avenue N.E., (former-ly Hamilton Street), and extending back of equal width 100 feet to an alley in the rear, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcels Nos. 20 to 24, inclusive, include all the right, title and interest of the Company's predecessor in title in and to any road, street or alley which abuts and adjoins said Parcels.

    Parcels Nos. 20 to 24, inclusive, being the same parcels acquired by Elizabeth Heil and Helen Heil by inheritance as shown in Cuyahoga County Probate Court Cases Nos. 102918,
410997 and 410458.

                                                                           (CEI)



    PARCEL NO. 25. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as Sublot No. 22 in Foster, Denison, Pease and Canfield's Allotment, as shown by the recorded plat in Volume U of Deeds, Page 8 of Cuyahoga County Records. Said Sublot No. 22 has a frontage of 66 feet on the southerly side of Lakeside Avenue, N.E., formerly Lake Avenue and extends back between parallel lines 132 feet as appears by said plat, subject to all legal highways.

    PARCEL NO. 26. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as part of Sublot No. 23 in Canfield, Denison, Foster and Pease's Allotment of Origi-nal Lots 134, 135 and 136 and bounded and described as follows:

    Beginning at the point of intersection of the easterly line of said Sublot No. 23 with the southerly line of Lakeside Avenue, N.E.;

    Thence westerly along the southerly line of Lakeside Ave-nue, N.E. to the easterly line of premises conveyed to C. G. Rey-nolds by deed recorded in Volume 877, page 621 of Cuyahoga
County Records of Deeds, a distance of 33 feet;

    Thence southerly along the easterly line of premises so conveyed to C. G. Reynolds and parallel to the easterly line of said Sublot No. 23 and 33 feet therefrom to the northerly line of land conveyed to W. H. Price by deed recorded in Volume 886, page 32 of Cuyahoga County Records of Deeds, a distance of 100 feet;

    Thence easterly along the northerly line of premises so conveyed to W. H. Price, said line being parallel to the southerly line of Lakeside Avenue, N.E., and 100 feet therefrom, a distance of 33 feet to the said easterly line of said Sublot No. 23;

    Thence northerly 100 feet along the easterly line of said
Sublot No. 23 to the place of beginning, subject to all legal highways.

    PARCEL NO. 27. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being the East half of Sublot No. 21 in Foster, Pease and Denison's Sub-division of part of Original Ten Acre Lots Nos. 134, 135, and 136 in said City. Said part of said Sublot No. 21 has a frontage of 33 feet on the South side of Lakeside Avenue N.E. (formerly Lake Street), and extends back of equal width 132 feet deep, as per plat of said Subdivision recorded in Volume U of Maps, Page 8 of Cuyahoga County Records. Be the same more or less, but subject to all legal highways. Being the same premises con-

                                                                           (CEI)




veyed by William M. Bassichis to Frank Homan by deed dated
August 21, 1948, and recorded in Volume 6631, Page 536 of
Cuyahoga County Records.

    PARCEL NO. 28. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio and known as being the West-erly one-half of Sub Lot No. 21 in the Canfield, Denison, Foster and Pease Allotment of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume U (19) of Deeds, Pages 7 and 8 of Cuyahoga County Records, and being
33 feet front on the Southerly side of Lakeside Avenue, N.E. (formerly Lake Street) and extending back of equal width 132 feet deep to the Northerly line of an Alley now known as Bethel Court, N.E., as appears by said plat, be the same more or less, but subject to all legal highways. Being the same premises conveyed by George B. Foote, et al., to Frank Homan by deed dated November 14, 1947, and recorded in Volume 6447, Page
237 of Cuyahoga County Records.

    PARCEL NO. 29. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as part of Sublot No. 23 in Canfield, Denison, Foster and Pease's Allotment of original Lots Nos. 134, 135, and 136 and bounded as follows:

    Beginning at the South West corner of said Sublot No. 23, Thence Easterly on the Southerly line of said Sublot, sixty six
(66) feet; thence Northerly on the Easterly line of said lot, 32 feet; Thence Westerly parallel with the Southerly line of said Sublot, sixty six (66) feet; Thence Southerly on the Westerly line of said Sublot, 32 feet to the place of beginning, be the same more or less, but subject to all legal highways. Being the same premises conveyed by William H. Price to Anna Homan by deed dated January 31, 1948, and recorded in Volume 6459, Page 567 of Cuyahoga County Records.

    PARCEL NO. 30. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio and known as being the South-westerly 33 feet of the Northwesterly 100 feet of Sub Lot No. 23 in Canfield, Denison, Foster and Pease's Allotment of part of Original Ten Acre Lots Nos. 134, 135 and 136, as shown by the recorded plat in Volume 19 of Deeds, Page 8 of Cuyahoga
County Records, and being 33 feet front on the Southeasterly side of Lakeside Avenue N.E. and extending back of equal width 100 feet along the Northeasterly line of East 17th Street, as appears by said plat, be the same more or less, but subject to all legal highways. Being the same premises conveyed by Roscoe
S. Reynolds to Anna Homan by deed dated February 3, 1948, and recorded in Volume 6459, Page 565 of Cuyahoga County Records.

                                                                           (CEI)



    PARCEL NO. 31. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being that portion of Bethel Court N.E. as shown on the recorded plat of the Canfield, Denison, Foster and Pease Allotment in Volume 11,
Page 8 of Cuyahoga County Records lying between the easterly line of East 17th Street and the westerly line of East 18th Street and being a strip of land approximately 20.46 feet in width and
198.4 feet in length, be the same more or less, but subject to all legal highways.

    The Company acquired title to Bethel Court N.E. (which used to be a legal highway) by operation of law when it was vacated by Ordinance No. 1866-57, enacted by the Council of the City of Cleveland, Ohio, effective September 26, 1957.

                              GARDNER SUBSTATION

    PARCEL NO. 32. Situated in the City of Cleveland, County of Cuyahoga, State of Ohio, and being part of Original Brooklyn
Township Lot No. 65.

    Beginning at a drill hole set at an angle point in the west-erly line of West 25th Street, southwest, 7.24 feet northerly of the intersection of the westerly line of West 25th Street and the northerly line of Bradwell Avenue, southwest; thence North
6 degrees 53' 30" East along the westerly line of West 25th Street,
74.40 feet to an iron pin; thence North 85 degrees 12' 13" West, 90.50 feet to an iron pin; thence South 3 degrees 30' 00" West 83.36 feet to a drill hole in the northerly line of Bradwell Avenue; thence
South 86 degrees 29' 30" East 84.40 feet to a point; thence North
16 degrees 52' 40" East 7.24 feet to the point of beginning. Containing 7,248.69 square feet, more or less, subject to an easement granted in a deed recorded in Volume 5427, Page 607 of Cuyahoga County
Record of Deeds and subject to all legal highways.

                    ILLUMINATING-ST. CLAIR BUILDING ADDITION

    PARCEL NO. 33. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being that part of Original Two (2) Acre Lots Nos. 58 and 59 as is embraced and contained within so much of the northerly one-half of Broome Court, N.W. (formerly Broom Alley) and the westerly one-half of West 2nd Street (formerly Court Place) as said Broome
Court, N.W. and said West 2nd Street abut, adjoin, and are contiguous to the premises conveyed by The Ohio National Bank of Columbus, Successor Trustee, etc., to the Company by deed dated March 26, 1946, and recorded in Volume 6055, Page 652 of Cuyahoga County Records, be the same more or less, but subject to all legal highways.

                                                                           (CEI)


    This parcel was conveyed to the Company to give it legal title to the abutting halves of Broome Court and West 2nd
Street that abut on the southerly and easterly sides, respectively, of the Company's Illuminating-St. Clair Building described as Parcel No. 4 in the Supplemental Indenture dated December 1,
1947.

    West 2nd Street is a legal highway and has not been vacated. Broome Court is no longer a legal highway. It was vacated by Ordinance No. 289-955 enacted by the Council of the City of Cleveland, Ohio, effective December 27, 1955. Title to Broome Court is subject to an easement for driveway and passageway use and for light, air and unobstructed view granted to 55 Public Square, Inc., by instrument recorded in Volume 8490, Page 385 of Cuyahoga County Records, and is also subject to an easement for sewer purposes granted to the City of Cleveland, Ohio, by instrument recorded in Volume 8617, Page 450 of Cuyahoga
County Records.

                  JAMES SUBSTATION

    PARCEL NO. 34. Situated in the City of Cleveland Heights, Counts of Cuyahoga and State of Ohio, and known as being Sublot No. 22 in The Shaker Heights Improvement Company's Subdivision No. 7 of part of the original Euclid Township Lots Nos. 14 and 15, in Tract No. 9, as shown by the recorded plat in Volume 93 of Maps, Page 2 of Cuyahoga County Records, and being 95-09/100 feet front on the Southerly side of Mayfield Road, 200 feet deep on the Easterly line, 200 feet deep on the Westerly line, which is also the Easterly line of Ivydale Road, and 95-09/100 feet in the rear, as appears by said plat, be the same more or less, but subject to all legal highways.

    PARCEL NO. 35. Situated in the City of Cleveland Heights,
County of Cuyahoga and State of Ohio, known as being part of original Euclid Township Lot No. 14, and bounded and de-scribed as follows:

    Beginning on the Southerly line of Mayfield Road at its point of intersection with the Easterly line of land conveyed by Richard C. Smith to The Bingham-Jackson Company by deed dated September 3, 1903, and recorded in Volume 895, Page 567 of Cuyahoga County Records; thence Southerly along the East-erly line of land conveyed to The Bingham-Jackson Company, as aforesaid, 220 feet; thence Westerly parallel with the Southerly line of Mayfield Road, 50 feet; thence Northerly parallel with the Easterly line of land conveyed to The Bingham-Jackson Company, as aforesaid, 20 feet; thence Westerly parallel with the Southerly line of Mayfield Road, 22-78/100 feet; thence

                                                                           (CEI)



Northerly parallel with said Easterly line of land conveyed to The Bingham-Jackson Company, as aforesaid, 200 feet to the Southerly line of Mayfield Road; thence Easterly along the Southerly line of Mayfield Road, 72-78/100 feet to the place of beginning, be the same more or less, but subject to all legal highways, and subject to a restriction for residence use only as shown in a deed recorded in Volume 997, Page 263 of Cuyahoga County Record of Deeds.

                 JASPER SUBSTATION

    PARCEL NO. 36. Situated in the City of Euclid, County of Cuyahoga and State of Ohio, and known as being Sub Lots
Nos. 154, 155, 156, 157 and 158, in a Re-Survey of Mix and Wain Subdivision, of part of Original Euclid Township Lots Nos. 8, 11, and 12, Tract No. 17, as shown by the recorded plat in Volume
74 of Maps, Page 38 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 138 feet, on the Easterly side of East 200th Street, (formerly Cut Road,) and extending back 140 feet deep on the Southerly line, 140 feet deep on the Northerly line, which is also the Southerly line of Miller Avenue, and having a rear line of 138 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

                 JORDAN SUBSTATION

    PARCEL NO. 37. Situated in the City of East Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 11 in the Darius Adams Allotment of a part of Original Euclid Township Lot No. 44 as shown by the plat re-corded in Volume 9, Page 28 of Cuyahoga County Maps, to-gether with the other unalloted lands in Original Euclid Town-ship Lot No. 44, and bounded and described as follows:

    Beginning on the southwesterly line of said Darius Adams Allotment at its intersection with the southeasterly line of land conveyed by James R. Currier to The New York, Chicago & St.
Louis Railroad Company by deed dated April 19, 1910 and re-corded in Volume 1268, Page 300 of Cuyahoga County Records;

    Course No. 1: thence South 49 degrees 15' 00" East along the southwesterly line of said Darius Adams Allotment, a distance of 144.565 feet to the most westerly corner of Sublot No. 11 in said Darius Adams Allotment;

    Course No. 2: thence North 45 degrees 24' 50" East along the northwesterlY line of said Sublot No. 11, a distance of 147.47 feet to the southwesterly line of Collamer Avenue, 50 feet in width;



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    Course No. 3: thence South 44 degrees 35' 10" East along the southwesterly line of said Collamer Avenue, a distance of 40.007 feet to the most easterly corner of said Sublot No. 11;

    Course No. 4: thence South 45 degrees 24' 50" best along the southeasterly line of said Sublot No. 11, a distance of 144.205 feet to the most southerly corner of said Sublot No. 11;

    Course No. 5: thence South 49 degrees 15' 00" East along the southwesterly line of said Darius Adams Allotment, a distance of 315.295 feet to a point, said point being distant South 49 degrees 15' 00" East, as measured along the southwesterly line of said
Darius Adams Allotment from the place of beginning of the herein described premises, a distance of 500.00 feet;

    Course No. 6: thence South 46 degrees 46' 52.5" West, a distance of 446.50 feet to the intersection with a line drawn parallel to and distant 10.00 feet northeasterly by rectangular measure-ment from a northeasterly line of the Helen M. Meriam Sub-division of a part of Original Euclid Township Lot No. 44 as shown by the plat recorded in Volume 32, Page 20 of Cuyahoga
County Maps;

    Course No. 7: thence North 44 degrees 31' 50" West along said parallel line, a distance of 300.00 feet to the intersection with a line drawn parallel to and distant 128.00 feet southeasterly by rectangular measurement from the southeasterly line of a strip of land, 15 feet in width, conveyed to The New York, Chicago & St. Louis Railroad Company by deed dated March 18, 1911 and recorded in Volume 1327, Page 387 of Cuyahoga County
Records;

    Course No. 8: thence North 37 degrees 53' 30" East along said parallel line, being also a southeasterly line of land conveyed to The Coit Euclid Company by deed dated December 7, 1954 and recorded in Volume 8226, Page 255 of Cuyahoga County
Records, a distance of 231.425 feet to the southwesterly line of land conveyed to Emma Currier by deed dated February 14, 1866 and recorded in Volume 198, Page 445 of Cuyahoga County Records;

    Course No. 9: thence North 44 degrees 34' 04" West along the southwesterly line of land so conveyed to Emma Currier, a dis-tance of 134.16 feet to the most southerly corner of a strip of land, 10 feet in width, conveyed to The New York, Chicago & St. Louis Railroad Company by deed dated April 11, 1911 and re-corded in Volume 1339, Page 139 of Cuyahoga County Records;



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                                                                           (CEI)



      Course No. 10: thence North 37 degrees 53' 30" East along the southeasterly line of land so conveyed to The New York, Chicago and St. Louis Railroad Company and along the southeasterly line of land conveyed by James R. Currier to The New York, Chicago & St. Louis Railroad Company as first aforesaid, a distance of 177.475 feet to the place of beginning and contain-ing 3.99540 acres of land according to the survey of George M. Garrett and Associates, Registered Professional Engineers and Surveyors; be the same more or less, but subject to all legal highways.

      Being a part of the same premises conveyed to Henry W. Bruder and Meyer Z. Bruder by deeds respectively dated Octo-ber 19, 1954, and January 6, 1956, and respectively recorded in Volume 8207, Page 197 and in Volume 8487, Page 92, both of Cuyahoga County Records and a part of the same premises conveyed to Stanton Addams, Trustee, by deed dated October
  19, 1954, and recorded in Volume 8207, Page 200 of Cuyahoga
  County Records.

      This Parcel is subject to certain restrictions as to use as shown in a deed recorded in Volume 8207, Page 197 of Cuyahoga
  County Record of Deeds.





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                   HILL SUBSTATION

    PARCEL NO. 39. Situated in the Village of Seven Hills, County of Cuyahoga and State of Ohio and known as being a part of Original Independence Township Lot No. 13, Tract No. 3 West of the River, and bounded and described as follows:

    Beginning in the center line of Broadview Road, 60 feet wide, at a point distant 210.59 feet northerly from the south-west corner of said Lot No. 13 as measured along said center line, thence easterly from said place of beginning along a line parallel to the southerly line of said Lot No. 13 a distance of 255 feet; thence northerly along a line parallel to said center line of Broadview Road 105 feet to the southerly line of land conveyed to The Board of Education of The Parma City School District by deed dated August 27, 1952 and recorded in Volume 7627, Page 503 of Cuyahoga County Records; thence Westerly along said southerly line of land so conveyed to The Board of Education of The Parma City School District, 255 feet to the said center line of Broadview Road; thence southerly along said center line 105 feet to the place of beginning and containing
0.614 acre of land, be the same more or less, but subject to all legal highways.

    The above described premises being a part of Parcel No. 6 described in a deed, dated June 27, 1938, given by The Power Con-struction Company to The Ceico Company and recorded in Volume 4859, Page 634 of Cuyahoga County Records.

                FREMONT SUBSTATION

    PARCEL NO. 40. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being part of Sub Lot No. 9 in F. R. Elliott's Subdivision of part of Original Brooklyn Township Lots Nos. 12 and 13, as shown by the re-corded plat in Volume 2 of Maps, Page 3 of Cuyahoga County Records and bounded and described as follows:

    Beginning on the Easterly line of West 98th Street, (for-merly Henry Street), (60 feet wide), at a point distant North-erly, measured along said Easterly line, 560 feet from its inter-



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                                                                           (CEI)




section with the Northerly line of Madison Avenue N. W., (60 feet wide), said beginning point being also 40 feet Northerly, measured along the Easterly line of West 98th Street, from the Northwesterly corner of a parcel of land conveyed to James A. Smith and Clara M. Smith by Deed dated January 20, 1909 and recorded in Volume 1185, Page 187 of Cuyahoga County Records; thence Northerly along the Easterly line of West 98th Street, to the Southwesterly line of Landon Avenue N. W.; thence South-easterly along the Southwesterly line of Landon Avenue N. W., about 190.63 feet to the Northwesterly corner of a parcel of land conveyed to Alex Fodor by Deed dated April 25, 1941 and recorded in Volume 5233, Page 54 of Cuyahoga County Records; thence Southerly parallel with the Westerly line of West 96th Street along the Westerly line of land so conveyed to Alex Fodor, about 151.7 feet to the Northwesterly corner of a parcel of land conveyed to Anna Evanko by Deed dated June 27, 1936 and recorded in Volume 4663, Page 30 of Cuyahoga County Records; thence continuing Southerly parallel with the Westerly line of West 96th Street, 22.8 feet to a point in said parallel line, 40 feet Northerly from the Northeasterly corner of the parcel of land conveyed to James A. Smith and Clara M. Smith, as afore-said; thence Westerly parallel with the Northerly line of said parcel so conveyed to James A. Smith and Clara M. Smith,
178.35 feet to the place of beginning, be the same more or less, but subject to all legal highways.

                  FLINT SUBSTATION

    PARCEL NO. 41. Situated in the Village of Middleburg
Heights, County of Cuyahoga, and State of Ohio, and known as being part of Original Middleburgh Township Lot No. 18, Turn-pike Tract, and bounded and described as follows:

    Beginning on the South Westerly line of Bagley Road, at a point 303.06 feet North Westerly, measured along said South Westerly line of Bagley Road and the South Easterly prolonga-tion thereof, from its intersection with the center line of Pearl Road, said beginning point being also the most Easterly corner of land conveyed to Fred W. Baldt and Sadie J. Baldt, by deed dated December 2, 1948, and recorded in Volume 6657, Page 93 of Cuyahoga County Records; thence South Easterly along said South Westerly line of Bagley Road, about 55 feet to the most Northerly corner of land conveyed to Alice Woods Herrmann, (also known as Alice Woods Herman) and Leslie F. Herrmann,
(also known as Leslie F. Herman) by deed dated September 23, 1947, and recorded in Volume 6440, Page 451 of Cuyahoga
County Records; thence South Westerly along the North West-



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
                                                                           (CEI)




erly line of land conveyed as last aforesaid, about 220 feet to the North Easterly line of land conveyed to Leslie F. Herrmann, (also known as Leslie F. Herman) by deed dated September 20,
1946, and recorded in Volume 6222, Page 642 of Cuyahoga
County Records; thence North Westerly along the North East-erly line of land conveyed as last aforesaid, about 55 feet to the most Southerly corner of land conveyed to Fred W. Baldt and Sadie J. Baldt, as aforesaid; thence North Easterly along the South Easterly line of land so conveyed to Fred W. Baldt and Sadie J. Baldt, about 220 feet to the place of beginning and containing 0.278 acre of land, be the same more or less, but subject to all legal highways.

    PARCEL NO. 42. Situated in the Village of Middleburg
Heights, County of Cuyahoga, and State of Ohio, and known as being part of Original Middleburgh Township Section No. 4,
Lot No. 17 Turnpike Tract, and bounded as follows:

    Beginning in the Southwesterly line of Bagley Road, 60 feet wide at the most Northerly corner of a parcel of land con-veyed to Thomas R. Merydith by deed recorded in Volume 6086, Page 656, of Cuyahoga County Records; Thence Southwesterly along the Northwesterly line of said land conveyed to Thomas
R. Merydith and along the Northwesterly line of a parcel of land conveyed to J. J. and Elizabeth A. Kobak by deed recorded in Volume 6221, Page 494 of Cuyahoga County Records, about 220 feet to the Northeasterly line of a parcel of land conveyed to Leslie F. Herman by deed recorded in Volume 6222, Page 642 of Cuyahoga County Records; Thence Northwesterly along the Northeasterly line of said land conveyed to Leslie F. Herman, 55 feet to a point; Thence Northeasterly, parallel with the first de-scribed line, about 220 feet to the Southwesterly line of Bagley Road; Thence Southeasterly along the Southwesterly line of Bagley Road, 55 feet to the place of beginning and containing
0.278 acre of land, be the same more or less but subject to all legal highways, and subject to a restriction against the use of said parcel for the practice of veterinary medicine for a period of ten years from December 6, 1956, as appears in a deed re-corded in Volume 8826, Page 446 of Cuyahoga County Record of Deeds.

                  DALE SUBSTATION

    PARCEL NO. 43. Situated in the Village of Westlake, County of Cuyahoga and State of Ohio and known as being a part of Original Dover Township Lot No. 47, and bounded and de-scribed as follows:



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                                                                           (CEI)



    Beginning on the center line of Canterbury Road, 60 feet wide, at a point which bears North 1 degree 24' 35" East, 75.97 feet measured along said center line from the Northwest corner of land conveyed to Vincent J. Grande and Anna E. Grande by
Deed dated September 20, 1955 and recorded in Volume 8472,
Page 569 of Cuyahoga County Records; thence North 1 degree 24' 35" East, continuing along said center line, a distance of 110 feet; thence East about 288.04 feet to a Southwesterly line of land conveyed to Bertha Kuehnle by Deed recorded November 18,
1955 in Volume 8466, Page 19 of Cuyahoga County Records;
thence South 22 degrees 25' 44" East along said Southwesterly line about 103.79 feet to an angle therein; thence South 1 degrees 24' 35" West along the Westerly line of land conveyed to Bertha Kuehnle as aforesaid, 14.03 feet; thence West along a line parallel to the Northerly line of land so conveyed to Vincent J. Grande and Anna E. Grande, a distance of 330 feet to the place of beginning, and containing about 0.786 acre of land, be the same more or less, but subject to all legal highways.

                LAMBERT SUBSTATION

    PARCEL NO. 44. Situated in the City of Eastlake, County of Lake and State of Ohio and known as being all of Sublots num-bers 26 and 27 and the easterly part of Sublot No. 25 in A. C. Knight's Beach Park Subdivision No. 2 of part of Original lots numbers 1, 2 and 6, Card Tract in the Gore, Willoughby Town-ship as shown by the recorded plat in Volume E of maps, page
88 of Lake County Records; said easterly part of Sublot No. 25 has a frontage of five (5) feet on the southerly side of Roberts Road and a width of 9-49/100 feet on the southerly or rear line of said Sublot No. 25, be the same more or less, but subject to all legal highways.

    Being the same premises conveyed by Augustus C. Knight to Lewis Littlepage Holladay, by deed dated May 19, 1923 and being Land Title Registration Document No. 1048 recorded in
Lake County, Ohio, Recorder's Office.

                           MENTOR WAREHOUSE ADDITION

    PARCEL NO. 45. Situated in the Village of Mentor, County of Lake, and State of Ohio and known as being a part of Lot 8, Tract 8, and is bounded and described as follows:

    Beginning in the center line of Station Street, also known as Depot Street, 60 feet wide, at the Northwest corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated April 25, 1935 and recorded in Volume 153, Page 245

                                                                           (CEI)




of Lake County Records, thence Southwesterly along the said center line of Station Street, 95.70 feet to a northeasterly line of land standing in the name of Jerome P. Osborne, title to which land was conveyed by Ida M. McLaughlin to Jerome P.
Osborne by deed dated March 11, 1949 and recorded in Volume
262, Page 141 of Lake County Records; thence Southeasterly along said Northeasterly line of land 221.76 feet to an interior corner of said land of Jerome P. Osborne; thence Northeasterly along a Northwesterly line of said land of Jerome P. Osborne
94.38 feet to the Southwesterly line of land conveyed to The Cleveland Electric Illuminating Company, as aforesaid; thence northwesterly along said Southwesterly line of land so conveyed to The Cleveland Electric Illuminating Company 240.24 feet to the place of beginning and containing one-half an acre of land, be the same more or less, but subject to all legal highways.

    Being the same premises conveyed to Bessie Kearan by Certificate for Transfer dated August 1, 1935 and recorded in Volume 155, Page 403 of Lake County Records; and the same premises conveyed to George Guron by deed dated February
28, 1951 and recorded in Volume 295, Page 55 of Lake County
Records.

    PARCEL NO. 46. Situated in the Village of Mentor, County of Lake, and State of Ohio and known as being a part of Lot 8, Tract 8, and bounded and described as follows:

    Beginning in the center line of Station Street, also known as Depot Street 60 feet wide, at a point distant 95.70 feet south-westerly as measured along said center line of Station Street, from the Northwest corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated April 25, 1935 and recorded in Volume 153, Page 245 of Lake County Records, said place of beginning being likewise at the northwest corner of a parcel of land conveyed to Bessie Kearan by Certificate for Transfer dated August 1, 1935 and recorded in Volume 155,
Page 403 of Lake County Records, thence southeasterly from said place of beginning along the southwesterly line of land so conveyed to Bessie Kearan, 221.76 feet to the southwesterly cor-ner thereof; thence northeasterly along the southeasterly line of land so conveyed to Bessie Kearan, 94.38 feet to a point in the southwesterly line of said land conveyed to The Cleveland Electric Illuminating Company, as aforesaid, which point is distant 240.24 feet southeasterly from the said Northwest corner of said land as measured along said southwesterly line; thence southeasterly along said southwesterly line of land so conveyed to The Cleveland Electric Illuminating Company to



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
                                                                           (CEI)



the northwesterly line of the right of way of The New York, Chicago and St. Louis Railroad Company; thence southwesterly along the northwesterly line of said Railroad Company's right of way to the East line of Hart Street; thence northerly along said East line of Hart Street to the said center line of Station Street; thence Northeasterly along said center line of Station Street, 86.53 feet to the place of beginning and containing one acre of land, be the same more or less, but subject to all legal highways.

    Being the same premises conveyed to Jerome P. Osborne by Ida M. McLaughlin, by deed dated March 11, 1949 and re-corded in Volume 262, Page 141 of Lake County Records.

                  USHER SUBSTATION

    PARCEL NO. 47. Situated in the Township of Geneva, County of Ashtabula and State of Ohio, known as being a part of Lot
No. 20, Section One, in said Township, and bounded and de-scribed as follows:

    Beginning at a point in the center line of the 60-foot high-way known as Myers Road, which point is located a distance of
186.7 feet southerly (as measured along the center line of said
Myers Road) from an iron pin situated at the intersection of the center line of the North Ridge Road and the center line of the Myers Road; thence North 89 degrees 26' East, at 30 feet passing through an iron pin located in the east line of said Myers Road a distance of 160 feet to a point; thence South on a line parallel with the center line of said Myers Road, a distance of 65 feet to a point; thence South 89 degrees 26' West, a distance of 160 feet to a point in the center of Myers Road; thence North along the cen-ter line of said Myers Road, a distance of 65 feet to the place of beginning, and containing 0.2387 acre of land, be the same more or less, but subject to all legal highways.

    Being a part of the same premises conveyed to William R.
Jamison and Alberta T. Jamison from Bert Craft and Adah V.
Craft, by Deed dated February 15, 1946 and recorded in Volume
399, Page 438 of Ashtabula County Records.

    PARCEL NO. 48. Situated in the Township of Geneva, County of Ashtabula and State of Ohio, known as being a part of Lot
No. 20, Section One, in said Township, and bounded and de-scribed as follows:

    Beginning at a point in the center line of the highway known as Myers Road, 60 feet wide, which point is located a distance of 186.7 feet southerly (as measured along the center

                                                                           (CEI)




line of said Myers Road) from an iron pin located at the inter-section of the center line of the North Ridge Road and the center line of the Myers Road; thence North 89 degrees 26' East at 30 feet passing through an iron pin located in the east line of said Myers Road a distance of 160 feet to a point; thence North on a line parallel with the center line of said Myers Road, a distance of 40 feet to a point; thence South 89 degrees 26' West, a distance of 160 feet to a point in the center of Myers Road, thence South along the center line of said Myers Road, a distance of 40 feet to the place of beginning, and containing 0.1469 acre of land, be the same more or less but subject to legal highways.

    Being a part of the same premises conveyed to Wilbur W.
Blackburn from William R. Jamison and Alberta T. Jamison by deed dated February 21, 1955 and recorded in Volume 516, Page 470 of Ashtabula County Records.

    This parcel is subject to a restriction against its use for sale or manufacture of intoxicating beverages as shown in a deed recorded in Volume 516, Page 470 of Ashtabula County Record of Deeds.

                            ASHTABULA YARD ADDITION

    PARCEL NO. 49. Situated in the Township of Saybrook,
County of Ashtabula and State of Ohio and known as being part of original Lot No. 49 in said Township and bounded and de-scribed as follows:

    Beginning at a spike in the center of South Ridge Road, 66 feet wide, at the Northwesterly corner of lands conveyed to The Cleveland Electric Illuminating Company as recorded in Volume
303, Page 96 Ashtabula County Record of Deeds, said beginning point being 1293.59 feet Westerly from a monument in the Northeasterly corner of Lot No. 49, as measured along the center of South Ridge Road; thence running South 0 degrees 15' East along the Westerly line of said The Cleveland Electric Illumi-nating Company lands 1267.02 feet to an angle therein; thence
South 2 degrees 56' 15" West 612.55 feet to an iron pin in the Westerly line of the Pennsylvania Railroad right of way; thence South
24 degrees 56' West along the Westerly line of said Railroad right of way 781.55 feet to an iron pin marking the intersection of said right of way line with a line drawn parallel to and 60 feet east by rectangular measurement from the East line of lands of Boyd E. Boyer and V. M. Boyer as recorded in Volume 388,
Page 551 of Ashtabula County Record of Deeds; thence due
North along said parallel line 2354.49 feet to the center of South Ridge Road; thence North 56 degrees 45' East along the center of said



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                                                                           (CEI)

South Ridge Road 424.92 feet to the place of beginning and containing 16.99 acres of land, according to survey dated August 1956 of Candela and Logan, Registered Surveyors Number 1559, be the same more or less, but subject to all legal highways.

    This parcel is subject to rights of way for telephone and telegraph pole line purposes and for pipe line purposes as shown on instruments recorded in Volume 293, Page 455 and Volume
473, Page 374 of Ashtabula County Records.

                               ZENITH SUBSTATION

    PARCEL NO. 50. Situated in the City of Conneaut, County of Ashtabula and State of Ohio, and being known as being part of Original Lot No. 15 Section 2, Township 14 and in the First Range of Townships of the Connecticut Western Reserve and being part of the original Hazeltine farm bounded and described as follows to wit:

    Beginning at a concrete monument at the intersection of the west line of Chestnut Street, 50 feet wide, and the south line of Detroit Street, 50 feet wide; thence southerly along the west line of Chestnut Street one hundred fifty (150) feet to a concrete monument; thence westerly along a line which makes an included angle of 89 degrees and 50 minutes with the above described course and which is also parallel to the south line of Detroit Street a distance of one hundred fifty (150) feet to a concrete monument; thence northerly and parallel to the west line of Chestnut Street for a distance of one hundred fifty (150) feet to a concrete monument in the south line of Detroit Street; thence easterly along the south line of Detroit Street for a distance of one hundred fifty (150) feet to the place of begin-ning and containing about 0.5165 acre of land according to a survey dated August 20, 1956, by Wm. V. Kantola, Ohio Regis-tered Surveyor No. 1001, be the same more or less, but subject to all legal highways.

                              RUSSELL SUBSTATION

    PARCEL NO. 51. Situated in the Township of Russell, County of Geauga, and State of Ohio, being part of Lot No. 6, Middle
Survey of Tract No. 2, within the said Township, and bounded and described as follows:

    Beginning in the center line of Chillicothe Road at its in-tersection with the easterly prolongation of the northerly line of sublot No. 18 of Hemlock Hills Subdivision, as the same is shown on plat recorded in Volume 6, Page 9, of Geauga County Records of plats, said place of beginning being also the south-



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
                                                                           (CEI)





east corner of land conveyed to William F. Matthews and Helen
Matthews, by deed dated October 31, 1945, and being Geauga
County Recorder's File No. 90, 196; thence South 89 degrees 52' West and passing through an iron pipe 30.13 feet from said place of beginning, a total distance of 200.0 feet to an iron pipe in the northerly line of said sub-lot No. 18; thence North 05 degrees 23' West
85.0 feet to an iron pipe; thence North 89 degrees 52' East 200.0 feet to the center line of Chillicothe Road, and passing through an iron pipe 30.13 feet therefrom; thence South 05 degrees 23' East along said road center line 85.0 feet to the place of beginning, con-taining 0.388 acre, as surveyed in February, 1956, by Root &
Pomeroy, Registered Surveyors, be the same more or less, but subject to all legal highways.

    This parcel is subject to a restriction limiting its use for commercial and/or residential purposes in accordance with sev-eral certain restrictions all as shown in a deed filed for record on December 18, 1945 under Geauga County Recorder's File
No. 90196.

                               QUAKER SUBSTATION

    PARCEL NO. 52. Situated in the Township of Munson, County of Geauga, and State of Ohio, and being parts of Lot No. 4, Tract
No. 2, and Lot No. 31, Tract No. 3, within said Township and bounded and described as follows:

    Beginning in the center line of Mayfield Road at its inter-section with the Easterly line of Munson Township, thence
South 02 degrees 11' West along said Township line and passing through an iron pin at 30.44 feet and 572.93 feet, respectively, from said place of beginning, a total distance of 588.93 feet to a point within Butternut Creek; thence North 87 degrees 10' West within Butternut Creek, 98.53 feet; thence North 02 degrees 11' East and passing through an iron pipe at 16 feet, and 540.41 feet, re-spectively, a total distance of 570.69 feet to the center line of Mayfield Road; thence North 82 degrees 19' 30" East along said road center line 100 feet to the place of beginning and containing
1.31 acres of land according to a plat of survey made by Cloyd
C. Graber, Registered Surveyor, January, 1947, be the same more or less, but subject to all legal highways.

                              AVON PLANT ADDITION

    PARCEL NO. 53. Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being a part of Original Avon Township Section No. 6, and bounded and described as follows:



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
                                                                           (CEI)




    Beginning on the southerly line of Lake Road, 60 feet in width, being also known as Lake Shore Road, at its intersection with the easterly line of land in Parcel No. 2 conveyed to The Cleveland Electric Illuminating Company by deed dated Novem-ber 19, 1924 and recorded in Volume 206, Page 14 of Lorain
County Deed Records; thence South along the easterly line of land in Parcel No. 2 so conveyed, a distance of 304.00 feet to a northerly line of land in Parcel No. 2 conveyed to The Village of Avon Lake by deed dated August 27, 1946 and recorded in Volume 304, Page 433 of Lorain County Deed Records; thence
North 7 degrees 34' 00" East along a northerly line of land in Parcel No. 2 so conveyed to The Village of Avon Lake, a distance of
129.42 feet to the westerly line of Parkside Avenue, proposed, 40 feet in width; thence North along the westerly line of Park-aide Avenue, proposed a distance of 301.79 feet to the southerly line of Lake Road; thence South 71 degrees 29' 40" West along the southerly line of Lake Road, a distance of 128.71 feet to the place of beginning, and being further known as all of Sublots
Nos. 1, 2, 10, 11, 12 and 13 in the Avon Park Subdivision, proposed. containing 0.84867 acre of land according to the survey of George M. Garrett and Associates, Registered Pro-fessional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    This parcel is subject to a restriction limiting its use for business purposes in accordance with several restrictions all as appear in a deed recorded in Volume 198, Page 66 of Lorain
County Record of Deeds.

    PARCEL NO. 54. Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being a part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning on the southerly line of Lake Road, 60 feet in width, being also known as Lake Shore Road, at its intersection with the easterly line of land in the first parcel conveyed to William M. Cunningham by deed dated November 17, 1922 and recorded in Volume 188, Page 46 of Lorain County Deed
Records;

    COURSE NO. 1: thence South 00 degrees 05' 12" West along the easterly line of land in the first parcel so conveyed, a distance of 308.55 feet to a northerly line of land in Parcel No. 2 con-veyed to The Village of Avon Lake by deed dated August 27, 1946 and recorded in Volume 394, Page 433 of Lorain County
Deed Records;



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
                                                                           (CEI)





    COURSE NO. 2: thence North 70 degrees 34' 00" East along a north-erly line of land in Parcel No. 2 so conveyed to The Village of Avon Lake, a distance of 124.52 feet to the westerly line of land in Parcel No. 3 conveyed to The Cleveland Electric Illuminating Company by deed dated November 19, 1924 and recorded in Volume 206, Page 14 of Lorain County Deed Records;

    COURSE NO. 3: thence North 00 degrees 07' 08" West along the westerly line of land in Parcel No. 3 so conveyed to The Cleve-land Electric Illuminating Company, a distance of 306.035 feet to the southerly line of Lake Road;

    COURSE NO. 4: thence South 71 degrees 30' 10" West along the southerly line of Lake Road, a distance of 122.66 feet to the place of beginning, containing 0.82456 acres of land according to the survey of George M. Garrett and Associates, Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

                   SOUTH TRANSMISSION SUBSTATION-AVON PLANT

    PARCEL NO. 55. Situated in the Village of Avon Lake,
County of Lorain and State of Ohio and known as being part of Original Avon Township Section No. 6 and bounded and described as follows:

    Beginning at a stake set in the Southerly line of The Lake Shore Road, which stake is distant Westerly 61.81 feet from the Easterly line of an 86.27 acre parcel of land conveyed to George F. Smith by Deed filed for record June 18, 1908, and recorded in Volume 109, Page 367 of Lorain County Deed
Records; thence from said place of beginning South 74 degrees
28' West, along the said Southerly line 105 feet to a stake; thence South 2 degrees 56' 02" West 281.94 feet to the Northerly line of The Lake Shore Electric Railway Company's former right of way; thence North 73 degrees 21' 20" East, along said North-erly line, 105.72 feet to a stake; thence North 2 degrees 56' 0" East, 279.78 feet to the place of beginning, and being further known as Sublots Nos. 17, 18 and 19 of The Krogh-Barr Syndi-cate's Avon Beach Allotment proposed, as per survey of the
F. A. Pease Engineering Company, be the same more or less, but subject to all legal highways.

    PARCEL NO. 56. Situated in the Village of Avon Lake,
County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning on the Southerly line of Lake Road (60 feet wide) at its point of intersection with the Easterly line of land



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
                                                                           (CEI)




conveyed to George F. Smith by deed dated June 18, 1908, and recorded in Volume 109, Page 367 of Lorain County Deed
Records; thence South 74 degrees 28' West along the Southerly line of said Lake Road, 61.81 feet; thence South 2 degrees 56' West 279.73 feet to the Northerly line of The Lake Shore Electric Railway Company's former right of way; thence North 73 degrees 21' 20" East along the Northerly line of said right of way 84.24 feet to the Easterly line of land conveyed to George F. Smith as aforesaid; thence Northerly along the Easterly line of land so conveyed to George F. Smith 272.05 feet to the place of beginning, said premises being further known as Sublots Nos. 20 and 21 in The Krogh-Barr Syndicate's Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

                               ACORN SUBSTATION

    PARCEL NO. 57. Situated in the Village of Avon, County of
Lorain and State of Ohio, and known as being part of Original
Avon-Township Section No. 10, and bounded and described as follows:

    Beginning in the center line of the Ridgeville-Lorain Road at the Northeasterly corner of land conveyed to Cyril A. Gates by deed dated October 2, 1944, and recorded in Volume 342, Page 187, Lorain County Deed Records; thence North 34 degrees --22'
West along the center line of the Ridgeville-Lorain Road a dis-tance of 100.04 feet; thence South 61 degrees --38' West, parallel to the Northerly line of land so conveyed to Cyril A. Gates, and being the Northerly line of land conveyed to Julius Barbier by deed dated December 6, 1954 and recorded in Volume 615, Page 235,
Lorain County Deed Records, a distance of 220.35 feet to an iron pin and passing through an iron pin 25.13 feet from said road center line; thence South 67 degrees --52' East along a Northerly extension of the center line of French Creek and along said center line a distance of 128.94 feet; thence North 61 degrees --38'
East along the Northerly line of land conveyed to Cyril A. Gates.
as aforesaid, a distance of 148.8 feet to the place of beginning and passing through an iron pin 25.13 feet from the center line of said Ridgeville-Lorain Road, and containing within said bounds 0.4212 of an acre of land, be the same more or less, as surveyed by C. T. Biggs, Registered Surveyor, but subject to all legal highways.

    PARCEL NO. 58. Situated in the Village of Avon, County of
Lorain and State of Ohio, and known as being part of Original
Avon Township Section No. 10, and bounded and described as follows:

                                                                           (CEI)




    Beginning in the center line of the Ridgeville-Lorain Road at the Northeasterly corner of land conveyed to Julius Barbier by deed dated December 6 1954, and recorded in Volume 615, Page 235, Lorain County Deed Records; thence North 34 degrees --22'
West along the center line of the Ridgeville-Lorain Road a dis-tance of 92.65 feet; thence South 61 degrees --33' West along the South-erly line of land conveyed to Lester Gilbert and Stanley Capell by deed dated April 15, 1946 and recorded in Volume 383, Page
595, Lorain County Deed Records a distance of 277.8 feet to an iron pin and passing through an iron pin on the Westerly line of said road; thence North 80 degrees --10' West along a Southerly line of land so conveyed to Lester Gilbert and Stanley Capell and the Southerly line of land conveyed to Aloysius Schneider and Bertha
Schneider by deed dated September 20, 1955 and recorded in Volume 644, Page 414, Lorain County Deed Records, a distance of 304.8 feet to the center line of French Creek and passing through an iron pin about 62.2 feet from said center line; thence
South 17 degrees --33' East along the center line of said creek a distance of 90.0 feet; thence South 67 degrees --56' East along the center line of said creek a distance of 248.8 feet; thence North 61 degrees--38'
East along the Northerly line of land conveyed to Julius Barbier, as aforesaid, a distance of 385.35 feet to the place of beginning and passing through an iron pin about 120.0 feet from said creek center line and on the Westerly line of the Ridgeville-
Lorain Road, and containing within said bounds 1.377 acres of land, be the same more or less, as surveyed by C. T. Biggs, Registered Surveyor, but subject to all legal highways.

    Parcels Nos. 57 and 58 are both subject to an easement for road purposes granted to the State of Ohio by instrument recorded in Volume 321, Page 610 of Lorain County Records.

                              NEWPORT SUBSTATION

    PARCEL NO. 59. Situated in the Township of Kirtland,
County of Lake, and State of Ohio and known as being part of Lot No. 15, Tract No. 2, in said Township and bounded and described as follows:

    Beginning in the center line of Chillicothe Road at the southerly line of said Tract No. 2; thence North 89 degrees 45' 20" East along said Tract line and passing through an iron pipe
30.16 feet from said place of beginning, a total distance of 330.16 feet to an iron pipe; thence North 05 degrees 35' 00" East, 120.0 feet to an iron pipe; thence South 89 degrees 45' 20" West, 330.16 feet to the center line of Chillicothe Road, and passing through an iron pipe 30.16 feet therefrom; thence South 05 degrees 35' 00" West along said road center line 120.0 feet to the place of beginning

                                                                           (CEI)



and containing 0.9048 acre of land, as surveyed in February, 1957, by T. R. Root, registered surveyor No. 2888, be the same more or less, but subject to all legal highways.

    Being a part of the same premises conveyed by Pittsburgh
Consolidation Coal Company to The Ceico Company by deed dated October 15, 1956, and recorded in Volume 425, Page 28 of Lake County, Ohio, Records.

                                HOPE SUBSTATION

    PARCEL NO. 60. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lot
No. 41 in A. W. Walworth's Subdivision of part of Original
Two Acre Lots Nos. 117 to 124 and 130 to 133 inclusive, as shown by the recorded plat in Volume 15 of Deeds, Page 558 of Cuya-hoga County Records, and being 50 feet front on the South-easterly side of Eagle Avenue S.E., and extending back of equal width 198 feet to the Northwesterly line of Wigman Court S.E., as appears by said plat, be the same more or less, but subject to all legal highways.

                              HANFORD SUBSTATION

    PARCEL NO. 61. Situated in the City of Parma, County of Cuyahoga, and State of Ohio, and known as being Sublot No. 29 in E. Moran's Tuxedo Farms Annex Subdivision, of Part of
Original Parma Township Lot No. 1, Blake Tract, as shown by the recorded plat in Volume 78 of Maps, Page 26 of Cuyahoga
County Records. Said Sublot No. 29 has a frontage of 71.22 feet on the easterly side of Broadview Road, in said City, and extends back 145.53 feet on the northerly line, 132.41 feet on the southerly line and has a rear line of 70 feet as appears by said plat, be the same more or less, but subject to all legal high-ways.

    PARCEL NO. 62. Situated in the City of Parma, County of Cuyahoga, and State of Ohio and known as being Sublot No. 30 in E. Moran's Tuxedo Farms Annex Subdivision, of Part of Original Parma Township Lot No. 1, Blake Tract, as shown by the recorded plat in Volume 78 of Maps, Page 26 of Cuyahoga County Records. Said Sublot No. 30 has a frontage of 71.22 feet on the easterly line of Broadview Road, in said City, and

                                                                           (CEI)





extends back 172.41 feet on the northerly line, 159.29 feet on the southerly line and has a rear line of 70 feet as appears by said plat, be the same more or less, but subject to all legal high-ways.

                            HAZEL SWITCHING STATION

    PARCEL NO. 63. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio:

And known as being all of Sub Lots Nos. 53, 54, 55, 56 and 57 and parts of Sub Lots Nos. 22, 23, 24, 25, 26, 27, 28, 29, 50, 51
and 52 and part of an unnamed Alley, now vacated, in S. S. Stone's Subdivision of a part of Original Ten Acre Lots Nos. 1 and 2, part of Original One Hundred Acre Lot No. 487 and part of Original Two Acre Lots Nos. 125 and 126, as shown by the recorded plat in Volume 1 of Maps, Page 35 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the Westerly line of Commercial Road S. E.,
60 feet wide, at the Northeasterly corner of said Sub Lot No. 57; thence Southerly along the Westerly line of Commercial
Road S. E., about 200 feet to the Southeasterly corner of said Sub Lot No. 50; thence Westerly long the Southerly line of said Sub Lot No. 50, 31 feet; thence Northwesterly along the North-easterly line of land conveyed to Wilson Terminals, Inc., by Deed dated November 7, 1949, and recorded in Volume 6859,
Page 573 of Cuyahoga County Records, about 227.59 feet to the Southeasterly line of land conveyed to the City of Cleveland by Deed recorded in Volume 8439, Page 128 of Cuyahoga County Records; thence Northeasterly along the Southeasterly line of land so conveyed to the City of Cleveland to the Northerly line of said Sub Lot No. 22; thence Easterly along the Northerly line of said Sub Lot No. 22 to the Northeasterly corner thereof; thence Southerly along the Easterly line of said Sub Lot No. 22 being also along the Westerly line of said unnamed Alley, about
2.21 feet to its intersection with the Westerly prolongation of the Northerly line of Sub Lot No. 59 in said S. S. Stone's Sub-division; thence Easterly along said prolongation 12.00 feet to the Northwesterly corner of said Sub Lot No. 59 and being also a point in the Easterly line of said unnamed Alley; thence Southerly along the Easterly line of said unnamed Alley, about
49.93 feet to the Northwesterly corner of said Sub Lot No. 57; thence Easterly along the Northerly line of said Sub Lot No. 57, about 100.16 feet to the place of beginning, be the same more or less, but subject to all legal highways.

                                                                           (CEI)




    PARCEL NO. 64. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sub
Lots Nos. 58 and 59 in S. S. Stone's Allotment of part of Original Ten Acre Lots Nos. 1 and 2, One Hundred Acre Lot No. 487 and Two Acre Lots Nos. 125 and 126, as shown by the recorded plat in Volume 1 of Maps, Page 35 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 50 feet on the Westerly side of Commercial Road S. E., and ex-tending back of equal width 100 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

                              JENNINGS SUBSTATION

    PARCEL NO. 65. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original Brooklyn Township Lot No. 85, and bounded and de-scribed as follows:

    Beginning on the northwesterly line of The Baltimore and Ohio Railroad Company's (formerly The Cleveland, Lorain and Wheeling Railway Company) right-of-way at the most easterly corner of Parcel "E" of land conveyed to The Otis Steel Com-pany by deed dated January 17, 1913 and recorded in Volume 1432, Page 241 of Cuyahoga County Records, said place of beginning being also at an angle in the southeasterly line of Quigley Road S.W., 80 feet in width, as conveyed to The City of Cleveland for Street Purposes by deed dated September 30, 1942 and recorded in Volume 5472, Page 98 of Cuyahoga County Records;

    Course No. 1: thence South 32 degrees 35' 38" West, as measured along the said northwesterly line of The Baltimore and Ohio
Railroad Company's right-of-way, a distance of 722.547 feet;

    Course No. 2: thence North 57 degrees 24' 22" West, a distance of 183.00 feet;

    Course No. 3: thence North 87 degrees 24' 22" West, a distance of 118.934 feet to its intersection with a line drawn parallel to and distant 286.00 feet northwesterly by rectangular measure-ment from the aforementioned northwesterly line of The Balti-more and Ohio Railroad Company's right-of-way;

    Course No. 4: thence North 32 degrees 35' 38" East along said parallel line, a distance of 175.332 feet to the most northerly line of land in Parcel "A" conveyed to The Otis Steel Company by deed dated January 17, 1913 and recorded in Volume 1432, Page 241 of Cuyahoga County Records;

                                                                           (CEI)





    Course No. 5: thence South 89 degrees 49' 55" East along said most northerly line of land in Parcel "A", being also the most southerly line of land conveyed to The City of Cleveland for Street Purposes as aforementioned, a distance of 63.827 feet to the southeasterly corner of Parcel "E", as aforementioned:

    Course No. 6: thence North 54 degrees 39' 57" East along the northwesterly line of said Parcel "E", being also a southeasterly line of Quigley Road S.W., 80 feet in width, conveyed to The
City of Cleveland for Street Purposes as aforementioned, a dis-tance of 617.73 feet to the place of beginning, and containing
2.55984 acres of land be the same more or less, but subject to all legal highways.

    PARCEL NO. 66. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original Brooklyn Township Lot No. 85, and bounded and de-scribed as follows:

    Beginning on the northwesterly line of The Baltimore and Ohio Railroad Company's (formerly The Cleveland, Lorain and
Wheeling Railway Company) right-of-way at a point distant
South 32 degrees 35' 38" West, as measured along said right-of-way line, 722.547 feet from the most easterly corner of Parcel "E" of land conveyed to The Otis Steel Company by deed dated
January 17, 1913 and recorded in Volume 1432, Page 241 of
Cuyahoga County Records;

    Course No. 1: thence South 32 degrees 35' 38" West, as measured along said right-of-way line, a distance of 464.997 feet;

    Course No. 2: thence North 50 degrees 33' 22" West, a distance of 139.043 feet;

    Course No. 3: thence North 57 degrees 24' 22" West, a distance of 33.81 feet;

    Course No. 4: thence North 30 degrees 18' 22" West, a distance of
128.215 feet to its intersection with a line drawn parallel to and distant 286.00 feet northwesterly by rectangular measurement from Course No. 1 above;

    Course No. 5: thence North 32 degrees 35' 38" East along said par-allel line, a distance of 330.538 feet;

    Course No. 6: thence South 87 degrees 24' 22" East, a distance of
118.934 feet;

    Course No. 7: thence South 57 degrees 24' 22" East, a distance of
183.00 feet to the place of beginning, and containing 2.82357 acres of land be the same more or less, but subject to all legal highways.

                                                                           (CEI)





    The easterly six (6) feet of both Parcels Nos. 65 and 66 is subject to a limited easement for electric transmission line purposes in favor of the Jones and Laughlin Steel Corporation as appears in a Deed recorded in Volume 8855, Page 260 of Cuyahoga County Record of Deeds. Parcel No. 65 is also subject to limited easements for sewer, water, gas, telephone and elec-tric lines and for railroad lead and switch tracks in favor of said Steel Corporation as appears in the said Deed.

                             NEWCASTLE SUBSTATION

    PARCEL NO. 67. Situated in the Township of Chester, County of Geauga, and State of Ohio, being part of Lot No. 11, Tract
No. 2, within the said Township, and described as follows:

    Beginning at the intersection of the center lines of Chilli-cothe Road and Wilson Mills Road; thence S. 04 degrees 49' 30" W.
along the center line of Chillicothe Road 358.15 feet to the north-easterly corner of lands conveyed to Frank J. Sezemsky, Jr. et.
al. by deed recorded in Volume 292, Page 361, of Geauga County records of deeds; thence N. 85 degrees 46' 00" W. along the northerly line of said Sezemsky lands, and through an iron pipe 50.0 feet from said northeasterly corner, a total distance of 190.0 feet to an iron pipe; thence N. 04 degrees 49' 30" E. 358.39 feet to the center line of Wilson Mills Road, and through an iron pipe 30.0 feet therefrom; thence S. 85 degrees 41' 40" E. along said road center line
190.0 feet to the place of beginning, containing 1.562 acres, as surveyed in June, 1957, by T. R. Root, registered surveyor No.
2888.

    Being a part of the same premises conveyed by Robert C.
Wendt to Emma Dart by deed dated November 30, 1939 and recorded in Volume 201, Page 589 of Geauga County Records.

    PARCEL NO. 67 is subject to an easement for highway pur-poses as appears in an Easement recorded in Volume 296, Page
158 of Geauga County Records.

                               SANDY SUBSTATION

    PARCEL NO. 68. Situated in the Township of Madison, Coun-ty of Lake, and State of Ohio, being part of the Cowles Lot of Tract No. 2 within the said Township, and described as follows:

    Beginning in the center line of Chapel Road at a point which is S. 840 13' 30" W. along said center line 30.13 feet from the Northwesterly corner of lands (Parcel No. 1) conveyed to George R. Parrock by deed recorded in Volume 290, Page 156, of Lake County Records of Deeds; thence S. 0 degrees 23' 00" E. par-

                                                                           (CEI)




allel to the westerly line of said Parrock lands, and through an iron pipe 30.13 feet from said place of beginning, a total dis-tance of 230.0 feet to an iron pipe; thence S. 84 degrees 13' 30" W.
110.0 feet to an iron pipe; thence N. 0 degrees 23' 00" W. 230.0 feet to the center line of Chapel Road, and through an iron pipe
30.13 feet therefrom; thence N. 84 degrees 13' 30" E. along said road center line 110.0 feet to the place of beginning, containing 0.578 acre, as surveyed in June, 1957, by T. R. Root, registered sur-veyor No. 2888, be the same more or less, but subject to all legal highways.

    Being a part of the same premises conveyed by Vern H.
Udell to Northeastern Ohio General Hospital Association by deed dated February 16, 1957, and recorded in Volume 431, Page
143 of Lake County Records.

                               VICTOR SUBSTATION

    PARCEL NO. 69. Situated in the Township of Austinburg,
County of Ashtabula and State of Ohio and being part of original
Austinburg Township Lot Fifty-Five (55), and bounded and described as follows:

    Beginning at the point of intersection of the center line of Lampson Road, 60 feet wide, with the center line of the Rock Creek-Austinburg Road (Ohio State Route No. 45), 66 feet wide; thence South 0 degrees 52'. West along the center line of said Rock Creek-Austinburg Road a distance of 180 feet; thence due
West and passing through an iron pin set in the westerly line of the Rock Creek-Austinburg Road and 33 feet distant from the center line thereof, a total distance of 283 feet to an iron pin; thence North 0 degrees 52' East, 180 feet to the center line of Lampson Road and passing through an iron pin 30 feet distant there-from; thence due East along the center line of Lampson Road, 283 feet to the place of beginning and containing 1.17 acres of land, be the same more or less, but subject to all legal highways, according to the survey of Candela and Logan, Registered Sur-veyors, made June, 1957.

                              WALBROOK SUBSTATION

    PARCEL NO. 70. Situated in the Township of Ashtabula,
County of Ashtabula and State of Ohio:

    Known as being Lots Numbers Two (2), Three (3), Four
(4), Five (5) and an Alley in the C. M. Brown Plat and being further described as follows:

                                                                           (CEI)




    Beginning at an iron pin where the westerly line of Colum-bus Ave. intersects the northerly line of Oakwood Ave.; thence running westerly along the said northerly line of Oakwood Ave. two-hundred twenty-five and 2/100 (225.02) feet to an iron pin in the southwesterly corner of said Lot Number Two (2); thence running northerly at right angles to said Oakwood Ave. along the westerly line of said Lot Number Two (2) a distance of One
Hundred Four and 90/100 (104.90) feet to an iron pin in the southerly line of lands of The N.Y.C.R.R. Co.; thence run-ning northeasterly along the said N.Y.C.R.R. Co. southerly line about a distance of Two-Hundred Twenty-six and 87/100 (226.87) feet to an iron pin in the said westerly line of Columbus Ave.; thence running Southerly along the said westerly line of Columbus Ave. One-Hundred Eighty-one and 78/100 (181.78)
feet to the place of beginning and containing 75/100 (0.75) acres of land.

Be the same more or less, but subject to all legal highways.

                               KELLY SUBSTATION

    PARCEL NO. 71. Situated in the Village of Warrensville
Heights, County of Cuyahoga and State of Ohio, and known as being part of Original Warrensville Township, Lot No. 95, and bounded and described as follows:

    Beginning on the proposed westerly line of Warrensville Center Road, 100 feet wide, as shown by the plat of Home Site Gardens Correction Plat Subdivision, as recorded in Volume 131 of Maps, page 120 of Cuyahoga County Records, at the northeasterly corner of Sublot No. 31 in said subdivision;

    Thence North 10 degrees 38' 00" East, on a line parallel to the center line of Warrensville Center Road as originally estab-lished, 60 feet wide, and distant 50 feet northwesterly by rec-tangular measurement therefrom, 371.81 feet to the north-easterly line of premises formerly registered in Cleveland
Securities Corporation by Certificate of Title No. 68010;

    Thence North 63 degrees 23' 00" West, along the northeasterly line of said premises formerly registered in Certificate of Title No. 68010 to its intersection with the line described as Course
13 of Parcel 1 of Certificate of Title No. 2258; thence North
89 degrees 20' 10" West, along Course 13 of Parcel 1, as aforesaid,
159.63 feet to the northeasterly corner of premises formerly registered in Eldon J. Bundy by Certificate of Title No. 10526;

    Thence South 10 degrees 38' 00" West, along the easterly line of premises registered in Bundy, as aforesaid, and along the




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
                                                                           (CEI)





southerly prolongation thereof, to the northerly line of the Home
Site Gardens Correction Plat Subdivision, as aforesaid; thence
South 89 degrees 52' 30" East, along the northerly line of said sub-division, to the westerly line of Sublot No. 31 in said sub-division;

    Thence northerly 0.50 feet to the northwesterly corner of said Sublot and forming an included angle of 90 degrees 08' 30" with the last described line;

    Thence easterly along the northerly line of Sublot No. 31,
175.58 feet to the place of beginning. Subject to all legal high-ways.

    Parcel No. 71 is subject to an easement in favor of the owner of adjoining land for use as a roadway for ingress and egress as shown in Land Title Registration Document No. 25999 and noted on Torrens Certificate of Title No. 68010 both on file with the Cuyahoga County Recorder, and is also subject to a reservation of slope rights as shown on Cuyahoga Board of County Commissioners Map M-4366, and as shown on Land Title Registration Document No. 207959 and noted on Torrens Certif-icate of Title No. 81791, both on file with the Cuyahoga County Recorder.

                    IVY SUBSTATION

    PARCEL NO. 72. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being parts of Sublots Nos. 2, 3, 4, 5, 7 and 8, all of Sublots Nos. 6, 10, 11, 12, 13, 15, 16 and 19 in James W. Kingsbury's Subdivision of a part of Original Newburgh Township Lot No. 432 as shown by the plat recorded in Volume 6, Page 8 of Cuyahoga County Maps, a part of that portion of Mt. Auburn Avenue S.E., 80 feet in width; vacated by Ordinance No. 47779 passed October 21, 1918 by the Council of the City of Cleveland, a part of that portion of East 87th Street, formerly Rockland Avenue, vacated by
Ordinance No. 22858 passed October 23, 1911 by the Council of the City of Cleveland, together with other unalloted lands in Original Newburgh Township Lots Nos. 432 and 433 and bound-ed and described as follows:

    Beginning on the Westerly line of Woodhill Road S.E., 80 feet in width, formerly Woodland Hills Avenue, at its intersec-tion with the Southerly line of land conveyed to The Weldon Tool Company by deed dated May 8, 1941 and recorded in Vol-ume 5232, Page 329 of Cuyahoga County Records;




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
                                                                           (CEI)





    Course No. 1: thence South 21 degrees 17' 30" West along the
Westerly line of said Woodhill Road S.E., a distance of 162.45 feet to its intersection with the Northerly line of Mt. Auburn
Avenue S.E., 80 feet in width;

    Course No. 2: thence North 89 degrees 54' 30" West along the
Northerly line of Mt. Auburn Avenue S.E., a distance of 400.207 feet to the Easterly line of that portion of Mt. Auburn Avenue
S.E. vacated by Ordinance No. 47779, as aforementioned;

    Course No. 3: thence South 00 degrees 05' 30" West along the Easterly line of Mt. Auburn Avenue S.E., so vacated, being also along the Northerly prolongation of the Easterly line of Sublot No. 11 in the aforementioned James W. Kingsbury's Sub-division, a distance of 80.00 feet to the Southerly line of Mt. Auburn Avenue S.E.;

    Course No. 4: thence South 89 degrees 54' 30" East along the
Southerly line of Mt. Auburn Avenue S.E., a distance of 200.00 feet to the Northeasterly corner of Sublot No. 19 in the aforesaid Subdivision;

    Course No. 5: thence South 00 degrees 05' 30" West along the
Easterly line of said Sublot No. 19, a distance of 140.055 feet to the Southeasterly corner thereof;

    Course No. 6: thence North 89 degrees 55' 00" West along the
Southerly line of Sublots Nos. 19, 16 and 15 in said Subdivision, a distance of 150.00 feet to the Northeasterly corner of Sublot
No. 13 in said Subdivision;

    Course No. 7: thence South 00 degrees 04' 30" West along the
Easterly line of said Sublot No. 13, a distance of 140.077 feet to the Northerly line of Manor Avenue S.E., 50 feet in width;

    Course No. 8: thence North 89 degrees 55' 30" West along the
Northerly line of Manor Avenue S.E., a distance of 100.00 feet to the Southeasterly corner of Sublot No. 9 in said Subdivision;

    Course No. 9: thence North 00 degrees 04' 30" East along the
Easterly line of said Sublot No. 9, a distance of 140.092 feet to the Northeasterly corner thereof;

    Course No. 10: thence North 89 degrees 55' 00" West along the
Northerly line of said Sublot No. 9, a distance of 50.00 feet to the Northwesterly corner thereof;

    Course No. 11: thence South 00 degrees 04' 30" West along the
Westerly line of said Sublot No. 9, a distance of 140.10 feet to the Northerly line of Manor Avenue S.E., as aforementioned;



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
                                                                           (CEI)





    Course No. 12: thence North 89 degrees 55' 30" West along the
Northerly line of Manor Avenue S.E., a distance of 312.95 feet to the Southeasterly corner of land conveyed to The New York
Central Railroad Company by deed dated November 27, 1918 and recorded in Volume 2038, Page 480 of Cuyahoga County
Records;

    Course No. 13: thence North 61 degrees 08' 30" East along a
Southeasterly line of land so conveyed, a distance of 167.945 feet to a point of curvature therein;

    Course No. 14: thence continuing Northeasterly along a Southeasterly line of land so conveyed, being along the arc of a curve deflecting to the left, a distance of 231.622 feet to its intersection with the Southwesterly prolongation of the South-easterly line of land conveyed to The New York Central Railroad Company by deed dated December 18, 1918 and recorded in Volume 2162, Page 298 of Cuyahoga County Records, said curved line having a radius of 422.28 feet and a chord which bears
North 45 degrees 25' 41.5" East a distance of 228.73 feet;

    Course No. 15: thence North 24 degrees 08' 10" East along a Southeasterly line of land conveyed to The New York Central Railroad Company as first aforementioned, and along its pro-longation Northeasterly, being along the Southeasterly line of land conveyed to The New York Central Railroad Company by deed dated December 18, 1918 and recorded in Volume 2162, Page 298 of Cuyahoga County Records, as aforesaid, a distance of 294.52 feet to the Southwesterly corner of land conveyed to The Weldon Tool Company, as aforementioned.

    Course No. 16: thence East along the Southerly line of land so conveyed to The Weldon Tool Company, a distance of 442.22 feet to the place of beginning, and containing 159386.34 square feet of land or 3.65900 acres, be the same more or less, but subject to all legal highways.

    (The foregoing description is in accordance with a survey made by George M. Garrett and Associates, September, 1957.)

    Together with all right, title and interest whatsoever of The Belt & Terminal Realty Company, either in law or equity of, in or to the streets and highways abutting the above described premises, and all the interest of said Realty Company in and to certain rights that were reserved by said Realty Company in and upon that 1.087-acre parcel of land that was conveyed to The Van Dorn and Dutton Company in deed dated August 21st,
1918 and recorded in Volume 2037, Page 347, of Cuyahoga
County Records and in and upon that 1.6555-acre parcel of land


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
                                                                           (CEI)





that was conveyed to The Weldon Tool Company in deed dated May 8th, 1941 and recorded in Volume 5232, Page 329, of Cuya-hoga County Records,--which rights, pertaining to a certain storm-water sewer and to a certain sanitary sewer, were re-served for the benefit of certain land and lands therein men-tioned and of which the premises hereby conveyed form a part.

    Parcel No. 72, insofar as it is affected thereby, is subject to:

    (a) all of the easements, rights, covenants, agreements and reservations contained in three certain deeds from The Belt & Terminal Realty Company to The Van Dorn and Dutton Com-pany dated July 12th, 1915, May 16th, 1916 and August 21st, 1918, respectively, and recorded in Volume 1710, Page 306, in Volume 1811, Page 24, and in Volume 2037, Page 347, respec-tively, of Cuyahoga County Records;

    (b) all of the easements, restrictions, covenants and agree-ments contained in that certain deed from The Belt & Terminal
Realty Company to The Weldon Tool Company dated May 8th.
1941 and recorded in Volume 5232, Page 329, of Cuyahoga
County Records;

    (c) that certain sewer easement heretofore given by The
Belt & Terminal Realty Company to the City of Cleveland by instrument dated December 6th, 1918 and recorded in Volume
2039, Page 630, of Cuyahoga County Records.

                                COVE SUBSTATION

    PARCEL NO. 73. Situated in the City of Bay Village, County of Cuyahoga and State of Ohio, and known as being part of Original Dover Township Lot No. 86 and bounded and described as follows:

    Beginning on the Northerly line of Knickerbocker Road, 86 feet wide, at the Southwesterly corner of land conveyed to Pro-ductive Tool Service Inc. by deed dated August 2, 1956 and recorded in Volume 8666, Page 616 of Cuyahoga County Rec-ords; thence Westerly, along the Northerly line of Knickerbocker Road, 110 feet to a point thence Northerly, parallel with the Westerly line of land conveyed to Productive Tool Service Inc.
as aforesaid, about 200.20 feet to the Southerly line of the Cahoon Estates Subdivision No. 2, as recorded in Volume 88 of Maps, Page 39 of Cuyahoga County Records; thence Easterly, along the Southerly line of said Subdivision, about 110 feet to the Northwesterly corner of land conveyed to Productive Tool Service Inc. as aforesaid; thence Southerly along the Westerly line of land so conveyed, about 197.98 feet to the place of begin-ning and containing about 0.50275 acre of land, be the same more or less, but subject to all legal highways.


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
                                                                           (CEI)



                              PENBROOK SUBSTATION

    PARCEL NO. 74. Situated in the Township of Newbury,
County of Geauga, and State of Ohio, being part of Lot No. 1,
Tract No. 2, within the said Township, and bounded and de-scribed as follows:

    Beginning in the center line of Kinsman Road (State
Route 87) at the northwesterly corner of lands conveyed to John D. and Marie Varkett by deed recorded in Volume 307,
Page 339, of Geauga County Records of Deeds, said point being S. 84 degrees 18' 20" E. along said center line 744.0 feet from an iron pin at the intersection of the center lines of Kinsman
Road and Ravenna Road (State Route 44); thence S. 03 degrees 33'
40" W. along the westerly line of said Varkett lands, and through an iron pipe 40.03 feet from said place of beginning, a total distance of 280.0 feet to an iron pipe; thence N. 84
18' 20" W. 150.0 feet to an iron pipe; thence N. 030 33# 40" E.
280.0 feet to the center line of Kinsman Road, and through an iron pipe 40.03 feet therefrom; thence S. 84 degrees 18' 20" E. along said road center line 150.0 feet to the place of beginning, and containing 0.963 acre, as surveyed in August, 1957, by T. R.
Root, Registered Surveyor No. 2888, be the same more or less but subject to all legal highways.

Parcel No. 74 is subject to easements for telephone line, public highway and slope right use and purposes all as appear in instruments recorded in Volume 205, Page 157, Volume 277, Page 304 and Volume 277, Page 308, respectively, of Geauga County Records.

                         EASTLAKE ASH DISPOSAL GROUND

    PARCEL NO. 75. Situated in the City of Eastlake, County of Lake and State of Ohio, being a part of Lot Number 4
Chagrin Gore and part of Lot Number 5, Card Tract in said
City and is further bounded and described as follows:

    Beginning at a point in the center line of Erie Road at the intersection of said center line with the northerly line of Lot No. 5, Card Tract in said City;

    Thence N. 42 degrees 26' 15" W. along the center line of Erie Road a distance of 190.00 feet to the northerly line of land conveyed by The Bil-More Excavating, Inc., to Edwin J. Wagner and Rita
E. Wagner by deed dated March 5, 1956, and recorded in Vol-ume 407, Page 160 of Lake County Records, and the principal place of beginning of the premises herein described



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
                                                                           (CEI)


    Thence N. 42 degrees 26' 15" W. along the center line of Erie Road a distance of 190 feet to a point;

    Thence N. 47 degrees 33' 45" E. a distance of 266.41 feet to an iron pipe stake (at a distance of 30.00 feet passing through an iron pipe stake in the northeasterly line of said Erie Road.)

    Thence N. 59 degrees 04' 30" W. a distance of 152.42 feet to an iron pipe stake.

    Thence N. 0 degrees 43' 06" E. a distance of 134.93 feet to an iron pipe stake in the southerly line of Lake Shore Boulevard Estates
Subdivision No. 2.

    Thence S. 89 degrees 16' 54" E. along the southerly line of said Subdivision a distance of 2452.77 feet to an iron pipe stake.

    Thence S. 27 degrees 41' 15" W. a distance of 77.20 feet to an iron pipe stake.

    Thence S. 1 degrees 55' 25" E. a distance of 234.08 feet to an iron pipe stake.

    Thence 5. 41 degrees 34' 55" E. a distance of 62.52 feet to an iron pipe stake.

    Thence S. 52 degrees 39' 35" E. a distance of 360.00 feet to a point lying in the channel of the Chagrin River.

    Thence S 57 degrees 21' 20" W. a distance of 298.74 feet to an iron pipe stake.

    Thence S. 88 degrees 00' W. a distance of 88.40 feet to an iron pipe stake.

    Thence N. 68 degrees 37' W. a distance of 174.90 feet to an iron pipe stake.

    Thence N. 30 degrees 56' W. a distance of 271.30 feet to an iron pipe stake.

    Thence N. 64 degrees 22' W. a distance of 124.10 feet to an iron pipe stake.

    Thence N. 20 degrees 50' W. a distance of 129.40 feet to an iron pipe stake.

    Thence N. 20 degrees 00' E. a distance of 105.60 feet to an iron pipe stake.

    Thence N. 16 degrees 30' W. a distance of 66.00 feet to an iron pipe stake.

                                                                           (CEI)





    Thence N. 47 degrees 00' W. a distance of 91.10 feet to an iron pipe stake.

    Thence S. 87 degrees 00' W. a distance of 161.00 feet to an iron pipe stake.

    Thence S. 81 degrees 15' W. a distance of 85.80 feet to an iron pipe stake.

    Thence S. 37 degrees 30' W. a distance of 99.00 feet to an iron pipe stake.

    Thence S. 25 degrees 00' E. a distance of 138.60 feet to an iron pipe stake.

    Thence S. 52 degrees 15' W. a distance of 55.40 feet to an iron pipe stake.

    Thence S. 71 degrees 30' W. a distance of 174.90 feet to an iron pipe stake (at a distance of 111.85 feet passing through an iron pipe stake in the most northerly corner of lands now or formerly owned by George W. Balkwill.)

    Thence S. 59 degrees 00' W. a distance of 94.40 feet to an iron pipe stake.

    Thence S 45 degrees 45' W. a distance of 66.00 feet to an iron pipe stake.

    Thence S 55 degrees 45' W. a distance of 99.00 feet to an iron pipe stake.

    Thence S 49 degrees 30' W. a distance of 141.90 feet to an iron pipe stake.

    Thence S. 20 degrees 00' W. a distance of 160.40 feet to an iron pipe stake.

    Thence S. 38 degrees 00' W. a distance of 91.70 feet to an iron pipe stake.

    Thence N. 69 degrees 00' W. a distance of 101.60 feet to an iron pipe stake.

    Thence N. 30 degrees 53' 45" W. a distance of 126.35 feet to an iron pipe stake in the northerly line of Card Tract.

    Thence N. 88 degrees 48' 55" W. (along the northerly line of said Card Tract a distance of 305.84 feet at a distance of 20.00 feet passing through a stone monument.)

    Thence N. 42 degrees 26' 15" West a distance of 371.08 feet to the northerly line of land conveyed to Edwin J. Wagner and Rita E.


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
                                                                           (CEI)




Wagner by deed recorded in Volume 407, Page 160 of Lake
County Records as aforesaid;

    Thence S. 47 degrees 33' 45" west along said northerly line of land so conveyed to Edwin J. Wagner and Rita E. Wagner, a distance of 190.00 feet to the principal place of beginning and containing
27.177 acres of land, according to the survey made by Homer
Cole, Registered Surveyor No. 1335, be the same more or less but subject to all legal highways.

    Parcel No. 75 is subject to an easement for a pipe line for the purpose of transporting solids, liquids, gases and mixtures thereof, as appears in an instrument recorded in Volume 385, Page 251 of Lake County Records.

    PARCEL NO. 76. Situated in the City of Eastlake, County of Lake and State of Ohio, being a part of Lot Number 5 of the Card Tract, and part of Lot Number 4 of the Chagrin Gore in said City and is further bounded and described as follows:

    Beginning at an iron pipe stake in the south line of said
Lot Number 5, in the north line of lands now or formerly owned by Roland P. Daggett, from which the intersection of the center lines of Erie Road and Roberts Road bears N. 89 degrees 15' 20" W. a distance of 327.80 feet.

    Thence N. 24 degrees 33' 20" W. a distance of 106.13 feet to an iron pipe stake.

    Thence N. 51 degrees 10' 20" W. a distance of 145.40 feet to an iron pipe stake.

    Thence N. 36 degrees 15' 20" W. a distance of 107.80 feet to an iron pipe stake.

    Thence N. 25 degrees 17' 20" W. a distance of 140.70 feet to an iron pipe stake.

    Thence N. 49 degrees 01' 20" W. a distance of 119.88 feet to an iron pipe stake.

    Thence N. 0 degrees 42' 40" E. a distance of 102.55 feet to an iron pipe stake.

    Thence N. 30 degrees 31' 50" W. a distance of 163.70 feet to an iron pipe stake in the center of a brook and in an angle of the southerly line of land now or formerly belonging to Adolph and Adele H. Schweers.

    Thence upstream along or near the center of said brook and the southerly line of said Schweers land by the following courses:

                                                                           (CEI)




    S. 69 degrees 00' E. a distance of 101.60 feet to an iron pipe stake.

    N. 38 degrees 00' E. a distance of 91.70 feet to an iron pipe stake.

    N. 20 degrees 00' E. a distance of 160.40 feet to an iron pipe stake.

    N. 49 degrees 30' E. a distance of 141.90 feet to an iron pipe stake.

    N. 55 degrees 45' E. a distance of 99.00 feet to an iron pipe stake.

    N. 45 degrees 45' E. a distance of 66.00 feet to an iron pipe stake.

    N. 59 degrees 00' E. a distance of 94.40 feet to an iron pipe stake.

    N. 71 degrees 30' E. a distance of 63.05 feet to an iron pipe stake in the westerly line of land now or formerly belonging to Mar-garet Shehan Crafts, et al.

    Thence still along or near the center of said brook and the dividing line between said Craft's land and land conveyed to George W. Balkwill by deed recorded in Volume 196, Page 291,
Lake County Record of Deeds, by the following courses:

    S. 40 degrees 17' 20" E. a distance of 348.00 feet to an iron pipe stake.

    S. 4 degrees 42' 40" W. a distance of 94.90 feet to an iron pipe stake.

    S. 4 degrees 15' 40" W. a distance of 135.70 feet to an iron pipe stake.

    S. 28 degrees 44' 40" W. a distance of 368.10 feet to an iron pipe stake.

    S. 18 degrees 14' 40" W. a distance of 128.50 feet to an iron pipe stake.

    S. 14 degrees 15' 20" E. a distance of 242.80 feet to an iron pipe stake.

    Thence N. 89 degrees 15' 20" W. a distance of 180.00 feet to the place of beginning, containing 12.169 Acres of land, according to a survey and description made by Homer A. Cole, Ohio
Registered Surveyor No. 1335.

    Parcels Nos. 75 and 76 being the same premises conveyed to Vine Company, Inc. by the Bil-More Excavating, Inc. by deed dated April 9, 1956, and recorded in Volume 410, Page 42 of
Lake County Records.

                               OXFORD SUBSTATION

    PARCEL NO. 77. Situated in the Township of Auburn, County of Geauga, and State of Ohio, being part of Lot No. 3, Tract
No. 1, within the said Township, and described as follows:


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
                                                                           (CEI)



    Beginning in the center line of Munn Road also known as Gilmore Road (60 feet wide) at a point which is S. 04 degrees 51' 30"
W. along said center line 1323.9 feet from the intersection of the center lines of Munn Road and Stafford Road (60 feet wide) thence N. 86 degrees 15' 00" W. through an iron pipe 30.0 feet from said place of beginning, a total distance of 280.0 feet to an iron pipe; thence S. 04 degrees 51' 30" W. and parallel to the center line of Munn Road 110.0 feet to an iron pipe in the northerly line of lands (second parcel) conveyed to Nettie Cline by deed recorded in volume 127, page 382, of Geauga County records of deeds;
thence S. 86 degrees 15' 00" E. along said northerly line 280.0 feet to the center line of Munn Road, and through an iron pipe 30.0 feet therefrom; thence N. 04 degrees 51' 30" E. along said road center line of Munn Road 110.0 feet to the place of beginning, con.
taining 0.706 acre, be the same more or less, but subject to all legal highways, as surveyed in November, 1957, by T. R. Root, registered surveyor No. 2888.

    Being a part of the same premises conveyed to Lewis M.
Brockway by deed dated March 31, 1909 and recorded in Volume
127, Page 458 of Geauga County Records.

                               MARBLE SUBSTATION

    PARCEL NO. 78. Situated in the Township of Mentor, County of Lake, and State of Ohio, being part of Lot No. 8, Tract No.
4, within the said Township, and described as follows:

    Beginning on the easterly right of way line of Reynolds
Road (State Route 306) 60 feet wide, at its intersection with the northwesterly line of lands conveyed to The New York Central
Railroad Company by deed recorded in Volume 111, Page 231, of Lake County Records of Deeds; thence N. 52 degrees 17' 00" E. along said northwesterly line so conveyed to The New York Central and through an iron pipe 1.0 foot from said place of beginning, a total distance of 275.09 feet to an iron pipe; thence N. 37 degrees 43' 00" W. 110.0 feet to an iron pipe; thence S. 52 degrees 17' 00"
W. 200.0 feet to the easterly right of way line of Reynolds
Road (State Route 306), and through an iron pipe 1.0 foot there-from; thence S. 03 degrees 23' 50" E. along said easterly line of Reynolds Road 133.19 feet to the place of beginning, containing
0.599 acre, as surveyed in November, 1957, by T. R. Root, regis-tered surveyor No. 2888, be the same more or less, but subject to all legal highways.

    Being a part of the same premises conveyed by The Cleve-land Trust Company to Anthony G. Mara and Blanche T. Mara by deed dated July 7, 1944, and recorded in Volume 199, Page
486 of Lake County Records.



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
                                                                           (CEI)





                             [TOP PORTION OF PAGE
                             INTENTIONALLY BLANK]




                               INGALL SUBSTATION

    PARCEL NO. 1. Situated in the City of East Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Sublots Nos. 1 and 2 in the Windermere Realty Co's. Euclid Avenue Allotment of a part of Original 100 Acre Lots Nos. 389 and 390 as shown by the plat recorded in Volume 25, Page 29 of Cuyahoga County Maps, together with other un-alloted land in Original 100 Acre Lot No. 390, and bounded and described as follows:

    Beginning on the southeasterly line of Euclid Avenue, 86 feet in width, at its intersection with the northeasterly line of land conveyed to Willard A. Calhoun by deed dated October 1, 1894 and recorded in Volume 590, Page 45 of Cuyahoga County
Records, said place of beginning being distant South 37 degrees 51' 10" West, as measured along said southeasterly line of Euclid Avenue from its intersection with the southwesterly line of Garfield
Road, 36 feet in width, a distance of 45.00 feet;

    Course No. 1: thence South 52 degrees 29' 20" East along the north-easterly line of land so conveyed to Willard A. Calhoun, a distance of 179.00 feet to the most easterly corner of land so conveyed;

    Course. No. 2: thence South 37 degrees 51' 10" West along the southeasterly line of land so conveyed and along its prolongation


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
                                                                           (CEI)





southwesterly, a distance of 187.91 feet to the northeasterly line of Rosalind Avenue, 50 feet in width;

    Course No. 3: thence North 52 degrees 08' 50" West along the north-easterly line of Rosalind Avenue, a distance of 30.00 feet to a point, said point being distant South 52 degrees 08' 50" East, as mea-sured along said northeasterly line of Rosalind Avenue, a dis-tance of 48.997 feet from the most southerly corner of land conveyed to Noreen O'Malley by deed dated October 22, 1955 and recorded in Volume 8467, Page 99 of Cuyahoga County
Records;

    Course No. 4: thence North 37 degrees 51' 10" East, a distance of
86.00 feet;

    Course No. 5: thence North 52 degrees 08' 50" West along the south-easterly prolongation of the northeasterly line of land conveyed to the aforesaid Noreen O'Malley and along said northeasterly line, a distance of 148.977 feet to the southeasterly line of Euclid Avenue;

    Course No. 6: thence North 37 degrees 51' 10" East along the southeasterly line of Euclid Avenue, a distance of 100.84 feet to the place of beginning, and containing 20725.545 square feet or 0.47579 acre of land according to the survey made in Decem-ber, 1957, by Geo. M. Garrett and Associates, Registered Profes-sional Engineers and Surveyors, be the same more or less but subject to all legal highways.

    Being part of the premises conveyed to the Company by deed recorded in Volume 9049, Page 153 of Cuyahoga County Record of Deeds.

    Parcel No. 1 is subject to a restriction limiting its use for residence purposes only and prohibiting the sale of intoxi-cating beverages as shown in deeds recorded in Volume 957, Page 521 and Volume 993, Page 29 of Cuyahoga County Record of Deeds.

                            IVY SUBSTATION ADDITION

    PARCEL NO. 2. Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being Sublot No. 20 and part of Sublot No. 21 in James W. Kingsbury's Subdivision of a part of Original Newburgh Township Lot No. 432 as shown by the plat recorded in Volume 6, page 8 of Cuyahoga County Maps, together forming a parcel of land bounded and described as follows:

    Beginning on the westerly line of Woodhill Road S. E., 80 feet in width, formerly Woodland Hills Avenue, at its intersection



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
                                                                           (CEI)



with the southerly line of Mt. Auburn Avenue S. E., 80 feet in width;

    Course No. 1: thence South 21 degrees 17' 30" West along the westerly line of said Woodhill Road S. E., a distance of 60.39 feet to its intersection with the westerly line of East 93rd Street, 80 feet in width, formerly Woodland Hills Avenue;

    Course No. 2: thence South 00 degrees 36' 00" East along the westerly line of said East 93rd Street, a distance of 43.735 feet to the southeasterly corner of Parcel No. 3 of lands conveyed to The Gund Realty Company by deed dated December 29, 1922 and recorded in Volume 2687, Page 435 of Cuyahoga County Records;

    Course No. 3: thence North 89 degrees 55' 00" West along the south-erly line of said Parcel No. 3, a distance of 36.567 feet to the southeasterly corner of a triangular parcel of land conveyed by The Gund Realty Company to Cleveland Screw Products by deed dated December 29, 1954 and recorded in Volume 8240, Page 88 of Cuyahoga County Records;

    Course No. 4: thence North 00 degrees 05' 00" East along the easterly line of said triangular parcel of land so conveyed, a dis-tance of 0.32 feet to the northeasterly corner thereof;

    Course No. 5: thence South 89 degrees 55' 07" West along the northerly line of said triangular parcel of land so conveyed, a distance of 111.30 feet to the southwesterly corner of Parcel No. 3 of lands conveyed to The Gund Realty Company, as aforemen-tioned;

    Course No. 6: thence North 00 degrees 05' 30" East along the westerly line of said Parcel No. 3, being along the westerly line of Sublots Nos. 21 and 20 as aforementioned, a distance of 100.056 feet to the southerly line of Mt. Auburn Avenue S. E., as afore-mentioned;

    Course No. 7: thence South 89 degrees 54' 30" East along the southerly line of Mt. Auburn Avenue S. E., a distance of 169.177 feet to the place of beginning, and containing 15349.01 square feet of land or 0.35236 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 9051, Page 582 of Cuyahoga County Record of
Deeds.

    Parcel No. 2 is subject to an unrecorded lease in favor of Cleveland Screw Products Corporation as shown in the deed by which the Company took title.

                                                                           (CEI)


                               FABER SUBSTATION

    PARCEL NO. 3. Situated in the Village of North Royalton,
County of Cuyahoga and State of Ohio, and known as being part of Original Royalton Township Section No. 2, and bounded and described as follows:

    Beginning on the westerly line of said Section No. 2, being also the center line of West 130th Street, 60 feet in width, at a point distant South 00 degrees 26' 00" West 190.00 feet, as measured along said center line from its intersection with the center line of Albion Road, 60 feet in width, said point of intersection being also at the northwesterly corner of said Section No. 2;

    Course No. 1: thence South 89 degrees 47' 30" East along a line drawn parallel to the northerly line of said Section No. 2, which is also the center line of said Albion Road, a distance of 230.00 feet;

    Course No. 2: thence South 00 degrees 26' 00" West along a line drawn parallel to the center line of West 130th Street, a distance of 110.00 feet;

    Course No. 3: thence North 89 degrees 47' 30" West along a line drawn parallel to Course No. 1 above described, a distance of
230.00 feet to the center line of West 130th Street;

    Course No. 4: thence North 00 degrees 36' 00" East along the center line of West 130th Street, a distance of 110.00 feet to the place of beginning, and containing 21999.80 square feet of land or
0.50504 acre exclusive of one-half of West 130th Street, according to the survey of George M. Garrett and Associates, Registered
Professional Engineers and Surveyors, made in January, 1958, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 9060, Page 571 of Cuyahoga County Record of
Deeds.

                              KENDALL SUBSTATION

    PARCEL NO. 4. Situated in the Village of Bedford Heights,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 30 and bounded and described as follows:

    Beginning at a point in the center line of Perkins Road (60 feet wide) distant South 0 degrees 38' 6" East 272.66 feet, measured along said center line, from an iron monument in the center line

                                                                           (CEI)



of Aurora Road (60 feet wide), said place of beginning being also the Southwesterly corner of land conveyed to Ralph Jelinek by deed dated December 9, 1932 and recorded in Volume 4281, Page 452 of Cuyahoga County Records; Thence North 89 degrees 21'
East and along the Southerly line of land so conveyed to Ralph
Jelinek, a distance of 140.88 feet to an angle point therein; Thence North 32 degrees 28' East and along the Southeasterly line of land so conveyed to Ralph Jelinek, a distance of 151.44 feet to a point in the center line of Aurora Road; Thence South 57 degrees 32' East and along the center line of Aurora Road, a distance of 112.13 feet to a point therein; Thence South 32 degrees 33' 40" West a distance of 211.09 feet to a point in the Northeasterly corner of land con-veyed to Joseph Codispoti and Josephine Codispoti by deed dated
June 28, 1933 and recorded in Volume 4310, Page 400 of Cuya-hoga County Records; Thence South 89 degrees 18' 10" West and along the Northerly line of land so conveyed to Joseph Codispoti and Josephine Codispoti, a distance of 201.95 feet to a point in the center line of Perkins Road; Thence North 0 degrees 38' 06" West and along the center line of Perkins Road, a distance of 111.20 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 9062, Page 701 of Cuyahoga County Record of
Deeds.

    PARCEL NO. 4 is subject to a gas pipe line right of way in favor of The East Ohio Gas Company as shown in an instru-ment recorded in Volume 7230, Page 693 of Cuyahoga County
Record of Deeds.

                        NORTHFIELD SUBSTATION ADDITION

    PARCEL NO. 5. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 87, and bounded and described as follows:

    Beginning on the center line of Northfield Road, 60 feet in width, as established by Map of Finding and Establishing the center line of NorthfIeld Road as recorded in Volume 152, Page
20 of Cuyahoga County Map Records, at a point distant South
0 degrees 29' 30" East, 106.00 feet from the Northwest corner of land conveyed to Elizabeth Werner by Deed dated September 7, 1920 and recorded in Volume 2490, Page 84 of Cuyahoga County
Records, said place of beginning being distant North 0 degrees 29' 30" West, as measured along said center line of Northfield Road,

                                                                           (CEI)





965.00 feet from its intersection with the South line of Original
Bedford Township Lot No. 87;

    Course No. 1: thence North 0 degrees 29' 30" West, along said center line of Northfield Road, a distance of 292.52 feet to a Southwest corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated April 27, 1948 and recorded in Volume 6494, Page 430 of Cuyahoga County Records;

    Course No. 2: thence South 89 degrees 47' 28" East, along a South line of land so conveyed to The Cleveland Electric Illuminating
Company, a distance of 380.00 feet to an interior corner thereof;

    Course No. 3: thence South 0 degrees 29' 30" East, along a Westerly line of land so conveyed to The Cleveland Electric Illuminating
Company, a distance of 186.52 feet to the Northerly line of land conveyed to Elizabeth Werner as aforesaid;

    Course No. 4: thence South 89 degrees 47' 28" East, along the North line of land so conveyed to Elizabeth Werner, being also along a South line of land conveyed to The Cleveland Electric Illuminat-ing Company as aforesaid, a distance of 201.65 feet to the North-east corner of land so conveyed to Elizabeth Werner;

    Course No. 5: thence South 0 degrees 29' 30" East, along the East-erly line of land so conveyed to Elizabeth Werner, a distance of
106.00 feet to a point;

    Course No. 6: thence North 89 degrees 47' 28" West, a distance of
581.65 feet to the place of beginning, and containing 2.841 acres of land exclusive of the Easterly one-half of Northfield Road, according to the survey of George M. Garrett & Associates, Regis-tered Professional Engineers and Surveyors, made in November of 1957, be the same more or less, but subject to all legal high-ways.

    Being part of the premises conveyed to the Company by deed recorded in Volume 9072, Page 486 of Cuyahoga County Record of Deeds.

    Parcel No. 5 is subject to: pipe line easements in favor of Standard Oil Company as shown in instruments recorded in Volume 4803, Pages 215 and 216 of Cuyahoga County Record of Deeds; water and sewer pipe line easements in favor of the Village of Walton Hills and the County of Cuyahoga as shown in instruments recorded in Volume 8028, Pages 183 and 191, re-spectively, of Cuyahoga County Record of Deeds; and, a covenant regarding maintenance of fences as shown in the deed convey-ing said Parcel to the Company.

                                                                           (CEI)



                              DANBURY SUBSTATION

    PARCEL NO. 6. Situated in the Township of Olmsted, County of Cuyahoga and State of Ohio, and known as being a part of Original Olmsted Township Tract No. 1, and bounded and described as follows:

    Beginning on the center line of Bagley Road, 40 feet in width, at a point distant South 89 degrees 22' 00" East, as measured along said center line from its intersection with the southerly prolongation of the easterly line of Sublot No. 3 in the Margaret Gannon Subdivision of a part of Tract 1, Olmsted Township, as shown by the plat recorded in Volume 33, Page 15 of Cuyahoga
County Maps, a distance of 270.00 feet, said place of beginning being also distant South 89 degrees 22' 00" East, as measured along said center line, a distance of 90.00 feet from the southeasterly corner of land conveyed to Thomas Nowakowski by deed dated
October 30, 1947 and recorded in Volume 6435, Page 645 of
Cuyahoga County Records;

    Course No. 1: thence North 00 degrees 08' 10" East along a line drawn parallel to the easterly line of said Sublot No. 3 and its southerly prolongation, a distance of 280.00 feet;

    Course No. 2: thence South 89 degrees 22' 00" East along a line drawn parallel to the center line of Bagley Road, a distance of
110.00 feet to its intersection with a line drawn parallel to and distant 110.00 feet southeasterly by rectangular measurement from Course No. 1 above described;

    Course No. 3: thence South 00 degrees 08' 10" West along said line drawn parallel to said Course No. 1, a distance of 280.00 feet to the center line of Bagley Road;

    Course No. 4: thence North 89 degrees 22' 00" West along the cen-ter line of Bagley Road, a distance of 110.00 feet to the place of beginning, and containing 28599.91 square feet of land or 0.65656 acres exclusive of the northerly one-half of Bagley Road, be the same more or less, but subject to all legal highways, according to the survey made on November 11, 1957, by George M. Garrett
& Associates, Registered Professional Surveyors.

    Being the premises conveyed to the Company by deed re-corded in Volume 9084, Page 154 of Cuyahoga County Record of
Deeds.

                              JUNIPER SUBSTATION

    PARCEL NO. 7. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part

                                                                           (CEI)





of Original Bedford Township Lot No. 82, and bounded and de-scribed as follows:

    Beginning in the center line of Alexander Road (60 feet wide), at a point distant Westerly, as measured along said Road line, 357 feet from the Southwesterly corner of land owned by Joseph D. and Anna Kaderabek, by Deed dated April 22, 1942, and recorded in Volume 5436, Page 687 of Cuyahoga County
Records; thence continuing North 89 degrees 09' West along the center line of Alexander Road aforesaid, 150 feet to a point; thence
North and parallel with said Kaderabek's Westerly line, 1000 feet to an iron pin set; thence South 89 degrees 09' East, 150 feet to an iron pin set; thence South and parallel with Kaderabek's
Westerly line, 1000 feet to the center of Alexander Road and the place of beginning, containing 3.444 Acres of land, be the same more or less, but subject to all legal highways.

    PARCEL NO. 8. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and de-scribed as follows:

    Beginning in the center line of Alexander Road (60 feet wide), at a point distant North 89 degrees 09' West, 107 feet from the Southwesterly corner of lands owned by Joseph D. and Anna
Kaderabek, by Deed dated February 26, 1942, and recorded in Volume 5436, Page 687 of Cuyahoga County Records; thence continuing North 890 09' West along the center line of Alexander
Road, 250 feet; thence North and parallel with said Kaderabek's
Westerly line, 1000 feet; thence South 89 degrees 09' East being parallel with the center line of Alexander Road, 250 feet to a point;
thence South and parallel with Kaderabek's Westerly line, 1000 feet to the place of beginning, containing 5.741 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 8 is subject to a building setback restriction as shown in a deed recorded in Volume 6022, Page 44 of Cuyahoga
County Record of Deeds.

    Parcels Nos. 7 and 8 being the premises conveyed to the Company by deed recorded in Volume 9076, Page 5 of Cuyahoga
County Record of Deeds.

    PARCEL NO. 9. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and described as follows:

                                                                           (CEI)



    Beginning on the center line of Alexander Road, 60 feet wide, at the Southeast corner of land conveyed to Joseph D. Kaderabek and Anna Kaderabek by Deed dated February 26, 1942, and re-corded in Volume 5436, Page 687 of Cuyahoga County, Ohio,
Records; thence Westerly along the center line of Alexander
Road about 150 feet to the Easterly line of land conveyed to Herman H. Barnow and Anna Barnow by Deed dated May 22,
1951 and recorded in Volume 7260, Page 422 of Cuyahoga County,
Ohio, Records; thence Northerly along the Easterly line of land so conveyed to Herman H. Barnow and Anna Barnow as afore-said, about 1,000 feet to the Northeasterly corner thereof; thence Westerly along the Northerly line of land so conveyed to Herman
H. Barnow and Anna Barnow as aforesaid, and continuing West-erly along the Northerly line of lands conveyed to Frank Hribal and Barbara Hribal by Deed dated August 24, 1945 and recorded in Volume 6022, Page 44 of Cuyahoga County Records and by
Deed dated September 24, 1945 and recorded in Volume 6839,
Page 385 of Cuyahoga County Records, to the Easterly line of lands conveyed to Roman J. Triska by Deed dated June 30, 1952 and recorded in Volume 7499, Page 189 of Cuyahoga County
Records; thence Northerly along the Easterly line of land so conveyed to Roman J. Triska about 376.79 feet to the Southerly line of a 150-foot wide easement granted to The Cleveland Elec-tric Illuminating Company by Instrument dated August 11, 1931 and recorded in Volume 4014, Page 157 of Cuyahoga County
Records; thence Easterly along the Southerly line of said Ease-ment, about 654.30 feet to the Easterly line of land conveyed to Joseph D. Kaderabek and Anna Kaderabek as first aforesaid;
thence Southerly along said Easterly line about 1379.85 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    PARCEL NO. 10. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and described as follows:

    Beginning on the center line of Alexander Road, (60 feet wide) at the Southeasterly corner of land conveyed to Joseph D. Kaderabek and Anna Kaderabek by Deed dated February 26,
1942, and recorded in Volume 5436, Page 687 of Cuyahoga
County Records; thence Northerly along the Easterly line of land so conveyed to Joseph D. Kaderabek and Anna Kaderabek 1379.85 feet to the Southerly line of a 150-foot wide Easement granted to The Cleveland Electric Illuminating Company by Instrument dated September 11, 1931, and recorded in Volume 4200, Page

                                                                           (CEI)




466 of Cuyahoga County Records; thence Easterly along the
Southerly line of said Easement to its intersection with a line drawn parallel with and distant 30 feet Westerly, measured normally, from the Westerly line of land conveyed to The Lake
Erie and Pittsburgh Railway Company by Deed dated May 10,
1926, and recorded in Volume 3354, Page 392 of Cuyahoga
County Records; thence Northerly along said parallel line to the center line of Dunham Road (66 feet wide); thence Southeasterly and Easterly along the center line of Dunham Road to the West-erly line of land so conveyed to The Lake Erie and Pittsburgh Railway Company as aforesaid; thence Southerly along said
Westerly line to the center line of Alexander Road; thence West-erly along the center line of Alexander Road to the place of begin-ning, be the same more or less, but subject to all legal highways.

    Parcel No. 10 is subject to the right of the State of Ohio to maintain a water line in a 10 foot strip of land in the Westerly side of Dunham Road as shown in instruments recorded in Volume 6879, Page 688 and Volume 6879, Page 687 of Cuyahoga
County Record of Deeds.

    Parcels Nos. 9 and 10 being the premises conveyed to the Company, by deed recorded in Volume 9410, Page 398 of Cuya-hoga County Record of Deeds.

    PARCEL NO. 11. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and described as follows:

    Beginning on the center line of Alexander Road, at the Southwesterly corner of land conveyed to Joseph D. and Anna Kaderabek, by Deed recorded in Volume 5438, Page 687 of
Cuyahoga County Records; thence Northerly along the Westerly line of land so conveyed 1000 feet to the Southerly line of land conveyed to Joseph D. and Anna Kaderabek, by Deed recorded in Volume 6650, Page 726 of Cuyahoga County Records; thence
Westerly along said Southerly line, about 107 feet to the North-easterly corner of land conveyed to Frank and Barbara Hribal, by Deed recorded in Volume 6022, Page 44 of Cuyahoga County Records; thence Southerly along the Easterly line of land so con-veyed, 1000 feet to the center line of Alexander Road; thence Easterly along said center line of Alexander Road, 107 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 9097, Page 571 of Cuyahoga County Record of Deeds.

                                                                           (CEI)



    Parcels Nos. 7, 9, 10 and 11 are subject to certain building restrictions in favor of the Board of Park Commissioners of the Cleveland Metropolitan Park District as shown in an instrument recorded in Volume 5870, Page 697 of Cuyahoga County Record of Deeds.

    PARCEL NO. 12. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and described as follows:

    Beginning at the Southeasterly corner of land conveyed to Joseph F. Klukan and Albe Klukan by Deed dated February 8,
1951, and recorded in Volume 7226, Page 316 of Cuyahoga
County Records, said point being also the Northeasterly corner of land conveyed to Edward A. Papesh and Isabelle R. Papesh by Deed dated June 30, 1952, and recorded in Volume 7498, Page 644 of Cuyahoga County Records; thence Westerly along the Northerly line of land so conveyed to Edward A. Papesh and Isabelle R. Papesh and along the Northerly line of land con-veyed to Walter Cwalina and Joan K. Cwalina by Deed dated September 17, 1955, and recorded in Volume 8447, Page 426 of Cuyahoga County Records, about 996.90 feet to the Westerly line of said Original Lot No. 82; thence Northerly along said Westerly line of Original Lot No. 82, about 22.16 feet to the Southerly line of a 150 foot wide Easement granted to The Cleveland Electric Illuminating Company by Instrument dated August 11, 1931, and recorded in Volume 4014, Page 157 of Cuyahoga County Records; thence Easterly along the Southerly line of said Easement about 996.90 feet but to the Easterly line of land conveyed to Joseph F. Klukan and Albe Klukan as afore-said; thence Southerly along the Easterly line of land so con-veyed to Joseph F. Klukan and Albe Klukan about 26.79 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 9409, Page 408 of Cuyahoga County Record of
Deeds.

    PARCEL NO. 13. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and de-scribed as follows:

    Beginning on the center line of Alexander Road, 60 feet wide, at a point 202.10 feet South 89 degrees 09' East along said center line of Alexander Road from the Southeasterly corner of land conveyed to George W. and Willie May Urban, by Deed recorded

                                                                           (CEI)





in Volume 6017, Page 58 of Cuyahoga County Records; thence due North along a line parallel to the Easterly line of land so conveyed, 1350 feet to the Southerly line of land conveyed to Joseph F. and Albe Klukan, by Deed recorded in Volume 7226,
Page 316 of Cuyahoga County Records; thence South 89 degrees 09'
East along the Southerly line of land so conveyed, about 202.10 feet to the Westerly line of land conveyed to Joseph D. and Anna
Kaderabek, by Deed recorded in Volume 6650, Page 726 of Cuya-hoga County Records; thence Southerly along the Westerly line of land so conveyed and along the Westerly line of land conveyed to Charles Hribal, by Deed recorded in Volume 5887, Page 438 of Cuyahoga County Records, 1350 feet to the center line of Alexander Road; thence North 89 degrees 09' West along said center line of Alexander Road, 202.10 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    PARCEL NO. 14. Situated in the Village of Walton Hills,
County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Township Lot No. 82, and bounded and described as follows:

    Beginning on the center line of Alexander Road, 60 feet wide, at the Southwesterly corner of land conveyed to Roman
J. Triska, by Deed dated June 30, 1952 and recorded in Volume 7499, Page 189 of Cuyahoga County Records; thence Westerly along the center line of Alexander Road, 202.10 feet to the Southeasterly corner of land conveyed to George W. and Willie
May Urban, by Deed recorded in Volume 6017, Page 58 of Cuya-hoga County Records; thence Northerly along the Easterly line of land so conveyed, 1350 feet to the Southerly line of land con-veyed to Joseph F. and Albe Klukan, by Deed dated February
8, 1951, and recorded in Volume 7226, Page 316 of Cuyahoga
County Records; thence Easterly along the Southerly line of land so conveyed, about 202.10 feet to the Northwesterly corner of land conveyed to Roman J. Triska, as aforesaid; thence South-erly along the Westerly line of land so conveyed, 1350 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcels Nos. 13 and 14 being the premises conveyed to the Company by deeds recorded in Volume 9434, Pages 364 and 347, respectively, of Cuyahoga County Record of Deeds.

                   EDNA SUBSTATION

    PARCEL NO. 15. Situated in the City of Fairview Park,
County of Cuyahoga and State of Ohio, and known as being part



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
                                                                           (CEI)




of Original Rockport Township Section No. 6, bounded and de-scribed as follows:

    Beginning in the center line of Lorain Road, at the North-westerly corner of a parcel of one acre of land conveyed by Caro-line S. Haynes to Russell W. Bassett by deed dated May 4, 1905, and recorded in Volume 965, Page 394 of Cuyahoga County
Records; thence South 2 degrees West, 285.73 feet, along the Westerly line of land so conveyed to Russell W. Bassett to an iron pipe; thence North 88 degrees West, 110 feet to an iron pipe; thence North 20 East, 209.24 feet to the center line of Lorain Road; thence Northeasterly along the center line of said Lorain Road to the place of beginning, and containing 625/1,000 acres of land, be the same more or less, but subject to all legal highways, excepting from the above described premises so much of the land as is in-cluded within the bounds of Lorain Road, as widened to 80 feet and shown on the dedication plat in Volume 130 of Maps, Page
61 of Cuyahoga County Records.

    Being the premises conveyed to the Company by deed re-corded in Volume 9425, Page 249 of Cuyahoga County Record of Deeds.

    Parcel No. 15 is subject to an easement for driveway pur-poses as shown in an instrument recorded in Volume 5489, Page
631 of Cuyahoga County Record of Deeds.

                               VENICE SUBSTATION

    PARCEL NO. 16. Situated in the Township of Saybrook,
County of Ashtabula and State of Ohio, and known as being a part of Lot No. 34 in said Township and bounded and described as follows:

    Beginning at a point in the center line of Center Road
(State Route No. 45) sixty (60) feet wide, at the intersection of said center line with the southerly line of New London Road, sixty (60) feet wide, which southerly line is also the north line of said Lot No. 34 and which point is the northwesterly corner of land conveyed by F. E. Piper and Florence A. Piper to Fred J.
Payne, Trustee, by deed dated February 2, 1956, and recorded in Volume 532, Page 448 of Ashtabula County Records; thence
South 89 degrees 56' 30" East along the southerly line of New London Road a total distance of 274.27 feet and passing through a flush right of way marker set in the easterly line of Center Road
(S. R. No. 45) 30.39 feet from the place of beginning; thence
South 0 degrees 03' 30" West, a distance of 150 feet to an iron pin; thence North 89 degrees 56' 30" West and parallel to the first course

                                                                           (CEI)




above described, a total distance of 250 feet to the center line of Center Road (S. R. No. 45) and passing through an iron pin set in the east line of said Center Road at 219.61 feet; thence North
9 degrees 08' West along the center line of Center Road (S. R. No. 45)
151.95 feet to the place of beginning and containing 0.9027 acre of land according to the survey of Candela and Logan made
March 1958, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 564, Page 268 of Ashtabula County Record of
Deeds.

                               NORMAN SUBSTATION

    PARCEL NO. 17. Situated in the Township of Mentor, County of Lake and State of Ohio, and known as being a part of Lot 5, Tract 10, in said Township and is bounded and described as follows:

    Beginning in the center line of Heisley Road at the north-west corner of land conveyed to James E. Lors and Norma J.
Lors by deed recorded in Volume 443, Page 432, Lake County
Record of Deeds;

    Thence along the north line of land so conveyed to James
E. Lors and Norma J. Lors South 66 degrees 37' East (at 30.00 feet passing through an iron pipe stake in the east line of said Heisley
Road), a distance of 250.00 feet to an iron pipe stake;

    Thence parallel with the center line of said Heisley Road, North 22 degrees 47' 30" East, a distance of 110.00 feet to an iron pipe stake;

    Thence by a line parallel with the north line of land so con-veyed to James E. Lors and Norma J. Lors as aforesaid North
66 degrees 37' West (at 220.00 feet passing through an iron pipe stake), a distance of 250.00 feet to a point in the center line of Heisley
Road, said point being located South 22 degrees 47' 30" West, a distance of 59.90 feet, measured along the center line of said Heisley Road, from an iron pipe stake found at the intersection of the center line of said Heisley Road with the center line of Blackbrook Road;

    Thence along the center line of said Heisley Road, South
22 degrees 47' 30" West, a distance of 110.00 feet to the place of be-ginning and containing 0.631 of an acre of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Sur-veyors, December 1957, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by deed re-corded in Volume 451, Page 66 of Lake County Record of Deeds.



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                                                                           (CEI)



                             [TOP PORTION OF PAGE
                             INTENTIONALLY BLANK]





    The right to all minerals in Parcel No. 17 below a depth of 1000 feet have been conveyed to Diamond Alkali Company, but without right to enter to drill, explore, extract or remove the same, or for any other purpose, all as shown in a deed recorded in Volume 447, Page 106 of Lake County Record of Deeds.

                                 SENECA PLANT

    All right, title and interest of the Company under a license issued to the Company and the Pennsylvania Electric Company by the Federal Power Commission ("Commission") by order dated December 28, 1965 for a period of 50 years effective as of December 1, 1965 and modified by orders dated May 27, 1966 and September 26, 1966, for the construction, operation and maintenance of Project No. 2230 ("Seneca Plant") affecting the United States Army Corps of Engineers' Allegheny River Dam and Reservoir and appurtenant lands and using water therefrom and affecting as well lands of the United States within the Allegheny National Forest, subject to the terms and conditions of the Federal Power Act ("Act") and subject to such rules and regulations as the Commission has issued or prescribed under the provisions of the Act, said Project No. 2280 being more fully described in said license as so modified and the exhibits thereto as including a pumped storage hydroelectric generating plant and appurtenant facilities and an electric transmission line and appurtenant facilities. which license as so modified and the



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                                                                           (CEI)





exhibits thereto were filed for record with the Recorder of Deeds of Warren County, Pennsylvania, on December 8, 1967, and are recorded in Deed Book 351, Page 1, in the office for recording of deeds in and for the County of Warren, Commonwealth of Pennsylvania; and

    All right, title and interest of the Company in said pumped storage hydroelectric generating plant and appurtenant facili-ties, said electric transmission line and appurtenant facilities and all personal property and fixtures appurtenant to or located at and used in connection with said plant and line, whether or not described in said license or any exhibits thereto.





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                                                                           (CEI)





                             [TOP PORTION OF PAGE
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                            AVON ASH DISPOSAL SITE

                                 PARCEL NO. 1

    Situated in the City of Avon, County of Lorain and State of Ohio, and known as being a part of Original Avon Township Sec-tions Nos. 3 and 4, and bounded and described as follows:

    Beginning in the center line of the Ridgeville-Lorain Road, also known as State Route 611 at its point of intersection with the Easterly line of land conveyed to The Ceico Company by Quit Claim
Deed dated June 27, 1938 and recorded in Volume 293, Page 382 of Lorain County Records, formerly known as the Right of Way of The Avon Beach and Southern Railroad Co. by deed dated June
19, 1905 and recorded in Volume 97, Page 239 of Lorain County
Deed Records; thence Southeasterly along the center line of the Ridgeville-Lorain Road, a distance of about 969.54 feet to the South-
Easterly corner of land conveyed to Robert J. Martin and Olive
Martin by deed dated October 15, 1947 and recorded in Volume 428, Page 394 of Lorain County Deed Records, and the principal place of beginning of the premises herein described; thence South 53 degrees 26' East in the center line of the Ridgeville-Lorain Road, a distance of about 60.00 feet to the most Northerly corner of land conveyed to Maria Mrvatz by deed dated May 18, 1956 and recorded in Volume
670, Page 15 of Lorain County Deed Records; thence South 37 degrees 34'
West, in the Westerly line of land so conveyed to Maria Mrvatz as aforesaid, a distance of 165.0 feet to an angle; thence continuing in the Westerly line of land so conveyed to Maria Mrvatz as aforesaid, South 0 degrees 10' East, a distance of about 640.2 feet to a stone on the Southerly line of Original Section No. 4; thence South 89 degrees 28' West, along the Southerly line of Original Section No. 4, also being a North-erly line of land so conveyed to Maria Mrvatz as aforesaid, a distance of about 153.8 feet to a point; thence South 0 degrees 04' West, in a Westerly line of land so conveyed to Maria Mrvatz as aforesaid, a distance of
369.6 feet to a point; thence continuing Southerly in the Westerly line of land so conveyed to Maria Mrvatz as aforesaid, a distance of


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
                                                                           (CEI)





about 2340.36 feet to a point on the Southerly line of Original Section
No. 3. Said point being on the Northerly line of land so conveyed to Sylvester DeChant by deed dated April 25, 1959 and recorded in Volume 745, Page 209 of Lorain County Deed Records; thence
Westerly along the Southerly line of Original Section No. 3, and along the Northerly line of land so conveyed to Sylvester DeChant as aforesaid, and along the Northerly line of land conveyed to John
Baran, Jr., by deed dated April 24, 1947 and recorded in Volume 366,
Page 287 of Lorain County Deed Records, a distance of about 633.66 feet to a point on the Easterly line of land conveyed to The Chico
Company as first aforesaid; thence Northerly in the Easterly line of land so conveyed to The Ceico Company as aforesaid, to a point on the Northerly line of Original Section No. 3. Said point being 901.6 feet Easterly as measured along the Northerly line of Section No. 3 from the Northwesterly corner thereof; thence North 0 degrees 13' West along the Easterly line of land so conveyed to The Ceico Company as aforesaid, a distance of 724.0 feet to a point; thence North 89 degrees 14' East along a Southerly line of land so conveyed to The Avon Beach and Southern Railroad Co. as first aforesaid, and along the Southerly line of land so conveyed to Robert J. Martin and Olive Martin as first aforesaid, a distance of 724.0 feet to an angle; thence North 35 degrees 34' East in the Easterly line of land so conveyed to Robert J. Martin and Olive Martin as first aforesaid, a distance of 88.2 feet to the center line of the Ridgeville-Lorain Road, and the principal place of begin-ning, and containing within said bounds about 47.74 Acres of land of which in Original Section No. 3 there are 35.48 Acres of land, and in Original Section No. 4 there are 12.26 Acres of land, be the same more or less, but subject to all legal highways, excepting however, so much of the above-described premises as was conveyed to the State of Ohio for Highway purposes by deed dated July 14, 1942, and re-corded in Volume 322, Page 437 of Lorain County Deed Records.

    Excepting and Reserving from the above-described property the following described premises which was conveyed to the State of Ohio by warranty Deed dated December 8, 1966 and recorded in Volume 937, Page 602 of Lorain County Records and bounded and described as follows:

    Beginning at a spike at the corner common to Sections 3, 4, 9 and 10, said point being in the center line of Moore Road; running thence North 1 degree 54' 49" East along the center line of Moore Road and along the line common to Section 4 and Section 9, 392.4 feet to a point in the center line of I-90, said point being at Station 997 plus 57.82 in the center line of survey made by the Department of Highways for I-90; thence SouthWesterly along the center line of I-90, with a curve to the left having a radius of 2,864.79 feet, an arc distance of 2,112.26

                                                                           (CEI)


feet to a point at center line of P.C.C. Station 976 plus 45.56; thence SouthWesterly continuing along the center line of I-90 with a curve to the left, having a radius of 8,819.72 feet, an arc distance of 200 feet to a point at center line P.C. Station 974 plus 45.56; thence
South 45 degrees 47' 30" West, continuing along the center lane of I-90. 2,598.85 feet to a point in the Easterly line of lands of Herbert J.
Burkhart and Ella M. Burkhart, said point being at center line Sta-tion 948 plus 46.71, said point also being the true place of beginning; thence South 1 degrees 36' 27" West along said Easterly property line,
172.17 feet to a point 120 feet SouthEasterly of and at right angles to center line Station 047 plus 23.24; thence South 43 degrees 38' 02" West,
265.60 feet to a point in the Southerly line of lands of Herbert J.
Burkhart and Ella M. Burkhart, said point being 130 feet South-
Easterly of and at right angles to center line Station 944 plus 57.83;
thence North 88 degrees 39' 30" West along said Southerly property line, 420 feet to a point 169.82 feet NorthWesterly of and at right angles to center line Station 941 plus 63.71; thence North 62 degrees 50' 43" East,
142.60 feet to a point 128 feet North Westerly of and at right angles to center line Station 843 plus 00; thence North 46 degrees 10' 25" East, 673.80 feet to a point in the Easterly line of land of Herbert J. Burkhart and Ella M. Burkhart, said point being 123.51 feet NorthWesterly of and at right angles to center line Station 949 plus 73.79; thence South
1 degrees 36' 27" West along said Easterly property line 177.21 feet to the true place of beginning; and containing 3.03 Acres, more or less, but subject to all legal highways. The property to be conveyed shall contain
44.71 Acres, be the same more or less, but subject to all legal highways.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 940, Page 688 of Lorain County Record of
Deeds.

    Parcel No. 1 is subject to an easement for water drainage chan-nel purposes as shown in an instrument recorded in Volume 937, Page 604 of Lorain County Records of Deeds.


                                 PARCEL NO. 2

    Situated in the City of North Ridgeville, County of Lorain and State of Ohio and known as being part of Original Ridgeville Town-ship Lot No. 3 and bounded and described as follows:

    Beginning on the Northerly line of said Lot No. 3 and at the in-tersection of the center lines of Butternut Ridge Road and Cook
Road; thence South 85 degrees 59' East along the Northerly line of said Lot No. 3, which is also the center line of Cook Road, 471.91 feet to the principal place of beginning: thence South 85 degrees 59' East along the




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
                                                                           (CEI)




Northerly line of said Lot No. 3, 20.0 feet to the Northwesterly corner of Parcel No. 2 in the Deed to Margaret Banham filed for record
March 19, 1951 and recorded in Volume 511, Page 594 of Lorain
County Deed Records; thence South 4 degrees 08' West along the Westerly line of said Parcel No. 2, 525.13 feet to the Southwesterly corner thereof; thence South 85 degrees 59' East along the Southerly line of said Parcel No. 2 and along the Southerly line of land conveyed to Albert
L. Newman, Jr. by deed dated May 25, 1937 and recorded in Volume
297, Page 142 of Lorain County Deed Records, 370.57 feet to the
Westerly line of land conveyed to Frank Josef Schmitt and Hildegard
Schmitt by deed dated June 16, 1942 and recorded in Volume 320.
Page 423 of Lorain County Deed Records; thence South 4 degrees 08' West along the Westerly line of land so conveyed to Frank Josef and Hilde-gard Schmitt 2,840.80 feet to the Northerly line of land conveyed to The Lake Shore and Michigan Southern Railroad Company by deed dated August 3, 1909 and recorded in Volume 113, Page 344 of Lo-rain County Deed Records; thence North 87 degrees 29' West along the Northerly line of land so conveyed to The Lake Shore and Michigan
Southern Railroad Company, 1,060.10 feet to the Easterly line of land conveyed to George H. Wilkinson by deed dated May 16, 1896 and recorded in Volume 76, Page 368 of Lorain County Deed Rec-ords; thence North 4 degrees 12' East along the Easterly line-of land so con-veyed to George H. Wilkinson 2,590.17 feet to the Southwesterly corner of land conveyed to John J. Conway by deed dated February
25, 1953 and recorded in Volume 565, Page 361 of Lorain County
Deed Records; thence South 86 degrees 04' East along the Southerly line of land so conveyed to John J. Conway 246.0 feet to the Southeasterly corner thereof; thence North 4 degrees 01' East along the Easterly line of land so conveyed to John J. Conway, 278.38 feet to a point: thence
South 85 degree 59' East 419.80 feet to a point; thence North 4 degrees 08' East about 520.12 feet to the principal place of beginning and containing about 68.07 acres of land, be the same more or less, but subject to all legal highways.

    Together with an easement over adjoining premises for ac-cess, ingress and egress to and from said parcel.

    EXCEPTING from said premises the following parcel:

    Situated in the Township of Ridgeville County of Lorain and State of Ohio and known as being part of Original Ridgeville Town-ship Lot No. 3 and bounded and described as follows:

    Beginning on the Northerly line of said Lot No. 3 and at the intersection of the center lines of Butternut Ridge Road and Cook
Road; thence South 85 degrees 59' East along the Northerly line of said Lot No. 3 which is also the center line of Cook Road, 491.91 feet to the

                                                                           (CEI)





Northwesterly corner of Parcel No. 2 in the Deed to Margaret
Banham filed for record March 19, 1951 and recorded in Volume 511, Page 594 of Lorain County Deed Records; thence South 4 degrees 08' West along the Westerly line of said Parcel No. 2. 525.13 feet to the Southwesterly corner thereof and the principal place of beginning;
thence North 4 degrees 08' East along the Westerly line of said Parcel No. 2,
525.13 feet to the Northwesterly corner of said Parcel No. 2;
thence North 85 degrees 59' West along the Northerly line of said Lot No.
3 which is also the center line of Cook Road 20.00 feet to a point;
thence South 4 degrees 08' West 520.12 feet to a point; thence Easterly approximately 20.00 feet to the principal place of beginning and con-taining about 0.24 acres of land, be the same more or less, but sub-ject to all legal highways.

    Parcel No. 2 being the premises conveyed to the Company by deed recorded in Volume 965, Page 823 of Lorain County Record of
Deeds.

    Parcel No. 2 is subject to a right to remove slag and fill from a driveway on said parcel as shown in a deed recorded in Volume
891, Page 45 of Lorain County Record of Deeds and an easement for ingress, egress and regress purposes as shown in a deed recorded in Volume 937, Page 251 of Lorain County Record of Deeds.

                           AVON LAKE PLANT ADDITION

                                 PARCEL NO. 3

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Section No. 6, bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-
Sandusky Road, or the Lake Road, so called, and intersecting with the easterly line of land conveyed to Wm. G. and Valeria Gartman as recorded in Volume 310, Page 444 of Lorain County Record of Deeds;
thence North 2 degrees 23' East along the easterly line of land so conveyed to said Wm. G. and Valeria Gartman a distance of 206.39 feet to the Southwesterly corner oL. parcel 2B a survey of the Old Titus estate in part of Original Avon Township Section No. 6 made in June 1947, by J. H. Getz, Registered Surveyor; thence North 82 degrees 02' East a dis-tance of 17.17 feet to a point; thence South 7 degrees 58' East a distance of
195.33 feet to the center line of Cleveland-Sandusky Road; thence
South 73 degrees 57' West along the center line of Cleveland-Sandusky Road a distance of 54.78 feet to the place of beginning, containing within said bounds about 0.16 acres of land, be the same more or less, but subject to all legal highways.



                                     A-230





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                                                                           (CEI)





                                 PARCEL NO. 4

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-
Sandusky Road, or the Lake Road, so called, distant SouthWesterly
160.0 feet from the Southwesterly corner of land conveyed to the Cleveland Electric Illuminating Co., by deed dated November 19,
1921, and recorded in Volume 206, Page 14 of Lorain County Record of Deeds; thence North 1 degree 21' East along the Westerly line of land formerly owned by W. J. McClenaghan as recorded in Volume 268, Page 355 of Lorain County Record of Deeds, a distance of 335.16 feet to the South line of Parcel No. 4A; thence North 88 degrees 39' West a distance of 40.0 feet to the Southeasterly corner of Parcel 3A, and the principal point of beginning; thence South 58 degrees 14' West along the Southerly line of Parcel 3A a distance of 43.0 feet to a point on the Southeasterly corner of Parcel 2A; thence North 1 degree 21' West a distance of about 222.0 feet to the South edge of a 6 foot path; thence northeasterly along the edge of said path a distance of about 47.0 feet to the westerly line of Parcel No. 4A; thence, South 1 degree 21' West along the Westerly line of said Parcel 4A a distance of about 204.0 feet to the Southeasterly corner of Parcel 3A and the principal place of beginning, containing within said bounds about 0.21 acres of land.
be the same more or less, but subject to all legal highways, and waterways.

    Excepting from the above described premises any part thereof acquired through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than ac-cretion.

    Parcels Nos. 3 and 4 being the premises conveyed to the Company by deed recorded in Volume 929, Page 520 of Lorain County Record of Deeds.

                                  PARCEL NO. 5

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning on the center line of the Cleveland-Sandusky Road, also known as Lake Road, so-called, distant SouthWesterly 160.00 feet from the SouthWesterly corner of land conveyed to The Cleve-land Electric Illuminating Company by Deed dated November 19,
1924 and recorded in Volume 206, Page 14 of Lorain County Records;
thence South 73 degrees 57' West along the center line of said Lake Road; a distance of 53.40 feet to the Easterly line of a 12 foot driveway;


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
                                                                           (CEI)





thence North 7 degrees 58' West along the Easterly line of said driveways, a distance of 94.6 feet to a point; thence North 7 degrees 50' East, a dis-tance of 68.00 feet to a point; thence North 25 degrees 50' West along the Easterly line of said driveways, a distance of 92.6 feet to the Southerly line of land conveyed to Joseph L. Klier and Jeanette W.
Klier as Parcel No. 2 in Deed dated October 25, 1947 and recorded in Volume 427, Page 54 of Lorain County Records; thence South 88 degrees 39' East, a distance of 100.75 feet to the Westerly line of land con-veyed to William J. McClenaghan by Deed dated October 6, 1933 and recorded in Volume 268, Page 455 of Lorain County Deed Records;
thence South 1 degree 21' West along the Westerly line of land so conveyed to William J. McClenaghan, a distance of 227.36 feet to the center of said Lake Road and the place of beginning and containing within said bounds about 0.36 of an Acre of land, be the same more or less, but subject to all legal highways.

    Parcel No. 5 being the premises conveyed to the Company by deed recorded in Volume 934, Page 422 of Lorain County Record of
Deeds.

                                 PARCEL NO. 6

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:

    Beginning on the center line of the Cleveland-Sandusky Road and known as Lake Road, at its intersection with the Easterly line of land conveyed to William G. Gartman and Valeria Gartman by deed dated April 9, 1941 and recorded in Volume 310, Page 444 of Lorain
County Deed Records; thence North 2 degrees 23' East along said Easterly line of land so conveyed to William and Valeria Gartman a distance of 477.14 feet to a point on the Southerly line of a reserved strip;
thence North 77 degrees 00' East a distance of 44.6 feet to the Easterly line of a 6 foot path and the principal place of beginning of land therein described; thence North 77 degrees 008' East a distance of 20 feet; thence
13 degrees 00' West a distance of 34 feet to the Southerly edge of a 6 foot path; thence North about 28 degrees 17' East along the edge of said path about 80 feet to the Westerly line of parcel 3-A; thence South 1 degree 21' East a distance of about 222 feet to the NorthWesterly line of Parcel
3-B; thence South 58 degrees 14' West along the NorthWesterly line of said Parcel 3-B, a distance of 49 feet to the Easterly line of a 12 foot driveway; thence along said Easterly line of driveway and extending same to intersect with the Easterly line of a 6 foot path North 8 degrees 45' East a distance of 44 feet; thence North 13 degrees West along the Easterly line of a 6 foot path a distance of 93 feet to the Original place of beginning and containing within said bounds about 0.18 acre of land,


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                                                                           (CEI)





according to survey made by J. H. Getz, Registered Surveyor, June, 1947 and being the same premises conveyed to Willis Clay Inman and Gene Inman by deed dated August 15, 1947 and filed for record September 25, 1947 at 11:37 A.M., be the same more or less, but subject to all legal highways, identified on the Lorain County Tax Map as Permanent Parcel No. 04-100-006-101-030.

    Parcel No. 6 being the premises conveyed to the company by deed recorded in Volume 924, Page 623 of Lorain County Record of
Deeds.

                                 PARCEL NO. 7

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning on the center line of the Cleveland-Sandusky Road, also known as the Lake Road, at its intersection with the Easterly line of land conveyed to William J. Gartman and Valeria Gartman by deed dated April 9, 1941, and recorded in Volume 310, Page 444 of Lorain County Records; thence North 2 degrees 23' East along said
Easterly line of land so conveyed to William G. Gartman and Valeria
Gartman 301.94 feet to the Northerly line of Parcel 2-B and the principal place of beginning of the land therein described; thence
North 2 degrees 23' East 175.2 feet to a point on the Southerly line of reserved strip; thence North 77 degrees 0' East 38.6 feet to the Westerly line of a 6 foot path; thence South 13 degrees 0' East along the Westerly line of said 6 foot path 97 feet to a point on the Northerly line of a 12 foot driveway thence South 29 degrees 15' West, 24.3 feet; thence South 2 degrees 23' West along the Westerly line of a 12 foot driveway 35 feet to the Northerly line of said Parcel 2-B, thence South 58 degrees 14' West along the said Northerly line of Parcel 2-B, 62.8 feet to the principal place of beginning and containing 0.19 acre of land, according to a survey made by J. H. Getz, Registered Surveyor, June 1947, be the same more or less, but subject to all legal highways, identified on the Lorain County Tax Map as Permanent Parcel No. 04-00-006-101-026.

    Parcel No. 7 being the premises conveyed to the Company by deed recorded in Volume 924, Page 77 of Lorain County Record of
Deeds.

                                  PARCEL NO. 8

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning at a point on the Easterly line of land conveyed to Wm. G. and Valeria Gartman as recorded in Volume 310, Page 444


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
                                                                           (CEI)





of Lorain County Record of Deeds; and distant Northerly on said
Easterly line 301.94 feet from the center line of the Cleveland-
Sandusky Road, also known as Lake Road, so-called, thence Easterly, North 58 degrees 14' East, a distance of 62.8 feet to the Westerly line of a 12 foot driveway, thence South 2 degrees 23' West along the Westerly line of a 12 foot driveway a distance of 20 feet to a point; thence South
25 degrees 50' East a distance of 104.7 feet to a point along the Westerly line of said 12 foot driveway; thence South 82 degrees 02' West a distance of 103.17 feet to the Westerly line of Parcel No. 23; thence Northerly along the Westerly line of Parcel 2B, 2 degrees 23' East a distance of 95.55 feet to the place of beginning, containing within said bounds 0.19
Acres of land, be the same more or less, but subject to all legal high-ways, identified on the Lorain County Tax Map as Permanent Parcel
No. 04-00-006-101-027.

    Parcel No. 8 being the premises conveyed to the Company by deed recorded in Volume 927, Page 153 of Lorain County Record of
Deeds.


                                 PARCEL NO. 9

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Lake Township
Section No. 6 and bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-San-dusky Road, also known as Lake Road, distant Southwesterly 160.0 feet from the Southwesterly corner of land so conveyed to Cleveland Electric Illuminating Co., by deed dated November 19, 1924 and recorded in Volume 206, Page 14 of Lorain County Deed Records;
thence North 1 degree 21' East along the Westerly line of land conveyed to William J. McClenaghan by deed dated October 6, 1933 and recorded in Volume 268, Page 455 of Lorain County Deed Records, a distance of 335.66 feet to the Southeasterly corner of Parcel 4-A and the principal place of beginning of land herein described; thence
88 degrees 39' West a distance of 40.0 feet to the Southeasterly corner of Parcel 3-A; thence North 1 degrees 21' East along the Easterly line of said Parcel 3-A a distance of about 204.00 feet to the South edge of a 6 foot path; thence Easterly along the edge of said path about 40.0 feet to land conveyed to William J. McClenaghan as aforesaid, thence
South 1 degree 21' West along said Westerly line a distance of 202.3 feet to the Southeasterly corner of said parcel 4-A and the principal place of beginning, containing within said bounds about 0.19 an acre of land, according to a survey made by H. Getz, Registered Surveyor, June, 1947, and being the same premises conveyed to Genevie S.
Pauley by deed dated August 15, 1947, and recorded in Volume 422, Page 382 of Lorain County Deed Records, be the same more or less,


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
                                                                           (CEI)





but subject to all legal highways, identified on the Lorain County Tax Map as Permanent Parcel No. 04-00-006-101-032.

    Parcel No. 9 being the premises conveyed to the Company by deed recorded in Volume 924, Page 778 of Lorain County Record of
Deeds.

                                 PARCEL NO. 10

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township
Section No. 6, bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-San-dusky Road, or the Lake Road, so-called, distant SouthWesterly 160 feet from the Southwesterly corner of land conveyed to the Cleveland Electric Illuminating Company by deed dated November 19, 1924 and recorded in Volume 206, Page 14 of Lorain County Record of
Deeds; thence Northerly along the Westerly line of land formerly owned by W. J. McClenaghan by deed dated October 6, 1933 and recorded in Volume 263, Page 455 of Lorain County Record of Deeds;
thence North 1 degree 21' East, a distance of 227.36 feet to the principal place of beginning; thence North 88 degrees 39' West, a distance of 100.75 feet to the Easterly line of a 12 foot driveway; thence Northerly along the Easterly line of said Driveway North 25 degrees 50' West, a dis-tance of 37 feet to a point; thence North 2 degrees 23' East along said Easterly line of driveway, a distance of 25.1 feet to a point; thence
North 58 degrees 14' East, a distance of 92 feet to a point; thence South
88 degrees 39' East, a distance of 40 feet to the Westerly line of land for-merly conveyed to said W. J. McClenaghan; thence South 1 degree 21'
West along said line, a distance of 108.3 feet to the place of begin-ning, containing within said bounds 0.24 acres of land, be the same more or less, but subject to all legal highways, identified on the Lorain County Tax Map as Permanent Parcel No. 04-00-006-101-033.

    Parcel No. 10 being the premises conveyed to the Company by deed recorded in Volume 923, Page 923 of Lorain County Record of
Deeds.

                                 PARCEL NO. 11

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-San-dusky Road, or the Lake Road, so called, distant Southwesterly 213.40 feet from the Southwestern corner of land conveyed to the Cleve-land Electric Illuminating Company, by deed dated November 19,
1924, and recorded in Volume 206, Page 14 of Lorain County Record

                                                                           (CEI)





of Deeds; thence South 73 degrees 57' West along the center line of Lake Road so called, a distance of 12.12 feet to a point on the westerly line of a 12 foot driveway; thence North 7 degrees 58' West along said Westerly line of driveway, a distance of 98.0 feet to a point; thence North 7 degrees 50' East a distance of 66.0 feet to a point; thence North 25 degrees 50' West a distance of 129.0 feet to a point; thence North 2 degrees 23' East a distance of 55.0 feet to a point; thence North 29 degrees 15' East a distance of 31.4 feet to a point at the intersection of the easterly line of a 6 foot path and the northwesterly line of the 12 foot driveway; thence South 8 degrees 45' West along the Westerly line of Parcel 2A, a distance of 44.0 feet to a point intersecting the easterly line of a 12 foot driveway and the southwesterly corner of Parcel 2A; thence South 2 degrees 23' West along the easterly line of a 12 foot driveway a distance of 25.1 feet to a point; thence South 25 degrees 50' East a distance of 129.6 feet to a point; thence South 7 degrees 50' West a distance of 68.0 feet to a point on the easterly line of a 12 foot driveway; thence South 7 degrees 58' East along said Easterly line of driveway a distance of 94.6 feet to the center line of Lake Road and the place of beginning, containing within said bounds about 0.10 acres of land, be the same more or less, but subject to all legal highways, and waterways.

                                 PARCEL NO. 12

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-San-dusky Road, or the Lake Road, so called, and intersecting with the Easterly line of land conveyed to Wm. G. and Valeria Gartman as recorded in Volume 310, Page 444 of the Lorain County Record of
Deeds; thence North 2 degrees 23' East along said easterly line of Wm. G.
and Valeria Gartman a distance of 477.1 feet to the principal place of beginning; thence North 2 degrees 23' East along said Gartman's easterly line a distance of about 88.0 feet to the low water mark of Lake Erie;
thence Northeasterly along the low water mark of the Southerly shore of Lake Erie to the NorthWesterly corner of land formerly owned by W. J. McClenaghan by deed dated October 6, 1933 and recorded in Volume 268, Page 455 of Lorain County Record of
Deeds; thence South 1 degree 21' West along the Westerly line of land so conveyed to said W. J. McClenaghan a distance of about 12.0 feet to the southerly line of a 6 foot path; thence southwesterly along the Southerly line of a 6 foot path to the westerly line of parcel 2A;
thence South 13 degrees 00' East a distance of 34.0 feet to a point; thence South 77 degrees 00' West a distance of 20.0 feet to the east line of a 6 foot path; thence South 13 degrees 00' East a distance of 93.0 feet to the North-westerly line of a 12 foot driveway; thence South 29 degrees 15' West along

                                                                           (CEI)


said Northwesterly line of a 12 foot driveway, a distance of 7.13 feet to a point; thence North 13 degrees 00' West along the Westerly line of a 6 foot path a distance of 97.00 feet to a point; thence South
77 degrees 00' West a distance of 33.6 feet to the principal place of begin-ning, containing within said bounds about 0.16 acres of land, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcels Nos. 11 and 12 being the premises conveyed to the Com-pany by deeds recorded in: Volume 925, Page 520; Volume 934, Page 422; Volume 924, Page 623; Volume 924, Page 773; Volume 923,
Page 923; Volume 924, Page 77; and Volume 927, Page 153; all of Lorain County Record of Deeds.

    Parcels Nos. 9, 10, 11 and 12 are subject to an easement for pipeline purposes as shown in an instrument recorded in Volume 646, Page 580 of Lorain County Record of Deeds.

     Parcels Nos. 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 are subject to an easement for sewer purposes as shown in an instrument recorded in Volume 881, Page 233 of Lorain County Record of Deeds.

                                 PARCEL NO. 13

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning at a point in the center line of the Lake Road 160 feet SouthWesterly from the SouthWesterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated
November 19, 1924, and recorded in Volume 206, Page 14 of Lorain County Deed Records; said point being the SouthWesterly corner of land conveyed W. J. McClenaghan by deed dated October 6, 1933, and recorded in Volume 268, Page 455 of Lorain County Deed
Records; thence Northerly along the Westerly line of said land so conveyed to W. J. McClenaghan as aforesaid, 434.94 feet to a point and the principal place of beginning of premises herein described; thence continuing Northerly along the Westerly line of said land so conveyed to W. J. McClenaghan, as aforesaid, 65.21 feet; thence Easterly on a line running parallel with the center line of Lake Road 80 feet to the Westerly line of land conveyed to Rose Wiegand and Lillian Baxter by deed dated July 31, 1935 and recorded in Volume 274, Page 455 of Lorain County Deed records; thence Southerly along the Westerly line of said land so conveyed to Rose Wiegand and Lillian Baxter, as aforesaid, 88.69 feet; thence Westerly on a line forming a right angle with the Westerly line of said land so con-

                                                                           (CEI)





veyed to W. J. McClenaghan as aforesaid, 76.48 feet to the principal place of beginning, be the same more or less. but subject to all legal highways.


                                 Parcel No. 14

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning in the center line of Lake Road at the SouthWest corner of land conveyed to The Cleveland Electric Illuminating Com-pany by deed dated November 19, 1924, and recorded in Volume 206, Page 14 of Lorain County Deed Records; thence South 73 degrees 57" West along the center line of Lake Road 80 feet; thence North 1 degree 3" West, along the Easterly line of land conveyed to Herman H. Michael is and Frieda B. Michaelis in Parcels Nos. 1 and 2 of deed dated March 27,
1939 and recorded in Volume 297, Page 636 of Lorain County Deed
Records, about 361.46 feet; thence Easterly, at right angles and along the Southerly line of land conveyed to Lillian J. Baxter and in Parcel
No. 2 of deed dated April 16, 1937, and recorded in Volume 285, Page
557 of Lorain County Deed records, to the Westerly line of land con-veyed to The Cleveland Electric Illuminating Company, as aforesaid, thence South 1 degree 3" East, along the Westerly line of the land so con-veyed to The Cleveland Electric Illuminating Company, as aforesaid, about 337.98 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcels Nos. 13 and 14 being the premises conveyed to the Com-pany by deed recorded in Volume 862, Page 208 of Lorain County
Record of Deeds.

                                 Parcel No. 15

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning at a point in the Westerly line of premises conveyed to The Cleveland Electric Illuminating Company by deed dated
November 19, 1924, and recorded in Volume 206, Page 14 of Lorain County Deed Records, 337.98 feet Northerly from the SouthWesterly corner of the premises so conveyed to The Cleveland Electric Illumi-nating Company; thence Westerly along the Southerly line of Parcel No. 2 of deed to Lillian J. Baxter dated April 16, 1937, and recorded in Volume 285, Page 557, to the SouthWesterly corner thereof; thence Northerly along the Westerly line of Parcels Nos. 2, 4 and 3 to the low water mark of Lake Erie; thence Easterly along the low water mark of Lake Erie, to the Westerly line of the land conveyed to The

                                                                           (CEI)


Cleveland Electric Illuminating Company, as aforesaid: thence
Southerly along the Westerly line of the land so conveyed to The
Cleveland Electric Illuminating Company to the place of beginning, be the same more or less, but subject to all legal highway and water-ways.

    Excepting from the above described premises any part thereof resulting through chance in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 15 being the premises conveyed to the Company by deed recorded in Volume 365, Page 51 of Lorain County Record of
Deeds.

                                 PARCEL NO. 16

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township
Section No. 6, and being more particularly bounded and described as follows:

    Commencing at an iron pin at the intersection of the Northerly line of Walker Road and the Easterly line of property now owned by The Cleveland Electric Illuminating Company; thence due South 43 feet to the center line of Walker Road, said center line also being the Section line between Sections No. 6 and 5; thence North 89 degrees 31' 30" West a distance of 51.64 feet to the place of beginning; thence on a curve to the left having a radius of 1432.69 feet, an are distance of
276.46 feet, with a chord bearing North 5 degrees 31' East a distance of
275.48 feet to a point; thence due North 2863.27 feet to a point in the Southerly right of way line of the old Lake Shore Electric Rail-way; thence South 70 degrees 34' West along said Southerly right of way line of the old Lake Shore Electric Railway a distance of 21.2 feet to a point; thence due South 2836.875 feet to a point; thence on a curve to the right having a radius of 1432.69 feet, an arc distance of 296 feet, with a chord bearing South 5 degrees 54' 15" West, a distance of 294.73 feet to a point in the center line of Walker Road; thence South 89 degrees 31' 30" East along said center line of Walker Road a distance of 23.84 feet to the place of beginning and containing 1.325 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 16 being the premises conveyed to the Company by deed recorded in Volume 952, Page 396 of Lorain County Record of
Deeds.

                                 PARCEL NO. 17

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, bounded and described as follows:


                                     A-239
                            The next page is A-239A

                                                                           (CEI)


    Commencing on the South Section line of said Section No. 6 at its intersection with the West line of Lands recently deeded to The New York Chicago and St. Louis Railroad Company by deed recorded in Volume 217, Page 274 of Lorain County Deed Records: thence running West on said Section line to the center of a lane; thence North 41 rods 18 links to a stone set in the road; thence East in Schuldhauser's North line to the Westerly line of said lands deeded to The New York Chicago and St. Louis Railroad Company; thence Southerly along the Westerly line of said lands of The New York Chicago and St. Louis Railroad Company to the place of beginning and containing within said bounds 4.223 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 17 being the premises conveyed to the Company by deed recorded in Volume 938, Page 449 of Lorain County Record of
Deeds.

    Parcel No. 17 is subject to an easement for road right of way purposes as shown in deeds recorded in Volume 30, Page 181 and in Volume 31, Page 378 of Lorain County Record of Deeds.

                                 PARCEL NO. 18

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Lot No. 6, Avon Town-ship and bounded and described as follows:

    Beginning at the intersection of the Southerly line of Lake
Road also known as Lake Shore Road at the Northeasterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated June 21, 1956 and recorded in Volume 670, Page 168 of Lorain County Record of Deeds; thence Southerly along the Easterly line of land so conveyed to The Cleveland Electric Illuminating Company, a distance of 301.79 feet to a Northerly line of land in Parcel No. 2, conveyed to The Village of Avon Lake, by deed dated August 27, 1946 and recorded in Volume 394, Page 433 of Lorain
County Deed Records; thence North 70 degrees 34' 00" East along the Northerly line of land in Parcel No. 2 so conveyed to The Village of Avon Lake, a distance of about 21.18 feet to the South Westerly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated August 10, 1946 and recorded in Volume 399, Page
591 of Lorain County Deed Records; thence Northerly along the
Westerly line of land so conveyed to The Cleveland Electric Illu-minating Company and along the Westerly line of land conveyed to The Cleveland Electric Illuminating Company by deed dated Sep-tember 13, 1946 and recorded in Volume 399, Page 593 of Lorain
County Deed Records, and continuing Northerly along the Westerly line of land conveyed to The Cleveland Electric Illuminating Company




                                    A-239A

                                                                           (CEI)


by deed dated May 27, 1947 and recorded in Volume 415, Page 65 of Lorain County Deed Records and continuing Northerly along the
Westerly line of land in Parcel No. 1, conveyed to The Cleveland
Electric Illuminating Company by deed dated October 14, 1946 and recorded in Volume 399, Page 599 of Lorain County Deed Records to the Southerly line of Lake Road, also known as Lake Shore Road, thence South 71 degrees 27' West about 21.18 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 18 being the premises conveyed to the Company by deed recorded in Volume 951, Page 376 of Lorain County Record of
Deeds.

                                 PARCEL NO. 19

    Situated in the Village, (now City) of Avon Lake, County of
Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a point in the center line of the Lake Shore Road
160 feet SouthWesterly from the SouthWesterly corner of land in said Section conveyed to The Cleveland Electric Illuminating Company by deed dated November 19, 1924 and recorded in Volume 206, Page
14 of Lorain County Deed Records; said point being also the South-Westerly corner of land in said Section conveyed to W. J. McClen-aghan by deed dated the 6th day of October, 1933 and recorded in Vol-ume 268, Page 455 of Lorain County Deed Records; thence Northerly in the Westerly line of land so conveyed to W. J. McClenaghan,
384.94 feet to a point, which point is the place of beginning for this description; thence continuing Northerly in the Westerly line of land so conveyed to W. J. McClenaghan 50 feet; thence Easterly at right angles 76.48 feet to the Westerly line of land sold to Rose Wiegand and Lillian Baxter; thence Southerly at right angles and along the Westerly line of land so sold to Rose Wiegand and Lillian Baxter, 50 feet; thence Westerly parallel to the Northerly line of this parcel as above described, 76.48 feet to the place of beginning and contain-ing 0.0877 of an acre of land, be the same more or less, but subject to all legal highways.

    Parcel No. 19 being the premises conveyed to the Company by deed recorded in Volume 859, Page 340 of Lorain County Record of
Deeds.

                                 PARCEL NO. 20

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

                                                                           (CEI)

    Beginning in the center line of Lake Road at the NorthWest corner of land conveyed to Aloys Pitts by deed dated August 19, 1911, and recorded in Volume 121. Page 358 of Lorain County Deed Records; thence Northeasterly along the center line of Lake Road about 123.4 feet to the NorthWest corner of land conveyed to Henry F. Brodie by deed dated October 4, 1915, and recorded in Volume 137, Page 331 of Lorain County Deed Records; thence
Southerly along the Westerly line of said land so conveyed to Henry
F. Brodie as aforesaid about 339.43 feet to the Northerly line of the Lake Shore Electric Railway Company's right of way; thence Westerly along the Northerly line of said right of way about 124.64 feet to the Westerly line of said land so conveyed to Aloys Pitts as aforesaid; thence Northerly along the Westerly line of said land so conveyed to Aloys Pitts as aforesaid about 341.75 feet to the place of beginning and containing about .917 of an acre of land, be the same more or less, but subject to all legal highways.

    Parcel No. 20 being the premises conveyed to the Company by deed recorded in Volume 898, Page 88 of Lorain County Record of
Deeds.

                                 PARCEL NO. 21

    Situated in the Village (now City) of Avon Lake, County of
Lorain and State of Ohio and known as being part of Original Avon
Township Section No. 6 and bounded and described as follows:

    Beginning at a point in the center line of the Lake Shore Road
160 feet SouthWesterly from the SouthWesterly corner of land in said Section conveyed to The Cleveland Electric Illuminating Compa-ny by deed dated November 19, 1924 and recorded in Volume 206, Page 14 of Lorain County Deed Records; said point being also the SouthWesterly corner of land in said Section conveyed to William J. McClenaghan by deed dated October 6, 1933 and recorded in Volume
268, Page 455 of Lorain County Deed Records; thence Northerly, along the Westerly line of the land so conveyed to William J. Mc-Clenaghan, 384.94 feet; thence Easterly, at right angles and along the Southerly line of land conveyed to Simeon Schuller by deed dated December 3, 1935 and recorded in Volume 276, Page 437 of Lorain
County Deed Records, 76.84 feet to the Westerly line of land con-veyed to Rose Wiegand and Lillian Baxter by deed dated July 31, 1935 and recorded in Volume 274, Page 455 of Lorain County Deed Records; thence Southerly, at right angles and along the Westerly line of the lands so conveyed to Rose Wiegand and Lillian Baxter,
361.46 feet to the center line of the Lake Road; thence SouthWesterly, along the center line of the Lake Road 80 feet to the place of begin-ning, be the same more or less, but subject to all legal highways.

                                                                           (CEI)


                                 Parcel No. 22

    Situated in the Village (now City) of Avon Lake, County of
Lorain and State of Ohio and known as being a part of Original
Avon Township Section No. 6 and bounded and described as follows:

    Beginning at a point in the Westerly line of land conveyed to William J. McClenaghan by deed dated October 6, 1933 and recorded in Volume 268, Page 455, a distance of 500.15 feet from the South-Westerly corner thereof; thence Northerly, along the Westerly line of the land so conveyed to William J. McClenaghan, to the low water mark of Lake Erie; thence NorthEasterly, along the low water mark of Lake Erie, to the Westerly line of land conveyed to Rose Wiegand and Lillian Baxter by deed dated July 31, 1935, and record-ed in Volume 274, Page 455; thence Southerly, along the Westerly line of the land so conveyed to Rose Wiegand and Lillian Baxter to the Northerly line of the land conveyed to Lillian J. Baxter by deed dated November 19, 1935 and recorded in Volume 276, Page 329 of Lorain County Deed Records; thence SouthWesterly, parallel with the center-line of the Lake Road and along the Northerly line of the land so conveyed to Lillian J. Baxter 80 feet to the place of begin-ning, containing about 0.24 acres of land, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than ac-cretion.

    Parcels Nos. 21 and 22 being the premises conveyed to the Company by deed recorded in Volume 859, Page 235 of Lorain
County Record of Deeds.

                                 Parcel No. 23

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning on the center line of Lake Shore Road, so called, at its point of intersection with a Northerly extension of the center line of a lane which runs Southerly along the Easterly line of land herein described and the Westerly line of first parcel of land con-veyed to William M. Cunningham by Deed dated November 17, 1922, and recorded in Volume 188, Page 46, Lorain County Records;
thence running Southwesterly along said center line of Lake Shore Road to the Northeasterly corner of land conveyed to William Niles by deed dated March 24, 1884, and recorded in Volume 55, Page 69 Lorain County Records; thence Southerly along the Easterly line of

                                                                           (CEI)


land so conveyed to William Niles to the Northerly line of land conveyed to Frank Cobsky by deed dated March 12, 1894, and re-corded in Volume 71, Page 290, Lorain County Records, thence
Easterly along said Northerly line to the center line of the land aforesaid, and the Westerly line of second parcel of land conveyed to William M. Cunningham by deed dated November 17, 1922, and recorded in Volume 188, Page 46, Lorain County Records, as afore-said; thence Northerly along the center line of said lane to the place of beginning; excepting from the above described parcel, however, about 28/100 of an acre of land conveyed for a right-of-way to The Lorain and Cleveland Railway Company by deed dated January 4,
1893, and recorded in Volume 79, Page 13, Lorain County Records;
the parcel herein described containing about six (6) acres, be the same more or less, but subject to all legal highways.

    Parcel No. 23 being the premises conveyed to the Company by deed recorded in Volume 925, Page 637 of Lorain County Record of
Deeds.

    Parcel No. 23 is subject to an easement for road right of way purposes as shown in a deed recorded in Volume 205, Page 583 of Lorain County Record of Deeds.

                                 Parcel No. 24

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, bounded and described as follows:

    Beginning at a point on the center line of the Cleveland-San-dusky Road, or the Lake Road, so called, 54.78 feet from its inter-section with the Easterly line of land conveyed to William G. Gart-man and Valeria Gartman by deed dated April 9, 1941 and recorded, in Volume 310, Page 444 of Lorain County Records; thence North
7 degrees 58' West, a distance of 195.33 feet; thence North 82 degrees 02' East, a distance of 86.0 feet to the Westerly line of a 12 foot driveway, thence South 25 degrees 50' East along the Westerly line of said 12 foot driveway, a distance of 24.30 feet to a point; thence South 7 degrees 50' West along the Westerly line of said 12 foot driveway 66.0 feet to a point; thence South 7 degrees 58' East along the Westerly line of said 12 foot driveway a distance of 98.00 feet to the center line of said
Cleveland Sandusky Road, thence South 73 degrees 57' West along the center line of said road 76.00 feet to the place of beginning and containing within said bounds about 0.35 acres of land, be the same more or less, but subject to all legal highways, identified on the Lorain County Tax Map as Permanent Parcel No. 04-00-006-101-029.

                                                                           (CEI)


    Parcel No. 24 being the premises conveyed to the Company by deed recorded in Volume 924, Page 73 of Lorain County Record of
Deeds.

    Parcel No. 24 is subject to an easement for sewer purposes as shown in an instrument recorded in Volume 881, Page 233 of Lorain
County Record of Deeds.

                                 Parcel No. 25

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Sec-tion 6, and bounded and described as follows:

    Beginning in the center line of Lake Road, so called, at the SouthEasterly corner of land conveyed to B. M. Duncan by deed dated January 29, 1918, and recorded in Volume 146, Page 303 of Lorain County Deed Records, thence running SouthWesterly along said center line 100 feet; thence Northerly on a line parallel to the Easterly line of land conveyed to B. M. Duncan as aforesaid to the Southerly shore of Lake Erie; thence NorthEasterly along said Southerly shore to the NorthEasterly corner of land conveyed to
B. M. Duncan as aforesaid; thence Southerly along the Easterly line of land so conveyed to B. M. Duncan to the place of beginning be the same more or less, but subject to all legal highways and waterways, identified on the Lorain County Tax Map as Permanent Parcel No. 04-00-006-101-024.

    Excepting from the above described any part thereof acquired through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 25 being the premises conveyed to the Company by deed recorded in Volume 924, Page 191 of Lorain County Record of
Deeds.

    Parcel No. 25 is subject to an easement for pipeline purposes as shown in an instrument recorded in Volume 670, Page 303 of Lorain County Record of Deeds.

                          AVON LAKE 345 KV SUBSTATION

                                 Parcel No. 26

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning on the Southerly line of land conveyed to The Lake
Shore Electric Railway Company by Deed dated June 3, 1919 and recorded in Volume 157, Page 368 of Lorain County Deed Records,

                                                                           (CEI)

at a point distant South 73 degrees 21' 20" West, 175.0 feet, measured along said Southerly line, from its intersection with the Easterly line of land conveyed to George F. Smith by Deed dated June, 1908 and recorded in Volume 109, Page 367 of Lorain County Deed Rec-ords; thence South 73 degrees 21' 20" West along the Southerly line of land conveyed to said Railway Company, 43.0 feet to an angle; thence
South 74 degrees 32' 20" West, along the Southerly line of land conveyed to said Railway Company, 26.82 feet; thence South 2 degrees 56' West,
85.50 feet to a Northerly line of land conveyed to The Village of Avon Lake by Deed dated June 27, 1931, and recorded in Volume
258, Page 589 of Lorain County Deed Records, 50 feet wide; thence
North 73 degrees 21' 20" East along said Northerly line of land so con-veyed to The Village of Avon Lake, 70.0 feet; thence North 2 degrees 56' East, 84.91 feet to the place of beginning and being further known as Sublots Nos. 27 and 28 in The Krogh Barr Syndicate's Avon
Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 26 being the premises conveyed to the Company by deed recorded in Volume 955, Page 637 of Lorain County Record of
Deeds.

                                 Parcel No. 27

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:

    Beginning on the Northerly line of Caldwell Avenue, so called, at the SouthEasterly corner of lands conveyed to Patsy Gerrone and Elora V. Gerrone by deed dated July 2, 1946 and recorded in Volume
395, Page 90 of Lorain County Deed Records; thence Easterly along the Northerly line of Caldwell Avenue 70 feet to the SouthWesterly corner of land conveyed to John J. Haller by deed dated August 16, 1944 and recorded in Volume 372, Page 289 of Lorain County Deed
Records; thence Northerly along the Westerly line of lands so con-veyed to John J. Haller about 85.50 feet to the Southerly line of lands conveyed to the Village of Avon Lake by deed dated March
28, 1946 and recorded in Volume 394, Page 433 of Lorain County
Deed Records; thence Westerly along the Southerly line of lands so conveyed to the Village of Avon Lake, 69.52 feet to the North-Easterly corner of lands conveyed to Patsy Gerrone and Elora V.
Gerrone as aforesaid; thence South 2 degrees 56' West along the Easterly line of lands so conveyed to Patsy Gerrone and Elora V. Gerrone
87.02 feet to the place of beginning and being further known as SubLots Nos. 29 and 30 in the Krogh-Barr Syndicate's proposed



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                                                                           (CEI)


Avon Beach Allotment, according to a survey by The F. A. Pease
Engineering Company, October, 1920, be the same more or less, but subject to all legal highways.

     Parcel No. 27 being the premises conveyed to the Company by deed recorded in Volume 953, Page 401 of Lorain County Record of
Deeds.

                                 Parcel No. 28

     Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

     Beginning at the intersection of the Northerly line of Cal dwell Avenue (50 feet wide) with the Easterly line of Avondale Avenue
(60 feet wide) as described in the deed to The City of Avon Lake dated June 27, 1931 and recorded in Volume 258, Page 589 of Lo-rain County Record of Deeds; thence North 73 degrees 21' 20" East along the Northerly line of said Caldwell Avenue, 142.48 feet to the prin-cipal place of beginning of premises herein described; thence North
73 degrees 21' 20" East, along said Northerly line of Caldwell Avenue, 105 feet; thence North 02 degrees 56' East, 87.02 feet to the Southerly line of land conveyed to The Lake Shore Electric Railway Company by deed dated June 3, 1919 and recorded in Volume 157, Page 368 of
Lorain County Deed Records; thence South 74 degrees 32' 20" West along the Southerly line of land so conveyed to The Lake Shore Electric
Railway Company, 103.28 feet; thence South 02 degrees 56' West, 89.30 feet to the principal place of beginning and being further known as Sublot Nos. 31, 32 and 33 in the Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

     Parcel No. 28 being the premises conveyed to the Company by deed recorded in Volume 953, Page 403 of Lorain County Record of Deeds.

                                 Parcel No. 29

     Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Section No. 6 and bounded and described as follows:

    Beginning at the intersection of the Easterly line of Avondale
Avenue, 60 feet wide and the Northerly line of Caldwell Avenue, 50 feet wide; thence North 73 degrees 21' 20" East along the Northerly line of Caldwell Avenue a distance of 142.48 feet to a point; thence North 2a
56' East a distance of 89.30 feet to a point; thence South 74 degrees 32' 20" West a distance of 41.38 feet to a point; thence Northerly a distance



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
                                                                           (CEI)



of 5 feet to the Southerly line of The Lake Shore Electric Railway
Company right of way; thence South 73 degrees 21' 20" West a distance of
93.98 feet to a point in the Easterly line of Avondale Avenue; thence South 2 degrees 56' West along the Easterly line of Avondale Avenue a dis-tance of 96.53 feet to the place of beginning and further known as Sublot Nos. 34, 35, 37 and 36, in Krogh Barr Syndicate Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

     Parcel No. 29 being the premises conveyed to the Company by deed recorded in Volume 948, Page 699 of Lorain County Record of
Deeds.

     Parcels Nos. 26, 27, 28 and 29 are subject to a building set back restriction as shown in a deed recorded in Volume 178, Page
207 of Lorain County Record of Deeds.

                                 Parcel No. 30

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and further described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40' highway known as Woodruff Avenue, which stake bears North 87 degrees
04' 00" West, 130 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' 00" East, along said Easterly line 3182.25 feet from a stone monument marking the Southeasterly corner of said 86.27 acre parcel; thence from said place of beginning
North 87 degrees 04' 00" West, 110.28 feet to a stake; thence North 02 degrees 56' 00" East, 136.06 feet to a stake set in the Southerly line of a 50' highway known as Caldwell Avenue (proposed); thence North 73 degrees
21' 20" East, along the said Southerly line of Caldwell Avenue 117.05 feet to a stake set in the westerly line of said Woodruff Avenue;
thence South 02 degrees 56' 00" West, along said Westerly line of Woodruff Avenue 175.28 feet to the place of beginning and being further known as Sublots 235, 55, 56 and 57 of The Krogh Barr Syndicate's Avon
Beach Allotment proposed, containing 0.552 of an acre, be the same more or less, but subject to all legal highways.

    Parcel No. 30 being the same premises conveyed to the Company by deed recorded in Volume 958, Page 814 of Lorain County Record of Deeds.

    Parcel No. 30 is subject to a building set back restriction as shown in a deed recorded in Volume 201, Page 498 of Lorain County
Record of Deeds.



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
                                                                           (CEI)



                                 Parcel No. 31

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and is further described as follows:

    Beginning at a point in the Easterly line of a proposed 40' highway known as Greenwood Avenue, which point bears North 84 degrees
04' 00" West 310 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' East 3182.25 feet from the South-east corner of lands so conveyed; thence from said pace of beginning.
North 02 degrees 56' East along said Easterly line of Greenwood Avenue
111.26 feet to its intersection with the Southerly line of a proposed
50' highway known as Caldwell Avenue; thence North 73 degrees 21' 20"
East along said Southerly line 37'; thence South 02 degrees 56' West 123.66 feet; thence North 87 degrees 04' West 34.86 feet to the place of beginning. The above described parcel of land is known as being Sublot No. 53 of The Krogh-Barr Syndicate's Avon Beach Allotment Proposed. con-taining .183 of an acre, be the same more or less, but subject to all legal highways.

                                 Parcel No. 32

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Section No. 6, and is further described as follows:

    Beginning at a stake which bears North 87 degrees 04 West, 240.28 feet from a point in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which point bears North 2 degrees 56' East along said Easterly line 3182.25 feet from a stone monu- ment marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning, North 87 degrees 04' West 34.86 feet; thence North 2 degrees 56' East 123.66 feet to a point in the Southerly line of a proposed 50 foot highway known as Caldwell Avenue; thence North 73 degrees 21' 20" East along said Southerly line 37 feet; thence South 2 degrees 56' West 136.06 feet to the place of beginning. The above described parcel of land is known as being Sublot 54 of The Krogh Barr Syn- dicate's Avon Beach Allotment proposed. containing .125 of an acre of land, be the same more or less, but subject to all legal highways.

    Parcels Nos. 31 and 32 being the premises conveyed to the Company by deed recorded in Volume 952, Page 554 of Lorain County
Record of Deeds.

    Parcels Nos. 31 and 32 are subject to a building set back restric-tion as shown in deeds recorded in Volume 212, Page 188 and Volume 223, Page 109 of Lorain County Record of Deeds.


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
                                                                           (CEI)


                                 Parcel No. 33

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and is further described as follows:

    Beginning at a point in the Westerly line of a proposed 40' highway known as Greenwood Avenue which point bears North 84 degrees
04' 00" West, 350 feet from a stake set in the Easterly line of all
86.27 acre parcel of land (now or formerly owned by Maria V.
Smith), which stake bears North 02 degrees 56' 0" East 3147.25 feet from the SouthEast corner of lands so conveyed; thence from said place of beginning North 02 degrees 56' East along said Westerly line of Greenwood Avenue 132.04 feet to its intersection with the Southerly line of a proposed 50' highway known as Caldwell Avenue; thence South 73 degrees
21' 20" West along said Southerly line 43.05 feet; thence South 02 degrees 56' West 117.62 feet; thence South 87 degrees 04' East 40.56 feet to the place of beginning. The above described parcel of land is known as being Sublot No. 52 in The Krogh-Barr Syndicate's Avon Beach
Allotment proposed, containing .207 acres more or less, but subject to all legal highways.

    Parcel No. 33 being the premises conveyed to the Company by deed recorded in Volume 945, Page 386 of Lorain County Record of
Deeds.

    Parcel No. 33 is subject to a building set back restriction as shown in a deed recorded in Volume 233, Page 108 of Lorain County
Record of Deeds.

                                 Parcel No. 34

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake which bears North 87 degrees 04' 00" West,
425.42 feet from a point in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which point bears
North 2 degrees 56' 00" East along said Easterly line, 3147.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning, North 87 degrees 04' 00"
West, 34.86 feet; thence North 2 degrees 56' 00" East, 92.82 feet to a point in the Southerly line of a proposed 50 foot highway known as Caldwell Avenue; thence North 73 degrees 21' 20" East along said Southerly line, 37 feet; thence South 2 degrees 56' 00" West, 105.22 feet to the place of beginning being further known as Sublot No. 50 of the Krogh-Barr Syndicate's Avon Beach Allotment, proposed, and containing 0.101 of an acre of land, be the same more or less, but subject to all legal high-ways.

                                                                           (CEI)

                                 Parcel No. 35

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a paint of Original Avon Township Sec-tion No. 6 and is further described as follows:

    Beginning at a stake set in the Westerly line of a proposed
40' highway known as Greenwood Avenue, which stake bears North
87 degrees 04' 00" West, 350 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' 00" East, 3112.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel;
thence from said place of beginning North 87 degrees 04' 00" West 110.28 feet to a stake; thence North 02 degrees 56' 00" East 35 feet to a stake; thence South 87 degrees 04' 00" East 110.28 feet to a stake set in said Westerly line of Greenwood Avenue; thence South 02 degrees 56' 00" West along said Westerly line 35 feet to the place of beginning, being further known as Sublot No. 406 of the Krogh-Barr Syndicate's Avon
Beach Allotment proposed, containing 0.105 acre of land, be the same more or less, but subject to all legal highways.

    Parcels Nos. 34 and 35 being the premises conveyed to the Company by deed recorded in Volume 048, Page 278 of Lorain County
Record of Deeds.

    Parcels Nos. 34 and 35 are subject to a building set back restric-tion as shown in deeds recorded in Volume 227, Page 586 and in Volume 186 Page 323 of Lorain County Record of Deeds.

                                 Parcel No. 36

    Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6 and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40-foot highway, known as Elberton Avenue, which stake bears North
87 degrees 04' 0" West 782.68 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V.
Smith, which stake bears North 02 degrees 56' 0" East, along said Easterly line, 2937.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning
North 3 degrees 0' 00" East along the Easterly line of said proposed highway
35 feet to a stake; thence South 87 degrees 04' 0" East 96.32 feet to a stake; thence South 02 degrees 56' 0" West 35 feet to a stake; thence North 87 degrees 04' 0" West 96.34 feet to the place of beginning, being known as SubLot No. 576 of The Krogh-Barr Syndicate's Avon Beach Allot-ment, proposed, be the same more or less, but subject to all legal highways.

                                                                           (CEI)

                                 Parcel No. 37

    Situated in the Village of Avon Lake, County of Lorain and
State of Ohio, and known as being a part of Originate Avon Town-ship Section No. 6, and bounded and described as follows

    Beginning at a stake set in the Westerly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith. at its intersection with the Southerly line of The Lake Shore Electric
Railway's Right of Way, 40 feet wide, thence front said place of beginning South 2 degrees 0" West, along said Westerly line 95.55 feet to a stake set in the Northerly line of a proposed 50-foot highway known as Caldwell Avenue; thence North 73 degrees 21' 20" East, along said North-erly line of Caldwell Avenue 51.58 feet to a stake; thence North 2 degrees 56' East 95.52 feet to a stake set in the Southerly line oL. the Lake
Shore Electric Company's Right of Way; thence South 73 degrees 21' 20" West, along said Southerly line 51.51 feet to the place of beginning, and being known as SubLot No. 43 in The Krogh-Barr Syndicate's
Avon Beach Allotment, Proposed, be the same more or less, but sub-ject to all legal highways.

    Parcels Nos. 36 and 37 being the premises conveyed to the Company by deed recorded in Volume 961, Page 436 of Lorain County
Record of Deeds.

    Parcels Nos. 36 and 37 are subject to a building set back restric-tion as shown in deeds recorded in Volume 186, Page 354 and in Volume 185, Page 447 of Lorain County Record of Deeds.

                                 Parcel No. 38

    Situated in the City of Avon Lake, County of Lorain, and State of Ohio and known as being part of Original Avon Township Section
No. 6, bounded and described as follows:

    Commencing at a point in the center line of Lake Road where the Northerly prolongation of the Westerly side of Avondale Avenue would intersect said center line of Lake Road; thence South 2 degrees 56'
West along the Westerly side of Avondale Avenue, a distance of
665.56 feet to the principal pace of beginning of the land herein described, thence North 87 degrees 04' West, a distance of 192.56 feet to a point; thence North 3 degrees 00' East, a distance of 83.32 feet to a point on the Southerly line of Caldwell Avenue (proposed); thence North 73 degrees
21' 20" East along the Southerly line of Caldwell Avenue (proposed), a distance of 204.30 feet to a point on the Westerly line of Avondale
Avenue; thence South 2 degrees 56' West along the Westerly side of Avon-dale Avenue; a distance of 151.60 feet to the principal place of beginning of the lands herein described, and being further known and identified as being SubLot Nos. 44, 45, 46, 47 and 573 in the

                                                                           (CEI)

Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 38 being the premises conveyed to the Company by deed recorded in Volume 951, Page 550 of Lorain County Record of
Deeds.

    Parcel No. 38 is subject to a building set back restriction as shown in deeds recorded in Volume 214, Page 447 and Volume 214, Page 448 of Lorain County Record of Deeds.

                                 Parcel No. 39

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Section No. 6 and is further described as follows:

    Beginning at a stake set in the Westerly line of a proposed 60' highway known as Avondale Avenue which stake bears North 87 degrees 04'
00" West, 590 feet from a stake set in the Easterly line of a 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' 00" East, 3007.25 feet from a stone monu-ment marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' 00" West, 96.24 feet to a stake; thence North 02 degrees 56' 00" East, 35 feet to a stake; thence South 87 degrees 04' 00" East, 96.24 feet to a stake set in said Westerly line of Avondale Avenue; thence South 02 degrees 56' 00" West, along said Westerly line 35 feet to the place of beginning, and also known as being Sublot No. 572 of Krogh Barr Syndicate's Avon Beach Allot-ment proposed, containing 0.101 of an acre, be the same more or less, but subject to all legal highways.

    Parcel No. 39 being the premises conveyed to the Company by deed recorded in Volume 950, Page 431 of Lorain County Record of
Deeds.

    Parcel No. 39 is subject to a building set back restriction as shown in a deed recorded in Volume 190, Page 515 of Lorain County
Record of Deeds.

                                 Parcel No. 40

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at the SouthEasterly corner of land conveyed to George F. Smith by Deed dated June, 1908 and recorded in Volume
109, Page 367 of Lorain County Deed Records; thence North 02 degrees 56'

                                                                           (CEI)


East along the Easterly line of land so conveyed to George F. Smith, 2937.25 feet; thence North 87 degrees 04' West, 590.0 feet to a point on the Westerly line of Avondale Avenue, said point being the principal place of beginning; thence North 02 degrees 56' East along said Westerly line of Avondale Avenue 70.0 feet thence North 87 degrees 04" West, 90.0 feet; thence South 02 degrees 56' West, 35.0 feet; thence North 87 degrees 04' West, 6.24 feet; thence South 02 degrees 56' West, 35.0 feet; thence South 87 degrees 04' East, 96.24 feet to the principal place of beginning and further known as all of Sublot No. 570 and the Easterly 90.0 feet of Sublot No. 571 in The Krogh Barr Syndicate's Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 40 being the premises conveyed to the Company by deed recorded in Volume 946, Page 333 of Lorain County Record of
Deeds.

    Parcel No. 40 is subject to a building set back restriction as shown in a deed recorded in Volume 173, Page 466 of Lorain County
Record of Deeds.

                                 Parcel No. 41

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 60 foot highway known as Avondale Avenue, which stake bears North
87 degrees 04' 0" West, 590 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' 0" East, 2867.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel;
thence from said place of beginning North 87 degrees 04' 0" West 96.24 feet to a stake; thence North 2 degrees 56' 0" East, 70 feet to a stake; thence South 87 degrees 04' 0" East, 96.24 feet to a stake set in said Westerly line of Avondale Avenue; thence South 2 degrees 56' 0,' West along said Westerly line 70 feet to the place of beginning and being further known as SubLots Nos. 568 and 569 of The Krogh-Barr Syndicate's Avon Beach
Allotment, proposed, as per survey of The F. A. Pease Engineering
Company, be the same more or less, but subject to all legal highways.

    Parcel No. 41 being the premises conveyed to the Company by deed recorded in Volume 947, Page 36 of Lorain County Record of
Deeds.

    Parcel No. 41 is subject to a building set back restriction as shown in a deed recorded in Volume 190, Page 517 of Lorain County
Record of Deeds.



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
                                                                           (CEI)


                                 Parcel No. 42

    Situated in the City of Avon Lake, County of Lorain and state of Ohio and known as being part of Original Avon Township
Section 6 and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 60 foot highway known as Avondale Avenue, which stake bears North
87 degrees 04' West, 590 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' cast 2972.25 feet from a stone monu-ment marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning, North 87 degrees 04' West a distance of 90 feet to a stake and the principal place of beginning; thence North
2 degrees 56' East a distance of 35 feet to a stake; thence North 87 degrees
04'
West a distance of 6.24 feet to a stake; thence South 2 degrees 56' West a distance of 35 feet to a stake; thence South 87 degrees 04' East a distance of
6.24 feet to the principal place of beginning, and further known as the Westerly 6.24 feet of SubLot 571 of the Krogh-Barr Syndicates
Avon Beach proposed Allotment, be the same more or less, but subject to all legal highways.

    Parcel No. 42 being the premises appropriated by the Company in Lorain County Common Pleas Court Case No. 72066, Journal 173,
Page 574, Lorain County Record of Appropriations.

    Parcel No. 42 is subject to a building set back restriction as shown in a deed recorded in Volume 173, Page 467 of Lorain County
Record of Deeds.

                                 Parcel No. 43

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township
Section No. 6 and bounded and described as follows:

    Beginning at a stake set in the Southerly line of a proposed highway known as Elberton Avenue, which stake bears North 87 degrees 04' West 782.88 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East along the said East line 2972.25 feet from a stone monument marking Southeasterly corner of said 86.27 acre parcel; thence from said place of beginning North 3 degrees 0' East along the Easterly line of said proposed highway 70 feet to a stake; thence South 87 degrees 04' East, 96.32 feet to a stake; thence South 2 degrees 56' West a distance of 70 feet to a stake; thence North 87 degrees 04' West a distance of 96.40 feet to the place of beginning, the above parcel of land is known as being Sublots 574 and 575 of the Avon Beach

                                                                           (CEI)



Allotment, Krogh Barr Syndicate Proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 44

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed highway known as Elberton Avenue which stake bears North 87 degrees 04' West 782.88 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East along said East line 2762.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 3 degrees 0" East along the Easterly line of said proposed highway 70 feet to a stake; thence South 87 degrees 04' East 96.56 feet to a stake; thence South 2 degrees 56' West 70 feet to a stake; thence North 87 degrees 04' West 96.64 feet to the place of beginning. The above parcel of land is known as being Sublots 580 and 581 of the Krogh Barr Syndicate's Avon Allotment proposed. The above described sublot contains 0.187 acres, be the same more or less, but subject to all legal highways.

    Parcels Nos. 43 and 44 being the premises conveyed to the Com-pany by deed recorded in Volume 953, Page 211 of Lorain County
Record of Deeds.

    Parcels Nos. 43 and 44 are subject to a building restriction as shown in a deed recorded in Volume 189, Page 475 of Lorain County
Record of Deeds.

                                 Parcel No. 45

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and hounded and described as follows:

    Beginning at a stone monument at the Northwesterly corner of land conveyed to George T. Lowrie by deed dated August 1, 1905, and recorded in Volume 98, Page 364 of Lorain County Deed Records, said stone monument being in the Easterly line of land conveyed to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Deed Records; thence North
88 degrees 57' East along the Northerly line of land so conveyed to George
T. Lowrie, 142.07 feet to the center line of Parkside Avenue, pro-posed, 40.0 feet wide, thence due North along said center line of Parkside Avenue, proposed, 703.40 feet to the principal place of beginning; thence due East 142.05 feet to a point; thence due North

                                                                           (CEI)





119.58 feet to the Southerly line of land formerly owned by Lake Shore Electric Railway; thence Southwesterly along the Southerly boundary of land formerly owned by the Lake Shore Electric Rail-way to its intersection with the center line of Parkside Avenue, proposed, thence due South along the center line of Parkside Avenue, proposed, to the place of beginning, and being further known as Sublots Nos. 14 and 15 in the Avon Park Subdivision Proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 46

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Section No. 6 and bounded and described as follows:

    Beginning at a stone monument at the Northwesterly corner of land conveyed to George T. Lowrie by deed dated August 1, 1905 and recorded in Volume 98, Page 364 of Lorain County Deed Records, said stone monument being in the Easterly line of land conveyed to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Deed Records; thence North
88 degrees 57' East along the Northerly line of land so conveyed to George
T. Lowrie, 142.07 feet to the center line of Parkside Avenue, pro-posed, 40.0 feet wide; thence due North along said center line of Parkside Avenue, proposed, 668.76 feet to the principal place of beginning; thence due North along said center line of Parkside
Avenue, proposed, 35.0 feet; thence due East, 142.05 feet; thence due South 35.0 feet; thence due West 142.05 feet to the principal place of beginning and being further known as Sublot No. 16 in the Avon Park Subdivision, Proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 47

    Situated in the Village of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stone monument at the Northwesterly corner of land conveyed to George T. Lowrie by deed dated August 1, 1905 and recorded in Volume 98, Page 364 of Lorain County Deed Records, said stone monument being in the Easterly line of land conveyed to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Deed Records; thence
North 88 degrees 57' East along the Northerly line of land so conveyed to George T. Lowrie, 142.07 feet to the center line of Parkside Avenue, proposed, 40.0 feet wide; thence due North along said center line of Parkside Avenue, proposed, 633.76 feet to the principal place of



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                                                                           (CEI)





beginning; thence due North along said center line of Parkside Avenue, proposed, 35.0 feet; thence due East, 142.05 feet; thence due South 35.0 feet; thence due West, 142.05 feet to the principal place of beginning and being further known as Sublot No. 17 in the Avon Park Subdivision, proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 48

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Section 6, Avon Township, for-merly a part of Original Avon Township and further described as follows:

    Beginning at a stone monument in the Northwesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August
1, 1905 and recorded in Volume 98, Page 364 of Lorain County Rec-ords of Deeds, said stone monument being in the Easterly line of a parcel of land deeded to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Records of Deeds; thence North 88 degrees 57' 00" East, 142.07 feet along the North line of said parcel of land conveyed to said George T. Lowrie as above mentioned, to the center line of Parkside Avenue, Proposed, 40 feet wide; thence North 598.76 feet along the center line of Parkside
Avenue, proposed, to the principal place of beginning; thence East
142.05 feet; thence North 35.0 feet; thence West 142.05 feet to the center line of Parkside Avenue, Proposed; thence South 35.0 feet along the center line of Parkside Avenue, Proposed, to the principal place of beginning, containing 0.1141 Acres of land, and further known as being Sublot No. 18 in The Avon Park Subdivision Pro-posed, according to a survey made by W. E. Holland Engineering
Company, Cleveland, Ohio, August 1921, be the same more or less, but subject to all legal highways.

                                 Parcel No. 49

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at a stone monument in the Northwesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August
1, 1905 and recorded in Volume 98, Page 364 of Lorain County Deed Records, said stone monument being in the Easterly line of a parcel of land deeded to Marion Carroll by deed dated September 29, 1963 and recorded in Volume 128, Page 59 of Lorain County Deed Records; thence North 88 degrees 57' 00" East 142.07 feet along the North line of said parcel of land conveyed to said George T. Lowrie as above men-tioned, to the center line of Parkside Avenue, proposed, 40 feet wide;



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thence North 598.76 feet along the center line of Parkside Avenue proposed, to the principal place of beginning; thence East 142.07 feet; thence South 35 feet; thence West 142.07 feet to the center line of Parkside Avenue proposed; thence North along the center line of Parkside Avenue proposed. 35 feet to the place of beginning, and further known as Sublot No. 19 in the Avon Park Subdivision pro-posed, be the same more or less, but subject to all legal highways.

    Parcels Nos. 45, 48, 47, 48 and 49 being the premises conveyed to the Company by deed recorded in Volume 946, Page 174 of Lorain
County Record of Deeds.

    Parcels Nos. 45, 46, 47, 48 and 49 are subject to building and use restrictions as shown in a deed recorded in Volume 202, Page 141 of Lorain County Record of Deeds and subject to the rights of the public if any, for ingress and egress on Parkside Avenue, proposed, to and from said parcels.

                                 Parcel No. 50

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by Deed dated August
1, 1905 and recorded in Volume 98, Page 364 of Lorain County Deed
Records, said stone monument beginning in the Easterly line of a parcel of land Deeded to Marion Carroll by Deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Deed
Records; thence North 88 degrees 57' 00" East, 142.07 feet along the North line of said Parcel of land conveyed to said George T. Lowrie, as above mentioned, to the center line of Parkside Avenue, proposed, 40 foot wide; thence North 563.76 feet along the center line of Parkside Avenue, proposed, to the principal place of beginning; thence East
142.07 feet; thence South 70 feet; thence West 142.07 feet to the cen-ter line of Parkside Avenue, Proposed; thence North along the center line of Parkside Avenue Proposed, 70 feet to the place of beginning and further known as SubLot Nos. 20 and 21 in the Avon Park Sub-division Proposed, be the same more or less, but subject to all legal highways.

   Parcel No. 50 being the premises conveyed to the Company by deed recorded in Volume 947, Page 95 of Lorain County Record of
Deeds.

    Parcel No. 50 is subject to building and use restrictions as shown in deeds recorded in Volume 229, Pages 606 and 608 of Lorain County Record of Deeds.


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                                 Parcel No. 51

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August
1, 1005, and recorded in Volume 98, Page 364 of Lorain County Deed Records, said stone monument being in the Easterly line of a parcel of land deeded to Marion Carroll by Deed dated September 29, 1913, and recorded in Volume 128, Page 59 of Lorain County Deed Records;
thence North 88 degrees 57' 00" East, 142.07 feet along the North line of said Parcel of land conveyed to said George T. Lowrie as above men-tioned, to the center line of Parkside Avenue, proposed, 40 feet wide; thence North 403.76 feet along the center line of Parkside Avenue, proposed, to the principal place of beginning; thence East 142.07 feet; thence South 70 feet; thence West 142.07 feet to the center line of Parkside Avenue, Proposed; thence North along the center line of Parkside Avenue, Proposed, 70 feet to the place of beginning and further known as SubLot Nos. 22 and 23 in the Avon Park Subdivi-sion Proposed, be the same more or less, but subject to all legal high-ways.

    Parcel No. 51 being the premises conveyed to the Company in a deed recorded in Volume 944, Page 878 of Lorain County Record of
Deeds.

    Parcel No. 51 is subject to a building set back restriction as shown in a deed recorded in Volume 196, Page 57 of Lorain County
Record of Deeds.

                                 Parcel No. 52

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township, Sec-tion No. 6 and bounded and described as follows:

    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August 1, 1905 and recorded in Volume 98, Page 364 of Lorain County Deed
Records, said stone monument being in the Easterly line of a parcel of land Deed by J. E. Carroll to Marion Carroll by deed dated Septem-ber 29, 1963 and recorded in Volume 128, Page 59 of Lorain County
Deed Records; thence North 88 degrees 57' 00" East, 142.07 feet along the North line of said parcel of land conveyed to said George T. Lowrie as above mentioned, to the center line of Parkside Avenue, proposed, 40 feet wide; thence North 528.76 feet along the center line of Park-side Avenue, proposed, to the principal place of beginning; West
141.96 feet; thence South 244.53 feet; thence East 142.05 feet to the



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                                                                           (CEI)





center line of Parkside Avenue, proposed; thence North along the center line of Parkside Avenue, proposed, 245 feet to the place of beginning and further known as SubLot Nos. 47, 48, 49, and 50 in the Avon Park Subdivision proposed, be the same more or less, but sub-ject to all legal highways.

                                 Parcel No. 53

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Section No. 6, Avon Lake Town-ship, formerly a part of Avon Township and further described as follows:

    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August
1, 1905 and recorded in Volume 98, Page 364 of Lorain County
Records of Deeds; said stone monument being in the Easterly line of a parcel of land deeded to Marion Carroll by deed dated September
29, 1913 and recorded in Volume 128, Page 59 of Lorain County
Records of Deeds; thence North 88 degrees 57' 00" East, 142.07 feet along the North line of said parcel of land conveyed to George T. Lowrie as above mentioned to the center line of Parkside Avenue proposed 40 feet wide; thence North 528.76 feet along the center line of Parkside Avenue proposed 40 feet wide; thence North 528.76 feet along the center line of Parkside Avenue proposed to the principal place of beginning; thence West 141.95 feet; thence Northerly on a curved line deflecting to the right 36.22 feet. Said curved line having a radius
398.00 feet and a chord which bears North 14 degrees 52' 00" East 36.22 feet; thence East 132.97 feet to the center line of Parkside Avenue proposed; thence South along the center line of Parkside Avenue proposed 35.00 feet to the principal place of beginning and further known as being SubLot No. 51 in the Avon Park Subdivision proposed according to a survey made by W. E. Holland Engineering Company, August, 1921, be the same more or less, but subject to all legal high-ways.

                                 Parcel No. 54

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Section No. 6, Avon Lake Town-ship, formerly a part of Avon Township and further described as follows:

    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August 1, 1905 and recorded in Volume 98, Page 364 of Lorain County Rec-ords of Deeds; said stone monument being in the Easterly line of a parcel of land deeded to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Records


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

                                                                           (CEI)





of Deeds; thence North 88 degrees 57' 00" East 142.07 feet along the North line of said parcel of land conveyed to George T. Lowrie as above mentioned to the center line of Parkside Avenue proposed 40 feet wide; thence North 563.76 feet along the center line of Parkside
Avenue proposed to the principal place of beginning thence West
132.97 feet; thence Northerly on a curved line deflecting to the right
37.48 feet. Said curved line having a radius of 398.00 feet and a chord which bears North 20 degrees 56' 30" East 37.47 feet; thence East
120.46 feet to the center line of Parkside Avenue proposed; thence
South 35.00 feet along the center line of Parkside Avenue proposed to the principal place of beginning and further known as being Sub-
Lot No. 52 in the Avon Park Subdivision proposed, according to a survey made by W. E. Holland Engineering Company, August, 1921, be the same more or less, but subject to all legal highways.

                       Parcel No. 55

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Section No. 6, Avon Lake Town-ship, formerly a part of Avon Township and further described as follows:

    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August
1, 1905 and recorded in Volume 98, Page 364 of Lorain County Rec-ords of Deeds; said stone monument being in the Easterly line of a parcel of land deeded by J. E. Carroll to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain
County Records of Deeds; thence North 88 degrees 57' 00" East 142.07 feet along the North line of said parcel of land conveyed to George T.
Lowrie as above mentioned to the center line of Parkside Avenue, proposed, 40 feet wide thence North 598.78 feet along the center line of Parkside Avenue, proposed to the principal place of begin-ning; thence West 120.46 feet; thence Northerly on a curved line de-flecting to the right 38.67 feet. Said curved line having a radius of
398.00 feet and a chord which bears North 25 degrees 08' 00" East 38.66 feet, thence East 104.04 feet to the center line of Parkside Avenue proposed; thence South 35.00 feet along the center line of Parkside Avenue, proposed to the principal place of beginning, and further known as being Sublot No. 53 in the Avon Park Subdivision pro-posed, according to a survey made by W. E. Holland Engineering
Company, August, 1921, be the same more or less, but subject to all legal highways.

                       Parcel No. 56

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Section No. 6, Avon Lake Town-ship formerly a part of Avon Township and further described as follows:

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
                                                                           (CEI)





    Beginning at a stone monument in the NorthWesterly corner of a parcel of land conveyed to George T. Lowrie by deed dated August
1, 1905 and recorded in Volume 98, Page 364 of Lorain County Rec-ords of Deeds; said stone monument being in the Easterly line of a parcel of land deeded to Marion Carroll by deed dated September 29, 1913 and recorded in Volume 128, Page 59 of Lorain County Records of Deeds; thence North 88 degrees 57' 00" East, 142.07 feet along the Northerly line of said parcel of land conveyed to George T. Lowrie as above mentioned to the center line of Parkside Avenue proposed
40 feet wide; thence North 633.76 feet along the center line of Park-side Avenue proposed to the principal place of beginning; thence
West 104.04 feet; thence on a curved line deflecting to the right
137.69 feet. Said curved line having a radius of 398.00 feet and a chord which bears North 37 degrees 49' 50" East 137.02 feet; thence con-tinuing on said curved line 26.27 feet. Said curved line having a radius of 398.00 feet and a chord which bears North 49 degrees 37' 10" East
26.26 feet to the center line of Parkside Avenue proposed; thence
South along the center line of Parkside Avenue proposed 125.23 feet to the principal place of beginning, and further known as being Sublot No. 54 in the Avon Park Subdivision according to a survey made by W. E. Holland Engineering Company, August, 1921, be the same more or less, but subject to all legal highways.

    Parcels Nos. 52, 53, 54, 55 and 56 being the premises conveyed to the Company by deed recorded in Volume 946, Page 169 of Lorain
County Record of Deeds.

    Parcels Nos. 52, 53, 54, 55 and 56 are subject to building and use restrictions as shown in a deed recorded in Volume 202, Page 141 of Lorain County Record of Deeds and are subject to the rights of the public, if any, for ingress and egress on Parkside Avenue, proposed, to and from said Parcels.

                                 Parcel No. 57

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 feet highway known as Elberton Avenue, which stake bears North
87 degrees 04' West 783.04 feet from a stake set in the Easterly line of an
86.27 Acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line 2587.50 feet from a stone monument marking the SouthEast corner of said
86.27 acre parcel; thence from said place of beginning North 3 degrees 0" East along the Easterly line of said proposed highway 35 feet to a stake; thence South 87 degrees 04' East, 96.80 feet to a stake; thence South


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                                                                           (CEI)





2 degrees 56' West 35 feet to a stake; thence North 87 degrees 04' West 96.84 feet to the place of beginning; The above described parcel of land is known as being SubLot No. 586 of the Krogh-Barr Syndicate's Avon Beach Allotment proposed, containing .101 acres, be the same more or less, but subject to all legal highways.

                                 Parcel No. 58

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, and is further described as follows:

    Beginning at a stake set in the Westerly line of a proposed 60 foot highway known as Avondale Avenue, which stake bears North
87 degrees 04' 0" West, 590 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which bears North 02 degrees 56' 0" East, 2587.25 feet from a stone monu-ment marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' 0" West, 96.24 feet to a stake; thence North 02 degrees 56' 0" East, 70 feet to a stake; thence South 87 degrees 04' 0" East, 96.24 feet to a stake set in said Westerly line of Avondale Avenue; thence South 02 degrees 56' 0" West, along said Westerly line, 70 feet to the place of beginning. The above described parcel of land is known as being Sublots Nos. 560 and 561 of the Krogh Barr
Syndicates Avon Beach Allotment proposed, containing .202 acres, be the same more or less, but subject to all legal highways.

    Parcels Nos. 57 and 58 being the premises conveyed to the Com-pany by deed recorded in Volume 947, Page 524 of Lorain County
Record of Deeds.

    Parcels Nos. 57 and 58 are subject to a building set back restric-tion as shown in a deed recorded in Volume 180, Page 285 of Lorain County Record of Deeds.

                       Parcel No. 59

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at the Southeasterly corner of land conveyed to George
F. Smith by deed dated June, 1908 and recorded in Volume 109, Page
367 of Lorain County Deed Records; thence North 02 degrees 56' East along the Easterly line of land so conveyed to George F. Smith, 2657.25 feet; thence North 87 degrees 04' West 570.0 feet to a point on the Westerly line of Avondale Avenue, said point being the principal place of be-ginning; thence North 02 degrees 56' East along said Westerly line of Avon-dale Avenue 70 feet; thence North 87 degrees 04' West 96.24 feet; thence


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                                                                           (CEI)





South 2 degrees 56' West 70.0 feet; thence South 87 degrees 4' East 96.24 feet to the place of beginning and being further known as Sublots Nos. 562 and 563 in the Krogh Barr Syndicate Avon Beach Allotment, be the same more or less, but subject to all legal highways.

                       Parcel No. 60

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North 87 degrees 04' West, 783 feet from a stake set in the Easterly line of and 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line 2657.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence From said place of beginning North 3 degrees 0' East, along the Easterly line of said proposed highway, 70 feet to a stake; thence South 87 degrees 04' East 98.68 feet to a stake; thence South 2 degrees 56' West, 70 feet to a stake; thence North 87 degrees 04' West
96.76 feet to the place of beginning, and further known as Sublots Nos. 583 and 584 of the Krogh Barr Syndicate's Avon Beach Allotment, pro- posed, as per survey of the F. A. Pease Engineering Company, be the same more or less, but subject to all legal highways.

    Parcels Nos. 59 and 60 being the premises conveyed to the Com-pany by deed recorded in Volume 947, Page 34 of Lorain County
Record of Deeds.

    Parcels Nos. 59 and 60 are subject to a building set back restric-tion as shown in deeds recorded in Volume 266, Pages 294 and 295 of Lorain County Record of Deeds.

                       Parcel No. 61

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township, Section No. 6 and bounded and described as follows:

    Beginning at the Southeasterly corner of land conveyed to George
F. Smith by Deed dated June, 1908 and recorded in Volume 109, Page
367 of Lorain County Deed Records; thence North 02 degrees 56' East along the Easterly line of land so conveyed to George F. Smith, 2727.25 feet; thence North 87 degrees 04' West, 590 feet to a point on the Westerly line of Avondale Avenue, said point being the principal place of be-ginning; thence North 02 degrees 56' East along said Westerly line of Avon-dale Avenue, 35 feet; thence North 87 degrees 04' West 96.24 feet; thence



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                                                                           (CEI)





South 02 degrees 56' West, 35 feet; thence South 87 degrees 04' East 96.24 feet to the principal place of beginning and being further known as Sublot No. 564 in The Krogh Barr Syndicate's Avon Beach Allotment pro- posed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 62

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township, Section No. 6 and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 60 foot highway known as Avondale Avenue which stake bears North
87 degrees 04' 0" West 590 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' 0" East 2762.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel;
thence from said place of beginning North 87 degrees 04' 0" West 90 feet to a stake; thence North 02 degrees 56' 0" East 35 feet to a stake; thence
South 87 degrees 04' 0" East 90 feet to a stake set in the said Westerly line; thence South 02 degrees 56' 0" West along said Westerly line 35 feet to the place of beginning. The above described parcel of land is known as being Sublot No. 565 of The Krough Barr Syndicate's Avon Beach
Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcels Nos. 61 and 62 being the premises conveyed to the Com-pany by deed recorded in Volume 949, Page 735 of Lorain County
Record of Deeds.

    Parcels Nos. 61 and 62 are subject to a building set back restric-tion as shown in deeds recorded in Volume 197, Page 320 and Volume 205, Page 251 of Lorain County Record of Deeds.

                                 Parcel No. 63

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:

    Beginning at the SouthEasterly corner of land conveyed to George F. Smith by deed dated June, 1908 and recorded in Volume
109, Page 367 of Lorain County Deed Records; thence North 02 degrees 56'
East along the Easterly line of land so conveyed to George F. Smith, 2797.25 feet; thence North 87 degrees 04' West, 590.0 feet to a point on the Westerly line of Avondale Avenue, said point being the principal place of beginning; thence North 02 degrees 56' East along said Westerly line of Avondale Avenue, 70.00 feet; thence North 87 degrees 04' West 96.24 feet;



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                                                                           (CEI)





thence South 02 degrees 56' West 70 feet; thence 87 degrees 04' East 96.24 feet to the principal place of beginning and being further known as Sublots Nos. 566 and 567 in the Krogh Barr Syndicate's Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 63 being the premises conveyed to the Company by deed recorded in Volume 945, Page 450 of Lorain County Record of
Deeds.

                                 Parcel No. 64

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and is further described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Greenwood Avenue, which stake bears North
87 degrees 04' West 350 feet from a stake set in the Easterly line of an
86.27 acre parcel of land (now or formerly owned by Maria V.
Smith) which stake bears North 2 degrees 56' East, 3042.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' West 90 feet to a stake; thence North 2 degrees 56' East, 35 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake set in the said Westerly line of Greenwood Avenue; thence South 2 degrees 56' West, along said Westerly line, 35 feet to the place of beginning. The above described parcel of land is known as being Sublot No. 404 of the Krogh-Barr
Syndicate's Avon Beach Allotment proposed, containing .088 acre, be the same more or less, but subject to all legal highways.


                                 Parcel No. 65

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed 60 foot highway known as Avondale Avenue, which stake bears North 87 degrees 04' West, 530 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, along said Easterly line, 3042.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East along said Easterly line of Avondale Avenue, 35 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' West, 35 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning. The above described parcel of land is


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
                                                                           (CEI)





known as being Sublot No. 408 of The Krogh-Barr Syndicate's Avon
Beach Allotment proposed, containing .101 acres, be the same more or less, but subject to all legal highways.

                       Parcel No. 66

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Section No. 6 and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 60 foot highway known as Avondale Avenue, which stake bears North
87 degrees 04' West, 530 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' along said easterly line, 3077.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East, along said Easterly line of Avondale Avenue, 35 feet to a stake;
thence South 87 degrees 04' East 90 feet to a stake; thence South 2 degrees 56' West, 35 feet to a stake; thence North 87 degrees 04' West 90 feet to a stake and the place of beginning. The above described parcel of land is known as being Sublot No. 407 of the Krogh-Barr Syndicate's
Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcels Nos. 64, 65 and 66 being the premises conveyed to the Company by deed recorded in Volume 945, Page 791 of Lorain
County Record of Deeds.

    Parcels Nos. 64, 65 and 66 are subject to a building set back restriction as shown in deeds recorded in Volume 196, Page 389 and Volume 197, Page 48 of Lorain County Record of Deeds.

                                 Parcel No. 67

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stake set in the Easterly line of Avondale Avenue, proposed, which stake bears North 87 degrees 04' West, 530 feet from a stake set in the Easterly line of an 88.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line, 2972.25 feet from a stone monument marking the SouthEasterly corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East along said Easterly line of Avondale Avenue, 70 feet to a stake; thence South 87 degrees 04' East, 180 feet to a stake in the Westerly line of Greenwood Avenue, proposed; thence South 2 degrees 56' West along the Westerly line of said


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Greenwood Avenue, 70 feet to a stake; thence North 87 degrees 04' West,
180 feet to the place of beginning, and being further known as Sub-
Lots 402, 403, 409 and 410 of the Krogh-Barr Syndicates Avon
Beach Allotment, proposed, and containing within said bounds about
0.29 of an acre of land, be the same more or less, but subject to all legal highways.

    Parcel No. 67 being the premises conveyed to the Company by deed recorded in Volume 954, Page 232 of Lorain County Record of
Deeds.

    Parcel No. 67 is subject to building set back restrictions as shown in deeds recorded in Volume 180, Page 379 and Volume 226, Page 290 of Lorain County Record of Deeds.

                                 Parcel No. 68

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning on the Southerly line of said Section No. 6 at the Southeasterly corner of land conveyed to George F. Smith by deed acknowledged June 18, 1908 and recorded in Volume 109, Page 367 of Lorain County Deed Records; thence North 2 degrees 56' East along the Easterly line of land so conveyed to George F. Smith 2902.25 feet to a stake; thence North 87 degrees 04' West 530 feet to a stake on the
Easterly line of Avondale Avenue, proposed, and the principal place of beginning of land herein described; thence North 2 degrees 56' East 70 Feet to a stake; thence North 87 degrees 04' East 90 feet to a stake; thence South 2 degrees 56' West 70 feet to a stake; thence North 87 degrees 04' West 90 feet to the principal place of beginning and being further known as Sublots Nos. 411 and 412 in The Krogh-Barr Syndicate's Avon
Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 69

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning on the Southerly line of said Section No. 6 at the Southeasterly corner of land conveyed to George F. Smith by deed acknowledged June 18, 1908 and recorded in Volume 109, Page 367 of Lorain Deed Records; thence North 2 degrees 56' East along the Easterly line of land so conveyed to George F. Smith a distance of 2902.25 feet; thence North 87 degrees 04' West a distance of 350 feet to the Westerly line of Greenwood Avenue, proposed, and the principal place of


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                                                                           (CEI)





beginning of land herein described; thence North 2 degrees 56' East along said Westerly line of Greenwood Avenue, proposed, 70 feet; thence
North 87 degrees 04' West a distance of 90 feet; thence South 2 degrees 56' West a distance of 70 feet; thence South 87 degrees 04' East a distance of 90 feet to the principal place of beginning and being further known as Sublots Nos. 400 and 401 in The Krogh-Barr Syndicate's Avon
Beach Allotment, proposed, and containing within said bounds about
.176 of an acre of land, be the same more or less, but subject to all legal highways.

    Parcels Nos. 68 and 69 being the premises conveyed to the Com-pany by deed recorded in Volume 951, Page 930 of Lorain County
Record of Deeds.

                                 Parcel No. 70

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township, Section No. 6 and bounded and described as follows:

    Beginning on the Southerly line of said Section No. 6 at the SouthEasterly corner of land conveyed to George F. Smith by deed dated June...., 1908 and recorded in Volume 109, Page 367 of Lorain
County Deed Records; thence North 02 degrees 56' East along the Easterly line of land so conveyed to George F. Smith, 2832.25 feet; thence
North 87 degrees 04' West 530.0 feet to a point on the Easterly line of Avondale Avenue and the principal place of beginning of lands herein described; thence North 02 degrees 56' East along said Easterly line of Avondale Avenue, 70.0 feet; thence South 87 degrees 04' East 90.0 feet; thence South 02 degrees 56' West 70.0 feet; thence North 87 degrees 04' West
90.0 feet to the principal place of beginning and being further known as Sublots Nos. 413 and 414 of the Krogh-Barr Syndicate's Avon
Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 70 being the premises conveyed to the Company by deed recorded in Volume 947, Page 932 of Lorain County Record of
Deeds.

    Parcel No. 70 is subject to a building set back restriction as shown in a deed recorded in Volume 192, Page 375 of Lorain County
Record of Deeds.

                                 Parcel No. 71

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:



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                                                                           (CEI)




    Beginning on the Southerly line of said Section No. 6, at the Southeasterly corner of land conveyed to George F. Smith by deed dated June ...., 1908 and recorded in Volume 109, Page 367 of
Lorain County Deed Records; thence North 02 degrees 56' East along the Easterly line of land so conveyed to George F. Smith, 2672.25 feet;
thence North 87 degrees 04' West, 530.0 feet to a point on the Easterly line of Avondale Avenue and the principal place of beginning of lands herein described; thence North 02 degrees 56' East along said Easterly line of Avondale Avenue, 70.0 feet; thence South 87 degrees 04' East, 90.0 feet; thence South 02 degrees 56' West, 70.0 feet; thence North 87 degrees 04' West,
90.0 feet to the principal place of beginning and being further known as Sublots Nos. 415 and 416 in The Krogh-Barr Syndicate
Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 71 being the premises conveyed to the Company by deed recorded in Volume 952, Page 978 of Lorain County Record of
Deeds.

    Parcel No. 71 is subject to a building set back restriction as shown in a deed recorded in Volume 192, Page 376 of Lorain County
Record of Deeds.

                                 Parcel No. 72

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning on the Southerly line of said Original Avon Township
Section No. 6 at the Southeasterly corner of land conveyed to George
F. Smith by deed acknowledged June 18, 1908, and recorded in Volume 109, Page 367 of Lorain County Deed Records; thence
North 2 degrees 56' East along the Easterly line of land so conveyed to George F. Smith, a distance of 2797.25 feet; thence North 87 degrees 04' West 350 feet to the Westerly line of Greenwood Avenue, proposed, and the principal place of beginning of lands herein described:
thence North 2 degrees 56' East along said Westerly line of Greenwood Avenue, proposed, 70 feet; thence North 87 degrees 04' West a distance of 90 feet; thence South 2 degrees 56' West, a distance of 70 feet, thence South 87 degrees 04' East, a distance of 90 feet to the principal place of beginning, and being further known as Sublots Nos. 397 and 398 in the Krogh-Barr Syndicate's Avon Beach Allotment, proposed, and containing within said bounds about 0.176 of an acre of land, be the same more or less, but subject to all legal highways.




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                                                                           (CEI)





    Parcel No. 72 being the premises conveyed to the Company by deed recorded in Volume 950, Page 771 of Lorain County Record of
Deeds.

                       Parcel No. 73

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and is further described as follows:

    Beginning at a stake set in the Westerly line of a proposed 49' highway known as Greenwood Avenue, which stake bears North
87 degrees 04' West 350 feet from a stake set in the Easterly line of a
86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East 2867.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel;
thence from said place of beginning North 87 degrees 04' West 90 feet to a stake; thence North 2 degrees 56' East 35 feet to a stake; thence South
87 degrees 04' East 90 feet to a stake set in the Westerly line of Greenwood Avenue; thence South 2 degrees 56' West along said Westerly line 35 feet to the place of beginning. The above described parcel of land is known as being Sublot No. 399 of The Krogh-Barr Syndicate's Avon
Beach Allotment proposed, containing 0.088 of an acre, be the same more or less, but subject to all legal highways.

    Parcel No. 73 being the premises conveyed to the Company by deed recorded in Volume 958, Page 871 of Lorain County Record of
Deeds.

    Parcel No. 73 is subject to a building set back restriction as shown in a deed recorded in Volume 215, Page 37 of Lorain County
Record of Deeds.

                                 Parcel No. 74

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake is distant Northerly along said Easterly line 3287.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence North 2 degrees 46' East, along said Easterly line 116.51 feet to a stake; thence South 73 degrees 21' 20" West, along the Southerly line of Caldwell Avenue, a proposed 50 foot highway, 47.76 feet to a stake; thence South 2 degrees 56' West, 100.51 feet to a stake; thence


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                                                                           (CEI)





South 87 degrees 04' East, 45 feet to the place of place of beginning, and the above described parcel of land is known as SubLot No. 59 of The Krogh-Barr Syndicate's Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 75

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:

    Beginning at a point in the Southerly line of a 10 foot strip of land conveyed to The Lake Shore Electric Railway Company by deed recorded in Volume 157, Page 368 of Lorain County Deed
Records, 70 feet distant SouthWesterly measured along said Southerly line from its intersection with the Easterly line of an 86.27 acre parcel of land conveyed to George F. Smith by deed recorded in Volume 109, Page 367 of Lorain County Deed Records; thence
South 2 degrees 56' West, 84.91 feet to the Northerly line of Caldwell Avenue a 50 foot proposed highway; thence North 73 degrees 21' 20" East, along the Northerly line of Caldwell Avenue proposed, 70 feet to the Easterly line of said 86.27 acre parcel aforesaid; thence North
2 degrees 56' East, along said Easterly line, 84.91 feet to the Southerly line of the aforesaid 10 foot strip conveyed to the Lake Shore
Electric Railway Company; thence South 73 degrees 21' 20" West, along said Southerly line 70 feet to the place of beginning, the above described parcel is known as Sublots Nos. 22 and 23 of The Krogh-
Barr Syndicate's Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcels Nos. 74 and 75 being the premises conveyed to the Com-pany by deed recorded in Volume 948, Page 699 of Lorain County
Record of Deeds.

    Parcels No.. 74 and 75 are subject to a building set back restriction as shown in deeds recorded in Volume 178, Page 208 and Volume 227, Page 272 of Lorain County Record of Deeds.

                                 Parcel No. 76

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and is further described as follows:

    Beginning at a stake set in the Southerly line of the Lake Shore Electric Railway Company's right of way, which stake bears North
73 degrees 21' 20" East 51.51 feet from its intersection with the Westerly line of a 86.27 Acre parcel of land now or formerly owned by Maria


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                                                                           (CEI)




V. Smith; thence from said place of beginning South 2 degrees 56' West
95.52 feet to a stake set in the Northerly line of a proposed 50' highway known as Caldwell Avenue; thence North 73 degrees 21' 20" East along said Northerly line of Caldwell Avenue 35 feet to a stake;
thence North 2 degrees 56' East 95.52 feet to a stake set in said Southerly line of the Lake Shore Electric Railway Company's right of way;
thence South 73 degrees 21' 20" West along said Southerly line 35 feet to the place of beginning, also known as being SubLot No. 42 of The
Krogh-Barr Syndicate's Avon Beach Allotment proposed, containing
0.095 acres, be the same more or less, but subject to all legal high-ways.

    Parcel No. 76 being the premises conveyed to the Company by deed recorded in Volume 956, Page 295 of Lorain County Record of
Deeds.

    Parcel No. 76 is subject to a building set back restriction as shown in a deed recorded in Volume 185, Page 446 of Lorain County
Record of Deeds.

                                 Parcel No. 77

    Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township, Section No. 6 and is further described as follows:

    Beginning at a stake which bears North 87 degrees 04' 0" West 460.28 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears
North 2 degrees 56' East 3112.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' 0" West 34.86 feet to a stake;
thence North 2 degrees 56' 0" East 115.42 feet to a stake set in the Southerly line of a proposed 50 feet highway known as Caldwell Avenue;
thence North 73 degrees 21' 20" East along the Southerly line 37 feet to a stake; thence South 2 degrees 56' 0" West 127.82 feet to the place of beginning. The above described parcel is known as being Sub-lot No. 49 of the Krogh-Barr Syndicate's Avon Beach Allotment proposed. The above described sublot contains .119 acres, be the same more or less, but subject to all legal highways.

                                 Parcel No. 78

    Situated in the Village of Avon Lake, County of Lorain and State of Ohio, and known as being a part of Original Avon Township, Section No. 6, and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed
60' highway known as Avondale Avenue, which stake bears North
87 degrees 04' West, 530 feet from a stake set in the Easterly line of an


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
                                                                           (CEI)





86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, 3112.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel;
thence from said place of beginning North 2 degrees 56' East, along said Easterly line of Avondale Avenue, 103.02 feet to a stake set in the Southerly line of a proposed 50' highway known as Caldwell Avenue;
thence North 73 degrees 21' 20" East along said Southerly line of Caldwell Avenue, 37 feet to a stake; thence South 2 degrees 56' West, 115.42 feet to a stake; thence North 87 degrees 04' West, 34.86 feet to the place of begin-ning. The above described parcel of land is known as being SubLot
No. 48 of The Krogh-Barr Syndicate's Avon Beach Allotment pro-posed. The above described SubLot contains .194 acres, be the same more or less, but subject to all legal highways.

    Parcels Nos. 77 and 78 being the premises conveyed to the Company by deeds recorded in Volume 961, Pages 904 and 908 of Lorain County Record of Deeds.

    Parcels Nos. 77 and 78 are subject to a building set back restriction as shown in deeds recorded in Volume 176, Pages 87
88 of Lorain County Record of Deeds.

                                 Parcel No. 79.

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Lot
No. 6, and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40' highway known as Elberton Avenue, which stake bears North 87 degrees 04'
West, 782.76 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, along said Easterly line, 2867.25 feed from a stone monument marking the SouthEast corner of said
86.27 acre parcel; thence from said place of beginning North 3 degrees 0'
East along the Easterly line of said proposed highway 70 feet to a stake; thence South 87 degrees 04' East, 96.44 feet to a stake; thence South
2 degrees 56' West, 70 feet to a stake; thence North 87 degrees 04' West, 96.52 feet to the place of beginning. The above described parcel of land is known as being Sublots 577 and 578 of the Krogh-Barr Syndicate's
Avon Beach Allotment proposed, containing .187 acres, be the same more or less, but subject to all legal highways.

    Parcel No. 79 being the premises conveyed to the Company by deed recorded in Volume 962, Page 152 of Lorain County Record of
Deeds.


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                                                                           (CEI)




    Parcel No. 79 is subject to a building set back restriction as shown in a deed recorded in Volume 190, Page 526 of Lorain County
Record of Deeds.

                       Parcel No. 80

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and is further described as follows:

    Beginning at a stake set in the Southerly line of the Lake Shore Electric Railway Company's right of way, which stake bears North
73 degrees 21' 20" East, 196.51 feet from its intersection with the Westerly line of an 86.27 acre parcel of land now or formerly owned by Maria
V. Smith; thence from said place of beginning South 02 degrees 56' West,
95.52 feet to a stake set in the Northerly line of a proposed 50' high-way known as Caldwell Avenue; thence North 73 degrees 21' 20" East, along said Northerly line of Caldwell Avenue, 50 feet to a stake set in the Westerly line of a 60' highway known as Avondale Avenue; thence
North 02 degrees 56' 0" East, along said Westerly line of Avondale Avenue,
95.52 feet to a stake set in the said Southerly line of Lake Shore
Electric Co.'s right of way 40' wide; thence South 73 degrees 21' 20" West along said Southerly line 50 feet to the place of beginning and being further known as SubLot No. .38 of the Krogh-Barr Syndicate's Avon
Beach Allotment proposed, as per survey of The F. A. Pease Engineer-ing Co., be the same more or less, but subject to all legal highways.

                                 Parcel No. 81

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Sec-tion No. 6 and is further described as follows:

    Beginning at a stake set in the Southerly line of the Lake Shore
Electric Railway Co.'s Right of way, which stake bears North 73 degrees
21' 20" East, 6.51 feet from its intersection with the Westerly line of a 86.27 acre parcel of land now or formerly owned by Maria V.
Smith; thence from said place of beginning South 2 degrees 58' West, 95.52 feet to a stake set in the Northerly line of a proposed 50' highway known as Caldwell Avenue; thence North 73 degrees 21' 20" East, along said Northerly line of Caldwell Avenue 40 feet to a stake; thence
North 2 degrees 56' East, 95.52 feet to a stake set in said Southerly line of the Lake Shore Electric Railway Co.'s right of way; thence South
73 degrees 21' 20" West, along said Southerly line 40 feet to the place of beginning, and being further known as SubLot No. 39 of The Krogh-
Barr Syndicate's Avon Beach Allotment, proposed, as per survey of the F. A. Pease Engineering Co., be the same more or less, but sub-ject to all legal highways.


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                                                                           (CEI)





                                 Parcel No. 82

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and being a part of Original Avon Township Section No. 6, and further described as follows:

    Beginning at a stake set in the Southerly line of The Lake Shore
Railway Co.'s right of way, which stake bears North 73 degrees 21' 20" East,
86.51 feet from its intersection with the Westerly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith;
thence from said place of beginning South 2 degrees 56' West, 95.52 feet to a stake set in the Northerly line of a proposed 50 foot highway known as Caldwell Avenue; thence North 73 degrees 21' 20" East along said Northerly line of Caldwell Avenue, 70 feet to a stake; thence North
2 degrees 56' East, 95.52 feet to a stake set in said Southerly line of the Lake Shore Electric Railway Co.'s right of way; thence South 73 degrees 21' 20" West, along said Southerly line 70 feet to the place of beginning.
The above described parcel of land is known as being SubLots Nos. 40 and 41 of the Krogh-Barr Syndicate's Avon Beach Allotment, pro-posed, be the same more or less, but subject to all legal highways.

    Parcels Nos. 80, 81 and 82 being the premises conveyed to the Company by deed recorded in Volume 969, Page 252 of Lorain
County Record of Deeds.

    Parcels Nos. 80, 81 and 82 are subject to a building set back restriction as shown in a deed recorded in Volume 192, Page 405 of Lorain County Record of Deeds.


                                 Parcel No. 83

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stake set in the Easterly line of Avondale
Avenue, which stake bears North 87 degrees 04' West, 530 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line, 2692.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning, North 2 degrees 56' East along the Easterly line of said Avondale Avenue, 70 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' West 70 feet to a stake; thence North 87 degrees 04' West 90 feet to the place of beginning, and being further known as Sublots Nos. 417 and 418 of the Krogh-Barr Syndi-cate's Avon Beach Allotment, Proposed, be the same more or less, but subject to all legal highways.


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                                                                           (CEI)




    Parcel No. 83 being the premises conveyed to the Company by deed recorded in Volume 953, Page 716 of Lorain County Record of Deeds.

    Parcel No. 83 is subject to a building set back restriction as shown in a deed recorded in Volume 186, Page 10 of Lorain County
Record of Deeds.

                                 Parcel No. 84

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Greenwood Avenue which stake bears North 87 degrees 04' West, 350 feet from a stake set in the Easterly line of a 86.27 acre parcel of land (now or formerly owned by Maria V. Smith) which stake bears North 2 degrees 56' East, 3077.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' West, 90 feet to a stake; thence North 2 degrees 56' East, 35 feet to a stake; thence South 87 degrees 04' East 90 feet to a stake set in the said Westerly line of Greenwood Avenue; thence South 2 degrees 56' West, along said Westerly line, 35 feet to the place of beginning. The above described parcel of land is known as being Sublot No. 405 of the Krogh Barr Syndicate's Avon Beach Allotment proposed and containing .088 acre, be the same more or less, but subject to all legal highways.

    Parcel No. 84 being the premises conveyed to the Company by deed recorded in Volume 961, Page 902 of Lorain County Record of
Deeds.

    Parcel No. 84 is subject to a building set back restriction as shown in a deed recorded in Volume 173, Page 496 of Lorain County
Record of Deeds.

                                 Parcel No. 85

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and is further described as follows:

    Beginning at a stake which bears North 87 degrees 04' 0" West 390.56 feet from a stake set in the Easterly line of an 86.27 Acre parcel of land (now or formerly owned by Maria V. Smith) which stake bears
North 2 degrees 56' East 3147.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning, North 87 degrees 04' 0" West, 34.86 feet to a stake; thence North 2 degrees 56' 0" East 105.22 feet to a stake set in the Southerly line of a


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
                                                                           (CEI)





proposed 50' highway known as Caldwell Avenue; thence North 73 degrees
21' 20" East along said Southerly line 37 feet to a stake; thence
South 2 degrees 56' 0" West 117.62 feet to the place of beginning. The above described parcel of land is known as being SubLot No. 51 of The
Krogh Barr Syndicate's Avon Beach Allotment proposed. containing
0.110 acres, be the same more or less, but subject to all legal highways.

    Parcel No. 85 being the premises conveyed to the Company by deed recorded in Volume 951, Page 297 of Lorain County Record of
Deeds.

    Parcel No. 85 is subject to a building set back restriction as shown in a deed recorded in Volume 186, Page 85 of Lorain County
Record of Deeds.

                                 Parcel No. 86

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and is further described as follows:

    Beginning at a stake set in the Easterly line a proposed 60 foot highway known as Avondale Avenue which stake bears North 87 degrees 04' West, 530 feet from a stake set in the Easterly line of an 86.27 Acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East, along said Easterly line 2657.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East, along the Easterly line of said proposed highway 35 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' West, 35 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning. The above described parcel of land is known as being Sublot 419 of The Krogh-Barr Syndicate's Avon Beach Allotment proposed, and containing 0.096 Acre, be the same more or less, but subject to all legal highways.

    Parcel No. 86 being the premises conveyed to the Company by deed recorded in Volume 951, Page 295 of Lorain County Record of
Deeds.

    Parcel No. 86 is subject to a building set back restriction as shown in a deed recorded in Volume 180, Page 391 of Lorain County
Record of Deeds.

                              CLIFFORD SUBSTATION

                                  Parcel No. 87

    Situated in the Township of Olmsted, County of Cuyahoga and State of Ohio, and known as being part of Original Olmsted Township Lot No. 2, Tract No. 2, and bounded and described as follows:

    Beginning on the Northerly line of Parcel No. 1 of lands con-veyed to The Lake Shore and Michigan Southern Railway Company,

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by Deed dated December 15, 1909, and recorded in Volume 1236, Page
301 of Cuyahoga County Records, at the Southeasterly corner of land conveyed to County of Cuyahoga, by Deed dated December 10, 1954, and recorded in Volume 8231, Page 498 of Cuyahoga County Records: thence Northerly along the Easterly line of land so conveyed to County of Cuyahoga, said line being parallel with and distant 30 feet Easterly, by rectangular measurement from the center line of Fitch Road, 50 feet wide, 442.06 feet to the Southerly line of Parcel No. 2 of lands conveyed to Dairypak, Inc., by Deed dated January 27, 1956, and recorded in Volume 8499, Page 187 of Cuyahoga County Records; thence Easterly along the Southerly line of said Parcel No. 2, 470.59 feet to the Easterly line of said Original Lot No. 2, Tract No. 2; thence Southerly along said Lot line, 431.82 feet to the Northerly line of Parcel No. 1 conveyed to The Lake Shore and Michigan Southern Railway Company, as aforesaid; thence Westerly along the Northerly line of said Parcel No. 1, 465.80 feet to the place of beginning, con-taining 4.70 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 87 being the premises conveyed to the Company by deed recorded in Volume 10131, Page 43 of Cuyahoga County Record of Deeds.

    Parcel No. 87 is subject to slope rights as shown in an instru-ment recorded in Volume 8231, Page 498 of Cuyahoga County Record of Deeds and to a pipe line easement as shown in an instrument re-corded in Volume 10376, Page 207 of Cuyahoga County Record of Deeds.

                                 Parcel No. 88

    Situated in the Township of Olmsted, County of Cuyahoga and State of Ohio, and known as being part of Original Olmsted Township Lot No. 2, Tract No. 2, and bounded and described as follows:

    Beginning on the center line of Fitch Road, 50 feet wide, at its intersection with the Southwesterly line of Parcel No. 4 of lands conveyed to The Cleveland Electric Illuminating Company, by Deed dated April 11, 1929, and recorded in Volume 3934, Page 48 of Cuya-hoga County Records; thence Southerly along the center line of Fitch Road, 415.25 feet to the Northwesterly corner of land conveyed to Edward T. Dillon, by Deed dated August 10, 1950, and recorded in Volume 7063, Page 3 of Cuyahoga County Records; thence Easterly along the Northerly line of land so conveyed to Edward T. Dillon,
500.59 feet to the Easterly line of said Original Lot No. 2, Tract No. 2; thence Northerly along said lot line, 188.79 feet to the South-westerly line of Parcel No. 4 conveyed to The Cleveland Electric Illuminating Company, as aforesaid; thence Northwesterly along said Southwesterly line of Parcel No. 4, 551.38 feet to the place of

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beginning, containing 3.481 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 88 being the premises conveyed to the Company by deed recorded in Volume 10322, Page 365 of Cuyahoga County Rec-ord of Deeds.

    Parcel No. 88 is subject to an easement for pipe line purposes as shown in an instrument recorded in Volume 10376, Page 207 of Cuyahoga County Record of Deeds.

                          CLINTON SUBSTATION ADDITION

                                Parcel No. 89

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio, and known as being part of Original Brooklyn Township
Lot No. 16 and bounded and described as follows:

    Beginning on the Northerly line of Clinton Road, 80 feet wide, as shown by the dedication plat recorded in Volume 131 of Maps, Page 142 of Cuyahoga County Records, at its intersection with the Westerly line of the second parcel of land conveyed to The Cleveland Electric Illuminating Company by deed recorded in Volume 3391,
Page 507 of Cuyahoga County Records; thence Northerly along said
Westerly line of land so conveyed, 150.00 feet; thence Westerly at right angles to said Westerly line, 45.00 feet; thence Southerly parallel with said Westerly line to the Northerly line of Clinton Road, as shown by the aforesaid dedication plat; thence Easterly along said Northerly line of Clinton Road to the place of beginning and con-taining about 0.16 acre of land, be the same more or less, but subject to all legal highways.

    Parcel No. 89 being the same premises conveyed to the Company by deed recorded in Volume 12304, Page 624 of Cuyahoga County
Record of Deeds.

    Parcel No. 89 is subject to slope rights as shown on a plat re-corded in Volume 131 of Maps, Page 142 of Cuyahoga County Record of Deeds.

                            CONCORD SERVICE CENTER
                                 Parcel No. 90

    Situated in the Township of Concord, County of Lake and State of Ohio, and known as being a part of Original Concord Township
Lot No. 11, Tract No. 3, and bounded and described as follows:

    Beginning in the center line of Auburn Road, 60 feet in width, at the Southwesterly corner of Parcel No. 2 of lands conveyed to

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                                                                           (CEI)





Margaret Jakupak by deed dated September 26, 1955 and recorded in Volume 395, Page 298 of Lake County Records; Thence South
1 degrees 52' 00" West along the center line of Auburn Road, a distance of
371.11 feet to an angle therein; Thence South 4 degrees 50' 00" East, con-tinuing along the center line of said Auburn Road, a distance of
1.37 feet to a point, said point being 571.00 feet Southerly by rectan-gular measurement from the Westerly prolongation of the Southerly line of land conveyed to Arthur R. and Suzanne L. Clements by deed recorded in Volume 260, Page 546 of Lake County Records; Thence
North 81 degrees 54' 25" East, a distance of 1031.41 feet to a point in the monumented center line of relocated State Route No. 44 (Limited
Access Highway); Thence Northwesterly along said monumented cen-ter line, being along the arc of a curve deflecting to the left, a distance of 480.25 feet to its intersection with the Southerly line of land conveyed to Arthur R. and Suzanne L. Clements, as aforesaid, said curved line having a radius of 4297.18 feet and a chord which bears North 16 degrees 05' 10" West, a distance of 480.00 feet; Thence South 87 degrees 44' 30" West along the Southerly line of land so conveyed to Arthur R. and Suzanne L. Clements, a distance of 651.96 feet to the Northwesterly corner of Parcel No. 1 of lands conveyed to Margaret Jakupak, as aforesaid; Thence South 1 degrees 52' 00" West along the Westerly line of said Parcel No. 1, a distance of 200.00 feet to the Southeasterly corner of Parcel No. 2 in said deed; Thence South
87 degrees 44' 30" West along the Southerly line of said Parcel No. 2, a distance of 218.36 feet to the place of beginning and containing
10.38139 acres of land inclusive of 1.39802 acres lying within the aforementioned relocated State Route No. 44, according to the survey of George M. Garrett and Associates, Registered Engineers and Sur-veyors, be the same more or less, but subject to all legal highways.

    Parcel No. 90 being the premises conveyed to the Company by deed recorded in Volume 626, Page 494 of Lake County Record of
Deeds.

    Parcel No. 90 is subject to easements for limited access highway and channel purposes as shown in a Journal Entry filed September
25, 1962 in Civil Docket 7, Page 453 in the Probate Court of Lake
County, Ohio.

                             CRESTWOOD SUBSTATION

                                 Parcel No. 91

    Situated in the City of Westlake, County of Cuyahoga, and State of Ohio, and known as being part of Original Dover Township Lot
No. 72 and bounded and described as follows:

    Beginning at a point in the center line of Bradley Road, (40 feet wide), at its intersection with a line drawn parallel with and distant

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52 feet Southerly, by rectangular measurement, from the Southerly line of The New York, Chicago and St. Louis Railroad Company's
Right of Way; thence Easterly along said parallel line to its inter-section with the Easterly line of land conveyed to Anthony F. Dindia and Dorothy Dindia by deed dated July 25, 1945, and recorded in Volume 5895, Page 258 of Cuyahoga County Records; thence South-erly along the Easterly line of land so conveyed to Anthony F.
Dindia and Dorothy Dindia, to its intersection with a line drawn parallel with and distant 300 feet Southerly, by rectangular measure-ment, from said Southerly Right of Way line; thence Westerly along said parallel line, (distant 300 feet Southerly), 360 feet; thence Northerly on a line parallel with the Easterly line of land so con-veyed to Anthony F. Dindia and Dorothy Dindia, as aforesaid, to its intersection with a line drawn parallel with and distant 100 feet Southerly, by rectangular measurement, from said Southerly line of The New York, Chicago and St. Louis Railroad Company's Right of
Way; thence Westerly along said parallel line (distant 100 feet Southerly) to its intersection with the center line of Bradley Road; thence Northerly along the center line of Bradley Road, to the place of beginning, and containing about 2.45 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 91 being the premises conveyed to the Company by deed recorded in Volume 10619, Page 569 of Cuyahoga County Rec-ord of Deeds.

    Parcel No. 91 is subject to an easement for pipe line purposes as shown in an instrument recorded in Volume 2033, Page 101 of Cuyahoga County Record of Deeds.

                               DAWSON SUBSTATION

                                 Parcel No. 92

    Situated in the City of Westlake, County of Cuyahoga and State of Ohio, and known as being part of Original Dover Township Lot
No. 76 and a part of First Street now vacated and bounded and de-scribed as follows:

    Beginning on the center line of Canterbury Road, 60 feet wide, at the Southeasterly corner of land conveyed to the New York, Chicago and St. Louis Railway Company by deed dated June 2, 1882 and recorded in Volume 327, Page 406 of Cuyahoga County Records; thence Southerly along the center line of Canterbury Road, 332 feet; thence Westerly parallel with the Southerly line of land conveyed to said Railway Company as aforesaid, 430 feet; thence Northerly parallel with the center line of Canterbury Road, 332 feet to the Southerly line of land conveyed to said Railway Company, as afore-said; thence Easterly along said Southerly line, 430 feet to the place


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
                                                                           (CEI)





of beginning, containing 3.2773 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 92 being the premises conveyed to the Company by deed recorded in Volume 11874, Page 213 of Cuyahoga County Rec-ord of Deeds.

    Parcel No. 92 is subject to easements for pipe line purposes as shown in instruments recorded in Volume 1939, Page 171 and in Volume 3576, Page 307, both of Cuyahoga County Record of Deeds, a lease for pipe line purposes as shown in a lease recorded in Volume 162, Page 193 of Cuyahoga County Record of Leases, slope rights as shown on a plat recorded in Volume 185 of Maps, Pages
23 and 24 of Cuyahoga County Record of Maps and an easement for sewer purposes as shown in an instrument and a journal entry recorded in Volume 10652, Page 59 and Volume 11852, Page 231, respectively, of Cuyahoga County Record of Deeds.

                           DOWNTOWN SERVICE CENTER

                                 Parcel No. 93

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lot No. 231 in The Perry-Payne Re-Subdivision of part of Original Ten Acre Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and being 30 feet front on the Westerly side of East 25th Street (formerly Minnesota Street), and extending back of equal width 135 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 93 being the premises conveyed to the Company by deed recorded in Volume 10972, Page 487 of Cuyahoga County Record of Deeds.

                                 Parcel No. 94

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being the Northwesterly 20 feet of Sub Lot
No. 234 and all of Sub Lot No. 235 in The Perry-Payne Re-Subdivision of part of Original Ten Acre Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and together forming a parcel of land 50 feet front on the Southwesterly side of East 25th Street, and extending back of equal width 135 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 94 being the premises conveyed in the Company by deed recorded in Volume 11162, Page 85 of Cuyahoga County Record of Deeds.


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
                                                                           (CEI)





                                 Parcel No. 95

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos. 241 to 248, both inclusive, and part of Sub Lot No. 249 in O. H. Payne's Allotment of part of
Original Ten Acre Lots Nos. 108, 109 and 110, as shown by the recorded plat in Volume 15 of Maps, Page 7 of Cuyahoga County
Records, and bounded and described as follows:

    Beginning on the Northeasterly line of East 24th Street, (for-merly Oliver Street), at the most Westerly corner of said Sub Lot No. 241; thence Southeasterly along the Northeasterly line of East 24th Street, about 359.65 feet to the Northwesterly line of land conveyed to Plasterers Building Corporation by deed dated August 18, 1961, and recorded in Volume 10305, Page 641 of Cuyahoga County Rec-ords; thence Northeasterly along the Northwesterly line of land so conveyed to the Northeasterly corner thereof; thence Southeasterly along the Northeasterly line of land so conveyed to the Southeasterly line of said Sub Lot No. 249; thence Northeasterly along the South-easterly line of said Sub Lot, 62.22 feet to the Southeasterly corner thereof; thence Northwesterly along the Northeasterly line of said Sub Lots Nos. 241 to 249, both inclusive, 372.36 feet to the most Northerly corner of said Sub Lot No. 241; thence Southwesterly along the Northwesterly line of said Sub Lot No. 241, 132.53 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

                                 Parcel No. 96

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos. 238 to 244, both inclusive, and part of Sub Lot No. 245 in The Perry Payne Re-Subdivision of part of Original Ten Acre Lots Nos. 109, 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and together forming a parcel of land, bounded and described as follows:

    Beginning on the Southwesterly line of East 25th Street, (for-merly Minnesota Street), at the Southeasterly corner of said Sub Lot No. 238; thence Northwesterly along the Southwesterly line of East 25th Street, 229.97 feet to the Southeasterly corner of land conveyed to Gray Drug Stores, Inc. by Deed dated February 9, 1953, and re-corded in Volume 7683, Page 304 of Cuyahoga County Records; thence Southwesterly along the Southeasterly line of land so conveyed, about
60.12 feet to the most Southerly corner thereof; thence Northwesterly along the Southwesterly line of land so conveyed, 0.14 feet to the Northwesterly line of Parcel No. 2 of land conveyed to United States Freight Company by Deed dated September 10, 1946, and recorded

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
                                                                           (CEI)





in Volume 6219, Page 554 of Cuyahoga County Records; thence
Southwesterly along the Northwesterly line of said Parcel No. 2, about 74.88 feet to the Southwesterly line of said Sub Lot No. 245; thence Southeasterly along the Southwesterly line of said Sub Lots
Nos. 238 and 245, both inclusive, 230 feet to the most Southerly corner of said Sub Lot No. 238; thence Northeasterly along the South-easterly line of said Sublot No. 238, 135 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

                                 Parcel No. 97

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos. 208 to 218, both inclusive, in The Perry Payne Re-Subdivision of part of Original Ten Acre
Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 330 feet on the Easterly side of East 25th Street, (formerly Minnesota Street) and extending back of equal width 135 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcels Nos. 95, 96 and 97 being the premises conveyed to the Company by deed recorded in Volume 10974, Page 487 of Cuyahoga
County Record of Deeds.

                                 Parcel No. 98

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lot No. 232 in The Perry-Payne Re-Subdivision of part of Original Ten Acre Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and being 30 feet front on the South-westerly side of East 25th Street, and extending back of equal width 135 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    ParceL No. 98 being the premises conveyed to the Company by deed recorded in Volume 10999, Page 183 of Cuyahoga County Record of Deeds.

                                 Parcel No. 99

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lot No. 233 and the Southerly 10 feet from front to rear of Sub Lot No. 234 in the Perry-Payne Re-Subdivision of part of Original Ten Acre Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuya-


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
                                                                           (CEI)





hoga County Records, and together forming a parcel of land 40 feet front on the Westerly side of East 25th Street (formerly Minnesota Street), and extending back of equal width 135 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 99 being the premises conveyed to the Company by deed recorded in Volume 10999, Page 663 of Cuyahoga County Record of Deeds.

                          DUNHAM SUBSTATION ADDITION

                             Parcel No. 100

    Situated in the City of Maple Heights, County of Cuyahoga and State of Ohio, and known as being part of Sub Lot No. 1 in Comstock Park Allotment of part of Original Bedford Township Lots Nos. 2 and 12, as shown by the recorded plat in Volume 22 of Maps, Page 23 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the center line of Broadway, 66 feet wide, at the most Northerly corner of land conveyed to Stanley Pejsa, by Deed dated July 8, 1904, and recorded in Volume 941, Page 170 of Cuyahoga County Records; thence Southwesterly along the Northwesterly line of land so conveyed to Stanley Pejsa, 70.09 feet to the Northeasterly corner of land conveyed to The Cleveland Electric Illuminating Com-pany, by Deed dated March 28, 1936, and recorded in Volume 4606, Page 593 of Cuyahoga County Records; thence Southerly along the
Easterly line of land so conveyed to The Cleveland Electric Illuminat-ing Company, 117.35 feet to the Northwesterly corner of land con-veyed to Michael A. Picciano and Anna E. Picciano, by Deed dated
April 4, 1962, and recorded in Volume 10373, Page 25 of Cuyahoga
County Records; thence Northeasterly along the Northwesterly line of land so conveyed to Michael A. and Anna E. Picciano, and the Northeasterly prolongation thereof, about 152.39 feet to the center line of Broadway; thence Northwesterly along the center line of Broadway, about 15.20 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 100 being the premises conveyed to the Company by deed recorded in Volume 10698, Page 181 of Cuyahoga County Record of Deeds.

    Parcel No. 100 is subject to building and use restrictions as shown in a deed recorded in Volume 941, Page 170 of Cuyahoga County Rec-ords of Deeds and an easement for public highway purposes as shown in an instrument recorded in Volume 9073, Page 561 of Cuyahoga
County Record of Deeds.

                          EASTLAKE ASH DISPOSAL SITE

                              Parcel No. 101

    Situated in the City of Eastlake, County of Lake and State of Ohio, and known as being a part of Original Willoughby Township

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                                                                           (CEI)





Lot No. 6, Card Tract (sometimes known as the Chagrin Gore) bounded and described as follows. to wit: Beginning in the center line of the River Road at the most Southerly corner of the lands of Dan Sheehan; thence North 51 degrees 56' East passing through a tile monu-ment set 30 feet on the line from the said center line of River Road,
351.7 feet to a tile monument; thence continuing along the same course and along the Southeasterly line of the lands of Thomas Sheehan
527.3 feet to a tile monument; thence continuing along the same course and along the Southeasterly line of Sheehan's land 816.9 feet, crossing the River as it now flows, to a gas pipe stake at the most Easterly corner of the lands of John Sheehan, aforesaid, being also on the Southerly line of the lands of Etta Reeve; thence South 78 degrees 18' East along the said Southerly line of the lands of Etta Reeve 545.8 feet to an iron stake at the Northwesterly corner of lands of which James B.
Carrell died seized; thence South 35 degrees 22' East along the westerly line of the said last mentioned lands 756.6 feet to a gas pipe stake; thence
South 26 degrees 45' West, continuing along the Westerly line of the lands of James B. Carrell, aforesaid, 1169.5 feet to the center of a group of three large cottonwood trees, marking the corner common to the with-in described land, the aforesaid lands of James B. Carrell deceased, and the lands of Katherine Carrell; thence South 56 degrees 03' West along the northwesterly line of the said lands of Katherine Carrell 1386.2 feet to the center line of the said River Road, passing through a gas pipe stake set 30 feet on the line from the said center line of River
Road; thence North 40 degrees 19' West along the said center line of River Road 1582.02 feet to the place of beginning, containing 86.60 acres of land, according to a survey made by Clark and Pike, Engineers, on October 15, 1920.

Excepting and excluding therefrom the following lands:

A certain 29.826 acres of land, being all of the Chagrin River Allot-ment, as shown by the recorded plat in Volume E of Maps, Page 56 of Lake County Records, and

A certain .458 acres of land conveyed to John George Stamm, Jr. and Ruth A. Stamm by Torrens Document No. 16441, Certificate No. 7845, December 9, 1944, and

A certain .458 acres of land conveyed to Kurt Miller and Ella E. Miller by Torrens Document No. 16427, Certificate No. 7842, December 6,
1944, and

A certain .678 acres of land conveyed to Frank L. Svoboda by Torrens Document No. 17319, Certificate No. 8200, December 14, 1945, and

A certain .229 acres of land conveyed to Kurt Miller and Ella E. Miller by Torrens Document No. 17361, Certificate No. 8220, January 4,
1946, and

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                                                                           (CEI)





A certain 6.796 acres of land conveyed to The Cleveland Electric Illu-minating Company by Torrens Document No. 23712, Certificate No.
10431, March 29, 1951.

And containing approximately 48.155 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 101 being the premises conveyed to the Company as shown in Land Title Registration Certificate of Title No. 17274 re-corded in Volume 79, Page 74 of Lake County Record of Land Title
Registrations.

    Parcel No. 101 is subject to a easement for water main purposes and an easement for ingress and egress purposes, both as shown in the aforesaid Certificate of Title.

                               FARGO SUBSTATION

                               Parcel No. 102

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos. 928, 929 and 930 in The Crawford Land Company's Subdivision No. 2 of part of Original Rock-port Township Section No. 11, as shown by the recorded plat in Volume 61 of Maps, Page 20 of Cuyahoga County Records, and together form-ing a parcel of land having a frontage of 120 feet on the Easterly side of West 130th Street (formerly Settlement Road), and extending back of equal width 105 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 102 being the premises conveyed to the Company by deed recorded in Volume 9461, Page 541 of Cuyahoga County record of Deeds.

                              FERNDALE SUBSTATION

                                Parcel No. 103

    Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being part of Sub Lot No. 38 in The Tuxedo Land Company's Tuxedo Lake Park Allotment No. 2 of part of Original Parma Township Lots Nos. 1 and 2, Tuckerman Tract, as shown by the recorded plat in Volume 84 of Maps, Page 30 of Cuyahoga County Records, and part of Original Parma Township Lot No. 5, in said Tuckerman Tract, and together forming a parcel of land, bounded and described as follows:

    Beginning at the intersection of the Southeasterly line of Pearl Road, 100 feet in width, as widened by Plat recorded in Volume 126, Page 20 of Cuyahoga County Map Records, with the Northeasterly line of Twin Lakes Drive, 50 feet in width, formerly Overlook Drive, as dedicated by Plat of The Tuxedo Land Company's Tuxedo Lake


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
                                                                           (CEI)





Park Allotment No. 2, recorded in Volume 84, Page 30 of Cuyahoga
County Map Records;

    Course No. 1: Thence North 43 degrees 02' 00" East along the South-easterly line of Pearl Road, a distance of 130.01 feet;

    Course No. 2: Thence South 46 degrees 14' 40" East, a distance of 144.81 feet to the Easterly line of said Original Parma Township Lot No. 5, Tuckerman Tract;

    Course No. 3: Thence South 00 degrees 06' 40" West along said Easterly line of Original Lot No. 5,13.82 feet to the most Northerly corner of said Sub Lot No. 38.

    Course No. 4: Thence South 46 degrees 14' 40" East along the North-easterly line of said Sub Lot No. 39, 47.29 feet to the most Easterly corner of land conveyed to The Cleveland Electric illuminating Com-pany by Deed dated January 4, 1960, and recorded in Volume 9901, Page 578 of Cuyahoga County Records;

    Course No. 5: Thence South 43 degrees 45' 20" West along the South-easterly line of land so conveyed to The Cleveland Electric illuminat-ing Company and along the Northwesterly line of land conveyed to Louis Palfy and Elizabeth V. Palfy by Deed dated April 1, 1960, and recorded in Volume 9947, Page 301 of Cuyahoga County Records, a distance of 120.00 feet to the Northeasterly line of Twin Lakes Drive.

    Course No. 6: Thence North 46 degrees 14' 40" West along the North-easterly line of Twin Lakes Drive, 200.00 feet to the place of begin-ning, containing 0.58736 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 103 being part of the premises conveyed to the Com-pany by deed recorded in Volume 9483, Page 703 of Cuyahoga County
Record of Deeds.

    Parcel No. 103 is subject to slope rights as shown on a plat re-corded in Volume 126, Page 20 of Cuyahoga County Record of Maps.

                                 Parcel No. 104

    Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being part of Sub Lot No. 38 in The Tuxedo Land Company's Tuxedo Lake Park Allotment No. 2 of part of Original Parma Township Lots Nos. 1 and 2, Tuckerman Tract, as shown by the recorded plat in Volume 84 of Maps, Page 30 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the Westerly line of said Sub Lot No. 38 at a point distant North 00 degrees 06' 40" East, as measured along said Westerly line from a stone monument at the Southwesterly corner of said Sub Lot
No. 38, a distance of 97.31 feet;


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                                                                           (CEI)





    Course No. 1: Thence North 00 degrees 06' 40" East, along the Westerly line of said Sub Lot No. 38, a distance of 68.52 feet to the most North-erly corner thereof;

    Course No. 2: Thence South 46 degrees 14' 40" East, along the North-easterly line of said Sub Lot No. 38, a distance of 47.29 feet;

    Course No. 3: Thence South 43 degrees 45' 20" West, a distance of
49.585 feet to the place of beginning, and containing 1172.47 square feet of land or 0.02691 of an acre, according to the survey of George
M. Garrett and Associates, Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 104 being the premises conveyed to the Company by deed recorded in Volume 9901, Page 578 of Cuyahoga County Record of Deeds.

    Parcel No. 104 above described is subject to building and use re-strictions as shown in a deed recorded in Volume 1971, Page 102 of Cuyahoga Record of Deeds.

                          FOWLES SUBSTATION ADDITION

                              Parcel No. 105

    Situated in the City of Middleburg Heights, County of Cuyahoga and State of Ohio, and known as being part of Original Middleburgh Township Section No. 15, and bounded and described as follows:

    Beginning in the center line of Main Street Extension, 60 feet wide, as shown in Volume L of Cuyahoga County Road Records, at a point distant North 65 degrees 16' 55" West 200.85 feet, as measured along said center line from an angle point therein at the Southwesterly corner of the first parcel of land conveyed to Philip Liebmann and Rosina Liebmann by deed dated March 13, 1920 and recorded in Vol-ume 2374, Page 397 of Cuyahoga County Records;

    Course No. 1: Thence North 65 degrees 16' 55" West along the center line of Main Street Extension, a distance of 838.55 feet to the most Southerly corner of the third parcel of lands conveyed to The Cleveland Electric illuminating Company by deed dated May 25, 1946 and re-corded in Volume 6083, Page 495 of Cuyahoga County Records;

    Course No. 2: Thence North 39 degrees 03' 05" East along the South-easterly line of said third parcel of lands so conveyed, a distance of
197.10 feet to the Southerly line of the second parcel of lands so con-veyed to The Cleveland Electric Illuminating Company;

    Course No. 3: Thence due East along the Southerly line of said second parcel, a distance of 787.79 feet to the Westerly line of the first parcel of land conveyed to Philip Liebmann and Rosina Liebmann, as aforementioned;

                                                                           (CEI)





    Course No. 4: Thence South 3 degrees 08' 10" East along said Westerly line, a distance of 238.58 feet to a point, said point being distant North 3 degrees 08' 10" West as measured along said Westerly line, a distance of 350 feet from the aforementioned angle point in the center line of Main Street Extension;

    Course No. 5: Thence South 86 degrees 51' 50" West, a distance of
42.215 feet to its intersection with a line drawn perpendicular North-easterly to the center line of Main Street Extension from the place of beginning;

    Course No. 6: Thence South 24 degrees 43' 05" West along said perpen-dicular line, a distance of 289.725 feet to the place of beginning, and containing 294.255 square feet of land or 6.7551 acres of land accord-ing to the Survey of George M. Garrett and Associates, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 105 being the same premises conveyed to the Company by deed recorded in Volume 12193, Page 647 of Cuyahoga County
Record of Deeds.

    Parcel No. 105 is subject to easements for pipe line purposes as shown in instruments recorded in Volume 1612, Page 389, Volume
1699, Page 637 and Volume 1978, Pages 245 and 574 of Cuyahoga
County Record of Deeds and an assignment of one of the afore-said easements for pipeline purposes as shown in an instrument recorded in Volume 9498, Page 116 of Cuyahoga County Record of Deeds.

                              FREMONT SUBSTATION

                                Parcel No. 106

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lots Nos. 46 and 47 and part of Sub Lots Nos. 43, 44, 45 and 48 in Charles A. Cook's Resubdivision of part of S. B. Marshall's Subdivision of part of Original Brooklyn Township Lot No. 10, as shown by the recorded plat in Volume 16 of Maps, Page 6 of Cuyahoga County Records, and together forming a parcel of land, bounded and described as follows:

    Beginning on the Southerly line of Fruitland Court, N.W., formerly East Avenue, 50 feet in width, at a point distant North
81 degrees 51' 15" West a distance of 12.25 feet, as measured along said Southerly line, from the Northeasterly corner of said Sub Lot No. 48;

    Course No. 1: thence North 81 degrees 51' 15" West along the South-erly line of Fruitland Court N.W., a distance of 99.405 feet to an angle therein, being also the Northwesterly corner of Sub Lot No. 46, as aforementioned;

                                                                           (CEI)





    Course No. 2: thence South 4 degrees 05' 43" West along the dividing line between the aforementioned Sub Lots No. 45 and 46. a distance of 111.285 feet to its intersection with a line drawn parallel to and distant 16 feet Northeasterly by rectangular measurement from the Northeasterly right of way line of the Norfolk and Western Railway Company, formerly the New York, Chicago and St. Louis Railroad
Company;

    Course No. 3: thence North 68 degrees 01' 36" West along said parallel line, a distance of 128.91 feet to the Easterly line of West 116th
Street, formerly Fruitland Avenue, 60 feet in width;

    Course No. 4: thence due South along the Easterly line of West 116th Street, a distance of 17.25 feet to the Northeasterly right-of-way line of said Norfolk and Western Railway Company;

    Course No. 5: thence South 68 degrees 01' 36" East along said North-easterly right-of-way line, a distance of 220.365 feet to a point, said point being distant North 68 degrees 01' 36" West a distance of 12.86 feet, as measured along said right-of-way line, from the Southeasterly corner of Sub Lot No. 48, as aforementioned;

    Course No. 6: thence North 8 degrees 15' 30" East, a distance of 149.94 feet to the place of beginning, and containing 15158.47 square feet of land or 0.34799 of an acre according to the survey of George M.
Garrett and Associates, Registered Professional Engineers and Sur-veyors, be the same more or less, but subject to all legal highways.

    Parcel No. 106 being the premises conveyed to the Company by deed recorded in Volume 12125, Page 101 of Cuyahoga County Record of Deeds.

                             GLADSTONE SUBSTATION

                               Parcel No. 107

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sub Lot No. 3 and part of Sub Lot No. 4 in Elwell and Marvin's Allotment of part of Original Brooklyn Town-ship Lot No. 33, as shown by the recorded plat in Volume 3 of Maps, Page 34 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the Westerly line of West 65th Street, (formerly Gordon Avenue), at the Northeasterly corner of said Sub Lot No. 3; thence Southerly along said Westerly line of West 65th Street, 34 feet to the Northeasterly corner of land conveyed to Edna M. Link by Deed dated July 15, 1903, and recorded in Volume 895, Page 205 of Cuyahoga County Records; thence Westerly along the Northerly line of land so conveyed to Edna M. Link, 125 feet to the Northwest-erly corner thereof; thence Southerly along the Westerly line of land

                                                                           (CEI)





so conveyed to Edna M. Link, 28 feet to the Northerly line of Guthrie Avenue N.W., (formerly Grape Street) ; thence Westerly along said Northerly line of Guthrie Avenue N.W., 15 feet to the Southwesterly corner of said Sub Lot No. 4; thence Northerly along the Westerly line of said Sub Lots Nos. 4 and 3, 62 feet to the Northwesterly corner of said Sub Lot No. 3; thence Easterly along the Northerly line of said Sub Lot No. 3, 140 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 107 being the premises conveyed to the Company by deed recorded in Volume 12110, Page 909 of Cuyahoga County Record of Deeds.

                                 Parcel No. 108

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Sub Lot No. 4 in Elwell and Marvin's Subdivision of a part of Original Brooklyn Township Lot No. 33, as shown by the recorded plat in Volume 3 of Maps, Page 34 of Cuyahoga County Records, and bounded and described as follows:

    Beginning at a point in the Northerly line of Guthrie Avenue
N.W., 45 feet wide, distant Westerly 66 feet therein from its point of intersection with the Westerly line of West 65th Street, 80 feet wide, as located in said Elwell and Marvin's Subdivision; thence Westerly 59 feet in said Northerly line of Guthrie Avenue N.W., to a point; thence Northerly 28 feet parallel with said Westerly line of West 65th Street to a point; thence Easterly 59 feet parallel with said Northerly line of Guthrie Avenue N.W., to a point; thence Southerly 28 feet parallel with said Westerly line of West 65th Street to the place of beginning, according to a survey by Thomas and Krause, Surveying Company, June 30, 1945, be the same more or less, but subject to all legal highways.

    Parcel No. 108 being the premises conveyed to the Company by deed recorded in Volume 12191, Page 363 of Cuyahoga County Record of Deeds.

                                 Parcel No. 109

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sub Lot No. 4 in Elwell and Marvin's Subdivision of part of Original Brooklyn Township Lot
No. 33, as shown by the recorded plat in Volume 3 of Maps, Page 34 of Cuyahoga County Records, and bounded and described as follows:

    Beginning at the Southeasterly corner of said Sub Lot No. 4, which is the point of intersection of the Westerly line of West 65th Street, 80 feet wide, and Northerly line of Guthrie Avenue N.W.,
45 feet wide, as located in said Elwell and Marvin's Subdivision;

                                                                           (CEI)





thence Northerly 28 feet in said Westerly line of West 65th Street to a point; thence Westerly 66 feet parallel with said Northerly line of Guthrie Avenue N.W., to a point; thence Southerly 28 feet parallel with said Westerly line of West 65th Street, to a point in said Northerly line of Guthrie Avenue N.W.; thence Easterly 66 feet in said Northerly line of Guthrie Avenue N.W., to the place of begin-ning, according to a survey by Thomas and Krause Surveying Com-pany, on June 30, 1945, be the same more or less, but subject to all legal highways.

    Parcel No. 109 being the premises conveyed to the Company by deed recorded in Volume 12189, page 37 of Cuyahoga County Record of Deeds.

    Parcels Nos. 108 and 109 are subject to an easement for sewer and water line purposes as shown in a Deed recorded in Volume 6876, Page 667 of Cuyahoga County Record of Deeds.

                              GRIFFIN SUBSTATION

                               Parcel No. 110

    Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being a part of Original Parma Township Lot
No. 31, Ely Tract, and bounded and described as follows:

    Beginning on the original center line of Pleasant Valley Road at a point distant due East 453.97 feet as measured along said original center line from its intersection with the center line of Hoertz Road; thence due North 1.15 feet to the center line of Pleasant Valley Road, shown as re-established in Volume 130 of Maps, Page 622 of Cuya-hoga County Records, said point being also the principal place of beginning of the premises herein intended to be described;

    Course No. 1: Thence Southeasterly along said center line of Pleasant Valley Road as re-established, being along the arc of a curve deflecting to the left, a distance of 66.355 feet, said curved line having a radius of 1909.86 feet and a chord which bears South
89 degrees 00' 17" East a distance of 66.35 feet to a point of tangency there-in and the original center line of Pleasant Valley Road;

    Course No. 2: Thence due East along said original center line, a distance of 483.66 feet to a point, said point being distant due East 1003.97 feet, as measured along said original center line from its intersection with the center line of Hoertz Road, as aforementioned;

    Course No. 3: Thence due North a distance of 480.00 feet;

    Course No. 4: Thence North 36 degrees 00' 00" West, a distance of
367.04 feet;

                                                                           (CEI)





    Course No. 5: Thence North 50 degrees 01' 14" East, a distance of
283.09 feet to the Northerly line of said Original Parma Township
Lot No. 31, Ely Tract;

    Course No. 6: Thence South 89 degrees 41' 32" West along the North-erly line of said Original Lot, a distance of 321.12 feet to its inter-section with a line drawn parallel to and distant 205.00 feet North-westerly by rectangular measurement from Course No. 5 hereinabove described and the Southwesterly prolongation thereof;

    Course No. 7: Thence South 50 degrees 01' 14" West along said parallel line, a distance of 602.71 feet to a point in the Westerly line of land conveyed to Frank Weiss and Lena Weiss by deed dated April 15, 1921, and recorded in Volume 2462, Page 566 of Cuyahoga County
Records;

    Course No. 8: Thence South 00 degrees 10' 41" East along the Westerly line of land so conveyed, a distance of 135.83 feet to a point in the Northerly line of the M. C. Tiedt Subdivision of a part of Original
Parma Township Lot No. 31, Ely Tract, as shown by the recorded plat in Volume 171 of Maps, Page 18 of Cuyahoga County Records;

    Course No. 9: Thence South 89 degrees 59' 24" East along the North-erly line of said Subdivision, a distance of 3.87 feet to the North-easterly corner of said Subdivision;

    Course No. 10: Thence South 00 degrees 20' 00" West along the East-erly line of said Subdivision, a distance of 134.02 feet to its inter-section with a line drawn parallel to and distant Northerly 300.00 feet by rectangular measurement from the aforementioned original center line of Pleasant Valley Road;

    Course No. 11: Thence due East along said last mentioned parallel line, a distance of 228.25 feet to its intersection with a lane drawn parallel to and distant 550.00 feet Westerly by rectangular measurement from Course No. 3 hereinabove described;

    Course No. 12: Thence due South along said last mentioned parallel line, a distance of 298.85 to the principal place of beginning, according to the Survey of George M. Garrett and Associates, Regis-tered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 110 being part of the same premises conveyed to the Company by deed recorded in Volume 10157, Page 166 of Cuyahoga
County Record of Deeds.

    Parcel No. 110 is subject to slope rights as shown in a plat recorded in Volume 130, Page 622 of Cuyahoga County Record of
Maps.

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                                                                           (CEI)





                              HILL SERVICE CENTER

                                Parcel No. 111

    Situated in the City of Seven Hills, County of Cuyahoga and
State of Ohio, and known as being part of Original Independence
Township Lot No. 13, Tract No. 3, West of the River, and bounded and described as follows:

    Beginning in the center line of Broadview Road, 60 feet in width, at the Southwesterly corner of said Lot No. 13; thence North 00 degrees 00' 10" West along said center line of Broadview Road, 210.59 feet to the Southwesterly corner of land conveyed to The Cleveland Electric
Illuminating Company by deed dated August 1, 1956 and recorded in Volume 8671, Page 423 of Cuyahoga County Records; thence North
89 degrees 23' 20" East along the Southerly line of land so conveyed, a distance of 255 feet to the Southeasterly corner thereof; thence
North 00 degrees 00' 10" West along the Easterly line of land so conveyed, a distance of 105 feet to the Southerly line of land conveyed to The
Board of Education of The Parma City School District by deed dated
August 27, 1952 and recorded in Volume 7627, Page 503 of Cuyahoga
County Records; thence North 89 degrees 23' 20" East along said Southerly line of land conveyed to The Board of Education of The Parma City
School District, a distance of 420 feet; thence South 00 degrees 00' 10" East, a distance of 315.59 feet to the Southerly line of Lot No. 13, as afore-mentioned; thence South 89 degrees 23' 20" West along said Southerly line of Lot No. 13, a distance of 675 feet to the place of beginning, and containing 4.275 Acres of land, be the same more or less, but sub-ject to all legal highways, according to a survey made in January, 1962, by George M. Garrett and Associates, Registered Civil Engi-neer.

    Parcel No. 111 being the premises conveyed to the Company by deed recorded in Volume 10366, Page 497 of Cuyahoga County Record of Deeds.

                              IVANHOE SUBSTATION

                                 Parcel No. 112

    Situated in the Village of Bratenahl, County of Cuyahoga and State of Ohio, and known as being part of Original One Hundred
Acre Lot No. 353, and bounded and described as follows:

    Beginning on the Southwesterly line of Coit Road, 58 feet wide, at the most Northerly corner of Parcel "15" of lands conveyed to the County of Cuyahoga, by Deed dated September 4, 1946, and recorded in Volume 6219, Page 497 of Cuyahoga County Records;
thence North 57 degrees 37' 12" West along the Southwesterly line of Coit Road, 100 feet; thence South 32 degrees 22' 48" West along a line drawn

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
                                                                           (CEI)





at right angles to said Southwesterly line of Coit Road, 83.50 feet;
thence South 10 degrees 43' 32" West, 23.12 feet to a point distant 105 feet, by rectangular measurement, from the said Southwesterly line of Coit Road; thence South 57 degrees 37' 12" East parallel with the said Southwesterly line of Coit Road, 70.85 feet to the intersection with the Northwesterly line of the aforesaid Parcel "15" conveyed to the County of Cuyahoga; thence Northeasterly along the Northwesterly line of said Parcel "15", being along the arc of a curve deflecting to the right, 107.01 feet, said curve having a radius of 3202.05 feet and a chord bearing North 43 degrees 30' 34" East, 107 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 112 being the premises conveyed to the Company by deed recorded in Volume 11618, Page 59 of Cuyahoga County Records.

    Parcel No. 112 is subject to an easement for slope rights as shown in a deed recorded in Volume 6219, Page 497 of Cuyahoga County Record of Deeds and a reservation and condition regarding fences and trees as shown in a deed recorded in Volume 6415, Page 590 of Cuyahoga County Record of Deeds.

                            IVY SUBSTATION ADDITION

                               Parcel No. 113

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of Original 100 Acre Lot No. 432 and being that part of Mt. Auburn Avenue, S.E. vacated by City of Cleveland Ordinance No. 451-59 passed March 9, 1959, amended by Ordinance No. 919-59 passed March 31, 1959 as shown by plat re-corded in Volume 174 of Maps, Page 22 of Cuyahoga County Records and bounded and described as follows:

    Beginning on the Westerly line of Woodhill Road, S.E. 80 feet wide, at its intersection with the Southerly line of Mt. Auburn
Avenue, S.E.; thence North 21 degrees 17' 30" East along the Westerly line of Woodhill Road, S.E. 85.807 feet to the Northerly line of Mt. Auburn Avenue, S.E.; thence North 89 degrees 54' 30" West along said North-erly line 400.207 feet to the Northeasterly corner of that portion of Mt. Auburn Avenue, S.E. vacated by Ordinance No. 47779 passed
October 21, 1918; thence South 0 degrees 05' 30" East along the Easterly line of said vacated portion 80.00 feet to the Southerly line of Mt. Auburn Avenue, S.E.; thence South 89 degrees 54' 30" East along said Southerly line 369.177 feet to the place of beginning containing
0.7065 Acres of land, according to a survey made by George M.
Garrett and Associates dated September 30, 1957, be the same more or less, but subject to all legal highways.

    The Company acquired title to Parcel No. 113, a portion of Mt.

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
                                                                           (CEI)





Auburn Avenue S.E. in the City of Cleveland, Cuyahoga County,
Ohio, by operation of law when it was vacated by Ordinance No.
451.59 enacted by the Council of the City of Cleveland effective March 9, 1959, as amended by Ordinance No. 919-59, effective March 31,
1959.

                          JUNIPER SUBSTATION ADDITION

                              Parcel No. 114

    Situated in the Village of Walton Hills, County of Cuyahoga and State of Ohio, and known as being part of Original Bedford Town-ship Lot No. 82, and bounded and described as follows:

    Beginning on the center line of Alexander Road, 60 feet wide, at the Southeasterly corner of land conveyed to Joseph Peters and May Peters by Deed dated December 8, 1944, and recorded in Volume 5833, Page 304 of Cuyahoga County Records; thence Westerly along the center line of Alexander Road, 140 feet to the Westerly line of said Original Lot No. 82; thence Northerly along the Westerly line of said Original Lot No. 82, 1025 feet to the Northwesterly corner of land conveyed to Joseph Peters and May Peters by Deed dated
August 14, 1948, and recorded in Volume 6627, Page 139 of Cuya-hoga County Records; thence Easterly along the Northerly line of land conveyed to Joseph and May Peters, as last aforesaid, 140 feet to the Northeasterly corner thereof; thence Southerly along the East-erly line of land conveyed to Joseph and May Peters, as last afore-said, and as first aforesaid, 1025 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 114 being the premises conveyed to the Company by deed recorded in Volume 9973, Page 180 of Cuyahoga County Record of Deeds.

                                  Parcel 115

    Situated in the Village of Walton Hills, County of Cuyahoga and State of Ohio, and known as being part of Original Bedford
Township Lot No. 82, and bounded and described as follows:

    Beginning on the Easterly line of land conveyed to Clarence
Shull and Mary Shull by Deed dated December 8, 1944 and recorded in Volume 5833, Page 306 of Cuyahoga County Records, at a point distant 600 feet Northerly, measured along said Easterly line, from the center line of Alexander Road; thence Westerly parallel with the center line of Alexander Road, 200 feet to the Westerly line of land so conveyed to Clarence and Mary Shull; thence Northerly along said Westerly line and along the Westerly line of land conveyed to Clarence and Mary Shull by Deed dated August 14, 1948, and recorded in Volume 6627, Page 141 of Cuyahoga County Records, 425 feet to the


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
                                                                           (CEI)





Northwesterly corner of said last mentioned parcel; thence Easterly along the Northerly line of land conveyed by said last mentioned deed, 200 feet to the Northeasterly corner thereof; thence Southerly along the Easterly lines of lands conveyed by the aforesaid deeds, 425 feet to the place of beginning, containing 1.951 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 115 being the premises conveyed to the Company by deed recorded in Volume 9975, Page 187 of Cuyahoga County Record of Deeds.

                       Parcel No. 116

    Situated in the Village of Walton Hills, County of Cuyahoga and State of Ohio, and known as being a part of Original Bedford
Township Lot No. 82, and bounded and described as follows:

    Beginning on the center line of Alexander Road, at a point which is distant Easterly measured along said center line of Alexander
Road, 340 feet from its intersection with the Westerly line of said
Lot No. 82; thence South 89 degrees 09' East along said center line of Alexander Road, 250 feet; thence due North, 1350 feet; thence North
89 degrees 09' West, 590 feet to said Westerly line of Lot No. 82; thence due South along said Westerly line of Lot No. 82, 325 feet; thence South
89 degrees 09' East, 340 feet to a point in the Northerly prolongation of the Easterly line of land conveyed to Clarence Shull and Mary Shull by deed dated December 8, 1944, and recorded in Volume 5833, Page
306 of Cuyahoga County Records; thence Southerly along the North-erly prolongation of the Easterly line and along the Easterly line of land so conveyed to Clarence Shull and Mary Shull, 1025 feet to the place of beginning, according to a survey by B. T. Wright, Engineer, dated March, 1945, be the same more or less, but subject to all legal highways.

    Parcel No. 116 being the premises conveyed to the Company by deed recorded in Volume 9963, Page 540 of Cuyahoga County Record of Deeds.

    Parcel No. 116 is subject to a building set back restriction and a use restriction as shown in a deed recorded in Volume 6017, Page 58 of Cuyahoga County Record of Deeds.

                       KAY SUBSTATION

                       Parcel No. 117

    Situated in the City of Maple Heights, County of Cuyahoga and
State of Ohio, and known as being a part of Original Bedford Town-ship Lot No. 16, and bounded and described as follows:

                                                                           (CEI)





    Beginning on a curved Southeasterly line of Southgate Park Boulevard, 70 feet in width, as shown by the dedication plat recorded in Volume 165 of Maps, Page 38 of Cuyahoga County Records, at its intersection with the most Easterly line of land in Parcel No. 2 con-veyed to The May Stores Shopping Centers, Inc., by deed dated November 1, 1959 and recorded in Volume 9773, Page 260 of Cuya-hoga County Records:

    Course No. 1: thence Southwesterly along said curved South-easterly line of Southgate Park Boulevard, being along the arc of a curve deflecting to the left, a distance of 77.87 feet, said curved line having a radius of 776.943 feet and a chord which bears South 49 degrees 05' 42.5" West a distance of 77.84 feet;

    Course No. 2: thence South 40 degrees 52' 59" East, a distance of
201.445 feet to the Northwesterly line of Southgate Subdivision No.
1 as shown by the plat recorded in Volume 159 of Maps, Page 32 of Cuyahoga County Records;

     Course No. 3: thence North 51 degrees 12' 19" East, along the North-westerly line of said Southgate Subdivision No. 1, a distance of 46.64 feet to the most Northerly corner therein;

    Course No. 4: thence North 32 degrees 08' 42" West along the afore-mentioned most Easterly line of land in Parcel No. 2 conveyed to The May Stores Shopping Centers, Inc., a distance of 205.56 feet to the place of beginning, and containing 12,652 square feet of land or
0.29045 acre, according to the survey of George M. Garrett and As-sociates, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 117 being the premises conveyed to the Company by deed recorded in Volume 11883, Page 757 of Cuyahoga County Rec-ord of Deeds.

                              KENDALL SUBSTATION

                                Parcel No. 118

    Situated in the City of Bedford Heights, County of Cuyahoga and State of Ohio, and known as being part of Original Bedford
Township Lot No. 20, and bounded and described as follows:

    Beginning on the Southwesterly line of the Erie Railroad Com-pany's right of way, 100 feet in width, at its intersection with a line drawn parallel to and distant 400 feet Northeasterly by rectangular measurement from the Westerly line of said Original Bedford Town-ship Lot No. 20, said Westerly line being also the center line of Perkins Road (vacated in part), 60 feet in width;



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                                                                           (CEI)





    Course No. 1: Thence South 00 degrees 51' 30" East along said parallel line, being also the Easterly line of land conveyed to Bedford Heights Realty Company by Deed dated October 31, 1952, and recorded in
Volume 7652, Page 438 of Cuyahoga County Records, a distance of
636.28 feet to a Northerly line of land conveyed to The Pioneer
Paving and Construction Company by Deed dated March 22, 1957, and recorded in Volume 8845, Page 293 of Cuyahoga County Records;

    Course No. 2: Thence North 89 degrees 52' 30" East along a Northerly line of land so conveyed to The Pioneer Paving and Construction
Company, being also along a line drawn parallel to the Southerly line of said Original Bedford Township Lot No. 20, (now the center line of Cannon Road, 60 feet wide), a distance of 319.97 feet to a corner thereof;

    Course No. 3: thence North 00 degrees 51' 30" West along a Westerly line of land so conveyed to The Pioneer Paving and Construction Com-pany and along the Westerly line of land conveyed to The Pioneer
Paving and Construction Company by Deed dated February 13, 1957, and recorded in Volume 8838, Page 276 of Cuyahoga County Records, a distance of 477.94 feet to the Southwesterly line of the Erie Railroad Company's right of way, as aforementioned;

    Course No. 4: Thence North 63 degrees 56' 30" West along said right of way line, a distance of 358.81 feet to the place of beginning, and containing 178,241.89 square feet of land or 4.09187 Acres, according to the survey of George M. Garrett and Associates, Registered Pro-fessional Engineers and Surveyors, made February 4, 1959, be the same more or less, but subject to all legal highways.

                                 Parcel No. 119

    Situated in the City of Bedford Heights, County of Cuyahoga and State of Ohio, and known as being part of Original Bedford
Township Lot No. 20, and bounded and described as follows:

    Beginning on the center line of Perkins Road (60 feet wide) said center line being also the Westerly line of said Original Lot No. 20 at a point distant 145 feet Northerly, measured along said center line from the Northwesterly corner of land conveyed to D. Loveman
& Son Export Corporation by Deed dated October 13, 1952, and re-corded in Volume 7650, Page 290 of Cuyahoga County Records;
thence Northerly along the center line of Perkins Road, 10 feet; thence Easterly and parallel with the center line of Cannon Road, (60 feet wide), about 400 feet to the Easterly line of land conveyed to Bedford Heights Realty Company, by Deed dated October 31, 1952, and recorded in Volume 7652, Page 438 of Cuyahoga County Records; thence Southerly along the Easterly line of land so conveyed, 10 feet to its intersection with a line drawn Easterly and parallel with the


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                                                                           (CEI)




center line of Cannon Road from the place of beginning; thence
Westerly along said parallel line, about 400 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcels Nos. 118 and 119 being the premises conveyed to the Company by deed recorded in Volume 9707. Page 364 of Cuyahoga
County Record of Deeds.

    Parcels Nos. 118 and 119 are subject to: an easement for pipe line purposes as shown in an instrument recorded in Volume 7230, Page 695; an easement for drainage and slope rights purposes as shown in a deed recorded in Volume 7652, Page 434; an easement for drainage purposes as shown in a deed recorded in Volume 8641, Page 518; an easement for railroad side track purposes as shown in a deed recorded in Volume 8838, Page 274; an easement for ingress and egress purposes and for railroad spur track purposes as shown in a deed recorded in Volume 8838, Page 276; an easement for ingress and egress purposes as shown in a deed recorded in Volume 8890, Page 488; an easement for ingress and egress and water, gas and drainage line purposes as shown in an instrument recorded in Volume 8890, Page 493; an easement for pipe line purposes as shown in an instru-ment recorded in Volume 9053, Page 690; an easement for ingress and egress as shown in a deed recorded in Volume 8866, Page 415; and, an easement for ingress and egress and underground electric subway purposes as shown in a deed recorded in Volume 9473, Page 650; all in Cuyahoga County Record of Deeds.

                                KING SUBSTATION

                                 Parcel No. 120

    Situated in the City of Willowick, County of Lake and State of Ohio, and known as being all of Sublots Nos. 26A, 27A and 28A in Willowick Estates Inc. Shoregate Resubdivision No. 2 of part of Original Willoughby Township Lot No. 5, Tract No. 15, as shown by the plat recorded in Volume M, Page 30 of Lake County Map Records, and together forming a parcel of land bounded and described as follows:

    Beginning on the northwesterly line of Fairway Boulevard, 60 feet in width, at the southeasterly corner of said Sublot No. 26A;

    Course No. 1: Thence North 16 degrees 32' 31" East along the north-westerly line of Fairway Boulevard, a distance of 36.93 feet to the southerly end of a curved turnout between the northwesterly line of Fairway Boulevard and the southwesterly line of Parr Street;

    Course No. 2: Thence northwesterly along said curved turnout, being along the arc of a curve deflecting to the left, a distance of
194.96 feet to a point of tangency in the southwesterly line of Parr Street, said curved line having a radius of 150.00 feet and a chord



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                                                                           (CEI)




which bears North 20 degrees 41' 33.5" West a distance of 181.523 feet;

    Course No. 3: Thence North 57 degrees 55' 38" West along the south-westerly line of Parr Street, a distance of 41.685 feet to the north-westerly corner of said Sublot No. 28A;

    Course No. 4: Thence South 16 degrees 32' 31" West along the north-westerly line of said Sublots Nos. 28A, 27A and 26A, a distance of
192.615 feet to the southwesterly corner of said Sublot No. 26A;

    Course No. 5: Thence South 73 degrees 27' 29" East along the south-westerly line of said Sublot No. 26A, a distance of 150.00 feet to the place of beginning, and containing 23287.9 square feet of land or
0.53461 acre, according to the survey of George M. Garrett and As-sociates, Registered Professional Engineers and Surveyors, dated December 31, 1958, be the same more or less, but subject to all legal highways.

    Parcel No. 120 being the premises conveyed to the Company by deed recorded in Volume 472, Page 370 of Lake County Record of
Deeds.

    Parcel No. 120 is subject to building and use restrictions as shown in a deed recorded in Volume 361, Page 533 of Lake County
Record of Deeds.

                                KNOX SUBSTATION

                                Parcel No. 121

    Situated in the Village of Beachwood, County of Cuyahoga and State of Ohio, and known as being Sub Lot No. 9 and part of a dedi-cated Driveway in The Rapid Transit Land Sales Co.'s Subdivision No. 35 of part of Original Warrensville Township Lot No. 20, as shown by the recorded plat in Volume 115 of Maps. Page 30 of Cuyahoga County Records, and together forming a parcel of land bounded and described as follows:

    Beginning on the Easterly line of Richmond Road (73 feet wide), (said Easterly line being parallel with and distant 43 feet Easterly, by rectangular measurement from the center line of Richmond Road, as originally established, 60 feet wide), at its intersection with the Northerly line of Fairmount Boulevard, (formerly North Woodland
Road), 100 feet wide; thence due North along the Easterly line of Richmond Road, 199.96 feet to the Northwesterly corner of said
Sub Lot No. 9; thence South 89 degrees 47' 20" East along the Northerly line of said Sub Lot No. 9 and along the Easterly prolongation thereof, 200 feet to its intersection with the Northerly prolongation of the Easterly line of said Sub Lot No. 9; thence due South along said Northerly prolongation and along the Easterly line of said Sub Lot No. 9,

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                                                                           (CEI)





199.776 feet to the Northerly line of Fairmount Boulevard; thence
North 89 degrees 50' 30" West along the Northerly line of Fairmount Boule-vard, 200 feet to the place of beginning, according to a survey dated December 8, 1953, by George M. Garrett and Associates, Registered
Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 121 being the premises conveyed to the Company by deed recorded in Volume 9472, Page 484 of Cuyahoga County Record of Deeds.
                               LENNOX SUBSTATION

                                Parcel No. 122

    Situated in the City of Solon, County of Cuyahoga and State of Ohio, and known as being part of Original Solon Township Lot No.
18, Tract No. 1 and bounded and described as follows:

    Beginning on the Westerly line of Harper Road as originally established, 60 feet wide, as its intersection with the Northeasterly right-of-way line of The Erie-Lackawanna Railroad Company; thence
North 56 degrees 12' 58" West along said right-of-way line, 686.97 feet to a point of curvature therein; thence continuing Northwesterly along said right-of-way line, on a curve deflecting to the left, an arc distance of 226.79 feet, said curve having a radius of 15,356.81 feet and a chord bearing North 56 degrees 38' 21" West 226.74 feet to the principal place of beginning of premise herein intended to be described; thence North-westerly along said right-of-way line, on a curve deflecting to the left, an arc distance of 36.80 feet, said curve having a radius of 15.356.81 feet and a chord bearing North 5 degrees 42' 28" West 36.80 feet; thence
North 15 degrees 20' 43" East 78 feet; thence South 74 degrees 39' 17" East 35 feet; thence South 15 degrees 20' 43" West 89.34 feet to the place of be-ginning, containing 0.07 of an acre of land, be the same more or less, but subject to all legal highways.

    Together with easements over adjoining premises for ingress and egress to and from said Parcel granted to the Company in deeds recorded in Volume 12125, Pages 271 and 275 of Cuyahoga County
Record of Deeds.

    Parcel No. 122 being the premises conveyed to the Company by deed recorded in Volume 12125, Page 271 of Cuyahoga County
Record of Deeds.

    Parcel No. 122 is subject to two leases for pipe line purposes as shown in leases recorded in Volume 8, Page 136 and' Volume 9, Page 380 of Cuyahoga County Record of Leases, both of which leases have been assigned as shown in instruments recorded in Volume 3, Page 71 of Cuyahoga County Record of Miscellaneous Instruments and to an



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
                                                                           (CEI)





easement for ditch culvert and channel purposes as shown in a plat re-corded in Volume 199, Page 32 of Cuyahoga County Record of Maps.

                               LESTER SUBSTATION

                                Parcel No. 123

    Situated in the City of Solon, County of Cuyahoga and State of Ohio, and known as being part of Original Solon Township Lot No.
30. Tract No. 1 and Lot No. 4 in Tract No. 2. and bounded and de-scribed as follows:

    Beginning in the center line of Aurora Road, 60 feet wide, at the Southeast corner of land acquired by Emil Hribal, as recorded in Volume 5084. Page 185 of Cuyahoga County Deed Records; thence
South 69 degrees 36' 40" East, 1213.66 feet along the center line of Aurora Road to the Southeast corner of land owned by Milton Gibson and to the principal place of beginning; thence North 0 degrees 50' 10" West, 538.62 feet along the East line of said Milton Gibson to a point in the South right-of-way line of the Erie Railroad; thence North 58 degrees 18' 22" West,
315.17 feet along the South right of way of the Erie Railroad to a point; thence South 47 degrees 37' 12" East, 105.75 feet to a point; thence South 20 degrees 23' 20" West (across an iron pin in the Northerly line of Aurora Road), 524.26 feet to a point in the center line of Aurora Road;
thence South 69 degrees 36' 40" East, 406 feet along the center line of Aurora Road to the principal place of beginning, and containing 3.6805 Acres of land, according to the survey of February 23, 1960. by H. W. Scott. Registered Surveyor No. 3415, be the same more or less, but subject to all legal highways.

    Parcel No. 123 being the same premises conveyed to the Company by deed recorded in Volume 12305, Page 969, of Cuyahoga County
Record of Deeds.

                                LEO SUBSTATION

                                Parcel No. 124

    Situated in the Village of Willoughby Hills, County of Lake and State of Ohio, and known as being Sublot No. 1 in Green Ridge Estates No. 2 Subdivision of a part of Original Willoughby Township Lot No.
3, Tract No. 7, as shown by the recorded plat of said Subdivision in Volume O of Maps, Page 88 of Lake County Records, Said Sublot No.
1 has a frontage of 100.00 feet on the centerline of Eddy Road and extends back in a Northerly direction, 649.75 feet on the Westerly line,
655.43 feet on the Easterly line and has a rear line of 100.11 feet. as appears by said plat. be the same more or less, but subject to all legal highways.

                                                                           (CEI)





                                Parcel No. 125

    Situated in the Village of Willoughby Hills, County of Lake and State of Ohio, and known as being Sublot No. 2 in Green Ridge Estates No. 2 Subdivision of a part of Original Willoughby Township Lot No.
3, Tract No. 7, as shown by the recorded plat of said Subdivision in Volume O of Maps, Page 88 of Lake Count degrees Records, Said Sublot No. 2 has a frontage of 100.00 feet on the centerline of Eddy Road and extends back in a Northerly direction, 655.43 feet on the Westerly line,
661.12 feet on the Easterly line and has a rear line of 100.12 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcels Nos. 124 and 125 being the premises conveyed to the Com-pany by deed recorded in Volume 619, Page 453 of Lake County Rec-ord of Deeds.

                               MARBLE SUBSTATION

                                Parcel No. 126

    Situated in the City of Willoughby, County of Lake and State of Ohio, and known as being part of Lot 115 of Merchant's Survey of the Village of Willoughby, recorded in Volume A of Maps, Pages 6 and 7 of Lake County Records, and bounded and described as follows: Begin-ning at a stone monument in the center line of Erie Road (formerly Lake Road), 60 feet in width, at the southeasterly corner of land con-veyed to John V. Oblak and Marie F. Oblak by deed dated October 9, 1956 and recorded in Volume 426, Page 215 of Lake County Records;

    Course No. 1: Thence South 66 degrees 13' 45" East along the center line of Erie Road, a distance of 289.40 feet to the southwesterly corner of land conveyed to Nick Succi by deed dated May 20, 1953 and re-corded in Volume 339, Page 263 of Lake County Records, said south-westerly corner being distant North 66 degrees 13' 45" West a distance of
44.60 feet from a stone monument in the center line of Erie Road at the southeasterly corner of Parcel No. 2 of land conveyed to Earl W. Gilson by deed dated November 8, 1950 and recorded in Volume 291, Page 211 of Lake County Records;

    Course No. 2: Thence North 23 degrees 46' 15" West along the north-westerly line of land so conveyed to Nick Succi, a distance of 217.80 feet to an iron pin monument in the northwesterly corner thereof, at
30.00 feet passing through an iron pin monument;

    Course No. 3: Thence South 66 degrees 13' 45" East along the north-easterly line of land so conveyed to Nick Succi and along the south-easterly prolongation thereof, being along the northeasterly line of land


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
                                                                           (CEI)





conveyed to Richard Albert Pazicni and Mary Ann Pazicni by deed dated December 28, 1960 and recorded in Volume 515, Page 198 of Lake County Records, a distance of 137.34 feet to an iron pin monu-ment in the westerly line of land transferred to the Village of Willoughby by Certificate to Recorder Real Estate Devised by Will dated December 28, 1931 and recorded in Volume 142, Page 625 of Lake County Records;

    Course No. 4: Thence North 00 degrees 43' 45" West along said westerly line, a distance of 629.28 feet to an iron pin monument at the south-easterly corner of land conveyed to The Cleveland Electric Illuminat-ing Company by deed dated July 16, 1941 and recorded in Volume 182, Page 58 of Lake County Records;

    Course No. 5: Thence South 80 degrees 55' 35" West along the south-easterly line of land so conveyed and the southeasterly line of land con-veyed to The Cleveland Electric Illuminating Company by deed dated
August 28, 1941 and recorded in Volume 182, Page 349 of Lake County Records, a distance of 483.76 feet to an iron pin monument in the easterly line of land conveyed to John V. Oblak and Marie F. Oblak, as aforesaid;

    Course No. 6: Thence South 00 degrees 43' 45" East along said easterly line, a distance of 580.30 feet to the place of beginning, at 547.33 feet passing through an iron pin monument, and containing 7.02562 acres of land according to the survey of George M. Garrett and Associates, Registered Engineers and Surveyors, made September 1961, be the same more or less, but subject to all legal highways.

    Parcel No. 126 being the premises conveyed to the Company by deed recorded in Volume 535, Page 23 of Lake County Record of Deeds.

                                NASH SUBSTATION

                                Parcel No. 127

    Situated in the City of Mentor, County of Lake and State of Ohio, and known as being part of Original Mentor Township, Lot No. 9, Tract No. 7, and bounded and described as follows: Beginning on the center line of Twinbrook Road (formerly Brookside Road) at the Northeasterly corner of land conveyed to Ida Schepperd by Deed dated November 3, 1953 and recorded in Volume 349, Page 234 of Lake
County Records; thence Southwesterly along the center line of Twin-brook Road to an angle therein at the most Northwesterly corner of land conveyed to Ida Schepperd by Deed dated May 14, 1934 and recorded in Volume 177, Page 413 of Lake County Records; thence Southerly along the center line of said road, 293.60 feet to an angle


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                                                                           (CEI)





therein, being also an angle point in the Westerly line of land conveyed to Ida Schepperd as last aforesaid; thence Southeasterly along a South-westerly line of land so conveyed, about 110 feet to the most Westerly corner of land conveyed to The Cleveland Electric Illuminating Com-pany by Deed dated February 12, 1965 and recorded in Volume 614, Page 158 of Lake County Records; thence Northeasterly along the Northwesterly line of land so conveyed to The Cleveland Electric illu-minating Company, 326.72 feet to the Northeasterly line of land con-veyed to Ida Schepperd as first aforesaid; thence Northwesterly along said Northeasterly line about 266 feet to the place of beginning, con-taining 2.03 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 127 being the same premises conveyed to the Company by deed recorded in Volume 687, Page 228 of Lake County Record of
Deeds.

                          NEWPORT SUBSTATION ADDITION

                                 Parcel No. 128

    Situated in the Township of Kirtland, County of Lake, and State of Ohio, and known as being part of Original Kirtland Township Lot
No. 15, Tract No. 2 and bounded and described as follows: Beginning on the center line of Chillicothe Road, at the Northwesterly corner of land conveyed to The Cleveland Electric Illuminating Company by
Deed dated February 25, 1957 and recorded in Volume 430, Page 628 of Lake County Records, said point of beginning being distant N.
5 degrees 35' 00" E. 120.00 feet, measured along the said center line from its intersection with the Southerly line of said Tract No. 2; thence north 5 degrees 35' 00" East along the center line of Chillicothe Road, 66.72 feet to the Northwesterly corner of land conveyed to The Ceico Com-pany by Deed dated October 15, 1956 and recorded in Volume 425, Page 28 of Lake County Records; thence South 89 degrees 34' 45" East along the Northerly line of land so conveyed to The Ceico Company, 1676.22 feet to the Easterly line of the 150-foot right-of-way and easement con-veyed to The Cleveland Electric Illuminating Company by The Colum-bus Mutual Life Insurance Company. by instrument dated March 22,
1941 and recorded in Volume 103, Page 386 of Lake County Records;
thence South 14 degrees 28' 20" East along said easterly line of said 150-foot right-of-way and easement so conveyed to The Cleveland Electric Illu-minating Company as aforesaid, 171.52 feet to the Southerly line of said Tract No. 2; thence South 89 degrees 45' 20" West along said Tract line 1407.08 feet to the Southeasterly corner of land conveyed to The Cleve-land Electric Illuminating Company, as aforesaid; thence North 5 degrees
35' 00" East along the Easterly line of land so conveyed to The Cleve-land Electric Illuminating Company, 120.00 feet to the Northeasterly

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
                                                                           (CEI)





corner thereof; thence South 89 degrees 45' 20" West along the Northerly line of land so conveyed to The Cleveland Electric Illuminating Com-pany, 330.16 feet to the place of beginning, containing 5.9886 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 128 being the premises conveyed to the Company by deed recorded in Volume 517, Page 166 of Lake County Record of
Deeds.

    Parcel No. 128 is subject to an easement for coal pipe line pur-poses as shown in a deed recorded in Volume 425, Page 28 of Lake
County Record of Deeds.

                     NORTH OLMSTED SERVICE CENTER ADDITION

                                Parcel No. 129

    Situated in the City of North Olmsted, County of Cuyahoga and
State of Ohio, and known as being a part of Original Dover Township Lot No. 19, and bounded and described as follows:

    Beginning on the Easterly line of said Original Dover Township
Lot No. 19 at a point distant due South, measured along said Easterly line from its intersection with the center line of Lorain Road, a distance of 291.92 feet, said place of beginning being also the most Southerly corner of land conveyed to Charles L. and Bedelia G. Thomason by deed dated May 17, 1939 and recorded in Volume 4967, Page 231 of
Cuyahoga County Records; thence South 52 degrees 35' 20" West, being along a line drawn parallel to the aforementioned center line of Lorain Road, a distance of 100.025 feet to its intersection with the Northeasterly line of land conveyed to Charles H. Scaggs and Clara Scaggs by deed dated October 12, 1939 and recorded in Volume 5017, Page 107 of
Cuyahoga County Records; thence South 37 degrees 21' 41" East along the Northeasterly line of land so conveyed to Charles H. Scaggs and Clara Scaggs, a distance of 130.925 feet to the Easterly line of said Original Dover Township Lot No. 19; thence due North along said Easterly lot line, a distance of 164.83 feet to the place of beginning and con-taining 6547.9 square feet of land or 0.1503 acre according to the survey of Garrett and Associates, Inc.. Registered Professional Engi-neers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 129 being the premises conveyed to the Company by deed recorded in Volume 12198, Page 295 of Cuyahoga County Record of Deeds.

    Parcel No. 129 is subject to an easement for sewer purposes as shown in an instrument recorded in Volume 10105, Page 105 of Cuya-hoga County Record of Deeds.

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                                                                           (CEI)





                                Parcel No. 130

    Situated in the City of North Olmsted, County of Cuyahoga and
State of Ohio, and known as being part of Original Dover Township
Lot No. 19, and bounded and described as follows:

    Beginning in the center of Lorain Road, 80 feet wide, said begin-ning point being South 52 degrees 39' West and 79.43 feet distant measured along the center line of Lorain Road from a spike on the Original Lot line dividing Original Lot No. 19 and Original Lot No. 20 and the center line of Lorain Road; thence South 40 degrees 34' East 97.08 feet to a stake on the Original Lot line, said stake being South and 121.89 feet distant from the center of Lorain Road; thence South along Original
Lot line 170.03 feet to a stake; thence North 37 degrees 21' West 232.12 feet to a point in the center of Lorain Road; thence North 52 degrees 39' East
97.75 feet, measured along the center line of Lorain Road, to a place of beginning, and containing .383 of an acre of land, be the same more or less, but subject to all legal highways.

    Excepting therefrom that part thereof dedicated for the widening of Lorain Road from 60 feet to 80 feet, by Dedication Plat recorded in Volume 130, Page 240 of Cuyahoga County Records.

    Parcel No. 130 being the premises conveyed to the Company by deed recorded in Volume 12163, Page 109 of Cuyahoga County Record of Deeds.

    Parcel No. 130 is subject to an easement for sewer purposes as shown in an instrument recorded in Volume 9973, Page 229 of Cuya-hoga County Record of Deeds.

                            PAINESVILLE PLANT SITE

                                Parcel No. 131

    Situated in the Township of Painesville, County of Lake and State of Ohio and known as being a part of Lot No. 4 in Tract 2 in said Township, and bounded and described as follows:

    Beginning in the center line of Lake Road (formerly Hardy
Road), 60 feet in width, at its intersection with the westerly line of said Lot No. 4 in Tract No. 2 in said Township;

    Course No. 1: Thence North 86 degrees 46' 35" East along the said center line of Lake Road, a distance of 1492.02 feet to the easterly line of said Lot No. 4 in Tract No. 2, being also the southwesterly corner of Lot No. 27 in Tract No. 1 in Painesville Township;

    Course No. 2: Thence North 00 degrees 04' 23" East along the dividing line between Lot No. 4 in Tract No. 2 and Lot No. 27 in Tract No. 1 in Painesville Township, at a distance of 1408.76 feet passing the


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                                                                           (CEI)





waters edge of Lake Erie, October 27, 1966, to the low water mark of Lake Erie;

    Course No. 3: Thence from the intersection of the last described course with the waters edge of Lake Erie, October 27, 1966, south-westerly along said waters edge, the following courses and distances:

    thence South 56 degrees 48' 43"  West, 93.575 feet;
    thence South 53 degrees 21' 10"  West, 401.00 feet;
    thence South 47 degrees 03' 28"  West, 400.50 feet;
    thence South 59 degrees 53' 19"  West, 303.00 feet;
    thence South 61 degrees 56' 23"  West, 300.00 feet;
    thence South 71 degrees 40' 10"  West, 102.00 feet;
    thence North 83 degrees 06' 20"  West, 100.50 feet;
    thence South 72 degrees 26' 00" West, a distance of 89.04 feet to the intersection with the westerly line of the aforementioned Lot No. 4 in Tract No. 2 in Painesville Township, said last above point of inter-section being distant South 01 degrees 08' 55" East an undeterminable dis-tance from the low water mark of Lake Erie;

    Course No. 4: Thence from said last above point of intersection
South 0 degrees 08' "55" East, a distance of 580.33 feet to the place of begin-ning and containing within the above-described premises 31.4007 acres of land, more or less, to the waters edge of Lake Erie, October
27, 1966, according to the survey of George M. Garrett and Associates, Registered Engineers and Surveyors, together with all such right, title and interest as the Grantor may have in and to the waters of Lake Erie and the land underneath said waters appurtenant to said premises, and also all littoral and riparian rights, all rights of flowage and use of the waters of Lake Erie appurtenant to said premises, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

                                Parcel No. 132

    Situated in the Township of Painesville, County of Lake and State of Ohio and known as being a part of Lot No. 1 in Tract No. 1 and a part of Lot No. 4 in Tract No. 2 in said Township and bounded and described as follows:

    Beginning in the center line of Lake Road (formerly Hardy
Road), 60 feet in width, at its intersection with a line drawn parallel to and distant 650.00 feet southwesterly by rectangular measurement from the easterly line of Lot No. 27, Tract No. 1 in said Township, said point being distant South 86 degrees 46' 35" West as measured along


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said center line from the southeasterly corner of said Lot No. 27 in
Tract No. 1, a distance of 650.825 feet;

    Course No. 1: Thence South 86 degrees 46' 35' West along the center line of Lake Road, a distance of 2297.295 feet to its intersection with the westerly line of Lot No. 4 in Tract No. 2, as aforementioned;

    Course No. 2: Thence South 01 degrees 08' 55" East along said westerly line, a distance of 1143.625 feet to its intersection with a line drawn parallel to and distant 1142.875 feet southeasterly by rectangular measurement from the center line of Lake Road, as aforementioned;

    Course No. 3: Thence North 8 degrees 46' 35" East along said parallel line, a distance of 2027.86 feet to its intersection with a northwesterly line of a strip of land, 50 feet in width, conveyed to The Fairport Painesville and Eastern Railroad Company by deed dated March 20,
1937 and recorded in Volume 160, page 273 of Lake County Records;

    Course No. 4: Thence North 38 degrees 55' 45" East along said north-westerly line, a distance of 399.57 feet to its intersection with the southerly prolongation of the aforementioned line drawn parallel to and distant 650.00 feet southwesterly by rectangular measurement from the easterly line of Lot No. 27 in Tract No. 1, Painesville Town-Ship;

    Course No. 5: Thence North 00 degrees 20' 15" West along the south-erly prolongation of said parallel line, a distance of 847.725 feet to the place of beginning, and containing 59.2000 acres of land accord-ing to the survey of George M. Garrett and Associates, Registered Engineers and Surveyors, but subject to all legal highways.

                                Parcel No. 133

    Situated in the Township of Painesvilie, County of Lake and State of Ohio, and known as being a part of Lot No. 1 in Tract No. 1 and a part of Lot No. 4 in Tract No. 2 in said Township, and bounded and described as follows:

    Beginning at the intersection of the westerly line of said Lot No. 4 in Tract No. 2 with a northwesterly line of a strip of land, 50 feet in width, conveyed to The Fairport, Painesville and Eastern Railroad Company by deed dated March 20, 1937 and recorded in Volume 160, Page 273 of Lake County Deed Records;

    Course No. 1: Thence North 38 degrees 55' 45" East along said north-westerly line, a distance of 3188.68 feet to its intersection with a line drawn parallel to and distant 1142.875 feet southeasterly by rectangu-lar measurement from the center line of Lake Road (formerly Hardy
Road), 60 feet in width;


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    Course No. 2: Thence South 86 degrees 46' 35" West along said parallel line, a distance of 2027.86 feet to its intersection with the westerly line of Lot No. 4 in Tract No. 2, as aforementioned;

    Course No. 3: Thence South 01 degrees 08' 55" East along said westerly line, a distance of 1104.31 feet to an angle therein;

   Course No. 4: Thence South 00 degrees 03' 03" West, continuing along the westerly line of said Lot No. 4 in Tract No. 2, a distance of 1262.43 feet to the place of beginning, and containing 54.6900 acres of land according to the survey of George M. Garrett and Associates. Registered Professional Engineers and Surveyors.

                                Parcel No. 134

    Situated in the Township of Painesville, County of Lake and State of Ohio, and known as being a part of Lot No. 1 in Tract No. 1 in said Township, and bounded and described as follows:

    Beginning in the center line of Lake Road (formerly Hardy
Road), 60 feet in width, at its intersection with a line drawn parallel to and distant 650.00 feet southwesterly by rectangular measurement from the easterly line of Lot No. 27 in Tract No. 1 in said Township, said point being distant South 86 degrees 46' 35" West as measured along said center line from the southeasterly corner of said Lot No. 27 in Tract No. 1, a distance of 650.825 feet;

    Course No. 1: Thence South 00 degrees 20' 15" East along said parallel line, a distance of 847.725 feet to its intersection with a northwesterly line of a strip of land, 50 feet in width, conveyed to The Fairport, Painesville and Eastern Railroad Company by deed dated March 20,
1937 and recorded in Volume 160, Page 273 of Lake County Records;

    Course No. 2: Thence North 38 degrees 55' 45" East along said north-westerly line, a distance of 768.58 feet to a point of curvature therein;

    Course No. 3: Thence northeasterly along the arc of a curve de-flecting to the right, a distance of 321.65 feet to its intersection with the center line of Bacon Road, 60 feet in width, said curved line having a radius of 906.946 feet and a chord which bears North 40 degrees 05' 21" East a distance of 319.97 feet;

    Course No. 4: Thence North 00 degrees 02' 00" West along the center line of Bacon Road, being also the easterly line of Lot No. 1 in Tract No. 1 as aforementioned, a distance of 81.37 feet to the center line of Lake Road, as aforementioned;

    Course No. 5: Thence South 86 degrees 46' 35" West along the center line of Lake Road, being along the northerly line of Lot No. 1 in Tract No. 1 and the southerly line of Lots Nos. 26 and 27 in Tract No. 1,

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a distance of 730.855 feet to the place of beginning, and containing
7.2123 acres of land according to the survey of George M. Garrett and Associates, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcels Nos. 131, 132, 133 and 134 being the premises conveyed to the Company by deed recorded in Volume 702, Page 455 of Lake
County Record of Deeds.

    Parcels Nos. 131, 132, 133, and 134 are subject to easements for various purposes as shown in instruments recorded in Lake County
Records, as follows:

               Purpose of Easement       Volume   Page     Record
               -------------------       ------   ----     ------

1.   Watercourse relocation for
      animal watering place ..............  26     208    Mortgages
2.   Pipe line ...........................  71     343    Deeds
3.   Pipe line ........................... 103      60    Deeds
4.   Drainage ditch ...................... 122     104    Mortgages
5.   Pipe line ........................... 282     119    Mortgages
6.   Pipe line ........................... 282     273    Mortgages
7.   Pipe line ........................... 370      78    Deeds
8.   Pipe line-modification .............. 626     403    Deeds
9.   Spur railroad track ................. 702     445    Deeds
10.  Pipe line ........................... 777      97    Deeds
11.  Pipe line-modification .............. 777     102    Deeds

The easements numbered 2, 3 and 5. above, have been assigned as shown in an instrument recorded in Volume 437, Page 383 of Lake
County Record of Mortgages.

                        PAINESVILLE TOWNSHIP PLANT SITE

                                Parcel No. 135

    Situated in the Township of Painesville, County of Lake and State of Ohio, and known as being a part of Lot No. 27 in Tract No. 1 in said township, and bounded and described as follows:

    Beginning in the center line of Lake Road (formerly Hardy
Road), 60 feet in width, at the southwesterly corner of said Lot No. 27 in Tract No. 1 in said Township;

    Course No. 1: Thence North 86 degrees 46' 35" East along the center line of Lake Road, being also the southerly line of said Lot No. 27 in Tract No. 1, a distance of 805.275 feet to its intersection with a line drawn parallel to and distant 650.00 feet southwesterly by rectangular measurement from the easterly line of said Lot No. 27 in Tract No. 1;

    Course No. 2: Thence North 00 degrees 20' 15" West along said parallel line, at a distance of 1923.23 feet passing the waters edge of Lake
Erie, October 27, 1966, to the low water mark of Lake Erie;

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    Course No. 3: Thence from the intersection of the last described course with the waters edge of Lake Erie, October 27, 1966, south-westerly along said waters edge, the following courses and distances thence South 57 degrees 01' 50" West, 99.08 feet;
    thence South 52 degrees 16' 40" West, 200.00 feet;
    thence South 58 degrees 10' 43" West, 250.30 feet;
    thence South 50 degrees 50' 40" West, 250.50 feet;
    thence South 56 degrees 48' 46" West, a distance of 170.425 feet to the intersection with the westerly line of the aforementioned Lot No. 27 in Tract No. 1 in Painesville Township, said last above point of inter-section being distant South 00 degrees 04' 23" West an undeterminable dis-tance from the low water mark of Lake Erie;

    Course No. 4: Thence from said last above point of intersection
South 00 degrees 04' 23" West, a distance of 1408.76 feet to the place of beginning,

and containing 30.5532 acres of land, more or less, to the waters edge of Lake Erie October 27, 1966, according to the survey of George M. Garrett and Associates, Registered Engineers and Surveyors,

Together with all such right, title and interest as the Grantors may have in and to the waters of Lake Erie and the land underneath said waters appurtenant to said premises, and also all littoral and riparian rights, all rights of flowage and use of the waters of Lake Erie ap-purtenant to said premises, be the same more or less, but subject to all legal highways.

    Parcel No. 185 being part of the same premises conveyed to the Company by deed recorded in Volume 525, Page 300 of Lake County
Record of Deeds.

                               PERRY PLANT SITE

                                 Parcel No. 136

    Situated partly in the Village of North Perry and partly in the Township of Perry, County of Lake and State of Ohio, and known as being a part of Original Parry Township Lots Nos. 105 and 106, bounded and described as follows:

    Beginning at a pump log monument, which is the point of inter-section of the centerline of Lockwood Road with the centerline of Center Road; thence South, along the center line of Center Road, a distance of 134.00 feet to a point in the Northeasterly corner of land conveyed to Donald A. and Mary Ann St. Julian by deed recorded in Volume 463, Page 222 of Lake County Records of Deeds; thence Northwesterly along the Northerly line of land conveyed to said St. Julian 230.00 feet to a point in the Northwesterly corner of land con-veyed to St. Julian; thence Southerly and parallel to the centerline of said Center Road 100 feet to a point in the Southwesterly corner of

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
                                                                           (CEI)





land conveyed to said St. Julian; thence Southeasterly parallel to the Northerly line of land conveyed to said St. Julian 230.00 feet to a point in the center line of said Center Road; thence South along the centerline of said Center Road 370.2 feet to a point in the North East corner of land conveyed to Frank C. Wood, by deed, dated April 5. 1900, and recorded in Volume 31, Page 453 of Lake County Records; thence South 89 degrees 08' 45" West along the North line of land of said Wood (at 1893.83 feet passing through an iron pipe stake near the top of the bank) a distance of 2091.21 feet to the Shore of Lake Erie; thence North Easterly along the shore of Lake Erie, by the following courses and distances; North 54 degrees 15' 20" East 855.24 feet North 59 degrees 19' East 709.67 feet, North 67 degrees 20' 40" East 385.65 feet; thence Northeasterly along the shore of Lake Erie to a point in the North- westerly corner of land conveyed to Charles W. and Martha M. Bradler by dead recorded in Volume 458, Page 344 of Lake County Records of Deeds; thence Southerly along a Westerly line of land conveyed to said Bradler 270.20 feet to an angle therein; thence Easterly con- tinuing along said Bradler's line 98.92 feet to an angle therein; thence Southerly continuing along said Bradler's line 166.75 feet to a point in the centerline of Lockwood Road; thence Southwesterly along the centerline of said Lockwood Road 38.90 feet to the place of beginning and containing about 29.861 acres of land, of which 15.79 acres are in Lot No. 105 and 14.071 acres are in Lot No. 106, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 136 being the premises conveyed to the Company by deed recorded in Volume 596, Page 381 of Lake County Record of
Deeds.

                             SANDY SUBSTATION

                              Parcel No. 137

    Situated in the Township of Madison, County of Lake and State of Ohio, and known as being part of Original Madison Township
Cowles Lot Tract No. 2 and bounded and described as follows: Be-ginning on the center line of North Ridge Road at the Northwesterly corner of land conveyed to Joseph G. Sintic and Marjorie Sintic by deed recorded in Volume 516, Page 43 of Lake County Records;
thence Southerly along the Westerly line of land so conveyed to Joseph G. and Marjorie Sintic, 460.00 feet; thence Westerly at right angle to said Westerly line 150.00 feet; thence Northerly parallel with said Westerly line, about 484.31 feet to the center line of North Ridge Road; thence Easterly along the center line of North Ridge
Road, about 151.96 feet to the place of beginning, containing about


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                                                                           (CEI)





1.626 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 137 being the premises conveyed to the Company by deed recorded in Volume 610, Page 35 of Lake County Record of
Deeds.

    Parcel No. 137 is subject to an easement for public highway purposes as shown in an instrument recorded in Volume 163, Page 621 of Lake County Record of Deeds and a lease for oil and gas purposes as shown in a lease recorded in Volume 7, Page 416 of Lake County Record of Leases.

                             SOLON SERVICE CENTER

                               Parcel No. 138

    Situated in the City of Solon, County of Cuyahoga and State of Ohio, and known as being part of Original Solon Township Lot No.
8, Tract No. 2 and bounded and described as follows:

    Beginning on the center line of Solon Road, 60 feet wide, at a point North 89 degrees 03' 00" East 283.20 feet, measured along said center line from its intersection with the center line of Cochran Road, 60 feet wide; thence continuing North 89 degrees 03' 00" East along the center line of Solon Road, 200 feet; thence North 0 degrees 16' 30" West parallel with the center line of Cochran Road about 725 feet to the Southerly line of land conveyed to Emanuel Hribal and Mary Hribal by deed dated April 6, 1920 and recorded in Volume 2387, Page 165 of Cuya-hoga County Records; thence South 89 degrees 14' 53" West along the Southerly line of land so conveyed to Emanuel and Mary Hribal 200 feet to a point 283.19 feet Easterly, measured along said Southerly line from the center line of Cochran Road; thence South 0 degrees 16' 30" East about 725 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 188 being the premises conveyed to the Company by deed recorded in Volume 10375, Page 731 of Cuyahoga County Rec-ord of Deeds.

                         SOLON SERVICE CENTER ADDITION

                                Parcel No. 139

    Situated in the City of Solon, County of Cuyahoga and State of Ohio, and known as being part of Original Solon Township Lot No.
8, Tract No. 2, and bounded and described as follows:

    Beginning on the center line of Cochran Road (60 feet wide) at a point North 0 degrees 16' 30" West 400 feet, measured along said center line from the intersection of said line with the center line of Solon


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
                                                                           (CEI)





Road (60 feet wide); thence continuing North 0 degrees 16' 30" West along said center line 100 feet; thence North 89 degrees 03' 00" East, parallel with the center line of Solon Road, 283.20 feet; thence South 0 degrees 16' 30" East 100 feet; thence South 39 degrees 03' 00" West 283.20 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 139 being the premises conveyed to the Company by deed recorded in Volume 11846, Page 223 of Cuyahoga County Record of Deeds.


                          STRONGSVILLE SERVICE CENTER

                               Parcel No. 140

    Situated in the City of Strongsville, County of Cuyahoga and State of Ohio, and known as being part of Original Strongsville Town-ship Lot No. 54, and bounded and described as follows:

    Beginning at a point in the center line of Pearl Road, formerly
Wooster Pike, distant North 7 degrees 26' West, 358.35 feet from its inter-section with the Northerly line of a parcel of land conveyed to Lorene
Witt, by Deed recorded in Volume 4865, Page 77 of Cuyahoga County
Records; thence North 7 degrees 26' West along the center line of Pearl Road,
377.54 feet to the Northerly line of a parcel of land conveyed to John
C. Halada, by Deed recorded in Volume 2887, Page 103 of Cuyahoga
County Records; thence South 87 degrees 52' West along the Northerly line of said land conveyed to John C. Halada, 843.61 feet to a stone monu-ment found in the Westerly line of Original Lot No. 54; thence South
0 degrees 00' 40" East along the Westerly line of said Original Lot No. 54,
376.19 feet to a point; thence North 87 degrees 52' East, 892.42 feet to the beginning, and containing 7.491 acres of land, according to the survey of Warren J. Root, Civil Engineer and Surveyor, be the same more or less, but subject to all legal highways.

    Parcel No. 140 being the premises conveyed to the Company by deed recorded in Volume 11387, Page 157 of Cuyahoga County Record of Deeds.

    Parcel No. 140 is subject to: easements for pipe line purposes as shown in instruments recorded in Volume 1567, Page 611b and Volume 1699, Page 235b, as partially released as shown in an in-strument recorded in Volume 9906, Page 124; an easement for public highway purposes as shown in an instrument recorded in Volume
8038, Page 353; and, an easement for pipe line purposes as shown in an instrument recorded in Volume 9906, Page 124; all in Cuy-ahoga County Record of Deeds.


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                                                                           (CEI)





                     STRONGSVILLE SERVICE CENTER ADDITION

                                Parcel No. 141

    Situated in the City of Strongsville, County of Cuyahoga and State of Ohio, and known as being a part of Original Strongsville
Township Lots Nos. 54 and 67, and bounded and described as follows:

    Beginning at a stone monument found in the Westerly line of said Original Lot No. 54 at the Northwesterly corner of land conveyed to Ella M. Halada by deed dated June 24, 1938 and recorded in Volume 4860, Page 180 of Cuyahoga County Records, said place of beginning being also a Southwesterly corner of land conveyed to Strongsville Industrial Park Inc. by deed dated August 13, 1964 and recorded in Volume 11182, Page 605 of Cuyahoga County Records;

    Course No. 1: Thence North 87 degrees 52' 00" East along the dividing line between lands so conveyed, a distance of 80 feet;

    Course No. 2: Thence North 1 degree 18' 36" West, a distance of
354.49 feet to a point in the Southerly line of Progress Drive, 60 feet in width;

    Course No. 3: Thence South 88 degrees 41' 24" West along the Southerly line of said Progress Drive, a distance of 80 feet;

    Course No. 4: Thence South 1 degrees 44' 20" East, a distance of 267.67 feet to the most Northeasterly corner of land conveyed to George C.
Sorm and Agnes Sorm by deed dated September 30, 1946 and recorded in Volume 6229, Page 427 of Cuyahoga County Records;

    Course No. 5: Thence South 00 degrees 00' 40" East, along an Easterly line of land so conveyed to George C. Sorm and Agnes Sorm, being along the aforementioned Westerly line of Original Lot No. 54, a distance of 88 feet to the place of beginning, and containing 0.64390 acres of land according to the survey of George M. Garrett & Asso-ciates, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 141 being the premises conveyed to the Company by deed recorded in Volume 11639, Page 759 of Cuyahoga County Record of Deeds.

    Parcel No. 141 is subject to an easement for pipe line purposes as shown in instruments recorded in Volume 1699, Page 233 and Volume
4254, Page 680 of Cuyahoga County Record of Deeds and an ease-ment for sewer purposes as shown in an instrument recorded in Volume 11370, Page 497 of Cuyahoga County Record of Deeds.

                    ZENITH SUBSTATION

                       Parcel No. 142

    Situated in the City of Conneaut, formerly the township of Con-neaut, County of Ashtabula, and State of Ohio and being part of

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                                                                           (CEI)





original Lot Number thirty-nine (30), Township Number Thirteen
(13), First Range of The Connecticut Western Reserve, and bounded and described as follows:

    On the North by the North line of said Lot Number Thirty-Nine
(39) and which is also the South line of lands of Mott Watson and Harry Hall; on the West by lands now or formerly owned by Harry
Hall; on the East by the center of the Center Road, so called and on the South by a line parallel with the North line and far enough southerly therefrom to contain within the above described boundaries exactly twenty acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 142 being the premises conveyed to the Company by deed recorded in Volume 646, Page 618 of Ashtabula County Record of Deeds.




                              [REMAINDER OF PAGE
                             INTENTIONALLY BLANK]





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                                                                           (CEI)





                               ASTOR SUBSTATION
Parcel No. 1

    Situated in the City of Avon, County of Lorain and State of Ohio, and known as being a part of Original Avon Township Section
No. 4, and bounded and described as follows:

    Beginning on the easterly line of said Section No. 4 at its inter-section with a line drawn parallel to and distant 52.00 feet Southerly by rectangular measurement from the southerly right of way line of the Norfolk and Western Railway Company, formerly The New
York, Chicago and St. Louis Railway Company; thence due West along said parallel line, a distance of 606.89 feet; thence South 79 degrees 54' 32" West, a distance of 152.77 feet to its intersection with a line drawn parallel to and distant 225.00 feet southeasterly by rectangular mea-surement from The Cleveland Electric Illuminating Company's Survey
Base Line and Center line of High Tension Transmission Line; thence
South 00 degrees 22' 10" West along said last mentioned parallel line, a distance of 250.46 feet to the Northerly line of land in Parcel No. 2 conveyed to Virginia Holding Company by deed dated September 27, 1966 and recorded in Volume 934, Page 320 of Lorain County Deed
Records; thence North 89 degrees 58' 55" East along the Northerly line of land in said Parcel No. 2 so conveyed, a distance of 125.00 feet to a point, said point being distant South 89 degrees 58' 55" West a distance of 631.725, as measured along the Northerly line of land in said Parcel
No. 2 from its intersection with the center line of Moore Road, being also the easterly line of Section No. 4, as aforementioned; thence North
44 degrees 58' 55" East, a distance of 349.79 feet to its intersection with a line drawn parallel to Course No. 1 hereinabove described and distance
29.76 feet southerly by rectangular measurement therefrom; thence due East along said parallel line, a distance of 386.42 feet to the easterly line of Section No. 4, as aforementioned; thence North
00 degrees 27' 10" East along the Easterly line of Section No. 4, a distance of 29.76 feet to the place of beginning and containing 1.8788 acres of land according to the survey of George M. Garret and Associates, Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 983, Page 808 of Lorain County Record of Deeds.



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                               DAWSON SUBSTATION

Parcel No. 2

    Situated in the City of Westlake, County of Cuyahoga and State of Ohio, and known as being part of Original Dover Township Lot
No. 76 and part of First Street now vacated, and bounded and de-scribed as follows:

    Beginning on the center line of Canterbury Road, 60 feet wide, at the Southeasterly corner of land conveyed to The Cleveland Electric Illuminating Company by Deed dated October 21, 1966, and recorded in Volume 11874, Page 213 of Cuyahoga County Records; thence
Southerly along the center line of Canterbury Road, 100 feet; thence Westerly parallel with the Southerly line of land so conveyed to The Cleveland Electric Illuminating Company, 430 feet; thence Northerly parallel with the center line of Canterbury Road, 100 feet to the South-westerly corner of land so conveyed to The Cleveland Electric Illumi-nating Company; thence Easterly along the Southerly line of land so conveyed, 430 feet to the place of beginning, containing 0.987 Acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 2 being the premises conveyed to the Company by deed recorded in Volume 12545, Page 941 of Cuyahoga County Record of Deeds.

    Parcel No. 2 is subject to two easements for gas pipeline pur-poses recorded in Volume 1939, Page 171 and Volume 3576, Page 307 of Cuyahoga County Record of Deeds; slope rights as shown on a plat recorded in Volume 185, Pages 23 and 24 of Cuyahoga County Record of Maps; an easement for gas and oil purposes recorded in Volume 162, Page 193 of Cuyahoga County Record of Leases; and, an ease-ment for sewer purposes recorded in Volume 10652, Page 59 of Cuya-hoga County Record of Deeds and assigned by instrument recorded in Volume 12526, Page 925 of Cuyahoga County Record of Deeds.

                                ERIE SUBSTATION

Parcel No. 8

    Situated in the City of Strongsville, County of Cuyahoga and State of Ohio, and known as being part of Original Strongsville Town-ship Lot No. 78, and bounded and described as follows:

    Beginning at a point in the center line of Albion Road, distant North 86 degrees 37' 30" East, 350 feet from the Northwesterly corner of land conveyed to Ellen Seidel, by Deed recorded in Volume 3143, Page
272 of Cuyahoga County Records; thence South 0 degrees 30' 50" East, parallel with the Westerly line of lands conveyed to Ellen Seidel, 405


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
                                                                           (CEI)





feet to a point; thence North 89 degrees 29' 10" East, 113.54 feet to a point in the Northwesterly line of lands conveyed to the Cleveland, Lorain and Wheeling Railway Company, by Deed recorded in Volume 581,
Page 164 of Cuyahoga County Records; thence North 22 degrees 29' 30" East along the Northwesterly line of said lands conveyed to the Cleveland, Lorain and Wheeling Railway Company, 457.45 feet to a point in the center line of Albion Road; thence Southwesterly 44.71 feet along the arc of a circle deflecting to the right, having a radius of 1365.73 feet and a chord which bears South 85 degrees 41' 10" West, 44.71 feet to a point of tangent in the center line of Albion Road; thence South
86 degrees 37' 30" West along the center line of Albion Road, 244.83 feet to the place of beginning, containing 1.8920 acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 3 being the premises conveyed to the Company by journal entry dated June 3, 1969, in appropriation Case No. 734156 in the Probate Court of Cuyahoga County recorded in Volume 12525, page
709 of Cuyahoga County Record of Deeds.


                               FABER SUBSTATION

Parcel No. 4

    Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being part of Original Parma Township Lot No.
39, Ely Tract, and bounded and described as follows:

    Beginning at a point on the centerline of York Road (60 feet wide) at the Northeast corner of a parcel of land conveyed to Erica D. Miller by deed recorded in Volume 12371, Page 881 of Cuyahoga County
Deed Records; thence South 0 degrees 34' 30" East along the center line of York Road, as aforesaid, 123.89 feet to a point; thence North 34 degrees 57' 30" West 140.40 feet to a point; thence North 88 degrees 22' 08" West 235.80 feet to a point on the Westerly line of said parcel conveyed to Erica
D. Miller; thence North 0 degrees 06' 00" West along the Westerly line of said parcel conveyed to Erica D. Miller, 100.96 feet to a point at the Northwesterly corner thereof; thence North 89 degrees 29' 30" East along the Northerly line of said parcel conveyed to Eric& D. Miller, 374.51 feet to a point on the centerline of York Road, as aforesaid, and the place of beginning and containing 0.9452 of an acre of land according to a survey by The Western Reserve Engineering and Surveying Company in March, 1969, be the same more or less, but subject to all legal highways.

Parcel No. 4 being the premises conveyed to the Company by deed recorded in Volume 12509, Page 87 of Cuyahoga County Record of
Deeds.


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                              GABRIEL SUBSTATION

Parcel No. 5

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Brooklyn Township Lot No. 9, and bounded and described as follows:

    Beginning on the Northeasterly line of Detroit Avenue N.W.,
66 feet wide, at the most Westerly corner of Parcel No. 1 of lands conveyed to the City of Cleveland by Deed dated May 1, 1953, and recorded in Volume 7824, Page 524 of Cuyahoga County Records;
thence Northwesterly along the Northeasterly line of Detroit Avenue N.W., 200 feet; thence Northeasterly at right angles to the North-easterly line of Detroit Avenue N.W., 100 feet; thence Southeasterly parallel with the Northeasterly line of Detroit Avenue N.W., 200 feet; thence Southwesterly in a direct line, being partly along the North-westerly line of land conveyed to the City of Cleveland as aforesaid, 100 feet to the place of beginning, containing 0.458 of an acre of land, be the same more or less, but subject to all legal highways.

Parcel No. 5 being the premises conveyed to the Company by deed recorded in Volume 12545, page 377 of Cuyahoga County Record of
Deeds.

                               INGALL SUBSTATION

Parcel No. 8

    Situated in the City of East Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original One Hundred
Acre Lot No. 381, and bounded and described as follows:

    Commencing at the point of intersection of the center line of Phillips Avenue, 60 feet wide, and the center line of Hayden Avenue (formerly known as Phillips Street or Avenue and as East 131st
Street), 60 feet wide, said point being marked by a stone monument set 0.03 of a foot Easterly from said intersection; thence North
00 degrees 50' 00" East along said center line of Hayden Avenue a distance of 10.16 feet to a point marked by a stone monument; thence continu-ing North 00 degrees 50' 00" East along said center line of Hayden Avenue a distance of 2.23 feet to a point in the Northwesterly prolongation of the dividing line between the land of the Grantor herein and the land now or formerly of the City of Cleveland; thence South 44 degrees 47' 30" East along said prolonged line, and passing over a drill hole in the sidewalk at a distance of 40.58 feet from the beginning of this course, a distance of 41.98 feet to the point in the Easterly line of Hayden Avenue at the Northwesterly corner of the land which was



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                                                                           (CEI)





conveyed by The Cleveland Trust Company to the Grantor herein by Deed dated April 24, 1931 and recorded in Volume 4162, Page 638 of said Deed Records, said point being the principal place of beginning of this Parcel;

    Course 1: Thence South 44 degrees 47' 30" East along the Northeasterly line of the land conveyed as last aforesaid and being along said divid-ing line, a distance of 165.39 feet to the point marked by an iron pin at the Northeasterly corner of the land so conveyed, said point being also in the Westerly line of the land of New York Central Railroad Company;

    Course 2: Thence Southerly along the Easterly line of the land conveyed as last aforesaid, being along a curve to the right and along the dividing line between said land and the land of said Railroad Company, an arc distance of 91.27 feet to the point marked by an iron pin at the Southeasterly corner of the land so conveyed, said curve having a radius of 1835.08 feet and a chord which bears South
06 degrees 21' 15" West, 91.26 feet to said point;

    Course 3: Thence North 89 degrees 10' 00" West along the Southerly line of the land conveyed as last aforesaid, being along an offset in the last mentioned dividing line and along the Northerly line of a certain 21,559 square foot parcel of land now or formerly of The Cleveland Trust Company, a distance of 109.43 feet to the point in the Easterly line of Hayden Avenue at the Southwesterly corner of the land so conveyed, said point being marked by a drill hole in the concrete base for the fence post at said corner;

    Course 4: Thence North 00 degrees 50' 00" East along the Westerly line of the land conveyed as last aforesaid and being along said Easterly lane of Hayden Avenue a distance of 206.50 feet to the principal place of beginning, and containing 0.3951 of an acre (17,210 square feet) more or less, according to the Survey made in May, 1955, by Frank
N. Riley, Ohio Registered Surveyor No. 3888; but subject to all legal highways.

Parcel No. 7

    Situated in the City of East Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original One Hundred Acre Lot No. 381, and bounded and described as follows:

    Commencing at the point of intersection of the center line of Phillips Avenue, 60 feet wide), and the center line of Hayden Avenue (formerly known as Phillips Street or Avenue and as East 131st Street), 60 feet wide, said point being marked by a stone monument set 0.03 of a foot Easterly from said intersection; thence North


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                                                                           (CEI)





00 degrees 50' 00" East along said center line of Hayden Avenue, a distance of 10.16 feet to a point marked by a stone monument; thence continu-ing North 00 degrees 50' 00" East along said center line of Hayden Avenue a distance of 2.23 feet to a point in the Northwesterly prolongation of the dividing line between the land now or formerly of The Cleveland
Union Terminals Company and the land now or formerly of the City of Cleveland; thence South 44 degrees 47' 30" East along said prolonged line, and passing over a drill hole in the sidewalk at a distance of 40.58 feet from the beginning of this course, a distance of 41.98 feet to the point in the Easterly line of Hayden Avenue at the Northwesterly corner of the land which was conveyed by the Grantor herein to said
The Cleveland Union Terminals Company by Deed dated April 24,
1931 and recorded in Volume 4162, Page 638 of Cuyahoga County
Deed Records; thence South 00 degrees 50' 00" West along said Easterly line of Hayden Avenue and being along the Westerly line of the land conveyed as aforesaid, a distance of 206.50 feet to the point at the Southwesterly corner of the land so conveyed, said point, which is marked by a drill hole in the concrete base for the fence post at said corner, being the principal place of beginning of the land herein conveyed;

    Course 1: Thence South 89 degrees 10' 00" East along the Southerly line of the land conveyed as aforesaid a distance of 97.50 feet to the point marked by an iron pin at the Northwesterly corner of that certain 6631 square foot parcel of land conveyed by the Grantor herein to The New York Central Railroad Company by Deed dated
April 24, 1931 and recorded in Volume 4162, Page 639 of said Deed
Records;

    Course 2: Thence Southerly along the Westerly line of the land conveyed to said Railroad Company as aforesaid and being along a curve to the right, an arc distance of 386.97 feet to the point marked by an iron pin in said Easterly line of Hayden Avenue at the South-westerly corner of the land so conveyed, said curve having a radius of 1432.69 feet and a chord which bears South 15 degrees 28' 20" West a distance of 385.80 feet to said point;

    Course 3: Thence North 00 degrees 50' 00" East along said Easterly line of Hayden Avenue a distance of 373.28 feet to the principal place of beginning, and containing 0.4949 of an acre (21,559 square feet), more or less, according to the Survey made in May, 1955, by Frank N.
Riley, Ohio Registered Surveyor No. 3888, but subject to all legal highways.

Parcels Nos. 6 and 7 being the premises conveyed to the Company by deed recorded in Volume 12388, Page 997 of Cuyahoga County
Record of Deeds.


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                                                                           (CEI)





                           LAKE SHORE PLANT ADDITION

Parcel No. 8

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sub Lots Nos. 46, 47, 48, 49 and 50 in W. J. Crawford's Subdivision of part of Original One Hundred Acre Lot No. 349, as shown by the recorded plat in Volume 13 of Maps, Page 29 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 260 feet on the Easterly side of East
70th Street, and extending back 174 feet on the Northerly line, 208.86 feet on the Southeasterly line, which is also the Northwesterly line of The New York Central Railroad Company's right-of-way, and having a rear lot line of 144.47 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

Parcel No. 9

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sub Lots Nos. 52, 53, 54, 55, 56 and the Southerly 10 feet of Sub Lot No. 57 in W. J. Crawford's Sub-division of part of Original One Hundred Acre Lot No. 349, as shown by the recorded plat in Volume 13 of Maps, Page 29 of Cuyahoga
County Records, and together forming a parcel of land having a frontage of 210 feet on the Easterly side of East 70th Street, and extending back of equal width 174 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

Parcel No. 10

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sub Lots Nos. 63 and 64 in W. J. Crawford's Subdivision of part of Original One Hundred Acre Lot
No. 349, as shown by the recorded plat in Volume 13 of Maps, Page 29 of Cuyahoga County Records, and together forming a parcel of land having a frontage of 80 feet on the Easterly side of East 70th Street, and extending back equal width 174 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

Parcels Nos. 8, 9 and 10 being the premises conveyed to the Company by deed recorded in Volume 12507, Page 245 of Cuyahoga County
Record of Deeds.

Parcels Nos. 8, 9 and 10 are subject to easements for interceptor sani-tary sewer purposes recorded in Volume 1294, Page 7, Volume 1294,
Page 9 and Volume 2038, Page 601 of Cuyahoga County Record of
Deeds and to easements for water line purposes recorded in Volume
7280, Page 508 and Volume 7426, Page 226 of Cuyahoga County
Record of Deeds.


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                                                                           (CEI)





                           MAYFIELD SERVICE CENTER

Parcel No. 11

    Situated in the Village of Mayfield, County of Cuyahoga and State of Ohio, and known as being a part of Original Mayfield Township
Lot No. 45, Tract No. 1, and bounded and described as follows:

    Beginning on the center line of Wilson Mills Road, 80 feet wide, at a point distant 412.09 feet bearing South 88 degrees 39' 50" East along said center line, from the Southeasterly corner of land conveyed to Shirley A. Vitek by deed dated August 1, 1952 and recorded in Volume
7610, Page 337 of Cuyahoga County Records; thence North 00 degrees 55'
20" East along the center line of a proposed 60 foot wide right-of-way, 1,918.82 feet to a point therein; thence South 88 degrees 23' 28" East, 30 feet to a point in the Easterly line of said proposed 60 foot wide right-of-way and the principal place of beginning; thence North 00 degrees 55' 20" East, along said Easterly line of said proposed 60 foot wide right-of-way, 362.09 feet to a point therein; thence South 87 degrees 25' 05" East, 917.99 feet to the Northwesterly corner of a parcel of land con-veyed to William and Olive Patterson by deed dated September 28, 1961 and recorded in Volume 10304, Page 257 of Cuyahoga County
Records; thence South 00 degrees 53' 04" West, along the Westerly line of land so conveyed to William and Olive Patterson and along the Westerly line of a parcel of land conveyed to Russell A. and Madelaine
A. Gullo by deed dated February 2, 1960 and recorded in Volume
9797, Page 695 of the Cuyahoga County Records, 346.50 feet to a point in the Northerly line of a parcel of land conveyed to Durrell
Post by deed dated March 7, 1944 and recorded in Volume 5661, Page
529 of the Cuyahoga County Records; thence North 88 degrees 23' 28" West along said Northerly line of land so conveyed to Durrell Post and a Westerly prolongation thereof, 917.90 feet to the aforementioned point in the Easterly line of a proposed 60 foot wide right-of-way and the principal place of beginning, containing 7.47 acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 11 being the premises conveyed to the Company by deed recorded in Volume 12388, Page 573 of Cuyahoga County Record of
Deeds.

Parcel No. 11 is subject to an easement for water line purposes recorded in Volume 12349, Page 173 of Cuyahoga County Record of Deeds and an easement for road purposes offered for dedication by a plat recorded in Volume 203, Page 67 of Cuyahoga County Record of Plats, but not accepted by the Village of Mayfield.




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                                                                           (CEI)





                        PEPPER PIKE SUBSTATION ADDITION

Parcel No. 12

    Situated in the Village of Pepper Pike, County of Cuyahoga and State of Ohio, and known as being part of Original Orange Township Lot No. 8, Tract No. 2, and bounded and described as follows:

    Beginning on the center line of Pine Tree Road, 66 feet wide, (formerly Kinsman Road) at the Northeasterly corner of land con-veyed to The Cleveland Electric Illuminating Company by Deed dated
March 27, 1953, and recorded in Volume 7697, Page 104 of Cuyahoga
County Records; thence North 89 degrees 38' 00" East, along the center line of Pine Tree Road, 81 feet to the Northeasterly corner of land con-veyed to the Ceico Company, by Deed dated July 11, 1952, and recorded in Volume 7606, Page 280 of Cuyahoga County Records; thence due
South along the Easterly line of land so conveyed to the Ceico Com-pany, 283 feet; thence South 89 degrees 38' 00" West, 81 feet to the South-easterly corner of land conveyed to The Cleveland Electric Illuminating Company as aforesaid; thence due North along the Easterly line of land so conveyed to The Cleveland Electric Illuminating Company,
283 feet to the place of beginning, containing 0.5262 acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 12 being the premises conveyed to the Company by deed recorded in Volume 12389, Page 389 of Cuyahoga County Record of
Deeds.

Parcel No. 12 is subject to an easement for highway purposes recorded in Volume 2295, Page 331 of Cuyahoga County Record of Deeds.

                           SYSTEM OPERATIONS CENTER

Parcel No. 13

    Situated in the City of Brecksville, County of Cuyahoga and State of Ohio, and known as being part of Original Brecksville Township
Lot No. 60, and bounded and described as follows:

    Beginning at the Northeasterly corner of said Original Lot No.
60; thence North 89 degrees 28' 20" West 567 feet along the center line of Miller Road (60 feet wide) which is also the Northerly line of said
Original Lot No. 60 to a point for the principal place of beginning of premises herein described; thence North 89 degrees 28' 20" West 741 feet along the said center line of Miller Road to a point; thence South
0 degrees 48' 40" West 740.80 feet parallel with the Easterly line of said Original Lot No. 60 to a point in the Northerly line of Parcel No. 2 of land described in deed to Brecksville Development Company, re-corded in Volume 11883, Page 107 of Cuyahoga County Records;
thence South 89 degrees 28' 20" East 741 feet along the Northerly line of said Parcel No. 2 to a point; thence North 0 degrees 48' 40" East 740.80 feet

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                                                                           (CEI)





parallel with the Easterly line of said Original Lot No. 60 to a principal place of beginning and containing about 12.5 Acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 13 being the premises conveyed to the Company by deed recorded in Volume 12529, Page 25 of Cuyahoga County Record of
Deeds.

Parcel No. 13 is subject to an easement for highway slope right pur-poses recorded in Volume 11688, Page 637 of Cuyahoga County Rec-ord of Deeds.

                            WESTLAKE SERVICE CENTER

Parcel No. 14

    Situated in the City of Westlake, County of Cuyahoga and State of Ohio, and known as being part of Original Dover Township Lot
No. 72, and bounded and described as follows:

    Beginning on the center line of Bradley Road at its intersection with a line drawn parallel with and distant 100 feet Southerly by rectangular measurement from the Southerly right of way line of The Norfolk & Western Railroad (formerly The New York, Chicago and St. Louis Railroad) being also a Southwesterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated August 22, 1962, and recorded in Volume 10619, Page 569 of Cuyahoga County Records; thence Southerly along the center line of Bradley Road about 498 feet but to the Southwesterly corner of land conveyed to Anthony F. Dindia and Dorothy Dindia by deed dated
July 25, 1945, and recorded in Volume 5895, Page 258 of Cuya-hoga County Records; thence Easterly along the Southerly line of land so conveyed to Anthony F. Dindia and Dorothy Dindia about 720 feet to the Southeasterly corner thereof; thence Northerly along the Easterly line of land so conveyed to Anthony F. Dindia and Dorothy Dindia about 304 feet to a Southeasterly corner of land conveyed to The Cleveland Electric Illuminating Company as aforesaid; thence Westerly along a Southerly line of land so conveyed to The Cleveland Electric Illuminating Company about 360 feet to a Southwesterly cor-ner thereof; thence Northerly along a Westerly line of land so con-veyed to The Cleveland Electric Illuminating Company about 200 feet to an inner corner thereof; thence Westerly along a Southerly line of land so conveyed to The Cleveland Electric Illuminating Company about 361.14 feet to the place of beginning, containing about 6.68 acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 14 being the premises conveyed to the Company by deed recorded in Volume 12382, Page 787 of Cuyahoga County Record of
Deeds.


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                                                                           (CEI)





                           AVON LAKE PLANT ADDITION

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6 and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North
87 degrees 04' West, 750 feet from a stake set in the Easterly line of an
86.27 Acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East, 1487.25 feet from a stone monu-ment marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East along said Easterly line of Elberton Road, 140 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' West, 140 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning, and further known as Sublots Nos. 613, 614, 615 and 616 in The Krogh-
Barr Syndicate's Avon Beach Allotment, proposed containing approx-imately 0.289 Acres, be the same more or less, but subject to all legal highways.

Parcel No. 1 being the premises conveyed to the Company by the following deeds recorded in Lorain County Record of Deeds: Sub-lots Nos. 613 and 614, Volume 987, Page 34; Sublot No. 615, Volume 988, Page 991; and Sublot No. 616, Volume 951, Page 289.

Parcel No. 1 is subject to a building setback restriction as shown in the following deeds recorded in Lorain County Record of Deeds:
Sublots Nos. 618 and 614, Volume 189, Page 399; Sublot No. 615, Volume 185, Page 448; and Sublot No. 616, Volume 203, Page 125.

                        Parcel No. 2

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a Proposed 40-foot highway known as Elberton Avenue, which stake bears North
87 degrees 04' 00" West 790 feet from a stake set in the Easterly line of
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line 352.25



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
                                                                           (CEI)





feet from a stone monument marking the Southeast corner of said
86.27 acre parcel; thence from said place of beginning North 87 degrees
04' 0" West 90 feet to a stake; thence North 2 degrees 56' 0" East a dis-tance of 210.00 feet to a stake; thence South 87 degrees 04' 00" East, a distance of 90.00 feet to a stake set in the Westerly line of said
Street; thence South 2 degrees 56' 00" West along the Westerly line of said Street a distance of 210.00 feet to the place of beginning, and further known as Sublots Nos. 664, 665, 666, 667, 668 and 669 in The Krogh-
Barr Syndicate's Avon Beach Allotment proposed and containing approximately 0.434 acres, be the same more or less, but subject to all legal highways.

Parcel No. 2 being the premises conveyed to the Company by the following deeds recorded in Lorain County Record of Deeds: Sublots Nos. 664, 665, 668 and 669, Volume 961, Page 436; and Sublots Nos. 666 and 667, Volume 981, Page 741.

Parcel No. 2 is subject to a building setback restriction as shown in the following deeds recorded in Lorain County Record of Deeds:
Sublots Nos. 664, 665, 668 and 669, Volume 182, Page 221; and
Sublots Nos. 666 and 667, Volume 197, Page 47.

                        Parcel No. 8

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and is further described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North
87 degrees 04' West, 790 feet from a stake set in the Easterly line of a
86.27 Acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, along said Easterly line, 702.25 feet from a stone monument marking the Southeast corner of said
86.27 Acre parcel; thence from said place of beginning North 87 degrees 04' West, 90 feet to a stake; thence North 2 degrees 56' East, a distance of
490.00 feet to a stake set on the Southerly line of Clinton Avenue (50 feet wide) proposed; thence South 87 degrees 04' East along the Southerly line of said Clinton Avenue proposed, a distance of 90.00 feet to a stake; thence South 2 degrees 56' West along the said Westerly line of Elberton Avenue, a distance of 490.00 feet to the place of beginning and further known as Sublots Nos. 674, 675, 676, 677, 678, 679, 680,
681, 682, 688, 684, 685, 686 & 687 in the Krogh-Barr Syndicate's
Avon Beach Allotment Proposed and containing approximately 1.012 acres, be the same more or less, but subject to all legal highways.

Parcel No. 3 being the premises conveyed to the Company by the following deeds recorded in Lorain County Record of Deeds; Sublot


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                                                                           (CEI)





No. 674, Volume 991, Page 700; Sublot No. 675, Volume 991, Page 702;
Sublots Nos. 676, 677, 679, 680, 682, 683 and 685, Volume 961, Page 436; Sublot
No. 678, Volume 951, Page 293; Sublot No. 681, Volume 993, Page 35; Sublot No. 686, Volume 991, Page 324; and Sublot No. 687, Volume 992, Page 906.

Parcel No. 3 is subject to a building setback restriction as shown in the following deeds recorded in Lorain County Record of Deeds: Sublot No. 674, Volume 190, Page 516; Sublot No. 675, Volume 197, Page 523; Sublots Nos. 676, 677, 679, 680, 682, 683, 684 and 685, Volume 182, Page 221; Sublot No. 678,
Volume 175, Page 163; Sublot No. 681, Volume 218, Page 500; and Sublots Nos.
686 and 687,    Volume 266, Page 213.

                        Parcel No. 4

   Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

   Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North 87 degrees 04' West, 750 feet from a stake set in the Easterly line of an 86.27 Acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line, 1767.25 feet from a stone monument marking the Southeast corner of said 86.27 Acre parcel; thence from said place of beginning North 2 degrees 56' East along the Easterly line of said proposed highway, 245 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' West, 245 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning and further known as Sublots Nos. 602, 603, 604, 605, 606, 607 and 608 in The Krogh-Barr Syndicate's Avon Beach Allotment Proposed, and containing approximately 0.506 of an Acre, be the same more or less, but subject to all legal highways.

Parcel No. 4 being the premises conveyed to the Company by the following deeds recorded in Lorain County Record of Deeds: Sublot No. 602, Volume 993, Page 35; Sublot No. 603, Volume 992, Page 596; Sublots Nos. 604 and 605, Volume 991, Page 632; Sublots Nos. 606 and 607, Volume 992, Page 927; and Sublot No.
608, Volume 961, Page 436.

Parcel No. 4, except Sublot No. 603 thereof, is subject to a building setback restriction as shown in the following deeds recorded in Lorain County Record of
Deeds: Sublot No. 602, Volume 197, Page 467; Sublots Nos. 604 and 605, Volume 185, Page 65; Sublots Nos. 606 and 607, Volume 201, Page 196; and Sublot No. 608, Volume 193, Page 565.

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
                                                                           (CEI)





                                 Parcel No. 5

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed
40 foot highway known as Elberton Avenue, which stake bears North
87 degrees 04' 0" West, 750 feet from a stake set in the Easterly line of a
86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' 0" East 1052.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel;
thence from said place of beginning North 2 degrees 56' 0" East along said Easterly line of Elberton Avenue, 70 feet to a stake; thence South
87 degrees 04' 0" East 90 feet to a stake; thence South 2 degrees 56' 0" West 70 feet to a stake; thence North 87 degrees 04' 0" West 90 feet to a place of beginning, and further known as being Sublots Nos. 626 and 627 in The Krogh-Barr Syndicate's Avon Beach Allotment proposed, and containing 0.145 Acres, be the same more or less, but subject to all legal highways.

Parcel No. 5 being the same premises conveyed to the Company by deed recorded in Volume 992, Page 570 of Lorain County Record of Deeds.

Parcel No. 5 is subject to a building setback restriction as shown in a deed recorded in Volume 227, Page 391 of Lorain County Record of Deeds.

                        Parcel No. 8

    Situated in the City of Avon Lake, County of Lorain, State of
Ohio, and known as being part of Original Avon Township Section
No. 6, and bounded and described as follows:

    Beginning at the Southeasterly corner of land conveyed to George
F. Smith by Deed dated June, 1908 and recorded in Volume 109,
Page 867 of Lorain County Deed Records; thence North 2 degrees 56' East along the Easterly line of land so conveyed to George F. Smith, as aforesaid, a distance of 1242.25 feet to a point on the Northerly line of Clinton Avenue proposed; thence North 87 degrees 04' West along the Northerly line of Clinton Avenue proposed, a distance of 660.0 feet to a point and the principal place of beginning; thence continuing
North 87 degrees 04' West along the Northerly line of Clinton Avenue pro-posed, a distance of 90.0 feet to a point on the Easterly line of Elberton Avenue proposed; thence North 2 degrees 56' East in the Easterly line of Elberton Avenue proposed, a distance of 105 feet to a point;
thence South 87 degrees 04' East, a distance of 90.0 feet to a point; thence



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South 2 degrees 56' West a distance of 105 feet to the principal place of beginning and further known as Sublots Nos. 621, 622 and 623 in the Krogh-Barr Syndicate's Avon Beach Allotment proposed and con-taining approximately 0.217 Acres, be the same more or less, but subject to all legal highways.

Parcel No. 6 being the premises conveyed to the Company by the following deeds recorded in Lorain County Record of Deeds: Sublot
No. 621, Volume 961, Page 436; and Sublots Nos. 622 and 623, Volume
962, Page 697.

Parcel No. 6, except Sublots Nos. 622 and 623 thereof, is subject to a building setback restriction as shown in a deed recorded in Volume 196, Page 435 of Lorain County Record of Deeds.

                        Parcel No. 7

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at the Southwesterly corner of land conveyed to Jack Hanks and Joyce Hanks by deed dated June 15, 1960 and recorded in Volume 775, Page 201 of Lorain County Records; thence Easterly along the Southerly line of land so conveyed to Jack Hanks and Joyce Hanks, as aforesaid; a distance of 90.0 feet to a point. Said point being the Northwesterly corner of land conveyed to Jack Hanks and Joyce E. Hanks by deed dated January 8, 1960 and recorded in Vol-ume 756, Page 592 of Lorain County Records; thence Southerly from this point along the Westerly line of land so conveyed to Jack Hanks and Joyce E. Hanks, as aforesaid, a distance of 35.0 feet to a point Said point being the Northeasterly corner of land conveyed to Barbara DeFazio by Quit Claim Deed dated December 15, 1958 and recorded in Volume 736, Page 114 of Lorain County Records;
thence Westerly along the Northerly line of land so conveyed to Barbara DeFazio, as aforesaid, a distance of 90.0 feet to a point on the Easterly line of Elberton Avenue; thence Northerly along the Easterly line of Elberton Avenue, a distance of 35.0 feet to the prin-cipal place of beginning, and further known as Sublot No. 618 in The Krogh-Barr Syndicate's Avon Beach Allotment Proposed and containing approximately 0.072 Acres, be the same more or less, but subject to all legal highways.

Parcel No. 7 being the same premises conveyed to the Company by deed recorded in Volume 962, Page 697 of Lorain County Records of Deeds.


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                                                                           (CEI)





                                 Parcel No. 8

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North
87 degrees 04' 00" West, 750 feet from a stake set in the Easterly line of a
86.27 Acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 02 degrees 56' 0" East, 422.25 feet from a stone monument marking the Southeast corner of said 86.27 Acre parcel;
thence from said place of beginning North 02 degrees 56' 0" East along said Easterly line of Elberton Avenue, a distance of 210.00 feet to a stake; thence South 87 degrees 04' 00" East, a distance of 90.00 feet to a stake; thence South 02 degrees 56' 00" West, a distance of 210.00 feet to a stake; thence North 87 degrees 04' 00" West, a distance of 90.00 feet to the place of beginning and further known as Sublots Nos. 640, 641, 642, 643, 644 and 645 in the Krogh-Barr Syndicate's Avon Beach Allotment
Proposed, and containing approximately 0.434 acres, be the same more or less, but subject to all legal highways.

Parcel No. 8 being the premises conveyed to the Company by deed recorded in Volume 990, Page 837 of Lorain County Record of Deeds.

Parcel No. 8 is subject to a building setback restriction as shown in a deed recorded in Volume 186, Page 421 of Lorain County Record of Deeds.

                        Parcel No. 9

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being a part of Original Avon Township
Section No. 6, and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North
87 degrees 04' West, 750 feet from a stake set in the Easterly line of an
86.27 Acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East, 702.25 feet from a stone monu-ment marking the Southeast corner of said 86.27 Acre parcel; thence from said place of beginning North 2 degrees 56' East, along said Easterly line of Elberton Avenue, 70 feet to a stake; thence South 87 degrees 04'
East, 90 feet to a stake; thence South 2 degrees 56' West, 70 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning, and further known as Sublots Nos. 636 and 637 of The Krogh-Barr
Syndicate's Avon Beach Allotment Proposed, and containing approx-imately 0.145 Acres, be the same more or less, but subject to all legal highways.


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                                                                           (CEI)





Parcel No. 9 being the same premises conveyed to the Company by deed recorded in Volume 987, Page 36 of Lorain County Record of
Deeds.

Parcel No. 9 is subject to a building setback restriction as shown in a deed recorded in Volume 193, Page 156 of Lorain County Record of Deeds.

                                 Parcel No. 10

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6 and is further bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North 87 degrees 04' West, 750 feet from a stake set in the Easterly line of a 86.27 Acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 2 degrees 56' East,
807.25 feet from a stone monument marking the Southeast corner of said 88.27 acre parcel; thence from said place of beginning North 2 degrees 56' East, along said Easterly line of Elberton Avenue, a distance of 105.00 feet to a stake; thence South 87 degrees 04' East, a distance of 90.00 feet to a stake; thence South 2 degrees 56' West, a distance of 105.00 feet to a stake; thence North 87 degrees 04' West, a distance of 90.00 feet to the place of beginning, and fur- ther known as Sublots Nos. 632, 633 and 634 in The Krogh-Barr Syndicate's Avon Beach Allotment Proposed and containing approxi- mately 0.217 Acres, be the same more or less, but subject to all legal highways.

Parcel No. 10 being the premises conveyed to the Company by the following deeds recorded in Lorain County Record of Deeds: Sublots Nos. 632 and 633, Volume 961, Page 436; and Sublot No. 634, Vol-ume 993, Page 98.

Parcel No. 10, except Sublots Nos. 632 and 633 thereof, is subject to a building setback restriction as shown in a deed recorded in Volume 189, Page 440 of Lorain County Record of Deeds.

                             GROVEWOOD SUBSTATION

                                Parcel No. 11

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio, and known as being a part of Original Brooklyn Township
Lot No. 16, and bounded and described as follows:

    Beginning at an iron pin set in concrete monument in the Southeasterly line of a parcel of land conveyed to The Cleveland,

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                                                                           (CEI)





Cincinnati, Chicago and St. Louis Railway Company by deed dated
August 18, 1932, and recorded in Volume 4273, Page 356 of Cuyahoga
County Records, at the most Westerly corner of land in Parcel 1 conveyed to General Motors Corporation by deed dated October 21, 1949, and recorded in Volume 6860, Page 183 of Cuyahoga County
Records; thence Northeasterly along a Southeasterly line of land so conveyed to General Motors Corporation, being along the arc of a curve deflecting to the right, a distance of 190.34 feet to a point of tangency therein, said curved line having a radius of 363.07 feet and a chord which bears North 79 degrees 41' 53" East a distance of 188.17 feet; thence South 85 degrees 17' 00" East continuing along a Southerly line of land so conveyed to General Motors Corporation, a distance of 40.67 feet to a point of curvature therein; thence Southeasterly continuing along a Southerly line of land so conveyed to General
Motors Corporation, being along the arc of a curve deflecting to the right, a distance of 83.86 feet to a point of reverse curvature, said curved line having a radius of 571.03 feet and a chord which bears
South 81 degrees 04' 35" East a distance of 83.78 feet; thence Southeasterly continuing along a Southerly line of land so conveyed to General
Motors Corporation, being along the arc of a curve deflecting to the left, a distance of 48.43 feet, said curved line having a radius of
636.81 feet and a chord which bears South 79 degrees 02' 56" East a dis-tance of 48.42 feet to the Westerly line of land in Parcel 3 conveyed to The Cleveland Electric Illuminating Company by deed dated Feb-ruary 3, 1926 and recorded in Volume 3391, Page 507 of Cuyahoga
County Records; thence North 00 degrees 16' 10" East along said Westerly line, a distance of 120.48 feet to a Southerly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated Feb-ruary 3, 1927 and recorded in Volume 3563, Page 100 of Cuyahoga
County Records; thence South 89 degrees 48' 00" West along a Southerly line of land conveyed to The Cleveland Electric Illuminating Com-pany, as last aforementioned, a distance of 0.83 of a foot to a point of curvature therein; thence Southwesterly continuing along a South-erly line of land so conveyed, being along the arc of a curve deflecting to the left, a distance of 259.85 feet, said curved line having a radius of 984.37 feet and a chord which bears South 82 degrees 14' 15" West a distance of 259.10 feet to its intersection with the most Northerly corner of land conveyed to The Cleveland, Cincinnati, Chicago and St Louis Railway Company, u aforementioned; thence South 46 degrees
36' 00" West along the Southeasterly line of land so conveyed to The Cleveland, Cincinnati, Chicago and St Louis Railway Company, a distance of 136.22 feet to the place of beginning, and containing
26,081 square feet of land or 0.5987 of an acre, according to the survey by George M. Garrett and Associates, be the same more or less, but subject to all legal highways.


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                                                                           (CEI)





Parcel No. 11 being the premises conveyed to the Company by deed recorded in Volume 12593, Page 393 of Cuyahoga County Record of
Deeds.

Parcel No. 11 is subject to an easement for railroad purposes over part of the above described premises, to be used in common with the Company, as set forth in a deed recorded in Volume 12593, Page 393 of Cuyahoga County Records.

                                KENT SUBSTATION

                                 Parcel No. 12

    Situated in the City of Richmond Heights, County of Cuyahoga and State of Ohio, and known as being a part of Original Euclid
Township Lot No. 76 in Tract No. 12, and bounded and described as follows:

    Beginning in the Southerly line of land conveyed to Faith United Church of Christ by deed dated December 3, 1963 and recorded in Volume 10987, Page 477 of Cuyahoga County Records, at the north-easterly corner of land conveyed to Richmond Mall Shopping Center, Inc., by deeds dated June 2, 1964 and recorded in Volume 11155, Pages 239 and 243 of Cuyahoga County Records.

    Course No. 1: Thence North 89 degrees 17' 30" West along the South-erly line of land so conveyed to Faith United Church of Christ being also the most Northerly line of land so conveyed to Richmond Mall
Shopping Center, Inc., a distance of 80 feet;

    Course No. 2: Thence South 00 degrees 12' 00" East, a distance of 64 feet;

    Course No. 3: Thence North 89 degrees 17' 30" East, a distance of 80 feet to the most easterly line of land conveyed to Richmond Mail
Shopping Center, Inc., as aforementioned;

    Course No. 4: Thence North 00 degrees 12' 00" West along said most Easterly line of land so conveyed to Richmond Mall Shopping Center, Inc., being along a line drawn parallel to and distant 100 feet Westerly by rectangular measurement from the Westerly line of Marian Sub-division as shown by the recorded plat in Volume 153 of Maps, Page 10 of Cuyahoga County Records, a distance of 64 feet to the place of beginning, and containing 5120 square feet of land or 0.11754 Acres, be the same more or less, but subject to all legal highways.

Parcel No. 12 being the premises conveyed to the Company by deed recorded in Volume 11837, Page 557 of Cuyahoga County Records.



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                                                                           (CEI)





Parcel No. 1

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Sublots Nos. 1076 and 1095 in Block U U in the Buffalo Company's Allotment of a part of Original Brooklyn Township Lots Nos. 51 and 70 as shown by the plat recorded in Volume 3, Page 51 of Cuyahoga County Maps, and bounded and described as follows:

    Beginning in the northwesterly line of said Sublot No. 1076 at a point distant South 59 degrees 59' 34" West a distance of 18.98 feet from its intersection with the southwesterly line of West 25th Street, 60.67 feet in width, said point being also the most easterly corner of land in Parcel A conveyed to Cleveland Metropolitan Housing Authority by deed dated October 3, 1955 and recorded in Volume 8448, Page 122 of
Cuyahoga County Deed Records;

    Course No. 1: thence South 28 degrees 12' 25" West along a south-easterly line of land so conveyed, a distance of 116.58 feet;

    Course No. 2: thence North 29 degrees 56' 26" West, being along a line drawn parallel to the aforementioned southwesterly line of West 25th Street, a distance of 61.41 feet to the northwesterly line of Sub-lot No. 1076 as aforementioned;

    Course No. 3: thence North 59 degrees 59' 34" East along the north-westerly line of said Sublot No. 1076, a distance of 99.02 feet to the place of beginning, and containing 3040 square feet of land or 0.0698 acre according to the survey by Garrett & Associates, Inc., Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 12735, Page 469 of Cuyahoga County Record of
Deeds.

Parcel No. 1 is subject to an easement for sewer purposes as shown in a deed recorded in Volume 489, Page 33 of Cuyahoga County
Record of Miscellaneous Documents.


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                                                                           (CEI)





                             EDGEWATER SUBSTATION

Parcel No. 2

    Situated in the City of Lakewood, County of Cuyahoga and State of Ohio, and known as being part of Original Rockport Township
Section No. 23, and bounded and described as follows

    Beginning on the Westerly line of West Clifton Boulevard at its intersection with the Southeasterly line of the right of way of the New York, Chicago and St. Louis Railway; thence South 5 degrees 28' 30"
West along the Westerly line of West Clifton Boulevard, about 221.39 feet to the Northeasterly corner of a parcel of land conveyed to The
Gulf Refining Company by deed dated January 1, 1937, and recorded in Volume 4698, Page 396 of Cuyahoga County Records; thence West-erly along the Northerly line of said land so conveyed to The Gulf
Refining Company and the Westerly prolongation thereof, 155 feet to a point; thence Northwesterly on a line forming an included angle of 122 degrees 58' 00" with the last described line, 168.67 feet to the most Westerly corner of land conveyed to Goth Realty, Inc., by deed re-corded in Volume 404, Page 185 of Cuyahoga County Records and the Northeasterly corner of the first parcel of land conveyed to the Cleve-land Builders Supply Company by deed dated November 4, 1914, and recorded in Volume 1746, Page 88 of Cuyahoga County Records, which point is also in the said Southeasterly line of New York, Chicago and St. Louis Railway; thence North 73 degrees 21' 10" East along said Southeasterly line, 234.94 feet to an iron monument; thence
North 74 degrees 53' 10" East, 44.34 feet along said Southeasterly line to the place of beginning be the same more or less, but subject to all legal highways.

Parcel No. 2 being the premises conveyed to the Company by deed recorded in Volume 12728, Page 247 of Cuyahoga County Record of
Deeds.

                          JORDAN SUBSTATION ADDITION

Parcel No. 3

    Situated in the City of East Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Euclid Township Lot No. 44, and bounded and described as follows:

    Beginning at a point of intersection of the Northerly Right of Way line of the Norfolk and Western Railway Company and the Westerly line of Collamer Avenue, (50 feet wide as now established), at the Northeasterly corner of Sub Lot No. 20 in Darius Adams'




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                                                                           (CEI)





Allotment, as shown by the recorded plat in Volume 9 of Maps, Page 28 of Cuyahoga County Records;

    Thence due South along the Westerly line of Collamer Avenue, a distance of 102.48 feet to a point;

    Thence South 82 degrees 26' 13" West, parallel with the Northerly right of way of the Norfolk and Western Railway Company, a dis-tance of 651.35 feet to a point in the Easterly line of Coit Road;

    Thence North 6 degrees 53' 39" East along the Easterly line of said Coit Road, a distance of 102.23 feet to a point at the Southwesterly corner of a parcel of land now or formerly conveyed to Louis Strauss, by Deed recorded in Volume 7287, Page 162 of Cuyahoga County
Records;

    Thence North 82 degrees 26' 13" East a distance of 467.38 feet to a point on the Westerly line of said Sub Lot No. 20 in Darius Adams' Allotment;

    Thence North 0 degrees 35' 0" East along the Westerly line of said Sub Lot No. 20 in Darius Adams' Allotment, a distance of 25.20 feet to the Northwesterly corner of said Sub Lot;

    Thence due East along the Northerly line of said Sub Lot No.
20, a distance of 169.84 feet to the point of beginning, and containing an area of 1.5204 acres of land, more or less, according to a survey dated October, 1969, by J. Howard Flower, Registered Surveyor No.
5060, State of Ohio, for the Western Reserve Engineering and Sur-veying Company of Cleveland, Ohio, be the same more or less, but subject to all legal highways.

Parcel No. 3 being the premises conveyed to the Company by deed recorded in Volume 12733, Page 631 of Cuyahoga County Record of
Deeds.

Parcel No. 3 is subject to a purported release (the validity of which against it the Company does not concede) of future claims with re-spect to the flow and shedding of water from certain adjacent land as shown in an instrument recorded in Volume 1410, Page 624 of Cuya-hoga County Record of Deeds, an easement for private right of way purposes as shown in a deed recorded in Volume 2881, Page 633 of Cuyahoga County Record of Deeds and covenants not to impair or interfere with the slopes and lateral support for a railway on certain adjacent land as shown in the aforesaid deed by which Parcel No. 3 was conveyed to the Company.


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                                                                           (CEI)





                               NATHAN SUBSTATION

Parcel No. 4

    Situated in the City of Mentor, County of Lake, and State of
Ohio: and known as Sublots Numbered 26, 27 and 28 in the Great Lakes Industrial Park being part of Original Mentor Township Lots Numbered 6 and 7 in Tract Number 4 and the Huntington and Carrol Lots in Tract Number 5 as recorded in Volume P, Page 94 of Lake County Map Records and further bounded and described as follows:
Beginning at the point of intersection of the Southerly sideline of Commerce Drive (80.00 feet wide) and the Westerly line of Sublot Number 25;

    Course I Thence South 4 degrees 08' 43" East along the Westerly line of Sublot Number 25, 495.03 feet to a point;

    Course II Thence South 80 degrees 39' 48" West along the Southerly line of said Sublots Numbered 26, 27 and 28, 451.86 feet to a point;

    Course III Thence North 4 degrees 08' 43" West along the Easterly line of Sublot Number 29, 535.92 feet to a point in said Southerly sideline of Commerce Drive;

    Course IV Thence North 85 degrees 51' 17" East along said South-erly sideline of Commerce Drive, 450.00 feet to the place of begin-ning and containing 5.325 acres of land, be the same more or less, but subject to all legal highways.

Parcel No. 4 being the premises conveyed to the Company by deed recorded in Volume 737, Page 107 of Lake County Record of Deeds.

Parcel No. 4 is subject to a utility easement as shown in a plat recorded in Volume P, Page 94 of Lake County Record of Maps.


                              [REMAINDER OF PAGE
                             INTENTIONALLY BLANK]





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                                                                           (CEI)





                              ASHTABULA - C PLANT

                                  Parcel No. 1

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio and known as being part of Lot No. 2 in the Erie Tract and bounded and described as follows:

    Beginning at a point in the Northwesterly line of Lake Road at the Southeasterly corner of land conveyed to Ivar S. and Hulda S. Niemi by deed dated May 11, 1925 and recorded in Volume 278, page
501, Ashtabula County Records; thence Northerly along the Easterly line of land so conveyed to Ivar S. and Hulda S. Niemi, being also the Westerly line of Shore Golf Allotment to the Shore line of Lake Erie; thence Northeasterly along the Shore line of Lake Erie to the North-westerly corner of land conveyed to Harry S. and Gertrude Porter, by deed dated August 26, 1916 and recorded in Volume 222, page 437, Ashtabula County Records; said point being also the Northeasterly corner of Shore Golf Allotment; thence Southerly along the Westerly line of land so conveyed to Harry S. and Gertrude Porter, being also the Easterly line of Shore Golf Allotment to the Northwesterly line of Lake Road; thence Southwesterly along the Northwesterly line of Lake Road to the place of beginning, be the same more or less, but subject to all legal highways and waterways.

                                 Parcel No. 2

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and being part of Erie Tract, Lot No. 2 and being fur-ther bounded and described as follows:

    Beginning in the northwesterly line of Lake Road (60 feet wide, at the southeasterly corner of Shore Golf Allotment, recorded in Volume 8 of Maps, page 21 of Ashtabula County Records, and vacated March 13, 1945;

    Course #1: Thence N 51 degrees 27' 40" E along said northwesterly line of Lake Road 198.83 feet to an iron pin set at the intersection of said northwesterly line of Lake Road with the westerly line of land conveyed to The Big 4 Land Company by deed recorded in Volume 172, page 612, of Ashtabula County Records;

    Course #2: Thence N 0 degrees 05' 20" W along said westerly line of land so conveyed to The Big 4 Land Company, 300.02 feet to an iron



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
                                                                           (CEI)





pin; thence continuing along said course N 0 degrees 05' 20" W to the water's edge of Lake Erie;

    Course #3: Thence southwesterly along the water's edge of Lake
Erie about 190 feet to its intersection with the easterly line of Shore Golf Allotment as aforesaid;

    Course #4: Thence S 0 degrees 05' 20" E along the easterly line of Shore Golf Allotment as aforesaid, about 470 feet to the place of beginning, according to a survey made by Bauer Surveys Company and dated July 9, 1948, and supplemented November 8, 1948, be the same more or less, but subject to all legal highways.

                                 Parcel No. 3

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and being part of Erie Tract, Lot No. 1 and being further bounded and described as follows:

    Beginning in the northwesterly line of Lake Road (60 feet wide), at the southwesterly corner of Shore Golf Allotment, recorded in Vol-ume 8 of Maps, page 21 of Ashtabula County Records, and vacated
March 13, 1945;

    Course #1: Thence S 50 degrees 04' 00" W along said northwesterly line of Lake Road, 393.09 feet to an iron pin which marks the intersection of said northwesterly line of Lake Road with a line which is parallel to and distant westerly 336 feet by rectangular measurement from the westerly line of Shore Golf Allotment as afore-said;

    Course #2: Thence N 0 degrees 20' 00" E along said line which is parallel to and distant 336 feet westerly by rectangular measure-ment from the westerly line of Shore Golf Allotment as aforesaid
526.68 feet to an iron pin near the top of the bank; thence continuing along said course N 0 degrees 20' 00" E to the water's edge of Lake Erie;

    Course #3: Thence northwesterly along the water's edge of Lake Erie about 870 feet to its intersection with the westerly line of Shore Golf Allotment as aforesaid;

    Course #4: Thence S 0 degrees 20' 00" W about 620 feet to the place of beginning, according to a survey made by Bauer Surveys Com-pany and dated July 9, 1948, and supplemented November 8, 1948, be the same more or less but subject to all legal highways.

                                 Parcel No. 4

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio and known as being part of Lot 1, Erie Tract, bounded and described as follows:

                                                                           (CEI)





    Beginning at the intersection of the west line of land now or for-merly owned by one Edward Jeffords and the northeast corner of lands formerly belonging to Jennie Humphrey and fronting on the waters of Lake Erie; thence running southerly along said dividing line to the Lake Road, so-called; thence running westerly along the said Lake Road, a distance to make one hundred (100) feet on a square line from said dividing line; thence running northerly on a line parallel with the dividing line to the waters of Lake Erie; thence run-ning easterly to the place of beginning, being a strip of land 100 feet wide extending from the Lake Road to the waters of Lake Erie, and being the same premises conveyed to August Zigmont and Andrew
Zigment by M. J. Guerra and Jeanetta Guerra by deed dated Septem-ber 4, 1946, and recorded in Volume 408, page 98, of the deed records of Ashtabula County, Ohio, be the same more or less but subject to all legal highways.

    Parcels Nos. 1, 2, 3 and 4 being the premises conveyed to the Company by deed recorded in Volume 733, Page 65 of Ashtabula
County Record of Deeds.

    ParceLs Nos. 1, 2, 3 and 4 are subject to an easement for a con-crete pipe drain as shown in the aforesaid deed.

                           ASHTABULA PLANT ADDITION

                                 Parcel No. 5

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Being part of the Jennie Humphrey Allotment of a part of Lot Number One (1), Erie Tract, and bounded and described as follows:

    On the east by the west line of a twenty (20) foot driveway as shown by the map made by E. C. Hrabak in October, 1916, not yet recorded, which west line of said alley is parallel with and twenty
(20) feet west of the west line of lands of Mary B. Crockett; on the south by a thirty (30) foot driveway as shown by said map; on the west by a line parallel with the west line of said twenty (20) foot driveway and fifty (50) feet westerly therefrom; and on the north by Lake Erie; being about 225 feet deep as the waters of Lake Erie now are, be the same more or less, but subject to all legal highways.

    Parcel No. 5 being the premises conveyed to the Company by deed recorded in Volume 743, Page 203 of Ashtabula County Record of Deeds.

                                 Parcel No. 6

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Known as being a part of Lots No. 1 in the Erie Tract

                                                                           (CEI)





in said Township and being known further as Lot 15 in the proposed Jennie Humphrey Plat, and bounded and described as follows, to wit:

    Commencing at a point in the West line of a 30 foot street, which points in 246 feet north of the intersection of the West line of said
30 foot street and the north line of the Lake Road so called, and which point is further described as being the Northeast corner of lands conveyed by the grantor to one Johnson and Benson by deed dated
July 17, 1923, and recorded in said County Records of Deeds, Volume
267, page 411; thence westerly at right angles seventy-eve (75) feet; thence northerly on a line parallel with the west line of said proposed thirty (30) foot roadway, 50 feet; thence easterly at right angles to the west line of said proposed 30 foot street; thence south-erly along the west line of said street 50 feet to the place of beginning, being the same more or less but subject to all legal highways.

    Parcel No. 6 being the premises conveyed to the Company by deed recorded in Volume 745, Page 160 of Ashtabula County Record of Deeds.

                                 Parcel No. 7

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and bounded and described as follows:

    Known as being Lot No. 8, of the Alpine Allotment as recorded in Volume 9, page 39 of the Ashtabula County Records of Plats.

    Parcel No. 7 being the premises conveyed to the Company by deed recorded in Volume 745, Page 164 of Ashtabula County Record of Deeds.

                                 Parcel No. 8

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio and being Lot Number 9 in the Jennie Humphrey Allot-ment (not recorded as surveyed by E. C. Hrabeck, October 1916, and bounded and described as follows:

    Commencing at a stone monument at the intersection of the Easterly line of a 30 foot road and the southerly line of a 30 foot road; thence Southerly along the Easterly line of the road 97.2 feet; thence Easterly at right angles to said road 37.65 feet; thence North-erly parallel with the first described line, 108.5 feet to the Southerly line of the road; thence Southwesterly along the southerly line of said road, 39.35 feet to the place of beginning. Being Tract 1 recorded in Volume 231, page 630, Ashtabula County Records of Deeds.

    Parcel No. 8 being the premises conveyed to the Company by deed recorded in Volume 749, Page 273 of Ashtabula County Record of Deeds.

                                                                           (CEI)





                                 Parcel No. 9

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio and being a part of the Jennie Humphrey Plat, not yet recorded, and bounded and described as follows:

    Commencing at a point in the north line of an east and west road in said Plat, which point is thirty (30) feet westerly from the southwest corner of lands of C. A. Olson, thence easterly along the north line of said road thirty (30) feet to lands of said Olson; thence northerly along the west line of lands of said Olson two hundred thirty (230) feet; thence continuing in the same course to the waters of Lake Erie; thence west along the waters of Lake Erie to a point from which a line drawn to the place of beginning will strike a point, which point is fifty (50) feet west at right angles from a point in the west line of land of said Olson, which point is two hundred thirty
(230) feet northerly from the north line of said east and west road. Being the same premises conveyed to Nels E. and Arda B.
Nelson by Jennie and S. W. Humphrey by warranty deed dated June
16, 1919, and recorded in Volume 237, page 257, Ashtabula County
Records.

                                 Parcel No. 10

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and being a part of Lot Number One (1) in the Erie
Tract, bounded and described as follows:

    On the north by the waters of Lake Erie; On the East by the east line of land conveyed to Nels E. and Arda B. Nelson by deed recorded in VoL 237, page 257; on the South by the north line of a road laid out by one Humphrey; On the West by a line parallel with the east line and ten (10) feet westerly therefrom. Being the same premises conveyed to Nels E. and Arda B. Nelson by Jennie Humphrey (widow) by warranty deed dated June 16, 1922, and recorded in Vol. 259, page 444, Ashtabula County Records of Deeds, being the same more or less but subject to all legal highways.

    Parcels Nos. 9 and 10 being the premises conveyed to the Com-pany by deed recorded in Volume 759, Page 180 of Ashtabula County
Record of Deeds.

                                 Parcel No. 11

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and being a part of Lot Number One (1) Erie Tract:

    Beginning at a point in the North line of a thirty (30) foot road in the Jennie Humphrey Allotment (not recorded) as surveyed by E.
C. Hrabak October 1916, said point being fifty-one and sixty-five

                                                                           (CEI)





hundredths (51.65) feet southwesterly from a stake at the intersec-tion of the north line of said thirty (30) foot road and the west line of a twenty (20) foot road running north to the Lake, thence south-westerly along the north line of said thirty (30) foot road thirty (30) feet to a point, thence north with an interior angle of 76 degrees 52' two hundred and forty and thirty-five hundredths (240.35) feet to a stake; thence by the same course to the waters of Lake Erie, thence north-easterly along the waters of Lake Erie to lands of S. M. Bartram;
thence south along said Bartrams west line to the place of beginning.
Said Bartrams west line being parallel to and fifty (50) feet west from the twenty foot road hereinbefore described, being the same more or less but subject to all legal highways.

    Parcel No. 11 being the premises conveyed to the Company by deed recorded in Volume 761, Page 74 of Ashtabula County Record of Deeds.

                                 Parcel No. 12

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: And known as being part of Lot Number One (1) in the Erie Tract and bounded and described as follows, to-wit:

    Commencing at a point in the east line of the East thirty (30) foot road laid out by Jennie Humphrey which point is Two Hundred and Twenty-eight (228) feet Northerly, measured along the East line of said thirty (30) foot road, from a stone monument at the inter-section of said road with the North line of the Lake Road; Thence
Easterly at right angles to said thirty (30) foot road, seventy-seven and six-tenths (77.6) feet to the East line of the Humphrey property; Thence Northerly along the East line of the said Humphrey property
Fifty (50) feet; Thence Westerly on a line parallel with the first described line, Seventy-seven and six-tenths (77.6) feet to the East line of said thirty (30) foot road; Thence Southerly along the East line of said Thirty (30) foot road, fifty (50) feet to the place of begin-ning, and being Lot Number 25 in the Jennie Humphrey Allotment not yet recorded.

    Parcel No. 12 being the premises conveyed to the Company by deed recorded in Volume 740, Page 276 of Ashtabula County Record of Deeds.

                                 Parcel No. 13

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio; Being a part of Original Lot No. 1 in the Erie
Tract, bounded and described as follows:

                                                                           (CEI)





    Beginning at a point in the West line of the east 30 foot road laid out by Jennie Humphrey, which point is 196 feet measured along the west line of the said road from a stone monument at the inter-section of the west line of said road and the north line of the Lake Road; thence westerly at right angles to said 30 foot road, 75 feet; thence northerly parallel with said 30 foot road, 50 feet;
thence easterly at right angles to the last described line, 75 feet to the west line of said 30 foot road; thence southerly along the west line of said road 50 feet to the place of beginning and being Lot
No. 16 in the Jennie Humphrey Allotment not yet recorded, together with the right to use in common with adjoining owners the street laid out in said plat by said Jennie Humphrey, being the same land conveyed to John D. Johnson and Anna F. Benson Johnson by Jennie
Humphrey by deed dated July 17, 1923 and recorded in Volume 267, page 411 of Ashtabula County Records of Deeds, be the same more or less but subject to all legal highways.

    Parcel No. 13 being the premises conveyed to the Company by deed recorded in Volume 764, Page 296 of Ashtabula County Record of Deeds.

                                 Parcel No. 14

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and being known as all of Lot No. 9 of the Alpine Allotment Plat, which plat is recorded in Volume 9, page 39 of the Ashtabula Records of Plats, to which reference is here made for a more complete description, but excepting and reserving to Gust Nicholas, however, any and all right, title and interest in and to that portion of the said Alpine Allotment Plat which is marked on the original plat as "Reserved" as the same is recorded in the said Volume 9, page 39, of The Ashtabula County Records of Plats.

                                 Parcel No. 15

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and being known as all of Lot No. 10 in the Alpine Allotment Plat in said township, said plat being recorded in Volume 9, page 39 of the Ashtabula County Records of Plats, to which reference is here made for a more complete description.

    Parcels Nos. 14 and 15 being the premises conveyed to the Company by deed recorded in Volume 750, Page 227 of Ashtabula
County Record of Deeds.

                                 Parcel No. 16

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Being part of Jennie Humphrey's unrecorded

                                                                           (CEI)





plat of part of Lot No. 1 of the Erie Tract, and bounded and de-scribed as follows:

    Beginning in the westerly line of land formerly owned by Olof Arvidson at a point 402 feet northerly from the center line of the Lake Road, said place of beginning being the northeast corner of land conveyed to Jeanetta E. Guerra by deed recorded in Volume
392, page 190 Ashtabula County Records; thence westerly along the northerly line of land so conveyed to Guerra 77.6 feet to the easterly line of a 30 foot private street; thence northerly along the easterly line of said private street and parallel with the westerly line of land of said Arvidson about 70 feet to the southerly line of land conveyed to Matthew E. Dugan by deed recorded in Volume 274, page 250, Ashtabula County Records; thence easterly along the southerly line of land so conveyed to Dugan about 17.6 feet to the southeast corner thereof; thence northerly along the easterly line of land so conveyed to Dugan as altered by agreement recorded in Volume 221, page 508, Ashtabula County Records, to the low water mark of Lake Erie;
thence northeasterly along the low water mark of Lake Erie to the northwest corner of land of said Olof Arvidson as aforesaid; thence southerly along the westerly line of land of said Arvidson to the place of beginning.

    Conveying also to said Grantee, its successors and assigns, the right to use, in common with the Grantors herein, their heirs and assigns, and others, the private roadways and driveways servicing the above described premises.

                                 Parcel No. 17

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, bounded and described as follows: Being a part of Lot Number One (1) in the Erie Tract and bounded and described as follows:

    Beginning at a point in the east line of the west 30 foot road as laid out by Jennie Humphrey, which point is 235.8 feet northerly measured along the east line of said road, from a stone monument at the intersection of the east line of said road and the north line of the Lake Road; thence easterly at right angles to said 30 foot road, 75 feet; thence northerly parallel with said 30 foot road, 100 feet; thence westerly at right angles to the last described line, 75 feet, to the east line of said 30 foot road; thence southerly along the east line of said 30 foot road, 100 feet to the place of beginning. Being lots numbered 5 and 6 in the Jennie Humphrey allotment, not yet recorded, together with the right to use in common with adjoining owners, the streets laid out on said plat by said Jennie Humphrey.

                                                                           (CEI)





                                 Parcel No. 18

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Being a part of Lot Number One (1) in the Erie
Tract, and a part of Jennie Humphrey's unrecorded plat, bounded and described as follows:

    Beginning in the northerly line of the Lake Road at a point in the westerly line of a 30 foot private street, about 120.5 feet south-westerly from the westerly line of land formerly owned by Olof
Arvidson; thence northerly, parallel with the westerly line of land so conveyed to Arvidson, and 107.6 feet westerly therefrom, about
346 feet to the northeast corner of land conveyed to Elvira Nystrom by deed recorded in Volume 255, page 470, Ashtabula County Records, which last mentioned point is the actual place of beginning of this parcel; thence westerly along the northerly line of land so conveyed to Nystrom, to the southeast corner of land conveyed to Walter J.
and Lulu N. Ludt by deed recorded in Volume 410, page 125 of Ashtabula County Records of Deeds: thence northerly, along the easterly line of land so conveyed to Ludt, fifty (50) feet to the southwest corner of land conveyed to Walter J. and Lulu N. Ludt by deed recorded in Volume 406, page 40, of Ashtabula County Rec-ords of Deeds; thence Easterly along the southerly line of land so conveyed to Ludt, about 34.8 feet to the southeast corner thereof; thence northerly along the easterly line of land so conveyed to Ludt,
81.2 feet to the southerly line of a 30 foot private street; thence northeasterly along the southerly line of said private street 39.35 feet to the westerly line of said first mentioned 30 foot street; thence southerly along the westerly line of said 30 foot street 142.9 feet to the actual place of beginning.

                                 Parcel No. 19

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Being in Lot Number One of the Erie Tract, and bounded and described as follows:

    Commencing at a point in the westerly line of the easterly 30 foot road, laid out by said Humphrey, which point is 296 feet northerly, measured along the westerly line of said road, from the northerly line of Lake Road; thence northerly along the westerly line of said road, a distance of 50 feet to the southeast corner of land conveyed to one Carpenter et al; thence westerly, along said Car-penter's southerly line, a distance of 75.3 feet to the northeast corner of lands heretofore conveyed to Mrs. Nystrom; thence southerly along said Nystrom's easterly line a distance of 50 feet; thence easterly in a direct line, a distance of about 75 feet to the place of beginning.

                                                                           (CEI)





                                 Parcel No. 20

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Being in Lot Number 1 of the Erie Tract, and bounded and described as follows:

    Commencing at a point in the east line of a 30 foot street, laid out by Jennie Humphrey, on the west side of her property which point is 385.8 feet northerly, measured along the east line of said street, from a stone monument in the north line of Lake Road;
thence easterly, at right angles to said street, a distance of 75 feet; thence northerly parallel with said street, a distance of 50 feet; thence westerly, parallel with the southerly line hereof, a distance of about 75 feet to the east line of said street; thence southerly along the easterly line of said street, a distance of 50 feet to the place of beginning. Being Lot Number Eight in the Jennie Humphrey Allotment, not yet recorded, being the same more or less but subject to all legal highways.

    Parcels Nos 16, 17, 18, 19 and 20 being the premises conveyed to the Company by deed recorded in Volume 787, Page 17 of Ashta-bula County Record of Deeds.

    Parcel No. 18 is subject to an easement for private right of way as shown in an instrument recorded in Volume 389, Page 305 of Ashtabula County Record of Deeds.

                                 Parcel No. 21

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, being part of original Ashtabula Township Lot No. 1 in the Erie Tract and is more fully bounded and described as follows:

    Beginning at a concrete monument at the southwest corner of lands now or formerly owned by Fred A. and H. Noss, being also the southwest corner of lands conveyed to Mary E. Peck by deed re- corded in Ashtabula County Record of Deeds in Volume 222, at page 465; thence N. 87 degrees-26' W., 60.08 feet to a stone in the easterly line of a twenty foot private driveway; thence N. 0 degrees
- -31' E., along the line of the private driveway, 20.00 feet to an iron pin; thence continuing N. 0 degrees-31' E., 110.00 feet to an iron pin near the top of the bank; thence continuing N. 0 degrees-31' E., 94.50 feet to an iron pin near the bottom of the bank; thence continuing N. 0 degrees-31' E., 56 feet to the waters of Lake Erie; thence N. 77 degrees-26' E., along the waterline,
61.20 feet to a point at the northwest corner of lands of Fred A. and R. Noss; thence S. 0 degrees-26' W., along the west line of Noss 43.00 feet to an iron pin near the bottom of the bank; thence continuing S. 0 degrees-26' W., 123.50 feet to an iron pin near the top of the bank; thence continuing S. 0 degrees-26' W., 130.00 feet to the point of beginning, containing within said

                                                                           (CEI)





bounds 0.40 acres as surveyed by Kenneth A. Lynn & Associates, Registered Surveyors. Said survey is shown on a map prepared by Kenneth A. Lynn & Associates, Title "Survey of Part of Lot 1, Erie Tract, Ashtabula Township, Ashtabula County" dated November 17, 1965, but subject to all legal highways.

                                 Parcel No. 22

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and known as being a part of Lot 1 in the Erie Tract in said Township and bounded and described as follows:

    Beginning at a stone monument at the southeast corner of lands of Alfred Swedenborg which stone is in the north line of a 30 foot road; thence North 33 degrees 07' West along Swedenborg's East line to the waters of Lake Erie; thence Easterly along the waters of Lake Erie to the West line of land of N. E. and A. B. Nelson; thence South 8 degrees 43' East along said Nelsons West line to an iron pin in the north line of said 30 foot road; thence South 73 degrees 10' West along the north line of said 30 foot road 32.36 feet to the place of beginning and containing about 47/100 of an acre, be the same more or less, but subject to all legal waterways and highways.

                                 Parcel No. 23

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: Being a part of original Lot No. 1 in the Erie Tract, bounded and described as follows:

    Commencing at a point in the east line of the west 30 foot road laid out by Jennie Humphrey which point is 335.8 feet north meas-ured along the line of said road from a stone monument at the inter-section of the east line of said road and the north line of the Lake Road so-called; thence easterly at right angles to said 30 foot road, 75 feet; thence northerly at right angles to the last described line, 50 feet; thence westerly parallel with the first described line, 75 feet to the east line of said 30 foot road; thence southerly along the east line of said road, 50 feet to the place of beginning and being Lot No.
7 in the Jennie Humphrey Allotment not yet recorded, being the same land conveyed to Myrtie J. Culley by Jennie Humphrey by deed dated August 10, 1922 and recorded in Volume 261, page 176 of Ashtabula
County Records of Deeds, be the same more or less, but subject to all legal highways.

                                 Parcel No. 24

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and known as being Sublot No. 18 in the unrecorded

                                                                           (CEI)





plat of Jennie Humphrey of a part of Lot 1 in the Erie Tract in said Township and bounded and described as follows:

    Beginning at an iron pin at the southeast corner of said Lot No.
18 which pin is in the west line of a 30 foot road and 96 feet North from the North line of the Lake Road; thence West 75.1 feet to an iron pin; thence North 50 feet to an iron pin; thence East 75.14 feet to an iron pin in the West line of said 30 foot road; thence South along the West line of said 30 foot road 50 feet to the place of begin-fling, and containing 8/100 of an acre, be the same more or less, but subject to all legal highways.

                                 Parcel No. 25

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and known as being Sublot No. 17 in the unrecorded plat of Jennie Humphrey of a part of Lot 1 in the Erie Tract in said Township and bounded and described as follows:

    Beginning at an iron pin in the southeast corner of said Lot No. 17 which pin is in the west line of a 30 foot road and 146 feet north from the north line of the Lake Road; thence West 75.14 feet to an iron pin; thence North 50 feet to an iron pin; thence East 75.24 feet to an iron pin in the West line of said 30 foot drive; thence South 50 feet to the place of beginning and containing 8/100 of an acre, be the same more or less but subject to all legal highways.

                                 Parcel No. 26

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and known as being Sublot No. 1 in the unrecorded plat of Jennie Humphrey of a part of Lot 1 in the Erie Tract in said Township and bounded and described as follows:

    Beginning at an iron pin at the southwest corner of said Lot
No. 1 which pin is in the East line of a 30 foot road and on the north line of the Lake Road; thence Northerly along the East line of said
30 foot road on the north line of the Lake Road; thence Northerly along the East line of said 30 foot road and 135.8 feet to an iron pin; thence Easterly 37.5 feet to an iron pin; thence southerly parallel with first described line 113.4 feet to an iron pin in the North line of the Lake Road; thence Southwesterly along the north line of said
Lake Road 43.7 feet to the place of beginning and containing 11/100 of an acre, be the same more or less, but subject to all legal highways.

    Parcels Nos. 21, 22, 23, 24, 25 and 26 being the premises con-veyed to the Company by deed recorded in Volume 757, Page 80 of Ashtabula County Record of Deeds.

                                                                           (CEI)





                                 Parcel No. 27

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and bounded and described as follows: And known as being a part of Lot Number One (1) in the Erie Tract and bounded and described as follows:

    Commencing at a point in the south line of a thirty (30) foot road laid out by Jennie Humphrey, which road runs in an easterly and westerly direction, which point in the south line of said road is seventy-eight and seven-tenths (78.7) feet easterly from a stone monument at the intersection of the south line of said road and the east line of a thirty (30) foot road laid out by said Jennie Humphrey, which road runs in a northerly and southerly direction and adjoins the lands of one Swedenberg; thence southerly on a line parallel with said north and south road seventy (70) feet; thence easterly at right angles to the last described line thirty-seven and sixty-five hundredths (37.65) feet; thence northerly on a line parallel with the first described line eighty-one and two tenths (81.2) feet to the south line of said east and west road; thence westerly along the south line of said east and west road thirty-nine and thirty-five hundredths (39.35) feet to the place of beginning and being lot No. 11 (eleven) in the Jennie Humphrey Allotment not yet recorded.

                                 Parcel No. 28

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and bounded and described as follows: And known as being a part of Lot Number One (1) in the Erie Tract and bounded and described as follows:

    Commencing at a point in the south line of a thirty (30) foot road, laid out by Jennie Humphrey, which road runs in an easterly and westerly direction, which point in the south line of said road is thirty-nine and thirty-five hundredths (39.35) feet easterly from a stone monument at the intersection of the south line of said road and the east line of a thirty (30) foot road laid out by said Jennie Humphrey, which road runs in a northerly and southerly direction and adjoins the land of one Swedenberg; thence southerly on a line parallel with said north and south road one hundred eight and five tenths (108.5) feet; thence easterly at right angles to the last de-scribed line thirty-seven and sixty-five hundredths (37.65) feet; thence northerly on a line parallel with the first described line one hundred twenty (120) feet to the south line of said east and west road; thence westerly along the south line of said east and west road thirty-nine and thirty-five (39.35) hundredths feet to the place of beginning and being lot Number ten (10) in the Jennie Humphrey Allotment, not yet recorded.

                                                                           (CEI)





    Parcels Nos. 27 and 28 being the premises conveyed to the Com-pany by deed recorded in Volume 767, Page 138 of Ashtabula County
Record of Deeds.

    Parcel No. 28 is subject to an easement for private right of way purposes as shown in a deed recorded in Volume 739, Page 166 of Ashtabula County Record of Deeds.

                                 Parcel No. 29

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: And known as being Lot Number 28 of the proposed
Plat of the Jennie Humphrey Allotment which is part of Lot No. 1 in the Erie Tract and bounded and described as follows:

    Commencing at a point 70 feet south of a cement monument in the west line of lands formerly owned by Olaf Arvidson; thence westerly at right angles to Arvidson's west line seventy-seven and fix-tenths (77.6) feet to the east line of the road running north from the Lake Road; thence southerly along the east line of said road a distance of 50 feet; which line is parallel with the west line of said Arvidson's lot; thence easterly parallel with the north line 77.6 feet to a point in Arvidson's west line; thence northerly along Arvidson's west line 50 feet to the place of beginning.

                                 Parcel No. 30

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and described as follows:

    Being a part of lot No. 1 in the Erie Tract and bounded and described as follows: Commencing at a point in the line between lands of said Jennie Humphrey and one Arvidson which point is 281.5 feet northerly from the north line of the Lake Road; thence westerly at right angles to the Est described line 77.6 feet to the east line of a 30 foot road; thence northerly along the east line of said road 50 feet; thence easterly at right angles to the last described line
77.6 feet to lands of said Arvidson; thence southerly along the west line of lands of said Arvidson 50 feet to the place of beginning and being lot No. 27 in the Jennie Humphrey Allotment as surveyed by
E. C. Hrabeck on October 1916, which plat is not yet recorded.
Being the same premises conveyed to said Gus E. Johnson by C. R. EckIer et al by deed dated May 21, 1921 and recorded in Ashtabula County Records of Deeds, Volume 254, page 428.

                                 Parcel No. 31

    Situated in Township of Ashtabula and County of Ashtabula and State of Ohio, and described as follows: Being part of Lot No. 1 in the Erie Tract and bounded and described as follows:

                                                                           (CEI)





    Commencing at a stone monument at the intersection of the north line of the Lake Road, so-called and the west line of the east 30 foot road laid out by Jennie Humphrey; thence northerly along the west line of said 30 foot road, 96 feet; thence westerly at right angles for the last described line, 37.50 feet; thence southerly on the line parallel with said 30 foot road, 118.4 feet to the north line of the Lake Road; thence easterly along the north line of said
Lake Road, 43.7 feet to the place of beginning and being Lot No.
20 in the Jennie Humphrey allotment not yet recorded.


                                 Parcel No. 32

    Situated in the Township of Ashtabula and County of Ashtabula and State of Ohio, and described as follows: Being part of Lot No. 1 in the Erie Tract and bounded and described as follows:

    Commencing at a point in the north line of the Lake Road 43.7 feet westerly measured along the line of said road from a stone monument at the intersection of the north line of said road and the west line of the east 30 foot road laid out by said Jennie Humphrey; thence northerly parallel with said 30 foot road, 118.4 feet; thence westerly at right angles to the last described line, 37.5 feet; thence southerly parallel with the first described line, 140.9 feet to the north line of the Lake Road; thence easterly along the north line of said
Lake Road, 43.7 feet to the place of beginning and being Lot No. 19 in the Jennie Humphrey Allotment, not yet recorded.


                                 Parcel No. 33

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and known as being a part of Lot No. 1 in the Erie Tract and bounded and described as follows:

    Commencing at a point in the east line of the east 30 foot road laid out by Jennie Humphrey; which point is 78 feet northerly measured along the east line of said 30 foot road from a stone monu-ment at the intersection of said road with the north line of the Lake Road; thence easterly at right angles to said 30 foot road; 77.6 feet to the east line of the Humphrey property; thence northerly along the east line of said Humphrey property, 50 feet; thence westerly on a line parallel with the first described line, 77.6 feet to the east line of said 30 foot road; thence southerly along the east line of said 30 foot road 50 feet to the place of beginning and being lot No. 22 in the Jennie Humphrey allotment not yet recorded, being the same more or less, but subject to all legal highways.

                                                                           (CEI)





                                 Parcel No. 34

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and described as follows:

    Being part of Lot No. 1 in the Erie Tract and bounded and de-scribed as follows, to wit: Commencing at a point in the east line
30 foot road laid out by Jennie Humphrey, which point is 278 feet northerly measured along the east line of said 30 foot road from a stone monument at the intersection of said road with the north line of the Lake Road; thence easterly at right angles to said 30 foot road 77.6 feet to the east line of the Humphrey property; thence northerly along the east line of the said Humphrey property 50 feet; thence westerly on a line parallel with the first described line
77.6 feet to the east line of said 30 foot road; thence southerly along the east line of said 30 foot road 50 feet to the place of beginning and being lot 26 in the Jennie Humphrey Allotment not yet recorded.

                                 Parcel No. 35

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio; And known as being a part of Lot No. 1 in the Erie Tract and bounded and described as follows:

    Commencing at a point in the east line of the 30 foot road laid out by said Humphrey which point is 128 feet from a stone monument at the intersection of the east line of said road and the north line of the Lake Road, so-called; thence northerly along the east line of said 30 foot road one hundred (100) feet; thence easterly at right angles to the last described line 77.6 feet; thence southerly at right angles to the last described line 100 feet; thence westerly at right angles to the last described line 77.6 feet to the place of beginning and being Lots Nos. 23 and 24 in the Jennie Humphrey Allotment in said Township, not yet recorded.

    Together with the right to use in common with adjoining owners, the 20 foot roadway extending to the Lake, between lands of Stella
M. Bartram and Mary B. Crockett.

                                 Parcel No. 36

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio; And known as being a part of Lot No. 1 in the Erie
Tract and bounded and described as follows:

    Commencing at a stone monument at the intersection of the north line of Lake Road and the east line of the east 30 feet road laid out by Jennie Humphrey; thence northerly along the east line of said 30 foot road, 78 feet; thence easterly at right angles to the last described line 77.6 feet to the east line of said Humphrey prop-

                                                                           (CEI)





erty; thence southerly along the east line of said Humphrey prop-erty; 31.5 feet to the north line of the Lake Road; thence westerly along the north line of said Lake Road 90.5 feet to the place of be-ginning and being Lot No. 21 in the Jennie Humphrey Allotment, not yet recorded.

                                 Parcel No. 37

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and described as follows: Being a part of Lot No. 1 in the Erie Tract and bounded and described as follows:

    Beginning at a point in the east line of the west thirty (30) foot road laid out by said Humphrey, which point is 185.8 feet northerly measured along the east line of said road from a stone monument at the intersection of the east line of said road and the north line of the Lake Road; thence easterly at right angles to said 30 foot road 75 feet; thence northerly parallel with said 30 foot road, 50 feet; thence westerly at right angles to the last described line 75 feet to the east line of said 30 foot road; thence southerly along the east line of said road 50 feet to the place of beginning and being lot No. 4 in the Jennie Humphrey Allotment not yet recorded, together with the right to use in common with adjoining owners, the streets laid out on said plat by said Jennie Humphrey.

                                 Parcel No. 38

    Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio, and described as follows: Known as being part of lot No. 1 in the Erie Tract and Bounded and described as follows:

    Commencing at a point in the east line of the west 30 foot road laid out by Jennie Humphrey, which point is one hundred thirty-five and eight tenths (135.8) feet northerly measured along the east line of said 30 foot road from a stone monument at the intersection of said east line with the north line of the Lake Road; thence easterly at right angles to the last described line 75 feet; thence northerly parallel with the east line of said 30 foot road, 50 feet; thence westerly parallel with the first described line, 75 feet to the east line of said 30 foot road; thence southerly along the east line of said
30 foot road, 50 feet to the place of beginning and being lot No. 3 in the Jennie Humphrey Allotment, not yet recorded, being the same more or less but subject to all legal highways.

                                 Parcel No. 39

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and known as being part of Lot No. 1 in the Erie Tract and bounded and described as follows:

                                                                           (CEI)





    Commencing at a point in the north line of the Lake Road which point is 47.3 feet easterly from a stone monument at the intersection of the north line of said road and the east line of the west 30 foot road laid out by said Jennie Humphrey; thence northerly parallel with said 30 foot road, 113.4 feet thence easterly at right angles to the last described line, 37.5 feet; thence southerly on a line parallel with the first described line, 90.9 feet to the north line of said Lake Road; thence westerly along the north line of said Lake Road, 43.7 feet to the place of beginning and being Lot No. 2 in the Jennie
Humphrey Allotment, being the same more or less but subject to all legal highways.

    Parcel Nos. 29 to 30, inclusive, being the premises appropriated by the Company as shown in Journal Entries made in Cases Nos.
61025, 61026, 61027, 61030, 61034 and 61035 in the Court of Common
Pleas of Ashtabula County.


                           AVON LAKE PLANT ADDITION

                                 Parcel No. 40

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Avon Township Section No. 6 and being all the premises conveyed to The Cleveland Electric Illuminating Company by deeds recorded in the following Volumes and Pages of Lorain County Record of Deeds, and also known, re-spectively, as the following sublots in the unrecorded Krogh-Barr Syndicate's Avon Beach Allotment proposed and having, respectively, the following Lorain County Auditor's Permanent Parcel Numbers:




                                         Permanent
  Volume    Page     Sublot Number     Parcel Number
  ------    ----     -------------     -------------
 1024       278            599       04-00-006-125-059
 1024         7            617       04-00-006-125-024
 1024       911            624       04-00-006-131-001
 1024       911            625       04-00-006-131-002
 1004        31            628       04-00-006-131-005
 1004        31            629       04-00-006-131-006
 1019       509            635       04-00-006-131-012
 1025       496            638       04-00-006-131-015
 1025       496            639       04-00-006-131-016
 1003       536            646       04-00-006-131-023
 1025       829            647       04-00-006-131-024
 1025       829            648       04-00-006-131-025
 1025       165            649       04-00-006-131-026
 1025       165            650       04-00-006-131-027



                                                                           (CEI)



                                               Permanent
  Volume    Page          Sublot Number      Parcel Number
 -------    ----          -------------      -------------
 1024       483               651          04-00-006-131-028
 1052       174               661          04-00-006-130-059
 1052       174               662          04-00-006-130-058
 1052       174               663          04-00-006-130-057
 1014       386               672          04-00-006-130-048
 1014       386               673          04-00-006-130-047

be the same more or less, but subject to all legal highways.

    Parcel No. 40 being the premises conveyed to the Company by deeds recorded in the Volumes and Pages aforesaid of Lorain County Record of Deeds.

    Parcel No. 40 is subject to building setback restrictions as shown in various of the aforesaid deeds and in deeds of certain of the Company's predecessors in title recorded in Lorain County Record of Deeds.

                       Parcel No. 41

    An undivided 1/2 interest in premises situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Avon Township Section No. 6 and being Sublot No. 223 in the unrecorded Krogh-Barr Syndicates Avon Beach Allotment proposed and being Permanent Parcel No. 04-00-006-121-042 and being the same premises conveyed to The Cleveland Electric Illuminating
Company by deed recorded in Volume 1096, Page 933 of Lorain
County Deed Records, be the same more or less, but subject to all legal highways.

    Parcel No. 41 being the premises conveyed to the Company by deed recorded in Volume 1096, Page 933 of Lorain County Record of
Deeds.

    Parcel No. 41 is subject to building setback restrictions as shown in a deed recorded in Volume 186, Page 60 of Lorain County Record of Deeds.

                AVON LAKE PLANT FUEL STORAGE

                       Parcel No. 42

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Avon Township Section No. 6 and being all the premises conveyed to The Cleveland Electric Illuminating Company by deeds and a Journal Entry of Appropriation recorded in the following Volumes and Pages of Lorain County Record of Deeds, and also known, respectively, as the following sublots in the unrecorded Krogh-Barr Syndicate's Avon Beach Allotment pro-posed and having, respectively, the following Lorain County Auditor's Permanent Parcel Numbers:

                                                                           (CEI)



                                                    Permanent
Volume      Page               Sublot Number      Parcel Number
- ------      ----               -------------      -------------
 1026       742                     558         04-00-006-119-035
 1026       742                     557         04-00-006-119-036
 1025       827                     556         04-00-006-119-037
 1025       827                     555         04-00-006-119-037
 1024       280                     554         04-00-006-119-038
 1024       280                     553         04-00-006-119-038
 1024       284                     420         04-00-006-120-047
 1024       284                     421         04-00-006-120-047
 1025       944                     422         04-00-006-120-018
 1025       944                     423         04-00-006-120-018
 1027       517                     424         04-00-006-120-019
 1024       181                     425         04-00-006-120-020
 1024       181                     426         04-00-006-120-021
 1024       183                     427         04-00-006-120-046
 1024       183                     428         04-00-006-120-046
 1019       768                     396         04-00-006-120-034
 1019       768                     395         04-00-006-120-035
 1019       768                     394         04-00.006-120-036
 1020       834                     393         04-00-006-120-037
 1020       834                     392         04-00-006-120-038
 1020       238                     391         04-00-006-120-039
 1020       238                     390         04-00-006-120-040
 1021        85                     389         04-00-006-120-041
 1021        85                     388         04-00-006-120-042
 1020       544                     387         04-00-006-120-043
 1020       544                     386         04-00-006-120-044
 1028       435                     385         04-00-006-120-045
 1028       435                     384         04-00-006-120-045
 1023       918                     236         04-00-006-121-006
 1020       201                     237         04-00-006-121-007
 1020       201                     238         04-00-000-121-008
 1020       201                     239         04-00-006-121-009
 1027       210                     240         04-00-006-121-010
 1020       199                     241         04-00-006-121-011
 1027       676                     242         04-00-006-121-012
 1021        87                     243         04-00-006-121-013
 1021        87                     244         04-00-006-121-014
 1047       899                     245         04-00-006-121-015
 1047       899                     246         04-00-006-121-016
 1027       210                     247         04-00-006-121-017
 1020       483                     248         04-00-006-121-018
 1020       483                     249         04-00-006-121-019
 1020       483                     250         04-00-006-121-020
 1028       361                     251         04-00-006-121-021
 1019       770                     252         04-00-006-121-022

                                     A-363

                                                                           (CEI)



                                                Permanent
Volume     Page            Sublot Number      Parcel Number
- ------     ----            -------------      -------------
1019       770                 253          04-00-006-121-023
1019       836                 254          04-00-006-121-024
1027       210                 255          04-00-006-121-025
1028       435                 256          04-00-006-121-026
1028       435                 257          04-00-006-121-027
1027       210                 258          04-00-006-121-028
1018       964                 259          04-00-006-121-029
1020       201                 234          04-00-006-121-031
1020       201                 233          04-00-006-121-032
1020       201                 232          04-00-006-121-033
1020       201                 231          04-00-006-121-034
1020       998                 230          04-00-006-121-035
1021        89                 229          04-00-006-121-036
1021        89                 228          04-00-006-121-037
1021        89                 227          04-00-006-121-038
1021        89                 226          04-00-006-121-039
1020       542                 225          04-00-006-121-040
1020       542                 224          04-00-006-121-041
1052       174                 222          04-00-006-121-043
1052       174                 221          04-00-006-121-044
1052       174                 220          04-00-006-121-045
1028       361                 219          04-00-006-121-046
1019       770                 218          04-00-006-121-047
1019       770                 217          04-00-006-121-048
1021       514                 216          04-00-006-121-049
1021       514                 215          04-00-006-121-050
1021       514                 214          04-00-006-121-051
1021       514                 213          04-00-006-121-052
1021       514                 212          04-00-006-121-053
1019       956                 211          04-00-006-121-054
1052       174                  80          04-00-006-122-023
1052       174                  81          04-00-006-122-024
1021       178                 552          04-00-006-125-031
1021       178                 551          04-00-006-125-031
1026       744                 550          04-00-006-125-032
1026       744                 549          04-00-006-125-032
1026       744                 548          04-00-006-125-033
1024       278                 547          04-00-006-125-059
1024        13                 544          04-00-006-125-037
1024        13                 543          04-00-006-125-037
1028       353                 542          04-00-006-125-058
1028       353                 541          04-00-006-125-058
1028       353                 540          04-00-006-125-058
1023       271                 539          04-00-006-125-041
1023       564                 533          04-00-006-125-047

                           A-364

                                                                           (CEI)



                                     Permanent
Volume     Page   Sublot Number     Parcel Number
- ------     ----   -------------     -------------
1023       564          532      04-00-006-125-048
1043       770          531      04-00-006-125-056
1043       770          530      04-00-006-125-056
1024         7          529      04-00-006-125-051
1024         7          528      04-00-006-125-051
1024       509          527      04-00-006-125-052
1024       509          526      04-00-006-125-052
1024       911          522      04-00-006-131-058
1024       911          521      04-00-006-131-058
1024       911          520      04-00-006-131-058
1051       239          519      04-00-006-131-036
1051       239          518      04-00-006-131-037
1051       239          517      04-00-006-131-038
1024       909          516      04-00-006-131-039
1024       909          515      04-00-006-181-039
1025       565          514      04-00-006-131-040
1025       565          513      04-00-006-131-040
1045        95          512      04-00-006-131-041
1045        95          511      04-00-006-131-041
1026       941          510      04-00-006-131-056
1026       941          509      04-00-006-131-056
1025       496          508      04-00-006-131-044
1025       496          507      04-00-006-131-044
1026        15          506      04-00-006-131-045
1026        15          505      04-00-006-131-045
1035        45          504      04-00-006-131-046
1035        45          503      04-00-006-131-046
1019       134          502      04-00-006-131-047
1019       134          501      04-00-006-131-048
1019       134          500      04-00-006-131-048
1025       829          499      04-00-006-131-049
1025       829          498      04-00-006-131-049
1025       165          497      04-00-006-131-050
1025       165          496      04-00-006-131-050
1050       404          429      04-00-006-126-058
1050       404          430      04-00-006-126-058
1037       262          431      04-00-006-126-003
1037       262          432      04-00-006-126-003
1024       478          435      04-00-006-126-006
1024       723          436      04-00-006-126-007
1024       723          437      04-00-006-126-008
1024         9          438      04-00-006-126-057
1024         9          439      04-00-006-126-057
1024         9          440      04-00-006-126-057
1024        11          443      04-00-006-126-014

                                     A-365

                                                                           (CEI)



                                               Permanent
Volume     Page        Sublot Number          Parcel Number
- ------     ----        -------------          -------------

 1024       11                       444    04-00-006-126-014
 1029      540                       445    04-00-006-126-015
 1029      540                       446    04-00-006-126-015
 1029      418                       447    04-00-006-126-016
 1029      418     Nly 17.50 feet of 448    04-00-006-126-016
 1035      906     Sly 17.50 feet of 448    04-00-006-126-017
 1035      906                       449    04-00-006-126-017
 1039      723                       450    04-00-006-126-018
 1039      723     Nly 17.50 feet of 451    04-00-006-126-018
 1020      485     Sly 17.50 feet of 451    04-00-006-126-019
 1020      485                       452    04-00-006-126-019
 1057      370                       453    04-00-006-126-056
 1057      370                       454    04-00-006-126-056
 1085      677                       260    04-00-006-127-001
 1085      677                       261    04,00-006-127-002
 1085      677                       264    04,00-006-127-005
 1085      677                       265    04-00-006-127-006
 1085      677                       266    04-00-006-127-007
 1085      677                       210    04-00-006-127-031
 1085      677                       207    04-00-006-127-034
 1085      677                       206    04-00-006-127-035
 1085      677                       205    04-00-006-127-036
 1085      677                       204    04-00-006-127-037
 1027      359                       461    04-00-006-132-003
 1027      359     Nly 17.50 feet of 462    04-00-006-132-003
 1024       87     Sly 17.50 feet of 462    04-00-006-132-004
 1024       87                       463    04-00-006-132-004
 1023      271                       464    04-00-006-132-005
 1052      174                       465    04-00-006-132-006
 1052      174                       466    04-00-006-132-007
 1052      174                       467    04-00-006-132-008
 1052      174                       468    04-00-006-132-009
 1052      174                       469    04-00-006-132-010
 1030      785                       470    04-00-006-132-011
 1030      785                       471    04-00-006-132-011
 1026      124                       472    04-00-006-132-012
 1026      124                       473    04-00-006-132-012
 1024      282                       474    04-00-006-132-053
 1024      282                       475    04-00-006-132-053
 1024      282                       476    04-00-006-132-053
 1022      396                       477    04-00-006-132-016
 1022      396                       478    04-00-006-132-016
 1033      800                       479    04-00-006-132-017
 1033      800                       480    04-00-006-132-017
 1033      800                       481    04-00-006-132-017

                                     A-366

                                                                           (CEI)



                                                 Permanent
Volume    Page            Sublot Number        Parcel Number
- ------    ----            -------------        -------------
 1032       812                     482      04-00-006-132-018
 1025       498                     483      04-00-006-132-019
 1025       498                     484      04-00-006-132-019
 1052       174                     485      04-00-006-132-020
 1051       646                     486      04-00-006-132-021
 1051       646      Nly 30 feet of 487      04-00-006-132-021
 1037       262                     380      04-00-006-126-029
 1026       502                     379      04-00-006-126-030
 1033       802                     378      04-00-006-126-031
 1040       541                     377      04-00-006-126-032
 1024       723                     375      04-00-006-126-034
 1024       723                     374      04-00-006-126-035
 1024       723                     373      04-00-006-126-036
 1024       723                     372      04-00-006-126-037
 1024       723                     371      04-00-006-126-038
 1024       152                     370      04-00-006-126-039
 1024       152                     369      04-00-006-126-040
 1032       196                     368      04-00-006-126-041
 1023       338                     367      04-00-006-126-042
 1023       338                     366      04-00-006-126-043
 1029       418                     365      04-00-006-126-044
 1029       418                     364      04-00-006-126-045
 1035       906                     363      04-00-006-126-046
 1023       560                     359      04-00-006-126-050
 1032       814                     353      04-00-006-132-023
 1027       206                     352      04-00-006-132-024
 1023       273                     351      04-00-006-132-025
 1044       732                     350      04-00-006-132-026
 1044       732                     349      04-00-006-132-027
 1044       732                     348      04-00-006-132-028
 1044       732                     347      04-00-006-132-029
 1044       732                     346      04-00-006-132-030
 1044       732                     345      04-00-006-132-031
 1052       174                     344      04-00-006-132-032
 1052       174                     343      04-00-006-132-033
 1052       174                     342      04-00-006-132-034
 1052       174                     341      04-00-006-132-035
 1052       174                     340      04-00-006-132-036
 1027       214                     339      04-00-006-132-037
 1027       214                     338      04-00-006-132-038
 1023       920                     333      04-00-006-132-043
 1023       920                     332      04-00-006-132-044
 1025       195                     331      04-00-006-132-045
 1025       195                     330      04-00-006-132-046


                                                                           (CEI)




                                                          Permanent
Volume               Page           Sublot Number       Parcel Number
- ------               ----           -------------       -------------
1025       195                           329          04-00-006-132-047
1025       195                           328          04-00-006-132-048
1052       174                           327          04-00-006-132-049
1052       174                           326          04-00-006-132-050
1052       174                           325          04-00-006-132-051
1085       677, 679, 681, 683, 685       260          04-00-006-127-001
1085       677, 679, 681, 683, 685       261          04-00-006-127-002
1023       560                           262          04-00-006-127-003
1085       677, 679, 681, 683, 685       264          04-00-006-127-005
1085       677, 679, 681, 683, 685       265          04-00-006-127-006
1085       677, 679, 681, 683, 685       266          04-00-006-127-007
1023       920                           267          04-00-006-127-008
1023       920                           268          04-00-006-127-009
1023       920                           269          04-00-006-127-010
1023       920                           270          04-00-006-127-011
1023       920                           271          04-00-006-127-012
1023       920                           272          04-00-006-127-013
1023       920                           273          04-00-006-127-014
1025       106                           274          04-00-006-127-015
 962       697                           275          04-00-006-127-016
1023       920                           277          04-00-006-127-018
1023       920                           278          04-00-006-127-019
1024       481                           279          04-00-006-127-020
1023       920                           280          04-00-006-127-021
1020       892                           281          04-00-006-127-022
1025       199                           282          04-00-006-127-023
1025       199                           283          04-00-006-127-024
1025       199                           284          04-00-006-127-025
1025       199                           285          04-00-006-127-026
1023       918                           288          04-00-006-127-029
1023       920                           289          04-00-006-127-030
1027       945                           290          04-00-006-133-001
1023       920                           291          04-00-006-133-002
1023       920                           292          04-00-006-133-003
1031        87                           293          04-00-006-133-004
1027       208                           294          04-00-006-133-005
1027       208                           295          04-00-006-133-006
1027       208                           296          04-00-006-133-007
1025       197                           297          04-00-006-133-008
1023       920                           298          04-00-006-133-009
1021       512                           299          04-00-006-133-010
1021       512                           300          04-00-006-133-011
1023       920                           301          04-00-006-133-012
1023       920                           302          04-00-006-133-013

                                                                           (CEI)



                                                          Permanent
Volume               Page        Sublot Number          Parcel Number
- ------               ----        -------------          -------------
1023       920                        304             04-00-006-133-015
1023       920                        305             04-00-006-133-016
1025       734                        306             04-00-006-133-017
1025       734                        307             04-00-006-133-018
1037       569                        313             04-00-006-133-024
1025       104                        314             04-00-006-133-025
1025       104                        315             04-00-006-133-026
1085       677, 679, 681, 683, 685    210             04-00-006-127-031
1028       579                        209             04-00-006-127-032
1028       579                        208             04-00-006-127-033
1085       677, 679, 681, 683, 685    207             04-00-006-127-034
1085       677, 679, 681, 683, 685    206             04-00-006-127-035
1085       677, 879, 681, 683, 685    205             04-00-006-127-036
1085       677, 679, 681, 683, 685    204             04-00-006-127-037
1028       960                        201             04-00-006-127-040
1028       577                        200             04-00-006-127-041
1028       577                        199             04-00-006-127-042
1021       413                        198             04-00-006-127-043
1021       413                        197             04-00-006-127-044
1038       440                        195             04-00-006-127-046
1028       962                        194             04-00-006-127-047
1028       962                        193             04-00-006-127-048
1023       560                        190             04-00-006-127-051
1028       560                        189             04-00-006-127-052
1023       560                        188             04-00-006-127-053
1027       214                        187             04-00-006-127-054
1028       583                        186             04-00-006-127-055
1034       325                        185             04-00-006-127-056
1028       964                        183             04-00-006-127-058
1028       964                        182             04-00-006-127-059
1028       964                        181             04-00-006-127-060
1027       947                        180             04-00-006-133-033
1028       964                        179             04-00-006-133-034
1028       964                        178             04-00-006-133-035
1028       964                        177             04-00-006-133-036
1027       214                        176             04-00-006-133-037
1038       802                        175             04-00-006-133-038
1033       802                        174             04-00-006-133-039
1021        89                        173             04-00-006-133-040
1021        89                        172             04-00-006-133-041
1020       238                        170             04-00-006-133-043
1057       274                        169             04-00-006-133-044
1027       214                        168             04-00-006-133-045



                                                                           (CEI)



                                              Permanent
Volume     Page            Sublot Number    Parcel Number
- ------     ----            -------------    -------------
1027       214                  166        04-00-006-133-047
1027       214                  165        04-00-006-133-048
1025       734                  164        04-00-006-133-049
1025       734                  163        04-00-006-133-050
1027       214                  162        04-00-006-133-051
1027       214                  161        04-00-006-133-052
1027       214                  160        04-00-006-133-053
1032       810                  159        04-00-006-133-054
1070       455                  157        04-00-006-133-056
1021       677                  155        04-00-006-133-058
1036        57                  154        04-00-006-133-059
 416       194                   87        04-00-006-128-001
 416       578                   88        04-00-006-128-002
1028       581                   89        04-00-006-128-003
1028       581                   90        04-00-006-128-004
1028       201                   91        04-00-006-128-005
1028       201                   92        04-00-006-128-006
1028       201                   93        04-00-006-128-007
1028       731                   94        04-00-006-128-008
1028       731                   95        04-00-006-128-009
1028       731                   96        04-00-006-128-010
1028       731                   97        04-00-006-128-011
1028       731                   98        04-00-006-128-012
1028       731                   99        04-00-006-128-013
 962       697                  100        04-00-006-128-014
 962       697                  101        04-00-006-128-015
1027       214                  109        04-00-006-128-023
1032       814                  110        04-00-006-128-024
1032       814                  111        04-00-006-128-025
1038       337                  112        04-00-006-128-026
1038       337                  113        04-00-006-128-027
1027       214                  114        04-00-006-128-028
 962       697                  115        04-00-006-128-029
 962       697                  116        04-00-006-128-030
1038       335                  117        04-00-006-134-001
1038       335                  118        04-00-006-134-002
1037       715                  121        04-00-006-134-005
1020       238                  123        04-00-006-134-007
1020       238                  124        04-00-006-134-008
1033       417                  125        04-00-006-134-009
1038       337                  126        04-00-006-134-010
1038       337                  127        04-00-006-134-011
1038       337                  128        04-00-006-134-012


                                                                           (CEI)



                                               Permanent
  Volume     Page           Sublot Number    Parcel Number
  ------     ----           -------------    -------------
  1020       238                 129       04-00-006-134-013
  1020       238                 130       04-00-006-134-014
  1020       238                 131       04-00-006-134-015
  1020       238                 132       04-00-006-134-016
  1020       238                 133       04-00-006-134-017
  1020       238                 134       04-00-006-134-018
  1020       238                 135       04-00-006-134-019
  1020       238                 136       04-00-006-134-020
  1020       238                 137       04-00-006-134-021
  1020       238                 138       04-00-006-134-022
   962       697                 139       04-00-006-134-023
  1030       783                 140       04-00-006-134-024
  1021       677                 145       04-00-006-134-029
  1027       214                 146       04-00-006-134-030

be the same more or less, but subject to all legal highways.

    Parcel No. 42 being the premises conveyed to the Company by deeds recorded in the Volumes and Pages aforesaid of Lorain County Record of Deeds.

    Parcel No. 42 is subject to building setback restrictions as shown in various of the aforesaid deeds and in deeds of certain of the Company's predecessors in title recorded in Lorain County Record of Deeds.

                              CRYSTAL SUBSTATION

                                 Parcel No. 43

    Situated in the City of North Olmsted, County of Cuyahoga and
State of Ohio, and known as being part of Original Olmsted Township Lot No. 1 Tract No. 6, bounded and described as follows:

    Beginning in the center line of Lorain Road, distant North
46 degrees 17' 45" East 2254.38 feet measured along said center line from the westerly boundary line of Cuyahoga County, said place of be-ginning being also the most northerly corner of land formerly regis-tered in the name of Fred D. Ruckman and Jennie E. Ruckman in Certificate of Title No. 11228; Thence North 46 degrees 17' 45" East along the center line of Lorain Road 79 feet; thence South 43 degrees 42' 15" East
221.27 feet to the westerly line of land formerly registered in the name of Levi Thompson, Jr. in Certificate of Title No. 10514; Thence southerly along said westerly line to the northeasterly line of land conveyed to Fred D. Ruckman and Jennie E. Ruckman as aforesaid;

                                                                           (CEI)





Thence North 43 degrees 42' 15" West along said northeasterly line 300.49 feet to the place of beginning, be the same more or less.

    Subject to all legal highways.

    Parcel No. 43 being the premises conveyed to the Company as shown in Land Title Registration Document Number 114573 recorded in Book 564, Page 114573 of Cuyahoga County Record of Land Title
Registrations.

                               DARWIN SUBSTATION

                                   Parcel No. 44

    Situated in the City of Westlake, County of Cuyahoga and State of Ohio, and known as being a part of Original Dover Township
Lot No. 76 and a part of First Street, now vacated, and bounded and described as follows:

    Beginning on the Southerly line of land conveyed to The New
York, Chicago and St. Louis Railway Company by deed dated June
2, 1882 and recorded in Volume 327, Page 406 of Cuyahoga County
Records at a point distant North 87 degrees 42' 45" West a distance of 430 feet, as measured along said Southerly line from its intersection with the center line of Canterbury Road, 60 feet in width, said place of beginning being the Northwesterly corner of a parcel of land con-veyed to The Cleveland Electric Illuminating Company by deed dated
October 21, 1966 and recorded in Volume 11874, Page 213 of Cuya-hoga County Records; thence South 3 degrees 05' 22" West, parallel to said center line of Canterbury Road, along the Westerly line of land so conveyed and continuing along the Westerly line of land conveyed to The Cleveland Electric Illuminating Company by deed dated July
14, 1969 and recorded in Volume 12557, Page 505 of Cuyahoga County
Records, a distance of 432 feet to the Southwesterly corner thereof;
thence North 87 degrees 42' 45" West along the Westerly prolongation of the Southerly line of land conveyed to The Cleveland Electric Illu-minating Company as last aforesaid, a distance of 200.00 feet; thence
North 3 degrees 05' 22" East, parallel to the center line of Canterbury Road, a distance of 432 feet to the Southerly line of land conveyed to The
New York, Chicago and St. Louis Railway Company by deed dated
June 2, 1882 and recorded in Volume 327, Page 409 of Cuyahoga
County Records; thence South 87 degrees 42' 45" East along the Southerly line of land so conveyed to said Railway Company and continuing along the Southerly line of land conveyed to said Railway Company as first aforesaid, a distance of 200 feet to the place of beginning, and containing 86,392 square feet of land or 1.98323 Acres of land, according to the survey of Garrett & Associates, Inc., Registered
Engineers and Surveyors, be the same more or less, but subject to all legal highways.

                                                                           (CEI)





    Parcel No. 44 being the premises conveyed to the Company by deed recorded in Volume 12939, Page 529 of Cuyahoga County Record of Deeds.

    Parcel No. 44 is subject to: an easement for railroad spur track purposes as shown in the aforesaid deed; easements for gas pipe line purposes and assignments thereof as shown in instruments recorded in Volume 1939, Page 171 and Volume 3576, Page 307 of Cuyahoga County Record of Deeds; easements for sanitary sewer purposes and an assignment thereof as shown in instruments recorded in Volume 10652, Page 59, Volume 11852, Page 231 and Volume 12526, Page
925 of Cuyahoga County Record of Deeds; a purported proposed easement for sewer purposes as shown on a map recorded in Volume 203, Pages 50 to 55, inclusive, of Cuyahoga County Record of Maps; and an easement for sewer purposes as shown in a deed recorded in Volume 12545, Page 941 of Cuyahoga County Record of Deeds.

                       DAVIS-BESSE NUCLEAR POWER STATION

                                  Parcel No. 45

    An undivided three hundred and eighty/eight hundredths (380/
800ths) interest in the following described real property, namely
Parcels I, II and III, situated in the Township of Carroll, County of Ottawa, State of Ohio:

                                   Parcel I

    That part of Fractional Section 1 and Section 2, Town-7-North, Range-15 East; that part of Fractional Sections 6 and 7, Town-7-North, Range-16-East; and that part of Fractional Sections 35 and 36, Town-8-North, Range-15-East; and part of Sand Beach, Plat 3, in Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Beginning at a point on the North and South centerline of said
Section 2, that is 50.0 feet North of the South 1/4 corner of said
Section 2 (said North and South centerline of said Section 2 being also the centerline of State Route 2); thence North 00 degrees 54' 22" West along the North and South centerline of said Section 2 a distance of 2589.94 feet to a brass plate monument at the center corner of said
Section 2; thence North 00 degrees 37' 22" West along the North and South centerline of said Section 2 a distance of 2085.89 feet to a point of curve; thence continuing Northwesterly along the centerline of State
Route 2 and along a circular curve to the left, having a radius of
701.58 feet for an arc distance of 885.70 feet, the said arc subtending a central angle of 72 degrees 19' 57", said last described point being 30.0 feet

                                                                           (CEI)





by rectangular measurement Southerly of the North line of the North-west 1/4 of said Section 2; thence South 89 degrees 46' 22" East along a line that is 30.0 feet by rectangular measurement Southerly of and parallel to the North line of the Northwest 1/4 of said Section 2 a distance of
488.71 feet to an iron pipe on the North and South centerline of said
Section 2; thence South 89 degrees 51' 52" East along a line that is 30.0 feet by rectangular measurement Southerly of and parallel to the North line of the Northeast 1/4 of said Section 2 a distance of 349.72 feet, more or less, to its intersection with a line drawn 30.0 feet
Easterly of and parallel to the North and South centerline of said
Fractional Section 35; thence North 00 degrees 31' 08" East along a line that is 30.0 feet by rectangular measurement Easterly of and parallel to the North and South centerline of said Fractional Section 35 a dis-tance of 104.85 feet to its intersection with the North line of Lot 408 of Sand Beach, Plat 3 (a subdivision in Carroll Township, and re-corded in Volume 6, Page 21, Ottawa County Plat Records); thence
South 89 degrees -47'-52" East along the North line of Lots 408 and 413 of said Sand Beach, Plat 3, a distance of 248.27 feet to the Northeast corner of said Lot 413; thence South 00 degrees-12'-08" West along the East line of said Lot 413, a distance of 34.85 feet to an iron pipe that is
40.0 feet by rectangular measurement North of the North line of the Northeast 1/4 of said Section 2; thence South 89 degrees-47'-52" East along a line that is 40.0 feet by rectangular measurement Northerly of and parallel to the North line of the Northeast 1/4 of said Section 2 and along the North line of the Southerly 15.15 feet of Lots 465, 470, 513, 518, 559 and 564 of said Sand Beach, Plat 3, a distance of 1996.27 feet to an iron pipe that is 40.0 feet Northerly of the Northeast corner of said Section 2; thence South 89 degrees-49'-52" East along a line that is
40.0 feet by rectangular measurement Northerly of and parallel to the North line of said Fractional Section 1, a distance of 319.65 feet to an iron pipe on the West line of said Fractional Section 36; thence North
89 degrees-16'-08" East along a line that is 40.0 feet by rectangular measure-ment Northerly of and parallel to the North line of said Fractional
Section 1, a distance of 1205.98 feet, more or less, to its intersection with the centerline of a dredge cut, which lies Southwesterly of and adjacent to Lot 330 of Sand Beach, Plat 2 (a subdivision in Carroll
Township, and recorded in Volume 5, Page 58, Ottawa County Plat
Records); thence South 69 degrees-12'-52" East along the centerline of said dredge cut, a distance of 249.06 feet; thence continuing South 57 degrees-34'- 23" East along the centerline of said dredge cut, a distance of 153.60 feet; thence continuing South 18 degrees-30'-03" East along the centerline of said dredge cut, a distance of 236.40 feet to its intersection with the Southeasterly line of said Sand Beach, Plat 2, extended Southwest-erly; thence North 46 degrees-43'-39" East and along the Southeasterly line of said Sand Beach, Plat 2, and passing through a concrete monument

                                                                           (CEI)




at 32.0 feet, more or less, for a total distance of 330 feet, more or less, to the shore of Lake Erie; thence Southeasterly along the shore of Lake Erie a distance of 7200 feet, more or less, to its intersection with the North line of said Fractional Section 7; thence South 89 degrees-06'-40" West along the North line of said Fractional Section 7, a distance of 350 feet, more or less, to an iron pipe that is 1312.00 feet
East of the Northwest corner of said Fractional Section 7; thence
South 02 degrees-22'-38" East and passing through an iron pipe at 338.75 feet, for a total distance of 429.80 feet; thence North 89 degrees 23'-07" West, a distance of 1239.51 feet to an iron pipe; thence South 00 degrees-39'-41" East, a distance of 961.70 feet, more or less, to the centerline of the Toussaint River; thence South 58 degrees-50'-19" West along the cen-terline of said Toussaint River, a distance of 99.70 feet, more or less, to its intersection with the West line of said Fractional Section
7; thence North 00 degrees-39'-41" West along the West line of said Frac-tional Section 7, a distance of 1405.47 feet, more or less, to an iron pipe at the Northwest corner of said Fractional Section 7; thence
South 88 degrees-58'-19" West along the South line of said Fractional Sec-tion 1, a distance of 2649.61 feet to an iron pipe at the South 1/4 corner of said Fractional Section 1; thence South 88 degrees-57'-23" West along the South line of said Fractional Section 1, a distance of 2649.62 feet to the Southwest corner of said Fractional Section 1; thence
North 01 degrees-24'-00" West along the West line of said Fractional Section 1, a distance of 50.0 feet to a concrete monument; thence North
89 degrees-28'-22" West along a line that is 50.0 feet by rectangular measure-ment Northerly of and parallel to the South line of said Section 2, a distance of 2658.07 feet to the point of BEGINNING.

    Containing 954 acres of land, more or leu, but subject to legal highways.

    The above description for Parcel I is derived from Survey No.
787-70, made by G. M. Barton Survey Company, dated July, 1968 and October, 1970.

                                   Parcel II

    Being the North 1/2 of the North 1/2 of Section 12, Town 7 North, Range 15 East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Beginning at the Northwest corner of the said North 1/2 of the North 1/2 of Section 12; thence North 88 degrees-57'-23" East along the North line of said Section 12, a distance of 2649.62 feet to an iron pipe at the South 1/4 corner of Fractional Section 1; thence North
88 degrees-58'-19" East continuing along the North line of said Section 12, a distance of 2649.61 feet to an iron pipe at the Northeast corner of said Section 12; thence South 00 degrees-39'-41" East along the East line of said Section 12 and passing through a concrete monument at

                                                                           (CEI)





1198.88 feet for a total distance of 1346.00 feet to the Southeast cor-ner of the North 1/2 of the North 1/2 of said Section 12; thence South
89 degrees -03'-33" West along the South line of the North 1/2 of the North 1/2 of said Section 12, a distance of 5310.85 feet to the Southwest corner of the North 1/2 of the North 1/2 of said Section 12; thence
North 00 degrees-09'40" West along the West line of said Section 12 and passing through a concrete monument at 334.26 feet for a total dis-tance of 1337.31 feet to the point of BEGINNING.

    Containing 163.4 acres of land, more or less.

                                  Parcel III

    That part of the Northwest 1/4 of Fractional Section 7, Town 7 North, Range 16 East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Commencing at the Northwest corner of the said Fractional
Section 7; thence North 89 degrees-06'-40" East along the North line of the said Fractional Section 7, a distance of 1312.00 feet to an iron pipe and the TRUE POINT OF BEGINNING; thence South 02 degrees-22'-38"
East and passing through an iron pipe at 388.75 feet for a total dis-tance of 429.80 feet; thence North 89 degrees-23'-07" West, a distance of 1239.51 feet to an iron pipe; thence South 00 degrees-39'-41" East, a distance of 961.70 feet, more or less, to the centerline of the Toussaint River;
thence in a Northeasterly direction along the said centerline of the Toussaint River, a distance of 1800.00 feet, more or less, to its inter-section with the extension Southerly of the shore line of Lake Erie;
thence Northerly along the extension Southerly of the shore line of Lake Erie and along the shore line of Lake Erie, a distance of 700.00 feet, more or less, to its intersection with the North line of the said Fractional Section 7; thence South 89 degrees-06'-40" West along the North line of said Fractional Section 7, a distance of 350.00 feet, more or less, to the point of BEGINNING.

    Containing 25.00 acres of land, more or less.

    The above descriptions for Parcels II and III are derived from Survey No. 787-70, made by G. M. Barton Survey Company, dated
July, 1968. and October, 1970.

    Together with all privileges and appurtenances to said Parcels I, II and m belonging, including, without limiting the generality of the foregoing, all littoral rights in and to the bed and waters of Lake Erie, all riparian rights and all right, title and interest of the Com-pany's grantor in and to the bed and waters of the Toussaint River and land created by accretion or other accumulation or fill, subject, however, to all legal highways, easements, restrictions and leases of record and to covenants contained in the deed by which this Parcel
No. 45 was conveyed to the Company.

                                                                           (CEI)





    Parcel No. 45 being the premises conveyed to the Company by deed recorded in Volume 254, Page 628 of Ottawa County Record of
Deeds.

    Parcels I, II and III, of which Parcel No. 45 is an undivided tenant-in-common part, as aforesaid, are subject to:

    1. Easements for transmission line, substation and switching purposes;

    2. Restrictions against the partition or sale for division of proceeds thereof during and throughout the useful life of the light water nuclear electric generating unit (known as Davis-Besse Nuclear Power Unit No. 1) being constructed thereon; and

    3. The right in each tenant-in-common owner thereof to mort-gage or create security interests in his tenant-in-common ownership interest therein and in the improvements thereon without the consent of the other tenant-in-common owner;

all as shown in the aforesaid deed; and, portions of said Parcels I, II and/or III also are subject to a lease to the United States of America for National Wildlife Refuge purposes recorded in Volume
23, Page 554 of Ottawa County Record of Leases and easements, if any, for road, utility, dike, trail, and ditch purposes, a lease, if any, to the U. S. Army Corp. of Engineers and an oil and gas lease, if any, all as referred to in a deed recorded in Volume 240, Page 528 of Ottawa County Record of Deeds.

                                DELL SUBSTATION

                                   Parcel No. 46

    Situated in the City of North Olmsted, County of Cuyahoga and
State of Ohio, and known as being part of Original Olmsted Town-ship Lot No. 27 Tract 6 and further bounded and described as follows:

    Beginning at an iron pin at the intersection of the centerline of John Road (60 feet wide) with the centerline of Columbia Road
(60 feet wide) thence North 8 degrees 35' 52" West along the centerline of said Columbia Road a distance of 3692.37 feet to a point therein, said point being the southwest corner of land conveyed to Sadie B.
Knippenberg by deed dated November 29, 1938 as recorded in Volume
4915, Page 459 of Cuyahoga County Records; thence North 87 degrees 59' 08" East a distance of 30.20 feet to an iron pin in the East Right of Way line of Columbia Road and the principal place of beginning: Thence
North 8 degrees 35' 52" West along the East Right-of-Way line of Columbia Road a distance of 45.30 feet to an iron pin therein; thence North
87 degrees 59' 08" East a distance of 530.80 feet to an iron pin; thence North 2 degrees 00' 52" West a distance of 155 feet to an iron pin; thence

                                                                           (CEI)





North 87 degrees 59' 08" East a distance of 307.82 feet to an iron pin in the corporate line between the City of North Olmsted and Olmsted Township; said corporate line also being the easterly line of Original Olmsted Township Lot No. 27; thence South 0 degrees 13' 25" West along said Corporate Line and said easterly Lot Line of Original Lot No. 27 a distance of 200.15 feet to a point; said point being 0.45 of a foot East and 1.14 feet North of an iron pipe; Thence South 87 degrees 59' 08" West along the northerly line of a parcel of land conveyed to Sunset
Park Land Corporation by deed Volume 4632, Page 494, said line also being the southerly line of a parcel of land conveyed to Sadie B. Knippenberg by deed dated November 29, 1938 as recorded in Volume
4915, Page 459 of Cuyahoga County Records, a distance of 825.61 feet to an iron pin in the East Right of Way line of Columbia Road and the principal place of beginning; according to a survey by Steven V. Ciuni, Registered Ohio Surveyor No. 5284 and containing 1.9410 acres of land, be the same more or less, but subject to all legal high-ways.

    Parcel No. 46 being the premises conveyed to the Company by deed recorded in Volume 13101, Page 439 of Cuyahoga County Record of Deeds.

    Parcel No. 46 is subject to covenants, conditions and agreements contained in an unrecorded agreement dated May 22, 1972, between the Company and Sadie B. Knippenberg referred to in the aforesaid deed.

                               DUNBAR SUBSTATION

                                  Parcel No. 47

    Situated in the City of Strongsville, County of Cuyahoga and State of Ohio, and known as being part of Block "F" in The Prospect Park Company's Subdivision No. 1 of part of Original Strongsville Township Lots Nos. 82, 83, 98 and 99, as shown by the recorded plat in Volume 203 of Maps. Pages 64 and 65 of Cuyahoga County Rec-ords, and also a part of Original Strongsville Township Lot No. 98 and more particularly bounded and described as follows:

    Beginning at the most Northerly corner of said Block "F", said corner being the intersection of the Southeasterly line of The Balti-more and Ohio Railroad Company's Right of Way, 66 feet wide, with the Southwesterly line of Foltz Industrial Parkway, 80 feet wide.

    Course No. 1: Thence South 67 degrees 27' 38" East along said South-westerly line of Foltz Industrial Parkway, 156.91 feet to a point of curve.

    Course No. 2: Thence continuing along a Southwesterly, Wester-ly and Northwesterly line of Foltz Industrial Parkway, being along the arc of a circle, deflecting to the right, having a radius of 320

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
                                                                           (CEI)





feet, an arc distance of 502.45 feet to a point of tangency, the chord of which arc bears South 22 degrees 28' 44" East, 452.40 feet.

    Course No. 3: Thence South 22 degrees 30' 10" West, continuing along a Northwesterly line of Foltz Industrial Parkway, 333.02 feet to a point.

    Course No. 4: Thence North 47 degrees 29' 50" West, 222.65 feet to a point.

    Course No. 5: Thence North 67 degrees 29' 50" West, 100.93 feet to a point.

    Course No. 6: Thence South 68 degrees 28' 09" West, 231.68 feet to the Southeasterly line of said Baltimore and Ohio Railroad Company's Right of Way, 66 feet wide.

    Course No. 7: Thence North 22 degrees 30' 10" East along said South-easterly Right of Way line, 738 feet to the place of beginning and containing 6.2995 Acres of land according to a survey made by Bauer Surveys Company, dated February 3, 1971, be the same more or less, but subject to all legal highways.

    Parcel No. 47 being the premises conveyed to the Company by deeds recorded in Volume 12912, Page 353 and in Volume 12912,
Page 349 of Cuyahoga County Record of Deeds.

    Parcel No. 47 is subject to: an easement for sewers as shown on a plat recorded in Volume 203, Page 64 of Cuyahoga County
Record of Maps; an easement for sewer and water main purposes as shown in an instrument recorded in Volume 12320, Page 545 of Cuyahoga County Record of Deeds; easements for utility and drain-age purposes and a right to repurchase a portion of the parcel for railroad right-of-way purposes as shown in a deed recorded in Volume 12351, Page 627 of Cuyahoga County Record of Deeds and as modi-fled in an instrument recorded in Volume 12781, Page 727 of Cuya-hoga County Record of Deeds; and a restriction against impairment of certain drainage and a covenant relating to erection and mainte-nance of a fence as shown in a deed recorded in Volume 12912, Page 349 of Cuyahoga County Record of Deeds.

                              DUNKIRK SUBSTATION

                                  Parcel No. 48

    Situated in the City of Berea, County of Cuyahoga, and State of Ohio and known as being part of Original Middleburgh Township
Section No. 16 and more fully described as follows:

    Beginning at a point in the centerline of Prospect Road (60 feet wide) at the most Southerly corner of a parcel of land conveyed to

                                                                           (CEI)





Cleveland Metropolitan Park Board by deed recorded in Volume 4288,
Page 358 of Cuyahoga County Deed Records; Thence North 79 degrees 27'
08" East along the Southerly line of said parcel conveyed to Cleveland Metropolitan Park Board, 50.00 feet to a point; Thence North 20 degrees 09' 30" East along the Southeasterly line of said parcel conveyed to Cleveland Metropolitan Park Board, 91.90 feet to a point; Thence
North 89 degrees 48' 15" East along the Southerly line of said parcel con-veyed to Cleveland Metropolitan Park Board, 515.63 feet to a point;
Thence North 61 degrees 40' 20" East along the Southerly line of said parcel conveyed to Cleveland Metropolitan Park Board, 119.42 feet to a point at the most Westerly corner of Parcel No. 1 conveyed to Board of Park Commissioners of The Cleveland Metropolitan Park District by deed recorded in Volume 3962, Page 49 of Cuyahoga County Deed
Records; Thence South 19 degrees 32' 5" East along a Southwesterly line of said Parcel No. 1 conveyed to Board of Park Commissioners of The
Cleveland Metropolitan Park District, 299.31 feet to a point at the Northeasterly corner of a parcel of land conveyed to Harry A. and Ruth M. Aikey by deed recorded in Volume 9922, Page 693 of Cuya-hoga County Deed Records; Thence South 88 degrees 48' 46" West along the Northerly line of said parcel conveyed to Harry A. and Ruth M.
Aikey, 774.96 feet to a point in the centerline of Prospect Road, as aforesaid; Thence North 10 degrees 32' 52" West along the centerline of Prospect Road, as aforesaid, 146.76 feet to a point and the place of beginning and containing 3.9836 acres of land according to a survey by The Western Reserve Engineering and Surveying Company in
February, 1971, be the same more or less but subject to all legal highways.

    Parcel No. 48 being the premises conveyed to the Company by deed recorded in Volume 12904, Page 309 of Cuyahoga County Record of Deeds.

    Parcel No. 48 is subject to rights-of-way as shown in instruments recorded in Volume 1612, Page 386 and Volume 1799, Page 305 of
Cuyahoga County Record of Deeds and restrictions as shown in an instrument recorded in Volume 3962, Page 49 of Cuyahoga County
Record of Deeds.

                           EAST TWENTY-FOURTH STREET

                            SERVICE CENTER ADDITION

                                 Parcel No. 49

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sublots Numbers 146 to 157, both inclusive, in Perry and Payne's Subdivision of Original Ten Acre Lots

                                     (CEI)





Numbers 111 and 112 and part of Original Ten Acre Lots Numbers
110 and 113 as shown by the recorded plat in Volume 4 of Maps, Page 47 of Cuyahoga County Records and bounded and described as follows

    Beginning in the Northerly line of Payne Ave., N.E. (80 feet wide) at the Southeasterly corner of Parcel Number 3, of land con-veyed to The Schonlon Realty Co., by deed dated December 27, 1956.
and recorded in Volume 8820, Page 136 of Cuyahoga County Records, said place of beginning being distant North 69 degrees 23 minutes
14 seconds East (measured along said Northerly line of Payne Ave.
N.E.), 111.65 feet from its intersection with the Easterly line of East 25th St. (formerly Minnesota St.), 60 feet wide thence North 20 degrees 40 minutes 59 seconds West, along the Easterly line of said land conveyed to The Schonlon Realty Co., 127.01 feet to the North-easterly corner thereof; thence South 67 degrees 50 minutes 34 sec-onds West, along the Northerly line of said land conveyed to The Schonlon Realty Co., 0.03 feet to the Easterly line of the Perry-Payne Re-Subdivision, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records; thence North 32 degrees 20 minutes 47 seconds West, along said Easterly line of the Perry-Payne Re-Subdivision, 146.50 feet to the Southwesterly corner of said Sublot No. 146 and the principal place of beginning of the parcel of land herein intended to be described; thence North 32 degrees 20 minutes
47 seconds West, along said Easterly line of the Perry-Payne Re-Subdivision, as shown recorded in Volume 29 of Maps, Page 10 of Cuyahoga County Records, 360.58 feet to the Northwesterly corner of said Sublot No. 157; thence North 57 degrees 38 minutes 54 seconds East, along the Northerly line of said Sublot No. 157, 121.00 feet; thence South 29 degrees 47 minutes 04 seconds East, 134.23 feet to an angle point therein; thence South 23 degrees 15 minutes 22 seconds East, 202.54 feet to an angle point therein; thence South 20 degrees
34 minutes 53 seconds East, 27.05 feet to the Southerly line of said Sublot No. 146; thence South 57 degrees 38 minutes 54 seconds West, along said Southerly line of Sublot No. 146, 77.48 feet to the principal place of beginning, and containing 37,748 square feet of land, accord-ing to a survey dated October, 1964, by the City of Cleveland, De-partment of Public Service, Division of Engineering and Construc-tion, Plats and Surveys, be the same more or less, but subject to all legal highways.

                                 Parcel No. 50

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Sublots Nos. 3 and 4 in the Perry-Payne Re-Subdivision as shown by the recorded plat in Volume 85 of Maps, Page 34 of Cuyahoga County Records and part of Sublots

                                                                           (CEI)





Nos. 142, 142 1/2, 143 and 144, in Perry and Payne's Subdivision or Original Ten Acre Lots Nos. 111 and 112 and part of Original Ten
Acre Lots Nos. 110 and 113, as shown by the recorded plat in Volume 4 of Maps, Page 47 of Cuyahoga County Records and bounded and described as follows:

    Beginning in the northerly line of Payne Ave., N.E. (80 feet wide), distant North 69 degrees 23 minutes 14 seconds East (meas-ured along said northerly line of Payne Ave., N.E.), 139.65 feet from its intersection with the easterly line of East 25th St. (formerly Minnesota St.), (60 feet wide) ; thence South 69 degrees 23 minutes
14 seconds West, along said northerly line of Payne Ave., N.E., 28.00 feet to the southeasterly corner of Parcel No. 3, of land conveyed to The Schonlon Realty Co., by deed dated December 27, 1956 and recorded in Volume 8820, Page 136 of Cuyahoga County Records;
thence North 20 degrees 40 minutes 59 seconds West, along the easterly line of said land conveyed to The Scholon Realty Co., 12701 feet to the northeasterly corner thereof; thence South 67 degrees
50 minutes 34 seconds West, along the northerly line of said land conveyed to The Schonlon Realty Co., 0.03 feet to the easterly line of the Perry-Payne Re-Subdivision, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records; thence
North 32 degrees 20 minutes 47 seconds West, along said easterly line of the Perry-Payne Re-Subdivision, 116.46 feet to the north-westerly corner of the aforementioned Sublot No. 144; thence North
57 degrees 38 minutes 54 seconds East, along the Northerly line of said Sublot No. 144, 71.23 feet; thence South 20 degrees 34 minutes
53 seconds East, 127.28 feet to the northerly line of said Sublot No. 4 in said Perry-Payne Re-Subdivision as shown recorded in Volume
85 of Maps, Page 34 of Cuyahoga County Records; thence South 12 degrees 42 minutes 39 seconds East, 129.47 feet to the principal place of beginning and containing 11,788 square feet of land, according to a survey dated October, 1964 by the City of Cleveland, Department of Public Service, Division of Engineering and Construction, Plats and Surveys, be the same more or less, but subject to all legal high-ways.

    Parcels Nos. 49 and 50 being the premises conveyed to the Com-pany by deed recorded in Volume 12945, Page 427 of Cuyahoga County Record of Deeds.

    Parcels Nos. 49 and 50 are subject to a restriction allowing their use for parking purposes only and prohibiting the erection of bill-boards or outdoor advertising signs, other than for identification purposes, as shown in the aforesaid deed and easements for public highway purposes and releases of direct access to any highway con-

                                                                           (CEI)





structed pursuant to said easements as shown in instruments recorded in the following Volumes and Pages of Cuyahoga County Record of Deeds:

   Volume    Page      Volume    Page       Volume    Page
   ------    ----      ------    ----       ------    ----
   9021       64        8847      233       8847      225
   9039      657        8847      230       9034       53
   9060      378        8866      567       9021       62
   8866      563        9039      659       9060      376
   8866      565        9039      661       9039      655
   8847      235        8847      227

                               EATON SUBSTATION

                                 Parcel No. 51

    Situated in the City of Brook Park, County of Cuyahoga and
State of Ohio and known as being part of Original Middleburg Town-ship Lot No. 4, Section 12, and bounded and described as follows:

    Beginning at the point of intersection of the center line of Sheldon Road, 60 feet wide, and the Southeasterly line of The C.C.C. and St. L. R.R. Company's Right of Way, 100 feet wide; thence
Easterly 357.35 feet along said center line of Sheldon Road to a point; thence Northerly 365.70 feet at right angles with said center line of Sheldon Road to a point in said Southeasterly line of The C.C.C. and St. L. R.R. Company's Right of Way; thence Southwesterly
511.30 feet along said Southeasterly line of The C.C.C. and St. L. R.R. Company's Right of Way, to the place of beginning, according to a Survey by Robert H. Krause, Sr., Registered Ohio Surveyor No. 2885, June 2, 1954, be the same more or less. but subject to all legal high-ways.

    Parcel No. 51 being the premises conveyed to the Company by deed recorded in Volume 13378, Page 431 of Cuyahoga County Record of Deeds.

                                 Parcel No. 52

    Situated in the City of Brook Park, County of Cuyahoga and
State of Ohio and known as being part of Original Middleburg Town-ship Lot No. 4, Section 12, and bounded and described as follows:

    Beginning at a point in the center line of Sheldon Road, 60 feet wide, distant 357.35 feet Easterly therein from its point of inter-section with the Southeasterly line of The C.C.C. and St. L. R.R., 100 feet wide; thence Easterly 148.01 feet along said center line of Sheldon Road to a point; thence Northerly 517.17 feet at right angles with said center line of Sheldon Road to a point in said Southeasterly

                                                                           (CEI)





line of The C.C.C. and St. L. R.R.; thence Southwesterly 211.78 feet along said Southeasterly line of The C.C.C. and St. L. R.R. to a point; thence Southerly 365.70 feet at right angles with said center line of Sheldon Road to the place of beginning, containing 1.50 Acres of land according to a Survey by Robert H. Krause, Sr., Registered Ohio Surveyor No. 2885, June 2, 1954, be the same more or less, but subject to all legal highways.

    Parcel No. 52 being the premises conveyed to the Company by deed recorded in Volume 13379, Page 975 of Cuyahoga County
Record of Deeds.

                               EMPIRE SUBSTATION

                                 Parcel No. 53

    Situated in the City of Fairview Park, County of Cuyahoga and
State of Ohio, and known as being a part of Original Rockport Town-ship Section No. 6, and bounded and described as follows:

    Beginning on the Southeasterly line of Lorain Road, (80 feet wide), as shown by the dedication plat recorded in Volume 130 of Maps, Page 61 of Cuyahoga County Records, at the Northwesterly corner of land conveyed to Naheen S. Halaby and Feefe N. Halaby by deed dated August 15, 1946, and recorded in Volume 6221, Page
121 of Cuyahoga County Records; thence Southerly along the Westerly line of land so conveyed to Naheen S. and Feefe N. Halaby, 158.52 feet to the Southwesterly corner thereof; thence Easterly along the Southerly line of land so conveyed to Naheen S. and Feefe N. Halaby, 50 feet to the Easterly line of land conveyed to Edward C. Joecken and others by deed dated May 11, 1939, and recorded in Volume 4964, Page 575 of Cuyahoga County Records; thence Southerly along the Easterly line of land so conveyed to Edward J. Joecken and others, 250 feet to the Northerly line of land conveyed to George J. Aultman and Pearl Aultman by deed dated February 20, 1941, and recorded in Volume 5195, Page 421 of Cuyahoga County Records; thence
Westerly along the Northerly line of land so conveyed to George J. and Pearl Aultman 177.08 feet to the Southeasterly corner of land conveyed to Anis Company by deed dated April 6, 1939, and recorded in Volume 4932, Page 463 of Cuyahoga County Records; thence
Northerly along the Easterly line of land so conveyed to Anis Com-pany, 318.17 feet to the Southeasterly line of Lorain Road; thence Northeasterly along the Southeasterly line of Lorain Road, 155.88 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 53 being the premises conveyed to the Company by deed recorded in Volume 12754, Page 163 of Cuyahoga County Record of Deeds.


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                                                                           (CEI)





                                FOX SUBSTATION

                                 Parcel No. 54

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio, in Original Brooklyn Township Lot No. 1 and known as being a strip of land bounded on the West by the center line of Tiede-man Road (formerly known as Parma Road); bounded on the North and East by the Northerly and Easterly lines; respectively, of that certain 10.489 Acre parcel of land that was conveyed by Alice E. Fovargue to J. G. W. Cowles. Trustee, by deed dated January 1st,
1906 and recorded in Volume 1006, Page 411 of Cuyahoga County
Records; and bounded on the South by the Northerly Right of Way line of The Cleveland Short Line Railway Company's railroad (later
The New York Central Railroad and now known as the Penn-Central railroad); the said strip of land to be conveyed hereby having a length of 546.49 feet, more or less, along its Northerly boundary line, a length of 529.16 feet, more or less, along its Southerly boundary line, a length of 52.83 feet, more or less, along its Easterly boundary line, and a length of 52.0 feet, more or less, along its Westerly bound-ary line, the same being the center line of Tiedeman Road aforesaid, and containing 0.6274 Acres of land, be the same more or less, but subject to all legal highways.

                                 Parcel No. 55

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio, in Original Brooklyn Township Lots Nos. 1 and 20 and known as being a strip of land bounded on the North, East and West by the Northerly, Easterly and Westerly lines, respectively, of that certain parcel of land that was conveyed by William Biddulph to
J. G. W. Cowles, Trustee, in Parcel No. 1 of deed dated March 27,
1905 and recorded in Volume 998, Page 586 of Cuyahoga County
Records; and bounded on the South by the Northerly Right of Way line of The Cleveland Short Line Railway Company's railroad (later
The New York Central Railroad and now known as the Penn-Central railroad); the said strip of land to be conveyed hereby having a length of 1298.69 feet, more or less, along its Northerly boundary line, a length of 1298.49 feet, more or less, along its Southerly bound-ary line, a length of 24.69 feet, more or less, along its Easterly boundary line, and a length of 24.7 feet, more or less, along its Westerly boundary line, and containing 0.736 Acres of land, be the same more or less, but subject to all legal highways.

                                 Parcel No. 56

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio, in Original Brooklyn Township Lot No. 20 and known as



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
                                                                           (CEI)





being a strip of land bounded on the North, East and West by the Northerly, Easterly and Westerly lines, respectively, of that certain parcel of land that was conveyed by William Biddulph to J. G. W. Cowles. Trustee, by deed dated March 27, 1905 and recorded in Volume 998, Page 586, of Cuyahoga County Records, being Parcel No. 2 in said deed; and bounded on the South by the Northerly Right of Way line of The Cleveland Short Line Railway Company's railroad (later
The New York Central Railroad and now known as the Penn-Central railroad); the said strip of land to be conveyed hereby having a length of 296.0 feet, more or less, along its Northerly boundary line, a length of 296.06 feet, more or less, along its Southerly boundary line, a length of 23.94 feet, more or less, along its Easterly boundary line, and a length of 23.94 feet, more or less, along its Westerly boundary line, and containing 0.163 of an acre of land, be the same more or less, but subject to all legal highways.

                                 Parcel No. 57

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio, in Original Brooklyn Township Lot No. 20 and known as being a strip of land bounded on the North, East and West by the Northerly, Easterly and Westerly lines, respectively, of that certain parcel of land that was conveyed by William Biddulph to J. G. W. Cowles, Trustee, by deed dated March 29, 1905 and recorded in Volume 993, Page 79 of Cuyahoga County Records, and bounded on the South by the Northerly Right-of-Way line of The Cleveland Short Line Rail-way Company's railroad (later The New York Central Railroad and now known as the Penn-Central railroad); the said strip of land having a length of 261.64 feet, more or less, along its Northerly boundary line, a length of 261.64 feet, more or less, along its South-erly boundary line, a length of 25.28 feet, more or less, along its Easterly boundary line, and a length of 25.28 feet, more or less, along its Westerly boundary line, and containing 0.1521 of an Acre of land, be the same more or less, but subject to all legal highways.

    Parcels Nos. 54, 55, 56 and 57 being the premises conveyed to the Company by deed recorded in Volume 13152, Page 513 of Cuya-hoga County Record of Deeds.

    Parcel No. 55 is subject to a railroad crossing right-of-way as shown in instruments recorded in Volume 967, Page 104, Volume 998, Page 586 and Volume 1050, Page 283 of Cuyahoga County Record of
Deeds.

    Parcels Nos. 54, 55, 58 and 57 are subject to: slope and fence rights as shown in an instrument recorded in Volume 1237, Page 253 of Cuyahoga County Record of Deeds; an easement for sanitary sewer purposes as shown in an instrument recorded in Volume 4002,


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
                                                                           (CEI)





Page 618 of Cuyahoga County Record of Deeds; and easements for pipeline purposes as shown in instruments recorded in Volume 6629, Page 367 and Volume 6651, Page 394 of Cuyahoga County Record of Deeds.

                                 Parcel No. 58

    Situated in the City of Brooklyn, County of Cuyahoga, State of Ohio and known as being part of Original Brooklyn Township Lots
Nos. 1 and 20 and further bounded and described as follows:

    Beginning at an iron pin in the centerline of Tiedeman Road
(80 feet wide) at its intersection with Brookpark Road; thence
North 19 degrees 07' 00" West along the centerline of Tiedeman Road, a distance of 1384.96 feet to a point therein; thence South 89 degrees 46' 50" East along the North line of land conveyed to the Ceico Company by deed dated January 17, 1939 and recorded in Volume 4920, Page 357 of Cuyahoga County Records, a distance of 173.36 feet to a point therein and the principal place of beginning; thence continuing South
89 degrees 46' 50" East along the North line of the aforementioned Ceico Company property, a distance of 392.77 feet to an iron pin in the West line of land conveyed to Frank E. Hearns by deed dated August
8, 1963 and recorded in Volume 10937, Page 77 of Cuyahoga County
Records; thence South 0 degrees 31' 03" West along the West line of the aforementioned Hearns property, a distance of 89.24 feet to an iron pin in the Southwest corner of said Hearns property; thence South
88 degrees 43' 40" East along the Southerly line of the Hearns property, a distance of 844.79 feet to an iron pin in the Southwest corner of the Biddulph Road Subdivision No. 2 as recorded in Volume 165, Page 41 of Cuyahoga County Records; thence North 0 degrees 43' 30" East along the West line of the Biddulph Road Subdivision No. 2, a distance of 1105.92 feet to an iron pin therein, said iron pin also being in the Southerly Limited Access Right of Way line of Interstate Route 480;
thence North 75 degrees 35' 19" West along the Southerly Limited Access
Right of Way Line of Interstate Route 480, a distance of 626.92 feet to an iron pin therein; thence North 83 degrees 02' 38" West along the Southerly Limited Access Right of Way line of Interstate Route 480, a distance of 164.13 feet to an iron pin in the Westerly line of a 150 foot wide Easement granted to The Cleveland Electric Illuminating
Company; thence South 19 degrees 10' 22" West along the Westerly line of said 150 foot Easement, a distance of 327.76 feet to an iron pie therein; thence South 0 degrees 43' 30" West, a distance of 580.06 feet to an iron pin; thence South 30 degrees 43' 30" West, a distance of 232.48 feet to an iron pin; thence South 75 degrees 43' 30" West, a distance of 203.07 feet to a point; thence South 56 degrees 42' 30" West, a distance of 59.62 feet to a point in the North line of the aforementioned Ceico Company property and the principal place of beginning and containing 24.7795

                                                                           (CEI)





Acres of land more or less, according to a survey made by Ciuni-
Zwick Associates in June, 1972, but subject to all legal highways.

                                 Parcel No. 59

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio and known as being part of Original Brooklyn Township Lots Nos. 1 and 20 and further bounded and described as follows:

    Beginning at an ironpin in the center line of Tiedeman Road (80 feet wide) at its intersection with Brookpark Road; thence North 19 degrees 07' 00" West along the centerline of Tiedeman Road, a distance of 1274.52 feet to a point therein; thence South 88 degrees 43' 40" East, a distance of 1373.74 feet to an iron pin; thence North 0 degrees 43' 30" East along the Westerly line of Biddulph Road Subdivision No. 2 as recorded in Volume 165, Page 41 of Cuyahoga County Records, a distance of 1166.61 feet to a point in the Southerly line of the Brooklyn Estates Subdivision No. 1 as recorded in Volume 206, Page 27 of Cuyahoga County Records; thence South 89 degrees 40' 46" West along the Southerly line of the Brooklyn Estates Subdivision No. 1, a distance of 126.06 feet; thence North 1 degrees 01' 36" East along the Westerly line of said Brooklyn Estates Subdivision No. 1, a distance of 312.73 feet to a point therein. said point also being in the Northerly Limited Access Right-of-Way line of Interstate Route 480; thence North 71 degrees 21' 33" West along the Northerly Limited Access Right- of-Way line of Interstate Route 480, a distance of 229.87 feet to an angle point therein; thence North 77 degrees 15' 56" West along the North- erly Limited Access Right-of-Way line of Interstate Route 480. a distance of 102.46 feet to a point therein and the principle place of beginning; thence continuing along the Northerly Limited Access Right-of-Way line of Interstate Route 480, a distance of 76.36 feet to a point therein; thence North 19 degrees 10' 22" East along the Easterly line of a 150 foot wide Easement granted to the Cleveland Electric Illuminating Company, a distance of
284.97 feet to a point in the Northerly line of land conveyed to Fred B. and Rose F. Rose by deed recorded in Volume 5646, Page 380 of Cuyahoga County Records; thence South 89 degrees 27' 19" East along the Northerly line of said Rose property, a distance of 39.02 feet to a point therein; thence South 13 degrees 40' 39" West, a distance of 212.57 feet; thence South 5 degrees 40' 39" West, a distance of 79.47 feet to the principle place of beginning and containing 0.3494 Acres of land more or less according to a survey by Ciuni-Zwick Associates in June, 1972. but subject to all legal highways.

    Parcels Nos. 58 and 59 being the premises conveyed to the Com-pany by deed recorded in Volume 13151, Page 101 of Cuyahoga
County Record of Deeds.

                                                                           (CEI)





    Parcels Nos. 58 and 59 are subject to the imposition of a restric-tion against access to a public highway if it is appropriated in a pending appropriation action under Case No. 789,227 in The Court of Common Pleas of Cuyahoga County, Ohio.

                                 Parcel No. 60

    Situated in the City of Brooklyn, County of Cuyahoga and State of Ohio and known as being part of Original Brooklyn Township Lot
No. 1, and bounded and described as follows:

    Beginning in the center line of Tiedeman Road, also known as Parma Road, at the Southwesterly corner of land conveyed to B. M.
Tilby by deed dated September 14, 1905. and recorded in Volume
1006, Page 91 of Cuyahoga County Records; thence North 89 degrees 48' 40" East along the Southerly line of land so conveyed to B. M. Tilby as aforesaid, 566.13 feet to the center line of Countryman's Creek; thence South 00 degrees 02' 50" East along the center line of Countryman's Creek,
61.34 feet to the Northerly line of land conveyed to J. G. W. Cowles. Trustee, by deed dated January 1, 1906, and recorded in Volume 1006.
Page 411 of Cuyahoga County Records; thence North 89 degrees 34' 10"
West along the Northerly line of land so conveyed to J. G. W.
Cowles as aforesaid. 546.49 feet to said center line of Tiedeman Road; thence North 19 degrees 31' 30" West along said center line of Tiedeman Road, 58.80 feet to the place of beginning, be the same more or less, but subject to all legal highways and waterways.

    Excepting therefrom that part of the above described premises conveyed to the County of Cuyahoga by deed dated December 10, 1953, filed for record December 15, 1953, at 3:18 P.M., and recorded in Volume 7899, Page 495 of Cuyahoga County Records.

    Excepting from the above described premises any part thereof resulting through change in the course of Countryman's Creek occa-sioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 60 being the premises conveyed to the Company by deed recorded in Volume 13601, Page 523 of Cuyahoga County Record of Deeds.

    Parcel No. 60 is subject to an easement for gas pipe line purposes as shown in an instrument recorded in Volume 1698. Page 329 of Cuyahoga County Record of Deeds.

                               GARDEN SUBSTATION

                                 Parcel No. 61

    Situated in the City of Cleveland, County of Cuyahoga, State of Ohio and known as being part of Block "13" in The Oak Park Heights

                                                                           (CEI)





Re-Subdivision of part of Original Brooklyn Township Lots 60 and
61 as recorded in Volume 85, Page 10 of Cuyahoga County Record of Plats and further bounded and described as follows:

    Beginning at the intersection of the centerline of Brookpark
Road, S.W., and the most westerly line of said Oak Park Heights Re-Subdivision; thence North 01 degrees 01' 40" West along said westerly line. a distance of 310.00 feet to a point in the Northerly Right of Way line of Lennox Avenue Extended (50 feet wide) and the prin-cipal place of beginning; thence continuing North 01 degrees 01' 40" West along said Westerly line, a distance of 239.59 feet to a point in the Southerly line of a one foot strip of land conveyed to Belt and Termi-nal Realty Company by deed recorded in Volume 1158, Page 280 of Cuyahoga County Records; thence South 88 degrees 33' 05" East along the Southerly line of said one foot strip, a distance of 283.34 feet to a point therein; thence South 01 degrees 01' 40" East a distance of 226.79 feet to an iron pin; thence South 88 degrees 51' 30" West, a distance of
283.08 feet to the principal place of beginning and containing 1.6779 acres of land, more or less, according to a survey by Ciuni-Zwick Associates in November, 1972, but subject to all legal highways.

    Parcel No. 61 being the premises conveyed to the Company by deed recorded in Volume 13302, Page 611 of Cuyahoga County
Record of Deeds.

                              GARFIELD SUBSTATION

                                 Parcel No. 62

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original Brooklyn Township
Lot No. 64, and bounded and described as follows:

    Beginning at the southeasterly corner of a parcel of land con-veyed by The Bailey Wall Paper Company to The Cuyahoga Meat
Company by Deed dated February 8, 1966 and recorded in Volume
11698, Page 207 of Cuyahoga County Records;

    Course No. 1: thence North 89 degrees 38' 10" West along the Southerly line of land so conveyed and continuing along the northerly line of land in Parcel Three conveyed to The Bailey Wall Paper Company by deed dated December 31, 1929 and recorded in Volume 4034, Page 41 of Cuyahoga County Records, a distance of 587.84 feet to the easterly line of Pearl Road S.W., (formerly Old Wayne-Medina Plank Road),
66 feet in width;

    Course No. 2: thence North 4 degrees 56' 30" West along the easterly line of said Pearl Road S.W., a distance of 180.775 feet to its inter-section with a line drawn parallel to and distant 180.00 feet north-

                                                                           (CEI)





easterly by rectangular measurement from the northerly line of land in Parcel Three conveyed to The Bailey Wall Paper Company and the southerly line of land conveyed to The Cuyahoga Meat Company, as aforementioned;

    Course No. 3: thence South 89 degrees 38' 10" East along said parallel line, a distance of 198.525 feet to a point;

    Course No. 4: thence North 0 degrees 21' 50" East, a distance of 30.00 feet to its intersection with a line drawn parallel to and distant 210.00 feet northeasterly by rectangular measurement from the southerly line of land conveyed to The Cuyahoga Meat Company, aforementioned;

    Course No. 5: thence South 89 degrees 38' 10" East along said last mentioned parallel line, a distance of 266.50 feet to a point in a west-erly line of land conveyed to Jay R. Bramson by deed dated May 15.
1947 and recorded in Volume 6422, Page 524 of Cuyahoga County
Records;

    Course No. 6: thence South 0 degrees 29' 30" West along a westerly line of land so conveyed to Jay R. Bramson, a distance of 103.61 feet to a southwesterly corner thereof;

    Course No. 7: thence South 89 degrees 38' 20" East along a southerly line of land so conveyed to Jay R. Bramson, a distance of 140.00 feet to an angle point;

    Course No. 8: thence South 0 degrees 29' 30" West along a westerly line of land so conveyed to Jay R. Bramson, a distance of 106.40 feet to the place of beginning, and containing 2.4114 acres of land according to the survey of Garrett & Associates, Inc., Registered Engineers and Surveyors, dated July 14, 1972, as amended October 12, 1972, be the same more or less but subject to all legal highways.

    Parcel No. 62 being the premises conveyed to the Company by deed recorded in Volume 13309, Page 537 of Cuyahoga County Record of Deeds.

    Parcel No. 62 is subject to an easement for ingress and egress and utility purposes as shown in an instrument recorded in Volume 12165, Page 163 of Cuyahoga County Record of Deeds and an ease-ment for sewer purposes as shown in an instrument recorded in Volume 13309, Page 537 of Cuyahoga County Record of Deeds.

                              HARDING SUBSTATION

                                 Parcel No. 63

    Situated in the Village of Cuyahoga Heights, County of Cuyahoga and State of Ohio, and known as being part of Original One Hundred

                                                                           (CEI)





Acre Lots Nos. 296, 298 and 299, and bounded and described as follows:

    Beginning at a point in the center line of East 49th Street, 60 feet wide, 60 feet South of the intersection of the Northerly line of said Original One Hundred Acre Lot No. 299 with the center line of East 49th Street; thence Westerly along a line parallel with the Northerly line of said Original Lot No. 299, 185 feet to the principal place of beginning of the premises herein intended to be described;
thence Northerly along a line parallel with the center line of East 49th Street, 110 feet; thence Westerly along a line parallel with the North-erly line of said Original One Hundred Acre Lot No. 299, 315 feet;
thence Southwesterly along a line making an included angle of 138 degrees 30' with the last described course about 580 feet to a point distant North-erly 627 feet rectangular measurement from the Northerly line of a 100 foot strip of land conveyed to J. G. W. Cowles, Trustee. by deed dated April 24, 1906, and recorded in Volume 1021, Page 591 of Cuya-hoga County Records; thence Westerly along a line parallel with the Northerly line of land so conveyed and distant 627 feet rectangular measurement Northerly therefrom about 950 feet to its intersection with a Southeasterly line of a parcel of land conveyed by The Builders
& Foundry Land Co. to The Newburgh & South Shore Railway Co., by deed dated August 9, 1926, and recorded in Volume 3396, Page 427 of Cuyahoga County Records; thence South 24 degrees 59' 21" Westerly along said Southeasterly line about 375 feet to an angle point; thence
South 23 degrees 47' 41" Westerly continuing along said Southeasterly line
297.77 feet to the Northerly line of land conveyed to J. G. W. Cowles, Trustee, as aforesaid; thence Easterly along said Northerly line about
2120 feet to the center line of East 49th Street; thence Northerly along the center line of East 49th Street, 50 feet; thence Westerly parallel with the Northerly line of land so conveyed to J. G. W.
Cowles, Trustee, 185 feet; thence Northerly parallel with the center line of East 49th Street and distant 185 feet Westerly rectangular measurement therefrom, about 901.78 feet to the principal place of beginning, be the same more or less, but subject to all legal highways.

                                 Parcel No. 64

    Situated in the Village of Cuyahoga Heights, County of Cuyahoga and State of Ohio, and known as being part of Original One Hundred Acre Lots Nos. 295, 296, 298 and 299, and bounded and described as follows:

    Beginning at the intersection of the Southerly line of said Orig-inal Lot No. 296 with the center line of East 49th Street, 50 feet wide; thence Northerly along the center line of East 49th Street, 50 feet; thence Westerly on a line parallel to the Southerly line of said Lot

                                                                           (CEI)





No. 296, 185 feet to the principal place of beginning of the land herein described; thence Westerly on a continuation of the last des-cribed course, 315 feet; thence Southwesterly on a line deflecting
41 degrees 30" to the left from a continuation of the last described course, about 580 feet to a point distant Northerly 627 feet, rectangular measurement from the Northerly line of a 100 foot strip of land con-veyed by Philip Stark and wife, to J. G. W. Cowles, Trustee. by deed recorded in Volume 1021, Page 591 of Cuyahoga County Records;
thence Westerly on a line parallel with the Northerly line of land so conveyed and distant 627 feet, rectangular measurement, Northerly therefrom, about 950 feet to its intersection with the Southeasterly line of a parcel of land conveyed by The Builders & Foundry Sand
Co.. to the Newburgh & South Shore Railway Co., by deed dated Au-gust 9, 1926, and recorded in Volume 3396. Page 427 of Cuyahoga
County Records; thence North 24 degrees 59' 21" East along said South-easterly line about 325.12 feet to an angle point; thence North 22 degrees 47' 17" East along said Southeasterly line, 418.79 feet to an angle point; thence Northerly 19 degrees 36' 01" East along said Southeasterly line, 100.18 feet to an angle point; thence North 10 degrees 28' 20" East,
172.33 feet to the Southerly line of a parcel of land conveyed to the American Steel & Wire Co. by deed dated July 27. 1907, and recorded in Volume 1126, Page 135 of Cuyahoga County Records; thence
Easterly along said Southerly line about 64 feet to the Southeasterly corner thereof; thence North 3 degrees 53' East along the Easterly line of said parcel of land conveyed to the American Steel & Wire Co. 421.74 feet to the Northerly line of a parcel of land conveyed by The Sincere Realty Co. to Roy Black by deed dated January 20. 1926, and recorded in Volume 3277. Page 25 of Cuyahoga County Records; thence South
67 degrees 16' East along said Northerly line about 1268.90 feet to a point in said Northerly line distant Westerly 245 feet, by rectangular meas-urement, from the center line of East 49th Street; thence Southerly on a line parallel with the center line of East 49th Street and distant
245 feet Westerly therefrom, 76.38 feet; thence Easterly on a line parallel with the Southerly line of said Original Lot No. 296, 60 feet; thence Southerly on a line parallel with the center line of East 49th
Street and distant 185 feet Westerly therefrom. about 435.13 feet to the place of beginning, be the same more or less, but subject to all legal highways.

                                 Parcel No. 65

    Situated in the Village of Cuyahoga Heights, County of Cuyahoga and State of Ohio, and known as being part of Original One Hundred Acre Lot No. 296, and bounded and described as follows:

                                                                           (CEI)





    Beginning in the center line of East 49th Street, 50 feet wide, at a point distant Northerly, measured along the center line of East
49th Street, 450 feet from the intersection of said center line with the Southerly line of said Original Lot No. 296; thence Westerly parallel with the Southerly line of said Original Lot No. 296, 185 feet; thence Northerly parallel with the center line of East 49th Street, 35.13 feet; thence Easterly parallel with the Southerly line of Original Lot No. 296, 185 feet to the center line of East 49th Street; thence South-erly along the center line of East 49th Street, 35.13 feet to the place of beginning, be the same more or less, but subject to all legal high-ways.

                                 Parcel No. 66

    Situated in the Village of Cuyahoga Heights, County of Cuya-hoga and State of Ohio, and known as being a part of Original One
Hundred Acre Lot No. 296, and bounded and described as follows:

    Beginning in the center line of East 49th Street (formerly In-dependence Road) at a point 485.13 feet Northerly, measured along the center line of East 49th Street, from the Southeasterly corner of said Original Lot No. 296; thence West on a line parallel with the Southerly line of Original Lot No. 296 and distant 485.13 feet
Northerly therefrom, 245 feet; thence North on a line parallel with the center line of East 49th Street, 76.38 feet; thence South 67 degrees 16' East 12.62 feet to a point; then South 81 degrees 41' East, 234.60 feet to the center line of East 49th Street; thence South along the center line of East 49th Street, 46.37 feet to the place of beginning, be the game more or less, but subject to all legal highways.

                                 Parcel No. 67

    Situated in the Village of Cuyahoga Heights, County of Cuya-hoga and State of Ohio, and known as being part of Original One
Hundred Acre Lot No. 299, and bounded and described as follows:

    Beginning on the center line of East 49th Street (formerly In-dependence Road) at the Northeasterly corner of land conveyed to Eugene R. Crombine by deed filed for record November 9, 1946, and recorded in Volume 6235, Page 192 of Cuyahoga County Rec-ords; thence Westerly along the Northerly line of land so conveyed to Eugene R. Crombine, 185 feet to the Northwesterly corner thereof; thence Northerly and parallel with said center line of East 49th Street, 75 feet; thence Easterly and parallel with the Northerly line of land so conveyed to Eugene R. Crombine, 185 feet to the center line of East 49th Street; thence Southerly along said center line, 75 feet to the place of beginning, be the same more or less, but subject to all legal highways.

                                                                           (CEI)





                                 Parcel No. 68

    Situated in the Village of Cuyahoga Heights, County of Cuya-hoga and State of Ohio, and known as being part of Original One
Hundred Acre Lots Nos. 298 and 299, and bounded and described as follows:

    Beginning in the center line of East 49th Street (formerly In-dependence Road) and at the Northeast corner of that certain
5.1136 Acre parcel of land that was conveyed by Philip Stark in deed dated April 24, 1906, and recorded in Volume 1021, Page 591 of
Cuyahoga County Records; thence along said center line of East
49th Street, South degrees 03' 30" West, a distance of 4.87 feet, more or less, to the Northeast corner of that certain 0.18260 Acre parcel of land that was conveyed to The Cleveland Short Line Railway
Company in "Parcel XXII" of deed dated May 8, 1906, and recorded in Volume 1050, Page 296 of Cuyahoga County Records; thence along the Northwesterly line of said "Parcel XXII", South 60 degrees 15' 30" West, a distance of 191.72 feet, more or less, to the Southwest corner thereof, which Southwest corner is in the Southerly line of the 5.1136 acre parcel aforesaid; thence along the Southerly line of said 5.1136 acre parcel, South 89 degrees 50' West, a distance of 2079.10 feet, more or less, to the Southwest corner thereof, which Southwest corner is described in said deed from Philip Stark as being in the center of the Ohio Canal; thence along the Westerly line of said
5.1136 acre parcel. which Westerly line is described in said Deed from Philip Stark, as being the center line of said Ohio Canal, North 20 degrees 42' East a distance of 107.02 feet, more or less, to the Northwest corner of said 5.1136 Acre parcel; thence along the Northerly line of said 5.1136 Acre parcel, North 89 degrees 50' East, a distance of 2208.61 feet, more or less, to the place of beginning, and containing 4.931 Acres of land, be the same more or less, but subject to all legal highways.

    Parcels Nos. 63 through 68, inclusive, being the premises con-veyed to the Company by deed recorded in Volume 12775, Page 963 of Cuyahoga County Record of Deeds.

    Parcels Nos. 63 through 68, inclusive, are subject to easements for water pipeline purposes as shown in instruments recorded in Volume 5, Page 53, Volume 514, Page 171 and Volume 786, Page
428 of Cuyahoga County Record of Deeds and slope and railroad crossing rights as shown in instruments recorded in Volume 1237, Page 267 and Volume 1237, Page 269 of Cuyahoga County Record of Deeds.

                                                                           (CEI)





                                 Parcel No. 69

    Situated in the Village of Cuyahoga Heights, County of Cuya-hoga and State of Ohio, and known as being parts of Original One
Hundred Acre Lots Nos. 298 and 299, and bounded and described as follows:

    Commencing at the point in the center line of East 49th Street, also known as Independence Road, 60 feet wide, at the Northeasterly corner of the land conveyed by F. J. Jerome and Lucy E. D. Jerome.
to The New York Central Railroad Company by deed dated February
26, 1927, and recorded in Volume 3559, Page 456 of Cuyahoga County Records, said point being also at the Southeasterly corner of the land conveyed by J. G. W. Cowles, Trustee, to The Cleveland Short Line
Railway Company, a predecessor of said The New York Central
Railroad Company, as Parcel XXII by deed dated May 8, 1906, and recorded in Volume 1050, Page 296 of Cuyahoga County Records;
thence South 89 degrees 50' 00" West along the Northerly line of the land conveyed to first aforesaid, a distance of 167.24 feet to the principal place of beginning, marked by a monument, said point being also
South 60 degrees 15' 30" West 192.22 feet from a point in said center line of East 49th Street, and being at the Easterly corner of that portion lying on the Northwesterly side of the railroad of The New York
Central Railroad Company of the land conveyed by F. J. Jerome and Lucy E. D. Jerome, to The Cleveland Trust Company, as the Third
Parcel by deed dated February 26, 1927, and recorded in Volume
3561, Page 521 of Cuyahoga County Records;

    Course No. 1: Thence South 89 degrees 50' 00" West along the North-erly line of the land conveyed as last aforesaid a distance of 2079.10 feet to the point in the center line of the Ohio Canal at the North-westerly corner of the land so conveyed;

    Course No. 2: Thence South 20 degrees 42' 00" West along said center line of the Ohio Canal and being along a Westerly line of the land conveyed as last aforesaid, a distance of 459.36 feet to a point;

    Course No. 3: Thence South 12 degrees 12' 00" West continuing along the center line of the Ohio Canal and being along a Westerly line of the land conveyed as last aforesaid, a distance of 145.20 feet to a point;

    Course No. 4: Thence South 1 degrees 18' 00" East continuing along the center line of the Ohio Canal and being along a Westerly line of the land conveyed as last aforesaid, a distance of 284.36 feet to the point at the Southwesterly corner of land so conveyed;

    Course No. 5: Thence South 89 degrees 53' 00" East along a Southerly line of the land conveyed as last aforesaid, a distance of 654.07 feet

                                                                           (CEI)





to a point in the dividing line between the land so conveyed and the land of The New York Central Railroad Company as conveyed by the aforesaid deed from F. J. Jerome and Lucy E. D. Jerome, to The
New York Central Railroad Company by deed dated February 26,
1927, and recorded in Volume 3559, Page 456 of Cuyahoga County
Records;

    Course No. 6: Thence North 60 degrees 15' 30" East along said last mentioned dividing line, a distance of 558.06 feet to a point marked by a monument;

    Course No. 7: Thence North 44 degrees 09' 10" East continuing along said last mentioned dividing line a distance of 270.52 feet to a point marked by a monument;

    Course No. 8: Thence North 74 degrees 37' 00" East continuing along said last mentioned dividing line a distance of 503.95 feet to a point marked by a monument;

    Course No. 9: Thence North 60 degrees 15' 30" East continuing along said last mentioned dividing line, a distance of 521.42 feet to the principal place of beginning, and containing 26.87 acres of land, more or less, according to the survey made in December, 1961, by Peter J. Knezevic, Ohio registered Surveyor No. 4499, be the same more or less, but subject to all legal highways.

    Excepting therefrom all lands lying within the bounds of the Ohio Canal.

    Parcel No. 69 being the premises conveyed to the Company by deed recorded in Volume 12909, Page 355 of Cuyahoga County Record of Deeds.

    Parcel No. 69 is subject to an easement for sewer purposes as shown in an instrument recorded in Volume 4976, Page 480 of Cuya-hoga County Record of Deeds and an easement for drainage purposes as shown in an instrument recorded in Volume 11179, Page 515 of Cuyahoga County Record of Deeds.

                              HICKORY SUBSTATION

                                 Parcel No. 70

    Situated in the City of Brecksville, County of Cuyahoga and State of Ohio, and known as being part of Original Brecksville Town-ship Lot No. 37 and further bounded and described as follows:

    Beginning in the center line of Oakes Road, 60 feet wide, at the Southwesterly corner of a parcel of land conveyed to Leslie A. Ward and Hazel I. Ward by deed dated July 24, 1943, and recorded in Volume 5619, Page 655 of Cuyahoga County Records; thence Westerly




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along the center line of Oakes Road, 360 feet to the Southeasterly corner of a parcel of land conveyed to Willard L. Schwenk and Jacqueline Schwenk by deed dated February 4, 1954, and recorded in Volume 8018, Page 3 of Cuyahoga County Records; thence
North 0 degrees 54' 5" East, a distance of 600.00 feet to the Northeasterly corner of said Schwenk property, and the principal place of be-ginning; thence South 89 degrees 43' 19" West, a distance of 120.00 feet to the Northwesterly corner of said Schwenk property; thence South
0 degrees 54' 5,' West, along the Westerly line of said Schwenk property a distance of 360.00 feet to a point in the Easterly Right of Way line of Interstate Route 77; thence North 9 degrees 59' 57" West along said Easterly Right of Way line of Interstate Route 77, a distance of
288.16 feet to a point therein; thence North 2 degrees 31' 22" West along the Easterly Right of Way line of Interstate Route 77, a distance of
376.13 feet to a point therein; thence North 89 degrees 43' 19" East, a distance of 556.97 feet to a point; thence South 0 degrees 54' 5" West, a distance of 300.00 feet to a point in the Southerly line of land con-veyed to Alfred P. & H.P. Jones by deed recorded in Volume 6849,
Page 161 of Cuyahoga County Records; thence South 89 degrees 43' 19"
West along the Southerly line of said Jones property, a distance of
360.00 feet to a point therein and the principle place of beginning, and containing 4.0499 acres of land according to a survey made by Ciuni-Zwick Associates in November, 1972, but subject to all legal highways.

    Parcel No. 70 being the premises conveyed to the Company by deeds recorded in Volume 13320, Pages 809 and 811, respectively, of Cuyahoga County Record of Deeds.

    Parcel No. 70 is subject to easements for pipe line purposes as shown in instruments recorded in Volume 7683, Page 556, Volume
7695, Page 240 and Volume 11871, Page 419 of Cuyahoga County
Record of Deeds and an easement for channel and sewer purposes as shown in an instrument recorded in Volume 12109, Page 613 of Cuyahoga County Record of Deeds.

                                 Parcel No. 71

    Situated in the City of Brecksville, County of Cuyahoga and State of Ohio, and known as being part of Original Brecksville Town-ship Lot No. 37 and further bounded and described as follows:

    Beginning in the center line of Oakes Road, 60 feet wide, at the Southwesterly corner of a parcel of land conveyed to Leslie A. Ward and Hazel I. Ward by deed dated July 24, 1943, and recorded in Volume 5619, Page 655 of Cuyahoga County Records; thence West-erly along the center line of Oakes Road, 360 feet to the Southeasterly corner of a parcel of land conveyed to Willard L. Schwenk and

                                                                           (CEI)





Jacqueline Schwenk by deed dated February 4, 1954, and recorded in Volume 8018, Page 3 of Cuyahoga County Records, and the prin-ciple place of beginning; thence North 0 degrees 54' 5" East, a distance of
600.00 feet to the Northeasterly corner of said Schwenk property;
thence South 89 degrees 43' 19" West, a distance of 120.00 feet to the Northwesterly corner of said Schwenk property; thence South 0 degrees
54' 5" West, a distance of 535.00 feet along the Westerly line of said Schwenk property to a point in the Easterly Right of Way line on Interstate Route 77; thence South 46 degrees 59' 19" East along said East-erly Right of Way line of Interstate Route 77, a distance of 51.03 feet to a point in the Northerly Right of Way line of Oakes Road (60 feet wide); thence North 89 degrees 43' 19" East along the Northerly right of way line of Oakes Road, a distance of 10.00 feet to a point therein;
thence South 2 degrees 33' 25" West, a distance of 30.03 feet to a point in the center line of Oakes Road; thence North 89 degrees 43' 19" East along the center line of Oakes Road, a distance of 73.00 feet to a point therein and the principle place of beginning and containing 1.60467 acres of land more or less, according to a survey by Ciuni-Zwick
Associates in October, 1972, but subject to all legal highways.

    Parcel No. 71 being the premises conveyed to the Company by deed recorded in Volume 13164, Page 619 of Cuyahoga County Record of Deeds.

    Parcel No. 71 is subject to a release of highway abutter's rights, including access rights, as shown in a deed recorded in Volume 11847, Page 449 of Cuyahoga County Record of Deeds and an easement for utility purposes as shown in a Journal Entry recorded in Volume
12307, Page 319 of Cuyahoga County Record of Deeds.

                               INLAND SUBSTATION

                                 Parcel No. 72

    Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio and known as being part of Original Lots 424 and 432 and further bounded and described as follows:

    Beginning at a point in the center line of Holton Ave. (60 feet wide) at its intersection with the center line of East 91st St. (50 feet wide); thence North 89 degrees 30' 00" West along the center line of Holton Ave., a distance of 144.91 feet; thence South 0 degrees 09' 20" East a distance of 30.00 feet to a point in the South Right-of-Way line of Holton Ave. and the principle place of beginning: thence South 0 degrees 09' 20" East a distance of 140.00 feet along the West line of Sublot
No. 47 in A.P. Winslow and C.O. Sharp Allotment recorded in
Volume 5, Page 47 of Cuyahoga County Maps to a point in North line of Sublot No. 44 in said A.P. Winslow and C.O. Sharp Allot-

                                                                           (CEI)





ment; thence North 89 degrees 30' 00" West along the North line of said Sublot No. 44, a distance of 20.00 feet to the Northwest corner of said Sublot No. 44; thence South 0 degrees 09' 20" East a distance of 1697.16 feet to a point in the West side of an existing concrete retaining wall; thence South 01 degrees 01' 56" West, along the westerly face of said re-taining wall, a distance of 63.39 feet to an angle point therein; thence South 6 degrees 15' 41" West along the westerly face of said retaining wall, a distance of 119.02 feet to an angle point therein; thence South
8 degrees 58' 06" West along the westerly face of said retaining wall, a distance of 49.83 feet to an angle point therein; thence South 16 degrees
52' 42" West partially along the westerly face of said retaining wall, a distance of 179.07 feet to a point of curvature, said point being 20 feet North of the center line of track No. 101 as shown on sheet
No. S.T.9-V. 9 of the Cleveland and Pittsburgh Railroad Evaluation
Map; thence 255.28 feet along an arc having a radius of 849.28 feet and a chord of 254.32 feet which bears South 32 degrees 41' 58" West to a point 20 feet North of the center line of the aforementioned track No.
101; thence South 41 degrees 18' 38" West a distance of 71.97 feet to a point 20 feet North of the centerline of track No. 101; thence 156.55 feet along an arc having a radius of 1626.91 feet and a chord of 156.49 feet which bears South 38 degrees 33' 14" West to a point of compound curvature; thence 162.67 feet along an arc having a radius of 671.83 feet and a chord of 162.27 feet which bears South 28 degrees 51' 55" West; thence 73.33 feet along an arc having a radius of 755.05 feet and a chord of 73.30 feet which bears North 5 degrees 10' 42" West; thence 124.15 feet along an arc having a radius of 913.49 feet and a chord of
124.05 feet which bears North 4 degrees 04' 02" West to a point 20 feet East of the center line of a Main Freight Track owned by the Penn Central Transportation Company; thence North 0 degrees 10' 26" West parallel to and 20 feet East of said center line of said Freight Track a distance of 1912.37 feet to a point of curvature; thence 670.37 feet along an arc having a radius of 2431.58 feet and a chord of 668.25 feet which bears North 8 degrees 04' 19" West; thence North 740 39' 57" East a dis-tance of 22.07 feet to a point in the South Right-of-Way line of the aforementioned Holton Ave. (60 feet wide); thence South 89 degrees 30' 00" East along the South Right-of-Way line of Holton Ave., a distance of
543.46 feet to a point therein and the principle place of beginning.
Be the same more or less and containing 25.6682 Acres of land according to a survey made by Ciuni-Zwick Associates in May, 1972, but subject to all legal highways.

    Parcel No. 72 being the premises acquired by the Company by appropriation pursuant to a Judgment Entry and a Certificate of Appropriation recorded in Volume 13387, Pages 807 and 813, re-spectively, of Cuyahoga County Record of Deeds.

                                                                           (CEI)





    Parcel No. 72 is subject to an easement for railroad tail track purposes as shown in the aforesaid Judgment Entry and Certificate of Appropriation, easements for bridge structure and sewer and water pipe line purposes as shown in instruments recorded in Volume 2312 Page 454 and Volume 4165, Page 249 of Cuyahoga County Record of Deeds and easements, if any, for utility purposes which may have arisen when a portion of Parcel No. 72 was vacated as a public street by Ordinance No. 35461 of the City of Cleveland enacted on Janu-ary 18, 1915.
                               IRWIN SUBSTATION

                                 Parcel No. 73

    Situated in the Village of Valley View, County of Cuyahoga and State of Ohio, and known as being a part of Original Independence
Township Lot No. 4 in Tract No. 3, East of the Cuyahoga River, and bounded and described as follows:

    Beginning at a point in the Southwesterly line of land in the Tenth Parcel conveyed to The Lake Erie and Pittsburgh Railway Company by deed dated April 3, 1911 and recorded in Volume 1295, Page 492 of Cuyahoga County Records distant North 50 degrees 46' 55" West, 186.87 feet, as measured along said Southwesterly line from its intersection with the center line of Hathaway Road, 60 feet in width, diverted, as shown by the plat recorded in Volume 36, Page 24 of Cuyahoga County Map Records;

    Course No. 1 Thence North 50 degrees 46' 55" West along the South-westerly line of land in the Tenth Parcel so conveyed, a distance of 248 feet to the Westerly line of land conveyed to F. J. Jerome by deed dated August 16, 1907 and recorded in Volume 1129, Page 340 of Cuyahoga County Records, by deed dated August 21, 1907 and re-corded in Volume 1129, Page 341 of Cuyahoga County Records, and by deed dated August 21, 1907 and recorded in Volume 1129, page 342 of Cuyahoga County Records;

    Course No. 2: Thence South 00 degrees 06' 00" West along the Westerly line of land so conveyed to F. J. Jerome by the aforementioned deeds.
a distance of 32.225 feet to its intersection with a line drawn parallel to and distant 50 feet Southwesterly by rectangular measurement from the Southwesterly line of land conveyed to The Lake Erie and Pittsburgh Railway Company by deed dated May 13, 1907 and re-corded in Volume 1134, Page 221 of Cuyahoga County Records;

    Course No. 3: Thence North 50 degrees 46' 55" West along said parallel line, a distance of 25 feet;

    Course No. 4: Thence South 00 degrees 06' 00" West along a line drawn parallel to the Westerly line of land conveyed to F. J. Jerome, as afore-mentioned, a distance of 75 feet to its intersection with a line drawn parallel to and distant 83.19 feet Southwesterly by rectangular meas-

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
                                                                           (CEI)





urement from the Southwesterly line of land in the Tenth Parcel conveyed to The Lake Erie and Pittsburgh Railway Company as first aforementioned;

    Course No. 5: Thence South 50 degrees 46' 55" East along said parallel line, a distance of 205.35 feet;

    Course No. 6: Thence North 39 degrees 13' 05" East, a distance of 83.19 feet to the place of beginning, and containing 19,272 square feet of land or 0.4424 acre according to the survey of Garrett & Associates, Inc., Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 73 being the premises conveyed to the Company by deed recorded in Volume 13162, Page 15 of Cuyahoga County Record of Deeds.

    Parcel No. 73 is subject to: an oil and gas lease recorded in Volume 80, Page 538 of the Cuyahoga County Record of Leases; assignments of the aforesaid oil and gas lease recorded in Volume 286, Page 247 and Volume 470, Page 147 of Cuyahoga County Record of Leases; and covenants and releases relating to a fence and a rail-road crossing as shown in an instrument recorded in Volume 6682, Page 119 and Volume 1050, Page 209 of Cuyahoga County Record of Deeds.

                                JUDI SUBSTATION

                                 Parcel No. 74

    Situated in the City of Euclid, Cuyahoga County, and State of
Ohio being part of Original Euclid Township Tract 14 and being further described as follows:

    Beginning at the intersection of center lines of Roseland Avenue
(50 feet wide) and East 204th Street (50 feet wide), thence South
49 degrees 57' 00" West along said center line of Roseland Avenue 93.46 feet to the principal place of beginning: thence due North 32.66 feet to a point in the Northwesterly Right-of-Way line of said Roseland
Avenue; thence North 40 degrees 03' 00" West, 190.00 feet to a point;
thence South 49 degrees 57' 00" West, 227.10 feet to a point; thence South 40 degrees 03' 00" East, 215.00 feet to a point; thence North 49 degrees 57' 00"
East, 206.09 feet to the principal place of beginning, containing 1.115 acres of land and being the same, more or less, but subject to all legal highways.

    Parcel No. 74 being the premises conveyed to the Company by deed recorded in Volume 13360, Page 609 of Cuyahoga County Rec-ord of Deeds.

    Parcel No. 74 is subject to an easement for railroad branch switch purposes as shown in instruments recorded in Volume 1760, Page 498 and Volume 1766, Page 406 of Cuyahoga County Record of Deed and

                                                                           (CEI)





an easement for railroad spur track purposes as shown in the afore-said deed by which said Parcel was conveyed to the Company.


                           LAKESHORE PLANT ADDITION

                                 Parcel No. 75

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of Original One Hundred Acre Lots
Nos. 346 and 349 and bounded and described as follows:

    Beginning on the Easterly line of East 55th Street (100 feet wide) at its intersection with the Southeasterly line of a 41.734 Acre parcel of land which was conveyed to The Frasch Process Soda Com-pany by deed dated June 12, 1891, and recorded in Volume 502, Page
594 of Cuyahoga County Records; thence North 57 degrees 36' 30" East along the Southeasterly line of said 41.734 Acre parcel of land, it being the Southeasterly line of land conveyed to The Norwalk Truck
Line Company by deed dated December 15, 1952, and recorded in Volume 7666, Page 154 of Cuyahoga County Records, 393.41 feet to a point of curvature; thence Northeasterly along the Southeasterly line of said 41.734 Acre parcel of land, it being a curved line deflecting to the left 296.46 feet, said curved line having a radius of 13,066.40 feet and a chord which bears North 56 degrees 57' 30" East, 296.46 feet; thence North 56 degrees 18' 30" East continuing along the Southeasterly line of said 41.734 Acre parcel of land 721.49 feet to the most Westerly corner of a 29.320 square foot parcel of land conveyed by The Wilson
Realty Company to The Union Salt Company by deed dated July 17,
1917, and recorded in Volume 1970, Page 413 of Cuyahoga County
Deed Records; thence North 75 degrees 20' 00" East along the Southerly line of said 29,320 square foot parcel of land and along the South-easterly line of a 9.75 Acre parcel of land conveyed by The Frasch
Process Soda Company to The United Salt Company by deed dated
October 18, 1895, and recorded in Volume 614, Page 341 of Cuyahoga
County Deed Records, 301.05 feet to the most Westerly corner of a 1112 square foot parcel of land conveyed by The Union Salt Company to The New York Central Railroad Company by deed dated January 4,
1934, and recorded in Volume 4328, Page 227 of Cuyahoga County Deed
Records; thence North 56 degrees 18' 30" East along the Northwesterly line of said 1112 square foot parcel of land, 213 feet to an angle in said Northwesterly line; thence North 49 degrees 41' 20" East continuing along the Northwesterly line of said 1112 square foot parcel of land, 102 feet to its intersection with the Easterly line of said 9.75 Acre parcel of land; thence North 0 degrees 28' 40" West along said East line, it being the East line as located in Case No. 7604, Federal Court Exhibit "A" as shown on plat recorded in Volume 40, Page 29 of Cuyahoga County



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
                                                                           (CEI)





Map Records, 975.72 feet to an angle in said East line; thence North
37 degrees 12' 40" West along said East line as shown on said Exhibit "A",
135.20 feet to the Southeasterly line of South Marginal Road; thence Southwesterly along the Southeasterly line of South Marginal Road, it being a curved line deflecting to the right, 565.51 feet to a point of tangency, said curved line having a radius of 1270.06 feet and a chord which bears South 42 degrees 22' 01" West, 560.85 feet; thence South 55 degrees 07' 00" West continuing along the Southeasterly line of South Margin-al Road, 351.30 feet to a point of curvature in said Southeasterly line;
thence Southwesterly along the arc of a curve deflecting to the right in the Southeasterly line of said South Marginal Road, it being the Northwesterly line of land conveyed to Union Properties, Inc., by deed dated November 13, 1952, and recorded in Volume 7653, Page
52 of Cuyahoga County Records, 101.66 feet to the Northeasterly corner of Parcel No. 1 conveyed to The Cleveland Automobile Club
Company by deed dated July 14, 1967, and recorded in Volume 12140, Page 973 of Cuyahoga County Records, said curve having a radius of
948.23 feet; thence South 32 degrees 23' 30" East along the Northeasterly lines of Parcel 1 and Parcel 2 of land so conveyed to The Cleveland
Automobile Club Company, 665.06 feet to the most Southeasterly cor-ner thereof; thence South 56 degrees 18' 30" West along the Southeasterly lines of Parcels Nos. 2 and 1 of land so conveyed to The Cleveland
Automobile Club Company and along the Southeasterly line of land conveyed to Storer Broadcasting Company by deed dated December
21, 1970, and recorded in Volume 12925, Page 273 of Cuyahoga County
Records, and along the Southeasterly prolongation thereof, 834.64 feet to a point of curvature; thence Southwesterly along the arc of a curve, deflecting to the right, 82.07 feet to the Southeasterly corner of land conveyed to Jay F. Zook, Trustee, by deed dated August 23, 1965, and recorded in Volume 11647, Page 341 of Cuyahoga County Records, said curve having a radius of 13,016.40 feet and a chord which bears
South 56 degrees 29' 40" West, 82.07 feet; thence Southwesterly along the Northwesterly line of a private road, it being a curved line deflecting to the right, and along the Southeasterly line of land conveyed to Jay
F. Zook, Trustee for Jay F. Zook, Inc. Employees Trust and also along the Southeasterly line of land conveyed by Norwalk Truck Lines, Inc., to Westinghouse Electric Corporation by deed dated December 19,
1958, and recorded in Volume 9459, Page 452 of Cuyahoga County
Deed Records, 213.26 feet, said curved line having a radius of 13,016.40 feet and a chord which bears South 57 degrees 08' 40" West,
213.26 feet to a point of tangency; thence South 57 degrees 36' 30" West continuing along the Northwesterly line of said private road and along the Southeasterly line of land conveyed to Westinghouse Electric Cor-poration as aforesaid, 362.28 feet to said Easterly line of East 55th
Street; thence South 00 degrees 28' 40" East along said Easterly line of East



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55th Street, 58.90 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 75 being the premises conveyed to the Company by deed recorded in Volume 13612, Page 951 of Cuyahoga County Record of Deeds.

    Parcel No. 75 is subject to: a restriction against the right to seek a railroad crossing as shown in a deed recorded in Volume 502, Page 594 of Cuyahoga County Record of Deeds; easements for water pipe line purposes as shown in instruments recorded in Volume 7280, Page 504, Volume 8675, Page 594, Volume 8898, Page 266 and
Volume 9927, Page 352 of Cuyahoga County Record of Deeds; an easement for gas pipe line purposes as shown in an instrument recorded in Volume 10971, Page 259 of Cuyahoga County Record of Deeds; easements for sewer purposes as shown in an instru-ment recorded in Volume 12140, Page 973 of Cuyahoga County Record of Deeds; easements for private rights-of-way as shown in instru-ments recorded in Volume 12140, Page 973 and Volume 12925, Page
273 of Cuyahoga County Record of Deeds and in the deed by which said Parcel was conveyed to the Company; building setback and use restrictions as shown in an instrument recorded in Volume 12236, Page 1005 of Cuyahoga County Record of Deeds; and the rights, if any, for public purposes, of the United States of America and the State of Ohio in and to the portion of said Parcel lying in Lake Erie Northerly of the 1914 shore line thereof.

                                LARK SUBSTATION

                                  Parcel No. 76

    Situated in the Village of Mayfield, County of Cuyahoga and State of Ohio, and known as being a part of Original Mayfield Lot
No. 45, Tract No. 1, further bounded and described as follows:

    Beginning on the center line of Wilson Mills Road, 80 feet wide, at the Southeasterly corner of land conveyed to Shirley A. Vitek by deed dated August 1, 1952 and recorded in Volume 7610, Page 337, and by deed dated August 3, 1953 and recorded in Volume 7846, Page 458 of Cuyahoga County Records, which point is distant South 88 degrees 39' 50" East, 520.95 feet therein from the Southwesterly corner of said Orig-inal Lot No. 45; thence North 01 degrees 36' 00" East along the Easterly line of land so conveyed to Shirley A. Vitek, 45 feet to the Northerly line of the aforesaid Wilson Mills Road and the principal place of beginning; thence continuing North 01 degrees 36' 00" East along said Easterly line of land so conveyed to Shirley A. Vitek, 274.70 feet to an iron pin at the Northeasterly corner thereof; thence North 88 degrees 39' 50" West parallel with the center line of Wilson Mills Road and along the Northerly line of land so conveyed to Shirley A. Vitek and along



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
                                                                           (CEI)





the Northerly line of land conveyed to Harold A. Stevenson and Elizabeth J. Stevenson by deed dated August 3, 1953 and recorded in Volume 7846, Page 456 of Cuyahoga County Records, and the Westerly prolongation thereof, about 297 feet to a point in the Easterly Limited Access Line of Interstate Route 271; thence Southeasterly along the aforesaid Easterly Limited Access Line of Interstate Route 271, about
262 feet to an angle point therein; thence Southerly, along the afore-said Easterly Limited Access Line of interstate Route 271; about 43 feet to a point in the aforesaid Northerly line of Wilson Mills Road; thence South 88 degrees 39' 50" East along the aforesaid Northerly line of Wilson Mills Road, about 175 feet to the principal place of beginning, and containing about 1.4 acres, be the same more or less, but subject to all legal highways.

    Parcel No. 76 being the premises conveyed to the Company by deed recorded in Volume 12762, Page 717 of Cuyahoga County Record of Deeds.

    Parcel No. 76 is subject to: slope rights as shown in instruments recorded in Volume 9997, Pages 401 and 404, respectively, of Cuya-hoga County Record of Deeds; waivers of highway access rights as shown in instruments recorded in Volume 9938, Page 160 and Volume 9995, Page 670 of Cuyahoga County Record of Deeds; and an agree-ment relating to sewers and a sewer pumping station located on said Parcel as shown in an instrument recorded in Journal 149, Page 417 of the Cuyahoga County Board of Commissioners.

                             LONGFIELD SUBSTATION

                                 Parcel No. 77

    Situated in the Village of Glenwillow, County of Cuyahoga and State of Ohio and known as being part of Original Solon Township
Lot No. 19, Tract No. 3, and bounded and described as follows:

    Beginning on the center line of Cochran Road (60 feet wide) at the Northeasterly corner of land conveyed to The Cleveland Electric illuminating Co., by deed dated September 18, 1970, and recorded in Volume 12756, Page 5 of Cuyahoga County Records; thence North
00 degrees 10' 45" West along the center line of Cochran Road, 150 feet; thence North 89 degrees 54' 03" West, 770.04 feet to a point; thence South
75 degrees 02' 31" West, 509.58 feet to the Northeasterly line of the Norfolk & Western Railway Company's right of way; thence Southeasterly along the Northeasterly line of said right of way, 183.04 feet along the arc of a curve deflecting to the left, said curve having a radius of 1870.26 feet and a chord which bears South 49 degrees 53' 56" East, 182.98 feet to the Northwesterly corner of land conveyed to The Cleveland
Electric Illuminating Co., as aforesaid; thence North 75 degrees 02' 31" East

                                                                           (CEI)





along the Northwesterly line of land so conveyed, 384.96 feet to an angle therein; thence South 89 degrees 54' 03" East along the Northerly line of land so conveyed to The Cleveland Electric illuminating Co., 750.95 feet to the place of beginning, and containing about 4.1652 Acres of land according to a survey dated October, 1970, and revised October, 1972, by Richard F. Hantel, Registered Surveyor, be the same more or less, but subject to all legal highways.

    Parcel No. 77 being the premises conveyed to the Company by deeds recorded in Volume 13166, Pages 405 and 409, respectively, of Cuyahoga County Record of Deeds.

    Parcel No. 77 is subject to an easement for private drive purposes as shown in an instrument recorded in Volume 2388, Page 426 of Cuyahoga County Record of Deeds and an easement for driveway purposes as shown in an instrument recorded in Volume 3572, Page
445 of Cuyahoga County Record of Deeds.

                         MILES SERVICE CENTER ADDITION

                                  Parcel No. 78

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Warrensville Township Lots Nos. 81 and 82, and bounded and described as follows:

    Beginning on the Easterly line of East 146th Street, (50 feet wide), at the Northwesterly corner of land transferred to Ashland
Oil and Refining Company described in Certificate of Title No.
91,085; thence North 0 degrees 38' 50" East, along the Easterly line of East 146th Street, 775.74 feet to a point in the Northerly line of Torrens Avenue, proposed; thence South 71 degrees 05' 18" East, along the Northerly line of Torrens Avenue proposed, 1805.21 feet to the Southeasterly corner of premises formerly registered in Certificate of Title No.
6733; thence South 0 degrees 23' 26" West 94.86 feet to the Northeasterly corner of land described in aforesaid Certificate of Title No. 91,085; thence North 89 degrees 51' 20" West, along the most Northerly line of land so described, 1414.91 feet to a Northwesterly corner thereof; thence
South 0 degrees 38' 50" West, parallel with the Easterly line of East 146th Street, 100.00 feet; thence North 89 degrees 51' 26" West, along a Northerly line of land so described in Certificate of Title No. 91,085, 300 feet to the place of beginning, be the same more or less, but subject to all legal highways.

                                 Parcel No. 79

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Warrensville Township, Lots Nos. 81 and 82, and bounded and described as follows:

                                                                           (CEI)





    A thirty foot strip of land extending Northeasterly from the Northerly line of the premises above described measured fifteen feet on each side of the following described center line:

    Beginning at a point on the Southerly line of premises formerly registered in Certificate of Title No. 6733, distant North 71 degrees 05' 18" West, 674.30 feet measured along said Southerly line from the South-easterly corner of said premises, thence North 42 degrees 20' 12" East,
369.92 feet; thence on a curve right, tangent to the last described line, and having a radius of 385.00 feet, 226.197 feet, the chord of which bears North 59 degrees 10' 05" East, and measured 222.96 feet; thence North 75 degrees 59' 58" East, 57.50 feet and tangent to the last described line to a point on the Northerly line of premises formerly described in Certificate of Title No. 652, distant North 73 degrees 27' 47" West, 151.73 feet measured along said Northerly line from the Northeasterly corner thereof, be the same more or less, but subject to all legal highways.

    Parcels Nos. 78 and 79 being the premises conveyed to the Com-pany as shown in Land Title Registration Certificate of Title No.
109083 recorded in Book 536, Page 109083 of Cuyahoga County Rec-ord of Land Title Registrations.

    Parcels Nos. 78 and 79 are subject to easements for switch track, pipeline and railroad spur track purposes, all as shown in the aforesaid Certificate of Title.


                                 Parcel No. 80

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 27 in The S. H. Kleinman
Realty Company's Miles Heights Allotment of part of Original War-rensville Township Lot No. 82, as shown by the recorded plat in Volume 44 of Maps, Page 15 of Cuyahoga County Records, and being
40 feet front on the Westerly side of East 154th Street (formerly East 153rd Street), and extending back 127.42 feet on the Northerly line,
127.51 feet on the Southerly line, and having a rear line of 40 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel No. 80 being the premises conveyed to the Company by deed recorded in Volume 12793, Page 53 of Cuyahoga County Record of Deeds.

    Parcel No. 80 is subject to covenants and restrictions as shown in an instrument recorded in Volume 2160, Page 484 of Cuyahoga
County Record of Deeds.

                                                                           (CEI)





                     NORTH OLMSTED SERVICE CENTER ADDITION

                                 Parcel No. 81

    Situated in the City of North Olmsted, County of Cuyahoga and State of Ohio, and known as being part of Block "A" in The Libby-Lee Subdivision No. 2, of part of Original Dover Township Lots No. 19 and 20, as shown by the recorded plat in Volume 184 of Maps, Page 74 of Cuyahoga County Records, and bounded and described as follows:

    Beginning on the Northeasterly line of David Drive, 60 feet wide, at the most Southerly corner of Block "A" as aforesaid;

    Course No. 1, thence North 37 degrees 25' 15" West along the North-easterly line of David Drive, 100.00 feet to a point;

    Course No. 2, thence North 52 degrees 34' 45" East on a line drawn parallel with the Southeasterly line of Block "A" as aforesaid, about
130.25 feet to the Northeasterly line of said Block "A";

    Course No. 3, thence South 45 degrees 00' 00" East along the North-easterly line of Block "A" as aforesaid, about 100.88 feet to the most Easterly corner of Block "A";

    Course No. 4, thence South 52 degrees 34' 45" West along the South-easterly line of Block "A" as aforesaid, 143.55 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 81 being the premises conveyed to the Company by deed recorded in Volume 13178, Page 583 of Cuyahoga County Record of Deeds.

    Parcel No. 81 is subject to certain use and building setback restrictions during the respective terms and renewals of two leases on other premises, all as shown in Partial Releases of said Parcel from said leases recorded in Volume 489, Pages 381 and 385, re-spectively, of Cuyahoga County Record of Leases.

                               OXFORD SUBSTATION

                                 Parcel No. 82

    Situated in the Township of Painesville, County of Lake and State of Ohio, and known as being part of Lot 21, Tract 4, in said Township and is further bounded and described as follows:

    Beginning in the center of Lake Shore Boulevard at a point which is North 68 degrees and 02 minutes East along said centerline a distance of 267.67 feet from the Northeast corner of land of Eliza-beth M. Warren, as recorded in Volume 216, Page 361, of Lake County Record of Deeds; thence by a line which bears South 18 degrees and

                                                                           (CEI)





22 minutes East, a distance of 574.02 feet to an iron pipe stake in the North line of Lot 18; thence following the North line of said Lot 18, East, a distance of 528.39 feet to an iron pipe stake; thence by a line which bears North 44 degrees 05' 15" West, a distance of 865.51 feet to the center of Lake Shore Boulevard; thence following the center of Lake Shore Boulevard, South 46 degrees and 44' West, a distance of 85.40 feet to an iron angle in said centerline; thence still following the center of Lake Shore Boulevard, South 68 degrees and 02' West, a distance of
47.98 feet to the place of beginning, and containing 4.571 acres of land, as calculated and described by Fred G. Volk, Registered Sur-veyor No. 758 from Survey by J. M. Crabbs, C. E., dated March,
1946, Crabbs' Surveying Service, be the same more or less, but subject to all legal highways.

    Excepting from said parcel the following described parcel:

    Situated in the Township of Painesville, County of Lake and State of Ohio and known as being part of Original Painesville Town-ship Lot No. 21, Tract No. 4 and more fully described as follows:

    Beginning at a point on the Southerly line of Original Lot No.
21 at the Southeasterly corner of a parcel of land conveyed to Howard Binnig by deed recorded in Volume 321, Page 570 of Lake
County Deed Records; thence North 89 degrees 52' 37" West along the Southerly line of said parcel conveyed to Howard Binnig and along the Southerly line of O.L. No. 21, 381.43 feet to a point; thence North
39 degrees 17' 12" East 275.88 feet to a point on the Northeasterly line of said parcel conveyed to Howard Binnig; thence South 43 degrees 57' 52"
East along the Northeasterly line of said parcel conveyed to Howard
Binnig, 297.80 feet to a point and the place of beginning and con-taining 0.9865 acres of land, according to a survey by The Western
Reserve Engineering and Surveying Company in March, 1969, be the same more or less, but subject to all legal highways.

    Parcel No. 82 being the premises conveyed to the Company by deed recorded in Volume 775, Page 537 of Lake County Record of
Deeds.

    Parcel No. 82 is subject to an easement for safety area purposes in favor of the United States of America as shown in an instrument recorded in Volume 453, Page 591 of Lake County Record of Deeds.


                           PERRY NUCLEAR POWER PLANT

                                 Parcel No. 88

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being a part of Lot No. 105 in said
Village and is further bounded and described as follows:

                                                                           (CEI)





    Beginning in the center of Lockwood Road at the Northwest cor-ner of 1 acre of land owned by John Winter by deed recorded in Volume 247, Page 564, Lake County Record of Deeds; Thence along the West line of land of said Winter South 3 degrees 41' West (at 34.14 feet passing through an iron pipe stake in the Southerly line of said
Lockwood Road) a distance of 1053.60 feet to an iron pipe stake in the center of the ditch; Thence along the center of said ditch, North
85 degrees 59' West a distance of 128.32 feet to an iron pipe stake; Thence parallel with the West line of land of said Winter, North 3 degrees 41' East, (at 948.99 feet passing through an iron pipe stake in the Southerly line of said Lockwood Road) a distance of 983.13 feet to the center of said road; Thence along the center of said Lockwood Road North
65 degrees 10' East a distance of 146.04 feet to the place of beginning. Containing 3.00 acres of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 83 being the premises conveyed to the Company by deed recorded in Volume 775, Page 326 of Lake County Record of
Deeds.

    Parcel No. 83 is subject to an easement for gas pipe line pur-poses and assignments thereof as shown in instruments recorded in Volume 71, Page 363, Volume 282, Page 49 and Volume 707, Page
506, respectively, Lake County Record of Deeds.


                                 Parcel No. 84

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Original Perry Township Lot
No. 114, being bounded and described as follows:

    Beginning at a point in the centerline of Lockwood Road at the Northeast corner of a 1.07 acre parcel of land conveyed to Frank W.
Daykin by deed recorded in Volume 253, Page 356, of Lake County
Record of Deeds; Thence North 65 degrees 37' 30" East along the centerline of said Lockwood Road, a distance of 180.00 feet to a point; Thence
South 3 degrees 10' 00" West a distance of 272.93 feet to an iron pin stake passing through an iron pin stake in the sideline of Lockwood Road;
Thence South 65 degrees 37' 30" East parallel to the centerline of Lockwood Road a distance of 180.00 feet to an iron pin stake in the Easterly line of said Daykin's land; Thence North 3 degrees 10' 00" East along the East-erly line of said Daykin's land a distance of 272.93 feet to the place of beginning passing through an iron pin stake in the sideline of Lock-wood Road. Containing 1.00 acre of land, be the same more or less, but subject to all legal highways.

                                                                           (CEI)





    Parcel No. 84 being the premises conveyed to the Company by deed recorded in Volume 779, Page 192 of Lake County Record of
Deeds.

                                 Parcel No. 85

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being part of Lot 114 in said Village and is further bounded and described as follows:

    Beginning at the intersection of the centerline of Lockwood Road at the Southwesterly corner of land conveyed to Elizabeth A. Deckman by deed recorded in Volume 622, Page 30 of Lake County Records.
Thence Westerly along said centerline of Lockwood Road to the Southeasterly corner of land conveyed to Wallace N. Robinson and Leuella L. Robinson by deed recorded in Volume 534, Page 169 of
Lake County Records; thence Northwesterly along the broken North-easterly line of said property conveyed to Wallace N. Robinson and Leuella L. Robinson to the water line of Lake Erie; thence North-easterly along the waterline of Lake Erie to the Northwesterly corner of land conveyed to Elizabeth A. Deckman in Volume 622, Page 30;
thence Southerly along said Deckman Westerly line to the centerline of Lockwood Road and the principal place of beginning and containing about 7.46 acres of land, according to deeds and conveyances of record. Be the same more or less, but subject to all legal highways, and water-ways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 85 being the premises conveyed to the Company by deed recorded in Volume 776, Page 181 of Lake County Record of
Deeds.

                                 Parcel No. 86

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot No. 105 in said Township and further bounded and described as follows:

    Beginning at the intersection of the centerline of Lockwood Road with the Westerly line of land now or formerly owned by Mary Lang;
by deed recorded in Volume 67, Page 191 of Lake County Deed
Records; Thence South 65 degrees 10' 00" West along said centerline of Lockwood Road, 150.00 feet to a point and the principal place of beginning of the premises herein intended to be described:

    Course No. I Thence continuing South 65 degrees 10' 00" West along said centerline of Lockwood Road, 75.00 feet to a point;

                                                                           (CEI)





    Course No. II Thence North 2 degrees 20' 00" East along a line parallel to and measured 200.18 feet at right angles from said Westerly line of land now or formerly owned by Mary Lang, a distance of 441.95 feet to the low water mark of Lake Erie as same existed in August of 1948.

    Course No. III Thence North 64 degrees 43' 30" East, along said low water mark, 75.30 feet to a point;

    Course No. IV Thence South 2 degrees 20' 00" West along a line parallel to and measured 66.73 feet at right angles from Course 2, a distance of 442.60 feet to the principal place of beginning and containing
0.6775 acre of land, be the same more or less, but subject to all legal highways and waterways.

    Parcel No. 87 being the premises conveyed to the Company by deed recorded in Volume 771, Page 204 of Lake County Record of
Deeds.

                                 Parcel No. 87

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot No. 114 in Original Perry Township and is further bounded and described as follows:

    Beginning in the centerline of Lockwood Road at the North-easterly corner of land conveyed to Henry R. and Hazel E. Henninger by deed Volume 531, Page 165, Lake County Record of Deeds; Thence
South 3 degrees 58' 30" West along said Henninger's East line a distance of 300 feet to a point in a Southeasterly corner of land of said Hen-ninger; Thence South 88 degrees 56' West along said Henninger's Southerly line, a distance of 92.85 feet to a point in the Easterly line of land conveyed to said Henninger by deed Volume 516, Page 118 and Deed
Volume 612, Page 219, Lake County Record of Deeds; thence South-erly along said Henninger's East line and the Easterly line of land conveyed to Virginia Babic and Mary B. Heikilla by deed recorded in Volume 672, Page 341 of Lake County Records, to a point in the
Northerly line of Lot No. 104; Thence easterly along said Northerly line of Lot No. 104 to a point in the Southwesterly corner of land conveyed to Arthur R. and Ireta B. Yaxley by deed Volume 281, Page
194 of Lake County Record of Deeds; thence Northerly along said
Yaxley's Westerly line to a point in the South easterly corner of land conveyed to Edward C. and Ruth E. Hovlik by deed Volume 456, Page
464 and Volume 647, Page 22 of Lake County Record of Deeds; Thence
South 71 degrees 38' West along said Hovlik's Southerly line, a distance of 150 feet to said Hovlik's southwesterly corner; thence North 3 degrees 58' 30" East along said Hovlik's Westerly line a distance of 300 feet to the centerline of Lockwood Road; Thence South 71 degrees 38' West along the

                                                                           (CEI)





centerline of Lockwood Road to the place of beginning and containing about 7.651 acres of land, be the same more or less, but subject to all legal highways.

                                 Parcel No. 88

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot No. 114 of Original Perry Township and is further bounded and described as follows:

    Beginning in the centerline of Lockwood Road at the Northwest-erly corner of land conveyed to Lawrence and Edith C. Gibson by deed recorded in Volume 390, Page 472 of Lake County Record of Deeds;
thence Southerly along said Gibson's Westerly line to the Southwest-erly corner of said Gibson's land and the principal place of begin-ning; thence Easterly along said Gibson's South line to the South-easterly corner of said Gibson's land; thence Northerly along said Gib-son's Easterly line to a point in the Southwesterly corner of land con-veyed to Janet S. Loveall by deed recorded in Volume 640, Page 266 of Lake County Record of Deeds; thence Easterly along said Loveall's Southerly line to a point in the Southwesterly corner of land conveyed to Alice B. Hayward by deed Volume 618, Page 393; thence Easterly along said Hayward's Southerly line to a point in the West line of land conveyed to Donald J. and Edith Chapman by deed Volume 489, Page
639; thence Southerly along said Chapman's Westerly line to a point in the North line of Lot 104 in said Village; thence Westerly along the Northerly line of said Lot 104 to a point in the Southeasterly corner of land conveyed to Ireta M. Yaxley by deed Volume 640, Page 329, thence Northerly along said Yaxley's Easterly line to the principal place of beginning, containing about 7.331 acres of land, be the same more or less, but subject to all legal highways.

    Parcels Nos. 87 and 88 being the premises conveyed to the Com-pany by deed recorded in Volume 775, Page 1438 of Lake County
Record of Deeds.

    Parcels Nos. 87 and 88 are subject to an easement for gas pipe-line purposes and assignments thereof as shown in instruments re-corded in Volume 71, Page 392, Volume 282, Page 49 and Volume 707, Page 506, respectively, of Lake County Record of Deeds.

                                 Parcel No. 89

    Situated in the Village of North Perry, County of Lake and State of Ohio and known as part of Lot No. 95 in Original Perry Township and bounded and described as follows:

    Beginning in the center of the Parmly Road at the Southwest
Corner of land conveyed to Agnes Hurlburt by deed dated April 11,

                                                                           (CEI)





1930 and recorded in Volume 134, Page 144 of Lake County Record of Deeds; thence North 27 1/4 degrees East 793 feet to an iron pipe; thence continuing North along said Hurlburt's land to the Southeast corner of land transferred to Edna B. Wood by certificate of transfer dated
April 28, 1942 and recorded in Volume 190, Page 476 of Lake County
Record of Deeds; thence Westerly along the South line of land so transferred to Edna B. Wood to the center of Center Road; so called;
thence Southerly along the center line of said Center Road to its intersection with the center line of Parmly Road. Thence Southeast-erly along the center of said Parmly Road to the place of beginning, containing about 34.53 acres, be the same more or less, but subject to ail legal highways.

    Excepting from the above, the following described premises:

    Situated in the Village of North Perry, County of Lake, State of Ohio and known as being a part of Lot No. 95, and being further bounded and described as follows:

    Beginning at the point of intersection of the centerline of Center Road (60 feet wide) with the center line of Parmly Road (40 feet wide), said point being the place of beginning of the premises herein intended to be described:

    Course No. I: Thence North 2 degrees 37' 20" West along said center line of Center Road, 338.74 feet to the Northwesterly corner of land conveyed to Charles G. Lucas by deed dated September 21, 1950 and recorded in Volume 287, Page 505 of Lake County Records;

    Course No. II: Thence North 87 degrees 47' 55" East along the North-erly line of land so conveyed to Charles G. Lucas, a distance of 472.37 feet to an iron pin set;

    Course No. III: Thence South 48 degrees 53' 55" East passing through an iron pin set on the Northeasterly sideline of said Parmly Road at
549.58 feet, a distance of 574.75 feet to a point on said centerline of Parmly Road;

    Course No. IV: Thence North 47 degrees 42' 15" West along said center-line of Parmly Road, 31.66 feet to the place of beginning and con-taining 2.044 acres of land, according to a survey made in June, 1966, by Frank A. Thomas and Associates, Inc., be the same more or less, but subject to all legal highways.

    Parcel No. 89 being the premises conveyed to the Company by deed recorded in Volume 771, Page 206 of Lake County Record of
Deeds.

    Parcel No. 89 is subject to an easement for gas pipe line pur-poses and assignments thereof as shown in instruments recorded in

                                                                           (CEI)





Volume 79, Page 197, Volume 282, Page 49 and Volume 437, Page
383, respectively, of Lake County Record of Deeds.


                                 Parcel No. 90

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot No. 105 of Original Perry Township, being bounded and described as follows:

    Beginning in the center of the Lockwood Road at the Northwest corner of a 14.09 acre tract of land owned by John L. Golding, Jr. and
H. Blanche Golding, as recorded in Volume 151, Page 259, of Lake
County Record of Deeds; thence along said Golding's West line and the West line of land owned by John Winter, South 0 degrees 10' West, 1,901.4 feet to an iron stake at a Northeast corner of land owned by Edna B. Wood as recorded in Volume 190, Page 416, of Lake County
Record of Deeds; thence along said Wood's North line, North 89 degrees 50' West, 376.86 feet to an iron stake at a corner of said Wood's land;
thence along an East line of said Wood's land, North 0 degrees 27' West,
787.7 feet to an iron stake at the Southwest corner of a 4.454 acre parcel of land conveyed to Peter Ticel, Jr. and Elizabeth Ticel; thence along said Ticel's South line, North 89 degrees 33' East, 203.48 feet to an iron pipe stake; thence along said Ticel's East line, North 0 degrees 27' West, 1007.21 feet to the center of the Lockwood Road; thence along the center of said road, North 61 degrees 46' East, 219.00 feet to the place of beginning. Containing 11.468 acres of land, be the same more or less, but subject to all legal highways.


                                 Parcel No. 91

    Situated in the Village of North Perry, County of Lake, and State of Ohio, and known as being a part of Great Lot No. 105 of Perry
Township, being more particularly described as follows:

    Beginning at the intersection of the center line of the Lockwood Road with the dividing line between lands owned by Mildred Beckwith and land owned by Frank C. Wood; thence along the center of the Lockwood Road, North 61 degrees 46' East, 230.00 feet; thence South 0 degrees 27' East, 1007.21 feet to an iron pipe stake, passing through an iron pipe stake 33.91 feet from the center of said road; thence South 89 degrees 33' West 203.48 feet to an iron pipe stake on the aforementioned East line of land owned by Frank C. Wood; thence along said Wood's East line, North 0 degrees 27' West, 900.00 feet to the place of beginning. Con- taining 4.454 acres of land according to a survey made February 22, 1951, by Clyde C. Hadden, Registered Surveyor No. 926. Be the same more or less, but subject to all legal highways.

                                                                           (CEI)





    Parcels Nos. 90 and 91 being the premises conveyed to the Com-pany by deed recorded in Volume 766, Page 684 of Lake County
Record of Deeds.

    Parcels Nos. 90 and 91 are subject to an easement for gas pipe-line purposes and an assignment thereof as shown in instruments recorded in Volume 517, Page 423 and Volume 707, Page 506, respec-tively, of Lake County Record of Deeds.

                                 Parcel No. 92

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot 114 in said Village and is bounded and described as follows:

    Beginning in the centerline of Lockwood Road at a point which is South 67 degrees and 42' West, a distance of 200 feet from the Southwest corner of land of Mary H. Corrigan, as recorded in Volume 366, Page
86 of Lake County Deed Records; thence from said place of begin-ning, North, a distance of 728.42 feet to the water line of Lake Erie; thence along the waterline of Lake Erie, South 53 degrees, 47' and 20" West, a distance of 114.67 feet; thence by a line which bears South, a distance of 698.63 feet to the centerline of Lockwood Road; thence along said centerline, North 67 degrees and 42' East, a distance of 100.00 feet to the place of beginning and containing 1.515 acres of land as surveyed and described by R. C. Dillworth, Registered Surveyor No.
4215, Crabbs' Surveying Service, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shoreline of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 92 being the premises conveyed to the Company by deed recorded in Volume 787, Page 1167 of Lake County Record of
Deeds.

    Parcel No. 92 is subject to a purported restriction against sub-division for resale as shown in an instrument recorded in Volume 464, Page 130 of Lake County Record of Deeds.

                                 Parcel No. 93

    Situated in the Village of North Perry, County of Lake and State of Ohio: and bounded and described as follows, to wit: and known as being a part of Original Perry Township Lot No. 105, in said
Village, and is bounded and described as follows:

    Beginning at the point in the center line of Center Road where said center line is intersected by the center line of Lockwood Road; thence along the center line of Lockwood Road, North 62 degrees 30' East

                           [The next page is A-419]

                                                                           (CEI)





a distance of about 211.05 feet to a point; thence by a line which bears South 26 degrees 13' East a distance of about 174.63 feet to a point in the Southerly line of land conveyed to Benjamin H. Wood by deed recorded in Volume 254, Page 331, Lake County Record of Deeds;
thence South 62 degrees 34' West, along the Southerly line of land so con-veyed to Benjamin H. Wood and along the Southerly line of land conveyed to Benjamin H. Wood and Doris V. Wood by deed recorded in Volume 177, Page 478, Lake County Record of Deeds, a distance of 298.00 feet to a point in the center line of Center Road; thence along the center line of Center Road, North a distance of 196.39 feet to the place of beginning and containing 1.019 acres of land as calcu-lated and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less. but subject to all legal highways.

    Parcel No. 93 being the premises conveyed to the Company by deed recorded in Volume 787, Page 632 of Lake County Record of
Deeds.

    Parcel No. 98 is subject to an easement for gas pipe line purposes and an assignment thereof as shown in instruments recorded in Vol-ume 71, Page 453 and Volume 707, Pages 506, respectively, of Lake
County Record of Deeds.

                                 Parcel No. 94

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as the Northeasterly part of Lot No. 105 in said Township, bounded as follows:

    Beginning in the East line of said Lot No. 105 at low water mark of Lake Erie; thence with the East line of said lot South 2 3/4 degrees West about 467 feet to the center of the Lake Road; thence along the center of said road South 65 degrees 10' West 275 feet; thence North
2 3/4 degrees East and parallel with the East line of said lot to low water mark of Lake Erie; thence North 57 3/4 degrees East, along the margin of Lake Erie to the place of beginning, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 94 being the premises conveyed to the Company by deed recorded in Volume 776, Page 33 of Lake County Record of
Deeds.
                                 Parcel No. 95

    Situated in the Village of North Perry, County of Lake, and State of Ohio, known as being a part of Lot 105 in said Village and is bounded and described as follows:

                                                                           (CEI)





    Beginning in the centerline of Lockwood Road at the Southeast corner of land of Lothar and Ira Ramins, as recorded in Volume 521, Page 522 of Lake County Deed Records; thence along the East line of land of said Ramins, North 2 degrees and 20' East, passing through an iron pin stake at 33.72 feet, a distance of 348.08 feet to the low water line of Lake Erie; thence along the low water line of Lake Erie, North 65 degrees and 10' East, a distance of 37.60 feet; thence by a line which bears South 2 degrees and 20' West, a distance of 205.13 feet to an iron pin stake; thence by a line which bears South 87 degrees and 40' East, a distance of 66.55 feet to an iron pin stake; thence by a line which bears South 2 degrees and 20' West, passing through an iron pin stake at 75 feet, a distance of 108.72 feet to the centerline of Lockwood Road; thence along said centerline, South 65 degrees and 10' West, a distance of
112.40 feet to the place of beginning and containing 0.459 acres of land as surveyed and described by R. C. Dillworth, Registered Sur-veyor No. 4215, Crabbs Surveying Service. Be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 95 being the premises conveyed to the Company by deed recorded in Volume 774, Page 364 of Lake County Record of
Deeds.

                                 Parcel No. 96

    Situated in the Township, now Village of North Perry, County of Lake and State of Ohio and known as being a part of Lot 105 in said Village. Beginning at a point 110 feet West of where a dividing line between land owned by Mildred C. Beckwith and Marjorie M.
Richardson intersects the center line of Lockwood Road; thence in a Northwesterly direction about 498.36 feet to the shore of Lake
Erie; thence Westerly along the shore of Lake Erie 237.7 feet to the Easterly line of land conveyed to The Incorporated Trustees of the Gospel Worker Society recorded in Volume 193, Page 157, being also the Westerly line of land conveyed to Mildred C. Beckwith by deed recorded in Volume 220, Page 153; thence Southerly along the Easterly line of land so conveyed to the incorporated Trustees of the Gospel Worker Society (passing through an iron pipe stake at the top of the bank to the center of Lockwood Road; thence Easterly along the center of said road 839 feet to the place of beginning, being the remainder of the land, on the north side of Lockwood Road, sold by Mary Chandler to C. C. Wilson by deed dated April 27, 1946 recorded in Lake County Records in Volume 220, Page 152, and contains about 2.34 acres of land. Be the same more or less, but sub-ject to all legal highways and waterways.

                                                                           (CEI)





    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    EXCEPTING THEREFROM the following described premises:

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being part of Lot 105 in said Village, and is bounded and described as follows:

    Beginning at a point 110 feet West of where a dividing line between land owned by Mildred C. Beckwith and Marjorie M.
Richardson intersects the center line of Lockwood Road; thence
Westerly along the center of Lockwood Road 100 feet to a point;
thence Northeasterly to the low water mark of Lake Erie, said line passing through an iron pipe stake at 243 feet from the center of said Lockwood Road; thence Easterly along the water's edge approxi-mately 90 feet; thence South 9 degrees 41' East to the center of Lockwood Road and the place of beginning, said line passing through an iron stake 222 feet from the center of said Lockwood Road, be the same more or less, but subject to all legal highways.

    Parcel No. 96 being the premises conveyed to the Company by deed recorded in Volume 774, Page 394 of Lake County Record of
Deeds.

    Parcel No. 96 is subject to an easement for ingress and egress purposes as shown in an instrument recorded in Volume 286, Page
245 of Lake County Record of Deeds.

                                 Parcel No. 97

    Situated in the Village of North Perry, County of Lake and State of Ohio and known as being a part of Original Perry Township Lot
No. 105 and bounded and described as follows:

    Beginning at a point in the center line of Lockwood Road at the South West corner of land conveyed to Morell and Ruth E. Baker by deed recorded in Volume 286, Page 495 of Lake County Record of Deeds; thence South Westerly along the center line of said Lock-wood Road 125 feet to a point; thence Northerly parallel to said Baker's Westerly line to the low water mark of Lake Erie; thence
North Easterly along the low water mark of Lake Erie to the North Westerly corner of said Baker's land; thence Southerly along the Westerly line of said Baker's land to the place of beginning and containing about 1 acre of land, be the same more or less, but subject to all legal highways and waterways.

    Parcel No. 97 being the premises conveyed to the Company by deed recorded in Volume 771, Page 586 of Lake County Record of
Deeds.

                                                                           (CEI)





                                 Parcel No. 98

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of original Lot No. 114 of Perry Township, being more particularly described as follows:

    Beginning at the intersection of the center line of the Lockwood
Road with the West line of said Lot No. 114; thence along the West line of said Lot No. 114, North 2 degrees 45' East 514.0 feet to the low water mark of Lake Erie, passing through an iron pipe stake 33.70 feet from the center of the road and an iron pipe stake near the top of the bank and 343.9 feet from the center of the road; thence, along the low water line of Lake Erie, North 65 degrees 39' East 75.00 feet; thence, parallel with the West line of said Lot No. 114, South 2 degrees 45' West,
514.0 feet to the center of the Lockwood Road, passing through an iron pipe stake 33.70 feet from the center of the said road and an iron pipe stake near the top of the bank and 343.9 feet from the center of the road; thence along the center of the Lockwood Road, South 65 degrees 39' West, 75.00 feet to the place of beginning, containing
0.787 of an acre of land, according to a survey made March 8, 1948, by Clyde C. Hadden, Registered Surveyor No. 926, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting from the change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 98 being the premises conveyed to the Company by deed recorded in Volume 765, Page 267 of Lake County Record of
Deeds.

                                Parcel No.  99

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Original Perry Township Lot
No. 114, and being further bounded and described as follows:

    Beginning at a point in the center line of Lockwood Road at the North Westerly corner of land conveyed to Mary Heikkila by deed recorded in Volume 581, Page 216 of Lake County Records; thence
South 03 degrees 10' West along the Westerly line of land so conveyed to said Heikkila 572.47 feet to an iron pipe stake in the Southerly line of said Lot No. 114; thence North 86 degrees 57' West along said lot line
203.94 feet to an iron pin set in the Easterly line of land conveyed to Frank W. Daykin, Jr. by deed recorded in Volume 253, Page 356 of Lake County Records; thence North 03 degrees 10' East along said East-erly line 193.62 feet to an iron pin set in said Easterly line; thence North 64 degrees 37' 30" East 180.00 feet to an iron pin set; thence North 03 degrees 10' East 272.93 feet to the center line of said Lockwood Road;

                                                                           (CEI)





thence North 65 degrees 37' 30" East along said Lockwood Road; thence
North 65 degrees 37' 30" East along said centerline 50.00 feet to the place of beginning, and containing 1.434 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 99 being the premises conveyed to the Company by deed recorded in Volume 772, Page 1128 of Lake County Record of
Deeds.

                                 Parcel No. 100

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being part of Original Perry Township Lot
No. 105 and is bounded and described as follows:

    Beginning at a point in the center line of Lockwood Road which is North 65 degrees 10' East along said centerline a distance of 38.9 feet from an iron pipe where the center line of Lockwood Road intersects the center line of Center Road. Thence by a line which bears North
2 degrees 31' 40" East (passing through an iron pipe stake at 33.78 feet) a distance of 166.75 feet to an iron pipe stake. Thence by a line which bears North 87 degrees 28' 20" West a distance of 98.92 feet to an iron pipe stake. Thence by a line which bears North 2 degrees 31' 40" East a distance of 270.20 feet to a point in the low water line of Lake Erie. Thence along the low water line of Lake Erie North 60 degrees 52' 40" East a distance of 140.86 feet to a point. Thence by a line which bears South
2 degrees 31' 40" West (passing through an iron pipe stake at 441.34 feet) a distance of 475.12 feet to a point in the center line of Lockwood
Road. Thence along the center line of said Road South 65 degrees 10' West a distance of 35.00 feet to the place of beginning and containing
1.001 acres of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors. Be the same more or less, but subject to all legal highways and waterways.

    Parcel No. 100 being the premises conveyed to the Company by deed recorded in Volume 782, Page 491 of Lake County Record of
Deeds.

                                Parcel No. 101

    Situated in the County of Lake, in the State of Ohio, and in the Village of North Perry, and bounded and described as follows: And known as being a part of Great Lot No. 114 in said Village and is bounded and described as follows:

    Beginning in the center of Lockwood Road at a point that is South 71 degrees 38' West and distant 280.00 feet measured along the center line of said road from the Northwest corner of land owned by Jack D.

                                                                           (CEI)





and Lillian L. Jewell as recorded in Volume 412, Page 133 of Lake
County Record of Deeds. Thence South 14 degrees 39' East, 231.73 feet;
thence South 82 degrees 52' West, 333.53 feet; thence North 3 degrees 10' East,
178.70 feet to the center line of Lockwood Road; thence along the center of said road, North 71 degrees 38' East, 276.55 feet to the place of beginning, containing 1.407 acres of land as calculated and described by Clyde C. Hadden, Registered Surveyor No. 926, be the same more or less, but subject to all legal highways.

    Parcel No. 101 being the premises conveyed to the Company by deed recorded in Volume 774, Page 861 of Lake County Record of
Deeds.

    Parcel No. 101 is subject to an easement for roadway purposes as set forth in an instrument recorded in Volume 273, Page 428 or Lake County Record of Deeds.

                                Parcel No. 102

    Situated in the Village of North Perry, County of Lake and State of Ohio: and known as being a part of original Perry Township Lot
No. 114 and is further bounded and described as follows:

    Beginning in the center of Lockwood Road at the Northwest corner of a 1.008 acre parcel of land conveyed to Henry R. and Hazel
E. Henninger by deed recorded January 20, 1961 in Volume 516,
Page 118 of Lake County Records; thence South 4 degrees 59' East along the West line of said Henninger parcel a distance of 237.70 feet to the principal place of beginning of the premises herein intended to be described; thence continuing along the West line of said Henninger parcel a distance of 200 feet to the Southwest corner thereof; thence
North 71 degrees 38' East along the South line of said Henninger parcel a distance of 66.31 feet to the Southeast corner thereof, the same being on the West line of a 4.212 acre parcel of land conveyed to Donald E.
Benadum by deed recorded May 15, 1950 in Volume 280, Page 359 of Lake County Records; thence South 3 degrees 58' 30" West along the West line of said Benedum parcel a distance of 545.97 feet to the Southwest corner thereof, the same being on the South line of said Lot No. 114;
thence North 860 57' West along the South line of said Lot No. 114 a distance of 563.53 feet to the Southeast corner of a 6.881 acre parcel of land conveyed to Edward O. and Mary Heikkila by deed recorded November 5, 1949 in Volume 272, Page 180 of Lake County
Records; thence North 3 degrees 10' West along the East line of said Heikkila parcel and along the East line of a 0.147 acre parcel of land conveyed to Robert L. Hetchler by deed recorded August 5, 1959 in Volume
485, Page 212 of Lake County Records, a distance of 779.82 feet to the Northeast corner of said Hetchler parcel and the center of Lock-

                                                                           (CEI)





wood Road; thence North 71 degrees 38' East along the center of Lockwood Road a distance of 64.50 feet to the Northwest corner of a 1.407 acre parcel of land conveyed to Richard D. and Edith R. Strong by deed recorded April 27, 1960 in Volume 502, Page 69 of Lake County
Records; thence South 3 degrees 10' West along the West line of said Strong parcel a distance of 178.70 feet to the Southwest corner thereof;
thence North 82 degrees 52' East along the South line of said Strong parcel a distance of 333.53 feet to the Southeast corner thereof: thence North
71 degrees 38' East parallel with the center of Lockwood Road a distance of 100 feet to the place of beginning and containing about 8.630 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 103

    Situated in the Village of North Perry, County of Lake and State of Ohio: and known as being a part of Lot No. 114 of Original Perry Township being bounded and described as follows:

    Beginning in the center of Lockwood Road at the Northeast corner of a 6.881 acre tract of land conveyed to Edward O. Heikkila and Mary Heikkila as recorded in Volume 272, Page 180, of Lake
County Record of Deeds; thence along said Heikkilas' East line, South 3 degrees 10' West 165.93 feet to an iron pipe stake; thence North 26 degrees 34' West 155.95 feet to the center of Lockwood Road; thence along the center of said Lockwood Road, North 71 degrees 38' East, 83.15 feet to the place of beginning. Containing 0.147 of an acre of land, as surveyed and described by Clyde C. Hadden, Registered Surveyors
No. 926, be the same more or less, but subject to all legal highways.

                                Parcel No. 104

    Situated in the Village of North Perry, County of Lake and State of Ohio: and known as being a part of Lot No. 114 in Perry Town-ship, being more particularly described as follows:

    Beginning at an iron bolt in the center of the Lockwood Road, North 65 degrees 49' East and distant 230.00 feet from an iron bolt marking the Northeast corner of a 1.07 acre parcel of land owned by Frank W.
Daykin and recorded in Volume 48, Page 318 of Lake County Record of Deeds; thence along the center of the Lockwood Road, North 65 degrees
49' East, 324.94 feet to a stone pump long monument marking an angle in the center line of said road; thence continuing along the center of the Lockwood Road, North 71 degrees 48' East, 79.07 feet to the Northwesterly corner of a 0.147 acre parcel of land conveyed to Mary
B. and Edward O. Heikkila by deed recorded in Volume 730, Page
444, Lake County Records; thence S. 26 degrees 34' West along the Westerly line of said Heikkila land 155.95 feet to the most Southerly corner of said land; thence South 3 degrees 10' West 613.89 feet to an iron pipe stake

                                                                           (CEI)





on the South line of said lot No. 114; thence along the South line of said Lot No. 114, North 86 degrees 57' West, 439.60 feet to an iron pipe stake; thence North 3 degrees 10' East, 571.80 feet to the place of beginning, passing through an iron pipe stake on the South line of the Lockwood
Road; Containing 6.734 acres of land, according to a survey made by Clyde C. Hadden, Registered Surveyor No. 926. Be the same more or less, but subject to all legal highways.

    Parcel Nos. 102, 108 add 104 being the premises conveyed to the Company by deed recorded in Volume 774, Page 339 of Lake County
Record of Deeds.

    Parcel No. 104 is subject to an easement for roadway purposes as shown in an instrument recorded in Volume 272, Page 180 of Lake County Record of Deeds.

                                Parcel No. 105

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being a part of Great Lot No. 114 in said village and is bounded and described as follows:

    Beginning in the center of Lockwood Road at a point that is South degrees 71' 38' West and distant 140.00 feet measured along the center line of said road from the northwest corner of land owned by Jack
D. and Lillian L. Jewell as recorded in Volume 412, Page 133 of Lake
County Record of Deeds. Thence South 4 degrees 59' East a distance of
237.70 feet to an iron pipe stake (passing through an iron pipe stake on the Southerly side of said Lockwood Road); thence parallel with the center line of Lockwood Road, South 71 degrees 38' West a distance of
100.00 feet to an iron pipe stake; thence North 14 degrees 39' West a dis-tance of 231.73 feet to the center line of Lockwood Road (passing through an iron pipe stake on the Southerly line of said road); thence along the center of said road North 71 degrees 38' East a distance of 140.00 feet to the place of beginning. Containing 0.637 of an acre of land, according to a survey made February 18, 1960 by Clyde C. Hadden, Registered Surveyor No. 926, be the same more or less, but subject to all legal highways.

    Parcel No. 105 being the premises conveyed to the Company by deed recorded in Volume 771, Page 1046 of Lake County Record of
Deeds.

    Parcel No. 105 is subject to an easement for roadway purposes as shown in an instrument recorded in Volume 273, Page 428 of Lake
County Record of Deeds.

                                                                           (CEI)





                                Parcel No. 106

    Situated in the Village of North Perry, County of Lake and State of Ohio: and known as being a part of Great Lot No. 114 in said Vil-lage and is bounded and described as follows:

    Beginning in the center of Lockwood Road at the Northwest corner of a parcel of land owned by Jack D. and Lillian L. Jewell as recorded in Volume 412, Page 133, in Lake County Record of Deeds;
thence along said Jewells' West line and the West line of land owned by Donald E. Benadum, South 3 degrees 58' 30" West a distance of 460.38 feet to an iron pipe stake; thence South 71 degrees 38' West a distance of
66.31 feet to an iron pipe stake; thence North 4 degrees 59' West a distance of 437.70 feet to the center of Lockwood Road (passing through an iron pipe stake on the South line of said road) ; thence along the center of said road North 71 degrees 38' East a distance of 140.00 feet to the place of beginning; Containing 1.008 acres of land, as surveyed and de-scribed by Clyde C. Hadden, Registered Surveyor No. 926, be the same more or less, but subject to all legal highways.

                                Parcel No. 107

    Situated in the Village of North Perry, County of Lake and State of Ohio; and known as being a part of Lot 114 in said Village and is further bounded and described as follows:

    Beginning in the center line of Lockwood Road at the Northeast corner of land conveyed to Herbert H. Kenny by deed recorded in Volume 273, Page 428, Lake County Records of Deeds; thence along the center line of said Lockwood Road North 71 degrees 38' East a distance of 100.00 feet to the Northwest corner of land conveyed to Donald E. Benadum by deed recorded in Volume 260, Page 447, Lake County
Record of Deeds; thence along the West line of land conveyed to said Benadum, as aforesaid, South 3 degrees 58' 30" West (at 32.43 feet passing through an iron pipe stake in the Southerly line of said Lockwood
Road) a distance of 300.00 feet to an iron pipe stake; thence by a line which bears South 88 degrees 56' West a distance of 92.85 feet to an iron pipe stake found in the East line of land of said Kenny; thence along the East line of land of said Kenny North 3 degrees 58' 30" East (at 237.70 feet passing through an iron pipe stake in the Southerly line of said Lockwood Road) a distance of 270.13 feet to the place of beginning. Containing 0.605 of an acre of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcels Nos. 106 and 107 being the premises conveyed to the Com-pany by deed recorded in Volume 774, Page 849 of Lake County
Record of Deeds.

                                                                           (CEI)





                                Parcel No. 108

    Situated in the Village of North Perry, County of Lake, and
State of Ohio and known as being all of Original Lot 94 in Perry
Township, containing 157.00 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 108 being the premises conveyed to the Company by deed recorded in Volume 766, Page 421 of Lake County Record of
Deeds.

    Parcel No. 108 is subject to a restriction against obstruction of natural or artificial drainage from certain other lands as shown in the aforesaid deed and an oil and gas lease recorded in Volume 18, Page 90 and assignments thereof recorded in Volume 18, Page 1222, Volume 19, Page 321 and Volume 20, Page 974, all of Lake County Record of Leases.

                                Parcel No. 109

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and being all of Original Perry Township Lot 104 in said Village and containing approximately 158 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 109 being the premises conveyed to the Company by deed recorded in Volume 765, Page 1160 of Lake County Record of
Deeds.

    Parcel No. 109 is subject to a restriction against obstruction of natural or artificial drainage from certain other lands as shown in the aforesaid deed and an oil and gas lease recorded in Volume 18, Page 90 and assignments thereof recorded in Volume 18, Page 1222, Volume 19, Page 321 and Volume 20, Page 974, all of Lake County Record of Leases.

                                Parcel No. 110

    Situated in the Village of North Perry, County of Lake and
State of Ohio, known as being part of Original Perry Township Lot
No. 114 and bounded and described as follows:

    Beginning at the Southwest corner of Lot No. 114; thence
Northerly along the West line of that lot a distance of approximately 412 feet to its intersection with the center line of Lockwood Road; thence North 61 degrees 31' East along the center line of Lockwood Road a distance of approximately 112 feet to the Northwest corner of land conveyed to William and Bertha Petruska by deed recorded in Volume
293, Page 174, of Lake County Record of Deeds; thence Southerly along the West line of Petruska's land a distance of approximately
466 feet to a point in the South line of Lot No. 114; thence Westerly along the South line of Lot No. 114 to the place of beginning; con-taining 1.07 acres of land.

                                                                           (CEI)





                                Parcel No. 111

    Situated in the Village of North Perry, County of Lake and the State of Ohio, known as being part of Original Perry Township Lot
No. 114 and bounded and described as follows:

    Beginning in the center line of Lockwood Road at the Southeast corner (which is 75 feet North 61 degrees 31' East along the center line from the West line of Lot No. 114) of land conveyed to Bearnhardt G. and Ruth E. Heppes by deed recorded in Volume 758, Page 114, of Lake
County Record of Deeds; thence North 0 degrees 54' West along the East line of Heppes' land a distance of 331.42 feet to a point in the water line of Lake Erie; thence Easterly along the water line of Lake Erie a distance of 271.98 feet to the Northwest corner of land conveyed to The Cleveland Electric Illuminating Company by deed recorded in Volume 761, Page 54, of Lake County Record of Deeds (Parcel No.
18 of that deed); thence South 20 degrees 35' East along the West line of The Cleveland Electric Illuminating Company's land a distance of
331.42 feet to a point in the center line of Lockwood Road; thence along the center line of Lockwood Road South 61 degrees 31' West a distance of 377.30 feet to the place of beginning; containing 2.268 acres ow land.

    Parcels Nos. 110 and 111 being the premises conveyed to the Company by deed recorded in Volume 765, Page 742 of Lake County
Record of Deeds.

    Parcels Nos. 110 and 111 are subject to an easement for gas pipe line purposes and an assignment thereof as shown in instruments recorded in Volume 71, Page 497 and Volume 707, Page 506, respec-tively, of Lake County Record of Deeds and an oil and gas lease recorded in Volume 18, Page 90 and assignments thereof recorded in Volume 18, Page 1222, Volume 19, Page 321 and Volume 20,
Page 974, all of Lake County Record of Leases.

                                Parcel No. 112

    Situated in the Village of North Perry, County of Lake and State of Ohio; and known as being a part of Lot No. 105 of Perry Town-ship being bounded and described as follows:

    Beginning at a point where the dividing line between land owned by Mildred C. Beckwith and land owned by Mildred S. Kent and Marjorie M. Richardson intersects the centerline of the Lockwood
Road; thence along the center of the Lockwood Road, South 61 degrees 49' West, 110 feet; thence North 9 degrees 40' West 498.36 feet to the shore of Lake Erie, passing through an iron pipe stake 29.15 feet from the center of the road and an iron pipe stake 300.9 feet from the center of the road; thence along the shore of Lake Erie, North 65 degrees 34' East, 200 feet to the aforementioned dividing line between land of Beckwith and land of Kent and Richardson; thence along said dividing line

                                                                           (CEI)





South 0 degrees 10' West, 522.1 feet to the place of beginning, passing through an iron pipe stake 30.8 feet from the center of the road and and an iron pipe stake 30.8 feet from the center of the road, an iron pipe stake near the top of the bank and 342.8 feet from the center of the road, containing 1.68 acres of land. Survey and description by Clyde C. Hadden, Registered Surveyor Number 926, be the same more or less, but subject to all legal highways and waterways.

                                Parcel No. 113

    Situated in the Village of North Perry, County of Lake and State of Ohio and known as being part of Lot 105 in Perry Township, is bounded and described as follows:

    Beginning at a point in the center of Lockwood Road, so called, said point being the Southeasterly most corner of lands conveyed to Robert Motzer as recorded in Volume 692, Page 437 of the Lake
County Records of Deeds; thence N. 3 degrees 25' E. along said Motzers easterly line and passing through an iron pin on the northerly line of aforesaid Lockwood Road a distance of 215.00 feet to an iron pin;
thence continuing on the same course a distance of about 113' to the low water mark of Lake Erie; thence easterly along the water's edge of Lake Erie about 100 feet to a point; thence S. 3 degrees 25' W. parallel to aforesaid Motzer's easterly line a distance of about 119 feet to an iron pin; thence continuing along the same course and passing through an iron pin on the northerly line of Lockwood Road another 215.00 feet to the center thereof; thence S. 65 degrees 10' W. along the center of aforesaid Lockwood Road a distance of 100.00 feet to the place of beginning and containing 0.669 of an acres of land, as per survey by Robert L. Krieg, Registered Surveyor No. 5138, be the same more or less, but subject to all legal highways and waterways.

                                Parcel No. 114

    Situated in the Village of North Perry, County of Lake and State of Ohio; and known as being part of Lot 105 in Perry Town. ship and also known as being a portion of those lands conveyed to Julius D. Starzynski and Elmer R. Kupachik as recorded in Volume 701, Page 163 of the Lake County Records of Deeds, is bounded and described as follows:

    Beginning at a point in the center of Lockwood Road, so called, said point being N. 65 degrees 10' E. a distance of 100.00 feet from the south-easterly most corner of lands conveyed to Robert Motzer as recorded in Volume 692, Page 437 of the Lake County Record of Deeds;
thence N. 3 degrees 25' E. parallel to aforesaid Motzer's Easterly line and passing through an iron pin on the northerly line of aforesaid Lock-wood Road a distance of 215.00 feet to an iron pin; thence continuing

                                                                           (CEI)





in the same course a distance of about 119 feet to the low water mark of Lake Erie; thence easterly along the water's edge of Lake
Erie about 100 feet to a point; thence S. 3 degrees 25' W. parallel to the East line of land conveyed to aforesaid Motzer a distance of about
125 feet to an iron pin; thence continuing in the same course and passing through an iron pin on the northerly line of aforesaid Lock-wood Road a distance of 215.00 feet to center thereof; thence S.
65 degrees 10' W. along the center of aforesaid Lockwood Road a distance of 100.00 feet to the place of beginning, and containing 0.682 of an acres of land as per survey by Robert L. Krieg, Registered Surveyor
#5138, be the same more or less, but subject to all legal highways and waterways.

    Parcels Nos. 112, 113 and 114 being the premises conveyed to the Company by deed recorded in Volume 764 Page 924 of Lake
County Record of Deeds.

                                Parcel No. 115

    Situated in the Village of North Perry, County of Lake and
State of Ohio: and known as being part of Original Perry Township
Lot No. 105 and bounded and described as follows:

    Beginning in the center line of Lockwood Road at the Southwest corner of land conveyed to Gladys M. and Marjory E. Battles by deed recorded in Volume 278, Page 86 of Lake County Records; thence
North 2 degrees 20' East along the West line of land so conveyed to Gladys
M. and Marjory E. Battles a distance of 343.00 feet to the low water line of Lake Erie; thence South 65 degrees 10' West along the low water line of Lake Erie a distance of 112.40 feet; thence South 2 degrees 20' West a distance of 205.13 feet to an iron pipe stake; thence South 87 degrees 40' East a distance of 66.55 feet to an iron pipe stake; thence South 2 degrees 20' West a distance of 108.72 feet to the center line of Lockwood
Road; thence North 65 degrees 10' East a distance of 37.60 feet to the place of beginning and containing 0.607 acres of land, as surveyed and described by R. D. Dillworth, be the same more or less, but subject to all legal highways and waterways.

    Parcel No. 115 being the premises conveyed to the Company by deed recorded in Volume 774, Page 636 of Lake County Record of
Deeds.

                                Parcel No. 116

    Situated in the Village of North Perry, County of Lake, and
State of Ohio: and known as being part of Lot No. 105 in said Perry Township, and being part of lands conveyed to Julius D. Starzynski

                                                                           (CEI)





and Elmer R. Kopachik by deed recorded in Volume 701, Page 163 of Lake County Deed Records and being bounded and described as follows:

    Beginning at a point in the center of Lockwood Road so-called;
said point being the Southwesterly most corner of lands conveyed to Lother Ramins and Ira Ramins by deed Recorded in Volume 521,
Page 522 of Lake County Deed Records; thence North 2 degrees 20' East along said Ramins' Westerly line and passing through an iron pin on the Northerly line of Lockwood Road a distance of 212.86 feet to and iron pin; thence continuing along same course a distance of about 133 feet to the low water mark of Lake Erie; thence Westerly along the water's edge of Lake Erie a distance of about 150 feet to a point; thence South 30 degrees 25' West a distance of about 125 feet to an iron pin; thence in the same course and passing through an iron pin on the Northerly line of Lockwood Road a distance of 215.00 feet to the center thereof; thence North 65 degrees 10' East along the center of Lockwood Road a distance of 161.92 feet to the place of beginning and containing 1.112 acres of land as per survey of Robert L. Kreig, Registered Surveyor #5138, be the same more or less, but subject to all legal highways and waterways.

    Parcel No. 116 being the premises conveyed to the Company by deed recorded in Volume 776, Page 276 of Lake County Record of
Deeds.

                                Parcel No. 117

    Situated in the Village of North Perry, County of Lake and
State of Ohio and known as being part of Original Perry Township
Lot No. 105, and bounded and described as follows:

    Beginning in the center line of Lockwood Road at a point which is located North 65 degrees 10' East a distance of 200.00 feet, measured along said center line, from a point at the Southeast corner of land conveyed to Charles W. and Martha M. Bradler by deed recorded in Volume 458, Page 344 Lake County Records of Deeds; thence by a line parallel with the East line of said degrees Bradler's land, North 2 degrees 31' 40" East (at 33.78 feet passing through an iron pipe stake in the Northerly line of Lockwood Road) a distance of 457.32 feet to a point in the low water line of Lake Erie; thence along said low water line, North 69 degrees 52' 40" East a distance of 96.23 feet to a point at the Northwest corner of land conveyed to John B. and Patricia A. Davies by deed recorded in Volume 367, Page 481 Lake County Record of Deeds. Thence along the west line of said Davies' land, South 2 degrees 31' 40" West (at 414.6 feet passing through an iron pipe stake in the Northerly line of Lockwood Road) a distance of 448.42 feet to a point in the center line of Lockwood Road; thence

                                                                           (CEI)





along the center line of Lockwood Road, South 65 degrees 10' West a distance of 100.00 feet to the place of beginning and containing
0.923 of an acre of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors. Be the same more or less, but subject to all legal highways and waterways.

                                Parcel No. 118

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being part of Lot No. 114 in said Village and is bounded and described as follows:

    Beginning on the center line of Lockwood Road at the South.
easterly corner of land conveyed to Frank W. Daykin by deed recorded in Volume 449, Page 176 of Lake County Records; thence North
61 degrees 31' East along the center line of Lockwood Road, 100.96 feet; thence North 20 degrees 35' West parallel with the Northeasterly line of land so conveyed to Frank W. Daykin about 344.93 feet to the water line of Lake Erie; thence Southwesterly along the water line of Lake
Erie, South 54 degrees 05' 55,' West about 103.68 feet to the Northeasterly line of land conveyed to Frank W. Daykin, as aforesaid; thence South
20 degrees 35' East along said Northeasterly line, about 331.42 feet to the place of beginning, containing about 0.776 acre of land as calculated and described by R. C. Dillworth, Registered Surveyor No. 4215,
Crabbs Surveying Service, be the same more or less, but subject to all legal highways and waterways.

                                Parcel No. 119

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known and described as follows: Being part of Lot No. 114 in said Village and is bounded and described as follows:

    Beginning on the center line of Lockwood Road at a point distant North 61 degrees 31' East 100.96 feet, measured along said center line from the Southeasterly corner of land conveyed to Frank W. Daykin by Deed recorded in Volume 449, Page 176 of Lake County Records; thence North 20 degrees 35' West parallel with the Northeasterly line of land so conveyed to Frank Daykin, about
344.93 feet to the water line of Lake Erie; thence along the waterline of Lake Erie, North 54 degrees 05' 55" East a distance of 138.14 feet to the Northwest corner of land of George and Bertha Holowaty, as recorded in Volume 449, Page 173 of Lake County Deed Records; thence along the West lines of land of the said Holowaty by the following courses and distances; South 28 degrees 18' East a distance of 150.00 feet; North 85 degrees 42' East, a distance of 47.00 feet; South 60 degrees 18' East a distance of 253.00 feet to the centerline of Lockwood Road; thence along the centerline of Lockwood Road; South 67 degrees 42' West a distance of 269.19 feet to an

                                                                           (CEI)





angle therein; thence continuing along said centerline, South 61 degrees 31' West a distance of 95.17 feet to the place of beginning, and containing
1.823 acres of land as calculated and described by R. C. Dillworth, Registered Surveyor No. 4215, Crabbs' Surveying Service, be the same more or less, but subject to all legal highways and waterways.

                                Parcel No. 120

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being a part of Lot 114 in said Village and is bounded and described as follows:

    Beginning in the centerline of Lockwood Road at the Southwest corner of a 0.153 acre parcel of land owned by Hugo, Aleksandra and Henn Evert, as recorded in Volume 568, Page 216 of Lake County
Deed Records; thence along the West line of land of the said Everts, North, passing through an iron pipe stake at 32.42 feet a distance of
565.22 feet to the water line of Lake Erie; thence along said water line of Lake Erie, South 58 degrees and 12 minutes West, a distance of 160.00 feet; thence by a line which bears South 5 degrees, 50 min-utes and 40 seconds East, a distance of 517.75 feet to the centerline of Lockwood Road; thence along said centerline, North 67 degrees and 42 minutes East, a distance of 90.00 feet to the place of beginning and containing 1.395 acres of land as surveyed and described by
R. C. Dillworth, Registered Surveyor No. 4215, Crabbs' Surveying Service, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described Parcels Nos. 117, 118, 119 and 120, any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcels Nos. 117, 118, 119 and 120 being the premises conveyed to the Company by deed recorded in Volume 761, Page 54 of Lake
County Record of Deeds.

                                Parcel No. 121

    Situated in the Village of North Perry, County of Lake and
State of Ohio: and known as being a part of Original Perry Township Lot 105 in said Village and is bounded and described as follows:

    Beginning at a point in the center line of Lockwood Road where said center line is intersected by the Westerly line of land of Peter
Jr. and Elizabeth Ticel as recorded in Volume 305, Page 507, Lake
County Record of Deeds; thence along the Westerly line of said
Ticel's land, South a distance of 197.10 feet to a point in the North-easterly corner of land of Edna B. Wood; thence along the Northerly line of land of Edna B. Wood, South 62 degrees 34' West, a distance of 201.25

                                                                           (CEI)





feet to a point; thence by a line which bears North 26 degrees 13' West a distance of 174.63 feet to a point in the center line of Lockwood
Road; thence along the center line of said Road, North 62 degrees 30' East, a distance of 288.35 feet to the place of beginning and containing
0.982 of an acre of land as calculated and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less but subject to all legal highways.

    Parcel No. 121 being the premises conveyed to the Company by deed recorded in Volume 777, Page 936 of Lake County Record of
Deeds.

    Parcel No. 121 is subject to an easement for gas pipe line purposes and an assignment thereof as shown in an instrument recorded in Volume 71, Page 453 of Lake County Record of Deeds.

                                Parcel No. 122

    Situated in the Village of North Perry, County of Lake and
State of Ohio: and known as being part of Lot 105 in said Village, bounded and described as follows:

    Beginning in the center line of Lockwood Road at a point which is located North 65 degrees 10' East, a distance of 100.00 feet measured along said center line, from a point at the Southeast corner of land conveyed to Charles W. and Martha M. Bradler by deed recorded in Volume 458, Page 344, Lake County Record of Deeds; thence by a line parallel with the East line of said Bradler's land, North 2 degrees 31' 40" East (33.78 feet passing through an iron pipe stake in the North line of Lockwood Road) a distance of 466.22 feet to a point in the low water line of Lake Erie; thence along said low water line, North
69 degrees 52' 40" East, a distance of 96.23 feet to a point; thence by a line parallel with the East line of said Bradler's land, South 2 degrees 31' 40" West (at 423.54 feet passing through an iron pipe stake in the Northerly line of Lockwood Road) a distance of 457.32 feet to a point in the center line of Lockwood Road; thence along the center line of Lockwood Road, South 65 degrees 10' West, a distance of 100.00 feet to the place of beginning and containing 0.941 acre of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways, and waterways.

    Parcel No. 122 being the premises conveyed to the Company by deed recorded in Volume 785, Page 1292 of Lake County Record of
Deeds.
                                Parcel No. 123

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being part of Lot 105, which lies South

                                                                           (CEI)





of the Lake Road and bounded and described as follows:

    Beginning in the center of Lake Road, also known as Lockwood
Road, at the Northwest corner of a 3.00 acre parcel of land of John
T. and Pauline Steele, as described in Warranty Deed recorded in Volume 322, Page 54, Lake County Record of Deeds; thence South along said Steeles' West line to their Southwest corner; thence East along said Steeles' South line to its intersection with the West line of a one acre parcel of land of John W. Winter as described in deed recorded in Volume 247, Page 564; thence South along said Winter's
West line to its intersection with the North line of John W. Winter as described in deed recorded in Volume 235, Page 302 and 305, Lake County Record of Deeds; thence Westerly along said Winter's North line to its intersection with the East line of property of Peter Ticel, Jr., and Elizabeth Ticel as described in deed recorded in Volume 402, Page 340, Lake County Records of Deeds; thence Northerly along said Ticel's East line to the center of Lockwood Road; thence Easterly along the center of Lockwood Road; 681.20 feet to the place of beginning. Containing approximately 14.09 acres, be the same more or less, but subject to all legal highways.

    Parcel No. 123 being the premises conveyed to the Company by deed recorded in Volume 764, Page 806 of Lake County Record of
Deeds.

    Parcel No. 123 is subject to an easement for gas pipe line pur-poses and an assignment thereof as shown in instruments recorded in Volume 71, Page 363 and Volume 282, Page 49, respectively, of
Lake County Record of Deeds.

                                Parcel No. 124

    Situated in the Village of North Perry, County of Lake, and
State of Ohio, and known as being part of Lots Nos. 85 and 95 in Perry Township, and bounded and described as follows:

    Beginning at a point in the centerline of Parmly Road in said
Lot No. 85 at the Northwesterly corner of 4 acres of land now or formerly owned by C. J. Winters; thence North 72 degrees East along the Northerly line of said 4 acres and the Northerly line of 1-15/100 acres owned by Marion Parmly 473-88/100 feet to the Easterly line of said
Lot No. 85; thence North 1/4 degree East along said East line of Lot No.
85 113-52/100 feet to the Northeast corner of said Lot No. 85, being also the Southeast corner of Lot No. 95; thence continuing North
1/4 degrees East along the East line of said Lot No. 95 in the West line of land owned by Fred W. Daykin to the Northeast corner of said Lot No. 95; thence South 89-3/4 degrees West on the North line of said Lot No. 95; being the South line of 40 acres, belonging to the heirs of Mary Hurlburt, deceased, 316-28/100 feet to the Easterly line of land this day con-


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
                                                                           (CEI)





veyed to Samuel W. Hurlburt by Quit Claim Deed; thence South 1/4 degrees
West along the Easterly line of land this day Quitclaimed to Samuel
W. Hurlburt a distance of 1617 feet to a point and iron pipe; thence
South 27-1/4 degrees West continuing along the Southerly line of property this day Quitclaimed to Samuel W. Hurlburt a distance of 1083 feet to the center of Parmly Road; thence South 42-1/4 degrees East along the center of said Parmly Road to an angle in said road; thence, still along the center of said road to the South line of said Lot No. 95, thence still along the center of said road South 27-1/4 degrees East 316-80/100 feet to the place of beginning, and containing about 35-79/100 acres of land, be the same more or less, but subject to all legal highways.

    Excepting and reserving therefrom the following two parcels:

                                   Parcel I

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being part of Lot No. 85 in the Township of Perry, and bounded and described as follows:

    Beginning at a point in the centerline of Parmly Road in said
Lot No. 85, at the Northwesterly corner of 4 acres of land now or formerly owned by C. J. Winters; thence North 72 degrees East along the Northerly line of said 4 acres and the Northerly line of 1-15/100 acres owned by Marion Parmly, 473-88/100 feet to the Easterly line of said
Lot No. 85; thence North 1/4 degrees East along said East line of Lot No. 85, 113-52/100 feet to the Northeast corner of Lot No. 85, being also, the Southeast corner of Lot No. 95; thence West along the North line of Lot No. 85 to a point in the center of Parmly Road; thence
South 27-1/4 degrees East along the center of Parmly Road 316-8/10 feet to the place of beginning and containing 2-50/100 acres of land, be the same more or less, but subject to all legal highways.

                                   Parcel II

    Situated in the Village of North Perry, County of Lake, and
State of Ohio, and known as being in Lot 95 in the Township of Perry, and bounded and described as follows:

    Beginning at the Southeast corner of Lot No. 95 North 1/4 degrees East along the East line of said Lot No. 95, 1330 feet to a point; thence in a Southwesterly direction and parallel with the Southwesterly line of the land owned by Bessie Hurlburt and Marion Parmly to a point in the center of Parmly Road; thence along the center of Parmly
Road to a point in the South line of Lot No. 95; thence East along the South line of Lot No. 95 to the place of beginning and containing 10-3/10 acres of land, be the same more or less, but subject to ali legal highways.

  Containing, after said exceptions 22-99/100 acres of land, be the same more or less, but subject to all legal highways.


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
                                                                           (CEI)





                                Parcel No. 125

    Situated in the Village of North Perry, County of Lake, and
State of Ohio, and known as being in Lot No. 105 of said Township;

    Beginning at the Southeast corner of Lot No. 105 in the West line of the land of Frank W. Daykin and the Northeast corner of land in Lot No. 95; standing in the name of Eleazer Parmly, Trustee;
thence South 89-3/4 degrees West along the South line of Lot No. 105 to the East line of land belonging to Frank C. Wood; thence North along said
East line and the East line of land belonging to Mary W. Chandler to the Southerly line of 13 acres standing in the name of John L. Golding; thence South 86 degrees 40' East 753 feet to the East line of said Lot No. 105; thence Southerly along said Lot line being the West line of land of Frank W. Daykin to the place of beginning, containing 40 acres, be the same more or less, but subject to all legal highways.

    EXCEPTING ALSO from the above described ParceLs Nos. 124 and 125 the following described premises:

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being a part of Lots Numbers 95 and 105; and being further bounded and described as follows:

    Beginning on the Easterly line of land conveyed to John Winter by deed dated June 27, 1947 and recorded in Volume 235, Page 302,
305 of Lake County Records, at its intersection with the Northeasterly corner of Lot Number 95 and the Southeasterly corner of Lot Number 105, said point being the place of beginning of the premises here intended to be described:

    Course I Thence South 1 degrees 55' 35" East, 6.42 feet to an iron pin set;

    Course II Thence South 75 degrees 52' 40" West, 323.61 feet to an iron pin set;

    Course III Thence North 1 degrees 55' 35" West, 71.98 feet to an iron pin set on the Southerly line of Lot Number 105;

    Course IV Thence South 87 degrees 34' 25" West, along said Southerly line of Lot Number 105, 479.97 feet to an iron pin set;

    Course V Thence North 1 degrees 05' 45" West, along the Westerly line of land conveyed to said Winter, 33.19 feet to an iron pin set;

    Course VI Thence North 75 degrees 52' 40" East and parallel to Course II 814.15 feet to an iron pin set on said Easterly line of Winter, and the Easterly line of said Lot Number 105;

    Course VII Thence South 1 degrees 55' 35" East along said Easterly line of Winter and Lot Number 105, 198.18 feet to the place of beginning and containing 2.398 acres of land according to a survey

                                                                           (CEI)





made in February, 1966 by James E. Beuley, Jr., Registered Surveyor No. 4999, be the same more or less, but subject to all legal highways.

                                Parcel No. 126

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being in Lot No. 95 in the Township of Perry, and bounded and described as follows:

    Beginning at the Southeast corner of Lot No. 95, North 1/4 degrees East along the East line of said Lot No. 95, 1330 feet to a point; thence in a Southwesterly direction and parallel with the Southwest-erly line of the land owned by Bessie Hurlburt and Marion Parmly to a point in the center of Parmly Road; thence along the center of Parmly Road to a point in the South line of Lot No. 95; thence East along the South line of Lot No. 95 to the place of beginning, and containing 10.3 acres of land more or less, be the same more or less, but subject to all legal highways.

                                Parcel No. 127

    Situated in the Village of North Perry, County of Lake and
State of Ohio, and known as being a part of Lot No. 105 in said
Township and is bounded and described as follows:

    Beginning in the center line of Lockwood Road at the Northwest corner of land of Frank W. Daykin; thence along the West line of said Daykin's land South 2 degrees 20' West (passing through an iron pipe stake in the Southeasterly line of Lockwood Road) a distance of
409.50 feet to an iron pipe stake at an angle in the Westerly line of said Daykin's land; thence continuing along the Westerly line of said Daykin's land South 4 degrees 21' West a distance of 829.46 feet to a tile monument found at the Northeast corner of 40 acres of land owned by John Winter; thence along the line of lands of John Winter and John L. Golding North 86 degrees 44' West a distance of 30.55 feet to an iron pipe stake; thence by a line which bears North 3 degrees 41' East
(at 1188.26 feet passing through an iron pipe stake in the Southeast-erly line of Lockwood Road) a distance of 1222.40 feet to the center line of said road; thence along the center line of Lockwood Road
North 65 degrees 10' East a distance of 34.76 feet to the place of beginning and containing 1 acre of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

                                Parcel No. 128

    Situated in the Township of Perry, County of Lake, and State of
Ohio: Known as being a part of Original Perry Township Lots Nos.
96, 97 and 106, and bounded and described as follows:

                                                                           (CEI)





    Beginning in the center line of Parmly Road, 50 feet in width, as shown by the dedication plat in Volume C, Page 432 of Lake
County Road Records, at the point of tangency of a curve at the East end of that portion of Parmly Road dedicated in Volume D, Page 5 of Lake County Road Records, said point of tangency being distant South 59 degrees 58' 00" East 200.00 feet from an iron pipe in concrete monument in said center line at the Southeasterly end of that portion of Parmly Road, 50 feet in width, vacated in Volume D, Page
15 of Lake County Road Records; thence continuing South 59 degrees 58' 00" East along said center line of Parmly Road, a distance of 423.68 feet to the principal place of beginning of the premises herein intended to be described:

    Course No. 1: Thence South 59 degrees 58' 00" East, continuing along the center line of Parmly Road, a distance of 168.51 feet to an angle therein;

    Course No. 2: Thence South 60 degrees 58' 35" East, continuing along the center line of Parmly Road, a distance of 319.55 feet to a point of curvature in said center line;

    Course No. 3: Thence continuing along the center line of Parmly
Road, being a curved line deflecting to the left, a distance of 147.38 feet to its intersection with a Westerly line of land conveyed by Louise Mangold to Matt Padavick and Katherine Padavick by deed dated November 28, 1944 and recorded in Volume 205, Page 400 of
Lake County Deed Records, said curved line having a radius of 2604.35 feet and a chord which bears South 62 degrees 35' 51" East a dis-tance of 147.36 feet;

    Course No. 4: Thence North 25 degrees 52' 57" East along a Westerly line of land so conveyed to Matt Padavick and Katherine Padavick, a distance of 1212.36 feet to an angle therein;

    Course No. 5: Thence North 52 degrees 01' 04" West, continuing along a Westerly line of land so conveyed to Matt Padavick and Katherine Padavick, a distance of 116.98 feet to an angle therein;

    Course No. 6: Thence North 00 degrees 53' 37" West, continuing along a Westerly line of land so conveyed to Matt Padavick and Katherine Padavick, a distance of 538.37 feet to the most Northerly corner of land so conveyed, being also in a Southwesterly line of lands con-veyed by Ira J. Kermode, Administrator, to Andrew T. Wirth and
Emma E. Wirth by deed dated July 16, 1948 and recorded in Volume
255, Page 283 of Lake County Deed Records;

    Course No. 7: Thence North 71 degrees 12' 36.5" West along a South-westerly line of lands so conveyed to Andrew T. Wirth and Emma E.
Wirth, a distance of 468.935 feet to an angle therein;

                                                                           (CEI)





    Course No. 8: Thence North 45 degrees 53' 02" West, continuing along a Southwesterly line of lands so conveyed to Andrew T. Wirth and Emma E. Wirth, at a distance of 333 feet passing the waters edge of Lake Erie, October, 1952, to the low water mark of Lake Erie;

    Course No. 9: Thence from the intersection of the last above described course with the waters edge of Lake Erie, October, 1952, Southwesterly along said waters edge, the following two courses and distances: Thence South degrees 58' 04' 59" West, 442.74 feet; thence South 58 degrees 49' 43" West, 215.115 feet;

    Course No. 10: Thence South 30 degrees 31' 56" East, a distance of 1062.57 feet;

    Course No. 11: Thence South 28 degrees 37' 45" West, a distance of
587.92 feet to the principal place of beginning and containing within the above described premises 35.3545 acres of land, more or less, to the waters edge of Lake Erie, October, 1952, according to the survey of Garrett and Associates, Inc., Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accre-tion.

                                Parcel No. 129

    Situated in the Township of Perry, County of Lake, and State of Ohio: Known as being a part of Original Perry Township Lot No.
97, and bounded and described as follows:

    Beginning in the center line of Parmly Road, 50 feet in width, as shown by the dedication plat in Volume C, Page 432 of Lake
County Road Records, at the point of tangency of a curve at the East end of that portion of Parmly Road dedication in Volume D, Page 5, of Lake County Road Records, said point of tangency being distant
South 59 degrees 58' 00" East 200.00 feet from an iron pipe in concrete monument in said center line at the Southeasterly end of that portion of Parmly Road, 50 feet in width, vacated in Volume D, Page 15 of Lake County Road Records;

    Course No. 1: Thence North 29 degrees 54' 41" West, at a distance of 1019.89 feet passing the waters edge of Lake Erie, October, 1952, to the low water mark of Lake Erie;

    Course No. 2: Thence from the intersection of the above de-scribed Course No. 1 with the waters edge of Lake Erie, October, 1952, Southwesterly along said waters edge, the following five courses

                                                                           (CEI)





and distances thence South 63 degrees 02' 45.5" West, 16.48 feet thence
South 51 degrees 55' 10" West, 293.465 feet thence South 64 degrees 53' 06.5" West, 247.39 feet; thence South 54 degrees 26' 26" West, 306.08 feet; thence South 73 degrees 20' 59.5" West, 171.235 feet to the most Northerly corner of land conveyed to the Lake County Metropolitan Park Board, by deed dated August 7, 1962 and recorded in Volume 554, Page 327 of
Lake County Deed Records, said point being distant North 73 degrees 20'
59.5" East, 100.00 feet, as measured along said waters edge from the Easterly line of land conveyed to the Trustees of Perry Township, Lake County, Ohio, by deed dated December 23, 1903 and recorded in Volume 37, Page 573 of Lake County Deed Records;

    Course No. 3: Thence South 35 degrees 17' 46" East along the North-easterly line of land conveyed to the Lake County Metropolitan Park Board, as aforementioned, a distance of 1197.14 feet to a point in the curved center line of Parmly Road, 60 feet in width, as shown by the dedication plat in Volume D, Page 5 of Lake County Road Records;

    Course No. 4: Thence Northeasterly and deflecting to the left along the curved center line of Parmly Road, a distance of 478.815 feet to a point of tangency in said center line, said curved line having a radius of 1145.92 feet and a chord which bears North 42 degrees 00' 18" East, a distance of 475.84 feet;

    Course No. 5: Thence North 30 degrees 02' 00" East along the center line of said Parmly Road, a distance of 216.345 feet to a point of curvature in said center line;

    Course No. 6: Thence continuing along the said center line of Parmly Road, being a curved line deflecting to the right, a distance of 814.16 feet to a point of tangency at the Easterly end of that por-tion of Parmly Road dedicated in Volume D, Page 5 of Lake County
Road Records, as aforementioned and the principal place of begin-ning, said curved line having a radius of 200.00 feet and a chord which bears North 75 degrees 02' 00" East a distance of 282.84 feet to said principal place of beginning and containing within the above de-scribed premises 28.0007 acres of land, more or less, to the waters edge of Lake Erie, October, 1952, according to the survey of Garrett and Associates, Inc., Registered Professional Engineers and Survey-ors, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises an unvacated por-tion of Parmly Road in Original Perry Township Lot No. 97 contain-ing 0.10424 acres of land bounded and described as follows:

    Beginning at an iron pipe in concrete monument in the center line of Parmly Road, 50 feet in width, distant North 59 degrees 58' 00" West, as measured along said center line from a point of tangency

                                                                           (CEI)





of a curve at the east end of that portion of Parmly Road dedicated in Volume D, Page 5 of Lake County Road Records, a distance of
200.00 feet; thence South 30 degrees 02' 00" West, a distance of 25.00 feet to the Southwesterly line of Parmly Road, 50 feet in width, and the principal place of beginning of the premises herein intended to be described;

    Course No. 1: Thence South 59 degrees 58' 00" East along the said Southwesterly line of Parmly Road, a distance of 50.75 feet to the Northerly curved line of Parmly Road, 60 feet in width, dedicated in Volume D, Page 5 of Lake County Road Records;

    Course No. 2: Thence Southeasterly and deflecting to the right along said Northerly curved line, a distance of 114.867 feet to the Northeasterly line of Parmly Road, 50 feet in width, said Northerly curved line having a radius of 280.00 feet and a chord which bears South 86 degrees 10' 50" East a distance of 118.192 feet;

    Course No. 3: Thence North 59 degrees 58' 00" West along the North-easterly line of Parmly Road, 50 feet in width, a distance of 152.308 feet to the Southeasterly end of that portion of Parmly Road, 50 feet in width, vacated in Volume D, Page 15 of Lake County Road
Records;

    Course No. 4: Thence South 30 degrees 02' 00" West along the said Southeasterly end of vacated Parmly Road, a distance of 50.00 feet to the principal place of beginning, be the same more or less, but subject to all legal highways and waterways.

    Excepting also from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

                                Parcel No. 180

    Situated in the Township of Perry, County of Lake, and State of Ohio, and known as being an unvacated portion of Parmly Road in Original Perry Township Lot No. 97 containing 0.10424 acres of land bounded and described as follows:

    Beginning at an iron pipe in concrete monument in the center line of Parmly Road, 50 feet in width, distant North 59 degrees 58' 00" West, as measured along said center line from a point of tangency of a curve at the East end of that portion of Parmly Road dedicated in Volume D, Page 5 of Lake County Road Records, a distance of 200.00 feet; thence South 80 degrees 02' 00" West, a distance of 25.00 feet to the southwesterly line of Parmly Road, 50 feet in width, and the principal place of beginning of the premises herein intended to be described;

                                                                           (CEI)





    Course No. 1: Thence South 59 degrees 58' 00" East along the said Southwesterly line of Parmly Road, a distance of 50.75 feet to the Northerly curved line of Parmly Road, 60 feet in width, dedicated in Volume D, Page 5 of Lake County Road Records;

    Course No. 2: Thence Southeasterly and deflecting to the right along said Northerly curved line, a distance of 114.367 feet to the Northeasterly line of Parmly Road, 50 feet in width, said Northerly curved line having a radius of 230.00 feet and a chord which bears South 86 degrees 10' 50" East a distance of 113.192 feet;

    Course No. 3: Thence North 59 degrees 58' 00" West along the North-easterly line of Parmly Road, 50 feet in width, a distance of 152.303 feet to the Southeasterly end of that portion of Parmly Road, 50 feet in width, vacated in Volume D, page 15 of Lake County Road Records;

    Course No. 4: Thence South 30 degrees 02' 00" West along the said Southeasterly end of vacated Parmly Road, a distance of 50.00 feet to the principal place of beginning. Be the same more or less, but subject to all legal highways.

                                Parcel No. 131

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being a part of Lot No. 96 of said Township, being bounded and described as follows:

    Beginning at the intersection of the center line of the Parmly Road with the dividing line between the land of the Samuel W. Parmly Estate and land owned by Emma J. Kothe and Anna M. Peters; thence, along said dividing line, South 0 degrees 44-1/2' East, 298.13 feet; thence, North 67 degrees 20' West,
218.44 feet; thence, North 22 degrees 40' East, 273.60 feet to the center of the Parmly Road; thence, along the center of the Parmly Road, South 67 degrees 20' East, 100.00 feet to the place of beginning. Containing 1 acre of land. Survey and description by Clyde C. Hadden, Registered Surveyor No. 926, be the same more or less, but subject to all legal highways.

                                Parcel No. 132

    Situated in the Village of North Perry, County of Lake and
State of Ohio and known as being a part of Original Perry Township Lot No. 105 and is further bounded and described as follows:

    Beginning at a point in the centerline of Center Road at the Southwest corner of a parcel of land conveyed to David A. and Mary E. Lehtoma by deed recorded in Volume 519, Page 375, of
Lake County Records; thence Northeasterly along the Southerly line of lands conveyed to Lehtoma and along the Southerly line of lands

                                                                           (CEI)





conveyed to Alice G. Rouse by deed recorded in Volume 443, Page 98 of Lake County Records a distance of about 499.25 feet to a point in the Westerly line of land conveyed to Peter Jr. and Elizabeth Ticel by deed recorded in Volume 305, Page 507 of Lake County Records said point also being the Southeast corner of land so conveyed to Rouse as aforesaid; thence Southerly along the Westerly line of land so conveyed to Ticel as aforesaid and along the Westerly line of a
12.416 acre parcel of land conveyed to Peter Jr. and Elizabeth Ticel by deed recorded in Volume 402, Page 340 of Lake County Records to the Southwest corner of land so conveyed to Ticel as aforesaid; thence Easterly along the Southerly line of lands so conveyed to Ticel as aforesaid in Volume 402, Page 340 of Lake County Records a distance of about 376.86 feet to a point in the Westerly line of land conveyed to John Winter by Deed recorded in Volume 235, Page 302 and 305 of Lake County Records; thence Southerly along the Westerly line of land so conveyed to Winter to a point in the Southerly line of Original Lot No. 105, said point also being the Southwest corner of land so conveyed to Winter as aforesaid; thence Westerly along the Southerly line of said Original Lot No. 105 to a point in the centerline of Center Road; thence Northerly along the centerline of Center Road to the place of beginning and containing 37.6293 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 133

    Situated in the Village of North Perry, County of Lake and State of Ohio and known as being a part of Original Perry Township Lot
No. 95 and is further bounded and described as follows:

    Beginning at a point in the centerline of Center Road said center-line also being the Westerly line of said original Lot No. 95 at the Northwest corner of a parcel of land conveyed to Charles G. Lucas by deed recorded in Volume 287, Page 502 and 505 of Lake County Records; thence Northerly along the centerline of Center Road a distance of 432.00 feet to the Southwest corner of a parcel of land conveyed to Lake Shore Pipe Line Company by deed recorded in Volume 327, Page 582 of Lake County Records; thence Easterly along the Southerly line of land so conveyed to Lake Shore Pipe Line Company as aforesaid a distance of 45 feet to the Southeasterly corner of land so conveyed to Lake Shore Pipe Line Company as aforesaid; thence Northerly along the Easterly line of land so con-veyed to Lake Shore Pipe Line Company as aforesaid a distance of 24 feet to the Northeasterly corner of land so conveyed to Lake Shore Pipe Line Company as aforesaid; thence Westerly along the Northerly line of land so conveyed to Lake Shore Pipe Line Company a distance of 45 feet to the centerline of Center Road, said point also being the Northwest corner of land so conveyed to Lake Shore Pipe Line

                                                                           (CEI)



Company as aforesaid; thence Northerly along the centerline of Center Road to an angle point therein; thence continuing in a North-easterly direction along the centerline of Center Road to a point in the Northerly line of said Original Lot No. 95; thence Easterly along the Northerly line of said Original Lot No. 95, which is also the centerline of Center Road, to the Northwest corner of lands conveyed to Charles C. Wood by deed recorded in Volume 493, Page 561 of
Lake County Records; thence Southerly along the Westerly line of said land so conveyed to Wood as aforesaid a distance of about 13-2/3 rods (225.5 feet) to the Southwest corner of lands so conveyed to Wood as aforesaid; thence Easterly along the Southerly line of said Wood's land a distance of about 6 rods (99.0 feet) to the Southeast corner of land conveyed to Wood as aforesaid; thence Northerly along the Easterly line of said Wood's land a distance of about 13-2/3 rods (225.5 feet) to the Northerly line of said Original Lot No. 95, said point being the Northeast corner of lands so conveyed to Wood as aforesaid; thence Easterly along said Northerly line of Original Lot No. 95 to the Northwest corner of land conveyed to Charles C. Wood by deed recorded in Volume 327, Page 469 of Lake County Records; thence Southerly along the Westerly line of land so conveyed to Wood as aforesaid to the Northeast corner of land so conveyed to Charles G. Lucas as aforesaid; thence Westerly along the Northerly line of land so conveyed to Lucas as aforesaid to the place of beginning and con-taining about 27.9752 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 134

    Situated in the Village of North Perry, County of Lake and State of Ohio; and known as being a lot of one half acre in great Lot No. 95 in said Township and lying immediately East of the family dwelling house of Ellen G. Wood being more particularly described as follows:

    Beginning in the Southerly line of Great Lot No. 105 and
Northerly line of Lot No. 95 at its intersection with the Easterly side of the highway running North to the Lake Road; thence Westerly along the center of the highway running Easterly and Westerly in front of the family homestead six (6) rods; thence South but parallel with said North and South highway prolongated thirteen and two-thirds (13-2/3) rods; thence East but parallel with said East and West highway six (6) rods; thence North along the Easterly line of said North and South highway prolongated thirteen and two-thirds (13-2/3) rods to the place of beginning containing one half acre. Be the same premises conveyed by Ellen C. Wood and B. F. Wood to Frank C.
Wood by Warranty Deed dated July 4, 1904, and recorded in Volume
38, Page 392, Lake County Records. Be the same more or less, but subject to all legal highways.

                                                                           (CEI)





                                Parcel No. 135

    Situated in the Village of North Perry, County of Lake and
State of Ohio; and known as being part of Original Lot No. 95 in said Township and more fully described as follows:

    Beginning at a point in the Northerly line of said Lot No. 95 at a point which is distant Westerly from the Northeast corner of said Lot No. 95, 797.28 feet; thence Easterly, along said Northerly line of said Lot No. 95 a distance of 481 feet to a point and iron pipe;
thence South 1/4 degrees West, and parallel with the Easterly line of said
Lot No. 95, a distance of 1617 feet to a point and iron pipe; thence
South 27 1/4 degrees West a distance of 1083 feet to the center of Parmly
Road; thence Northwesterly along the center of said road a distance of 512 feet; thence North 27 1/4 degrees East a distance of 793 feet to a point and iron pipe; thence North and parallel with the Easterly line of said Lot No. 95, a distance of 1502 feet, to the place of beginning, containing 27.43 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 136

    Situated partly in the Village of North Perry, and partly in the Township of Perry, and known as being a part of Original Perry
Township Lots Nos. 95, 96, 105 and 106 and is bounded and described as follows:

    Beginning at a point in the centerline of Center Road at the Southeast corner of lands conveyed to Harry C. Pollock, Trustee by deed recorded in Volume 328, Page 605 of Lake County Records;
thence Southerly along the centerline of Center Road to a point in the Southerly line of said Original Lot No. 105; thence Westerly along the Southerly line of Lot No. 105 being also the centerline of Center Road to a point Said point being distant Easterly 13 Rods and 12 feet (226.50 feet) from the Southwesterly corner of Lot No. 105; thence continuing in a Southwesterly direction along the centerline of Center Road to a point in a Southeast corner of lands conveyed to Charles C. and Hyla M. Wood by deed recorded in Volume 504,
Page 645 of Lake County Records; thence South 89 degrees West along a Southerly line of lands so conveyed to Wood as aforesaid and along the Northerly line of lands conveyed to Anna M. Peters et al by deed recorded in Volume 365, Page 560 of Lake County Records to a Southeast corner of lands conveyed to the Ceico Company by deed recorded in Volume 356, Page 81 of Lake County Records; thence Northerly along the Easterly line of lands so conveyed to The Ceico Company as aforesaid a distance of 18 chains and 25 links (1204.50') to the Northeast corner of lands so conveyed to The Ceico Company as aforesaid; thence Northwesterly along the Northerly line of lands

                                                                           (CEI)



so conveyed to The Ceico Company to the Southeast corner of Parcel
No. 3 as deeded to The Ceico Company by deed recorded in Volume
389, Page 519 of Lake County Records; thence North 0 degrees 46' East along the Easterly line of Parcel No. 3 and Parcel No. 4 as conveyed to The Ceico Company as aforesaid a distance of 550.48 feet to the Northeast corner of Parcel No. 4 as aforesaid; thence North 70 degrees 47' West along the Northerly line of Parcel No. 4 and along the Northerly line of Parcel No. 1 a distance of 392.88 feet to a point; thence
North 53 degrees 01' West along the Northerly line of Parcel No. 1 as aforesaid a distance of about 466.5 feet to the low water mark of Lake Erie as same existed about August 11, 1917. Said point being in the South line of lands conveyed to Harry C. Pollock, Trustee by deed recorded in Volume 328, Page 605 of Lake County Records;
thence Easterly along the Southerly line of lands so conveyed to Harry C. Pollock as aforesaid about 2091.2 feet to a point in the centerline of Center Road and the place of beginning and containing about 71.05 acres of land of which about 1.00 acre is located in Lot
No. 95, about 7 acres in Lot No. 96, about 33.69 acres in Lot No. 105 and about 29.36 acres in Lot No. 106, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by over than natural causes or by natural causes other than accre-tion.

                                Parcel No. 137

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being a part of Original Perry Township Lot No.
96 and is further bounded and described as follows:

    Beginning at a point in the centerline of Center Road at its inter-section with the centerline of Clark Road, said point also being the Southeast corner of said Lot No. 96; thence west along the centerline of Clark Road which is also the South line of said Lot No. 96, 15 chains (990 feet) to the Southeast corner of lands conveyed The
Ceico Company by deed recorded in Volume 319, Page 362 of Lake
County Records; thence North along the Easterly line of lands so conveyed to The Ceico Company and lands conveyed to Howard E.
and Marjorie Heil by deed recorded in Volume 240, Page 139 of Lake County Records, a distance of 32 chains and 25 links (2128.50 feet) to the centerline of Parmly Road; thence Southeasterly along the centerline of Parmly Road to a point in the Easterly line of said Lot No. 96. Said point also being the intersection of the centerline of Parmly Road with the centerline of Center Road; thence Southerly along the Easterly line of said Lot and the centerline of Center Road

                                                                           (CEI)





to the place of beginning and containing about 38 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 138

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being a part of Original Perry Township Lot No.
96 and is further bounded and described as follows:

    Beginning at a point in the centerline of Parmly Road at the Southeast corner of lands conveyed to The Ceico Company by deed recorded in Volume 356, Page 81 of Lake County Records; thence Southeasterly along the centerline of Parmly Road to a point in the Easterly line of said Lot No. 96, said point also being the intersection of the centerline of Parmly Road with the centerline of Center Road; thence Northerly along the centerline of Center Road and said
Easterly line of said Lot No. 96 to a point in the Southeasterly corner of lands conveyed to Charles C. and Hyla M. Wood by deed recorded in Volume 504, Page 645 of Lake County Records; thence
South 89 degrees West along the Southerly line of lands so conveyed to Wood as aforesaid and a Southerly line of lands so conveyed to The
Ceico Company as aforesaid a distance of 13 chains and 87 links
(915.42 feet) to an angle point therein; thence South 9 degrees West along an Easterly line of lands so conveyed to The Ceico Company a distance of 8 chains and 88 links (586.08 feet) to the centerline of Parmly
Road and the place of beginning and containing about 22.65 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 139

    Situated in the Village of North Perry, County of Lake and
State of Ohio: and known as being a part of Original Perry Township Lot 105, and bounded and described as follows:

    Beginning in the centerline of Center Road at a point which is located South 2 degrees 40' West, a distance of 134.00 feet, measured along said centerline from an iron pipe stake where said centerline is intersected by the centerline of Lockwood Road; thence along the centerline of Center Road South 2 degrees 40' West, a distance of 100.00 feet to a point; thence by a line which bears North 75 degrees 31' West (at
30.65 feet passing through an iron pipe stake in the Westerly line of Center Road), a distance of 230.00 feet to an iron pipe stake; thence by a line parallel with the centerline of Center Road North 2 degrees 40' East, a distance of 100.00 feet to an iron pipe stake; thence by a line which bears South 75 degrees 31' East (at 199.35 feet passing through an iron pipe stake in the Westerly line of Center Road), a distance of
230.00 feet to the place of beginning and containing 0.517 of an acre of land as surveyed and described by Fullerton and Kerr, Registered

                                                                           (CEI)




Engineers and Surveyors, be the same more or less, but subject to all legal highways.

                                Parcel No. 140

    Situated in the Township of Perry, County of Lake and State of Ohio, and in the North Middle part of Lot No. 106 of said Township, bounded and described as follows:

    Beginning at a stake and tile monument set at the Southeast corner of a 4-1/2 acre parcel of land conveyed by grantor to William R.
and Frances M. Cubbon, August 29, 1917; thence North 56 degrees 52' East
308.2 feet to an iron pipe stake thence North 70 degrees 47' West 278.5 feet to an iron pipe stake; thence North 53 degrees 01' West 466.5 feet to low water mark of Lake Erie (August 11, 1917) which point is located
80 feet from an iron pipe stake at the foot of the lake bank in the last mentioned line, and in the line of land of Otto S. Ruetenick at a point therein 140 feet West from an iron stake at the foot of the lake bank, set in the Ruetenick line; thence South 56 degrees 52' West along low water line of the lake 275.7 feet to the Northeast corner of said
Cubbon land; thence along the Easterly lines of said Cubbon land
South 49 degrees 06' East, 456.3 feet to a sewer pipe monument and thence South 70 degrees 47' East 278.5 feet to place of beginning containing 4.50 acres of land, be the same more or less, but subject to all legal high-ways and waterways.

    Excepting therefrom any portion of the above described premises resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

                                Parcel No. 141

    Situated in the Township of Perry, County of Lake, and State of Ohio, and in the North Middle part of Lot No. 106 of said Township bounded and described as follows:

    Beginning at an iron pipe stake at the angle in the line between the land of the S. W. Parmly estate and Grantor's land which angle is 3 1/2 feet Southwest from an 8 inch maple tree much used as a wire fence post; thence North 45 degrees 12' West, along the East line of said Parmly land 448.5 feet (passing an iron bolt in line at the lake bank) to low water mark of Lake Erie (August 11, 1917); thence North
56 degrees 52' East along low water line of the lake 275.7 feet; thence South 49 degrees 06' East 456.3 feet to a sewer pipe monument; thence South
70 degrees 47' East 278.5 feet to a stake and tile monument; thence
South 56 degrees 52' West (at 270.4 feet past an iron pipe stake in line located 30 feet at right angles Northeasterly from the Parmly line)
308.2 feet to the Parmly line; thence along the Parmly line North
70 degrees 47' West 278.5 feet to the place of beginning, containing 4.50

                                                                           (CEI)




acres of land, be the same more or less, but subject to all legal high-ways and waterways.

    Excepting therefrom any portion of the above described premises resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

                                Parcel No. 142

    Situated in the Township of Perry, County of Lake, and State of Ohio, and known as being part of Lot No. 106 in said Township and is bounded and described as follows:

    Beginning at an iron pipe stake set in a tile at the Southeast corner of a 4-1/2 acres conveyed to William R. Cubbon, by deed dated
August 29, 1917 and recorded in Volume 62, Page 505 of Lake County
Records of Deeds; thence South 56 degrees 52' West along said Cubbon's Southerly line (at 270.4 feet passing through an iron pipe stake in line located 30 feet at right angles from S. W. Parmly's line) 308.2 feet to land of S. W. Parmly; thence along said Parmly's line and that of Thomas Baley, South 70 degrees 47' East 653.71 feet to a stake set in said Baley's North line; thence North 0 degrees 46' East 257.24 feet to a stake; thence North 70 degrees 47' West 384.04 feet to the place of begin-ning, containing 2.906 acres, be the same more or less, but subject to all legal highways.

                                Parcel No. 143

    Situated in the Township of Perry, County of Lake, and State of Ohio, and known as being part of Lot No. 106 in said Township and is bounded and described as follows:

    Beginning at an iron pipe stake set in a tile at the Southwest corner of 4-1/2 acres conveyed to Andrew Wirth, by deed dated August
29, 1917 and recorded in Volume 62, Page 504, of Lake County
Records of Deeds; thence North 56 degrees 52' East along the Southeasterly line of said 4-1/2 acres 308.2 feet to an iron pipe stake set in a tile at the Southeasterly corner of said 4-1/2 acres; thence South 70 degrees 47' East,
114.38 feet to a stake; thence South 0 degrees 46' West 257.24 feet to a stake; thence North 70 degrees 47' West, 384.04 feet to the place of begin-ning, containing 1.396 acres, be the same more or less, but subject to all legal highways.

                                Parcel No. 144

    Situated in the Township of Perry, County of Lake and State of Ohio and known as being part of Lots Nos. 96 and 106 and bounded and described as follows:

    Beginning in the center of the road on the East line of South-west Parmly's land, thence along the center of said road South 66 degrees

                                                                           (CEI)




East 8 chains 25 links to land formerly owned by Dolly Parmly;
thence on said Dolly Parmly's line North 10-1/2 degrees East 8 chains 83 links; thence South 88-1/2 degrees East 4 chains 60 links to a stake; thence North 1 degrees East 18 chains 25 links to a stake; thence North 73 degrees West
7 chains 37 links to a stake in S.W. Parmly's line; thence South
1 degrees West 8 chains and 60 links to a stake; thence South 65 degrees East 1 chain 78 links; thence South 27-1/2 degrees West 18 chains 47 links to the place of beginning containing 19.25 acres of land, be the same more or less, but subject to all legal highways.

                                Parcel No. 145

    Situated in the Township of Perry, County of Lake and State of Ohio, and known as being a part of Original Perry Township Lots
Nos. 96 and 97, and bounded and described as follows:

    Beginning in the center line of Parmly Road, 60 feet in width, as shown by the dedication plat in Volume D, Page 5 of Lake County
Road Records, at its intersection with an Easterly line of land con-veyed by James H. Clark and Euretta Clark to the Trustees of Perry Township, Lake County, Ohio, by deed dated December 23, 1903 and recorded in Volume 37, Page 573 of Lake County Deed Records, said place of beginning being distant North 89 degrees 58' 26" East, a distance of 657.415 feet, as measured along the said center line of Parmly
Road from its intersection with the center line of Perry Park Road, 60 feet in width:

    Course No. 1: Thence North 89 degrees 58' 26" East along said center line of Parmly Road, a distance of 200.58 feet to a point of curvature in said center line;

    Course No. 2: Thence Northeasterly and deflecting to the left along the curved center line of Parmly Road, a distance of 1198.815 feet to a point of tangency in said center line, said curved center line having a radius of 1145.92 feet and a chord which bears North 60 degrees 00' 13" East, a distance of 1144.89 feet;

    Course No. 3: Thence North 30 degrees 02' 00" East along the center line of said Parmly Road, a distance of 216.345 feet to a point of curvature in said center line;

    Course No. 4: Thence continuing along the said center line of Parmly Road, being a curved line deflecting to the right, a distance of 314.16 feet to a point of tangency at the Easterly end of that portion of Parmly Road dedicated in Volume D, Page 5 of Lake
County Records, as aforementioned said curved line having a radius of 200 feet and a chord which bears 75 degrees 02' 00" East, a distance of
282.84 feet;

                                                                           (CEI)





    Course No. 5: Thence South 59 degrees 58' 00" East, continuing along the center line of Parmly Road, 50 feet in width, as shown by the dedication plat in Volume C, Page 432 of Lake County Road Records, a distance of 592.19 feet to an angle therein;

    Course No. 6: Thence South 60 degrees 58' 35" East, continuing along the center line of Parmly Road, a distance of 319.55 feet to a point of curvature in said center line;

    Course No. 7: Thence continuing along the center line of Parmly
Road, being a curved line deflecting to the left, a distance of 288.825 feet to a point of tangency in said center line, said curved line having a radius of 2604.35 feet and a chord which bears South 64 degrees 09' 12.5" East a distance of 288.677 feet;

    Course No. 8: Thence South 67 degrees 19' 50" East, continuing along the center line of Parmly Road, a distance of 300.545 feet to the Northwesterly corner of land conveyed by Lester W. Donaldson and Colleen E. Donaldson to Howard E. and Marjorie Heil by deed dated
July 31, 1947 and recorded in Volume 240, Page 139 of Lake County
Deed Records, said point being distant North 67 degrees 19' 50" West, as measured along the center line of Parmly Road, a distance of 100 feet from the Northwesterly corner of land conveyed to Emma J.
Kothe and Anna M. Peters by deed dated March 2, 1939 and recorded in Volume 168, Page 455 of Lake County Deed Records;

    Course No. 9: Thence South 23 degrees 25' 53" West along the Westerly line of land conveyed to Howard E. and Marjorie Heil, as aforemen-tioned, a distance of 275.17 feet to the Southwesterly corner thereof;

    Course No. 10: Thence South 67 degrees 19' 50" East along the South-erly line of land 50 conveyed to Howard E. and Marjorie Heil, a distance of 218.44 feet to the Westerly line of land conveyed to Emma
J. Kothe and Anna M. Peters, as aforementioned, said point being distant South 00 degrees 01' 3.25" West, as measured along said Kothe and Peter's West line, a distance of 298.13 feet from the center line of Parmly Road;

    Course No. 11: Thence South 00 degrees 01' 32.5" West along said Kothe and Peters' West line, a distance of 1860.195 feet to the South line of said Original Perry Township Lot No. 96, which is also the centerline of Clark Road, 60 feet in width, as shown by the dedication plat in Volume C, Pages 391 to 394 of Lake County Road Records;

    Course No. 12: Thence North 89 degrees 50' 02" West along the center-line of Clark Road, being also the South line of Original Perry Town-ship Lots Nos. 96 and 97, a distance of 3021.20 feet to a Southeasterly corner of land conveyed to the Trustees of Perry Township, Lake
County, Ohio, as aforementioned;

                                                                           (CEI)



    Course No. 13: Thence North 00 degrees 45' 19" East along an Easterly line of land so conveyed to the Trustees of Perry Township, Lake
County, Ohio, a distance of 2048.583 feet to the place of beginning, and containing 165.85898 acres of land according to the survey of George M. Garrett and Associates, Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcels Nos. 124 through 145, inclusive, being the premises con-veyed to the Company by deed recorded in Volume 759, Page 531 of Lake County Record of Deeds.

    Parcel No. 127 is subject to an easement for gas pipe line pur-poses and an assignment thereof as shown in an instrument recorded in Volume 71, Page 363 of Lake County Record of Deeds.

    Parcel No. 131 is subject to restrictions as shown in an instru-ment recorded in Volume 240, Page 139 of Lake County Record of
Deeds.

    Parcels Nos. 132 to 135, inclusive, are subject to an easement for gas pipe line purposes and assignments thereof as shown in instru-ments recorded in Volume 71, Page 453, Volume 282, Page 135 and
Volume 534, Page 448 of Lake County Record of Deeds.

    Parcels Nos. 137 and 138 are subject to an easement for gas pipe line purposes and an assignment thereof as shown in instruments re-corded in Volume 71, Page 364 and Volume 517, Page 460 of Lake
County Record of Deeds.

    Parcels Nos. 131 and 145 are subject to an easement for gas pipe line purposes and an assignment thereof as shown in instruments recorded in Volume 71, Page 367 and Volume 282, Page 49 of Lake
County Record of Deeds.

                                Parcel No. 146

    Situated in the Village of North Perry, County of Lake and State of Ohio and known as being part of Original Perry Township Lot
No. 105, and bounded and described as follows:

    Beginning in the center line of Lockwood Road at a point at the Southeast corner of land conveyed to Charles W. and Martha M.
Bradler by deed recorded in Volume 458, Page 344 of Lake County
Record of Deeds. Thence along the East line of said Bradler's land, North 2 degrees 31' 40" East (passing through an iron pipe stake at 33.78 feet in the Northerly line of Lockwood Road) a distance of 475.12 feet to a point in the low water line of Lake Erie. Thence along said low water line, North 69 degrees 52' 40" East a distance of 96.23 feet to a point. Thence by a line parallel with the East line of said Bradler's land, South 2 degrees 31' 40" West (at 423.44 feet passing through an iron pipe stake in the North line of Lockwood Road) a distance of 466.22 feet to

                                                                           (CEI)





a point in the center line of Lockwood Road. Thence along the center line of Lockwood Road, South 65 degrees 10' West a distance of 100.00 feet to the place of beginning and containing 0.960 of an acre of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors. Be the same more or less, but subject to all legal high-ways and waterways.

    Parcel No. 146 being the premises conveyed to the Company by deed recorded in Volume 787, Page 843 of Lake County Record of
Deeds.

                              PHILLIPS SUBSTATION

                                Parcel No. 147

    Situated in the Township of Concord, County of Lake, and State of Ohio, and known as being a part of Lot 13, Tract 3 in said Town-ship and further bounded and described as follows:

    Beginning in the centerline of Girdled Road, 60 feet wide, at its intersection with the Easterly right-of-way line of the Baltimore and Ohio Railroad, said point being the Northwest corner of land conveyed to Lucille F. Wonderchek, by deed Volume 484, Page 421 and Frank Wonderchek, Sr., (1/2 Int) by deed Volume 618, Page 334 of Lake County Records; thence North 68 degrees 10' 00" East along the centerline of Girdled Road, a distance of 149.00 feet to a point therein; thence South 21 degrees 50' 00" East, a distance of 125.81 feet; thence South 13 degrees 51' 05" West, a distance of 271.85 feet to a point in the Southerly line of the aforementioned Wonderchek property, said point also being in the Northerly line of land conveyed to Mary L. Weixel as recorded in Volume 255, Page 120 and Volume 435, Page 221 of
Lake County Records and is also a point in the Southerly line of Lot
13; thence North 89 degrees 13' 30~ West along the Northerly line of land conveyed to Mary Weixel, also known as the Southerly line of Lot 13, a distance of 199.59 feet to the Easterly right-of-way line of the Baltimore and Ohio Railroad, said line also being the Westerly line of the aforementioned land conveyed to Lucille F. and Frank Wonder-chek, Sr.; thence along said Baltimore and Ohio Railroad right-of-way line and Westerly line of the Wonderchek property, a distance of
332.38 feet on the arc of a circle, the radius of which is 3769.83 feet and having a chord of 332.28 feet which bears North 13 degrees 51' 05"
East to the centerline of Girdled Road and the principle place of beginning and containing 1.5633 acres of land of which 0.1100 acres is occupied by Girdled Road, more or less, according to a survey by Ciuni-Zwick Associates in September, 1972, be the same more or less, but subject to all legal highways.

    Parcel No. 147 being the premises conveyed to the Company by deed recorded in Volume 772, Page 697 of Lake County Record of
Deeds.

                                                                           (CEI)




                             PINEGROVE SUBSTATION

                                Parcel No. 148

    Situated in the Village of Chardon, County of Geauga and State of Ohio and known as being part of Lots Nos. 100 and 131 in the Chardon Town Plat and more fully described as follows:

    Beginning at a point on the Northerly line of Fifth Avenue (50 feet wide) at its intersection with the Easterly line of lands of the Baltimore and Ohio Railroad, said point also being the most South-westerly corner of a parcel of land conveyed to The Ceico Company by deed recorded in Volume 387, Page 542 of Geauga County Deed
Records; thence by the arc of a curve bearing to the left, Radius =
5779.65 feet, Arc = 468.73 feet, Chord = 468.60 feet and Chord bearing North 20 degrees 47' 47" West along the Easterly line of said Baltimore and Ohio Railroad and the Westerly line of said parcel conveyed to The Ceico Company to a point at the Northwesterly corner of said parcel conveyed to The Ceico Company; thence South
88 degrees 00' 00" East along the Northerly line of said parcel conveyed to The Ceico Company, 312.32 feet to a point; thence South 1 degrees 58' 05" West, 431.92 feet to a point on the Northerly line of Fifth Avenue, as aforesaid; thence North 88 degrees 01' 55" West along the Northerly line of Fifth Avenue, as aforesaid, 131.00 feet to a point and place of beginning and containing 2.1641 acres of land according to a survey by The Western Reserve Engineering and Surveying Company in
June, 1971, be the same more or less, but subject to all legal highways.

    Parcel No. 148 being the premises conveyed to the Company by deed recorded in Volume 524, Page 566 of Geauga County Record of
Deeds.



                              [REMAINDER OF PAGE
                             INTENTIONALLY BLANK]

                                                                           (CEI)





                           ASHTABULA PLANT ADDITION

                                 Parcel No. 1

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio:

    Being known as sublots 12 and 13, Alpine Allotment, recorded in volume 9, page 30, Ashtabula County Records of Plats.

    Source of Title: Volume 437, Page 553, Volume 434, Page 209.
Volume 681, Page 806, Ashtabula County Records.

                                 Parcel No. 2

    Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio:

    Being known as sublots, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26,
27, 28, 29, 30, 31, 32, 33, 34, 35, 36 in the Alpine Allotment, recorded in Volume 9, page 39, Ashtabula County Records of Plats; and being the same more or less but subject to all legal highways.

    Source of Title: Volume 428, page 32, Volume 681, page 806,
Ashtabula County Records.

    Parcel Nos. 1 and 2 being the premises conveyed to the Com-pany by deed recorded in Volume 793, Page 69 of Ashtabula County
Record of Deeds.

                                 Parcel No. 3

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and bounded and described as follows:

    Known as being Lot 11 in the Alpine Allotment of part of the Erie Tract in Ashtabula Township, and recorded January 2, 1936, in Volume 332, page 589, Ashtabula County Records.

    Together with the right to use in common, with the other owners of said allotment, that parcel of land extending from the north line of Alpine Drive to Lake Erie, which has been reserved for the use in common of the owners of said allotment.

    Parcel No. 3 being the premises acquired by the Company by appropriation pursuant to a Certificate of Appropriation recorded in Volume 781 Page 211 of Ashtabula County Record of Deeds.

                                                                           (CEI)





                                 Parcel No. 4

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and described as follows: Being a part of Lots No. 1 in the Erie Tract and bounded and described as follows: Beginning at a point in the east line of the west thirty (30) foot road laid out by said Humphrey, which point is 185.8 feet northerly measured along the east line of said road from a stone monument at the inter-section of the east line of said road and the north line of the Lake Road; thence easterly at right angles to said 30 foot road 75 feet; thence northerly parallel with said 30 foot road, 50 feet, thence west-erly at right angles to the last described line 75 feet to the east line of said 30 foot road; thence southerly along the east line of said road 50 feet to the place of beginning and being lot No. 4 in the Jennie Humphrey Allotment not yet recorded, together with the right to use in common with adjoining owners, the streets laid out on said plat by said Jennie Humphrey.

                                 Parcel No. 5

    Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio, and described as follows: Known as being part of lot
No. 1 in the Erie Tract and bounded and described as follows: Com-mencing at a point in the east line of the west 30 foot road laid out by Jennie Humphrey, which point is one hundred thirty-five and eight tenths (135.8) feet northerly measured along the east line of said 30 foot road from a stone monument at the intersection of said east line with the north line of the Lake Road; thence easterly at right angles to the last described line 75 feet; thence northerly parallel with the east line of said 30 foot road, 50 feet; thence westerly parallel with the first described line, 75 feet to the east line of said 30 foot road; thence southerly along the east line of said 30 foot road, 50 feet to the place of beginning and being lot No. 3 in the Jennie Humphrey Allotment, not yet recorded, being the same more or leu but subject to all legal highways.

                                 Parcel No. 6

    Situated in the Township of Ashtabula. County of Ashtabula, and State of Ohio, and known as being part of Lot No. 1 in the Erie Tract and bounded and described as follows: Commencing at a point in the north line of the Lake Road which point is 47.3 feet easterly from a stone monument at the intersection of the north line of said road and the east line of west 30 foot road laid out by said Jennie Humphrey; thence northerly parallel with said 30 foot road, 113.4 feet; thence easterly at right angles to the last described line, 37.5 feet; thence

                                                                           (CEI)





southerly on a line parallel with the firs described line, 90.9 feet to one north line of said Lake Road; thence westerly along the north line of said Lake Road, 43.7 feet to the place of beginning and being Lot No. 2 in the Jennie Humphrey Allotment, being the same more or less but subject to all legal highways.

                                 Parcel No. 7

    Situated in the Township of Ashtabula and County of Ashtabula and State of Ohio, and described as follows: Being part of Lot No. 1 in the Erie Tract and bounded and described as follows: Commencing at a stone monument at the intersection of the north line of the Lake Road, so-called and the west line of the east 30 foot road laid out by Jennie Humphrey; thence northerly along the west line of said 30 foot road, 96 feet; thence westerly at right angles to the last de-scribed line, 37.50 feet; thence southerly on the line parallel with said 30 foot road, 118.4 feet to the north line of the Lake Road; thence easterly along the north line of said Lake Road, 43.7 feet to the place of beginning and being Lot No. 20 in the Jennie Humphrey allotment not yet recorded.

                                 Parcel No. 8

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio and described as follows:

    Being part of Lot No. 1 in the Erie Tract and bounded and de-scribed as follows: Commencing at a point in the north line of the Lake Road 43.7 feet westerly measured along the line of said road from a stone monument at the intersection of the north line of said road and the west line of the east 80 foot road laid out by said Jennie Humphrey; thence northerly parallel with said 30 foot road, 118.4 feet; thence westerly at right angles to the last described line, 37.5 feet; thence southerly parallel with the first described line, 140.9 feet to the north line of the Lake Road; thence easterly along the north line of said Lake Road, 43.7 feet to the place of beginning and being Lot No. 19 in the Jennie Humphrey Allotment, not yet recorded.

                                 Parcel No. 9

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio; And known as being a part of Lot No. 1 in the Erie Tract and bounded and described as follows: Commencing at a point in the east line of the 30 foot road laid out by said Humphrey which point is 128 feet from a stone monument at the intersection of the east line of said road and the north line of the Lake Road, so-called: thence northerly along the east line of said 30 foot road one hundred

                                                                           (CEI)





(100) feet; thence easterly at right angles to the last described line
77.6 feet; thence southerly at right angles to the last described lane 100 feet; thence westerly at right angles to the last described line
77.6 feet to the place of beginning and being Lots Nos. 23 and 24 in the Jennie Humphrey Allotment in said Township, not yet recorded.

                                 Parcel No. 10

    Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio; And known as being a part of Lot No. 1 in the Erie
Tract and bounded and described as follows: Commencing at a stone monument at the intersection of the North line of Lake Road and the east line of the east 30 feet road laid out by Jennie Humphrey; thence northerly along the east line of said 30 foot road, 78 feet; thence easterly at right angles to the last described line 77.6 feet to the east line of said Humphrey property; thence southerly along the east line of said Humphrey property; 31.5 feet to the north line of the Lake
Road; thence westerly along the north line of said Lake Road 90.5 feet to the place of beginning and being Lot No. 21 in the Jennie Humphrey Allotment, not yet recorded.

                                 Parcel No. 11

    Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio, and known as being a part of Lot No. 1 in the Erie
Tract and bounded and described as follows: Commencing at a point in the east line of the east 30 foot road laid out by Jennie Humphrey; which point is 78 feet northerly measured along the east line of said 30 foot road from a stone monument at the intersection of said road with the north line of the Lake Road; thence easterly at right angles to said 30 foot road; 77.6 feet to the east line of the Humphrey prop-erty; thence northerly along the east line of said Humphrey property, 50 feet; thence westerly on a line parallel with the first described line, 77.6 feet to the east line of said 30 foot road; thence southerly along the east line of said 30 foot road 50 feet to the place of begin-ning and being lot No. 22 in the Jennie Humphrey Allotment not yet recorded, being the same more or less, but subject to all legal highways.

                                 Parcel No. 12

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and described as follows:

    Being part of Lot No. 1 in the Erie Tract and bounded and de-scribed as follows: to wit: Commencing at a point in the east line 30 foot road laid out by Jennie Humphrey, which point is 278 feet

                                                                           (CEI)





northerly measured along the east line of said 30 foot road from a stone monument at the intersection of said road with the north line of the Lake Road, thence easterly at right angles to said 30 foot road
77.6 feet to the east line of the Humphrey property; thence northerly along the east line of the said Humphrey property 50 feet; thence westerly on a line parallel with the first described line 77.6 feet to the east line of said 30 foot road; thence southerly along the east line of said 30 foot road 50 feet to the place of beginning and being lot 26 in the Jennie Humphrey Allotment not yet recorded.

                                 Parcel No. 13

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio, and described as follows:

    Being a part of Lot No. 1 in the Erie Tract and bounded and described as follows: Commencing at a point in the line between lands of said Jennie Humphrey and one Arvidson, which point is 281.5 feet northerly from the north line of the Lake Road; thence westerly at right angles to the first described line 77.6 feet to the east line of a 30 foot road; thence northerly along the east line of said road 50 feet; thence easterly at right angles to the last described line 77.6 feet to lands of said Arvidson; thence southerly along the west line of lands of said Arvidson 50 feet to the place of beginning and being lot No. 27 in the Jennie Humphrey Allotment as surveyed by E. C.
Hrabeck on October 1916, which plat is not yet recorded. Being the same premises conveyed to Gus E. Johnson by C. H. Eckler et al by deed dated May 21, 1921 and recorded in Ashtabula County Records of Deeds, Volume 254, page 428.

                                 Parcel No. 14

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio: And known as being Lot Number 28 of the proposed
Plat of the Jennie Humphrey Allotment which is part of the Lot No. 1 in the Erie Tract and bounded and described as follows:

    Commencing at a point 70 feet south of a cement monument in the west line of lands formerly owned by Olaf Arvidson thence westerly at right angles to Arvidson's west line seventy-seven and six-tenths (77.6 )feet to the east line of the road running north from the Lake Road; thence southerly along the east line of said road a distance of 50 feet; which line is parallel with the west line of said Arvidson's lot; thence easterly parallel with the north line 77.6 feet to a point in Arvidson west line; thence northerly along Arvidson's west line 50 feet to the place of beginning.

                                                                           (CEI)





    Parcels Nos. 4 to 14, inclusive, being the premises acquired by the Company by appropriation pursuant to a Certificate of Appro-priation recorded in Volume 781, Page 204 of the Ashtabula County
Record of Deeds.

                                 Parcel No. 15

    Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio, and being sublots Nos. 14, 15, 37, 38 and 39 in the Alpine Allotment as recorded in Volume 9, page 39, of the Ash-tabula County Records of Plats; and

    That portion of said Alpine Allotment marked on the original plat "Reserved" as recorded in Volume 9, page 39, of the Ashtabula County Records of Plats and more particularly described as follows:

    Commencing at a point in the westerly line of Alpine Drive, so-called, which point is 37.85 feet northerly as measured along the westerly side of said Drive, from the northeast corner of Lot No. 13, in said allotment; thence southwesterly 7.18 feet to an iron pin which is set in an angle in the easterly line of land formerly owned by Emil Lundi and John Purtilo; thence N. 10 degrees 5' West along the easterly line of said Lundi and Purtilo land to the waters of Lake
Erie; thence northeasterly along the water's edge of Lake Erie to the northwest corner of Lot No. 39 in said Alpine Allotment; thence
South 30 degrees 37' East along the westerly line of said Lot No. 39 to the northerly line of Alpine Drive; thence westerly and southerly along the northerly and westerly line of said Drive to the place of Be-ginning.

    Parcel No. 15 being the premises acquired by the Company by appropriation pursuant to a Certificate of Appropriation recorded in Volume 795, page 106 of Ashtabula County Record of Deeds.

                                 Parcel No. 16

    Situated in the Township of Ashtabula, County of Ashtabula and State of Ohio:

    And being Sublots Nos. 1. 2, 3, 4, 5, 6, and 7 in the Alpine Allot-ment of part of the Erie Tract as recorded in Volume 9 of Plats, page 39 of Ashtabula County Records. As recorded in Volume 476, page
444 and Volume 553, page 286 of the Ashtabula County Records of
Deeds.

    Parcel No. 16 being the premises acquired by the Company by appropriation pursuant to a Certificate of Appropriation recorded in Volume 781, page 213 of Ashtabula County Record of Deeds.

                                                                           (CEI)





                         AVON LAKE PLANT FUEL STORAGE

                                 Parcel No. 17

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake is distant Northerly along said Easterly line 1732.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East along said Easterly line 35 feet to a stake; thence North 87 degrees 04' West
90 feet to a stake set in the Easterly line of a proposed 40 foot high-way known as Woodruff Avenue; thence South 2 degrees 56' West along the said proposed Easterly 35 feet to a stake; thence South 87 degrees 04' East 90 feet to the place of beginning, the above described parcel of land is known as being SubLot No. 102 in The Krogh Barr Syndicates
Avon Beach Allotment, Proposed, be the same more or less, but sub-ject to all legal highways.

    Parcel No. 17 being the premises conveyed to the Company by deed recorded in Volume 1105, Page 637 of Lorain County Record of Deeds.

                                 Parcel No. 18

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, bounded and described as follows:

    Beginning at a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake is distant Northerly along said Easterly line 1627.25 feet from a stone monument marking the southeast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' 0" East along said Easterly line 35 feet to a stake; thence North 87 degrees 04' 0" West 90 feet to a stake set in the Easterly line of a proposed 40 foot highway known as Woodruff Avenue; thence South 2 degrees 56' 0" West along said proposed easterly line 35 feet to a stake; thence South
87 degrees 04' 0" East 90 feet to the place of beginning and further known as being Sublot No. 105 of the Krogh-Barr Syndicate's Avon Beach
Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 18 being the premises conveyed to the Company by deed recorded in Volume 1105, Page 643 of Lorain County Record of Deeds.

                                                                           (CEI)





                                 Parcel No. 19

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, bounded and described as follows:

    Beginning at a stone stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake is distant Northerly along said Easterly line 1697.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' 0" East along said Easterly line 35 feet to a stake; thence North 87 degrees 04' 0" West 90 feet to a stake set in the Easterly line of a proposed 40 foot highway known as Woodruff Avenue; thence South 2 degrees 56' 0" West along said proposed Easterly line 35 feet to a stake; thence South
87 degrees 04' 0" East 90 feet to the place of beginning, the above described parcel of land is known as being SubLot No. 103 in The Krogh-Barr
Syndicate's Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 19 being the premises conveyed to the Company by deed recorded in Volume 1105, Page 639 of Lorain County Record of Deeds.

                                 Parcel No. 20

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6, bounded and described as follows:

    Beginning at a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake is distant Northerly along said Easterly line 1662.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' 0" East along said Easterly line 35 feet to a stake; thence North 87 degrees 04' 0" West 90 feet to a stake set in the Easterly line of a proposed 40 foot highway known as Woodruff Avenue; thence South 2 degrees 56' 0" West along said proposed Easterly line 35 feet to a stake; thence North
87 degrees 04' 0" East 90 feet to the place of beginning and further known as being SubLot No. 104 in the Krogh-Barr Syndicate's Avon Beach
Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 20 being the premises conveyed to the Company by deed recorded in Volume 1105, Page 641 of Lorain County Record of Deeds.

    Parcels Nos. 17 to 20, inclusive, are subject to a building setback restriction as shown in a deed recorded in Volume 201 Page 343 of Lorain County Record of Deeds.


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                                                                           (CEI)





                                 Parcel No. 21

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Avondale Avenue, which stake bears North
87 degrees 04' 0" West, 570 feet from a stake set in the Easterly line of an 86.26 acre parcel of land now or formerly owned by Maria V.
Smith, which stake bears North 2 degrees 56' 0" Easterly 2012.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' 0" West 90 feet to a stake; thence West 2 degrees 56' 0" East 70 feet to a stake; thence South 87 degrees 04' 0" East 90 feet to a stake set in the Westerly line of Avondale Avenue; thence South 2 degrees 56' 0" West along said Westerly line 70 feet to the place of beginning and known as being SubLots Nos. 545 and 546 of The Krogh-Barr Syndicate's Avon
Beach Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 21 being the premises conveyed to the Company by deed recorded in Volume 1111, Page 175 of Lorain County Record of Deeds.

    Parcel No. 21 is subject to a building setback restriction as shown in deeds recorded in Volume 190, Pages 14 and 15, respec-tively, of Lorain County Record of Deeds.

                          BRUCE MANSFIELD POWER PLANT

                                 Parcel No. 22

    An undivided 6.5% interest in the following described real prop-erty, known as the Bruce Mansfield Unit No. 1 Site and situate in the Borough of Shippingport, County of Beaver, and Commonwealth of Pennsylvania, and being more particularly bounded and described as follows:

    BEGINNING at a concrete monument at the intersection of the Pennsylvania Power Company's Bruce Mansfield Plant South property line with the Westerly right-of-way line of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85 degrees 11' East, a distance of 152.70 feet, and South 33 degrees 16' East, a distance of 324.80 feet from the Grantor's Southwest property corner; thence from said concrete monument
South 51 degrees 00' East, a distance of 187.39 feet to a point, said point bears North 51 degrees 00' West, a distance of 8.00 feet from the East-West

                                                                           (CEI)





baseline column row (P) of the Bruce Mansfield Plant; thence North
39 degrees 00' East, a distance of 2,010.35 feet to the North-South baseline column row (10) and the true place of beginning of the premises herein to be described and being the Southwest corner of the base of Unit No. 1; thence with the Westerly edge of said base slab and parallel to column row (P) and North 51 degrees 00' West, a distance of 8.00 feet therefrom; North 39 degrees 00' East, a distance of 280.00 feet to the Northwest corner of said base slab; thence from the Northwest corner of said base slab, and parallel to column row (I) and North 39 degrees 00' East, a distance of 6.00 feet therefrom; thence South 51 degrees 00' East, a distance of 164.00 feet to a corner of said slab; thence paral- leled to column row (J) and South 51 degrees 00' East, a distance of
6.00 feet therefrom; thence South 39 degrees 00' West, a distance of 26.00 feet to another corner which bears North 39 degrees 00' East, a distance of 6.00 feet from column row (2); thence continuing with the edge of said base slab and parallel to column row (2) South 51 degrees 00' East, a distance of 258.75 feet to the Northeast corner of said base slab; thence continuing with the edge of said slab and parallel to column row (A) and South 51 degrees 00' East, a distance of 6.00 feet therefrom, South 39 degrees 00' West, a distance of
254.00 feet to the Southwest corner of said base slab; thence with the North-South baseline and column row (10), North 51 degrees 00' West, a distance of 422.75 feet to the South- west corner of said base slab and the place of beginning, containing 111,643 square feet, or 2.563 acres.

    Parcel No. 22 being the premises conveyed to the Company by deed recorded in Volume 1029, Page 407 of Beaver County Record of Deeds.

                                 Parcel No. 23

    An undivided 28.6% interest in the following described real property, known as the Bruce Mansfield Unit No. 2 Site and situate in the Borough of Shippingport, County of Beaver, and Common-wealth of Pennsylvania:

    All that certain piece or parcel of land lying and being situate in the Borough of Shippingport, County of Beaver, and Common-wealth of Pennsylvania, and being more particularly bounded and described as follows:

    BEGINNING at a concrete monument at the intersection of the Pennsylvania Power Company's Bruce Mansfield Plant South prop-erty line with the Westerly right-of-way line of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85 degrees 11' East, a distance of 152.70 feet, and South 33 degrees 16' East, a distance of 324.80 feet from the Grantor's

                                                                           (CEI)





Southwest property corner thence from said concrete monument
South 51 degrees 00' East, a distance of 193.56 feet to a point, said point bears North 51 degrees 00' West, a distance of 1.83 feet from the East-West baseline column row (P) of the Bruce Mansfield Plant thence North
39 degrees 00' East, a distance of 1,763.02 feet to a point which bears North 39 degrees 00' East, a distance of 0.67 feet from column row (18) and the true place of beginning of the premises herein to be described, and being the Southwest corner of the base slab of Unit No. 2; thence with the Westerly edge of Unit No. 2 North 39 degrees 00' East, a distance of 98.33 feet to a point which bears North 39 degrees 00' East, a distance of
5.00 feet from column row (15); thence North 51 degrees 00' West, a dis-tance of 6.17 feet to the edge of the base slab; thence with the West-erly edge thereof, and North 51 degrees 00' West, a distance of 8.00 feet from the East-West baseline column row (P), North 39 degrees 00' East, a distance of 149.00 feet to the North-South baseline column row
(10) and the dividing line between Units 1 and 2; thence with said dividing line, and with column row (10) South 51 degrees 00' East, a dis-tance of 422.75 feet to the Northeast corner thereof; thence with the East edge of the base slab and with a line that bears 51 degrees 00' East, a distance of 6.00 feet from column row (A) South 39 degrees 00' West, a distance of 254.00 feet to the Southeast corner thereof; thence with the South edge of the base slab, and with a line that bears South
39 degrees 00' West, a distance of 6.00 feet from column row (18) North
51 degrees 00' West, a distance of 258.75 feet to a point that bears South
51 degrees 00' East, a distance of 6.00 feet from column row (J); thence South 39 degrees 00' West, a distance of 19.00 feet; thence crossing said base slab North 51 degrees 00' West, a distance of 95.33 feet to a point which bears South 51 degrees 00' East, a distance of 0.67 feet from column row (M); thence North 39 degrees 00' East, a distance of 25.67 feet to a point which bears North 39 degrees 00' East, a distance of 0.67 feet from column row (18); thence North 51 degrees 00' West, a distance of 62.50 feet to the place of beginning, and containing 108,124 square feet, or
2.482 acres.

    Parcel No. 23 being the premises conveyed to the Company by deed recorded in Volume 1029, Page 416 of Beaver County Record of Deeds.

                                 Parcel No. 24

    An undivided 24.47% interest in the following described real property, known as the Bruce Mansfield Unit No. 3 Site and situate in the Borough of Shippingport, County of Beaver, and Common-wealth of Pennsylvania, and being more particularly bounded and described as follows:

                                                                           (CEI)





    BEGINNING at a concrete monument at the intersection of the Pennsylvania Power Company's Bruce Mansfield Plant South prop-erty line with the Westerly right-of-way line of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85 degrees 11' East, a distance of 152.70 feet and South 33 degrees 16' East, a distance of 324.80 feet from the Grantor's Southwest property corner; thence from said concrete monument
South 51 degrees 00' East, a distance of 187.39 feet to a point, said point bears North 5 degrees 00' West, a distance of 8.00 feet from the East-West baseline column row (P) of the Bruce Mansfield Plant; thence North
39 degrees 00' East, a distance of 1,248.35 to a point, being the intersection of column row (35) and the true place of beginning of the premises herein to be described and being the Southwest corner of the base slab of Unit No. 3; thence with the Westerly edge of said base slab and parallel to column row (P) and North 51 degrees 00' West, a distance of 8.00 feet therefrom; North 39 degrees 00' East, a distance of 274.00 feet to column row (26) being the Northwest corner of Unit No. 3 base slab; thence from the Northwest corner of said base slab, and with said column row (26) South 51 degrees 00' East, a distance of 164.00 feet to a corner of said slab; thence parallel to column row (J) and South 51 degrees 00' East, a distance of 6.00 feet therefrom; thence South
39 degrees 00' West, a distance of 20.00 feet to another corner which bears North 39 degrees 00' East, a distance of 6.00 feet from column row (27); thence continuing with the edge of said base slab and parallel to column row (27) South 51 degrees 00' East, a distance of 258.75 feet to the Northeast corner of said base slab; thence continuing with the edge of said slab and parallel to column row (A) and South 51 degrees 00' East, a distance of 6.00 feet therefrom, South 39 degrees 00' West, a dis-tance of 254.00 feet to the intersection of column row (35) and being the southeast corner of said base slab; thence with column row (35)
North 51 degrees 00' West, a distance of 422.75 feet to the Southwest corner of said base slab and the place of beginning, containing 110,658.5 square feet, or 2.54 acres.

    Parcel No. 24 being the premises conveyed to the Company by deed recorded in Volume 1029, Page 426 of Beaver County Record of Deeds.

                                 Parcel No. 25

    An undivided 19.86% interest in the following described real property, namely, Parcels I and Il, situate in the Borough of Ship-pingport, County of Beaver, and Commonwealth of Pennsylvania:

    All those certain parcels or lots of land lying and being situate in the Borough of Shippingport, County of Beaver, and Common-wealth of Pennsylvania, being more particularly bounded and de-scribed as follows:

                                                                           (CEI)





                                    Parcel I

    BEGINNING at an iron stake in the center of L.R. 483 at a point common to lands of the Grantor herein and lands now or formerly of Wilbur L. Ambrose, thence North 76 degrees 19' East. a distance of 519.75 feet to a point; thence North 24 degrees 55' 30" East, a distance of 745.33 feet to a point; thence North 22 degrees 1' East, a distance of 239.25 feet to a point; thence North 56 degrees 51' 30" West, a distance of 258.83 feet to a point; thence North 45 degrees 57' 30" East, a distance of 345.92 feet to a point; thence North 40 degrees 38' West, a distance of 512.60 feet to a point; thence North 61 degrees 15' East, a distance of 1,005.72 feet to a point; thence along lands now or formerly of Ralph L. Weaton North 12 degrees 21' East, a distance of 735.45 feet to a point; thence continuing along lands of Ralph L. Weaton North 11 degrees 10' 30" East, a distance of 2,205.49 feet to a point; thence along line of lands now or formerly of J. B. Crain South 77 degrees 30' West, a distance of 536.25 feet to a point; thence North 12 degrees 30' West, a distance of
660.65 feet to a point which is the low water mark on the river bank of the Ohio River; thence by the low water mark of the Ohio River, being approximately 72 degrees 27' West, a distance of 1,825.00 feet, more or less, to a point; thence continuing along the edge of the Ohio River Southwesterly, a distance of
945.00 feet, more or less, to a point; thence North 42 degrees 15' West, a distance of 27.00 feet to a point in the Ohio River; thence South 57 degrees 16' 30" West, a distance of 1,197.26 feet to a point in the Ohio River; thence South 41 degrees 33' East, a distance of 43.84 feet to a point at the edge of the river bank of the Ohio River; thence continuing along the edge of the Ohio River the following courses and distances: South 53 degrees 25' 30" West, a distance of 1,194.60 feet to a point; thence South 38 degrees 45' 30" West, a distance of 2,512.06 feet to a point; thence South 34 degrees 32' West, a distance of 143.92 feet to a point; thence South 21 degrees 18' West, a distance of 190.19 feet to a point; thence South 59 degrees 13' West, a distance of 343.67 feet to a point; thence South 32 degrees 48' West, a distance of 439.17 feet to a point on the edge of the left bank of the Ohio River; thence South 73 degrees 54' East, a distance of 312.00 feet to an iron bar; thence North 71 degrees 21' East, a distance of 108.50 feet to an iron bar; thence South 69 degrees 8' 30" East, a distance of 40.22 feet to an iron bar on the Northerly edge of the right-of-way of the New Cum- berland & Pittsburgh Railroad; thence along the Northerly edge of said right-of-way North 37 degrees 56' East, a distance of 183.66 feet to an iron bar; thence North 55 degrees 24' West, a distance of 40.07 feet to an iron bar; thence North 37 degrees 56' East, a distance of 193.70 feet to an iron bar; thence South 83 degrees 9' East, a distance of 46.71 feet to an iron bar; thence still continuing along line of said right-of-way North 37 degrees 56' East, a distance of 285.33 feet to an iron bar; thence North 62 degrees 10' East, a distance of 109.66 feet to an iron bar; thence North

                                                                           (CEI)





37 degrees 56' East, a distance of 43.09 feet to an iron bar; thence South
85 degrees 11' East, a distance of 29.85 feet to a concrete monument; thence North 37 degrees 56' East, a distance of 339.14 feet to a point; thence South 9 degrees 23' 3" West, a distance of 209.24 feet to a concrete monument; thence South 37 degrees 56' West, a distance of 154.74 feet to an iron bar; then South 52 degrees 4' East, a distance of 25.00 feet to an iron bar; thence South 37 degrees 56' West, a distance of 60.00 feet to an iron bar; thence South 13 degrees 42' West, a distance of 109.66 feet to an iron bar; thence South 37 degrees 56' West, a distance of 140.65 feet to an iron bar; thence South 83 degrees 9' East, a distance of 229.50 feet to an iron bar; thence North 75 degrees 53' East, a distance of 575.85 feet to a point, common to the lands of the Grantor herein, the New Bridge Development Com-pany, and Martha C. Montgomery; thence continuing along line of lands now or formerly of Martha C. Montgomery North 65 degrees 38' East, a distance of 508.25 feet to a point; thence still along lands now or formerly of Martha C. Montgomery South 39 degrees 52' East, a distance of 288.75 feet to a point; thence along lands now or formerly of P. J.
Morrow South 49 degrees 19' West, a distance of 603.90 feet to a point, in the right-of-way of L.R. 483; thence South 52 degrees 54' East, a distance of 0.64 feet to a point on the center line of L.R. 483; thence con-tinuing along the center line of said L.R. 483, a distance of 89.86 feet to a point; thence still continuing along the center line of said route North 55 degrees 33' 30" East, a distance of 586.75 feet to a point; thence continuing along the center line of said route in a Northeasterly direction the following distances: 15.48 feet to a point, 100.18 feet to a point, 212.73 feet to a point; thence still along said center line in an Easterly direction 386.69 feet to a point; thence North 64 degrees 27' East, a distance of 105.00 feet to an iron pipe; thence South 22 degrees 3' East, a distance of 9.15 feet to a R.R. spike; thence South 80 degrees 59' 30" East, a distance of 356.29 feet to a point; thence South 81 degrees 26' East, a distance of 133.75 feet to a point; thence South 48 degrees 29' 30" East, a distance of 17.00 feet to a spike on the center line; thence South
79 degrees 59' 30" East, a distance of 247.00 feet to a drill hole; thence South 77 degrees 59' 30" East, a distance of 112.50 feet to a drill hole; thence South 32 degrees 30' 30" West, a distance of 0.34 feet to a point on the center line of L.R. 483; thence continuing along the center line of said route in an Easterly direction 127.87 feet to a point;
thence North 33 degrees 47' East, a distance of 17.58 feet to a point; thence South 32 degrees 43' East, a distance of 26.08 feet to a point; thence along the center line of the right-of-way of L.R. 483 in an Easterly direction
608.67 feet to a point; thence still continuing along the center line of said route in an Easterly direction, a distance of 137.23 feet to a point; thence South 28 degrees 52' 30" West, a distance of 67.05 feet to a concrete monument; thence along line of lands now or formerly of

                                                                           (CEI)





Wilmer C. Cain South 73 degrees 48' East, a distance of 198.00 feet to a drill hole; thence South 38 degrees 49' East, a distance of 302.42 feet to an iron stake in the center line of L.R. 483, the place of beginning.

    EXCEPTING therefrom all that parcel of land of the former New Cumberland & Pittsburgh Railroad (now Penndel Company) bounded and described according to two plans of survey made by Ohnsman Engineers, Beaver Falls, Pennsylvania, dated June 1969 and revised June 1971, and dated December 1971 and revised January 1972, re-spectively, as follows, to wit:

    BEGINNING at a point which is 50.00 feet North 12 degrees 30' West of the center line of the former New Cumberland & Pittsburgh Rail-road (now Penndel Company) at railroad station 1663 + 12.42, which point is common to the lands of the former New Cumberland & Pitts-burgh Railroad (now Penndel Company), lands of Lee E. Whitmire,
Jr., Trustee, and lands now or formerly of J. B. Crain.

    THENCE from said place of beginning South 77 degrees 22' West, a distance of 52.12 feet to a point; thence along the West right-of-way line of the former New Cumberland & Pittsburgh Railroad (now
Penndel Company) 813.77 feet along the arc of a curve to the left having a radius of 6,661.12 feet, the chord being South 73 degrees 52' West
813.26 feet to a point; thence 948.34 feet along the arc of a curve to the left having a radius of 4,347.28 feet, the chord being South 64 degrees 7' West 946.49 feet to a point; thence North 17 degrees 0' West, a distance of
2.23 feet to a concrete monument; thence South 60 degrees 45' West, a dis-tance of 202.44 feet to a concrete monument; thence South 53 degrees 30'
West, a distance of 714.45 feet to a concrete monument; thence South
39 degrees 30' West, a distance of 20.96 feet to a concrete monument; thence 1,268.61 feet along the arc of a curve to the left having a radius of 11,509.19 feet, the chord being South 49 degrees 36' 30" West, a distance of 1,268.12 feet to a point; thence North 59 degrees 10' East, a distance of
488.91 feet to a point; thence along the East right-of-way line of the former New Cumberland & Pittsburgh Railroad (now Penndel Com-pany) 411.96 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 48 degrees 40' East 411.84 feet to a concrete monument; thence 227.47 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North
51 degrees 57' 30" East 458.97 feet to a point; thence 99.79 feet along the arc of a curve to the right having a radius of 11,409.19 feet, the chord being North 54 degrees 21' 30" East 99.79 feet to a concrete monu-ment; thence South 22 degrees 59' East, a distance of 51.19 feet to a con-crete monument; thence still continuing along the East right-of-way line 437.76 feet along the arc of a curve to the right having a radius of 11,359.19 feet, the chord being North 55 degrees 39' 30" East 437.74 feet

                                                                           (CEI)





to a concrete monument; thence 55.17 feet along the arc of a curve to the right having a radius of 4,197.28 feet, the chord being North
57 degrees 8' 30" East 55.17 feet to a concrete monument; thence South
43 degrees 35' East, a distance of 101.95 feet to a concrete monument; thence
899.00 feet along the arc of a curve to the right having a radius of 4,097.28 feet. the chord being North 64 degrees 5' East 897.22 feet to a point; thence 783.23 feet along the arc of a curve to the right having a radius of 6,411.12 feet, the chord being North 73 degrees 52' East 782.74 feet to a point; thence North 77 degrees 22' East, a distance of 51.54 feet to a point common to lands of the former New Cumberland & Pittsburgh Rail-road (now Penndel Company), lands of Lee E. Whitmire, Jr., Trustee, and lands now or formerly of J. B. Crain; thence crossing said right-of-way North 12 degrees 30' West, a distance of 250.00 feet to a point, the place of beginning.

    EXCEPTING therefrom also the parcels described as Bruce Mans-old Unit No. 1 Site, Bruce Mansfield Unit No. 2 Site and Bruce
Mansfield Unit No. 3 Site, as said parcels are more fully described in three deeds of even date herewith from the Grantor herein and as re-corded concurrently herewith in the Recorder of Deeds Office of Beaver County, Pennsylvania.

    EXCEPTING also land conveyed by the Grantor herein to the Beaver County industrial Development Authority as said land is described in a deed dated June 18, 1973, and recorded in the Recorder of Deeds Office of Beaver County, Pennsylvania, in Deed Book Volume 1011, Page 283.

                                   Parcel II

    BEGINNING at a point in the center line of L.R. 483 at a point common to the parcel herein conveyed and land now or formerly of Martha C. Montgomery (described in Deed Book Volume 965, Page
720); thence South 46 degrees 51' West, a distance of 250.00 feet to a R.R. spike; thence North 43 degrees 9' West, a distance of 150.00 feet to an iron pipe; thence along lands now or formerly of New Bridge Develop-ment Company North 46 degrees 5' cast, a distance of 250.00 feet to a point; thence South 43 degrees 9' East, a distance of 150.00 feet to a point, the place of beginning, containing an area of 0.861 acre.

    Parcel No. 25 being the premises conveyed to the Company by deed recorded in Volume 1029, Page 436 of Beaver County Record of Deeds.

    Parcels Nos. 22 to 25, inclusive, are subject to:

    1. In the case of each of Parcels Nos. 22, 23 and 24, restrictions against partition of such Parcel or sale thereof for division



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
                                                                           (CEI)





       of proceeds during and throughout the useful life of the Bruce Mansfield generating Unit now or hereafter con-structed thereon (known as Bruce Mansfield Units Nos. 1,
       2 and 3, respectively) and, in the case of Parcel No. 25, restrictions against partition of such Parcel or sale thereof for division of proceeds during and throughout the useful life of any of Bruce Mansfield Units Nos. 1, 2 and 3; and

    2. The right of each tenant in common owner thereof to mort-gage or create security interests in its tenant in common ownership interest therein and the improvements thereon without the consent of any other tenant in common owner, all as shown in the aforesaid deeds; and to easements for electric power line, transportation and common facility purposes as set forth in an instrument recorded in Volume 1029, Page 456 of Beaver
County Record of Deeds. Portions of Parcels Nos. 22, 23, 24 and
25 are also subject to a railroad right of way as shown in an instru-ment recorded in Volume 1009, Page 758 of Beaver County Record of Deeds and to a related agreement of lease of railroad right of way as shown in a deed recorded in Volume 1029, Page 436 of Beaver County Record of Deeds; to an easement for dam, lock and flooding purposes to the United States of America as shown in instruments recorded in Volume 812, Page 179 and Volume 799, Page 166 of Beaver
County Record of Deeds; to easements for electric power line pur-poses as shown in instruments recorded in Volume 984, Page 160, Volume 404, Page 401, Volume 577, Page 119 and Volume 984, Page
169 of Beaver County Record of Deeds; to an easement for State High-way Route No. 118 as shown in an instrument recorded in Volume 451, Page 107 of Beaver County Record of Deeds; and to an easement for private right of way purposes as shown in an instrument recorded in Volume 194, Page 473 of Beaver County Record of Deeds.

                               DODGE SUBSTATION

                                Parcel No. 26

    Situated in the City of Westlake, County of Cuyahoga and State of Ohio and known as being part of Original Dover Township Lot
No. 79, and bounded and described as follows: Northerly by the Southerly line of land conveyed to The Cleveland Electric Illuminat-ing Company, by deed dated February 5, 1963 and recorded in Vol-ume 10674, Page 41 of Cuyahoga County Records; Southerly by the Northerly line of land appropriated by the State of Ohio, as shown by Judgment Settlement recorded in Volume 13602, Page 103 of

                                                                           (CEI)





Cuyahoga County Records; Easterly by the Westerly line of land conveyed to The Kronenberger-Fodor Building Co., by deed dated July 15, 1953 and recorded in Volume 7848, Page 640 of Cuyahoga County Records, and Westerly by the Easterly line of land conveyed to Rud-Ric, Inc., by deed dated September 12, 1956 and recorded in Volume 8683, Page 183 of Cuyahoga County Records, be the same more or less, but subject to all legal highways.

    Parcel No. 28 being the premises conveyed to the Company by deed recorded in Volume 13643, Page 767 of Cuyahoga County Record of Deeds.

    Parcel No. 28 is subject to a right of way for sewer purposes as shown in an instrument recorded in Volume 125261, Page 815 of Cuyahoga County Record of Deeds and to the rights appropriated by the State of Ohio for public highway purposes excluding limitation of access pursuant to a Judgment Settlement recorded in Volume
13602, Page 103 of Cuyahoga County Record of Deeds.

                               OSAGE SUBSTATION

                                Parcel No. 27

    Situated in the Township of Newbury, County of Geauga and State of Ohio and known as being part of Lot No. 18 in Tract No. 1 and Lot No. 5 in Tract No. 2 within said Township and described as follows:

    Beginning in the center line of Auburn Road at the north-easterly corner of land conveyed to E. and T. Zabar by deed recorded in Volume 473, Page 118 of the Geauga County Records of Deeds, said place of beginning being N. 02 degrees 15' 90" E. along said center line 24.21 feet from an iron pin in a monument box at an angle point in said center line; Thence N. 83 degrees 45' 50" W. along the northerly line of said Baber, passing through an iron pipe 30.00 feet from said centerline, a total distance of 300.00 feet to an iron pipe; Thence N. 02 degrees 15' 50"
E. 200.00 feet to an iron pipe; Thence E. 85 degrees 46' 50" E. 300.00 feet to the center line of Auburn Road and through an iron pipe 30.00 feet therefrom; Thence S. 02 degrees 15' 50" W. along said center line 200.00 feet to the place of beginning, containing 1.377 acres as surveyed in Octo-ber 1972 by Lawrence Wilson, Registered Surveyor No. 5807.

    Parcel No. 27 being the premises acquired by the Company by appropriation pursuant to a Judgment Entry Confirming Jury
Verdict recorded in Volume 558, Page 24 of Geauga County Record of Deeds.

                                                                           (CEI)





                           PERRY NUCLEAR POWER PLANT

                                 Parcel No. 28

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being part of Lot 105 in said Village, and is bounded and described as follows: Beginning at a point 110 feet west of where a dividing line between land owned by Mildren C. Beckwith and Marjorie M. Richardson intersects the centerline of Lockwood
Road; thence westerly along the center of Lockwood Road 100 feet to a point; thence northeasterly to the low water mark of Lake Erie, said line passing through an iron pipe stake 243 feet from the center of said Lockwood Road; thence easterly along the water's edge ap-proximately 90 feet; thence S. 9 degrees 41' E. to the center of Lockwood Road and the place of beginning, said line passing through an iron stake 222 feet from the center of said Lockwood Road, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the shore line of Lake Erie occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 28 being the premises conveyed to the Company by deeds recorded in Volume 797, Page 120 and in Volume 799 Page 690 of Lake County Record of Deeds.

                             Parcel No. 29

    Situated in the Village of North Perry, County of Lake and State of Ohio: and known as being a part of Lot 114 in said Village and is bounded and described as follows:

    Beginning at a point in the centerline of Lockwood Road, South
67 degrees and 42 minutes West, a distance of 300.00 feet from the Southwest corner of land of Mary E. Corrigan, as recorded in Volume 366, Page 86 of Lake County Deed Records; Thence from said place of beginning North, a distance of 698.63 feet to the water line of Lake Erie; Thence along the waterline of Lake Erie, South 53 degrees, 47 minutes and 20 seconds West, a distance of 114.67 feet; Thence by a line which bears South, a distance of 668.84 feet to the centerline of Lockwood Road; Thence along the centerline of said Road, North 67 degrees and 42 minutes East, a distance of 100.00 feet to the place of beginning and containing 1.452 acres of land as surveyed and des-cribed by R. C. Dillworth, Reg. Surveyor No. 4215, Crabbs Surveying Service, and being part of the same premises described in Volume
273, Page 428 of Lake County Records, be the same more or less, but subject to all legal highways, and waterways.

                                                                           (CEI)





    Parcel No. 29 is subject to a deed restriction, if any, prohibiting subdivision for resale as shown in a deed recorded in Volume 486, Page 544 of Lake County Record of Deeds.

                                 Parcel No. 30

    Situated in the Village of North Perry, County of Lake and State of Ohio; and known as being part of Lot 114, fronting on Lockwood Road, containing approximately 0.153 acres of land, being the same premises conveyed to Aleksandra Evert by instrument dated March
5, 1971, and recorded in Volume 748, Page 780, of Lake County Records, and also known as Auditors Permanent Parcel No. 5A-10-5.

    Parcels Nos. 29 add SO being the premises acquired by the Com-pany by appropriation pursuant to a Judgment Entry Confirming
Jury Verdict recorded in Volume 796, Page 946 of Lake County
Record of Deeds.

                       Parcel No. 31

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot No. 95 of Original Perry Township and bounded and described as follows:

    Beginning at the southwest corner of Lot 95 in the center of the highway (Center Road) thence along the south line of said lot 802.56 feet; thence N. 293 3/4 degrees E. 715.44 feet to the center of the highway leading from Winchester's Grist Mill to Lake Erie (Parmly Road);
thence along the center of the highway N. 45 1/2 degrees W. 543.18 feet; thence along the center of the road aforesaid N. 47 degrees W. 1012.44 feet to the center of the North and South Road (Center Road), and also the west line of Lot 95; thence south along the center of the last mentioned road it being also the west line of lot 95 to the place of beginning, containing 28.80 acres of land, be the same more or less, but subject to all legal highways, excepting therefrom the following
6.57 acres of land conveyed to Carl F. Torch by Warranty Deed exe-cuted May 31, 1968 and filed for record December 13, 1972 described as follows:

    Beginning in the center of Parmly Road (Also referred to as the highway leading from Winchester's Grist Mill to Lake Erie) at the Northeast corner of the land of Frank Torch, as recorded in Lake
County Deed Records Vol. 300, Page 180, 182, being the Northwest corner of the land of John W. Wakkila; Thence S. 29 3/4 degrees W., 10 chains, 84 links along the Easterly line of said Torch property to the South line of said lot being the South line of Grantor's property; Thence
Westerly along said South line 160 feet to a point; Thence Northerly

                                                                           (CEI)





to the center line of Parmly Road to a point 640 feet west of the place of beginning; Thence Easterly along the center line of Parmly
Road, S 47 degrees E. to an angle in the road; thence S. 45 1/2 degrees E. a total distance of 640 feet to the place of beginning.

    Parcel No. 31 being the premises acquired by the Company by appropriation pursuant to a Judgement Entry Coming Jury
Verdict recorded in Volume 797, Page 1400 of Lake County Record of Deeds.

                                 Parcel No. 32

    Situated in the Village of North Perry, County of Lake and State of Ohio, and known as being a part of Lot No. 95 of Original Perry Township, and bounded and described as follows: Beginning in the center of Parmly Road (Also refered to as the highway leading from Winchester's Grist Mill to Lake Erie) at the Northeast corner of the land of Frank Torch, as recorded in Lake County Deed Records Volume 300, Page 180, 182, being the Northwest corner of the land of John W. Wakkila; thence S. 29 3/4 degrees W., 10 chains, 84 links along the Easterly line of said Torch property to the South line of said lot, being the South line of Grantor's property; thence Westerly along said South line 160 feet to a point; thence Northerly to the center line of Parmly Road to a point 640 feet West of the place of beginning; thence Easterly along th. center line of Parmly Road, S. 47 degrees E. to an angle in the road; thence S. 45 1/2 degrees E. a total dis- tance of 640 feet to the place of beginning, containing approximately 6.57 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 32 being the premises acquired by the Company by appropriation pursuant to a Judgement Entry Confirming Jury
Verdict recorded in Volume 797, Page 1396 of Lake County Record of Deeds.

                       Parcel No. 33

    Situated in the Village of North Perry, County of Lake and
State of Ohio and partly situated in the Township of Perry, County of Lake and State of Ohio and known as being a part of Lot Number
Ninety-Five (95), bounded and described as follows:

    Beginning in the center of the Parmly Road where the same intersects the Southerly line of Lot Number Ninety-Five (95); thence
N. 86 1/2 degrees W. along the said South line of Lot Number Ninety-Five
(95), being also the North line of Fifteen (15) acres in Lot Number Eighty-Five (85) owned by Isabel C. Winters, to the Southeast corner

                                                                           (CEI)





of twenty-eight and 80/100 (28.80) acres owned by W. B. Child;
thence N. 29 3/4 degrees E. along the Southeasterly line of said Twenty-Eight and 80/100 (28.80) acres, seven hundred fifteen and 44/100
(715.44) feet to the center of said Parmly Road; thence S. 42 1/4 degrees E. along the center line of said road to an angle in said road; thence continuing along the center line of said road to the place of begin-ning, containing about six and one-half (6 1/2) acres, and includes the three and 22/100 (3.22) acres described in deed to Eleazer
Parmly, Trustee. Volume 18, Page 17, be the same more or less, but subject to all legal highways.

    Parcel No. 33 being the premises acquired by the Company by appropriation pursuant to a Judgement Entry Confirming Jury
Verdict recorded in Volume 796, Page 726 of Lake County Record of Deeds.



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                                     A-477

                                                                           (CEI)





                           EASTLAKE ASH DISPOSAL SITE

                                 Parcel No. 1

    Situated in the City of Willoughby and City of Eastlake, County of Lake and State of Ohio and known as being a part of Original
Willoughby Township Lots Nos. 1 and 2, Gore Tract and more fully described as follows: Beginning at a point on the centerline of Car-rel Road (60 feet wide) (sometimes called the Reeves Road) at the Northeasterly corner of a parcel of land conveyed to Catherine Mahon by deed recorded in Volume 530, Page 268 of Lake County Deed Rec-ords; Thence South 3 degrees 24' 27" East along the centerline of Carrel Road, as aforesaid, 4.38 feet to a point; Thence South 20 degrees 12' 50" East along the centerline of Carrel Road, as aforesaid, 544.64 feet to a point; Thence South 47 degrees 57' 36" East along the centerline of Carrel Road, as aforesaid, 427.75 feet to a point; Thence South 29 degrees 57' 36" East along the centerline of Carrel Road, as aforesaid, and along the old centerline of Carrel Road as Vacated by the Board of County Commissioners of Lake County, Ohio and recorded in Volume D,
Page 119 of Lake County Map Records, 1089.00 feet to a point;
Thence South 53 degrees 57' 36" East along the old centerline of Carrel Road, as aforesaid, 605.30 feet to a point on the old centerline of Lost Nation Road (60 feet wide); Thence South 1 degrees 52' 24" West along the old centerline of Lost Nation Road, as aforesaid, 104.70 feet to a point at the Southeasterly corner of said parcel conveyed to Catherine Mahon; Thence North 61 degrees 41' 36" West along the South-erly line of said parcel conveyed to Catherine Mahon, 87.70 feet to a point; Thence North 55 degrees 88' 36" West along the Southerly line of said parcel conveyed to Catherine Mahon, 585.90 feet to a point;
Thence North 76 degrees 27' 36" West along the Southerly line of said parcel conveyed to Catherine Mahon, 344.80 feet to a point; Thence
South 84 degrees 34' 24" West along the Southerly line of said parcel con-veyed to Catherine Mahon, 351.00 feet to a point; Thence South
58 degrees 55' 24" West along the Southerly line of said parcel conveyed to Catherine Mahon, 826.93 feet to a point on the Easterly line of Parcel
No. 2 of land conveyed to The Cleveland Electric Illuminating Com-pany by deed recorded in Volume 623, Page 74 of Lake County Deed
Records; Thence North 40 degrees 27' 08" West along the Easterly line of said parcel conveyed to The Cleveland Electric Illuminating Com-pany, 1072.44 feet to a point; Thence North 39 degrees 57' 05" West along the Easterly line of said parcel conveyed to The Cleveland Electric Illuminating Company 755.10 feet to a point; Thence North 77 degrees 46'

                                                                           (CEI)





20" West along the Northerly line of said parcel conveyed to The
Cleveland Electric Illuminating Company 101.10 feet to a point;
Thence North 39 degrees 57' 05" West along the Easterly line of said par-cel conveyed to The Cleveland Electric Illuminating Company 318.13 feet to a point; Thence North 23 degrees 12' 44" West along the Northeast-erly line of said parcel conveyed to The Cleveland Electric Illuminat-ing Company 20.97 feet to a point on the Easterly line of a parcel of land conveyed to Antonio Marinelli by deed recorded in Volume
384, Page 413 of Lake County Deed Records; Thence North 1 degrees 44' 05" East along the Easterly line of said parcel conveyed to Antonio Mari-nelli and the Northerly prolongation thereof, 570.39 feet to a point at the most Northwesterly corner of said parcel conveyed to Cath-erine Mahon; Thence South 88 degrees 53' 55" East along the Northerly line of said parcel conveyed to Catherine Mahon, 1892.90 feet to a point and place of beginning and containing about 90.2739 acres of land according to a survey by The W.R.E.S. Corporation in April, 1974, be the same more or less, but subject to all legal highways and waterways.

    Excepting from the above described premises any part thereof resulting through change in the course of Chagrin River occasioned by other than natural causes or by natural causes other than accretion.

    Parcel No. 1 being the premises conveyed to the Company by two deeds recorded in Volume 796, Pages 1077 and 1082, respectively, of Lake County Record of Deeds.

    Parcel No. 1 is subject to an easement for pipeline purposes contained in an instrument recorded in Volume 385, Page 88 of Lake County Record of Deeds and transferred by instrument recorded in Volume 653, Page 128 of Lake County Record of Deeds; an ease-ment for septic tank and leach bed and public or private roadway purposes contained in an instrument recorded in Volume 623, Page
70 of Lake County Record of Deeds; a life estate over a 2.5261 acre portion of said Parcel reserved in favor of Catherine Mahon during her lifetime in a deed recorded in Volume 796, Page 1077 of Lake County Record of Deeds; and a mortgage recorded in Volume 918, Page 1088 of Lake County Record of Mortgages and subordinated to the lien of the Indenture by instrument recorded in Volume 65, Page 1163 of Miscellaneous Mortgage Records of Lake County.

                                                                           (CEI)





                               JUSTIN SUBSTATION

                                 Parcel No. 2

    Situated in the City of Shaker Heights, County of Cuyahoga and State of Ohio, and known as being Sublot No. 202-A in Calvin Luxen-berg's Shaker-Lee Subdivision of part of Original Warrensville Township Lots Nos. 22 and 32, as shown by the recorded plat in Volume 175 of Maps, Page 14 of Cuyahoga County Records, and being
100 feet front on the Northerly side of Shaker Boulevard, and extending back of equal width 200 feet deep, as appears by said plat, be the same more or less, but subject to all legal highways.

                                Parcel No. 3

    Situated in the City of Shaker Heights, County of Cuyahoga and State of Ohio, and known as being Sublot No. 202-B in Calvin Luxem-berg's Shaker-Lee Subdivision of part of Original Warrensville
Township Lots Nos. 22 and 32, as shown by the recorded plat in Volume 175 of Maps, Page 14 of Cuyahoga County Records, and being
129.82 feet front on the Northerly side of Shaker Boulevard, 34.77 feet on the curved turnout between the Northerly side of Shaker Boulevard and the Westerly side of Lee Road, and extending back
179.18 feet deep on the Easterly line, which is also the Westerly side of Lee Road, 200 feet deep on the Westerly line, and having a rear line of 119.61 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

                                Parcel No. 4

    Situated in the City of Shaker Heights, County of Cuyahoga and State of Ohio, and known as being part of Sublot No. 202 in the Shaker Heights Land Company's Subdivision No. 4 of part of Original Warrensville Township Lots Nos. 22 and 32, as shown by the recorded plat in Volume 45 of Maps, Page 23 of Cuyahoga County Records, and bounded and described as follows:

    Beginning at a point on the Northerly line of Shaker Boulevard
(130 feet wide), at a point distant 200 feet Easterly, measured along said Northerly line, from the Southwesterly corner of said Sublot
No. 202; thence Northerly, 200 feet, parallel with the Westerly line of said Sublot No. 202, to a point; thence Easterly, parallel with the Northerly line of Shaker Boulevard, 100 feet to a point; thence Southerly, parallel with the Westerly line of Sublot No. 202, 200 feet to the Northerly line of Shaker Boulevard; thence Westerly, along the Northerly line of Shaker Boulevard, 100 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

                                                                           (CEI)





    Parcels Nos. 2, 3 and 4 being the premises conveyed to the Com-pany by deed filed for record as Document No. 827847 with the Cuyahoga County Recorder.

    Parcels Nos. 2, 3 and 4 may be subject to easements for slope and sewer, water and gas pipeline purposes, covenants relating to relo-cation, opening and use of and access to roads and set back and asse restrictions as shown in a deed recorded in Volume 630, Page 346 of Cuyahoga County Record of Deeds and to building set back and use restrictions as shown in a deed recorded in Volume 1200, Page
454 of Cuyahoga County Record of Deeds.


                               KEITH SUBSTATION

                                 Parcel No. 5

    Situated in the City of Warrensville Heights, County of Cuya-hoga, and State of Ohio, and known as being part of Original War-rensville Township Lot No. 90 and further bounded and described as follows:

    Beginning in the centerline of Emery Road (60 feet wide as originally established) at its point of intersection with the centerline of Richmond Road (60 feet wide as originally established); thence
North 89 degrees 52' 20" East along said centerline of Emery Road, a distance of 240.00 feet to a point therein; thence North 0 degrees 14' 10" West, a distance of 480.00 feet along the East Right-of-Way line of Taylor Lane, 50 feet wide, as dedicated in Volume 210, Page 45 of
Cuyahoga County Record Plats, to an angle point therein; thence
North 23 degrees 01' 41" East along said Easterly line of Taylor Lane, a distance of 335.48 feet to a point therein and the principal place of beginning of the parcel herein intended to be described;

    Thence continuing North 23 degrees 01' 41" East along said Easterly line of Taylor Lane, a distance of 217.52 feet to the Northerly
Terminus of Taylor Lane and a point in the Southerly property line of a parcel of land conveyed to the State of Ohio by deed recorded in Volume 10194, Page 369 of Cuyahoga County Deed Records;

    Thence North 89 degrees 52' 20" East along the Southerly line of said State of Ohio property, a distance of 250.00 feet to a point therein;

    Thence South 0 degrees 07' 40" East, a distance of 200.00 feet;

    Thence South 89 degrees 52' 20" West, a distance of 335.54 feet to a point in the Easterly line of said Taylor Lane and the principal place

                                                                           (CEI)





of beginning, and containing 1.3442 acres of land, more or less, according to a survey by Ciuni-Zwick Associates in December, 1972, but subject to all legal highways.

    Parcel No. 5 being the premises acquired by the Company by appropriation pursuant to a Journal Entry flied for record as Land Title Registration Document No. 116992 in Cuyahoga County Record of Land Title Registrations.



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                                     A-482

                                                                           (CEI)





                           PERRY NUCLEAR POWER PLANT

                                 Parcel No. 1

    Situated in the Village of North Perry, County of Lake, and
State of Ohio:

    Being the following described portion of Lot No. 95 in said
Village: Beginning at a point on the center line of Center Road at the Southwesterly corner of lands now or formerly of Frank C. Wood;
thence northeasterly along the center line of Center Road 432 feet to the true place of beginning; thence North 14 degrees 30' East, along said center line, 24 feet to a point; thence South 75 degrees 30, East 45 feet to an iron pin, passing at 30 feet an iron pin on the easterly line of Center Road; thence South 14 degrees 30' West 24 feet to an iron pin;
thence North 75 degrees 30' West 45 feet to the true place of beginning, passing at 15 feet an iron pin on the easterly line of Center Road, containing approximately .0248 acres, more or less, but subject to all legal highways.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 804, Page 1044 of Lake County Record of
Deeds.

                          INLAND SUBSTATION ADDITION

                                Parcel No. 2

    Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being part of Original One Hundred Acre Lot
No. 424, and further bounded and described as follows:

    Beginning at a point in the centerline of Holton Avenue, S. E., (60 feet wide) at its intersection with the centerline of East 91st
Street (50 feet wide); thence North 89 degrees 30' 00" West along the centerline of Holton Avenue, S. E., a distance of 144.91 feet; thence
South 0 degrees 09' 20" East a distance of 30.00 feet to a point in the South Right-of-Way line of Holton Avenue, S. E.; then North 89 degrees 30' 00"
West along the South Right-of-Way line of Holton Avenue, S.E., a distance of 253.50 feet to a point therein and the principal place of beginning;

    Thence continuing North 89 degrees 30' 00" West, along the South Right-of-Way line of Holton Avenue, S. E., extended, a distance of
294.66 feet to a point in the Easterly line of the Right-of-Way of The Cleveland and Pittsburgh Railroad Company;

                                                                           (CEI)





    Thence along said Easterly line of The Cleveland and Pittsburgh Railroad Company 50.38 feet along an arc having a radius of 2449.23 feet and a chord of 50.38 feet which bears North 16 degrees 53' 56" West to a point in the South Right-of-Way line of Holton Avenue, S. E., (40 feet wide);

    Thence South 89 degrees 31' 06" East along said South Right-of-Way line of Holton Avenue, S. E., 129.67 feet to a point of curvature therein;

    Thence continuing along the South Right-of-Way line of Holton
Avenue, S. E., 16.31 feet along an arc having a radius of 55.00 feet and a chord of 16.25 feet which bears South 81 degrees 01' 21" East;

    Thence continuing along the South Right-of-Way line of Holton
Avenue, S. E., 72 degrees 31' 36" East a distance of 142.46 feet to a point of curvature;

    Thence continuing along the South Right-of-Way line of Holton
Avenue, S. E., 28.14 feet along an arc having a radius of 95.00 feet and chord of 28.04 feet which bears South 81 degrees 00' 48" East to the principal place of beginning according to a survey made by Steven V. Ciuni Associates in November, 1974, revised December 23, 1974, be the same more or less, but subject to all legal highways.

                                  Parcel No. 3

    Situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and known as being part of Original One Hundred Acre Lots Nos. 424 and 432 and further bounded and described as follows:

    Beginning at a point in the centerline of Holton Avenue, S. E., (60 feet wide) at its intersection with the centerline of East 91st
Street (50 feet wide); thence North 89 degrees 30' 00" West along the centerline of Holton Avenue, S. E., a distance of 144.91 feet; thence
South 0 degrees 09' 20" East a distance of 30.00 feet to a point in the South Right-of-Way line of Holton Avenue, S. E.; thence continuing South
0 degrees 09' 20" East a distance of 140.00 feet along the West line of Sub Lot No. 47 in A.P. Winslow and C.O. Sharp's Allotment recorded in Map Volume 5, Page 47 of Cuyahoga County Records to a point in the North line of Sub Lot No. 44 in said A.P. Winslow and C.O.
Sharp's Allotment; thence North 89 degrees 30' 00" West along the North line of said Sub Lot No. 44, a distance of 20.00 feet to the Northwest corner of said Sub Lot No. 44;

    Thence South 0 degrees 09' 20" East, a distance of 881.49 feet to the Southwest corner of Sub Lot No. 38 in the N.H. Ambler Subdivision as recorded in Volume 5 of Maps, Page 25 of Cuyahoga County
Records and the principal place of beginning;

                                                                           (CEI)




    Thence North 89 degrees 54' 03" East along th. Southerly line of Sub Lot No. 38 and the Southerly terminus of East 91st Street, a distance of 180.00 feet to a point in the Southerly terminus of East 91st Street;

    Thence South 11 degrees 35'" West, a distance of 884.01 feet to a point which is 0.50 feet from the West face of an existing concrete retaining wall;

    Thence North 0 degrees 09' 20" West, a distance of 865.67 feet to the principal place of beginning, according to a survey made by Ciuni-
Zwick Associates in June, 1973, revised December 23, 1974, be the same more or less, but subject to all legal highways.

    Parcel Nos. 2 and 3 being the premises conveyed to the Company by deeds recorded in Volume 13841, Page 973 and in Volume 13841, Page 957, respectively, of Cuyahoga County Record of Deeds.

    Parcel No. 2 is subject to easements, if any, for various utility purposes in favor of the City of Cleveland and public utilities with respect to existing utility facilities located on, over and under the portion of Parcel No. 2 formerly known as Holton Avenue, S. E., now vacated; easements for bridge, sewer and water line purposes as shown in a deed recorded in Volume 2312, Page 454 of Cuyahoga
County Record of Deeds; an easement for sewer purposes as shown in an instrument recorded in Volume 4165, Page 249 of Cuyahoga
County Record of Deeds; and an easement for bridge purposes as shown in a deed recorded in Volume 13841, Page 957 of Cuyahoga
County Record of Deeds.

                              RAINBOW SUBSTATION

                                Parcel No. 4

    Situated in the Township of Leroy, County of Lake and State of Ohio and known as part of Lot No. 26 of said Township bounded and described as follows: Beginning in the north line of said lot and center of the highway at a point 660.0 feet east of a stone at the northwest corner of said lot; thence S. 87 1/2 degrees E. along the center of the road, 225.06 feet to the northwest corner of a ten acre piece of land in square form in the northeast corner of said lot No. 26;
thence S 3 degrees W. along the west side of said ten acre piece of land
660.00 feet to a stake at the Southwest corner thereof; thence S.
87 1/2 degrees E. along the south line of said ten acre parcel 611.16 feet to a stake 48.84 feet west of the lot line between Lots No. 26 and 27;
thence S. 3 degrees W. and parallel with the said last named lot line 756.36 feet to a stake; thence S. 87 1/2 degrees E. 48.84 feet to a stake in said lot line; thence along the said lot line S. 3 degrees W. 322.74 feet to a stake at

                                                                           (CEI)





the southeast corner of said French farm thence N. 87-1/2 degrees W. 749.10 feet to a stake at the southeast corner of that part of said French farm at this time conveyed to Sarah R. Knapp; thence along said Knapp's line N. 3-3/8 degrees E. 1078.44 feet to a stake; thence N. 87-1/2 degrees W. 147.84 feet to a stake; thence N. 3-3/8 degrees E. 660.00 feet to the place of beginning containing about twenty one and five one hundredths (21.05) acres of land, be the same more or less, but subject to all legal highways.

                                 Parcel No. 5

    Situated in the Township of Leroy, County of Lake and State of Ohio and known as being part of Lot No. 26 of said Township and bounded and described as follows: Beginning at a stone in the center of the road at the northwest corner of said lot, thence South 87 1/2 degrees East along the Center of the road ten (10) chains; thence
S. 3-3/8 degrees West and parallel with the west line of said lot ten
(10) chains to a stake; thence South 87 1/2 degrees East and parallel with said road two (2) chains and twenty-four (24) links to a stake; thence S. 3-3/8 degrees West sixteen (16) chains and thirty-four (34) links to a stake in the south line of said French farm; thence North 87-1/2 degrees West along the south line of said farm twelve chains
(12) and twenty-four (24) links to a stake in the Lot line between lot 26 and lot 25; thence North 3-3/8 degrees East along the said lot line twenty-six (26) chains and thirty-four (34) links to the place of beginning, containing about thirty (30) acres of land, be the same more or less but subject to all legal highways. (Next previous record-ing Vol. 182, Page 148)

    EXCEPTING THE FOLLOWING:

    Situated in the Township of Leroy, County of Lake and State of
Ohio: And known as being a part of Lot 26 in said Township and is bounded and described as follows: Beginning at a stone monument in the center line of Leroy Center Road at the northwest corner of said Lot 26; thence along the center line of said Road South 87 degrees 30' East a distance of 429.32 feet; thence by a line which bears South
2 degrees 59' 30" West (at 30.00 feet passing through an iron pipe stake in the south line of said road a distance of 304.40 feet to an iron pipe stake; thence by a line which bears North 87 degrees 30' West a distance of
429.32 feet to an iron pipe stake in the West line of said Lot 26;
thence along said lot line North 2 degrees 59' 30" East (at 274.40 feet passing through an iron pipe stake in the south line of Leroy Center
Road) a distance of 304.40 feet to the place of beginning and con-taining about 3.00 acres of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyor (Next previous re-cording Vol. 234, Page 137, Lake County Records of Deeds) Be the same more or less, but subject to all legal highways.

                                                                           (CEI)





                                 Parcel No. 6

    Situated in the Township of Leroy, County of Lake and State of Ohio and known as being a part of Lot 26 in said township and is bounded and described as follows: Beginning at a stone monument in the center line of Leroy Center Road at the northwest corner of said
Lot 26; thence along the center line of said Road South 87 degrees 30' East a distance of 429.32 feet; thence by a line which bears South 2 degrees 59' 30" West (at 30.00 feet passing through an iron pipe stake in the south line of said road ) a distance of 304.40 feet to an iron pipe stake;
thence by a line which bears North 87 degrees 30' West a distance of 429.32 feet to an iron pipe stake in the west line of said Lot 26; thence along said lot line North 2 degrees 59' 30" East (at 274.40 feet passing through an iron pipe stake in the south line of Leroy Center Road) a distance of 304.40 feet to the place of beginning and containing about 3.00 acres of land as surveyed and described by Fullerton and Kerr, Registered Engineers and Surveyors, be the same more or less, but subject to all legal highways.

                                 Parcel No. 7

    Situated in the Township of Leroy, County of Lake and State of Ohio, and known as being a part of Lot No. 26 in said Township and bounded and described as follows: On the North by lands formerly owned by Cyrus French, now deceased; On the East by the East line of said Lot No. 26; On the South by lands now owned by C.I. Quine;
On the West by the West line of said Lot No. 26 and being all the land in said Lot 26 owned by Enos Tew at the time of his decease. containing about one hundred and forty acres of land, be the same more or less, but subject to all legal highways. Also a road approxi-mately 20 feet wide from R.J. Tew property west on the line between the properties of John and Theresa Hosta and Effie Morse to the North and South road, now known as the Brakeman Road.

    Parcel Nos. 4, 5, 6 and 7 being the premises conveyed to the Com-pany by deed recorded in Volume 806, Page 1216, of Lake County
Record of Deeds.

    Parcel Nos. 4, 5, 6 and 7 are subject to an oil and gas lease recorded in Volume 20, Page 1126 of Lake County Record of Leases.

                                                                           (CEI)





                          AVON LAKE PLANT ADDITION

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section
No. 6 and is further described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Elberton Avenue, which stake bears North 87 degrees 04' 0" West, 750 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, along said Easterly line, 2117.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel of land; thence from said place of beginning North 02 degrees 56' East along the Easterly line of said proposed highway 70 feet to a stake; thence South 87 degrees 04' 0" East, 90 feet to a stake; thence South 2 degrees 56' West, 70 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning. The above described parcel of land is known as being SubLots Nos. 598 and 597 of the Krogh Barr Syndicate's Avon Beach Allotment proposed, containing 0.178 acres, be the same more or less, but subject to all legal highways.

Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 1147, Page 941 of Lorain County Records of
Deeds.

Parcel No. 1 is subject to building setback restrictions as set forth in deed recorded in Volume 196, Page 441 of Lorain County Records of Deeds.

                         AVON LAKE PLANT FUEL STORAGE

                                 Parcel No. 2

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Greenwood Avenue, which stake bears North
87 degrees 04' West 210 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which last mentioned stake bears North 2 degrees 56' East, 2152.25 feet from a stone monument marking the SouthEasterly corner of said

                                                                           (CEI)





86.27 acre parcel; thence from said place of beginning North 2 degrees 56'
East along said Easterly line of Greenwood Avenue 35 feet to a stake;
thence South 87 degrees 04' East 90 feet to a stake; thence South 2 degrees 56' West 35 feet to a stake; thence North 87 degrees 04' West 90 feet to the place of beginning and being further known as SubLot No. 263 of The Krogh-Barr Syndicate's "Avon Beach" Allotment proposed, as surveyed by F. A. Pease, Engineering Company, be the same more or less, but subject to all legal highways.

Parcel No. 2 being the premises conveyed to the Company by deed recorded in Volume 1156, Page 892 of Lorain County Records of
Deeds.

Parcel No. 2 is subject to building setback restrictions as set forth in deed recorded in Volume 175, Page 58 of Lorain County Records of Deeds.

                        Parcel No. 3

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being SubLots Nos. 141, 142, 143 and 144 in Avon Beach Properties Proposed Subdivision (Krogh Barr Syndicates
Avon Beach Allotment Proposed) of part of Original Avon Township
Lot No. 6 as shown by Lorain County Records, together forming a parcel of land 150 feet front on the Easterly side of Woodruff
Avenue and extending back of equal width between parallel lines
90 feet as appears by said plat, be the same more or less, but subject to all legal highways.

Parcel No. 3 being the premises conveyed to the Company by deed recorded in Volume 1158, Page 82 of Lorain County Records of Deeds.

Parcel No. 3 is subject to building setback restrictions as set forth in deed recorded in Volume 185, Page 14 of Lorain County Records of Deeds.

                               FABER SUBSTATION

                                   Parcel No. 4

Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being part of Original Parma Township Lot
No. 40 in the Ely Tract and bounded and described as follows:

Beginning at a point in the centerline of York Road (80 feet wide) being North 0 degrees 00' 01" West, 636.40 feet measured along said centerline (which is also the Westerly line of Lot No. 40) from the Southwesterly corner of said Lot No. 40; Thence North 89 degrees 45' 15" East, 40.00 feet to a point in the Easterly Right of Way line

                                                                           (CEI)





of York Road (80 feet wide) and the principal place of beginning;
Thence North 0 degrees 00' 01" West along said Easterly Right of Way line of said York Road 48.67 feet to a point; Thence South 84 degrees 24' 30" East, 478.57 feet to a point; Thence South 89 degrees 45' 15" West,
476.30 feet to the principal place of beginning, and containing 0.266 acres of land according to a survey by Peter C. Zwick, Registered
Ohio Surveyor No. 4929, made April, 1976, be the same more or less, but subject to all legal highways.

Parcel No. 4 being the premises conveyed to the Company by deed recorded in Volume 14265, Page 753 of Cuyahoga County Records of Deeds.

Parcel No. 4 is subject to a right of way for pipeline and telegraph or telephone line purposes as shown in an instrument recorded in Volume 6261, Page 88 and in Volume 6618, Page 67 of Cuyahoga
County Records of Deeds; an oil and gas lease recorded in Volume 274, Page 139 and in Volume 278, Page 559 of Cuyahoga County
Record of Leases; and a right of way for pipeline purposes as shown in an instrument recorded in Volume 9760, Page 369 of Cuyahoga County Records of Deeds.

                        Parcel No. 5

    Situated in the City of Parma, County of Cuyahoga and State of Ohio and known as being part of Original Parma Township Lot No.
40 in the Ely Tract, and bounded and described as follows:

    Beginning at a point in the centerline of York Road (80 feet wide) being North 0 degrees 00' 01" West 451.40 feet measured along said centerline (which is also the Westerly line of Lot No. 40) from the Southwesterly corner of said Lot No. 40;

  Thence North 89 degrees 45' 15" East, 40.00 feet to a point in the Easterly right-of-way line of York Road (80 feet wide) and the principal place of beginning;

    Thence North 0 degrees 00' 01" West, continuing along the Easterly right-of-way line of said York Road, 185.00 feet to a point;

    Thence North 89 degrees 45' 15" East 600.00 feet to a point;

    Thence South 0 degrees 00' 01" East 185.00 feet to a point;

    Thence South 89 degrees 45' 15" West, 600.00 feet to the principal place of beginning, containing an area of about 2.548 acres of land being the same more or less, but subject to all legal highways.

    Excepting therefrom the Westerly 10 feet appropriated by the County of Cuyahoga in Probate Court Case No. 810230.

                                                                           (CEI)





Parcel No. 5 being the premises conveyed to the Company by deed recorded in Volume 14296, Page 769 of Cuyahoga County Records of Deeds.

Parcel No. 5 is subject to an easement for drainage purposes and slope rights established in Appropriation Case No. 810230 filed in the Probate Court of Cuyahoga County and a right of way for pipeline purposes as shown in an instrument recorded in Volume 6264, Page
321 of Cuyahoga County Records of Deeds.

                              FREEDOM SUBSTATION

                                Parcel No. 6

    Situated in the City of Lakewood, County of Cuyahoga and State of Ohio, and known as being part of Original Rockport Township
Section No. 22 and bounded and described as follows:

    Beginning at the intersection of the Northerly right of way line of the Norfolk and Western Railway Company with the Westerly line of premises conveyed to Mary A. Worthen by deed recorded in Volume 235, Page 572 of Cuyahoga County Records; thence North
1 degrees 4' 00" West along the Westerly line of premises so conveyed 85.70 feet to the Southeasterly side of Merl Avenue; thence Northeasterly in a direct line about 98 feet to a point in the Southerly line of Merl Avenue as shown by the recorded plat in Volume 80, Page 2 of Cuya-hoga County Records, said point being Westerly 304.02 feet from a point of curve; thence North 89 degrees 29' 30" East along the Southerly line of Merl Avenue 304.02 feet to a point of curve; thence South-easterly 54.44 feet along the arc of a circle deflecting to the right, having a radius of 38.09 feet and a chord which bears South 49 degrees 34' 03" East 49.92 feet to a point of reverse curve; thence Southeasterly
69.13 feet along the Westerly curved line of Bunts Road, being the arc of a circle defecting to the left having a radius of 408.66 feet and a chord which bears South 13 degrees 28' 22" East 69.05 feet to the Northerly line of the right of way of the Norfolk and Western Rail-way Company; thence South 89 degrees 29' 30" West along said Westerly line 454.64 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 6 being the premises conveyed to the Company by deed recorded in Volume 14406, Page 861 of Cuyahoga County Rec-ords of Deeds.

    Parcel No. 6 is subject to a reservation of a reversionary interest in the fee title to Merl Avenue adjoining Parcel No. 6, in favor of the New York, Chicago and St Louis Railroad Company as set forth in a deed recorded in Volume 3743, Page 416 of Cuyahoga County
Records.

                                                                           (CEI)





                          JUNIPER SUBSTATION ADDITION

                                 Parcel No. 7

    Situated in the Village of Walton Hills, County of Cuyahoga and State of Ohio and known as being a part of Original Bedford
Township Lot No. 82, and bounded and described as follows:

    Beginning on the Northerly line of a parcel of land conveyed to The Cleveland Electric illuminating Company by deed dated
July 17, 1958, and recorded in Volume 9409, Page 408 of Cuyahoga
County Records at its intersection with the Westerly line of Original Bedford Township Lot No. 82 as aforementioned;

    Course No. 1: Thence South 89 degrees 24' 53" East along said North-erly line a distance of 728.75 feet;

    Course No. 2: Thence North 0 degrees 35' 07" East a distance of
330.00 feet;

    Course No. 3: Thence North 89 degrees 24' 53" West a distance of
197.715 feet to the Southeasterly line of land in Parcel No. 2 con-veyed to Joseph S. Kolis and Anna Kolis by deed dated June 21,
1943, and recorded in Volume 5613, Page 24 of Cuyahoga County
Records;

    Course No. 4: Thence South 54 degrees 00' 37" West along said South-easterly line a distance of 283.08 feet to an angle therein;

    Course No. 5: Thence North 89 degrees 26' 40" West along the South-erly line of land in Parcel No. 2 conveyed as aforementioned to Joseph S. and Anna Kolis, a distance of 305.35 feet to the Southwest-erly corner thereof, and the Westerly line of Original Bedford Town-ship Lot No. 82;

    Course No. 6: Thence due South along the Westerly line of Origi-nal Bedford Township Lot No. 82, a distance of 161.17 feet to the place of beginning, according to the survey of Garrett & Associates, Inc., Registered Professional Engineers and Surveyors, be the same more or less, but subject to all legal highways.

Parcel No. 7 being the premises conveyed to the Company by deed recorded in Volume 14239, Page 157 of Cuyahoga County Records of
Deeds.

                              LA PORTE SUBSTATION

                                  Parcel No. 8

    Situated in the City of Willoughby Hills, County of Lake and
State of Ohio, and known as being a part of Willoughby Township
Lot No. 4, Tract No. 3, and is further bounded and described as follows:

                                                                           (CEI)





    Beginning at a point in the centerline of the Euclid Chardon Road which is South 53 degrees 38' West a distance of 417-68/100 feet along the centerline of the said road from the South West corner of land of Anton and Angel Bozeglav. Thence by a line which bears North 0 degrees 09' West (passing through an iron pipe stake in the Northerly line of the Euclid Chardon Road) a distance of 401-63/100 feet to an iron pipe stake. Thence by a line which bears North 89 degrees 45' West a distance of 262-14/100 feet to an iron pipe stake. Thence by a line which bears
South 0 degrees 09' East passing through an iron pipe stake in the Northerly line of the Euclid Chardon Road a distance of 595-43/100 feet to the centerline of the said road. Thence along the centerline of said road, North 53 degrees 38' East a distance of 324-92/100 feet to the place of beginning and containing about 3-000/1000 acres of land as surveyed and described by J.M. Crabbs, Registered Engineer and Surveyor,
No. 387, September 26, 1939, be the same more or less, but subject to all legal highways.


                        Parcel No. 9

    Situated in the City of Willoughby Hills, County of Lake and
State of Ohio, and known as being a part of Willoughby Township
Lot No. 4, Tract No. 3, and is further bounded and described as follows:

    Beginning at a point in the centerline of Eddy Road which is North 89 degrees 45' West along the centerline of said road, a distance of 566-98/100 feet from the East line of said Lot No. 4, Tract No. 3.
Thence by a line which bears South 0 degrees 09' East (passing through an iron pipe stake at 30-00/100 feet) a distance of 498-51/100 feet to an iron pipe stake. Thence by a line which bears North 89 degrees 45' West a distance of 262-14/100 feet to an iron pipe stake. Thence by a line which bears North 0 degrees 09' West (passing through an iron pipe stake at 468-51/100 feet) a distance of 498-51/100 feet to the centerline of Eddy Road. Thence along the centerline of the said road, South 89 degrees 45' East a distance of 262-14/100 feet to the place of beginning and con-taining about 3-000/1000 acres of land as surveyed and described by
J. M. Crabbs, Registered Engineer and Surveyor No. 387, Septem-ber 26, 1939, be the same more or less, but subject to all legal highways.

    Excepting from the above 2 parcels approximately 3.24 acres of land acquired by the State of Ohio for highway purposes by appropria-tion proceedings shown in Lake County Probate Court Civil Case
Docket 7, Page 214.

                                                                           (CEI)





Parcel Nos. 8 and 9 being the premises conveyed to the Company by deed recorded in Volume 817, Page 456 of Lake County Records of
Deeds.

Parcel Nos. 8 and 9 are subject to the rights appropriated by the State of Ohio for public highway purposes, including limitation of access, pursuant to appropriation proceedings in Lake County Probate Court Civil Case, Docket 7, Page 214.

                               NEWELL SUBSTATION

                                  Parcel No. 10

    Situated in the City of Mentor, County of Lake and State of Ohio:
and known as being Sublot No. 59 in the Goodhold Farms Subdivision, as proposed of a part of Original Mentor Township, Blake Lot, in Tract No. 5, said Sublot No. 59 is bounded and described as follows:
Beginning at a point in the Southeasterly side of St. Clair Ave.
(80-0/10 feet in width) as dedicated in plat recorded in Volume R of Maps, Page 81 of Lake County Records, which is North 52 degrees 17' East a distance of 2883-27/100 feet from its intersection with the Easterly side of Reynolds Road (60 feet in width) said point being also the most Northerly corner of Sublot No. 58 in said proposed Subdivision;
thence South 37 degrees 43' East along the Northeasterly line of said Sublot No. 58 a distance of 395-60/100 feet to a point in the Northwesterly line of the New York Central Railroad Company right-of-way; thence
North 52 degrees 17' East along the Northwesterly line of said right-of-way a distance of 200-0/100 feet to a point which is the most Southerly corner of Sublot No. 60 in said Proposed Subdivision; thence North
37 degrees 43' West along the Southwesterly line of said Sublot No. 60 a distance of 395-60/100 feet to a point in the Southeasterly side of St. Clair Ave.; thence South 52 degrees 17' West along the Southerly side of
St Clair Avenue a distance of 200-0/100 feet to the place of beginning, containing about 1-82/100 acre of land, be the same more or less, but subject to all legal highways.

    Excepting and Reserving Therefrom the following: Situated In the City of Mentor, County of Lake and State of Ohio, and known as being part of Original Mentor Township Blake Lot and bounded and described as follows: Beginning on the Northwesterly right-of-way line of The New York Central Railroad at the most Southerly corner of land conveyed to Irene Julia Neuman and Ernest Conrad Neuman by deed dated June 8, 1943 and recorded in Volume 194, Page 226 of Lake County Records; thence North 50 degrees 14' 30" East along said right-of-way line, 200 feet to the most Easterly corner of land con-

                                                                           (CEI)





veyed to Irene Julia Neuman and Ernest Conrad Neuman; thence
North 39 degrees 45' 30" West along the Northeasterly line of land conveyed to Irene Julia Neuman and Ernest Conrad Neuman, 180 feet; thence
South 50 degrees 14' 30" West parallel with said right-of-way line, 200 feet to the Southwesterly line of land so conveyed to Irene Julia Neuman and Ernest Conrad Neuman; thence South 39 degrees 45' 30" East along said Southwesterly line, 180 feet to the place of beginning; containing about 0.8264 acre of land, be the same more or less, but subject to all legal highways.

Parcel No. 10 being the premises conveyed to the Company by deed recorded in Volume 812, Page 239 of Lake County Records of Deeds.

Parcel No. 10 is subject to a reservation to maintain sewer lines for drainage of the above described premises and adjoining lands, as set forth in a deed recorded in Volume 194, Page 226 of Lake County
Records of Deeds.

                           PERRY NUCLEAR POWER PLANT

                                 Parcel No. 11

    Situated in the Village of North Perry, County of Lake and
State of Ohio: And known as being a part of Lot 114 in Perry
Township, being more particularly described as follows: Beginning in the center line of Lockwood Road at the northwesterly corner of a parcel of land owned by Lawrence and Edith C. Gibson and recorded in Volume 390, Page 472, of Lake County Record of Deeds:
Thence along the west line of said Gibson's parcel of land, South
3 degrees 58' 30" West, 300.00 feet to a point; Thence parallel with Lock-wood Road, South 71 degrees 38' West, 100.00 feet to a point; Thence by a line parallel with said Gibson's west line, North 3 degrees 58' 30" East,
300.00 feet to the center line of Lockwood Road; Thence along the center line of said road, North 71 degrees 38' East, 100.00 feet to the place of beginning. Continuing about 0.637 acre of land according to a sur-vey made by Clyde C. Hadden, Registered Surveyor No. 926. Be the same more or less but subject to all legal highways.

                                 Parcel No. 12

    Situated in the Village of North Perry, County of Lake and
State of Ohio: Known as being a part of Lot 114 in said Village and is bounded and described as follows: Beginning in the center line of Lockwood Road at the northwest corner of land of Edward
C. and Ruth E. Hovlik, as recorded in Volume 456, Page 464 of
Lake County Deed Records; Thence along the westerly line of land of the said Hovlik, South 3 degrees, 58 minutes and 30 seconds West,



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
                                                                           (CEI)





a distance of 300.00 feet to the Southwest corner of land of the said Hovlik; Thence by a line which bears South 71 degrees and 38 minutes West, a distance of 50.00 feet to a point; thence by a line which bears North 3 degrees 58 minutes and 30 seconds East, a distance of 300.00 feet to the center line of Lockwood Road; Thence along said center line North 71 degrees and 38 minutes East, a distance of
50.00 feet to the place of beginning and containing about 0.319 acres of land as calculated and described by R. C. Dillworth, Reg. Surveyor No. 4215, Crabbs Surveying Service. Be the same more or less, but subject to all legal highways.

Parcel Nos. 11 and 12 being the premises conveyed to the Company by deed recorded in Volume 818, Page 442 of Lake County Records of Deeds.



                              [REMAINDER OF PAGE
                             INTENTIONALLY BLANK]

                                                                           (CEI)





                  DAVIS-BESSE NUCLEAR POWER STATION ADDITION

                                 Parcel No. 1

    Such undivided interest in the following described real property, namely Parcels I, II and III, situated in the Township of Carroll, County of Ottawa, State of Ohio, which, when added to the interest therein owned by the Company prior to April 28, 1976, equals a 51.38% undivided tenant-in-common interest:

                                   Parcel I

    That part of Fractional Section 1 and Section 2, Town-7-North, Range-15 East; that part of Fractional Sections 6 and 7, Town-7-North, Range-16-East; and that part of Fractional Sections 35 and 36, Town-8-North, Range-15-East; and part of Sand Beach, Plat 3, in Carroll Township, Ottawa County, Ohio, bonded and described as follows:

    Beginning at a point on the North and South centerline of said
Section 2, that is 50.0 feet North of the South 1/4 corner of said
Section 2 (said North and South centerline of said Section 2 being also the centerline of State Route 2); thence North 00 degrees 54' 22" West along the North and South centerline of said Section 2 a distance of 2589.94 feet to a brass plate monument at the center corner of said
Section 2; thence North 00 degrees 37' 22" West along the North and South centerline of said Section 2 a distance of 2085.89 feet to a point of curve; thence continuing Northwesterly along the centerline of State
Route 2 and along a circular curve to the left, having a radius of
701.58 feet for an arc distance of 885.70 feet, the said arc subtending a central angle of 72 degrees 19' 57", said last described point being 30.0 feet by rectangular measurement Southerly of the North line of the Northwest 1/4 of said Section 2; thence South 89 degrees 46' 22" East along a line that is 30.0 feet by rectangular measurement Southerly of and parallel to the North line of the Northwest 1/4 of said Section 2 a distance of 488.71 feet to an iron pipe on the North and South center-line of said Section 2; thence South 89 degrees 51' 52" East along a line that is 30.0 feet by rectangular measurement Easterly of and parallel to the North line of the Northeast 1/4 of said Section 2 a distance of
349.72 feet, more or less, to its intersection with a line drawn 30.0 feet Easterly of and parallel to the North and South centerline of said Fractional Section 35; thence North 00 degrees 31' 08" East along a line that is 30.0 feet by rectangular measurement Easterly of and parallel to the North and South centerline of said Fractional Section 35 a dis-tance of 104.85 feet to its intersection with the North line of Lot 408 of Sand Beach, Plat 3 (a subdivision in Carroll Township, and re-

                                                                           (CEI)





corded in Volume 6, Page 21, Ottawa County Plat Records); thence
South 89 degrees-47'-52" East along the North line of Lots 408 and 413 of said Sand Beach, Plat 3, a distance of 248.27 feet to the Northeast corner of said Lot 413; thence South 00 degrees-12'08" West along the East line of laid Lot 413, a distance of 34.85 feet to an iron pipe that is
40.0 feet by rectangular measurement North of the North line of the Northeast 1/4 of said Section 2; thence South 89 degrees-47'-52" East along a line that is 40.0 feet by rectangular measurement Northerly of and parallel to the North line of the Northeast 1/4 of said Section 2 and along the North line of the Southerly 15.15 feet of Lots 465, 470, 513, 518, 559 and 564 of said Sand Beach, Plat 3, a distance of 1996.27 feet to an iron pipe that is 40.0 feet Northerly of the Northeast corner of said Section 2; thence South 89 degrees-49'-52" East along a line that is
40.0 feet by rectangular measurement Northerly of and parallel to the North line of said Fractional Section 1, a distance of 319.65 feet to an iron pipe on the West line of said Fractional Section 36; thence North
89 degrees-16'08" East along a line that is 40.0 feet by rectangular measure-ment Northerly of and parallel to the North line of said Fractional
Section 1, a distance of 1205.98 feet, more or less, to its intersection with the centerline of a dredge cut, which lies Southwesterly of and adjacent to Lot 330 of Sand Beach, Plat 2 (a subdivision in Carroll
Township, and recorded in Volume 5, Page 58, Ottawa County Plat
Records); thence South 69 degrees-12'-52" East along the centerline of said dredge cut, a distance of 249.06 feet; thence continuing South 57 degrees-34'- 23" East along the centerline of said dredge cut, a distance of 153.60 feet; thence continuing South 18 degrees-30'-03" East along the centerline of said dredge cut, a distance of 236.40 feet to its intersection with the Southeasterly line of said Sand Beach, P!at 2, extended Southwest-erly; thence North 46 degrees-43'-39" East and along the Southeasterly line of said Sand Beach, Plat 2, and passing through a concrete monument at 32.0 feet, more or less, for a total distance of 330 feet, more or less, to the shore of Lake Erie; thence Southeasterly along the shore of Lake Erie a distance of 7200 feet, more or less, to its intersection with the North line of said Fractional Section 7; thence South 89 degrees 06'-40" West along the North line of said Fractional Section 7, a distance of 350 feet, more or less, to an iron pipe that is 1312.00 feet
East of the Northwest corner of said Fractional Section 7; thence
South 02 degrees 22'-38" East and passing through an iron pipe at 338.75 feet, for a total distance of 429.80 feet; thence North 89 degrees-23'-07" West, a distance of 1239.51 feet to an iron pipe; thence South 00 degrees-39'-41" East, a distance of 961.70 feet, more or less, to the centerline of the Toussaint River; thence South 58 degrees-50'-19" West along the cen-terline of said Toussaint River, a distance of 99.70 feet, more or less, to its intersection with the West line of said Fractional Section
7; thence North 00 degrees-39'-41" West along the West line of said Frac-

                                                                           (CEI)





tional Section 7, a distance of 1405.47 feet, more or less, to an iron pipe at the Northwest corner of said Fractional Section 7; thence
South 88 degrees-58'-19" West along the South line of said Fractional Sec-tion 1, a distance of 2649.61 feet to an iron pipe at the South 1/4 corner of said Fractional Section 1; thence South 88 degrees-57'23" West along the South line of said Fractional Section 1, a distance of 2649.62 feet to the Southwest corner of said Fractional Section 1; thence
North 01 degrees-24'-00" West along the West line of said Fractional Section 1, a distance of 50.0 feet to a concrete monument; thence North
89 degrees-28'-22" West along a line that is 50.0 feet by rectangular measure-ment Northerly of and parallel to the South line of said Section 2, a distance of 2658.07 feet to the point of BEGINNING.

    Containing 954 acres of land, more or less, but subject to legal highways.
                                   Parcel II

    Being the North 1/2 of the North 1/2 of Section 12, Town 7 North, Range 15 East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Beginning at the Northwest corner of the said North 1/2 of the North 1/2 of Section 12; thence North 88 degrees-57'-23" East along the North line of said Section 12, a distance of 2649.62 feet to an iron pipe at the South 1/4 corner of Fractional Section 1; thence North
88 degrees-58'-19" East continuing along the North line of said Section 12, a distance of 2649.61 feet to an iron pipe at the Northeast corner of said Section 12; then South 00 degrees-39'-41" East along the East line of said Section 12 and passing through a concrete monument at 1198.88 feet for a total distance of 1346.00 feet to the Southeast cor-ner of the North 1/2 of the North 1/2 of said Section 12; thence South
89 degrees-03'-33" West along the South line of the North 1/2 of the North 1/2 of said Section 12, a distance of 5310.85 feet to the Southwest corner of the North 1/2 of the North 1/2 of said Section 12; thence
North 00 degrees-09'-40" West along the West line of said Section 12 and passing through a concrete monument at 334.26 feet for a total dis-tance of 1337.31 feet to the point of BEGINNING.

    Containing 163.4 acres of land, more or less.

                                  Parcel III

    That part of the Northwest 1/4 of Fractional Section 7, Town 7 North, Range 16 East, Carroll Township, Ottawa County, Ohio, bounded and described as follows:

    Commencing at the Northwest corner of the said Fractional
Section 7; thence North 89 degrees-06'-40" East along the North line of the

                                                                           (CEI)





said Fractional Section 7, a distance of 1312.00 feet to an iron pipe and the TRUE POINT OF BEGINNING; thence South 02 degrees-22'-38"
East and passing through an iron pipe at 388.75 feet for a total dis-tance of 429.80 feet; thence North 89 degrees-23'-07" West, a distance of 1239.51 feet to an iron pipe; thence South 00 degrees-39'-41" East, a distance of 961.70 feet, more or less, to the centerline of the Toussant River;
thence in a Northeasterly direction along the said centerline of the Toussaint River, a distance of 1800.00 feet, more or less, to its inter-section with the extension Southerly of the shore line of Lake Erie;
thence Northerly along the extension Southerly of the shore line of Lake Erie and along the shore line of Lake Erie, a distance of 700.00 feet, more or less, to its intersection with the North line of the said Fractional Section 7; thence South 89 degrees-06'-40" West along the North line of said Fractional Section 7, a distance of 350.00 feet, more or less, to the point of BEGINNING.

    Containing 25.00 acres of land, more or less.

    Together with the improvements, fixtures thereon and all privi-leges and appurtenances to said Parcels I, II and III belonging, in-cluding, without limiting the generality of the foregoing, all littoral rights in and to the bed and waters of Lake Erie, all riparian rights and all right, title and interest of the Company's grantor in and to the bed and waters of the Toussaint River and land created by ac-cretion or other accumulation or fill, subject, however, to all legal highways, easements, restrictions and leases of record and to coven-ants contained in the deed by which this Parcel No. 1 was conveyed to the Company.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 270, Page 496 of Ottawa County Record of
Deeds.

    Parcels I, II and III, of which Parcel No. 1 is an undivided tenant-in-common part, as aforesaid, are subject to:

    1. Easements for transmission line, substation and switching purposes;

    2. Restrictions against the partition or sale for division of proceeds thereof during and throughout the useful life of the light water nuclear electric generating unit (known as Davis-Besse Nuclear Power Unit No. 1) being constructed thereon; and

    3. The right in each tenant-in-common owner thereof to mort-gage or create security interests in his tenant-in-common

                                                                           (CEI)





       ownership interest therein and in the improvements thereon without the consent of the other tenant-in-common owner;

all as shown in the aforesaid deed; and, portions of said Parcels I, II and/or III also are subject to leases to the United States of America for National Wildlife Refuge purposes recorded in Volume 23, Page
554 and in Volume 24, Page 289, both of Ottawa County Record of
Leases and easements, if any, for road, utility, dike, trail, and ditch purposes, a lease, if any, to the U. S. Army Corp. of Engineers and an oil and gas lease, if any, all as referred to in a deed recorded in Volume 240, Page 528 of Ottawa County Record of Deeds.

                               KENYON SUBSTATION

                                  Parcel No. 2

    Situated in the City of Beachwood and the City of Pepper Pike, County of Cuyahoga, State of Ohio and also being known as part of proposed South Moreland Road (220 feet wide) as shown in the Van Sweringen Company's Shaker Country Estates Subdivision No. 38 as recorded in Volume III, Page 34 and now vacated by Beachwood Ordinance No. 1956142 and also being parts of Original Warrensville Township Lots Nos. 50 and 60 and Original Orange Township Lot
No. 9, Tract 2, and further being described as follows:

    Beginning at a point in the Easterly line of Original Warrens-ville Township Lot No. 60, said point being North 0 degrees 14' 10" West along the Easterly line of Original Warrensville Township Lot No.
60, 430.00 feet from its intersection with the centerline of Chagrin Boulevard (formerly Kinsman Road);

    Thence from said beginning point North 81 degrees 54' 30" West along the Northerly line of land owned or formerly owned by the Heirs of Mary T. Ling, deceased, 253.01 feet;

    Thence North 0 degrees 12' 46" West along the Easterly Right-of-Way of State Route 2 (Interstate 271) for 325.00 feet to a point;

    Thence North 89 degrees 37' 36" East 290.21 feet to a point;

    Thence South 0 degrees 14' 10" East 302.00 feet to a point in the North-erly line of the Village of Woodmere;

    Thence South 89 degrees 16' 40" West along the Northerly corpora-tion line of the Village of Woodmere 40.00 feet to a point in the East-erly line of Original Warrensville Township Lot No. 60;

    Thence South 0 degrees 14' 10" East 60.00 feet along the Easterly line of Original Warrensville Township Lot No. 60 to the principal place

                                                                           (CEI)





of beginning, containing 2.252 acres of land and being the same, more or less, but subject to all legal highways.

    Parcel No. 2 being the premises acquired by the Company by appropriation pursuant to a Judgment Entry in Case No. 838293 of the Probate Court of Cuyahoga County, Ohio and recorded in Volume
14490, Page 61 of Cuyahoga County Record of Deeds.

    Parcel No. 2 is subject to certain use and building restrictions as set forth in instruments recorded in Volume 6298, Page 180 and Volume 7814, Page 374 and referred to in the Notice of Claim re-corded in Volume 11195, Page 631, all of Cuyahoga County Record of Deeds.

                             KEE-KEPLER SUBSTATION

                                   Parcel No. 3

    Situated in the City of Pepper Pike, County of Cuyahoga, and
State of Ohio and known as being part of Original Orange Township
No. 1, Tract 1 and being bounded and described as follows:

    Beginning at a point on the Westerly line of a parcel of land conveyed to the Union Trust Company by deed dated November 15, 1924, and recorded in Volume 3145, Page 309 of Cuyahoga County
Records, said point being South 0 degrees 26' 38" East 101.81 feet from the Northwest corner of said parcel conveyed to the Union Trust
Company;

    Thence South 0 degrees 26' 38" East along the Westerly line of said land conveyed to the Union Trust Company 590.63 feet to a point;

    Thence South 89 degrees 25' 08" West 165.00 feet to a point;

    Thence South 45 degrees 28' 25" West 176.00 feet to a point;

    Thence North 51 degrees 40' 37" West 305.00 feet to a point;

    Thence North 0 degrees 22' 26" West 80.00 feet to a point on the Easterly Right-of-Way of Interstate 271;

    Thence North 37 degrees 24' 57" East along Easterly Right-of-Way of 1-271, 81.60 feet to an angle point therein, said point being 225.00 feet right of centerline Sta. 587+00 of I-271 centerline survey;

    Thence North 41 degrees 49' 31" East along said Easterly Right-of-Way of I-271, 456.05 feet to an angle point therein, said point being
229.33 feet right of centerline Sta. 591+75 of I-271 centerline survey;

                                                                           (CEI)





    Thence North 76 degrees 17' 59" East 177.08 feet to the place of be-ginning containing 5.4777 acres of land being the same more or less, but subject to all legal highways.


                                  Parcel No. 4

    Situated in the City of Pepper Pike, County of Cuyahoga, and
State of Ohio, and known as being part of Original Orange Township No. 1, Tract 1 and being bounded and described as follows:

    Beginning on the centerline of Cedar Road (60 feet wide) at the Northwest corner of a parcel of land conveyed to the Union Trust Company by deed dated November 15, 1924, and recorded in Volume
3145, Page 809 of Cuyahoga County Records, said point being South
89 degrees 25' 08" West along said centerline of Cedar Road (60 feet wide)
734.12 feet from its intersection with the centerline of Brainard
Road (60 feet wide);

    Thence South 0 degrees 26' 38" East along the Westerly line of said parcel of land conveyed to the Union Trust Company 101.81 feet to a point;

    Thence South 76 degrees 17' 59" West 177.03 feet to a point on the Easterly Right-of-Way of I-271;

    Thence North 44 degrees 34' 14" East along said Easterly Right-of-Way of I-271, 70.08 feet to an angle point therein, said point being 230.00 feet right of centerline Sta. 592+48 of I-271 centerline survey;

    Thence North 42 degrees 11' 23" East along said Easterly Right-of-Way of I-271, 126.10 feet to a point on the centerline of said Cedar Road
(60 feet wide);

    Thence North 89 degrees 25' 08" East along said centerline of Cedar Road 37.34 feet to the place of beginning containing 0.2580 acres of land being the same more or less, but subject to all legal highways.

    Parcels Nos. 3 and 4 being the premises conveyed to the Company by deed recorded in Volume 14490, Page 323 of Cuyahoga County
Record of Deeds.

    Parcels Nos. 3 and 4 are subject to a highway easement acquired by the State of Ohio by appropriation pursuant to a Judgment Entry in Case No. 753632 of the Cuyahoga County Court of Common Pleas.

                                                                           (CEI)





                                  Parcel No. 5

                                 SENECA PLANT
                           FEDERAL POWER COMMISSION
                              LICENSE AMENDMENTS

    Amendments dated May 21, 1975, December 15, 1976 and April
14, 1977 to the license issued to the Company and the Pennsylvania Electric Company by the Federal Power Commission ("Commission") by order dated December 28, 1965 for a period of 50 years effective as of December 1, 1965 and modified by orders dated May 27, 1966 and September 26, 1966, for the construction, operation and main-tenance of Project No. 2280 ("Seneca Plant") affecting the United States Army Corps of Engineers' Allegheny River Dam and Reservoir and appurtenant lands and using water therefrom and affecting as well lands of the United States within the Allegheny National Forest, subject to the terms and conditions of the Federal Power Act ("Act") and subject to such rules and regulations as the Commission has issued or prescribed under the provisions of the Act, said Project No. 2280 being more fully described in said license as so modified and amended and the exhibits thereto as including a pumped storage hydroelectric generating plant and appurtenant facilities and an electric transmission line and appurtenant facilities, which license as so modified by said orders dated May 27, 1966 and September 26, 1966 and the exhibits thereto were filed for record with the Recorder of Deeds of Warren County, Pennsylvania, on December 8, 1967, and are recorded in Deed Book 351, Page 1, in the office for recording of deeds in and for the County of Warren, Commonwealth of Pennsyl-vania and which amendments dated May 21, 1975, December 15, 1976 and April 14, 1977 and the exhibits thereto were filed for record with the Recorder of Deeds of Warren County, Pennsylvania, on the same date as this Supplemental Indenture was filed for record with said Recorder; and

    All right, title and interest of the Company in said pumped storage hydroelectric generating plant and appurtenant facilities, said electric transmission line and appurtenant facilities and all per-sonal property and fixtures appurtenant to or located at and used in connection with said plant and line, whether or not described in said license, as so modified and amended, or any exhibits thereto.

    Parcel No. 5 being the amendments to the license described in Parcel No. 5 issued to the Company by orders of the Federal Power
Commission issued on May 21, 1975, December 15, 1976 and April
14, 1977, respectively.

                                                                           (CEI)





                         AVON LAKE PLANT FUEL STORAGE

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section
No. 6 and bounded and described as follows:

    Beginning at a stake set in the westerly line of a proposed 40 foot highway known as Greenwood Avenue, which stake bears North 87 degrees
04' 0" West, 350 feet from a stake set in the easterly line of an 86.27 acre parcel of land now formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' 0" East, 1452.25 feet from a stone monu-ment marking the southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' 0" West, 90 feet to a stake; thence North 02 degrees 56' 0" East, 70 feet to a stake; thence South
87 degrees 04' 00" East, 90 feet to a stake set in said westerly line of Green-wood Road; thence South 02 degrees 56' 0" West, along said westerly line 70 feet to the place of beginning, and known as being Sublots Nos. 360 and 361 of the Krogh-Barr Syndicate's Avon Beach Allotment, pro-posed, be the same more or less, but subject to all legal highways.

                        Parcel No. 2

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake in the westerly line of said proposed 40 foot highway known as Greenwood Avenue, which stake bears North 87 degrees
04' 00" West, 350 feet from a stake set in the easterly line of said
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' East, 1312.25 feet from a stone monument marking the southeast corner of said 86.27 acre parcel of land; thence from said place of beginning North 87 degrees 04' 00" West, 90 feet to a stake; thence North 02 degrees 56' 00" East, 105 feet to a stake; thence South 87 degrees 04' 0" East, 90 feet to a stake set ins said westerly line of Greenwood Avenue; thence South 02 degrees 56' 0" West along said westerly line 105 feet to the place of beginning, and known as being Sublots Nos. 356, 357 and 358 of The Krogh Barr Syndicate's Avon
Beach Allotment proposed, be the same more or less, but subject to all legal highways.

                                                                           (CEI)





    Parcels Nos. 1 and 2 being the premises conveyed to the Company by deed recorded in Volume 1185, Page 571 of Lorain County Record of Deeds.

    Parcels Nos. 1 and 2 are subject to building setback restrictions as shown in instruments recorded in Volume 188, Page 228, Volume
190, Page 52, Volume 197, Page 463, and Volume 197, Page 314 of
Lorain County Record of Deeds.

                               EMILY SUBSTATION
                                 Parcel No. 3

    Situated in the City of Strongsville, County of Cuyahoga and State of Ohio and known as being part of Original Strongsville Town-ship Lot No. 25, and bounded and described as follows:

    Beginning on the center line of Howe Road, 60 feet wide at the Northeasterly corner of land conveyed to Charles J. Ingrassia Jr., and Ethel M. Ingrassia, by Deed dated August 13, 1946, and recorded in Volume 6207, Page 185 of Cuyahoga County Records; thence North-easterly, along the center line of Howe Road, 105.56 feet to the South-easterly corner of a parcel of land conveyed to Chester Stanley Tracy and June Clarice Tracy by deed dated September 24, 1951 and recorded in Volume 7405, Page 7, Cuyahoga County Records thence Westerly along the Southerly line of said parcel of land, to a point in the Westerly line of said Original Lot No. 25, distant 108.545 feet Northerly, measured along said Westerly line, from the Northwesterly corner of land conveyed to Charles J. Jr., and Ethel M. Ingrassia as aforesaid; thence Southerly along the Westerly line of said Original
Lot No. 25, 108.545 feet to the Northwesterly corner of land conveyed to Charles J. Jr., and Ethel M. Ingrassia as aforesaid; thence Easterly, along the Northerly line of land so conveyed, 380.82 feet to the place of beginning, be the same more or less, but subject to all legal highways.

                                 Parcel No. 4

    Situated in the City of Strongsville, County of Cuyahoga and State of Ohio and known as being part of Original Strongsville
Township Lot No. 25, and bounded and described as follows:

    Beginning in the centerline of Cheerful Lane at Station 48+00 which is located in the Westerly Limited Access Right of Way line I.R. Cuy/Med 71-0.00/26.63, 150.19 feet left of centerline Station 597+ 19.23; Thence from said Place of Beginning North 11 degrees 51' 20" West




                                     A-506
                           [The next page is A-508]

                                                                           (CEI)





along said Limited Access Right of Way line, 39.78 feet to a point in the Northwesterly Right of Way line of Cheerful Lane; Thence
North 87 degrees 24' 26" West, 20.65 feet to a point in the Westerly line of a 20 foot strip of land leased to the American Telephone & Telegraph
Company and the principal place of beginning; Thence from said
Principal place of beginning North 87 degrees 24' 36" West, 388.74 feet to a point in the Westerly line of original Lot 25; Thence North 00 degrees 42' 30" West along said Lot Line 880.53' to a point in a Southerly line of lands leased to the American Telephone & Telegraph Company; Thence
North 89 degrees 20' 43" East along said Southerly line of leased lands, 59.60 feet to an angle point therein; Thence South 27 degrees 29' 37" East along said leased land, 224.15 feet to an angle point therein; Thence South
33 degrees 26' 20" East along said leased land 237.42 feet to an angle point therein; Thence South 11 degrees 51' 20" East along said leased land 512.68 feet to the principal place of beginning, be the same more or less, but subject to all legal highways.

    Parcels Nos. 3 and 4 being the premises conveyed to the Com-pany by deed recorded in Volume 14636, Page 525 of Cuyahoga
County Record of Deeds.

    Parcels Nos. 3 and 4 are subject to a release of access to a limited access highway as shown in instruments recorded in Volume 10658, Page 31, Volume 10683, Page 445, Volume 10690, Page 207, Volume
10690, Page 209, and Volume 10693, Page 119 of Cuyahoga County
Record of Deeds; to an easement for sanitary sewer purposes as shown in an instrument recorded in Volume 11197, Page 527 of Cuyahoga County Record of Deeds; and to an easement for under-ground communication purposes as shown in an instrument recorded in Volume 11608, Page 1027 of Cuyahoga County Record of Deeds.

                              GALAXIE SUBSTATION

                                 Parcel No. 5

    Situated in the City of North Royalton, County of Cuyahoga and State of Ohio and known as being part of Original Royalton
Township, Section No. 14, bounded and described as follows:

    Beginning on the centerline of Akins Road, 60 feet wide, at the Northeasterly corner of land conveyed to Constantine W. Costaros and Kalliope C. Costaros, by deed dated August 30, 1968 and recorded in Volume 12362, Page 879 of Cuyahoga County Records; thence
Easterly along the centerline of Akins Road, 174.64 feet to the North-easterly corner of land conveyed to Clavis C. Sparks and Norma D. Sparks by deed dated June 17, 1947 and recorded in Volume 6296,

                                                                           (CEI)





Page 611 of Cuyahoga County Records; thence Southerly along the Easterly line of land so conveyed to Clavis C. Sparks and Norma D. Sparks, 767.58 feet to the Southeasterly corner thereof; thence West-erly along the Southerly line of land so conveyed to Clavis C. Sparks and Norma D. Sparks, 2.98 feet to a stone; thence continuing Westerly along the Southerly line of land so conveyed to Clavis C. Sparks and Norma D. Sparks, 291.03 feet to the Southwesterly corner thereof; thence Northerly along the Westerly line of land so conveyed to Clavis C. Sparks and Norma D. Sparks, 534.72 feet to the South-westerly corner of land conveyed to Constantine W. and Kalliope C. Costaros, as aforesaid; thence Easterly along the Southerly line of land so conveyed to Constantine W. and Kalliope C. Costaros, 100 feet to the Southeasterly corner thereof; thence Northerly along the East-erly line of land so conveyed to Constantine W. and Kalliope C. Costaros, 230 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 5 being the premises conveyed to the Company by deed recorded in Volume 14670, Page 91 of Cuyahoga County Record of Deeds.




                              [REMAINDER OF PAGE
                             INTENTIONALLY BLANK]

                                                                           (CEI)





                         AVON LAKE PLANT FUEL STORAGE

                                  Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township
Section No. 6, and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Greenwood Avenue, which stake bears North
87 degrees 04' West, 310 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith which stakes bears North 02 degrees 56' East, 492.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel;
thence from said place of beginning North 02 degrees 56' East along the Easterly line of said proposed highway 35 feet to a stake; thence
South 87 degrees 04' East, 90 feet to a stake; thence South 02 degrees 56' West a distance of 35 feet to a stake; thence North 87 degrees 04' West, a dis-tance of 90 feet to the place of beginning and known as SubLot No.
309 in The Krogh-Barr Syndicate's Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 2

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Greenwood Avenue which stake bears North
87 degrees 04' West, 310 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 02 degrees 56' East, 387.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel;
thence from said place of beginning North 02 degrees 56' East along the Easterly line of said proposed highways 35 feet to a stake; thence
South 87 degrees 04' East, 90 feet to a stake; thence South 02 degrees 56' West a distance of 35 feet to a stake; thence North 87 degrees 04' West, a dis-tance of 90 feet to the place of beginning and known as SubLot No.
312 in The Krogh-Barr Syndicate's Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

                                                                           (CEI)




    Parcels Nos. 1 and 2 above being the premises conveyed to The
Cleveland Electric Illuminating Company by deed recorded in Volume 1226, Page 870 of Lorain County Records of Deeds.

    Parcel No. 2 is subject to building set back restrictions as set forth in deed recorded in Volume 197, Page 34 of Lorain County
Records of Deeds.

                                 Parcel No. 3

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being a part of Original Avon Township Sec-tion No. 6, bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Greenwood Avenue, which stake bears North
87 degrees 04' 0" West 350 feet from a stake set in the Easterly line of an
36.27 acre parcel of land now or formerly owned by Maria V. Smith which stake bears North 02 degrees 56' 0" East 1522.25 feet from a stone monument marking the SouthEast corner of said 86.27 acre parcel of land; thence from said place of beginning North 87 degrees 04' 0" West 90 feet to a stake; thence North 02 degrees 56' 0" East 35 feet to a stake; thence South 87 degrees 04' 0" East 90 feet to a stake set in said Westerly line of Greenwood Avenue; thence South 02 degrees 56' 0" West along said Westerly line 35 feet to the place of beginning and known as being SubLot No. 362 of the Krogh-Barr Syndicate's Avon Beach Allotment proposed, be the same more or less, but subject to all legal highways.

    Parcel No. 3 being the premises conveyed to The Cleveland Elec-tric Illuminating Company by deed recorded in Volume 1231, Page 39 of Lorain County Records of Deeds.

    Parcel No. 3 is subject to building set back restrictions as set forth in deed recorded in Volume 203, Page 345 of Lorain County
Records of Deeds.

                              BENTLEY SUBSTATION

                                 Parcel No. 4

    Situated in the City of Avon, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section
No. 21 and further described as follows:

    Beginning in the Westerly line of Jaycox Road (60 feet wide) at the SouthEast corner of land conveyed to The Cleveland Electric Illuminating Company by Deed dated July 26, 1962 and recorded in Volume 830, Page 43 of Lorain County Deed Records; said point also being approximately 100 feet Southerly along the aforementioned

                                                                           (CEI)





Westerly line of Jaycox Road from the centerline of a 66 foot wide right of way for the New York, Chicago and St. Louis Railway Com-pany as conveyed by Deed dated May 7, 1881 and recorded in Volume
48, Page 595 of Lorain County Deed Records; thence Southerly along said Westerly line of Jaycox Road, a distance of 198 feet to a point therein; thence Westerly, and parallel to the Southerly line of the aforesaid land conveyed to The Cleveland Electric Illuminating Com-pany, a distance of 320 feet to a point; thence Northerly, and parallel to Jaycox Road, a distance of 198 feet to a point in the Southerly line of the aforesaid land conveyed to The Cleveland Electric Illuminating Company; thence Easterly along said Southerly line of land so con-veyed to a point in the Westerly line of Jaycox Road and the place of beginning, and containing approximately 1.45 acres of land, be the same more or less, but subject to all legal highways.

    Parcel No. 4 being the premises conveyed to The Cleveland Elec-tric Illuminating Company by deed recorded in Volume 1226, Page 165 of Lorain County Records of Deeds.

    Parcel No. 4 is subject to an easement and right of way for telephone lines recorded in Volume 7, Page 402 of the Miscellaneous Records of Lorain County, an easement and right of way for tele-phone lines recorded in Volume 7, Page 403 of the Miscellaneous Records of Lorain County and an easement and right of way for telephone lines and facilities recorded in Volume 697, Page 501 of Lorain County Records of Deeds.

                               HUDSON SUBSTATION

                                 Parcel No. 5

    Situated in the City of Brecksville, County of Cuyahoga and State of Ohio and being part of Original Brecksville Township Lot
No. 37 and being bounded and described as follows: Beginning in the center line of Oakes Road at a point which bears South 89 degrees 57' East 2537.51 feet from an iron monument at the intersection of said center line with the center line of Barr Road, which intersection is also the Southwesterly corner of said Original Lot No. 37; thence North 1 degrees 11' East about 900 feet and passing through an iron monument to the Northeasterly corner of land conveyed to Cleveland Electric Illu-minating Company by deed dated March 31, 1973 and recorded in Volume 13320, Page 809 of Cuyahoga County Records, and the prin-cipal place of beginning; thence South 89 degrees 43' 19" West 556.97 feet to the Easterly line of land conveyed to the State of Ohio Parcel No. 57-WL Limited Access Line Interstate Route 77; thence North 2 degrees

                                                                           (CEI)





31' 22" West 100 feet to a point; thence North 0 degrees 40' 32" West 373.40 feet to the Northerly line of land conveyed to Alfred Pryce-Jones and Helen Pryce-Jones by deed dated September 30, 1949 and re-corded in Volume 6849, Page 161 of Cuyahoga County Records; thence
Easterly along the Northerly line of land conveyed to Alfred Pryce-
Jones and Helen Pryce-Jones as aforesaid to the Southeasterly corner of land conveyed to Marie Vovrina by deed dated March 31, 1908 and recorded in Volume 1136, Page 513 of Cuyahoga County Records;
thence South 25 degrees 30' West 84.48 feet along the Westerly line of land conveyed to The Thrift Investment Company by deed dated October
20, 1925 and recorded in Volume 3432, Page 362 of Cuyahoga County
Records; thence South 35 degrees 30' East along a Westerly line of land conveyed to The Thrift Investment Company as aforesaid, 591 feet to an iron monument; thence Westerly along the Northerly line of land conveyed to The Thrift Investment Company as aforesaid and along the Northerly line of land conveyed to Amelia Wiese by deed dated July 26, 1930 and recorded in Volume 4077, Page 270 of Cuya-hoga County Records, 767.54 feet to an iron monument; thence North
1 degrees 11' East about 76.37 feet to the principal place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 5 being the premises conveyed to The Cleveland Elec-tric Illuminating Company by deed recorded in Volume 14824, Page
463 of Cuyahoga County Records of Deeds.

    Parcel No. 5 is subject to an easement for a pipe line right of way recorded in Volume 7683, Page 556 of Cuyahoga County Records of Deeds and refiled for second record in Volume 7695, Page 240 of Cuyahoga County Records of Deeds and an easement to construct and maintain a channel and an easement to construct and maintain a twenty-seven (27") inch sewer as set forth in Journal Entry filed for record in Volume 12109, Page 613 of Cuyahoga County Records of
Deeds.

                               SPRUCE SUBSTATION

                                 Parcel No. 6

    Situated in the Township of Madison, County of Lake and State of Ohio and known as being a part of Lot 4, Tract 11 in said Town-ship and is bounded and described as follows:

    Beginning in the center line of Madison-Chardon Road (State
Route No. 528) at the southwesterly corner of land conveyed to Donald L. and Sharynne R. Jacobson by deed recorded in Volume
691, Page 55 Lake County Records of Deeds;

                                                                           (CEI)





    Thence along the southerly line of land of said Jacobson, North
89 degrees 40' 40" East (passing thru an iron pipe stake at 30.0 feet and at 435.70 feet) a distance of 530.00 feet to an iron pipe stake;

    Thence by a line which bears DUE SOUTH a distance of 350.00 feet to an iron pipe stake;

    Thence by a line which bears South 89 degrees 40' 40" West (passing thru an iron pipe stake at 500.00 feet) a distance of 530.00 feet to a point in the center line of above said Madison-Chardon Road;

    Thence along the center line of said Madison-Chardon Road DUE NORTH a distance of 350.00 feet to the place of beginning and con-taining about 4.258 acres of land as surveyed and described by Col-petzer-Woods Consultants, Inc., Registered Engineers and Surveyors. Be the same more or less, but subject to all legal highways.

    Parcel No. 6 being the premises conveyed to The Cleveland Elec-tric Illuminating Company by deed recorded in Volume 854, Page
1050 of Lake County Records of Deeds.



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                                     A-514

                                                                           (CEI)





                         AVON LAKE PLANT FUEL STORAGE

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being a part of Original Avon Township Sec-tion No. 6, and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Greenwood Avenue, which stake bears North
87 degrees 04' West 350 feet from a stake set in the Easterly line of an
86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' East, 2187.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel;
thence from said place of beginning North 87 degrees 04' West 90 feet to a stake; thence North 02 degrees 56' East 105 feet to a stake set in the Southerly line of a proposed 50 foot highway known as Durrell Road; thence South 87 degrees 04' East along said Southerly line 90 feet to a stake set in said Westerly line of Greenwood Avenue; thence South
02 degrees 56' West along said Westerly line of Greenwood Road, 105 feet to the place of beginning, and known as being Sublots Nos. 381, 382 and 383 of The Krogh Barr Syndicate's Avon Beach Allotment pro-posed, containing .328 acre of land be the same more or less, but subject to all legal highways.

    Parcel No. 1 above being the premises conveyed to The Cleveland Electric Illuminating Company by deed recorded in Volume 1252,
Page 433 of Lorain County Record of Deeds.




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                                     A-515

                                                                           (CEI)





                 ADDITION TO EAST 24TH STREET SERVICE CENTER

                                 Parcel No. 1

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 230 in the Perry-Payne Re-
Subdivision of part of Original Ten Acre Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and being 30 feet front on the Westerly side of East 25th Street (formerly Minnesota Street) and extending back of equal width 135 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

                                 Parcel No. 2

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 230-112 in The Perry-Payne Re-Subdivision of Sublots Nos. 205 to 249 both inclusive of The Perry-Payne Subdivision of part of Original Ten Acre Lots Nos. 111, 112 and parts of 110 and 113, as shown by the recorded plat of said Re-Subdivision in Volume 29 of Maps, Page 10 of Cuyahoga County Records, and being 40 feet front on the Westerly side of Minnesota Street, now known as East
25th Street, 135 feet deep on the Northerly line, 136-47/100 feet deep on tee Southerly line and 20 feet in the rear, as appears by said plat, be the same more or less, but subject to all legal highways.

                                  Parcel No.3

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 251 in O. H. Paynes Allotment of part of Original 10 Acre Lots Nos. 108, 109 and 110, as shown by the recorded plat in Volume 15 of Maps, Page 7 of Cuyahoga County Records, and being 45 feet front on the Northerly side of Payne Avenue, N.E., and extending back of equal width 150 feet, as appears by said plat, be the same more or less, but subject to all legal highways.

                                  Parcel No.4

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublot No. 252 in O. H. Payne's Allotment of part of Original 10 Acre Lots Nos. 108, 109 and 110, as shown by the recorded plat in Volume 15 of Maps, Page 7 of Cuyahoga County Records and a part of Sublot No. 229 in the Perry Payne Re-Subdivision of part of Original 10 Acre Lots Nos. 110 and 111, as shown by the recorded plat in

                                                                           (CEI)





Volume 29 of Maps, Page 10 of Cuyahoga County Records and together forming a parcel of land bounded and described as follows:

    Beginning on the Northerly line of Payne Avenue N.E. at the South-easterly corner of said Sublot No. 229; thence Westerly along the North-erly line of Payne Avenue N.E., 88.96 feet to the Southwesterly corner of said Sublot No. 252; thence Northerly along the Westerly line of said Sublot No. 252, 150 feet to the Northwesterly corner thereof; thence Easterly along the Northerly line of said Sublot No. 252, 17.22 feet to the Northeasterly corner thereof; thence Southerly along the Easterly line of said Sublot No. 252, 28.86 feet to the Northwesterly corner of said Sublot No. 229; thence Easterly along the Northerly line of said Sublot No. 229, 40 feet to the point which is distant 26 feet Westerly, measured along said Northerly line from the Northeasterly corner of said Sublot No. 229;
thence Southerly in a direct line to the place of beginning, be the same more or less, but subject to all legal highways.

                                  Parcel No. 5

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos. 227, 228 and part of Sublot No. 229 in the Perry Payne Re-Subdivision of part of Original Ten Acre Lots Nos. 110 and 111, as shown by the recorded plat in Volume 29 of Maps, Page
10 of Cuyahoga County Records, and together forming a parcel of land bounded and described as follows:

    Beginning on the Northwesterly line of Payne Avenue N. E., at its intersection with the Southwesterly line of East 25th Street, (formerly Minnesota Street); thence Southwesterly along the Northwesterly line of Payne Avenue N.E., 97.24 feet to the Southwesterly corner of said Sublot No. 228; thence Northwesterly to a point on the Northwesterly line of said Sublot No. 229, distant 26 feet Southwesterly, measured along the North-westerly line of said Sublot No. 229, from the Northeasterly corner there-of; thence Northeasterly along the Northwesterly line of said Sublots Nos. 229, 228 and 227, 96.47 feet to the Southwesterly line of East 25th Street; thence Southeasterly along the Southwesterly line of East 25th Street,
132.30 feet to the place of beginning, as appears by said plat, be the same more or less, but subject to all legal highways.

    Parcel Nos. 1 through 5 being the premises conveyed to the Com-pany by deed recorded in Volume 15424, Page 815 of Cuyahoga County Records of Deeds.

                                                                           (CEI)





                           AVON LAKE PLANT ADDITION

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being Sublot Nos, 670 and 671 in the Avon Beach Subdivision, Sublot No. 670 being Lorain County Auditor's Permanent Parcel No. 04 00 006 130 050 and Sublot No. 671 being Lorain County Auditor's Permanent Parcel No. 04 00 006 130 049, be the same more or less, but subject to all legal highways.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 1294, Page 287 of Lorain County Record of Deeds.

                                  Parcel No. 2

    Situated in the City of Avon Lake, County of Lorain, State of
Ohio and known as being part of original Avon Township Section
No. 5, now Avon Lake Township and further bounded and described as follows:

    Beginning in the centerline of Walker Road at the east right-of-way line conveyed to The New York, Chicago and St. Louis Railroad
Company by Joseph Schuldhauser and Mary Schuldhauser, husband and wife, by Warranty Deed dated March 24, 1926 and recorded in Volume 217, Page 274 of Lorain County Deed Records.

    Thence due west 25.38 feet along the centerline of Walker Road to a point.

    Thence 183.37 feet on the arc of a curve, deflecting to the said east right-of-way, whose radius is 1432.69 feet and whose chord measures 183.25 feet and bears south 13 degrees 40' 00" west to a point of tangent.

    Thence south 17 degrees 20' 00" west 115.09 feet, more or less, to a point.

    Thence south 72 degrees 40' 00" east 13.33 feet, more or less, to a point.

    Thence south 10 degrees 58' 00" west 105.24 feet, more or less, to a point on said east right-of-way line. The same course also being 8.5 feet right and parallel to the centerline of existing track now known as crossover S/R 23-24.

    Thence north 17 degrees 20' 00" east 219.68 feet, more or less, along the said east right-of-way line to a point of curvature.

                                                                           (CEI)




    Thence 190.99 feet on the arc of a curve, deflecting to the left, whose radius is 1457.69 feet and whose chord measures 190.86 feet and bears north 13 degrees 34' 45" east along the said east right-of-way line to the place of beginning.

    This parcel contains 0.18912 plus or minus acres, more or less, of land, but subject to all legal highways.

    Parcel No. 2 being the premises conveyed to the Company by deed recorded in Volume 1288, Page 209 of Lorain County Record of Deeds.


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                                     A-519

                                                                           (CEI)





                         AVON LAKE PLANT FUEL STORAGE

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of Ohio and known as being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake set on the Westerly line of a 40 foot highway known as Avondale Avenue, which stake bears North 87 degrees 04' West, 570 feet from a stake set on the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, 1242.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' West, 90 feet to a stake; thence North 2 degrees 56' East, 35 feet to stake; thence South 87 degrees 04' East, 90 feet to a stake set in said Westerly line of Avondale Avenue; thence South 2 degrees 56' West along said Westerly line, 35 feet to the place of beginning, and being further known as Sublot No. 524 of The Krogh Barr Syndicate's Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 2

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and being part of Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake set in the Westerly line of a 40 foot highway known as Avondale Avenue, which stake bears North 87 degrees 04' West, 570 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 02 degrees 56' 0" East, 1312.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' 00" West, 90 feet to a stake; thence North 02 degrees 56' 00" East, 35 feet to a stake; thence South 87 degrees 04' 0" East, 90 feet to a stake set in said Westerly line of Avondale Avenue; thence South 02 degrees 56' 0" West along said Westerly line, 35 feet to the place of beginning, and being further known as Sublot No. 525 of The Krogh Barr Syndicate's Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

                                 Parcel No. 3

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being Sublots Nos. 459, 460, 354, 355, 456 and 457 in the Avon Beach Subdivision, proposed, be the same more or less, but subject to all legal highways.

                                                                           (CEI)





                                 Parcel No. 4

    Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of the Original Avon Township Section No. 6, and bounded and described as follows:

    Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Avondale Avenue, which stake bears North 87 degrees 04' West 530 feet from a stake set in the Easterly line of an 87.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East along said Easterly line, 1347.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 2 degrees 56' East, along said Easterly line of Avondale Avenue, 35 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' East, 35 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning, the above described parcel of land is known as being Sublot No. 455 of the Krogh-Barr Syndicate's Avon Beach Allotment, proposed, be the same more or less, but subject to all legal highways.

    Parcels Nos. 1, 2, 3 and 4 above being the premises conveyed to The Cleveland Electric Illuminating Company by deed recorded in Volume 1336, Page 490 of Lorain County Records of Deeds.

                      NORTH OLMSTED SERVICE CENTER ADDITION

                                 Parcel No. 5

    Situated in the City of North Olmsted, County of Cuyahoga and State of Ohio, and known as being part of Original Dover Township Lot No. 19 and bounded and described as follows:

    Beginning at a spike at the intersection of the center line of Lorain Road (80 feet wide) with the Easterly line of said Original Lot No. 19; thence Southwesterly along the center line of Lorain Road, 277.18 feet to a point; thence Southeasterly at right angles to said center line, 40 feet to the Southeasterly line of Lorain Road to the principal place of beginning of the premises herein described; thence Southwesterly along the South-easterly line of Lorain Road, 87.69 feet to its intersection with the North-easterly line of a proposed road (50 feet wide); thence Southeasterly along the Northeasterly line of said proposed road, forming an included angle of 82 degrees 21' in a Southeasterly quadrant 375.99 feet to a stone monument on the Easterly line of said Original Lot No. 19; thence Northerly along the Easterly line of said Original Lot No. 19, 62.51 feet to a point; thence Northwesterly in a direct line, 323.15 feet to the principal place of begin-ning, according to a survey made by F. L. Drotar, be the same more or less, but subject to all legal highways.

    Parcel No. 5 being the premises conveyed to The Cleveland Electric Illuminating Company by deed recorded in Volume 146, Page 585 of
Cuyahoga County Records of Deeds.

                                                                (CEI)





                        AVON LAKE FUEL STORAGE ADDITION

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of
Ohio:

         Being part of Original Avon Township Section No. 6, and bound-ed and described as follows:

        Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Greenwood Avenue which stake bears North 87 degrees 04' West, 350 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East 492.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning North 87 degrees 04' West, 90 feet to a stake: thence North 2 degrees 56' East 140 feet to a stake; thence South 87 degrees 04' East. 90 feet to a stake set in said Westerly line of Greenwood Avenue; thence South 2 degrees 56' West along said Westerly line 140 feet to the place of beginning and being further known as Sublots Nos. 334, 335, 336 and 337 of the Krogh-Barr Syndicate's Avon Beach Allotment pro- posed as surveyed by
    F. A. Pease Engineering Company, be the same more or less, but subject to all legal highways.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 1340, Page 965 of Lorain County Record of Deeds.

    Parcel No. 1 is subject to a building setback restriction as shown in an instrument recorded in Volume 193, Page 121 of Lorain County Record of Deeds.


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                                     A-522

                                                                           (CEI)





                     WASHINGTON SUBSTATION PARKING AREA

                                 Parcel No. 1

    Situated in the Village of Chagrin Falls, County of Cuyahoga, and State of Ohio:

    and known as being part of Sublot No. 19 in the Gardner and Hal-lock's Allotment of part of Original Chagrin Falls Township Lot. No. 17, in Champion Tract as shown by the recorded plat in Volume 2, Page 37 of Cuyahoga County Map Records and further bounded and described as follows:

        Beginning at the Northeasterly corner of land now or formerly owned by The Cleveland Electric Illuminating Co. by deed dated July 12, 1927 as recorded in Volume 3463, Page 563 of Cuyahoga County Deed Records;

        Thence South 86 degrees 19' 48" West along the Northerly line of said Cleveland Electric Illuminating Co.'s land, a distance of 61.00 feet to the Principle Place of beginning of the premises herein in-tended to be described;

    Course I Thence continuing South 86 degrees 19' 48"' West along said Northerly line of Cleveland Electric Illuminating Co.'s land, a distance of 39.00 feet to the Northwesterly corner thereof, said point also being on the Easterly line of land now or formerly owned by The Ober Manu-facturing Company as recorded in VoLume 1185, Page
               80 of Cuyahoga County Deed Records:

    Course II  Thence North 3 degrees 24' 00" West along said
               Easterly line of Ober Manufacturing Company's land, a distance of 80.09 feet to a point, said point being the Southwesterly corner of land now or formerly owned by
               C. H. Giles and others, as Trustees for the Chagrin Falls Banking Company be deed dated February 5, 1935 as recorded in VoLume 4449, Page 575 of Cuyahoga County
               Deed Records;

    Course III Thence North 78 degrees 17' 31" East along a South-
               westerly line of said C. H. Giles, and others' land, a distance of 39.01 feet to a point;

                                                                           (CEI)





    Course IV  Thence South 3 degrees 40' 12" East, a distance of 85.54 feet to the Principal Place of beginning and containing
               0.0738 acres of land as described by Lake. Inc., En-gineers and Surveyors, be the same more or less, but subject to all legal highways.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 84-1873, Page 68 of Cuyahoga County Record of
Deeds.

    Parcel No. 1 is subject to (a)(i) a restriction limiting its use to parking and access purposes and (ii) an easement for electric, gas, water, tele-phone, cable and sewer line purposes, all as shown in an instrument recorded in Volume 84-1873, Page 68 of Cuyahoga County Record of
Deeds and (b) an easement for gas pipeline purposes as shown in an instrument recorded in Volume 84-1131, Page 8 of Cuyahoga County
Record of Deeds; and, may be subject to an easement for telephone line purposes as shown in an instrument recorded in Volume 987, Page 453 of Cuyahoga County Record of Deeds.



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                                     A-524
                            The next page is A-524A

                                                                           (CEI)





                        AVON LAKE FUEL STORAGE ADDITION

                                 Parcel No. 1

    Situated in the City of Avon Lake, County of Lorain and State of
Ohio:

         Being part of Original Avon Township Section No. 6, and bound-ed and described as follows:

            Beginning at a stake set in the Easterly line of a proposed 40 foot highway known as Avondale Avenue which stake bears North 87 degrees 04' West, 530 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East, 2082.25 feet from a stone monument marking the SouthEast corner of said parcel; thence from said place of beginning North 2 degrees 56' East along said Easterly line of Avondale Avenue, 70 feet to a stake; thence South 87 degrees 04' East, 90 feet to a stake; thence South 2 degrees 56' West, 70 feet to a stake; thence North 87 degrees 04' West, 90 feet to the place of beginning and known as being SubLots Nos. 433 and 434 of The Krogh Barr Syndicate's Allotment, proposed, and containing .176 of an acre of land, be the same more or less, but subject to all legal highways.

    Parcel No. 1 being the premises conveyed to the Company by deed recorded in Volume 1380, Page 760 of Lorain County Record of Deeds.

    Parcel No. 1 is subject to a building setback restriction as shown in an instrument recorded in Volume 182, Page 299 of Lorain County Record of Deeds.





                                    A-524A

                                                                           (CEI)





                                  AVON LINES

                                 Parcel No. 1

   Situated in the City of North Ridgeville, County of Lorain, and State of Ohio, and known as being part of Block B in Ridgeville Park subdivision and recorded in Volume 20, Page 20 and 20A of Lorain
County Plat Records, bounded and described as follows:

   Beginning at a point on the Westerly line of Cleveland Road Homesite Allotment as recorded in Volume 10, Page 27 of
   Lorain County Plat Records at its intersection with the north-easterly corner of parcel A, land conveyed to Veranda Proper-ties Inc. by deed dated February 19, 1981 and recorded in Volume 1276, Page 635 of Lorain County Deed Records; thence Westerly in the Northerly line of Veranda Properties as afore-said to the Northeasterly line of L.E. and P. Railroad; thence Northwesterly along the Northerly line of the L.E. and P. Railroad to the Southeasterly corner of land conveyed to The City of North Ridgeville by deed dated September 7, and recorded in Volume 1032, Page 15 of Lorain. County Deed Records; thence Northeasterly along the easterly line of land conveyed to the City of North Ridgeville as aforesaid to the Southwesterly corner of land conveyed to Douglas Kunes and Geraldine Kunes by deed dated December 11, 1984 and re-corded in Volume 1353, Page 246 of Lorain County Deed
   Records; thence easterly along Kunes's southerly line a dis-tance of about 575.24 feet to Cleveland Road Homesite Allot-ment as first aforesaid; thence southerly along the westerly line of Cleveland Road Homesite Allotment to the Northeast-erly corner of land conveyed to Phyllis Bello, by deed dated December 11, 1984 as recorded in Volume 1353 Page 244 of
   Lorain County Deed Records; thence Westerly along the
   Bello's northerly line to the northwesterly corner thereof; thence southeasterly along Bello's westerly line and the south-erly line of land conveyed to Charles E. Brown and Beverly Brown by deed dated December 11, 1984 as recorded in Volume 1353, Page 242 of Lorain County Deed Records, to the westerly line of Cleveland Road Homesite Allotment; thence southerly along the Westerly line of Cleveland Road Homesite Allotment to the principal place of beginning and continuing within said bounds about 3.08 acres, be the same more or less, but subject to all legal highways.

                                                                           (CEI)




   Excepting there from 0.753 acres that part conveyed to Maurice
Gardner and Carol Gardner, by deed dated August 28, 1984 and recorded in Volume 1353, Page 49 of Lorain County Deed Records.

                            AVON FUEL STORAGE AREA

                                 Parcel No. 2

   Situated in the City of Avon Lake, County of Lorain and State of Ohio, and known as being part of Original Avon Township Section No. 6 and bounded and described as follows:

   Beginning at a stake set in the Westerly line of a proposed 40 foot highway known as Woodruff Avenue which stake bears
   North 87 degrees 04' West 130 feet from a stake set in the Easterly line of an 86.27 acre parcel of land now or formerly owned by Maria V. Smith, which stake bears North 2 degrees 56' East 387.25 feet from a stone monument marking the Southeast corner of said 86.27 acre parcel; thence from said place of beginning
   North 87 degrees 04' West 90 feet to a stake; thence North 2 degrees 56 East 35 feet to a stake; thence South 87 degrees 04" East 90 feet to a stake;
   set in said Westerly line of Woodruff Avenue; thence South
   2 degrees 56" West along said Westerly line of Woodruff Avenue 35 feet to the place of beginning, and being further known as Sublot No. 158 of the Krogh-Barr Syndicate's Avon Beach
   Allotment, containing 0.088 acre of land, be the same more or less, but subject to all legal highways.

                           MOBIL RADIO ANTENNA SITE
                               ASHTABULA COUNTY

                                 Parcel No. 3

   Situated in the Township of Sheffield, County of Ashtabula and State of Ohio, known and being part of Lot Eight (8), Section Two (2) in said Sheffield Township and bounded and described as follows:

   Beginning at a point in the centerline of State Route 193, which point is located 474.93 feet southerly from the center-line of Plymouth Ridge Road, as measured along the centerline of State Route 193;

   Thence due East, 30 feet to an iron pin in the easterly line of State Route 193;

           Thence in the same course, 828.39 feet to an iron pin in a westerly line of land now owned by J. and F. Cusano, (as

                                                                           (CEI)




   recorded in Volume 514. Page 327 Ashtabula County Record of Deeds);

   Thence due South, along the westerly line of Cusano, 876.00 feet to an iron pin;

   Thence South 85 degrees 18' West, parallel to the centerline of Plymouth Ridge Road and along a Northerly line of Cusano,
   831.19 feet to an iron pin in the easterly line of State Route 193; thence in the same course, 30 feet to a point in the centerline of State Route 193;

           Thence due North, along the centerline of State Route 193,
   946.57 feet to the place of beginning and containing 17.96 acres of land, pursuant to survey by Ronald M. Bienko, Profes-sional Surveyor, be the same more or less but subject to all legal highways.

                           MOBIL RADIO ANTENNA SITE

                                 GEAUGA COUNTY

                                 Parcel No. 4

   Situated in the Township of Huntsburg, County of Geauga and State of Ohio and being part of Original Lot 78;

   Beginning at a point in the centerline of Clay Street, 150.00 feet southerly from the southeast corner of land now or formerly owned by Edward Pilarczyk, (as recorded in Volume 470, Page 178, Geauga County Record of Deeds), as measured along the centerline of Clay Street;

   Thence S. 3 degrees 49' W., along the centerline of Clay Street, 150.00 feet to a point;

   Thence N. 88 degrees 09' W., parallel with the southerly line of Pilarczyk, 30.00 feet to an iron pin in the westerly line of Clay Street; thence in the same course, 866.70 feet to an iron pin in the easterly line of land now or formerly owned by F.G. & J.M. Foote, (as recorded in volume 551, Page 666, Geauga County
   Record of Deeds);

   Thence N. 4 degrees 25' E., along the easterly line of Foote, 150.00 feet to an iron pin;

   Thence S. 86 degrees 09' E., parallel with the southerly line of Pilarczyk, 865.13 feet to an iron pin in the westerly line of Clay Street; thence in the same course, 30.00 feet to the place of beginning and containing 3.085 acres of land according to a survey by Ronald M. Bienko, P.S. 4841.

                                                                           (CEI)





                               RUTH SUBSTATION

                                 Parcel No. 5

   Situated in the Township of Claridon, County of Geauga and State of Ohio, and known as being part of Lot No. 3, Section No. 9 in the East Survey of Claridon Township.

   Beginning in the center of the east and west center road on the east margin of the P. & Y R.R. land; thence north 80 1/2 deg. East along the center of said East and West Road, 6 chains and 33 links to the west line and formerly owned by E. K. Chace; thence S. 6 3/4 deg. W. along said west line 396.75 feet; thence
   N. 89 1/2 deg. W. to the east margin of the P. & Y R.R.; thence North 11 1/2 deg. W. along the same 336.24 feet to the place of beginning.

   Containing about 3.08 acres of land, be the same more or less, but subject to all legal highways.


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                                     A-528

                                                                           (CEI)





                              Horizon Substation

                                 Parcel No. 1

    Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being all of Sublot Nos. 173 to 180, both inclusive, part of Sublot Nos. 439 to 444, both inclusive, part of Race Avenue
S.E., 20 feet in width, as vacated by Ordinance Number 86256, passed by the Council of the City of Cleveland, Ohio, February 4, 1929, and an unnamed Alley, 12 feet in width, as vacated by Ordinance Number
88034, passed by the Council of the City of Cleveland, Ohio, June 20, 1932, in Walworth and Kelly's Allotment of part of Original Two Acre
Lot Nos. 125 to 132, both inclusive, Lot Nos. 213 to 220, both inclusive, and part of Original One Hundred Acre Lot No. 487, as shown by the recorded plat in Volume 2 of Maps, Page 26 of Cuyahoga County
Records, together forming a parcel of land bounded and described as follows:

     Beginning on the northeasterly line of Canal Street, 66 feet in width, at its intersection with the southeasterly line of Eagle Avenue S.E., 66 feet in width;

     Course No. 1: thence North 56 degrees 15' 35" East along said southeast-erly line of Eagle Avenue S.E., 163.50 feet to the northeasterly corner of the aforementioned Sublot No. 173;

     Course No. 2: thence South 33 degrees 33' 58" East along the northeast-erly line of said Sublot No. 173, the prolongation southeasterly thereof, and the northeasterly line of the aforementioned Sublot No.
444, 314.64 feet to a point;

     Course No. 3: thence South 49 degrees 49' 18" West, 281.99 feet to a point;

     Course No. 4: thence South 29 degrees 21' 50" West, 29.01 feet to the northeasterly line of the aforementioned Canal Street;

     Course No. 5: thence North 30 degrees 38' 10" West, along said northeast-erly line of Canal Street, 80.34 feet to an angle therein;

     Course No. 6: thence North 7 degrees 14' 30" West, continuing along the northeasterly Line of said Canal Street, 311.94 feet to the place of beginning, containing 81,049 square feet of land (1.8606 acres), ac-cording to a survey by Garrett & Associates, Inc., Registered Engineers and Surveyors, made in November, 1991, be the same more or Less, but subject to all legal highways.

                                                                           (CEI)





   Parcel No. 1 being the premises conveyed to the Company by deeds recorded at Volume 91-3301, page 16, and Volume 91-7879 page 27 of the Cuyahoga County Records.

   Parcel No. 1 is subject to a utility easement held by the Cleveland Department of Water, recorded at Volume 91-6454, page 34 of the Cuyahoga County Records.

                               ISSLER SUBSTATION

                                 Parcel No. 2

   Situated in the City of Independence, County of Cuyahoga and State of Ohio and known as being part of Original Independence
Township Lots Nos. 19 & 20, Tract No. 2, West of the Cuyahoga River, and more fully described as follows:

   Beginning at a point on the Easterly line of a widening of West Creek Road as recorded in Volume 231 Page 90 of Cuyahoga County
Records at its intersection with the Northerly line of a parcel of land conveyed to Three Rockside Center Limited Partnership by deed re-corded in Volume 85-3440 Page 36 of Cuyahoga County Deed Records;

   Thence by the arc of a curve bearing to the right and along a widening of West Creek Road, as aforesaid: Radius=1770.93 feet, Delta=7 degrees-56'-48", Arc=245.62 feet, Chord=245.42 feet and Chord Bearing North 20 degrees-04'-22" East to a point and P.T. of said curve;

   Thence North 24 degrees-02'-46" East along the Easterly line of West Creek Road, as aforesaid, 252.55 feet to a point and P.C. of a curved turnout;

   Thence by the arc of a curve bearing to the right: Radius =30.00 feet, Delta=75 degrees-57'- 14", Arc=39.77 feet, Chord=36.92 feet and Chord Bearing North 62 degrees-01'-23" east to a point on the South-erly line of North Rockside Drive (60 feet wide);

   Thence South 80 degrees-00'-00" East along the Southerly line of North Rockside Drive, as aforesaid, 583.46 feet to a point and the P.C. of a curve;

   Thence by the arc of a curve bearing of the right: Radius=30.00 feet, Delta=50 degrees-50'-00", Arc=26.62 feet, Chord=25.75 feet and Chord Bearing South 45 degrees-35'-00" East to a point of reverse curve;

   Thence by the arc of a curve bearing to the left and along the Southerly line of the North Rockside Drive cul-de-sac: Radius=65.00 feet, Delta=50 degrees-50'-00", Arc=57.67 feet, Chord=55.80 feet and

                                                                           (CEI)





Cord Bearing South 54 degrees-35'-00" East to a point and the princi-pal place of beginning;

   Thence continuing by the arc of a curve bearing to the left and along the Southerly line of the North Rockside Drive cul-de-sac: Ra-dius=65.00 feet, Delta=46 degrees-42'-34", Arc=52.99 feet, Chord=51.53 feet and Chord Bearing North 76 degrees-38'-43" East to a point;

   Thence South 36 degrees-42'-34" East 85.00 feet to a point;

   Thence South 80 degrees-00'-00" East 190.77 feet to a point on the right-of-way of Interstate Route 77;

   Thence South 14 degrees-56'-47" West along the right-of-way of Interstate Route 77 a distance of 192.91 feet to a point;

   Thence South 20 degrees-20'-42" West along the right-of-way of Interstate Route 77 a distance of 11.48 feet to a point;

   Thence South 87 degrees-44'-00" West 287.83 feet to a point;

   Thence North 10 degrees-00'-00" East 302.50 feet to a point on the Northerly line of North Rockside Drive cul-de-sac and the principal place of beginning and containing 1.6467 acres of land, according to a survey by the Western Reserve Surveying Company in July, 1991, be the same more or less, but subject to all legal highways.

   Parcel No. 2 being the property conveyed to the Company by deed recorded at Volume 91-8191, Page 56 of the Cuyahoga County Records.

   Parcel No. 2 is subject to a ten (10) foot underground utility at the front of the parcel adjacent to Rockside Road recorded at Volume 249, Page 8 of the Cuyahoga County Map Records.



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                                    A-531

                                                                           (CEI)





                                 Parcel No. 1

                            Westwood Flyash Facility

Situated in the Township of Eaton, County of Lorain and State of Ohio and being part of the original Lots 37 and 44 of Eaton Township and bounded and described as follows:

   Beginning at a point of the Northwesterly line of the CleveLand, Columbus, Cincinnati, and St. Louis Railroad Company land and in the Center line of Avon-Beldon Road 80.00 feet in width; said point being on the Westerly line of original Eaton Township Lot 43;

   thence North 0 degrees 40' 00" West along the center Line of Avon-Beldon Road and the westerly line of original Eaton Township Lot 43 a distance of 1533.91 feet to the Principal Place of Beginning; said point being on the Northerly line of premises as deeded to Dorothy
   E. Maurus by deed dated September 10, 1931 and recorded in Deed
   Volume 262, Page 104 of Lorain County Records;

   thence continuing North 0 degrees 40' 00" West along the center line of Avon-Beldon Road a distance of 474.16 feet to a point; said point being the Southerly line of premises as deeded to Louis Lavoie and Nadine Lavoie by deed dated August 27, 1975 and recorded in deed Volume 1130, Page 356 of Lorain County records;

   thence continuing North 89 degrees 40' 00" East a distance of 416.00 feet to a point; said point being the southeast corner of said premises;

   thence continuing North 0 degrees 40' 00" West a distance of 208.00 feet to a point: said point being the northeast corner of said premises;

   thence continuing South 89 degrees 20' 00" West a distance of 416.00 feet to a point; said point being the Northwest corner of said premises and the center line of Avon-Beldon Road;

   thence continuing North 0 degrees 40' 00" West along the center line of Avon-Beldon Road a distance of 1651.53 feet to a point; said point being the Northwest corner of original Eaton Township Lot No. 44;

   thence North 89 degrees 56' 38" East along the South line of original Eaton Township Lot No. 45 a distance of 1371.68 feet to an iron pin; said point being at the Southeast corner of the West half of original
   Eaton Township Lot 45 and passing through an iron pipe set 50.00 feet from center line of Avon-Beldon Road;

   thence continuing North 89 degrees 56' 33" East along the Southerly line of said original township Lot 45 a distance of 1420.47 feet to a point;

                                                                           (CEI)



                                  Parcel No. 2

                             Eastpoint Flyash Facility

   Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio and further described as follows, to-wit:

       Known as being and lying in the north part of Lot No. 22, New Survey of Ashtabula Township, and is bounded and described as follows: On the North by land now owned by Henry Lyons and wife; on the West by the centerline of a public road; on the South by land of Felix Banton; on the East by land of said Felix Banton and to extend far enough north to contain just one (1) acre of land

SAID PREMISES ARE FURTHER BOUNDED AND DESCRIBED AS
FOLLOWS:

       Situated in the Township of Ashtabula, County of Ashtabula, and State of Ohio and being part of Original Ashtabula Township Lot No. 22 in Section No. 1 and bounded and described as follows:

       Beginning in the centerline of Sill Road at the southwest corner of land conveyed to Iva A. Lyons and Henry Lyons by deed dated April 28, 1915 and recorded in Volume 216, Page 283 of Ashtabula County Records; thence Easterly, along the southerly line of land so conveyed to Lyons to the westerly line of land conveyed as Parcel No. 1 to John J. Chestlock by deed dated June 12, 1943 and recorded in Volume 379, Page 57; thence Southerly, along the westerly line of land so conveyed to Chestlock to the northeast corner of land conveyed to Robert T. Glldersleeve and Vera L Glldersleeve by deed dated September 15, 1942 and re-corded in Volume 372, Page 612 of Ashtabula County Records;
   thence westerly, along the northerly line of land so conveyed to Gildersleeve, about 399 feet to the centerline of Sill Road; thence Northerly, along the centerlIne of Sill Road to the place of beginning.



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                                     A-533

                                                                           (CEI)



    said point being on the Southwest corner of the Eaton original Township Lot No. 36 and Southwest corner of Eaton Home Subdi-vision as shown by the recorded Plat in Volume 17 of Maps, Page 38 and 39 of Lorain County Records;

    thence continuing North 89 degrees 04' 55" East along the Southerly line of said original Eaton Township Lot No. 36 a distance of 2531.91 feet to a point on the center line of Island Road 60.00 feet in width;
    said point being on the Southeast corner of said Eaton Home
    Subdivision;

    thence continuing South 0 degrees 07' 47" East along the center line of Island Road and the Easterly line of original Eaton Township Lot
    No. 37 a distance of 78.18 feet to a point at the intersection of the Northwesterly line of the Cleveland, Columbus, Cincinnati, and St. Louis Railroad Company land and the center line of Island Road;

    thence South 54 degrees 02' 17" West along the Northwesterly line of the aforesaid Railroad land a distance of 4488.37 feet to a point; said point being on the Northwesterly line of said Railroad land and the center line of the Barringer Ditch;

    thence North 74 degrees 51' 00" West along the center line of Barringer Ditch a distance of 709.39 feet to a point;

    thence North 84 degrees 23' 00" West along center line of BarrInger Ditch a distance of 283.41 feet to a point;

    thence North 74 degrees 27' 00" West along center line of Barringer Ditch a distance of 276.77 feet to a point;

    thence North 83 degrees 03' 00" West along center line of Barringer Ditch a distance of 433.60 feet to the principal Place of Beginning and containing about 207.66 acres of land be the same more or less; but subject to all legal highways.

   EXCEPTING THEREFROM an easement of The Ohio Telephone and Telegraph Company recorded in Deed Volume 1001, Page 789 of
Lorain County Records;

   EXCEPTING THEREFROM an easement to The State of Ohio recorded in Deed Volume 298, Page 41 and Page 42 of Lorain County
Records.

                                                                           (CEI)




                                 Parcel No. 3

                             Eastpoint Flyash Facility

   Situated in the Village of North Kingsville, County of Ashtabula, and State of Ohio:

       Being parts of Original Kingsville Township Lots Nos. 37 and 38 and bounded and described as follows:

       Beginning at the intersection of the southerly line of Middle Road with the westerly line of Original Kingsville Township Lot
   No. 34; thence Southerly along the westerly lines of Original Kingsville Township Lots Nos. 34 and 33 to the northeast corner of the second parcel of land conveyed to Anthoney Bucci and Ella
   Mae Bucci by deed recorded in Volume 388, Page 196, and Volume
   389, Page 69, respectively, of Ashtabula County Records of Deeds; thence Westerly along the northerly line of land so conveyed to Anthony Bucci and Ella Mae Bucci to the easterly line of the first parcel of land conveyed to Anthony Bucci and Ella Mae Bucci by said deeds; thence Northerly along the east line of said first parcel of land so conveyed to Anthony Bucci and Ella Mae Bucci to the southerly line of Middle Road; thence Easterly along the southerly line of Middle Road to the place of beginning and containing about
   9 acres of land.





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                                     A-535

         TWENTIETH STREET STEAM HEATING STATION                (CEI)

   Parcel No. 26. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being Sublots Nos.
23 and 43 and part of a 20 foot alley in the Reeves, Rogers and Denison Subdivision of a part of original ten acre Lots Nos. 137 and 138, as shown by the recorded plat of said Subdivision in

Volume "X"-22 of Deeds, Page 612 of Cuyahoga County Rec-ords, and Sublots Nos. 19, 45 and 46 and parts of Sublots Nos. 20 and 44 in the Foster, Denison and others' Subdivision of a part of original ten acre Lots Nos. 134. 135 and 136, as shown by the recorded plat of said Subdivision in Volume "U"-19 of Deeds, Page 8, of Cuyahoga County Records, together bounded and de-scribed as follows

   Beginning in the southeasterly line of Lakeside Avenue, N. E. (formerly Lake Avenue) at a point distant northeasterly meas-ured along said southeasterly line, 85 feet from its intersection with the easterly line of original ten acre Lot No. 136, said point of beginning being also the most westerly corner of a parcel of land conveyed by Sarah De Kaiser, wife of Jacob De Kaiser, to Jacob De Kaiser, by deed dated July 14, 1913, recorded in Volume 1499, Page 337, of Cuyahoga County Records thence southeasterly, along the southwesterly line of land so conveyed to Jacob De Kaiser as aforesaid, about 126 feet to the north-westerly line of a parcel of land conveyed by Patrick O'Don-nell, unmarried, to Ignatius F. Horstmann, Bishop of Cleve-land, by deed dated September 19. 1894, recorded in Volume 581, Page 626, of Cuyahoga County Records; thence northeasterly, along said northwesterly line, 15 feet to the most westerly corner of a parcel of land conveyed by James Root to Bridget Casey, by deed dated April 11, 1867, recorded in Volume 147, Page 463, of Cuyahoga County Records; thence, southeasterly along the southwesterly line of land so conveyed to Bridget Casey as afore-said, about 126 feet to the northwesterly line of Hamilton Avenue,
N. E. (formerly Hamilton Street; thence southwesterly, along the northwesterly line of Hamilton Avenue, N. E., about 301 feet to the most easterly corner of a parcel of land conveyed by Francis X. Byerly and Helen Byerly, husband and wife, to Har-riet F. Madigan, by deed dated February 6, 1862, recorded in Volume 124, Page 578, of Cuyahoga County Records thence northwesterly along the northeasterly line of land so conveyed to Harriet F. Madigan as aforesaid and the extension of said line, about 120 feet to the most easterly corner of a parcel of land conveyed by Frank B. Fretter and Margaret H. Fretter, husband and wife, to Frederick W. Fretter, by deed dated May 11, 1897, recorded in Volume 657, Page 267, of Cuyahoga County Records; thence northwesterly, along the northeasterly line of land so conveyed to Frederick W. Fretter as aforesaid, 132 feet to the southeasterly line of Lakeside Avenue, N. E.; thence northeast-

                                     (CEI)





erly, along the southeasterly line of Lakeside Avenue, N.E., about 284 feet to the place of beginning, as appears by said plat; be the same more or less, but subject to all legal highways and water-ways.

   Parcel No. 27. Situated in the City of Cleveland, County of
Cuyahoga and State of Ohio, and known as being part of original ten acre Lot No. 137, and bounded and described as follows:

   Beginning on the southeasterly line of Lakeside Avenue, N.E. formerly Lake Street) to a point 85 feet northeasterly (meas-ured along said southeasterly line), from its point of intersection with the southwesterly line of said original Lot No. 137, said point of beginning being also the northeasterly corner of a parcel of land conveyed by Samuel McNally to Ignatius F. Horstmann, by deed dated July 7, 1896, recorded in Volume 631, Page 634, of Cuyahoga County Records; thence northeasterly, along said south-easterly line of Lakeside Avenue N. E. to its point of intersection with the southwesterly line of East 20th Street (formerly Ross Street); thence southeasterly, along said southwesterly line of East 20th Street, 85 feet; thence southwesterly, on a line parallel to the southeasterly line of Lakeside Avenue N. E., 62 feet; thence southeasterly, on a line parallel to the southwesterly line of East 20th Street, about 40 feet to the northwesterly line of land con-veyed by James Root to James O'Connor, by deed dated April 15, 1869, recorded in Volume 164, Page 292, of Cuyahoga County
Records; thence southwesterly, along said northwesterly line of land conveyed to James O'Connor, as aforesaid, and along the southwesterly prolongation thereof, to its point of intersection with the northeasterly line of land conveyed by Samuel McNally to Ignatius F. Horstmann, by deed dated July 7, 1896, recorded in Volume 631, Page 634, of Cuyahoga County Records, said point of intersection being equidistant between the southeasterly line of Lakeside Avenue N.E. and the northwesterly line of Hamilton Avenue N.E.; thence northwesterly, along said north-easterly line of land conveyed to Ignatius F. Horstmann as afore-said, about 126 feet to the place of beginning; be the same more or less, but subject to all legal highways and subject to the inter-ests, if any, of the heirs, if any, of Patrick Bulger.

                                                                           (CEI)


    EAST 20TH STREET STEAM PLANT ADDITION

    Parcel No. 9. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original 10 Acre Lot No. 137, bounded and described as follows:

    Beginning on the Northerly line of Hamilton Avenue, N.E., at a point 50 feet easterly of land deeded by J. Root to A. Rappe; thence Northerly parallel to the Easterly line of Rappe land half way to the Southerly line of Lake Avenue, N.E.; thence Easterly parallel with Hamilton Avenue, N.E., 30 feet; thence Southerly parallel to the first line to the North line of Hamilton Avenue, thence Westerly along the Northerly line of Hamilton Avenue, 30 feet to the place of beginning, as appears by said plat, be the same more or less but subject to all legal highways;

    Being the premises conveyed by warranty deed from Ina
Hynes, single and unmarried, to the Company by deed dated
July 31, 1946 and recorded in Vol. 6209, page 437 of Cuyahoga
County Records.

    Parcel No. 10. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Ten Acre Lot No. 137 and bounded and described as follows:

    Beginning on the Southwesterly line of East 20th Street (formerly Ross Street) at a point distant 85 feet Southeasterly measured along said Southwesterly line, from its intersection with the Southeasterly line of Lakeside Avenue, N.E. (formerly

Lake Avenue); said point being also the most Easterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed dated September 1, 1924, and recorded in Volume 3205, page 66 of Cuyahoga County Records; thence Southeasterly along the Southwesterly line of East 20th Street, about 41.58 ft., to the most northerly corner of land conveyed to John J. Dalton by deed dated March 27, 1906, and recorded in Volume 996, page 200 of Cuyahoga County Records; thence Southwesterly along the Northwesterly line of land so conveyed to John J. Dalton and along the Northwesterly line of land conveyed to James O'Connor by deed dated April 15, 1869, and recorded in Volume 164, page
292 of Cuyahoga County Records, about 63 feet to a Southeasterly corner of land conveyed to The Cleveland Electric Illuminating Company by deed aforesaid; thence Northwesterly along a North-easterly line of land so conveyed to The Cleveland Electric Illumi-nating Company about 41.58 feet to an inner corner thereof;
thence Northeasterly along a Southeasterly line of land so con-veyed to The Cleveland Electric Illuminating Company about 63 feet to the place of beginning be the same more or less, but subject to all legal highways;

    Being the premises conveyed by warranty deed from Ina
A. Hynes, single and unmarried, to the Company dated January
11, 1947, recorded in Volume 6261, page 583 of Cuyahoga County
Records.

                                                       (CEI)





    EAST 20TH STREET STEAM PLANT--SECOND ADDITION

    Parcel No. 11. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Ten Acre Lot No. 137, bounded and described as follows:

    Beginning on the Northerly line of Hamilton Avenue, N.E., at a point 50 feet Westerly (Measured along said Northerly line) from its intersection with the Westerly line of East 20th Street (formerly Ross Street) which point is also the Southwesterly corner of land conveyed to Margaret Dalton by Deed dated
October 20, 1913, and recorded in Volume 1531, Page 43 of Cuya-hoga County Records; thence Northerly along the Westerly line of land so conveyed to Margaret Dalton, about 125 feet to the Southerly line of land conveyed to The Citizens Trust and Sav-ings Bank, Columbus, Ohio, by deed dated March 17, 1925, and recorded in Volume 3208, Page 393 of Cuyahoga County Records; thence Westerly along the Southerly line of land so conveyed to The Citizens Trust and Savings Bank, Columbus, Ohio, and along the Southerly line of land conveyed to The Cleveland Electric Illuminating Company by Deed dated September 1,
1924, and recorded in Volume 3205, Page 66 of Cuyahoga County Records, 30 feet to the Northeasterly corner of land conveyed to Henry J. Kappenhagen by deed dated March 7, 1895, and re-corded in Volume 599, Page 29 of Cuyahoga County Records;
thence Southerly along the Easterly line of land so conveyed to Henry J. Kappenhagen, about 125 feet to the Northerly line of Hamilton Avenue, N.E.; thence Easterly along the Northerly line of Hamilton Avenue N.E., 30 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Parcel No. 12. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio. and known as being a part of Original Ten Acre Lot No, 137, and bounded and described as follows:

    Beginning in the Northerly line of Hamilton Avenue N.E., at a point 110 feet Easterly from the land conveyed to Amedius Rappe, by Deed dated May 20, 1851, and recorded in Volume 51, Page 200 of Cuyahoga County Records, which point is also 140 feet Westerly measured along said Northerly line of Hamilton Avenue N.E., from the Westerly line of East 20th Street (for-merly Ross Street) ; thence Northerly along a line parallel with the Westerly line of East 20th Street, about 125 feet to a point half way between the Northerly line of Hamilton Avenue N.E,., and the Southerly line of Lakeside Avenue N.E., (formerly Lake Street); thence Easterly along a line parallel with the Northerly line of Hamilton Avenue N.E., 30 feet; thence Southerly along

                                                       (CEI)





a line parallel with the Westerly line of East 20th Street, about
125 feet to the Northerly line of Hamilton Avenue N.E.; thence
Westerly along the Northerly line of Hamilton Avenue N.E.,
30 feet to the place of beginning, be the same more or less, but subject to all legal highways.

    Said Parcels 11 and 12 being the premises conveyed to the Company by Ben Folkman Savings Plan of Cleveland, Inc., by
Warranty Deed dated July 31, 1948 and recorded in Volume
6627, Page 254 of Cuyahoga County Records.

    Parcel No. 13. Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original 10 Acre Lot No. 137, and bounded and described as follows:

    Beginning on the Northwesterly line of Hamilton Avenue, N.E., at the Southwesterly corner of land conveyed by John Hanlon, Executor, to Margaret Reddy, by Deed dated January
18, 1884, and recorded in Volume 363, Page 440 of Cuyahoga County Records, said place of beginning being also distant Southwesterly measured along said Northwesterly line of Hamil-ton Avenue N.E., 140 feet from its intersection with the South-westerly line of E. 20th Street; thence Northwesterly along the Southwesterly line of land so conveyed to Margaret Reddy, about 126 feet to a Southeasterly line of land conveyed by W. A. Dougherty and Ruth S. Dougherty to The Cleveland Electric Illuminating Company by Deed dated September 1, 1924, and recorded in Volume 3205, Page 66 of Cuyahoga County Records; thence Southwesterly along said Southeasterly line of land so conveyed to The Cleveland Electric Illuminating Company, as aforesaid, 30 feet to the Northeasterly corner of land conveyed by Ina Hynes, single, to The Cleveland Electric Illuminating Company by Deed dated July 31, 1946, and recorded in Volume 6209, Page 437 of Cuyahoga County Records; thence Southeast-erly along the Northeasterly line of land so conveyed to The Cleveland Electric Illuminating Company as last aforesaid, about 126 feet to the Northwesterly line of Hamilton Avenue, N.E.; thence Northeasterly along said Northwesterly line of Hamilton Avenue, N.E.. 30 feet to the place of beginning, and containing
0.086 acre of land, be the same more or less, but subject to all legal highways.

    Being the premises conveyed to the Company by William
M. Bassichis and Elsa D. Bassichis, husband and wife, by War-ranty Deed dated September 2, 1948 and recorded in Volume
6632, Page 79 of Cuyahoga County Records.

    Parcel No. 14. Situated in the City of Cleveland, Cuyahoga
County. Ohio, and known as being part of Original Ten Acre Lot
No. 137, to-wit:

    Beginning on the northerly line of Hamilton Avenue, N.E., at a point distant 110 feet westerly (measured along said north-

                                                     (CEI)





    erly line) from its intersection with the westerly line of East 20th Street (formerly Ross Street) which point is also the southeasterly corner of the second parcel of land conveyed to The Cleveland Electric Illuminating Company by deed dated July 31,
    1948 and recorded in Volume 6627, Page 254 of Cuyahoga
    County Records; thence northerly from said point of beginning along the easterly line of said second parcel of land conveyed to The Cleveland Electric Illuminating Company, as aforesaid, about 125 feet to the southerly line of land conveyed to The Cleveland Electric Illuminating Company by deed dated Septem-ber 1, 1924 and recorded in Volume 3205, Page 66 of Cuyahoga
    County Records; thence easterly along said southerly line, 30 feet to the northwesterly corner of the first parcel of land conveyed to The Cleveland Electric Illuminating Company by said deed dated
    July 31, 1948, and recorded in Volume 6627, Page 254 of Cuya-hoga County Records, as aforesaid; thence southerly along the westerly line of said first parcel of land conveyed to The Cleve-land Electric Illuminating Company, as aforesaid, about 125 feet to the northerly line of Hamilton Avenue, N.E.; thence westerly along the northerly line of Hamilton Avenue, N.E.;
    30 feet to the place of beginning, subject to all legal highways, together with the improvements thereon and known as No. 1927 Hamilton Avenue.

       An undivided five-sixth (5/6) interest to said Parcel 14 was conveyed by Andrew A. Kappenhagen, et al., to the Com-pany by Warranty Deed dated October 4, 1948 and recorded in Volume 6675, Page 245 of Cuyahoga County Records, and an undivided one-sixth (1/6) interest to said Parcel 14 was con-veyed by Guardian's Deed from Sophie Evans, Guardian, to the Company, dated February 17, 1949 and recorded in Volume 6675, Page 248 of Cuyahoga County Records.




REMAINDER OF PAGE INTENTIONALLY BLANK

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as being part of sublots 17, 18 and 20 in the Dennis Ford and Arey's Subdivision a part of Original One Hundred Acre Lot No. 404 as shown by plat recorded in Volume 13, Page 15 of Cuyahoga County Deed Records, and also being part of Arey Road, S.E., vacated by ordinance No. 88217, passed by the Council of the City of Cleveland on August 26, 1929 and more fully described as follows:

 Beginning at an iron pin, set by A.C.L.A., at the southwest corner of a parcel of land conveyed to Michael W. Sands and known as being Auditor's Permanent Parcel No. 121-12-32, said point also on the northerly right-of-way line of Arey Road, 50 feet wide, now vacated;

 Thence South 38 degrees 29' 23" West, 50.00 feet to a point on the southerly right-of- way line of Arey Road, now vacated, as aforesaid;

 Thence North 51 degrees 33' 42" West, 17.26 feet to an iron pin set;

 Thence North, 30 degrees 30' 00" East and along the easterly right-of-way line of a parcel of land conveyed to the Greater Cleveland R.T.A. and known as being Auditor's Permanent Parcel No. 121-12-63, 252.42 feet to an iron pin set;

 Thence South 51 degrees 33' 42" East, 52.34 feet to a point;

 Thence South 38 degrees 29' 23" West, 200 feet to the Place of Beginning and containing 0.1997 acres of land according to a survey by Adache-Ciuni-Lynn Associates August 9, 1993, be the same, more or less, but subject to all legal highways.

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio: and known as being Sublot No. 15 in Dennis, Ford and Arey's Subdivision of part of Original 100 acre Lot No. 404, as shown by the recorded plat in Volume 13 of Maps, Page 15 of Cuyahoga County Records, and having a frontage of 41 feet on the Northeasterly side of Arey Road, S.E., and extending back of equal width 173 feet, as appears by said plat.

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio; and known as being all of Sublot No. 16 and part of Sublot No. 20 in Dennis, Ford and Arey's Subdivision of part of original 100 Acre Lot No. 403, as shown by the recorded plat in Volume 13 of Maps, Page 15 of Cuyahoga County Records, and together forming a parcel of land bounded and described as follows:

Beginning on the Northeasterly line of Arey Road S.E., (50 feet wide) at the most Southerly corner of said Sublot No. 16; thence Northwesterly along the Northeasterly line of Arey Road S.E. 42 feet to the most Westerly corner of said Sublot No. 16; thence Northeasterly along the Northwesterly line of said Sublot No. 16 and along the Northeasterly prolongation thereof, 200 feet to the most Northerly corner of land conveyed to Luigi and Maria Sepe by deed dated october 31, 1952 and recorded in Volume 7653, Page 381 of Cuyahoga County Records; thence Southeasterly along the Northeasterly line of land so conveyed 42 feet to the Southeasterly line of said Sublot No. 20; thence Southwesterly along the Southeasterly line of said Sublots Nos. 20 and 16, 200 feet to the place of beginning

                                                                           (CEI)



   Situated in the Village of North Kingsville, County of Ashtabula and State of Ohio: Known as being part of Original Kingsville Township Lot No. 34, and bounded and described as follows:

   Beginning at the point of intersection of the center line of Middle Rd. with the west line of Lot #34; Thence Southerly along the easterly line of land formerly owned by Angelo Ray, a distance of 12 rods to a stake; Thence Easterly and along a northerly line of land now or formerly owned by Walter
   H. Balcomb and Bessie E. Balcomb, a distance of 10 rods to a stake; Thence northerly along a westerly line of said Balcomb land, a distance of 12 rods to a point in the center line of Middle Rd.; Thence Westerly along the center line of Middle Rd. to the place of beginning, and containing 0.75 of an acre of land, be the same more or less, but subject to all legal highways.

                             That, CLEVELAND ELECTRIC ILLUMINATING, CO. in
the County of Cuyahoga and State of Ohio and whose P.O. Address is 6200 Oaktree Blvd., Independence, OH 44131

is the owner in fee simple of lands situated in the City of Eastlake County of Lake and State of Ohio, an accurate description and plat of which are as follows, to-wit:

and known as being the Easterly portions of Sublots 11 and 12 in Block 18 of The Elworthy Helwick Company's Lake Shore Boulevard Estates Allotment No. 1 of part of Original Willoughby Township Lot 24, Gore Tract, as shown by the Plat of said Allotment recorded in Volume D, Page 55 of the Map Records of said Lake County, and together forming a parcel of land containing 0.2923 of an acre. And bounded and described as follows: BEGINNING at a point in the Westerly line of Erie Road, 60 feet wide, at the Southeasterly corner of said Sublot No. 12; THENCE North 12 deg. 50' 30" West, along said Westerly line of Erie Road 111.11 feet to the point at the Northeasterly corner of said Sublot 11; THENCE North 86 deg. 00' 00" West, along the Northerly line of said Sublot 11 a distance of 115.38 feet to a point; THENCE South 9 deg. 47' 45" East,
102.97 feet to a point in the Southerly line of said Sublot 12; THENCE South 86 deg. 00' 00" East, 139.26 feet to the place of beginning.

Be the same more or less, but subject to all legal highways and to the restrictions, conditions, limitations, rights, agreements, reservations, right of ways, easements of record, zoning restrictions and adverse claims, if any, which may have been imposed there-on.

Said Sublot No. 11 is subject to all legal highways and also subject to the restrictions, conditions, covenants and agreements as contained in the Deed from The Elworthy Helwick Company to Emma Kitchen, same being land title registration Document No. 514, Deed No. 286.

Sublot  No.   12  only:   Subject  to  covenants,  agreements, easements,
restrictions and conditions of record, and to any state of facts an accurate survey may show.

This Conveyance has been examined and the Grantor has complied with
Section 319.202 of the Revised Code.   $208.00  52.00 x 4

Subject to the exceptions mentioned in Section 5309.28 Revised Code of Ohio, providing for the registration of land titles, and subject to the lesser estates and interests, liens, charges and incumbrances mentioned and described in the memorials indorsed hereon or on the sheet of Memorials attached hereto.



                             That, CLEVELAND ELECTRIC ILLUMINATING CO.  in
the County of Cuyahoga and State of Ohio and whose P.O. address is P.O. Box 94661, Cleveland. OH 44101 is the owner in fee simple of lands situated in the City of Eastlake, County of Lake and State of Ohio. an accurate description and plat of which are as follows, to-wit:

and known as being a part of Willoughby Lot No. 24 in the Gore and is bounded and described as follows: BEGINNING on the centerline of River Road, now known as Erie Road, also known as Lake Road, at a point South 21 deg. 57' East, along the centerline of said road distant 246.3 feet from the Southwest corner of one acre of land now owned by Emma S. Trimmer; THENCE North 80 deg. 55' East, 550.8 feet to the centerline of dead branch of Chagrin River passing through iron stakes at 30.77 feet on the East line of said road and 47.74 feet from the centerline of said dead branch; THENCE South 44 deg. 37' East, along the centerline of said dead branch and said line extending 134.11 feet to an iron pipe stake; THENCE South 68 deg. 03' West, 588.7 feet to the centerline of said River Road, now known as Erie Road, passing through iron pipe stakes 210.85 feet and 30.0 feet from the centerline of said River Road, now known as Erie Road; THENCE North 21 deg. 57' West, along the centerline of said River Road, now known as Erie Road, 246.3 feet to the place of beginning and containing 2.354 acres of land, according to a survey thereof made by the Clark and Pike Co., Registered Surveyor No. 798, be the same more or less, but subject to all legal highways.

This Conveyance has been examined and the Grantor has complied with
Section 319.202 of the Revised Code.   $480.00  120.00 x 4

Subject to the exceptions mentioned in Section 5309.28 Revised Code of Ohio, providing for the registration of land titles, and subject to the lesser estates and interests, liens, charges and incumbrances mentioned and described in the memorials indorsed hereon or on the sheet of Memorials attached hereto.



                  [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                                            EXHIBIT B-1

                                          CREDIT AGREEMENTS SECURED UNDER THIS INDENTURE

                                                                            MAXIMUM PRINCIPAL
                                                                             AMOUNT SECURED
NO.           CREDIT AGREEMENT                                             UNDER THIS INDENTURE
- ---           ----------------                                             --------------------
 1.    Credit Agreement, dated as of May 14, 1993, among                           $205,000,000
       Centerior Energy Corporation ("Centerior") and
       Centerior Service Company, the banks named therein
       and Citibank, N.A., as agent (the "Revolver Agent"),
       as amended, and the Guaranty, dated May 14, 1993, of The
       Cleveland Electric Illuminating Company ("CEI")
       and The Toledo Edison Company ("TEC") in
       favor of the Lenders named therein
       and the Revolver Agent, as amended.

 2.    Reimbursement Agreement, dated as of August 7,                              $185,428,590
       1992, among TEC, CEI, Barclays Bank, PLC,
       as Fronting Bank, Administrative Agent and
       Co-Agent, Chemical Bank, as Co-Agent, and the
       Participating Banks named therein, as amended.

 3.    Reimbursement Agreement, dated as of April 15,                               $42,709,930
       1992, among TEC, CEI, Union Bank as Administrating Bank,
       and The Bank of Tokyo, Ltd., as Funding Bank,
       and the Participating Banks named therein, as amended.

 4.    Amended and Restated Credit Agreement, dated as of                           $40,000,000
       May 26, 1993, among CEI, the Banks party thereto
       and The First National Bank of Chicago, as Agent,
       as amended.

 5.    Credit Agreement, dated as of May 15, 1990, between CEI                       $6,400,000
       and Citibank, N.A. (assigned to The Toronto-Dominion Bank), as amended.

                                                            EXHIBIT B-2


                                             FURTHER PERMITTED OBLIGATIONS AGREEMENTS
                                              INITIALLY SECURED UNDER THIS INDENTURE


                                                                                      MAXIMUM
                                                                                      PRINCIPAL AMOUNT
            FURTHER PERMITTED                                                         SECURED UNDER
NO.         OBLIGATIONS AGREEMENTS                                                    THIS INDENTURE
- ---         ----------------------                                                    --------------
1.          A reimbursement agreement(s) to be entered into                                   [TO BE
            among TEC, CEI, an agent(s) and certain                                    DESIGNATED IN
            participating banks, pursuant to which                                      SUPPLEMENTAL
            certain letters of credit will be issued                                      INDENTURE]
            for the benefit of certain of the
            beneficiaries of the existing letters of
            credit which have been issued pursuant to the
            two reimbursement agreements described in
            Exhibit B-1 to this Indenture.  Such
            reimbursement agreement(s) will be entered
            into if TEC and CEI are obligated by certain
            agreements to cause the amounts available for
            draw by those beneficiaries to be increased in
            response to certain tax rate changes.
            Notwithstanding the foregoing, portions of
            the reimbursement obligations with respect to
            such letters of credit shall be excluded from
            the list of Further Permitted Obligations
            Agreements under the circumstances described
            in Article XVI, Section 7.

                                   EXHIBIT C

                 FIRST MORTGAGE INITIAL RECORDING INFORMATION


    The First Mortgage was first filed for record and recorded in the office of the Recorder of the Counties listed below, all in the State of Ohio, as follows:

          COUNTY               VOLUME        PAGE          FILED FOR RECORD

Cuyahoga                         5117           1            July 18, 1940
Lorain                            267           1            July 18, 1940
Ashtabula                         233           1            July 18, 1940
Lake                              134         356            July 18, 1940
Geauga                            207         150            July 18, 1940
Summit                           1842         555            July 18, 1940
Trumbull                          264           1            July 18, 1940
Portage                           707         415            April 7, 1959
Warren, PA                        201         602            December 21, 1967
Ottawa                            181           1            May 8, 1974
Beaver, PA                        859           7            April 30, 1975





                                      C-1